                                               Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-120922

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED JUNE 22, 2005)

                          $1,358,675,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C19

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-44 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated June 22, 2005.
--------------------------------------------------------------------------------

THE TRUST FUND:

o    As of June 11, 2005, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $1,614,545,341.

o    The trust fund will consist of a pool of 92 fixed rate mortgage loans.

o    The mortgage loans are secured by first liens on commercial and multifamily properties.

o    All of the mortgage loans were originated by Wachovia Bank, National
     Association.

THE CERTIFICATES:

o    The trust fund will issue 30 classes of certificates.

o    Only the 13 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.



------------------------------------------------------------------------------------------------------------------
                         ORIGINAL     PERCENTAGE OF                                                      EXPECTED
                        CERTIFICATE    CUT-OFF DATE   PASS-THROUGH       ASSUMED FINAL                   S&P/FITCH
        CLASS           BALANCE(1)     POOL BALANCE       RATE       DISTRIBUTION DATE(2)   CUSIP NO.    RATING(3)
------------------------------------------------------------------------------------------------------------------

Class A-1...........   $ 33,891,000       2.099%         4.173%          May 15, 2010       929766W66     AAA/AAA
Class A-2...........   $223,570,000      13.847%         4.516%          June 15, 2010      929766W74     AAA/AAA
Class A-3...........   $ 75,000,000       4.645%         4.566%        November 15, 2010    929766W82     AAA/AAA
Class A-4...........   $178,971,000      11.085%         4.612%          June 15, 2011      929766W90     AAA/AAA
Class A-5...........   $202,208,000      12.524%         4.661%          June 15, 2012      929766X24     AAA/AAA
Class A-PB..........   $ 52,557,000       3.255%         4.621%        January 15, 2015     929766X32     AAA/AAA
Class A-6...........   $237,279,000      14.696%         4.699%          May 15, 2015       929766X40     AAA/AAA
Class A-FL..........   $ 80,727,000(4)    5.000%      LIBOR+0.26%(5)     May 15, 2015       929766X57    AAA/AAA(6)
Class A-M...........   $ 80,727,000       5.000%         4.750%          May 15, 2015       929766X65     AAA/AAA
Class A-J...........   $100,909,000       6.250%         4.793%          June 15, 2015      929766X73     AAA/AAA
Class B.............   $ 40,363,000       2.500%         4.892%          June 15, 2015      929766X81      AA/AA
Class C.............   $ 20,182,000       1.250%         4.921%          June 15, 2015      929766X99     AA-/AA-
Class D.............   $ 32,291,000       2.000%         5.020%(7)       June 15, 2015      929766Y23       A/A
------------------------------------------------------------------------------------------------------------------


(Footnotes explaining the table are on page S-2)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering.
Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Citigroup Global Markets Inc. and Credit Suisse First
Boston LLC are acting as co-managers for the offering. Wachovia Capital Markets,
LLC, Citigroup Global Markets Inc. and Credit Suisse First Boston LLC are
required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 100.46% of the initial certificate balance of the offered certificates, plus accrued interest from June 1, 2005, (except, with respect to the Class A-FL certificates, June 30, 2005), before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about June 30, 2005.

                               WACHOVIA SECURITIES

Citigroup                                             Credit Suisse First Boston

                                  June 22, 2005

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
         Commercial Mortgage Pass-Through Certificates, Series 2005-C19
                     Geographic Overview of Mortgage Pool(1)

WASHINGTON                 OKLAHOMA              VIRGINIA          OHIO
8 properties               1 property            11 properties     3 properites
$110,641,000               $3,800,000            $144,978,000      $10,410,000
6.9% of total              0.2% of total         9.0% of total     0.6% of total

NORTHERN CALIFORNIA(2)     TENNESSEE             MARYLAND          MICHIGAN
4 properties               1 property            3 properties      2 properties
$49,011,000                $2,950,000            $35,786,039       $11,010,000
3.0% of total              0.2% of total         2.2% of total     0.7% of total

CALIFORNIA                 ALABAMA               NEW JERSEY        INDIANA
9 properties               1 property            1 property        3 properties
$148,800,000               $4,784,915            $8,000,000        $40,020,000
9.2% of total              0.3% of total         0.5% of total     2.5% of total

SOUTHERN CALIFORNIA(2)     FLORIDA               CONNECTICUT       ILLINOIS
5 properties               6 properties          3 properties      5 properties
$99,789,000                $64,650,000           $43,800,000       $28,117,000
6.2% of total              4.0% of total         2.7% of total     1.7% of total

COLORADO
4 properties               GEORGIA               MASSACHUSETTS     MINNESOTA
$84,149,000                6 properties          1 property        3 properties
5.2% of total              $274,583,385          $3,000,000        $144,006,000
                           17.0% of total        0.2% of total     8.9% of total

KANSAS
3 properties               SOUTH CAROLINA        NEW YORK          MISSOURI
$11,630,000                1 property            5 properties      4 properties
0.7% of total              $6,193,702            $227,588,067      $36,623,000
                           0.4% of total         14.1% of total    2.4% of total

TEXAS
4 properties               NORTH CAROLINA        PENNSYLVANIA      IOWA
$80,106,000                6 properties          4 properties      1 property
5.0% of total              $43,904,641           $40,364,591       $2,650,000
                           2.7% of total         2.5% of total     0.2% of total

 MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

Office 25.9%

Retail 43.7%

Land 0.3%

Mixed Use 0.4%

Self Storage 0.6%

Mobile Park Home 0.7%

Hospitality 3.8%

Multifamily 11.8%

Special Purpose 12.7%

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties mortgaged by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California, Mortgaged Properties north of San Luis Obispo
County, Kern County and San Bernadino County were included in Northern
California and Mortgaged Properties located in or south of such counties were included in Southern California.

>10.0%
of Cut-Off Date Pool Balance

>5.0 - 10.0%
of Cut-Off Date Pool Balance

>1.0 - 5%
of Cut-Off Date Pool Balance

≤1.0%
of Cut-Off Date Pool Balance

[Picture Omitted]                                        [Picture Omitted]

AMERICASMART, Atlanta, GA                      50 WEST 23RD STREET, New York, NY

                                                         [Picture Omitted]

                                               REGENCY CENTERS POOL, Various

[Picture Omitted]                                        [Picture Omitted]

U.S. BANCORP BUILDING, Minneapolis, MN        600 COMMUNITY DRIVE, Manhasset, NY

[Picture Omitted]                                        [Picture Omitted]

THE GALLERIA, New York, NY                    240 WEST 40TH STREET, New York, NY

                                                         [Picture Omitted]

                                              WESLAYAN PLAZA, Houston, TX

[Picture Omitted]                                        [Picture Omitted]

CENTENNIAL TOWER, Atlanta, GA             THE SUFFOLK BUILDING, Falls Church, VA

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT
MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE
OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS
PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o    SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o    RISK FACTORS, commencing on page S-44 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-279 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
TO BE AN OFFER OR SOLICITATION:

     o    if used in a jurisdiction in which such offer or solicitation is not authorized;

     o    if the person making such offer or solicitation is not qualified to do so; or

     o    if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                       S-1

(Footnotes to table on the front cover)

----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
     Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
     CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The
     "Rated Final Distribution Date" is the distribution date to occur in May
     2044. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution
     Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)  By each of Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc. and Fitch, Inc. See "RATINGS" in this prospectus supplement.

(4)  The certificate balance of the Class A-FL certificates will be equal to the certificate balance of the Class A-FL regular interest. See "DESCRIPTION OF
     THE SWAP CONTRACT" in this prospectus supplement.

(5)  The pass-through rate applicable to the Class A-FL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.26%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-FL certificates may convert to a fixed rate equal to 4.697% per annum. The initial LIBOR rate will be determined on June 28, 2005, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "DESCRIPTION OF THE SWAP CONTRACT--The Swap
     Contract" and "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

(6)  The ratings assigned to the Class A-FL certificates only reflect the receipt of a fixed rate of interest at a rate of 4.697% per annum. See
     "RATINGS" in this prospectus supplement.

(7)  The pass-through rate applicable to the Class D certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate for that date.

                                       S-2

                                       S-3

ANNEX A-1    Certain Characteristics of the Mortgage Loans and Mortgaged
             Properties.................................................     A-1
ANNEX A-1A   Certain Characteristics of the Mortgage Loans and Mortgaged
             Properties in Loan Group 1.................................    A-1A
ANNEX A-1B   Certain Characteristics of the Mortgage Loans and Mortgaged
             Properties in Loan Group 2.................................    A-1B
ANNEX A-2    Certain Information Regarding Multifamily Mortgaged

ANNEX A-5    Certain Characteristics of the Mortgage Loans and Mortgaged

                                       S-4

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
          SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED
          TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE
          TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE
          PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS
          AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY
          THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER
          INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
          PROSPECTUS.

     o    WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE
          CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY
          TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT
          OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS
          SUPPLEMENT.

     o    FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2,
          CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-PB, CLASS A-6 AND CLASS A-1A
          CERTIFICATES, THE POOL OF MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF
          2 DISTINCT LOAN GROUPS, LOAN GROUP 1 AND LOAN GROUP 2.

     o    UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS
          INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE
          LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS
          SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE
          MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE
          (WHICH IS JUNE 4, 2005, WITH RESPECT TO 1 MORTGAGE LOAN AND JUNE 11,
          2005, WITH RESPECT TO 91 OF THE MORTGAGE LOANS), AFTER GIVING EFFECT
          TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE
          CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND
          AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS
          SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE
          PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR
          PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF
          DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE
          PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE
          LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF
          MORTGAGE LOANS INCLUDED IN THE TRUST FUND, AS OF THE CUT-OFF DATE
          REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE
          LOANS AS OF THE CUT-OFF DATE.

     o    ONE (1) MORTGAGE LOAN, THE AMERICASMART MORTGAGE LOAN, IS PART OF A
          SPLIT LOAN STRUCTURE WHERE ONE (1) COMPANION LOAN THAT IS PART OF THE
          SPLIT LOAN STRUCTURE IS OR WILL BE PARI PASSU IN RIGHT OF ENTITLEMENT
          TO PAYMENT WITH THE MORTGAGE LOAN. CERTAIN OTHER MORTGAGE LOANS ARE
          EACH PART OF A SPLIT LOAN STRUCTURE IN WHICH THE RELATED COMPANION
          LOANS ARE SUBORDINATE TO THE RELATED MORTGAGE LOANS. AMOUNTS
          ATTRIBUTABLE TO ANY COMPANION LOAN WILL NOT BE ASSETS OF THE TRUST
          FUND AND WILL BE BENEFICIALLY OWNED BY THE HOLDER OF SUCH COMPANION
          LOAN.

     o    ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
          INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND
          EXCLUDES INFORMATION ON THE SUBORDINATE COMPANION LOANS.

--------------------------------------------------------------------------------

                                       S-5

--------------------------------------------------------------------------------

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C19, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.



                  CLOSING DATE
                   CERTIFICATE      PERCENTAGE                               INITIAL      WEIGHTED      CASH FLOW
                   BALANCE OR       OF CUT-OFF             PASS-THROUGH       PASS-        AVERAGE    OR PRINCIPAL      EXPECTED
                    NOTIONAL         DATE POOL    CREDIT       RATE          THROUGH        LIFE          WINDOW       S&P/FITCH
     CLASS          AMOUNT(1)         BALANCE    SUPPORT    DESCRIPTION       RATE       (YEARS)(2)   (MON./YR.)(2)     RATING(3)
--------------   --------------     ----------   -------   ------------   ------------   ----------   -------------    ----------

Class A-1 ....   $   33,891,000        2.099     30.000%      Fixed          4.173%        2.73       07/05-05/10        AAA/AAA
Class A-2 ....   $  223,570,000       13.847     30.000%      Fixed          4.516%        4.96       05/10-06/10        AAA/AAA
Class A-3 ....   $   75,000,000        4.645     30.000%      Fixed          4.566%        5.38       11/10-11/10        AAA/AAA
Class A-4 ....   $  178,971,000       11.085     30.000%      Fixed          4.612%        5.96       06/11-06/11        AAA/AAA
Class A-5 ....   $  202,208,000       12.524     30.000%      Fixed          4.661%        6.96       06/12-06/12        AAA/AAA
Class A-PB ...   $   52,557,000        3.255     30.000%      Fixed          4.621%        7.56       06/10-01/15        AAA/AAA
Class A-6 ....   $  237,279,000       14.696     30.000%      Fixed          4.699%        9.82       01/15-05/15        AAA/AAA
Class A-FL ...   $   80,727,000(4)     5.000     25.000%    Floating(5)   LIBOR + 0.26%    9.88       05/15-05/15      AAA/AAA(6)
Class A-M ....   $   80,727,000        5.000     20.000%      Fixed          4.750%        9.88       05/15-05/15        AAA/AAA
Class A-J ....   $  100,909,000        6.250     13.750%      Fixed          4.793%        9.95       05/15-06/15        AAA/AAA
Class B ......   $   40,363,000        2.500     11.250%      Fixed          4.892%        9.96       06/15-06/15         AA/AA
Class C ......   $   20,182,000        1.250     10.000%      Fixed          4.921%        9.96       06/15-06/15        AA-/AA-
Class D ......   $   32,291,000        2.000      8.000%      Fixed(7)       5.020%        9.96       06/15-06/15          A/A
Class A-1A ...   $  126,705,000        7.848     30.000%      Fixed          4.653%            (8)               (8)     AAA/AAA
Class E ......   $   16,145,000        1.000      7.000%      Fixed(7)       5.109%            (8)               (8)      A-/A-
Class F ......   $   20,182,000        1.250      5.750%        WAC(9)       5.282%            (8)               (8)    BBB+/BBB+
Class G ......   $   16,145,000        1.000      4.750%        WAC(10)      5.292%            (8)               (8)     BBB/BBB
Class H ......   $   20,182,000        1.250      3.500%        WAC(10)      5.292%            (8)               (8)    BBB-/BBB-
Class J ......   $    8,073,000        0.500      3.000%      Fixed(7)       4.990%            (8)               (8)     BB+/BB+
Class K ......   $    8,073,000        0.500      2.500%      Fixed(7)       4.990%            (8)               (8)      BB/BB
Class L ......   $    6,054,000        0.375      2.125%      Fixed(7)       4.990%            (8)               (8)     BB-/BB-
Class M ......   $    4,036,000        0.250      1.875%      Fixed(7)       4.990%            (8)               (8)      B+/B+
Class N ......   $    2,018,000        0.125      1.750%      Fixed(7)       4.990%            (8)               (8)       B/B
Class O ......   $    4,036,000        0.250      1.500%      Fixed(7)       4.990%            (8)               (8)      B-/B-
Class P ......   $   24,221,341        1.500      0.000%      Fixed(7)       4.990%            (8)               (8)      NR/NR
Class X-P ....   $1,555,784,000          N/A        N/A      WAC-IO(11)      0.579%            (11)              (11)    AAA/AAA
Class X-C ....   $1,614,545,341          N/A        N/A      WAC-IO(11)      0.040%            (11)              (11)    AAA/AAA


----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  Based on no prepayments and the other assumptions set forth under "YIELD
     AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)  By each of Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc. and Fitch, Inc. See "RATINGS" in this prospectus supplement.

(4)  The certificate balance of the Class A-FL certificates will be equal to the certificate balance of the Class A-FL regular interest. See "DESCRIPTION OF
     THE SWAP CONTRACT" in this prospectus supplement.

(5)  The pass-through rate applicable to the Class A-FL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.26%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-FL certificates may convert to a fixed rate equal to 4.697% per annum. The initial LIBOR rate will be determined on June 28, 2005, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "DESCRIPTION OF THE SWAP CONTRACT--The Swap
     Contract" and "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-6

(6)  The ratings assigned to the Class A-FL certificates only reflect the receipt of a fixed rate of interest at a rate of 4.697% per annum. See
     "RATINGS" in this prospectus supplement.

(7)  The pass-through rates applicable to the Class D, Class E, Class J, Class
     K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

(8)  Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(9)  The pass-through rate applicable to the Class F certificates for any distribution date will be equal to the weighted average net mortgage rate
     (calculated as described in this prospectus supplement) minus 0.01% for that date.

(10) The pass-through rate applicable to the Class G and Class H certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

(11) The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE
     CERTIFICATES -- Pass-Through Rates" in this prospectus supplement.

[_____]  Offered certificates

[_____]  Private certificates
--------------------------------------------------------------------------------

                                       S-7

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                                   THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about the
                                 closing date pursuant to a pooling and
                                 servicing agreement, dated as of June 1, 2005,
                                 by and among the depositor, the master
                                 servicer, the special servicer and the trustee.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is the
                                 mortgage loan seller, the master servicer, and
                                 an affiliate of one of the underwriters. Our
                                 principal executive office is located at 301
                                 South College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates
                                 have insured or guaranteed the offered
                                 certificates. For more detailed information,
                                 see "THE DEPOSITOR" in the accompanying
                                 prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLER......   Wachovia Bank, National Association. For more
                                 information, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--The Mortgage Loan Seller" in this
                                 prospectus supplement. The mortgage loan seller
                                 will sell and assign to us on the closing date
                                 the mortgage loans to be included in the trust
                                 fund. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                                 Wachovia Bank, National Association originated
                                 all of the mortgage loans to be included in the
                                 trust fund.

THE MASTER SERVICER...........   Wachovia Bank, National Association. The master
                                 servicer is our affiliate, the mortgage loan
                                 seller and an affiliate of one of the
                                 underwriters. The master servicer will be
                                 primarily responsible for collecting payments
                                 and gathering information with respect to the
                                 mortgage loans included in the trust fund and
                                 the companion loans which are not part of the
                                 trust fund.

THE SPECIAL SERVICER..........   Initially, Clarion Partners, LLC. The special
                                 servicer will be responsible for performing
                                 certain servicing functions with respect to the
                                 mortgage loans included in the trust fund and
                                 the companion loans which are not part of the
                                 trust fund that, in general, are in default or
                                 as to which default is imminent.

--------------------------------------------------------------------------------

                                       S-8

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                                 Some holders of certificates (initially the
                                 holder of the Class P certificates with respect
                                 to each mortgage loan other than the Courtyard
                                 Marriott--Miami Beach, FL mortgage loan) will
                                 have the right to replace the special servicer
                                 and to select a representative who may advise
                                 and direct the special servicer and whose
                                 approval is required for certain actions by the
                                 special servicer under certain circumstances.
                                 With respect to the Courtyard Marriott--Miami
                                 Beach, FL whole loan, the holder of the
                                 subordinate companion loan related to the whole
                                 loan may appoint or remove the special servicer
                                 with respect to the Courtyard Marriott--Miami
                                 Beach, FL whole loan, subject to certain
                                 conditions. It is anticipated that ING Clarion
                                 Commercial Mortgage Securitization Fund, L.P.,
                                 an affiliate of Clarion Partners, LLC, will
                                 purchase certain non-offered classes of
                                 certificates (including the Class P
                                 certificates). See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

THE TRUSTEE...................   Wells Fargo Bank, N.A. The trustee will be
                                 responsible for (among other things)
                                 distributing payments to certificateholders and
                                 delivering to certificateholders certain
                                 reports on the mortgage loans included in the
                                 trust fund and the certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--The Trustee"
                                 in this prospectus supplement.

THE SWAP COUNTERPARTY.........   Wachovia Bank, National Association. The swap
                                 counterparty is an affiliate of the mortgage
                                 loan seller, the master servicer and an
                                 affiliate of one of the underwriters. The long
                                 term senior unsecured debt of the swap
                                 counterparty is currently rated "A+" and "AA-"
                                 by Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc. and
                                 Fitch, Inc., respectively.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Citigroup Global
                                 Markets Inc. and Credit Suisse First Boston
                                 LLC. Wachovia Capital Markets, LLC is our
                                 affiliate and is an affiliate of Wachovia Bank,
                                 National Association, which is the master
                                 servicer and the mortgage loan seller. Wachovia
                                 Capital Markets, LLC is acting as sole lead
                                 manager for this offering. Wachovia Capital
                                 Markets, LLC is acting as sole bookrunner with
                                 respect to the offered certificates. Citigroup
                                 Global Markets Inc. and Credit Suisse First
                                 Boston LLC are acting as co-managers for this
                                 offering.

                           IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about June 30, 2005.

CUT-OFF DATE..................   For 91 mortgage loans, representing 97.4% of
                                 the mortgage pool (80 mortgage loans in loan
                                 group 1 or 97.2% and all of the mortgage loans
                                 in loan group 2), June 11, 2005; and for 1

--------------------------------------------------------------------------------

                                       S-9

--------------------------------------------------------------------------------

                                 mortgage loan, representing 2.6% of the
                                 mortgage pool (2.8% of loan group 1), June 4,
                                 2005. The cut-off date balance of each mortgage
                                 loan included in the trust fund and each
                                 cut-off date certificate balance in this
                                 prospectus supplement assumes the timely
                                 receipt of principal scheduled to be paid (if
                                 any) on each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in July 2005.

DETERMINATION DATE............   The 11th day of each month, or if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in July 2005.

COLLECTION PERIOD.............   For any distribution date, the period beginning
                                 on the 12th day in the immediately preceding
                                 month (or the day after the applicable cut-off
                                 date in the case of the first collection
                                 period) through and including the 11th day of
                                 the month in which the distribution date
                                 occurs. Notwithstanding the foregoing, in the
                                 event that the last day of a collection period
                                 is not a business day, any payments with
                                 respect to the mortgage loans which relate to
                                 such collection period and are received on the
                                 business day immediately following such last
                                 day will be deemed to have been received during
                                 such collection period and not during any other
                                 collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 13 classes
                                 of certificates of our Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C19
                                 pursuant to this prospectus supplement:

                                                     Class A-1
                                                     Class A-2
                                                     Class A-3
                                                     Class A-4
                                                     Class A-5
                                                     Class A-PB
                                                     Class A-6
                                                     Class A-FL
                                                     Class A-M
                                                     Class A-J
                                                     Class B
                                                     Class C
                                                     Class D

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions
                                 of payments or other collections on the
                                 mortgage loans that the master servicer
                                 collected or that the master servicer and/or
                                 the trustee advanced during or with respect to
                                 the related collection period after deducting
                                 certain fees and expenses. For purposes of
                                 making certain

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

                                 distributions to the Class A-1, Class A-2,
                                 Class A-3, Class A-4, Class A-5, Class A-PB,
                                 Class A-6 and Class A-1A certificates, the
                                 mortgage pool will be deemed to consist of 2
                                 loan groups:

                                 o    Loan group 1 will consist of (i) all of
                                      the mortgage loans that are not secured by
                                      multifamily properties, and (ii) 6
                                      mortgage loans that are secured by
                                      multifamily properties; and

                                 o    Loan group 2 will consist of 11 mortgage
                                      loans that are secured by multifamily
                                      properties.

                                 Annex A to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan. The trustee will distribute
                                 amounts to the extent that the money is
                                 available, in the following order of priority,
                                 to pay:

                                 -----------------------------------------------
                                 Interest, concurrently (i) pro rata, on the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5, Class A-PB and Class A-6
                                 certificates from the portion of money
                                 available attributable to mortgage loans in
                                 loan group 1, (ii) on the Class A-1A
                                 certificates from the portion of money
                                 available attributable to mortgage loans in
                                 loan group 2, and (iii) pro rata, on the Class
                                 X-C and Class X-P certificates from any and all
                                 money attributable to the mortgage pool;
                                 provided, however, if on any distribution date,
                                 the money available on such distribution date
                                 is insufficient to pay in full the total amount
                                 of interest to be paid to any of the classes as
                                 described above, money available with respect
                                 to the entire mortgage pool will be allocated
                                 among all those classes pro rata.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class A-PB certificates, up to
                                 the principal distribution amount related to
                                 loan group 1, until the certificate balance of
                                 the Class A-PB certificates is reduced to the
                                 planned principal balance set forth in the
                                 table on Annex D to this prospectus supplement,
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A
                                 certificates have been made, until the
                                 certificate balance of the Class A-PB
                                 certificates is reduced to the planned
                                 principal balance set forth in the table on
                                 Annex D to this prospectus supplement.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

                                      S-11

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB certificates
                                 as set forth in the priority immediately
                                 preceding, principal of the Class A-1
                                 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A and
                                 Class A-PB certificates have been made, until
                                 their certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB and Class A-1
                                 certificates as set forth in the immediately
                                 preceding priorities, principal of the Class
                                 A-2 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB and Class A-1 certificates have been
                                 made, until their certificate balance is
                                 reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1
                                 and Class A-2 certificates as set forth in the
                                 immediately preceding priorities, principal of
                                 the Class A-3 Certificates, up to the remaining
                                 principal distribution amount relating to loan
                                 group 1 and, after the Class A-1A certificate
                                 balance has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1 and Class A-2
                                 certificates have been made, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2 and Class A-3 certificates as set
                                 forth in the immediately preceding priorities,
                                 principal of the Class A-4 certificates, up to
                                 the remaining principal distribution amount
                                 relating to loan group 1 and, after the Class
                                 A-1A certificate balance has been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 2 remaining after
                                 payments to the Class A-1A, Class A-PB, Class
                                 A-1, Class A-2 and Class A-3 certificates have
                                 been made, until their certificate balance is
                                 reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2, Class A-3 and Class A-4 certificates
                                 as set forth in the immediately preceding
                                 priorities, principal of the Class A-5
                                 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1, Class A-2, Class A-3 and
                                 Class A-4 certificates have been made, until
                                 their certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount related
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2, Class A-3, Class A-4 and Class A-5
                                 certificates as set forth in the immediately
                                 preceding priorities, principal of the Class
                                 A-PB Certificates up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1, Class A-2, Class A-3,
                                 Class A-4 and Class A-5 certificates have been
                                 made, until their certificate balance is
                                 reduced to zero.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount related
                                 to loan group 1 to the Class A-1, Class A-2,
                                 Class A-3, Class A-4, Class A-5 and Class A-PB
                                 certificates as set forth in the immediately
                                 preceding priorities, principal of the Class
                                 A-6 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1, Class A-2, Class A-3,
                                 Class A-4 and Class A-5 certificates have been
                                 made, until their certificate balance is
                                 reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class A-1A certificates, up to
                                 the principal distribution amount relating to
                                 loan group 2 and, after the certificate
                                 balances of the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-5, Class A-PB and Class
                                 A-6 certificates have each been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 1 remaining after
                                 payments to the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-5, Class A-PB and Class
                                 A-6 certificates have been made, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class A-1, Class A-2,
                                 Class A-3, Class A-4, Class A-5, Class A-PB,
                                 Class A-6 and Class A-1A certificates, pro
                                 rata, for any realized loss and trust fund
                                 expenses borne by such classes.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class A-FL regular interest.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal on the Class A-FL regular interest,
                                 up to the principal distribution amount, until
                                 their certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class A-FL regular
                                 interest for any realized losses and trust fund
                                 expenses borne by such regular interest.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class A-M certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal on the Class A-M certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class A-M certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class A-J certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class A-J certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class A-J certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class B certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class B certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class B certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class C certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class C certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

                                      S-15

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class C certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class D certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class D certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class D certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 If, on any distribution date, the certificate
                                 balances of the Class A-FL regular interest and
                                 the Class A-M through Class P certificates have
                                 been reduced to zero, but any two or more of
                                 the Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5, Class A-PB, Class A-6 and Class A-1A
                                 certificates remain outstanding, distributions
                                 of principal (other than distributions of
                                 principal otherwise allocable to reduce the
                                 certificate balance of the Class A-PB
                                 certificates to the planned principal amount
                                 set forth in the table on Annex D to this
                                 prospectus supplement) and interest will be
                                 made, pro rata, to the outstanding Class A-1,
                                 Class A-2, Class A-3, Class A-4, Class A-5,
                                 Class A-PB, Class A-6 and Class A-1A
                                 certificates. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement.

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

--------------------------------------------------------------------------------

                                      S-16

--------------------------------------------------------------------------------

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class A-FL, Class
                                 Z, Class R-I and Class R-II certificates) and
                                 Class A-FL regular interest will be entitled to
                                 receive:

                                 o    for each class of these certificates and
                                      the Class A-FL regular interest, one
                                      month's interest at the applicable
                                      pass-through rate accrued during the
                                      calendar month prior to the related
                                      distribution date, on the certificate
                                      balance or notional amount, as applicable,
                                      of each class of these certificates or the
                                      Class A-FL regular interest immediately
                                      prior to that distribution date;

                                 o    plus any interest that this class of
                                      certificates or the Class A-FL regular
                                      interest was entitled to receive on all
                                      prior distribution dates to the extent not
                                      received;

                                 o    minus (other than in the case of the Class
                                      X-C and Class X-P certificates) that
                                      class' share of any shortfalls in interest
                                      collections due to prepayments on mortgage
                                      loans included in the trust fund that are
                                      not offset by certain payments made by the
                                      master servicer; and

                                 o    minus (other than in the case of the Class
                                      X-C and Class X-P certificates) that
                                      class' allocable share of any reduction in
                                      interest accrued on any mortgage loan as a
                                      result of a modification that reduces the
                                      related mortgage rate and allows the
                                      reduction in accrued interest to be added
                                      to the stated principal balance of the
                                      mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class A-2,
                                 Class A-3, Class A-4, Class A-5, Class A-PB,
                                 Class A-6, Class A-1A, Class X-C and Class X-P
                                 certificates, interest distributions on the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5, Class A-PB and Class A-6
                                 certificates will be based upon amounts
                                 available relating to mortgage loans in loan
                                 group 1 and interest distributions on the Class
                                 A-1A certificates will be based upon amounts
                                 available relating to mortgage loans in loan
                                 group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "--Distributions" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates will
                                 be entitled to distributions of interest only
                                 on their respective notional amounts. The
                                 notional amounts of each of these classes of
                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class X-C and Class X-P certificates will
                                 accrue interest at a rate as described under
                                 "--Pass-Through Rates" below.

--------------------------------------------------------------------------------

                                      S-17

--------------------------------------------------------------------------------

                                 The certificates (other than the Class A-FL,
                                 Class Z, Class R-I and Class R-II certificates)
                                 and the Class A-FL regular interest will accrue
                                 interest on the basis of a 360-day year
                                 consisting of twelve 30-day months. The Class
                                 A-FL certificates will accrue interest on the
                                 basis of a 360-day year and the actual number
                                 of days in the related interest accrual period,
                                 provided that if the pass-through rate converts
                                 to a fixed rate as described in this prospectus
                                 supplement, the Class A-FL certificates will
                                 accrue interest on the same basis as the Class
                                 A-FL regular interest.

                                 The interest accrual period with respect to any
                                 distribution date and any class of certificates
                                 (other than the Class A-FL, Class Z, Class R-I
                                 and Class R-II certificates) and the Class A-FL
                                 regular interest is the calendar month
                                 preceding the month in which such distribution
                                 date occurs. The interest accrual period with
                                 respect to the Class A-FL certificates is the
                                 period from and including the distribution date
                                 in the month preceding the month in which the
                                 related distribution date occurs (or, in the
                                 case of the first distribution date, the
                                 closing date) to but excluding the related
                                 distribution date, calculated on the basis of
                                 the actual number of days in such interest
                                 accrual period and assuming each year has 360
                                 days, provided that if the pass through rate
                                 converts to a fixed rate as described in this
                                 prospectus supplement, such interest accrual
                                 period and interest calculation method will be
                                 the same as that of the related underlying
                                 regular interest.

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-11 above, on
                                 each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class X-C and
                                 Class X-P certificates:

                                 o    first, pro rata, to the Class X-C, Class
                                      X-P, Class A-1, Class A-2, Class A-3,
                                      Class A-4, Class A-5, Class A-PB, Class
                                      A-6 and Class A-1A certificates as
                                      described above under "--Priority of
                                      Distributions", and then to each other
                                      class of offered certificates in order of
                                      priority of payment; and

                                 o    only to the extent funds remain after the
                                      trustee makes all distributions of
                                      interest and principal required to be made
                                      on such date to each class of certificates
                                      or regular interest with a higher priority
                                      of distribution.

                                 You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans included in the trust fund. These
                                 distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement.

--------------------------------------------------------------------------------

                                      S-18

--------------------------------------------------------------------------------

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) on each distribution date is set
                                 forth above under "OVERVIEW OF THE
                                 CERTIFICATES" in this prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 X-C certificates and Class X-P certificates is
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The weighted average net mortgage rate for each
                                 distribution date is the weighted average of
                                 the net mortgage rates for the mortgage loans
                                 included in the trust fund as of the beginning
                                 of the related collection period, weighted on
                                 the basis of their respective stated principal
                                 balances immediately following the preceding
                                 distribution date; provided that, for the
                                 purpose of determining the weighted average net
                                 mortgage rate only, if the mortgage rate for
                                 any mortgage loan included in the trust fund
                                 has been modified in connection with a
                                 bankruptcy or similar proceeding involving the
                                 related borrower or a modification, waiver or
                                 amendment granted or agreed to by the special
                                 servicer, the weighted average net mortgage
                                 rate for that mortgage loan will be calculated
                                 without regard to that event. The net mortgage
                                 rate for each mortgage loan included in the
                                 trust fund will generally equal:

                                 o    the mortgage interest rate in effect for
                                      that mortgage loan as of the closing date;
                                      minus

                                 o    the applicable administrative cost rate,
                                      as described in this prospectus
                                      supplement.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate of
                                 each mortgage loan will be deemed adjusted as
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of that mortgage
                                 loan as of the cut-off date, reduced as of any
                                 date of determination (to not less than zero)
                                 by:

                                 o    the portion of the principal distribution
                                      amount for the related distribution date
                                      that is attributable to that mortgage
                                      loan; and

                                 o    the principal portion of any realized loss
                                      incurred in respect of that mortgage loan
                                      during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF

--------------------------------------------------------------------------------

                                      S-19

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                                 THE CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of certificates
                                 (other than the Class X-C, Class X-P, Class Z,
                                 Class R-I and Class R-II certificates) will
                                 have the certificate balance set forth above
                                 under "OVERVIEW OF THE CERTIFICATES" and the
                                 Class A-FL regular interest will have a
                                 certificate balance equal to the certificate
                                 balance of the Class A-FL certificates. The
                                 certificate balance for each class of
                                 certificates and the Class A-FL regular
                                 interest entitled to receive principal may be
                                 reduced by:

                                 o    distributions of principal; and

                                 o    allocations of realized losses and trust
                                      fund expenses.

                                 The certificate balance or notional amount of a
                                 class of certificates or the Class A-FL regular
                                 interest may be increased in certain
                                 circumstances by the allocation of any increase
                                 in the stated principal balance of any mortgage
                                 loan resulting from the reduction of the
                                 related mortgage rate through modification. See
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class X-C and Class X-P certificates do not
                                 have principal balances and will not receive
                                 distributions of principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o    generally, the Class A-1, Class A-2, Class
                                      A-3, Class A-4, Class A-5, Class A-PB and
                                      Class A-6 certificates will only be
                                      entitled to receive distributions of
                                      principal collected or advanced in respect
                                      of mortgage loans in loan group 1 until
                                      the certificate balance of the Class A-1A
                                      certificates has been reduced to zero, and
                                      the Class A-1A certificates will only be
                                      entitled to receive distributions of
                                      principal collected or advanced in respect
                                      of mortgage loans in loan group 2 until
                                      the certificate principal balance of the
                                      Class A-6 certificates has been reduced to
                                      zero; provided, however, the Class A-1,
                                      Class A-2, Class A-3, Class A-4, Class A-5
                                      and Class A-6 certificates will not be
                                      entitled to distributions of principal
                                      from either loan group 1 or loan group 2
                                      until the certificate principal balance of
                                      the Class A-PB certificates is reduced to
                                      the planned principal balance set forth on
                                      Annex D to this prospectus supplement;

                                 o    principal is distributed to each class of
                                      certificates and regular interests
                                      entitled to receive distributions of
                                      principal in the order described in
                                      "DESCRIPTION OF THE
                                      CERTIFICATES--Distributions" in this
                                      prospectus supplement;

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                                      S-20

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                                 o    principal is only distributed on a related
                                      class of certificates or regular interest
                                      to the extent funds remain after the
                                      trustee makes all distributions of
                                      principal and interest on those classes of
                                      certificates and regular interests with a
                                      higher priority of distribution as
                                      described under "DESCRIPTION OF THE
                                      CERTIFICATES--Distributions" in this
                                      prospectus supplement;

                                 o    generally, no class of certificates or
                                      regular interest is entitled to
                                      distributions of principal until the
                                      certificate balance of each class of
                                      certificates or regular interest with a
                                      higher priority of distribution as
                                      described under "DESCRIPTION OF THE
                                      CERTIFICATES--Distributions" in this
                                      prospectus supplement has been reduced to
                                      zero; and

                                 o    in no event will the Class A-FL regular
                                      interest or holders of the Class A-M,
                                      Class A-J, Class B, Class C or Class D
                                      certificates or the classes of non-offered
                                      certificates (other than the Class A-1A
                                      certificates) be entitled to receive any
                                      payments of principal until the
                                      certificate balances of the Class A-1,
                                      Class A-2, Class A-3, Class A-4, Class
                                      A-5, Class A-PB, Class A-6 and Class A-1A
                                      certificates have all been reduced to
                                      zero; and

                                 o    on any distribution date, distributions in
                                      reduction of the certificate balance of
                                      the Class A-FL certificates will be made
                                      in an amount equal to the amount of
                                      principal distributed in respect of the
                                      Class A-FL regular interest.

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o    the scheduled principal payments (other
                                      than balloon payments) due on the mortgage
                                      loans included in the trust fund during
                                      the related collection period whether or
                                      not those scheduled payments are actually
                                      received;

                                 o    balloon payments actually received with
                                      respect to mortgage loans included in the
                                      trust fund during the related collection
                                      period;

                                 o    prepayments received with respect to the
                                      mortgage loans included in the trust fund
                                      during the related collection period;

                                 o    all liquidation proceeds, insurance
                                      proceeds, condemnation awards and
                                      repurchase and substitution amounts
                                      received during the related collection
                                      period that are allocable to principal;
                                      and

                                 o    for purposes of making distributions to
                                      the Class A-1, Class A-2, Class A-3, Class
                                      A-4, Class A-5, Class A-PB, Class A-6 and
                                      Class A-1A certificates, the principal
                                      distribution amount for each loan group on
                                      any distribution date will be equal to the
                                      sum of the collections specified above but
                                      only to the extent such amounts

--------------------------------------------------------------------------------

                                      S-21

--------------------------------------------------------------------------------

                                      relate to the mortgage loans comprising
                                      the specified loan group.

                                 However, if the master servicer or the trustee
                                 reimburses itself out of general collections on
                                 the mortgage pool for any advance that it or
                                 the special servicer has determined is not
                                 recoverable out of collections on the related
                                 mortgage loan and certain advances that are
                                 determined not to be reimbursed currently in
                                 connection with the work-out of a mortgage
                                 loan, those advances (together with accrued
                                 interest thereon) will be deemed, to the
                                 fullest extent permitted pursuant to the terms
                                 of the pooling and servicing agreement, to be
                                 reimbursed first out of payments and other
                                 collections of principal otherwise
                                 distributable on the principal balance
                                 certificates, prior to, in the case of
                                 nonrecoverable advances only, being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise distributable
                                 on the offered certificates.

SUBORDINATION; ALLOCATION
   OF LOSSES AND CERTAIN
   EXPENSES...................   Credit support for any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is provided by the
                                 subordination of payments and allocation of any
                                 losses to such classes of certificates which
                                 have a later priority of distribution (other
                                 than the Class X-C and Class X-P certificates)
                                 and, with respect to the Class A-1, Class A-2,
                                 Class A-3, Class A-4, Class A-5, Class A-PB,
                                 Class A-6, and Class A-1A certificates, the
                                 Class A-FL, Class A-M and Class A-J
                                 certificates and, with respect to the Class
                                 A-FL certificates, the Class A-M and Class A-J
                                 certificates, and, with respect to the Class
                                 A-M certificates, the Class A-J certificates.
                                 The certificate balance of a class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) or a regular interest will be
                                 reduced on each distribution date by any losses
                                 on the mortgage loans that have been realized
                                 and certain additional trust fund expenses
                                 actually allocated to that class of
                                 certificates or regular interest on that
                                 distribution date. In addition, while mortgage
                                 loan losses will not be directly allocated to
                                 the Class A-FL certificates, mortgage loan
                                 losses may be allocated to the Class A-FL
                                 regular interest in reduction of the
                                 certificate balance of the Class A-FL regular
                                 interest and the amount of its interest
                                 entitlement, respectively. Any decrease in the
                                 certificate balance of the Class A-FL regular
                                 interest will result in a corresponding
                                 decrease in the certificate balance of the
                                 Class A-FL certificates and any interest
                                 shortfalls suffered by the Class A-FL regular
                                 interest will reduce the amount of interest
                                 distributed on the Class A-FL certificates to
                                 the extent described in this prospectus
                                 supplement.

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the

--------------------------------------------------------------------------------

                                      S-22

--------------------------------------------------------------------------------

                                 certificates (other than the Class A-1A, Class
                                 X-C, Class X-P, Class Z, Class R-I and Class
                                 R-II certificates) that are not offered by this
                                 prospectus supplement and then to the offered
                                 certificates and the Class A-1A certificates as
                                 indicated on the following table.



                                                                                                 ORDER OF
                                                                                   PERCENTAGE   APPLICATION
                                                                      ORIGINAL     OF CUT-OFF    OF LOSSES
                                                                     CERTIFICATE    DATE POOL       AND
                                         CLASS DESIGNATION             BALANCE       BALANCE     EXPENSES
                                 --------------------------------   ------------   ----------   -----------

                                 Class A-1.......................   $ 33,891,000      2.099%         8
                                 Class A-2.......................   $223,570,000     13.847%         8
                                 Class A-3.......................   $ 75,000,000      4.645%         8
                                 Class A-4.......................   $178,971,000     11.085%         8
                                 Class A-5.......................   $202,208,000     12.524%         8
                                 Class A-PB......................   $ 52,557,000      3.255%         8
                                 Class A-6.......................   $237,279,000     14.696%         8
                                 Class A-1A......................   $126,705,000      7.848%         8
                                 Class A-FL......................   $ 80,727,000      5.000%         7
                                 Class A-M.......................   $ 80,727,000      5.000%         6
                                 Class A-J.......................   $100,909,000      6.250%         5
                                 Class B.........................   $ 40,363,000      2.500%         4
                                 Class C.........................   $ 20,182,000      1.250%         3
                                 Class D.........................   $ 32,291,000      2.000%         2
                                 Other non-offered
                                    certificates (excluding
                                    the Class A-1A, Class R-I,
                                    Class R-II, Class X-C and
                                    Class X-P certificates)......   $129,165,341      8.000%         1


                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates or regular interest will
                                 result in a corresponding reduction in the
                                 notional amount of the Class X-C certificates
                                 and, with respect to the Class A-2, Class A-3,
                                 Class A-4, Class A-5, Class A-PB, Class A-6,
                                 Class A-FL, Class A-M, Class A-J, Class B,
                                 Class C, Class D, Class E, Class F, Class G and
                                 Class H certificates and portions of the Class
                                 A-1 and Class A-1A certificates, a
                                 corresponding reduction in the notional amount
                                 of the Class X-P certificates.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, with regard to the
                                 mortgage loan with a pari passu companion loan,
                                 any losses and expenses that are associated
                                 with the whole loan will be allocated in
                                 accordance with the terms of the intercreditor
                                 agreement, pro rata between the mortgage loan
                                 (and therefore to the certificates other than
                                 the Class X-C, Class X-P, Class Z, Class R-I
                                 and Class R-II certificates) and its pari passu
                                 companion loan. Further, with regard to the
                                 mortgage loans with subordinate companion
                                 loans, any losses and expenses that are
                                 associated with the applicable whole

--------------------------------------------------------------------------------

                                      S-23

--------------------------------------------------------------------------------

                                 loan will be allocated, in accordance with the
                                 terms of the related intercreditor agreement,
                                 generally, first, to the subordinate companion
                                 loan, and second, to the related mortgage loan.
                                 The portions of those losses and expenses that
                                 are allocated to the mortgage loans that are
                                 included in the trust fund will be allocated
                                 among the Series 2005-C19 certificates in the
                                 manner described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this prospectus
                                 supplement.

PREPAYMENT PREMIUMS; YIELD
   MAINTENANCE CHARGES........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 will be distributed to the holders of each
                                 class of offered certificates (other than the
                                 Class A-FL certificates), the Class A-FL
                                 regular interest and the Class A-1A, Class E,
                                 Class F, Class G and Class H certificates then
                                 entitled to distributions as follows:

                                 The holders of each class of offered
                                 certificates (other than the Class A-FL
                                 certificates), the Class A-FL regular interest
                                 and the Class A-1A, Class E, Class F, Class G
                                 and Class H certificates then entitled to
                                 distributions of principal with respect to the
                                 related loan group on that distribution date
                                 will generally be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges equal to the product of:

                                 o    the amount of those prepayment premiums or
                                      yield maintenance charges;

                                 o    a fraction (in no event greater than one),
                                      the numerator of which is equal to the
                                      excess, if any, of the pass-through rate
                                      of that class of certificates over the
                                      relevant discount rate, and the
                                      denominator of which is equal to the
                                      excess, if any, of the mortgage interest
                                      rate of the prepaid mortgage loan over the
                                      relevant discount rate; and

                                 o    a fraction, the numerator of which is
                                      equal to the amount of principal
                                      distributable on that class of
                                      certificates on that distribution date,
                                      and the denominator of which is the
                                      principal distribution amount for that
                                      distribution date.

                                 If there is more than one class of certificates
                                 (or regular interest) entitled to distributions
                                 of principal with respect to the related loan
                                 group on any particular distribution date on
                                 which a prepayment premium or yield maintenance
                                 charge is distributable, the aggregate amount
                                 of that prepayment premium or yield maintenance
                                 charge will be allocated among all such classes
                                 up to, and on a pro rata basis in accordance
                                 with, the foregoing entitlements.

                                 For so long as the swap contract is in effect
                                 and there is no continuing payment default
                                 under that swap contract, any

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                                      S-24

                                 prepayment premium or yield maintenance charge
                                 distributable in respect of the Class A-FL
                                 regular interest will be payable to the swap
                                 counterparty pursuant to the terms of the swap
                                 contract. If the swap contract is no longer in
                                 effect or if there is a continuing payment
                                 default related to the swap contract, any yield
                                 maintenance charges allocable to the Class A-FL
                                 regular interest will be paid to the holders of
                                 the Class A-FL certificates.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed as follows: (a) on or before the
                                 distribution date in June 2012, 55% to the
                                 holders of the Class X-P certificates and 45%
                                 to the holders of the Class X-C certificates
                                 and (b) thereafter, 100% to the holders of the
                                 Class X-C certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates (other than the Class A-FL
                                 certificates), the Class A-FL regular interest
                                 and the Class A-1A, Class E, Class F, Class G
                                 and Class H certificates will equal the yield
                                 (when compounded monthly) on the U.S. Treasury
                                 issue with a maturity date closest to the
                                 maturity date for the prepaid mortgage loan or
                                 mortgage loan for which title to the related
                                 mortgaged property was acquired by the trust
                                 fund.

                                 o    In the event that there are two or more
                                      such U.S. Treasury issues with the same
                                      coupon, the issue with the lowest yield
                                      will be utilized; and

                                 o    In the event that there are two or more
                                      such U.S. Treasury issues with maturity
                                      dates equally close to the maturity date
                                      for the prepaid mortgage loan, the issue
                                      with the earliest maturity date will be
                                      utilized.

                                  EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS
                                           OR YIELD MAINTENANCE CHARGES

                                 Mortgage interest rate....................   8%
                                 Pass-through rate for applicable class....   6%
                                 Discount rate.............................   5%



                                    ALLOCATION
                                   PERCENTAGE FOR    ALLOCATION PERCENTAGE   ALLOCATION PERCENTAGE
                                  APPLICABLE CLASS       FOR CLASS X-P           FOR CLASS X-C
                                 -----------------   ---------------------   ---------------------

                                 6% - 5% = 33 1/3%   (100% - 33 1/3%) x      (100% - 33 1/3%) x
                                 ------
                                 8% - 5%             55% = 36 2/3%           45% = 30%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.


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                                      S-25

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ALLOCATION OF ADDITIONAL
   INTEREST...................   On each distribution date, any additional
                                 interest collected in respect of a mortgage
                                 loan in the trust fund with an anticipated
                                 repayment date during the related collection
                                 period will be distributed to the holders of
                                 the Class Z certificates. In each case, this
                                 interest will not be available to provide
                                 credit support for other classes of
                                 certificates or offset any interest shortfalls.

ADVANCING OF PRINCIPAL
   AND INTEREST...............   The master servicer is required to advance
                                 delinquent scheduled payments of principal and
                                 interest with respect to any mortgage loan
                                 included in the trust fund unless the master
                                 servicer or the special servicer determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. If the
                                 master servicer fails to do so, the trustee is
                                 required to make a principal and interest cash
                                 advance of such scheduled payment of principal
                                 and interest. The master servicer will not be
                                 required to advance balloon payments due at
                                 maturity in excess of regular periodic
                                 payments, interest in excess of the mortgage
                                 loan's regular interest rate or prepayment
                                 premiums or yield maintenance charges. The
                                 amount of the interest portion of any advance
                                 will be subject to reduction to the extent that
                                 an appraisal reduction of the related mortgage
                                 loan has occurred.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure against
                                 losses. In other words, the advances are
                                 intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest to
                                 the master servicer or the trustee, as the case
                                 may be, on the amount of any principal and
                                 interest cash advance calculated at the prime
                                 rate (provided, that no principal and/or
                                 interest cash advance shall accrue interest
                                 until after the expiration of any applicable
                                 grace or cure period for the related scheduled
                                 payment) and will reimburse the master servicer
                                 or the trustee for any principal and interest
                                 cash advances that are later determined to be
                                 not recoverable. Any principal and/or interest
                                 cash advance on any pari passu companion loan
                                 will not be recoverable by the master servicer
                                 from the trust fund. Neither the master
                                 servicer nor the trustee will be required to
                                 make a principal and interest cash advance with
                                 respect to any subordinate companion loan.
                                 Additionally, the trustee will not be required
                                 to make a principal and interest cash advance
                                 with respect to any companion loan. Neither the
                                 master servicer nor the trustee will be
                                 required to advance any amounts due to be paid
                                 by the swap counterparty for a distribution to
                                 the Class A-FL certificates. See "DESCRIPTION
                                 OF THE CERTIFICATES--P&I Advances" in this
                                 prospectus supplement.

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                                      S-26

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OPTIONAL TERMINATION OF THE
   TRUST FUND.................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage
                                 loans included in the trust fund is less than
                                 1.0% of the aggregate principal balance of the
                                 pool of mortgage loans included in the trust
                                 fund as of the cut-off date. See "DESCRIPTION
                                 OF THE CERTIFICATES--Termination" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5, Class A-PB, Class A-6, Class A-1A,
                                 Class A-FL, Class A-M, Class A-J, Class B,
                                 Class C and Class D certificates have been paid
                                 in full and all of the remaining certificates,
                                 other than the Class Z certificates and the
                                 REMIC residual certificates are held by a
                                 single certificateholder. See "DESCRIPTION OF
                                 THE CERTIFICATES--Termination" in this
                                 prospectus supplement.

REGISTRATION AND
   DENOMINATION...............   The offered certificates will initially be
                                 registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank S.A./
                                 N.V., as operator of the Euroclear System. You
                                 will not receive a definitive certificate
                                 representing your interest in the trust fund,
                                 except in the limited circumstances described
                                 in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in
                                 the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-5, Class
                                 A-PB, Class A-6, Class A-FL, Class A-M, Class
                                 A-J, Class B, Class C and Class D certificates
                                 will be offered in minimum denominations of
                                 $10,000 actual principal amount and in integral
                                 multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
   CONSEQUENCES...............   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 most of the trust fund ("REMIC I" and "REMIC
                                 II"). The offered certificates (other than the
                                 Class A-FL certificates) and the Class A-FL
                                 regular interest will evidence regular
                                 interests in a REMIC and generally will be
                                 treated as debt instruments of such REMIC. The
                                 Class R-I certificates will represent the
                                 residual interests in REMIC I, and the Class
                                 R-II certificates will represent the residual
                                 interests in REMIC II. The Class A-FL
                                 certificates will represent an undivided
                                 interest in a portion of the trust fund that is
                                 treated as a grantor trust (as described under
                                 "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in
                                 this prospectus supplement) for United States
                                 federal income tax purposes, which portion
                                 includes the Class A-FL regular interest, the
                                 floating rate account and the beneficial
                                 interest of such class in the swap

--------------------------------------------------------------------------------

                                      S-27

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                                 contract. The Class Z certificateholders'
                                 entitlement to any additional interest that has
                                 accrued on a related mortgage loan that
                                 provides for the accrual of such additional
                                 interest if the unamortized principal amount of
                                 such mortgage loan is not repaid on the
                                 anticipated repayment date set forth in the
                                 related mortgage note will be treated as a
                                 grantor trust (as described in the related
                                 prospectus) for United States federal income
                                 tax purposes.

                                 The offered certificates (other than the Class
                                 A-FL certificates) and the Class A-FL regular
                                 interest will be treated as newly originated
                                 debt instruments for federal income tax
                                 purposes. You will be required to report income
                                 with respect to the offered certificates using
                                 the accrual method of accounting, even if you
                                 otherwise use the cash method of accounting. It
                                 is anticipated that the Class A-2, Class A-3,
                                 Class A-4, Class A-5, Class A-PB, Class A-6,
                                 Class A-M, Class A-J, Class B, Class C and
                                 Class D certificates will be treated as having
                                 been issued at a premium, that the Class A-1
                                 certificates will be treated as having been
                                 issued with a de minimis amount of original
                                 issue discount and that the Class A-FL
                                 certificates will be issued at par but may be
                                 treated as having been issued with a de minimis
                                 amount of original issue discount for federal
                                 income tax reporting purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and the accompanying prospectus, the
                                 following certificates may be eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans, individual retirement
                                 accounts, or other retirement plans and
                                 accounts:

                                                     Class A-1
                                                     Class A-2
                                                     Class A-3
                                                     Class A-4
                                                     Class A-5
                                                     Class A-PB
                                                     Class A-6
                                                     Class A-FL
                                                     Class A-M
                                                     Class A-J
                                                     Class B
                                                     Class C
                                                     Class D

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                                      S-28

--------------------------------------------------------------------------------

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Citigroup
                                 Globals Markets Inc. and Credit Suisse First
                                 Boston LLC by the U.S. Department of Labor. See
                                 "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and in the accompanying prospectus.
                                 In particular, fiduciaries of plans
                                 contemplating a purchase of the Class A-FL
                                 certificates should review the additional
                                 requirements for purchases of Class A-FL
                                 certificates by plans, as discussed under
                                 "ERISA CONSIDERATIONS" in this prospectus
                                 supplement.

LEGAL INVESTMENT..............   The offered certificates (except for the Class
                                 D certificates) will constitute "mortgage
                                 related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended ("SMMEA"), so long as they are
                                 rated in one of the two highest rating
                                 categories by Fitch or S&P or another
                                 nationally-recognized statistical rating
                                 organization. The other classes of certificates
                                 will not constitute "mortgage related
                                 securities" for purposes of SMMEA. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisers for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "LEGAL INVESTMENT" in this prospectus
                                 supplement and in the accompanying prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc. and
                                 Fitch, Inc.:

                                                                 EXPECTED RATING
                                 CLASS                            FROM S&P/FITCH
                                 -----                           ---------------
                                 Class A-1....................       AAA/AAA
                                 Class A-2....................       AAA/AAA
                                 Class A-3....................       AAA/AAA
                                 Class A-4....................       AAA/AAA
                                 Class A-5....................       AAA/AAA
                                 Class A-PB...................       AAA/AAA
                                 Class A-6....................       AAA/AAA
                                 Class A-FL...................       AAA/AAA
                                 Class A-M....................       AAA/AAA
                                 Class A-J....................       AAA/AAA
                                 Class B......................         AA/AA
                                 Class C......................       AA-/AA-
                                 Class D......................          A/A

                                 The ratings on the offered certificates address
                                 the likelihood of timely receipt of interest
                                 and ultimate receipt of principal by the rated
                                 final distribution date by the holders of
                                 offered certificates. They do not address the
                                 likely actual rate of

--------------------------------------------------------------------------------

                                      S-29

--------------------------------------------------------------------------------

                                 prepayments. The rate of prepayments, if
                                 different than originally anticipated, could
                                 adversely affect the yield realized by holders
                                 of the offered certificates. In addition,
                                 ratings adjustments may result from a change in
                                 the financial position of the trustee as
                                 back-up liquidity provider. With respect to the
                                 Class A-FL certificates, Fitch Inc. and
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. are only
                                 rating the receipt of interest up to the fixed
                                 per annum rate (subject to a maximum rate equal
                                 to the applicable weighted average net mortgage
                                 rate) applicable to the Class A-FL regular
                                 interest. The ratings of the Class A-FL
                                 certificates do not represent any assessment as
                                 to whether the floating interest rate on such
                                 certificates will convert to a fixed rate.
                                 These ratings do not constitute a rating with
                                 respect to the likelihood of the receipt of
                                 payments to be made by the swap counterparty or
                                 any interest rate reductions or increases
                                 contemplated in this prospectus supplement. The
                                 ratings of Standard & Poor's Rating Services, a
                                 division of The McGraw-Hill Companies, Inc. do
                                 not address any short falls or delays in
                                 payment that investors in the Class A-FL
                                 certificates may experience as a result of the
                                 conversion of the pass-through rate on the
                                 Class A-FL certificates from a floating
                                 interest rate to a fixed rate. The ratings of
                                 Fitch, Inc. with respect to the Class A-FL
                                 certificates address only the receipt of
                                 interest at the fixed per annum rate applicable
                                 to the underlying regular interest. See
                                 "RATINGS" in this prospectus supplement and in
                                 the accompanying prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations and restrictions on the ratings,
                                 and conclusions that should not be drawn from a
                                 rating.

                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/pad/unit/room,
                                 loan-to-value ratios and debt service coverage
                                 ratios) with respect to the 4 mortgage loans
                                 with subordinate companion loans is calculated
                                 without regard to the related subordinate
                                 companion loans. Unless, otherwise specified,
                                 the calculations of loan balance per square
                                 foot/pad/unit/room, loan-to-value ratios and
                                 debt service coverage ratios were based on the
                                 aggregate indebtedness of these mortgage loans
                                 and the related pari passu companion loans, if
                                 any (but not any subordinate companion loans).
                                 All percentages of the mortgage loans, or any
                                 specified group of mortgage loans, referred to
                                 in this prospectus supplement are approximate
                                 percentages.

--------------------------------------------------------------------------------

                                      S-30

--------------------------------------------------------------------------------

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.



                                                                 ALL MORTGAGE          LOAN             LOAN
                                                                     LOANS            GROUP 1          GROUP 2
                                                                --------------    --------------    ------------

                                 Number of mortgage
                                    loans ...................               92                81              11
                                 Number of crossed loan
                                    pools(1) ................                4                 4               1
                                 Number of mortgaged
                                    properties ..............               99                86              13
                                 Aggregate balance of all
                                    mortgage loans ..........   $1,614,545,341    $1,487,839,573    $126,705,768
                                 Number of mortgage loans
                                    with balloon
                                    payments(2) .............               48                39               9
                                 Aggregate balance of
                                    mortgage loans with
                                    balloon payments(2) .....   $  741,073,341    $  654,817,573    $ 86,255,768
                                 Number of mortgage loans
                                    with anticipated
                                    repayment dates(3) ......                0                 0               0
                                 Aggregate balance of
                                    mortgage loans with
                                    anticipated repayment
                                    dates(3) ................   $            0    $            0    $          0
                                 Number of fully
                                    amortizing mortgage
                                    loans ...................                0                 0               0
                                 Aggregate balance of fully
                                    amortizing mortgage
                                    loans ...................   $            0    $            0    $          0
                                 Number of non-amortizing
                                    mortgage loans ..........               44                42               2
                                 Aggregate balance of
                                    non-amortizing
                                    mortgage loans ..........   $  873,472,000    $  833,022,000    $ 40,450,000
                                 Minimum Balance of
                                    Mortgage Loans ..........   $    1,350,000    $    1,350,000    $  4,995,066
                                 Maximum Balance of
                                    Mortgage Loans ..........   $  204,817,319    $  204,817,319    $ 33,000,000
                                 Average Balance of
                                    Mortgage Loans ..........   $   17,549,406    $   18,368,390    $ 11,518,706
                                 Maximum balance for a
                                    group of
                                    cross-collateralized
                                    and cross-defaulted
                                    loans ...................   $   53,000,000(4) $   53,000,000(4) $  7,450,000(5)
                                 Weighted average cut-off
                                    date loan-to-value
                                    ratio ...................             68.8%             68.6%           71.7%
                                 Minimum cut-off date
                                    loan-to-value ratio .....             30.7%             30.7%           51.4%
                                 Maximum cut-off date
                                    loan-to-value ratio .....             80.3%             80.3%           79.3%
                                 Weighted average
                                    underwritten debt
                                    service coverage ratio ..             1.66x             1.69x           1.30x
                                 Minimum underwritten
                                    debt service coverage
                                    ratio ...................             1.20x             1.20x           1.20x
                                 Maximum underwritten
                                    debt service coverage
                                    ratio ...................             3.00x             3.00x           1.48x

--------------------------------------------------------------------------------


                                      S-31

--------------------------------------------------------------------------------



                                                                 ALL MORTGAGE          LOAN             LOAN
                                                                     LOANS            GROUP 1          GROUP 2
                                                                --------------    --------------    ------------

                                 Weighted average
                                    loan-to-value ratio at
                                    stated maturity or
                                    anticipated repayment
                                    date ....................        64.8%             64.8%            64.9%
                                 Weighted average
                                    mortgage interest rate ..       5.413%            5.406%           5.487%
                                 Minimum mortgage
                                    interest rate ...........       4.750%            4.750%           5.190%
                                 Maximum mortgage
                                    interest rate ...........       6.730%            6.730%           5.670%
                                 Weighted average
                                    remaining term to
                                    maturity or anticipated
                                    repayment date
                                    (months) ................          97                97              100
                                 Minimum remaining term
                                    to maturity or
                                    anticipated repayment
                                    date (months) ...........          59                59               59
                                 Maximum remaining term
                                    to maturity or
                                    anticipated repayment
                                    date (months) ...........         180               180              120
                                 Weighted average
                                    occupancy rate(6) .......        96.4%             96.7%            93.9%


                                 ----------
                                 (1)  One (1) group of crossed loan pools
                                      consist of mortgage loans in both loan
                                      groups.

                                 (2)  Does not include mortgage loans with
                                      anticipated repayment dates or mortgage
                                      loans that are interest-only for their
                                      entire term.

                                 (3)  Does not include mortgage loans that are
                                      interest-only for their entire term.

                                 (4)  Consists of a group of 3 individual
                                      mortgage loans (loan numbers 16, 21 and
                                      54).

                                 (5)  Loan group 2 contains 1 mortgage loan
                                      (loan number 46), which is crossed with 1
                                      mortgage loan (loan number 51) in loan
                                      group 1.

                                 (6)  Excludes 6 mortgage loans secured by
                                      hospitality properties, representing 3.8%
                                      of the mortgage pool (4.1% of loan group
                                      1).

SECURITY FOR THE MORTGAGE
   LOANS IN THE TRUST FUND....   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                 o    No mortgage loan included in the trust
                                      fund is insured or guaranteed by any
                                      government agency or private insurer.

                                 o    All of the mortgage loans included in the
                                      trust fund are secured by first lien fee
                                      mortgages and/or leasehold mortgages on
                                      commercial properties or multifamily
                                      properties.

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

--------------------------------------------------------------------------------

                                      S-32

--------------------------------------------------------------------------------

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)



                                                 AGGREGATE
                                  NUMBER OF       CUT-OFF      PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
                                  MORTGAGED         DATE        CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES       BALANCE       POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
-------------                    ----------   --------------   -------------   ---------------   ---------------

Retail........................       58       $  706,166,641        43.7%            47.5%              0.0%
   Retail -- Anchored.........       54          680,824,641        42.2             45.8               0.0
   Retail -- Unanchored.......        4           25,342,000         1.6              1.7               0.0
Office........................        9          418,945,000        25.9             28.2               0.0
Special Purpose...............        1          204,817,319        12.7             13.8               0.0
Multifamily...................       19          191,234,388        11.8              4.3             100.0
Hospitality...................        6           61,543,067         3.8              4.1               0.0
Mobile Home Park..............        1           10,700,000         0.7              0.7               0.0
Self Storage..................        2           10,043,039         0.6              0.7               0.0
Mixed Use.....................        2            6,700,000         0.4              0.5               0.0
Land (2)......................        1            4,395,887         0.3              0.3               0.0
                                    ---       --------------       -----            -----             -----
   TOTAL......................       99       $1,614,545,341       100.0%           100.0%            100.0%
                                    ===       ==============       =====            =====             =====


(1)  Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2)  Specifically, the fee interest in land which the ground tenant has improved and leased as a retail center. The retail center is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Office .................................................................   25.9%
Special Purpose ........................................................   12.7%
Multifamily ............................................................   11.8%
Hospitality ............................................................    3.8%
Mobile Home Park .......................................................    0.7%
Self Storage ...........................................................    0.6%
Mixed Use ..............................................................    0.4%
Land ...................................................................    0.3%
Retail .................................................................   43.7%

--------------------------------------------------------------------------------

                                      S-33

--------------------------------------------------------------------------------

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located throughout
                                 26 states. The following table describes the
                                 number and percentage of mortgaged properties
                                 in states which have concentrations of
                                 mortgaged properties above 5.0%:



                                        MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                        NUMBER OF      AGGREGATE     PERCENTAGE OF
                                                        MORTGAGED    CUT-OFF DATE    CUT-OFF DATE
                                        STATE          PROPERTIES       BALANCE      POOL BALANCE
                                 -------------------   ----------   --------------   ------------

                                 GA.................         6      $  274,583,385        17.0%
                                 NY.................         5         227,588,067        14.1
                                 CA.................         9         148,800,000         9.2
                                    Southern(2).....         5          99,789,000         6.2
                                    Northern(2).....         4          49,011,000         3.0
                                 VA.................        11         144,978,000         9.0
                                 MN.................         3         144,006,000         8.9
                                 WA.................         8         110,641,000         6.9
                                 CO.................         4          84,149,000         5.2
                                 TX.................         4          80,106,000         5.0
                                 Other..............        49         399,693,889        24.8
                                                           ---      --------------       -----
                                    TOTAL...........        99      $1,614,545,341       100.0%
                                                           ===      ==============       =====


                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

--------------------------------------------------------------------------------

                                      S-34

--------------------------------------------------------------------------------



                                                             LOAN GROUP 1
                                         MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                        NUMBER OF      AGGREGATE      PERCENTAGE OF
                                                        MORTGAGED    CUT-OFF DATE      CUT-OFF DATE
                                        STATE          PROPERTIES       BALANCE      GROUP 1 BALANCE
                                 -------------------   ----------   --------------   ---------------

                                 GA.................        5       $  269,588,319         18.1%
                                 NY.................        5          227,588,067         15.3
                                 MN.................        3          144,006,000          9.7
                                 CA.................        7          134,050,000          9.0
                                    Southern(2).....        4           92,339,000          6.2
                                    Northern(2).....        3           41,711,000          2.8
                                 VA.................        9          123,478,000          8.3
                                 CO.................        4           84,149,000          5.7
                                 TX.................        4           80,106,000          5.4
                                 Other..............       49          424,874,187         28.6
                                                          ---       --------------        -----
                                    TOTAL...........       86       $1,487,839,573        100.0%
                                                          ===       ==============        =====


                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.



                                                            LOAN GROUP 2
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                        NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                        MORTGAGED   CUT-OFF DATE     CUT-OFF DATE
                                        STATE          PROPERTIES      BALANCE     GROUP 2 BALANCE
                                 -------------------   ----------   ------------   ---------------

                                 WA.................        5       $ 67,267,000         53.1%
                                 VA.................        2         21,500,000         17.0
                                 CA.................        2         14,750,000         11.6
                                    Southern(2).....        1          7,450,000          5.9
                                    Northern(2).....        1          7,300,000          5.8
                                 IN.................        1          6,400,000          5.1
                                 Other..............        3         16,788,768         13.3
                                                          ---       ------------        -----
                                    TOTAL...........       13       $126,705,768        100.0%
                                                          ===       ============        =====


                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

--------------------------------------------------------------------------------

                                      S-35

--------------------------------------------------------------------------------

PAYMENT TERMS.................   All of the mortgage loans included in the trust
                                 fund accrue interest at a fixed rate, other
                                 than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                 o   Payments on the mortgage loans included in
                                     the trust fund are due on either the 4th
                                     day of the month or the 11th day of the
                                     month. No mortgage loan has a grace period
                                     that extends payment beyond the 11th day of
                                     any calendar month.

                                 o   As of the cut-off date, 78 of the mortgage
                                     loans, representing 96.8% of the mortgage
                                     pool (67 mortgage loans in loan group 1 or
                                     96.5% and all mortgage loans in loan group
                                     2), accrue interest on an actual/360 basis
                                     and 14 of the mortgage loans, representing
                                     3.2% of the mortgage pool (3.5% of loan
                                     group 1), accrue interest on a 30/360
                                     basis. Twenty-two (22) of the mortgage
                                     loans, representing 18.6% of the mortgage
                                     pool (18 mortgage loans in loan group 1 or
                                     16.7% and 4 mortgage loans in loan group 2
                                     or 41.5%), have periods during which only
                                     interest is due and periods in which
                                     principal and interest are due. Forty-four
                                     (44) of the mortgage loans, representing
                                     54.1% of the mortgage pool (42 mortgage
                                     loans in loan group 1 or 56.0% and 2
                                     mortgage loans in loan group 2 or 31.9%),
                                     provide that only interest is due until
                                     maturity or the anticipated repayment date.

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

--------------------------------------------------------------------------------

                                      S-36

--------------------------------------------------------------------------------

                         RANGE OF CUT-OFF DATE BALANCES



                                               AGGREGATE     PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
     RANGE OF CUT-OFF DATE        NUMBER     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
         BALANCES ($)            OF LOANS       BALANCE       POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------------   --------   --------------   -------------   ---------------   ---------------

<= 2,000,000..................        1     $    1,350,000         0.1%             0.1%              0.0%
2,000,001 - 3,000,000.........        7         20,009,000         1.2              1.3               0.0
3,000,001 - 4,000,000.........       17         60,391,000         3.7              4.1               0.0
4,000,001 - 5,000,000.........        8         36,493,870         2.3              2.1               3.9
5,000,001 - 6,000,000.........        5         28,155,038         1.7              1.5               4.4
6,000,001 - 7,000,000.........        6         39,590,702         2.5              1.8               9.9
7,000,001 - 8,000,000.........        4         30,100,000         1.9              1.0              11.6
8,000,001 - 9,000,000.........        2         16,904,641         1.0              0.5               6.9
9,000,001 - 10,000,000........        2         19,543,067         1.2              1.3               0.0
10,000,001 - 15,000,000.......       11        141,998,000         8.8              7.8              20.7
15,000,001 - 20,000,000.......        7        115,010,704         7.1              7.7               0.0
20,000,001 - 25,000,000.......        5        108,010,000         6.7              5.9              16.3
25,000,001 - 30,000,000.......        3         80,411,000         5.0              5.4               0.0
30,000,001 - 35,000,000.......        3         96,904,000         6.0              4.3              26.0
35,000,001 - 40,000,000.......        1         37,100,000         2.3              2.5               0.0
40,000,001 - 45,000,000.......        3        129,000,000         8.0              8.7               0.0
45,000,001 - 50,000,000.......        2         95,007,000         5.9              6.4               0.0
50,000,001 - 55,000,000.......        1         50,595,000         3.1              3.4               0.0
70,000,001 - 75,000,000.......        1         75,000,000         4.6              5.0               0.0
80,000,001 - 204,817,319......        3        432,972,319        26.8             29.1               0.0
                                    ---     --------------       -----            -----             -----
   TOTAL......................       92     $1,614,545,341       100.0%           100.0%            100.0%
                                    ===     ==============       =====            =====             =====


                             RANGE OF MORTGAGE RATES



                                               AGGREGATE     PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
       RANGE OF MORTGAGE          NUMBER     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
           RATES (%)             OF LOANS       BALANCE       POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------------   --------   --------------   -------------   ---------------   ---------------

4.750 - 5.249.................       25     $  547,894,702        33.9%            36.4%              4.9%
5.250 - 5.499.................       40        486,651,686        30.1             28.7              47.0
5.500 - 5.749.................       13        442,658,205        27.4             25.7              48.1
5.750 - 5.999.................       10         55,497,680         3.4              3.7               0.0
6.000 - 6.249.................        1         45,000,000         2.8              3.0               0.0
6.250 - 6.499.................        1          3,350,000         0.2              0.2               0.0
6.500 - 6.730.................        2         33,493,067         2.1              2.3               0.0
                                    ---     --------------       -----            -----             -----
   TOTAL......................       92     $1,614,545,341       100.0%           100.0%            100.0%
                                    ===     ==============       =====            =====             =====


--------------------------------------------------------------------------------

                                      S-37

--------------------------------------------------------------------------------

                        RANGE OF UNDERWRITTEN DSC RATIOS



                                               AGGREGATE     PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
     RANGE OF UNDERWRITTEN        NUMBER     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
           DSCRS (X)             OF LOANS       BALANCE       POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------------   --------   --------------   -------------   ---------------   ---------------

1.20 - 1.24...................       14     $  238,825,000        14.8%            12.1%             46.5%
1.25 - 1.29...................       12        146,127,709         9.1              8.4              16.6
1.30 - 1.34...................        7         44,688,685         2.8              2.1              10.8
1.35 - 1.39...................        5         61,370,924         3.8              4.1               0.0
1.40 - 1.44...................        4         36,834,111         2.3              2.5               0.0
1.45 - 1.49...................        3         54,484,593         3.4              1.4              26.0
1.50 - 1.54...................        7        184,218,000        11.4             12.4               0.0
1.55 - 1.59...................        6        262,339,000        16.2             17.6               0.0
1.60 - 1.64...................        4         28,185,000         1.7              1.9               0.0
1.65 - 1.69...................        3         52,502,000         3.3              3.5               0.0
1.70 - 1.74...................        5         83,860,000         5.2              5.6               0.0
1.75 - 1.79...................        1         17,323,000         1.1              1.2               0.0
1.80 - 1.84...................        2          6,501,000         0.4              0.4               0.0
1.85 - 1.89...................        1          4,080,000         0.3              0.3               0.0
1.90 - 1.94...................        2          6,050,000         0.4              0.4               0.0
1.95 - 1.99...................        1          3,785,000         0.2              0.3               0.0
2.00 - 2.04...................        4         13,924,000         0.9              0.9               0.0
2.05 - 2.09...................        2          6,620,000         0.4              0.4               0.0
2.10 - 2.14...................        1          3,000,000         0.2              0.2               0.0
2.20 - 2.24...................        2         30,500,000         1.9              2.0               0.0
2.25 - 2.29...................        1        204,817,319        12.7             13.8               0.0
2.30 - 3.00...................        5        124,510,000         7.7              8.4               0.0
                                    ---     --------------       -----            -----             -----
   TOTAL......................       92     $1,614,545,341       100.0%           100.0%            100.0%
                                    ===     ==============       =====            =====             =====


                        RANGE OF CUT-OFF DATE LTV RATIOS



                                               AGGREGATE     PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
           RANGE OF               NUMBER     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
  CUT-OFF DATE LTV RATIOS (%)    OF LOANS       BALANCE       POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------------   --------   --------------   -------------   ---------------   ---------------

30.01 - 35.00.................        2     $    4,350,000         0.3%             0.3%              0.0%
50.01 - 55.00.................        7        159,760,000         9.9             10.4               4.4
55.01 - 60.00.................        4        259,217,319        16.1             17.4               0.0
60.01 - 65.00.................       15        116,536,067         7.2              7.3               5.8
65.01 - 70.00.................       14        142,234,630         8.8              8.2              16.3
70.01 - 75.00.................       22        292,590,000        18.1             17.0              31.7
75.01 - 80.00.................       26        622,202,684        38.5             38.3              41.8
80.01 - 80.25.................        2         17,654,641         1.1              1.2               0.0
                                    ---     --------------       -----            -----             -----
   TOTAL......................       92     $1,614,545,341       100.0%           100.0%            100.0%
                                    ===     ==============       =====            =====             =====


--------------------------------------------------------------------------------

                                      S-38

--------------------------------------------------------------------------------

                    RANGE OF REMAINING TERMS TO MATURITY DATE
                         OR ANTICIPATED REPAYMENT DATE*



                                         AGGREGATE     PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
RANGE OF REMAINING TERMS    NUMBER     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
        (MONTHS)           OF LOANS       BALANCE       POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------   --------   --------------   -------------   ---------------   ---------------

0 - 60 .................       9      $  265,739,000        16.5%            15.1%             31.9%
61 - 84 ................      24         459,541,000        28.5             30.9               0.0
85 - 108 ...............       1           8,000,000         0.5              0.5               0.0
109 - 120 ..............      57         877,915,341        54.4             53.2              68.1
169 - 180 ..............       1           3,350,000         0.2              0.2               0.0
                             ---      --------------       -----            -----             -----
   TOTAL ...............      92      $1,614,545,341       100.0%           100.0%            100.0%
                             ===      ==============       =====            =====             =====


----------
*    With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES



                                             AGGREGATE     PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
                                NUMBER     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
   AMORTIZATION TYPE           OF LOANS       BALANCE       POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
----------------------------   --------   --------------   -------------   ---------------   ---------------

Interest-only, Balloon......      39        $834,155,000        51.7%            53.3%             31.9%
Amortizing Balloon..........      26         440,746,341        27.3             27.4              26.6
Interest-only, Amortizing
   Balloon*.................      22         300,327,000        18.6             16.7              41.5
Interest-only, ARD..........       5          39,317,000         2.4              2.6               0.0
                                 ---      --------------       -----            -----             ----
   TOTAL....................      92      $1,614,545,341       100.0%           100.0%            100.0%
                                 ===      ==============       =====            =====             =====


----------
*    These mortgage loans require payments of interest only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool, a period of 12 to
     84 months with respect to loan group 1, and a period of 6 to 60 months with respect to loan group 2.

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if this type of mortgage
                                 loan is not prepaid by a date specified in its
                                 related mortgage note, interest will accrue at
                                 a higher rate and the related borrower will be
                                 required to apply all cash flow generated by
                                 the mortgaged property in excess of its regular
                                 debt service payments and certain other
                                 permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic payment
                                 on the mortgage loans is determined assuming
                                 interest is calculated on a "30/360 basis," but
                                 interest actually accrues and is applied on the
                                 majority of the mortgage loans on an "actual/
                                 360 basis," there will be less amortization,
                                 absent prepayments, of the principal balance
                                 during the term of the related mortgage loan,
                                 resulting in a higher final payment on such
                                 mortgage loan. This will occur even if a
                                 mortgage loan is a "fully amortizing" mortgage
                                 loan.

--------------------------------------------------------------------------------

                                      S-39

--------------------------------------------------------------------------------

                                 See "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the trust
                                 fund restrict or prohibit voluntary prepayments
                                 of principal in some manner for some period of
                                 time.

                        TYPES OF PREPAYMENT RESTRICTIONS



                                               AGGREGATE     PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
           PREPAYMENT             NUMBER     CUT-OFF DATE    CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE
        RESTRICTION TYPE         OF LOANS       BALANCE       POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------------   --------   --------------   -------------   ---------------   ---------------

Lockout/ Defeasance ..........      71      $  894,534,023        55.4%             53.5%            77.8%
Lockout/Defeasance or Yield
   Maintenance ...............      15         470,169,000        29.1              31.6              0.0
Yield Maintenance/
   Defeasance ................       1         204,817,319        12.7              13.8              0.0
Lockout/Yield Maintenance ....       5          45,025,000         2.8               1.1             22.2
                                   ---      --------------       -----             -----            -----
   TOTAL .....................      92      $1,614,545,341       100.0%            100.0%           100.0%
                                   ===      ==============       =====             =====            =====


                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive or
                                 modify the terms of any mortgage loan relating
                                 to the payment of a prepayment premium or yield
                                 maintenance charge will be limited as described
                                 in this prospectus supplement. See "SERVICING
                                 OF THE MORTGAGE LOANS--Modifications, Waivers
                                 and Amendments" in this prospectus supplement.
                                 We make no representations as to the
                                 enforceability of the provisions of any
                                 mortgage notes requiring the payment of a
                                 prepayment premium or yield maintenance charge
                                 or limiting prepayments to defeasance or the
                                 ability of the master servicer or special
                                 servicer to collect any prepayment premium or
                                 yield maintenance charge.

DEFEASANCE....................   Eighty-seven (87) of the mortgage loans
                                 included in the trust fund as of the cut-off
                                 date, representing 97.2% of the mortgage pool
                                 (78 mortgage loans in loan group 1 or 98.9% and
                                 9 mortgage loans in loan group 2 or 77.8%),
                                 permit the borrower, under certain conditions,
                                 to substitute United States government
                                 securities as collateral for the related
                                 mortgage loans (or a portion thereof) following
                                 their respective lock-out or yield maintenance
                                 periods. Upon substitution, the related
                                 mortgaged property (or, in the case of a
                                 mortgage loan secured by multiple mortgaged
                                 properties, one or more of such mortgaged
                                 properties) will no longer secure the related
                                 mortgage loan. The payments on the defeasance
                                 collateral are required to be at least equal to
                                 an amount sufficient to make, when due, all
                                 payments on the

--------------------------------------------------------------------------------

                                      S-40

--------------------------------------------------------------------------------

                                 related mortgage loan or allocated to the
                                 related mortgaged property; provided that in
                                 the case of certain mortgage loans, these
                                 defeasance payments may cease at the beginning
                                 of the open prepayment period with respect to
                                 that mortgage loan, and the final payment on
                                 the defeasance collateral on such early
                                 prepayment date would fully prepay the mortgage
                                 loan. Defeasance may not occur prior to the
                                 second anniversary of the issuance of the
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" in this
                                 prospectus supplement.

TWENTY LARGEST
   MORTGAGE LOANS.............   The following table describes certain
                                 characteristics of the twenty largest mortgage
                                 loans in the trust fund by aggregate principal
                                 balance as of the cut-off date. With respect to
                                 the loan referred to as the AmericasMart
                                 mortgage loan in the immediately following
                                 table, the loan balance per square foot, the
                                 debt service coverage ratio and the
                                 loan-to-value ratio set forth in such table, in
                                 each case, are based on the principal balance
                                 of the AmericasMart mortgage loan and its pari
                                 passu companion loan. No companion loan is
                                 included in the trust fund.

--------------------------------------------------------------------------------

                                      S-41

--------------------------------------------------------------------------------



                                             NUMBER OF
                                             MORTGAGE                               % OF        % OF
                                              LOANS/                              CUT-OFF    APPLICABLE
                                 MORTGAGE    NUMBER OF               CUT-OFF        DATE    CUT-OFF DATE
                                   LOAN      MORTGAGED    LOAN        DATE          POOL     LOAN GROUP
           LOAN NAME              SELLER    PROPERTIES   GROUP       BALANCE      BALANCE      BALANCE
------------------------------   --------   ----------   -----   --------------   -------   ------------

AmericasMart .................   Wachovia        1/1       1     $  204,817,319    12.7%        13.8%

Regency Centers Pool .........   Wachovia        1/6       1        123,155,000     7.6          8.3%
U.S. Bancorp .................   Wachovia        1/1       1        105,000,000     6.5          7.1%
50 West 23rd Street ..........   Wachovia        1/1       1         75,000,000     4.6          5.0%
600 Community Drive ..........   Wachovia        1/1       1         50,595,000     3.1          3.4%
The Galleria .................   Wachovia        1/1       1         50,000,000     3.1          3.4%
Weslayan Plaza ...............   Wachovia        1/1       1         45,007,000     2.8          3.0%
Centennial Tower .............   Wachovia        1/1       1         45,000,000     2.8          3.0%
240 West 40th Street .........   Wachovia        1/1       1         42,000,000     2.6          2.8%
The Suffolk Building .........   Wachovia        1/1       1         42,000,000     2.6          2.8%
                                               -----             --------------    ----
                                               10/15             $  782,574,319    48.5%
                                               =====             ==============    ====
Corbin Corners ...............   Wachovia        1/1       1     $   37,100,000     2.3%         2.5%

Glen Park Apartments .........   Wachovia        1/1       2         33,000,000     2.0         26.0%
Five Points Shopping Center ..   Wachovia        1/1       1         32,054,000     2.0          2.2%
Point Loma Plaza .............   Wachovia        1/1       1         31,850,000     2.0          2.1%
Plaza Volente ................   Wachovia        1/1       1         28,680,000     1.8          1.9%
O'Fallon Walk ................   Wachovia        1/1       1         25,988,000     1.6          1.7%
Cloppers Mill Village
   Center ....................   Wachovia        1/1       1         25,743,000     1.6          1.7%
Courtyard Marriott -- Miami
   Beach, FL .................   Wachovia        1/1       1         23,500,000     1.5          1.6%
Rancho San Diego Village .....   Wachovia        1/1       1         21,560,000     1.3          1.4%
Fox Mill Shopping Center .....   Wachovia        1/1       1         21,430,000     1.3          1.4%
                                               -----             --------------    ----
                                               10/10             $  280,905,000    17.4%
                                               -----             --------------    ----
                                               20/25             $1,063,479,319    65.9%
                                               =====             ==============    ====

                                                          LOAN              CUT-OFF      LTV
                                                      BALANCE PER             DATE    RATIO AT
                                      PROPERTY          SF/UNIT/              LTV     MATURITY   MORTGAGE
           LOAN NAME                    TYPE             ROOM*      DSCR*    RATIO*    OR ARD*     RATE
------------------------------   ------------------   -----------   -----   -------   --------   --------

AmericasMart .................   Special Purpose -      $   101     2.28x    56.1%      47.2%     5.720%
                                 Merchandise Mart
Regency Centers Pool .........   Retail - Anchored      $   123     1.58x    76.1%      76.1%     5.030%
U.S. Bancorp .................   Office - CBD           $   113     2.45x    51.5%      51.5%     5.290%
50 West 23rd Street ..........   Office - CBD           $   225     1.28x    79.8%      79.8%     5.390%
600 Community Drive ..........   Office - Suburban      $   200     1.55x    70.3%      70.3%     5.642%
The Galleria .................   Office - CBD           $   329     1.22x    79.4%      79.4%     5.410%
Weslayan Plaza ...............   Retail - Anchored      $   126     1.65x    76.9%      76.9%     5.120%
Centennial Tower .............   Office - CBD           $    70     1.71x    59.8%      56.0%     6.080%
240 West 40th Street .........   Office - CBD           $   257     1.39x    73.7%      65.9%     5.520%
The Suffolk Building .........   Office - Suburban      $   163     1.51x    60.9%      58.2%     5.100%

                                                                    1.82X    65.9%      62.8%     5.439%

Corbin Corners ...............   Retail - Anchored      $   209     1.55x    75.7%      75.7%     5.160%
                                 Multifamily -
Glen Park Apartments .........   Conventional           $71,121     1.48x    78.2%      78.2%     5.670%
Five Points Shopping Center ..   Retail - Anchored      $   222     1.54x    73.9%      73.9%     5.120%
Point Loma Plaza .............   Retail - Anchored      $   149     1.50x    67.8%      67.8%     5.120%
Plaza Volente ................   Retail - Anchored      $   179     1.20x    80.0%      72.9%     5.420%
O'Fallon Walk ................   Retail - Anchored      $   165     1.20x    78.5%      70.3%     5.530%
Cloppers Mill Village
   Center ....................   Retail - Anchored      $   188     1.53x    74.6%      74.6%     5.160%
Courtyard Marriott - Miami       Hospitality - Full
   Beach, FL .................   Service                $89,695     2.20x    50.3%      43.8%     6.730%
Rancho San Diego Village .....   Retail - Anchored      $   141     1.52x    70.0%      70.0%     5.160%
Fox Mill Shopping Center .....   Retail - Anchored      $   208     1.56x    75.2%      75.2%     5.120%

                                                                    1.52X    72.9%      70.9%     5.400%

                                                                    1.74X    67.8%      64.9%     5.429%


----------
*    The AmericasMart mortgage loan is part of a split loan structure containing a pari passu companion loan that is not included in the trust fund. With respect to this mortgage loan, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot are based on the aggregate indebtedness of each of these mortgage loans together with the pari passu companion loan.

                                 For more information on the twenty largest
                                 mortgage loans in the trust fund, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

CO-LENDER LOANS...............   Five (5) mortgage loans to be included in the
                                 trust, representing approximately 20.0% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date (21.7% of
                                 loan group 1), are, in each case, evidenced by
                                 one of two notes which are secured by a single
                                 mortgaged real property. One (1) of such
                                 mortgage loans, loan number 1 (the AmericasMart
                                 mortgage loan) is part of a split loan
                                 structure where 1 companion loan that is part
                                 of this split loan structure

--------------------------------------------------------------------------------

                                      S-42

--------------------------------------------------------------------------------

                                 is pari passu in right of entitlement to
                                 payment with the mortgage loan. In each case,
                                 the companion loan(s) will not be part of the
                                 trust fund. Each of these mortgage loans and
                                 its related companion loan is subject to
                                 intercreditor agreements.

                                 The intercreditor agreement for the
                                 AmericasMart mortgage loan generally allocates
                                 collections in respect of such mortgage loan to
                                 the mortgage loan and the pari passu companion
                                 loan, on a pro rata basis. The intercreditor
                                 agreements for each of the mortgage loans with
                                 subordinate companion loans generally allocate
                                 collections in respect of such mortgage loans,
                                 first, to the related mortgage loan, and
                                 second, to the related subordinate companion
                                 loan. No companion loan is included in the
                                 trust fund. The master servicer and special
                                 servicer will service and administer these
                                 mortgage loans and their related companion
                                 loans, pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement, for so long as the related mortgage
                                 loan is part of the trust fund.

                                 With respect to 1 mortgage loan (loan number
                                 50), the related intercreditor agreement allows
                                 the trust fund and the related companion loan
                                 to receive separate collections of principal
                                 and interest prior to any material defaults.

                                 Amounts attributable to any companion loan will
                                 not be assets of the trust fund, and will be
                                 beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement
                                 for a description of certain rights of the
                                 holders of these companion loans to direct or
                                 consent to the servicing of the related
                                 mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage Loans
                                 Creates Additional Risks" in this prospectus
                                 supplement.

--------------------------------------------------------------------------------

                                      S-43

                                  RISK FACTORS

     o    You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision.
          Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     o    The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     o    This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     o    If any of the following risks are realized, your investment could be materially and adversely affected.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
   AVAILABLE TO PAY YOU.......   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans (and, in the
                                 case of the Class A-FL certificates, the swap
                                 contract) are insufficient to make payments on
                                 the offered certificates, no other assets will
                                 be available for payment of the deficiency. See
                                 "RISK FACTORS--The Assets of the Trust Fund May
                                 Not Be Sufficient to Pay Your Certificates" in
                                 the accompanying prospectus.

PREPAYMENTS WILL AFFECT YOUR
   YIELD......................   Prepayments. The yield to maturity on the
                                 offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which, in either case, may not require
                                 any accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of
                                 principal.

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield maintenance
                                 charge would be payable with respect to
                                 purchase or repurchase). In addition, certain
                                 mortgage loans may permit prepayment without an
                                 accompanying prepayment premium or yield
                                 maintenance charge if the mortgagee elects to
                                 apply casualty or condemnation proceeds to the
                                 mortgage loan. We cannot make any
                                 representation as to the

                                      S-44

                                 anticipated rate of prepayments (voluntary or
                                 involuntary) on the mortgage loans or as to the
                                 anticipated yield to maturity of any
                                 certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2, Class A-3, Class A-4, Class A-5,
                                 Class A-PB, Class A-6 and Class A-1A
                                 certificates will generally be based upon the
                                 particular loan group in which the related
                                 mortgage loan is deemed to be a part, the yield
                                 on the Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-5, Class A-PB and Class A-6
                                 certificates will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 1
                                 and the yield on the Class A-1A certificates
                                 will be particularly sensitive to prepayments
                                 on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this
                                 prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate occur
                                 at a rate faster than you anticipated at the
                                 time of purchase, and no prepayment premiums or
                                 yield maintenance charges are collected, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.
                                 Conversely, if you purchase an offered
                                 certificate at a discount and principal
                                 distributions on that offered certificate occur
                                 at a rate slower than you anticipated at the
                                 time of purchase, your actual yield to maturity
                                 may be lower than you had predicted at the time
                                 of purchase.

                                 The yield on the Class D certificates could be
                                 adversely affected if mortgage loans with
                                 higher mortgage interest rates pay faster than
                                 mortgage loans with lower mortgage interest
                                 rates, since those classes bear interest at a
                                 rate equal to, based upon or limited by the
                                 weighted average net mortgage rate of the
                                 mortgage loans.

                                 In addition, because there can be no assurances
                                 with respect to losses, prepayments and
                                 performance of the mortgage loans, there can be
                                 no assurance that distributions of principal on
                                 the Class A-PB certificates will be made in
                                 conformity with the schedule attached on Annex
                                 D to this prospectus supplement.

                                 Interest Rate Environment. Mortgagors generally
                                 are less likely to prepay if prevailing
                                 interest rates are at or above the rates borne
                                 by their mortgage loans. On the other hand,
                                 mortgagors are generally more likely to prepay
                                 if prevailing interest rates fall significantly
                                 below the mortgage interest rates of their
                                 mortgage loans. Mortgagors are generally less
                                 likely to prepay mortgage loans with a lockout
                                 period, yield maintenance charge or prepayment
                                 premium provision, to the extent enforceable,
                                 than similar mortgage loans without such
                                 provisions, with shorter lockout periods or
                                 with lower yield maintenance charges or
                                 prepayment premiums.

                                      S-45

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow funds
                                 or post a letter of credit related to obtaining
                                 certain performance objectives. In general,
                                 such funds will be released to the related
                                 borrower upon the satisfaction of certain
                                 conditions. If the conditions are not
                                 satisfied, although the master servicer will be
                                 directed in the pooling and servicing agreement
                                 (in accordance with the servicing standard) to
                                 hold the escrows, letters of credit or proceeds
                                 of such letters of credit as additional
                                 collateral and not use the funds to reduce the
                                 principal balance of the related mortgage loan,
                                 in the event such funds are required to be used
                                 to reduce the principal balance of such
                                 mortgage loans, such amounts will be passed
                                 through to the holders of the certificates as
                                 principal prepayments.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under federal
                                 bankruptcy law, and may constitute interest for
                                 usury purposes. Accordingly, we cannot provide
                                 assurance that the obligation to pay that
                                 premium or charge will be enforceable or, if
                                 enforceable, that the foreclosure proceeds will
                                 be sufficient to pay such prepayment premium or
                                 yield maintenance charge. Additionally,
                                 although the collateral substitution provisions
                                 related to defeasance are not intended to be,
                                 and do not have the same effect on the
                                 certificateholders as a prepayment, we cannot
                                 provide assurance that a court would not
                                 interpret such provisions as requiring a
                                 prepayment premium or yield maintenance charge
                                 and possibly determine that such provisions are
                                 unenforceable or usurious under applicable law.
                                 Prepayment premiums and yield maintenance
                                 charges are generally not charged for
                                 prepayments resulting from casualty or
                                 condemnation and would not be paid in
                                 connection with repurchases of mortgage loans
                                 for breaches of representations or warranties
                                 or a material document defect. No prepayment
                                 premium or yield maintenance charge will be
                                 required for prepayments in connection with a
                                 casualty or condemnation unless, in the case of
                                 certain of the mortgage loans, an event of
                                 default has occurred and is continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust fund or in a particular
                                 group will occur at different rates. In
                                 addition, mortgaged properties can be released
                                 from the trust fund as a result of prepayments,
                                 defeasance, repurchases, casualties or
                                 condemnations. As a result, the aggregate
                                 balance of the mortgage loans concentrated in
                                 various property types in the trust fund or in
                                 a particular loan group changes over time. You
                                 therefore may be exposed to varying
                                 concentration risks as the mixture of property
                                 types and relative principal balance of the
                                 mortgage loans associated with certain property
                                 types changes. See the table entitled "Range of
                                 Remaining Terms to Maturity or Anticipated
                                 Repayment Date for all Mortgage Loans as of the
                                 Cut-Off

                                      S-46

                                 Date" under "DESCRIPTION OF THE MORTGAGE
                                 POOL--Additional Mortgage Loan Information" in
                                 this prospectus supplement for a description of
                                 the respective maturity dates of the mortgage
                                 loans included in the trust fund and in each
                                 loan group. Because principal on the
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) is payable in sequential order to
                                 the extent described under "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement, classes that have a lower priority
                                 of distributions are more likely to be exposed
                                 to the risk of changing concentrations
                                 discussed under "--Special Risks Associated
                                 With High Balance Mortgage Loans" below than
                                 classes with a higher sequential priority.

OPTIONAL EARLY TERMINATION OF
   THE TRUST FUND MAY RESULT
   IN AN ADVERSE IMPACT ON
   YOUR YIELD OR MAY RESULT IN
   A LOSS.....................   The offered certificates will be subject to
                                 optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued on the certificates that are subject to
                                 the termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD
  CONSIDERATIONS..............   The yield to investors in the Class A-FL
                                 certificates will be highly sensitive to
                                 changes in the level of LIBOR. Investors in the
                                 Class A-FL certificates should consider the
                                 risk that lower than anticipated levels of
                                 LIBOR could result in actual yields that are
                                 lower than anticipated yields on the Class A-FL
                                 certificates.

                                 In addition, because interest payments on the
                                 Class A-FL certificates may be reduced or the
                                 pass-through rate may convert to a fixed rate,
                                 subject to a maximum pass-through rate equal to
                                 the weighted average of the net interest rates
                                 on the mortgage loans, in connection with
                                 certain events discussed in this prospectus
                                 supplement, the yield to investors in the Class
                                 A-FL certificates under such circumstances may
                                 not be as high as that offered by other LIBOR
                                 based investments that are not subject to such
                                 interest rate restrictions.

                                 In general, the earlier a change in the level
                                 of LIBOR, the greater the effect on the yield
                                 to maturity to an investor in the Class A-FL
                                 certificates. As a result, the effect on such
                                 investor's yield to maturity of a level of
                                 LIBOR that is higher

                                      S-47

                                 (or lower) than the rate anticipated by such
                                 investor during the period immediately
                                 following the issuance of the Class A-FL
                                 certificates is not likely to be offset by a
                                 subsequent like reduction (or increase) in the
                                 level of LIBOR. The failure by the swap
                                 counterparty in its obligation to make payments
                                 under the swap contract, the conversion to a
                                 fixed rate that is below the rate that would
                                 otherwise be payable at the floating rate
                                 and/or the reduction of interest payments
                                 resulting from payment of interest to the Class
                                 A-FL regular interest based on a pass-through
                                 rate below 4.697% per annum would have such a
                                 negative impact. There can be no assurance that
                                 a default by the swap counterparty and/or the
                                 conversion of the pass-through rate from a rate
                                 based on LIBOR to a fixed rate would not
                                 adversely affect the amount and timing of
                                 distributions to the holders of the Class A-FL
                                 certificates, as applicable. See "Yield and
                                 Maturity Considerations" in this prospectus
                                 supplement.

RISKS RELATING TO THE
   SWAP CONTRACTS.............   The trust fund will have the benefit of a swap
                                 contract relating to the Class A-FL
                                 certificates issued by Wachovia Bank, National
                                 Association. Because the Class A-FL regular
                                 interests each accrue interest at a fixed rate
                                 of interest, the ability of the holders of each
                                 of the Class A-FL certificates to obtain the
                                 payment of interest at the designated
                                 pass-through rate (which payment of interest
                                 may be reduced in certain circumstances as
                                 described in this prospectus supplement) will
                                 depend on payment by the swap counterparty
                                 pursuant to the swap contract. See "DESCRIPTION
                                 OF THE SWAP CONTRACT--The Swap Counterparty" in
                                 this prospectus supplement.

                                 If the swap counterparty's long term ratings
                                 fall below the ratings levels set forth in the
                                 swap contract by any rating agency, the swap
                                 counterparty will be required to post
                                 collateral or find a replacement swap
                                 counterparty that would not cause another
                                 rating agency trigger event. In the event that
                                 the swap counterparty fails to either post
                                 acceptable collateral or find an acceptable
                                 replacement swap counterparty after such a
                                 trigger event, the trustee will be required to
                                 take such actions (following the expiration of
                                 any applicable grace period), unless otherwise
                                 directed in writing by the holders of 25% of
                                 the Class A-FL certificates to enforce the
                                 rights of the trust fund under the swap
                                 contract as may be permitted by the terms of
                                 the swap contract and use any termination
                                 payments received from the swap counterparty to
                                 enter into a replacement swap contract on
                                 substantially similar terms. If the costs
                                 attributable to entering into a replacement
                                 swap contract would exceed the net proceeds of
                                 the liquidation of the swap contract, a
                                 replacement swap contract will not be entered
                                 into and any such proceeds will instead be
                                 distributed to the holders of the Class A-FL
                                 certificates. There can be no assurance that
                                 the swap counterparty will maintain its current
                                 ratings or have sufficient

                                      S-48

                                 assets or otherwise be able to fulfill its
                                 obligations under the swap contract.

                                 During the occurrence of a continuing payment
                                 default with respect to the swap counterparty
                                 or if the swap contract is terminated and no
                                 replacement swap counterparty is found, the
                                 Class A-FL certificate pass-through rate will
                                 convert to the fixed interest rate. Any such
                                 conversion to a fixed rate might result in a
                                 temporary delay of payment of the distributions
                                 to the holders of the Class A-FL certificates
                                 if notice of the resulting change in payment
                                 terms of the certificates is not given to the
                                 Depository Trust Corporation within the time
                                 frame in advance of the distribution date that
                                 Depository Trust Corporation requires to modify
                                 the payment.

                                 If the costs attributable to entering into a
                                 replacement swap contract would exceed the net
                                 proceeds of the liquidation of the swap
                                 contract, then a replacement swap contract will
                                 not be entered into and any such proceeds will
                                 instead be distributed to the holders of the
                                 Class A-FL certificates. There can be no
                                 assurance that the swap counterparty will
                                 maintain the required ratings or have
                                 sufficient assets or otherwise be able to
                                 fulfill its obligations under the swap
                                 contract, and there can be no assurance that
                                 any termination payments payable by the swap
                                 counterparty will be sufficient for the trustee
                                 to engage a replacement swap counterparty. In
                                 addition, a termination fee may not be payable
                                 by the swap counterparty in connection with
                                 certain termination events.

                                 In addition, the trustee will not be obligated
                                 to undertake any enforcement action with
                                 respect to the swap contract unless it has
                                 received from the Class A-FL certificateholders
                                 an indemnity satisfactory to the trustee with
                                 respect to the costs, expenses and liabilities
                                 associated with enforcing the rights of the
                                 trust fund under the swap contract. No such
                                 costs, expenses and/or liabilities will be
                                 payable out of the trust fund.

                                 In addition, if the funds allocated to payment
                                 of interest distributions on the Class A-FL
                                 regular interest are insufficient to make all
                                 required interest payments on the Class A-FL
                                 regular interest, as applicable, the amount
                                 paid to the swap counterparty will be reduced
                                 and interest paid by the swap counterparty
                                 under the swap contract will be reduced, on a
                                 dollar for dollar basis, by an amount equal to
                                 the difference between the amount actually paid
                                 to the swap counterparty and the amount that
                                 would have been paid if the funds allocated to
                                 payment of interest distributions on the
                                 corresponding regular interest had been
                                 sufficient to make all required interest
                                 payments on that regular interest. As a result,
                                 the holders of the Class A-FL certificates may
                                 experience an interest shortfall. See
                                 "DESCRIPTION OF THE SWAP CONTRACT" in this
                                 prospectus supplement.

                                      S-49

BORROWER DEFAULTS MAY
   ADVERSELY AFFECT YOUR
   YIELD......................   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount of
                                 losses actually experienced, and if such losses
                                 are allocated to your class of certificates,
                                 your actual yield to maturity will be lower
                                 than the yield so calculated and could, under
                                 certain scenarios, be negative. The timing of
                                 any loss on a liquidated mortgage loan also
                                 will affect the actual yield to maturity of the
                                 offered certificates to which all or a portion
                                 of such loss is allocable, even if the rate of
                                 defaults and severity of losses are consistent
                                 with your expectations. In general, the earlier
                                 you bear a loss, the greater the effect on your
                                 yield to maturity. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a particular
                                 class of offered certificates, such losses may
                                 affect the weighted average life and yield to
                                 maturity of other certificates. Losses on the
                                 mortgage loans, to the extent not allocated to
                                 such class of offered certificates, may result
                                 in a higher percentage ownership interest
                                 evidenced by such certificates than would
                                 otherwise have resulted absent such loss. The
                                 consequent effect on the weighted average life
                                 and yield to maturity of the offered
                                 certificates will depend upon the
                                 characteristics of the remaining mortgage
                                 loans.

ADDITIONAL COMPENSATION AND
   CERTAIN REIMBURSEMENTS TO
   THE SERVICER WILL AFFECT
   YOUR RIGHT TO RECEIVE
   DISTRIBUTIONS..............   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances and unreimbursed servicing expenses.
                                 The right of the master servicer, the special
                                 servicer or the trustee to receive such
                                 payments of interest is senior to the rights of
                                 certificateholders to receive distributions on
                                 the certificates

                                      S-50

                                 and, consequently, may result in additional
                                 trust fund expenses being allocated to the
                                 offered certificates that would not have
                                 resulted absent the accrual of such interest.
                                 In addition, the special servicer will receive
                                 a fee with respect to each specially serviced
                                 mortgage loan and any collections thereon,
                                 including specially serviced mortgage loans
                                 which have been returned to performing status.
                                 This will result in shortfalls which will be
                                 allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
   OFFERED CERTIFICATES.......   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class, A-5, Class
                                 A-PB, Class A-6, Class A-1A, Class X-C or Class
                                 X-P certificates, your rights to receive
                                 distributions of amounts collected or advanced
                                 on or in respect of the mortgage loans will be
                                 subordinated to those of the holders of the
                                 offered certificates with an earlier payment
                                 priority.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this prospectus
                                 supplement.

YOUR LACK OF CONTROL OVER THE
   TRUST FUND CAN CREATE
   RISKS......................   You and other certificateholders generally do
                                 not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust fund. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement. Those decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust
                                 fund, even if that decision is determined to be
                                 in your best interests by that party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions relating
                                 to the trust fund. The interests of those
                                 certificateholders may be in conflict with
                                 those of the other certificateholders. For
                                 example, certificateholders of certain classes
                                 that are subordinate in right of payment may
                                 direct the actions of the special servicer with
                                 respect to troubled mortgage loans and related
                                 mortgaged properties. In certain circumstances,
                                 the holder of a companion loan, mezzanine loan
                                 or subordinate debt may direct the actions of
                                 the special servicer with respect to the
                                 related mortgage loan and the holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt will have certain consent rights relating
                                 to foreclosure or modification of the related
                                 loans. The interests of such holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt may be in conflict with those of the
                                 certificateholders.

                                      S-51

                                 Five (5) of the mortgage loans, representing
                                 20.0% of the mortgage pool (21.7% of loan group
                                 1), are each evidenced by multiple promissory
                                 notes. With respect to 1 of these mortgage
                                 loans, representing 12.7% of the mortgage pool
                                 (13.8% of loan group 1), the related mortgage
                                 loan is evidenced by a promissory note that is
                                 pari passu in right of payment. The trust fund
                                 is comprised of only one of the pari passu
                                 notes. With respect to 4 of these mortgage
                                 loans, representing 7.3% of the mortgage pool
                                 (7.9% of loan group 1), the related mortgage
                                 loans are evidenced by one promissory note that
                                 is subordinate in right of payment to the other
                                 promissory note. In each case, the trust fund
                                 does not include the subordinate companion
                                 note. In each case, the holders of the
                                 subordinate companion notes and/or the pari
                                 passu companion notes (or, if applicable, the
                                 holders of beneficial interests in the pari
                                 passu companion notes and/or the subordinate
                                 companion notes) have certain control,
                                 consultation and/or consent rights with respect
                                 to the servicing and/or administration of these
                                 loans. In addition, such holders of the
                                 subordinate companion loans and/or the pari
                                 passu companion loans notes and/or the
                                 subordinate companion notes may have been
                                 granted various rights and powers pursuant to
                                 the related intercreditor agreement or other
                                 similar agreement, including cure rights and
                                 purchase options with respect to the related
                                 mortgage loans. In some cases, the foregoing
                                 rights and powers may be assignable or may be
                                 exercised through a representative or designee.
                                 Accordingly, these rights may potentially
                                 conflict with the interests of the
                                 certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this prospectus
                                 supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES MAY
   BE LIMITED.................   There is currently no secondary market for the
                                 offered certificates. While each underwriter
                                 has advised us that it intends to make a
                                 secondary market in one or more classes of the
                                 offered certificates, none of them are under
                                 any obligation to do so. No secondary market
                                 for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange or traded in
                                 any automated quotation system of any
                                 registered securities association such as
                                 NASDAQ.

                                      S-52

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially represented
                                 by one or more certificates registered in the
                                 name of Cede & Co., as the nominee for the
                                 Depository Trust Company, and will not be
                                 registered in your name. As a result, you will
                                 not be recognized as a certificateholder, or
                                 holder of record of your certificates.

POTENTIAL CONFLICTS OF
   INTEREST...................   The master servicer is an affiliate of the
                                 depositor, is one of the underwriters, the
                                 mortgage loan seller and the Swap Counterparty.
                                 These affiliations could cause conflicts with
                                 the master servicer's duties to the trust fund
                                 under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard described in this prospectus
                                 supplement without regard to an affiliation
                                 with any other party to the pooling and
                                 servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 Wachovia Bank, National Association, which is
                                 the master servicer, or one of its affiliates,
                                 is also the initial holder of certain companion
                                 loans with respect to 4 mortgage loans, the
                                 AmericasMart mortgage loan, representing 12.7%
                                 of the mortgage pool (13.8% of loan group 1),
                                 the Centennial Tower mortgage loan,
                                 representing 2.8% of the mortgage pool (3.0% of
                                 loan group 1), the 240 West 40th Street
                                 mortgage loan, representing 2.6% of the
                                 mortgage pool (2.8% of loan group 1) and the
                                 Courtyard Marriott--Miami Beach, FL mortgage
                                 loan, representing 1.5% of the mortgage pool
                                 (1.6% of loan group 1). In addition, Wachovia
                                 Bank, National Association is an affiliate of
                                 Wachovia Development Corporation, the
                                 controlling equity owner of the borrower with
                                 respect to 14 mortgage loans (loan numbers 56,
                                 66, 67, 69, 71, 72, 74, 76, 78, 80, 82, 84, 89
                                 and 90), representing 3.2% of the mortgage pool
                                 (3.5% of loan group 1). Accordingly, a conflict
                                 may arise between Wachovia Bank, National
                                 Association's duties to the trust fund under
                                 the Pooling and Servicing Agreement and its or
                                 its affiliate's interest as a holder of a
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement. This could cause a
                                 conflict between Wachovia Bank, National
                                 Association's duties to the trust fund under
                                 the pooling and servicing agreement and its or
                                 its affiliate's interest as a holder of those
                                 interests.

                                 Clarion Partners, LLC, which is the special
                                 servicer, or one of its affiliates, is expected
                                 to purchase certain of the non-offered
                                 certificates (including the Class P
                                 Certificates). This could cause a conflict
                                 between the duties of Clarion Partners, LLC to
                                 the trust fund as special servicer under the
                                 pooling and servicing agreement and its
                                 interest as a holder of a certificate.

                                 The special servicer will (and any related
                                 sub-servicer may) be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate

                                      S-53

                                 of the special servicer may purchase certain
                                 other non-offered certificates (including the
                                 controlling class and the Class Z
                                 certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing loans
                                 or interests in non-performing loans, which may
                                 include REO properties that compete with the
                                 mortgaged properties securing mortgage loans in
                                 the trust fund. The special servicer or its
                                 affiliates own and are in the business of
                                 acquiring assets similar in type to the assets
                                 of the trust fund. The special servicer or its
                                 affiliates may also make loans on properties
                                 that may compete with the mortgaged properties
                                 and may also advise other clients that own or
                                 are in the business of owning properties that
                                 compete with the mortgaged properties or that
                                 own loans like the mortgage loans included in
                                 the trust fund. Accordingly, the assets of the
                                 special servicer and its affiliates may,
                                 depending upon the particular circumstances
                                 including the nature and location of such
                                 assets, compete with the mortgaged properties
                                 for tenants, purchasers, financing and so
                                 forth. See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                 This could cause a conflict between the special
                                 servicer's duties to the trust fund under the
                                 pooling and servicing agreement and its
                                 interest as a holder of a certificate. However,
                                 the pooling and servicing agreement provides
                                 that the mortgage loans shall be administered
                                 in accordance with the servicing standard
                                 without regard to ownership of any certificate
                                 by the master servicer, the special servicer or
                                 any affiliate of the special servicer. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement.

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                 o    a substantial number of the mortgaged
                                      properties are managed by property
                                      managers affiliated with the respective
                                      borrowers;

                                 o    these property managers also may manage
                                      and/or franchise additional properties,
                                      including properties that may compete with
                                      the mortgaged properties;

                                 o    affiliates of the property manager and/or
                                      the borrowers or the property managers
                                      and/or the borrowers themselves also may
                                      own other properties, including competing
                                      properties; or

                                 o    the mortgaged property is self managed.

                                 In addition, certain mortgage loans included in
                                 the trust fund may have been refinancings of
                                 debt previously held by (or by an affiliate of)
                                 the mortgage loan seller.

                                      S-54

TERRORIST ATTACKS AND MILITARY
   CONFLICTS MAY ADVERSELY
   AFFECT YOUR INVESTMENT.....   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The full impact of
                                 these events is not yet known, but could
                                 include, among other things, increased
                                 volatility in the price of securities including
                                 your certificates. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. The
                                 terrorist attacks on the World Trade Center and
                                 the Pentagon suggest an increased likelihood
                                 that large public areas such as shopping malls
                                 or large office buildings could become the
                                 target of terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. See "--Insurance Coverage
                                 on Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq and
                                 elsewhere may significantly reduce air travel
                                 throughout the United States, and, therefore,
                                 continue to have a negative effect on revenues
                                 in areas heavily dependent on tourism. Any
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hotel mortgaged properties and those
                                 mortgaged properties located in tourist areas,
                                 which could reduce the ability of such
                                 mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed
                                 conflict involving the United States, including
                                 the recent war between the United States and
                                 Iraq or any future conflict with any other
                                 country, will have on domestic and world
                                 financial markets, economies, real estate
                                 markets, insurance costs or business segments.
                                 Foreign or domestic conflicts of any kind could
                                 have an adverse effect on the mortgaged
                                 properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely affect
                                 your investment in the certificates.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
   COMMERCIAL LENDING MAY BE
   DIFFERENT THAN FOR
   RESIDENTIAL LENDING........   Commercial and multifamily lending is generally
                                 viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by

                                      S-55

                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                 o    to generate income sufficient to pay debt
                                      service, operating expenses and leasing
                                      commissions and to make necessary repairs,
                                      tenant improvements and capital
                                      improvements; and

                                 o    in the case of loans that do not fully
                                      amortize over their terms, to retain
                                      sufficient value to permit the borrower to
                                      pay off the loan at maturity through a
                                      sale or refinancing of the mortgaged
                                      property.

FUTURE CASH FLOW AND PROPERTY
   VALUES ARE NOT
   PREDICTABLE................   A number of factors, many beyond the control of
                                 the property owner, may affect the ability of
                                 an income producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.

                                 Among these factors are:

                                 o    economic conditions generally and in the
                                      area of the project;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    the degree to which the project competes
                                      with other projects in the area;

                                 o    changes or continued weakness in specific
                                      industry segments;

                                 o    increases in operating costs;

                                 o    the willingness and ability of the owner
                                      to provide capable property management and
                                      maintenance;

                                 o    the degree to which the project's revenue
                                      is dependent upon a single tenant or user,
                                      a small group of tenants, tenants
                                      concentrated in a particular business or
                                      industry and the competition to any such
                                      tenants;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    the location of a mortgaged property;

                                 o    whether a mortgaged property can be easily
                                      converted (or converted at all) to
                                      alternative uses;

                                 o    an increase in vacancy rates;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of such
                                      properties;

                                 o    vulnerability to litigation by tenants and
                                      patrons; and

                                 o    environmental contamination.

                                      S-56

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant. If leases are not renewed or replaced,
                                 if tenants default, if rental rates fall and/or
                                 if operating expenses increase, the borrower's
                                 ability to repay the loan may be impaired and
                                 the resale value of the property, which is
                                 substantially dependent upon the property's
                                 ability to generate income, may decline.

                                 Even if borrowers successfully renew leases or
                                 relet vacated space, the costs associated with
                                 reletting, including tenant improvements,
                                 leasing commissions and free rent, can exceed
                                 the amount of any reserves maintained for that
                                 purpose and reduce cash from the mortgaged
                                 properties. Although some of the mortgage loans
                                 included in the trust fund require the borrower
                                 to maintain escrows for leasing expenses, there
                                 is no guarantee that these reserves will be
                                 sufficient. In addition, there are other
                                 factors, including changes in zoning or tax
                                 laws, restrictive covenants, tenant exclusives
                                 and rights of first refusal to lease or
                                 purchase, the availability of credit for
                                 refinancing and changes in interest-rate levels
                                 that may adversely affect the value of a
                                 project and/or the borrower's ability to sell
                                 or refinance without necessarily affecting the
                                 ability to generate current income. In
                                 addition, certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who may have
                                 certain rights to cancel their leases or reduce
                                 the rent payable with respect to such leases at
                                 any time for, among other reasons, lack of
                                 appropriations.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant and military
                                      installation closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of retail space, office space
                                      or multifamily housing);

                                 o    demographic factors;

                                 o    consumer confidence;

                                 o    consumer tastes and preferences; and

                                 o    changes in building codes and other
                                      applicable laws.

                                 o    The volatility of net operating income
                                      will be influenced by many of the
                                      foregoing factors, as well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    in the case of rental properties, the rate
                                      at which new rentals occur;

                                 o    the property's "operating leverage" (for
                                      example, the percentage of total property
                                      expenses in relation to

                                      S-57

                                      revenue, the ratio of fixed operating
                                      expenses to those that vary with revenues
                                      and the level of capital expenditures
                                      required to maintain the property and to
                                      retain or replace tenants); and

                                 o    a decline in the real estate market or in
                                      the financial condition of a major tenant
                                      will tend to have a more immediate effect
                                      on the net operating income of property
                                      with short-term revenue sources, such as
                                      short-term or month-to-month leases, and
                                      may lead to higher rates of delinquency or
                                      defaults.

SOME MORTGAGED PROPERTIES MAY
   NOT BE READILY CONVERTIBLE
   TO ALTERNATIVE USES........   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property including, in the case of
                                 mortgaged properties which are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any
                                 mortgaged property, subject to limitations of
                                 the kind described above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with Industrial
                                 and Mixed Use Facilities" and "--Special Risks
                                 Associated with Self Storage Facilities" below.

LOANS NOT INSURED OR
   GUARANTEED.................   Generally, the mortgage loans included in the
                                 trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, the mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee or any of their
                                 respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower or
                                 another person in the event of a default.
                                 Accordingly, you should assume all of the
                                 mortgage loans included in the trust fund are
                                 nonrecourse loans, and that recourse in the
                                 case of default will be limited to the related
                                 mortgaged property.

                                 However, in certain circumstances the mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                      S-58

                                 o    there is a defect or omission with respect
                                      to certain of the documents relating to
                                      such mortgage loan and such defect or
                                      omission materially and adversely affects
                                      the value of a mortgage loan or the
                                      interests of the trust fund therein or the
                                      interests of any certificateholder; or

                                 o    certain of their respective
                                      representations or warranties concerning
                                      such mortgage loan are breached, and such
                                      breach materially and adversely affects
                                      the value of such mortgage loan, the
                                      interests of the trust fund therein or the
                                      interests of any certificateholder and is
                                      not cured as required.

                                 We cannot provide assurance that the applicable
                                 mortgage loan seller will be in a financial
                                 position to make such a repurchase or
                                 substitution.

RISKS RELATING TO CERTAIN
   PROPERTY TYPES.............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
   SHOPPING CENTERS AND OTHER
   RETAIL PROPERTIES..........   Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer demand due to
                                 demographic changes (for example, population
                                 decreases or changes in average age or income)
                                 and/or changes in consumer preference (for
                                 example, to discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,
                                 shadow anchor or major tenant, or the cessation
                                 of the business of an anchor, shadow anchor or
                                 major tenant at its store, notwithstanding that
                                 such tenant may continue payment of rent after
                                 "going dark," may have a particularly negative
                                 effect on the economic performance of a
                                 shopping center property given the importance
                                 of anchor tenants, shadow anchor tenants and
                                 major tenants in attracting traffic to other
                                 stores within the same shopping center. In
                                 addition, the failure of one or more major
                                 tenants, such as an anchor or shadow anchor
                                 tenant, to operate from its premises may
                                 entitle other tenants to rent reductions or the
                                 right to terminate their leases. See "--The
                                 Failure of a Tenant Will Have a Negative Impact
                                 on Single Tenant and Tenant Concentration
                                 Properties" below.

                                 Retail properties, including shopping centers,
                                 secure 53 of the mortgage loans included in the
                                 trust fund as of the cut-off

                                      S-59

                                 date, representing 43.7% of the mortgage pool
                                 (47.5% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
   OFFICE PROPERTIES..........   Office properties may require their owners to
                                 expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive. In addition, a large number of
                                 factors may adversely affect the value of
                                 office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the physical attributes of the building in
                                      relation to competing buildings (for
                                      example, age, condition, design, access to
                                      transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems);

                                 o    the physical attributes of the building
                                      with respect to the technological needs of
                                      the tenants, including the adaptability of
                                      the building to changes in the
                                      technological needs of the tenants;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the presence of competing properties; and

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees).

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                 Office properties secure 9 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 25.9% of the
                                 mortgage pool (28.2% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
   MERCHANDISE MART
   PROPERTIES.................   Merchandise mart properties present risks not
                                 associated with other properties. Significant
                                 factors determining the value of merchandise
                                 mart properties include:

                                 o    competing merchandise mart properties;

                                 o    decreased demand for showrooms and trade
                                      shows due to alternative merchandising
                                      outlets or sources;

                                 o    inability of the merchandise mart's
                                      property management to attract trade shows
                                      and industries and potential costs related
                                      to such efforts; and

                                 o    decreased demand for showrooms and trade
                                      shows due to economic downturns in
                                      industries typically associated with
                                      merchandise mart properties, such as home
                                      furnishings and apparel.

                                 Because merchandise mart properties tend to
                                 have short term leases, the financial
                                 performance of merchandise mart

                                      S-60

                                 properties tends to be affected by adverse
                                 economic conditions and competition more
                                 quickly than other commercial properties.

                                 Moreover, many tenants of and exhibitors in
                                 merchandise mart properties are small business
                                 which generally experience a higher rate of
                                 bankruptcy, business failure and other
                                 financial difficulties than other businesses,
                                 thereby increasing the risk of tenant or
                                 exhibitor default.

                                 Merchandise mart properties secure 1 of the
                                 mortgage loans included in the trust fund as of
                                 the cut-off date, representing 12.7% of the
                                 mortgage pool (13.8% of loan group 1).

SPECIAL RISKS ASSOCIATE WITH
   MULTIFAMILY PROJECTS.......   Multifamily projects are part of a market that,
                                 in general, is characterized by low barriers to
                                 entry. Thus, a particular apartment market with
                                 historically low vacancies could experience
                                 substantial new construction and a resultant
                                 oversupply of units in a relatively short
                                 period of time. Since multifamily apartment
                                 units are typically leased on a short-term
                                 basis, the tenants who reside in a particular
                                 project within such a market may easily move to
                                 alternative projects with more desirable
                                 amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o    the physical attributes of the apartment
                                      building (for example, its age, appearance
                                      and construction quality);

                                 o    the location of the property (for example,
                                      a change in the neighborhood over time);

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities that
                                      the property provides;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates
                                      (which, if relatively low, may encourage
                                      tenants to purchase rather than lease
                                      housing);

                                 o    the tenant mix, such as the tenant
                                      population being predominantly students or
                                      being heavily dependent on workers from a
                                      particular business or personnel from a
                                      local military base;

                                 o    dependence upon governmental programs that
                                      provide rent subsidies to tenants pursuant
                                      to tenant voucher programs or tax credits
                                      to developers to provide certain types of
                                      development;

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions; and

                                 o    state and local regulations.

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent

                                      S-61

                                 stabilization or similar programs. The
                                 limitations and restrictions imposed by these
                                 programs could result in realized losses on the
                                 mortgage loans. In addition, in the event that
                                 the program is cancelled, it could result in
                                 less income for the project. These programs may
                                 include:

                                 o    rent limitations that could adversely
                                      affect the ability of borrowers to
                                      increase rents to maintain the condition
                                      of their mortgaged properties and satisfy
                                      operating expenses; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 Multifamily properties secure 17 of the
                                 mortgage loans included in the trust fund as of
                                 the cut-off date, representing 11.8% of the
                                 mortgage pool (6 mortgage loans in loan group 1
                                 or 4.3% and all mortgage loans in loan group
                                 2).

SPECIAL RISKS ASSOCIATED WITH
   HOSPITALITY PROPERTIES.....   Hospitality properties are affected by various
                                 factors, including:

                                 o    location;

                                 o    quality;

                                 o    management ability;

                                 o    amenities;

                                 o    franchise affiliation (or lack thereof);

                                 o    continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and operator of a hotel;

                                 o    changes in travel patterns caused by
                                      changes in access, energy prices, strikes,
                                      relocation of highways, the construction
                                      of additional highways or other factors;

                                 o    adverse economic conditions, either local,
                                      regional or national, which may limit the
                                      amount that may be charged for a room and
                                      may result in a reduction in occupancy
                                      levels; and

                                 o    construction of competing hotels or
                                      motels, which may also limit the amount
                                      that may be charged for a room and may
                                      result in a reduction in occupancy levels.

                                      S-62

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. All of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel management
                                 company through a franchise or management
                                 agreement. The performance of a hotel property
                                 affiliated with a franchise or hotel management
                                 company depends in part on:

                                 o    the continued existence and financial
                                      strength of the franchisor or hotel
                                      management company;

                                 o    the public perception of the franchise or
                                      hotel chain service mark; and

                                 o    the duration of the franchise licensing or
                                      management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a liquor
                                 license. Such a license may not be transferable
                                 (for example, in connection with a
                                 foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different seasons
                                 affect different hotels depending on type and
                                 location. This seasonality can be expected to
                                 cause periodic fluctuations in a hospitality
                                 property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses.

                                 In addition, the events of September 11, 2001,
                                 have had an adverse impact on the tourism and
                                 convention industry. See "--Terrorist Attacks
                                 and Military Conflicts May Adversely Affect
                                 Your Investment" in this prospectus supplement.

                                 Hospitality properties secure 6 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 3.8% of the mortgage
                                 pool (4.1% of loan group 1).

ENVIRONMENTAL LAWS MAY
   ADVERSELY AFFECT THE VALUE
   OF AND CASH FLOW FROM A
   MORTGAGED PROPERTY.........   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a
                                 mortgage loan included in

                                      S-63

                                 the trust fund, the trust fund may be subject
                                 to certain risks including the following:

                                 o    a reduction in the value of such mortgaged
                                      property which may make it impractical or
                                      imprudent to foreclose against such
                                      mortgaged property;

                                 o    the potential that the related borrower
                                      may default on the related mortgage loan
                                      due to such borrower's inability to pay
                                      high remediation costs or costs of
                                      defending lawsuits due to an environmental
                                      impairment or difficulty in bringing its
                                      operations into compliance with
                                      environmental laws;

                                 o    liability for clean-up costs or other
                                      remedial actions, which could exceed the
                                      value of such mortgaged property or the
                                      unpaid balance of the related mortgage
                                      loan; and

                                 o    the inability to sell the related mortgage
                                      loan in the secondary market or to lease
                                      such mortgaged property to potential
                                      tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to secure
                                 the reimbursement of remedial costs incurred by
                                 these agencies to correct adverse environmental
                                 conditions. This lien may be superior to the
                                 lien of an existing mortgage. Any such lien
                                 arising with respect to a mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund would adversely affect the value of such
                                 mortgaged property and could make impracticable
                                 the foreclosure by the special servicer on such
                                 mortgaged property in the event of a default by
                                 the related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property, as
                                 well as certain other types of parties, may be
                                 liable for the costs of investigation, removal
                                 or remediation of hazardous or toxic substances
                                 on, under, adjacent to or in such property. The
                                 cost of any required investigation, delineation
                                 and/or remediation and the owner's liability
                                 therefor is generally not limited under
                                 applicable laws. Such liability could exceed
                                 the value of the property and/or the aggregate
                                 assets of the owner. Under some environmental
                                 laws, a secured lender (such as the trust fund)
                                 may be found to be an "owner" or "operator" of
                                 the related mortgaged property if it is
                                 determined that the lender actually
                                 participated in the hazardous waste management
                                 of the borrower, regardless of whether the
                                 borrower actually caused the environmental
                                 damage. In such cases, a secured lender may be
                                 liable for the costs of any required
                                 investigation, removal or remediation of
                                 hazardous substances. The trust fund's
                                 potential exposure to liability for
                                 environmental costs will increase if the trust
                                 fund, or an agent of the trust fund, actually
                                 takes possession

                                      S-64

                                 of a mortgaged property or control of its
                                 day-to-day operations. See "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus, and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund. Such assessments do not
                                 generally include invasive environmental
                                 testing. In each case where the environmental
                                 site assessment or update revealed a material
                                 adverse environmental condition or circumstance
                                 at any mortgaged property, then (depending on
                                 the nature of the condition or circumstance)
                                 one or more of the following actions has been
                                 or is expected to be taken:

                                 o    an environmental consultant investigated
                                      those conditions and recommended no
                                      further investigations or remediation;

                                 o    an environmental insurance policy, having
                                      the characteristics described below, was
                                      obtained from a third-party insurer;

                                 o    either (i) an operations and maintenance
                                      program, including, in several cases, with
                                      respect to asbestos-containing materials,
                                      lead-based paint, microbial matter and/or
                                      radon, or periodic monitoring of nearby
                                      properties, has been or is expected to be
                                      implemented in the manner and within the
                                      time frames specified in the related loan
                                      documents, or (ii) remediation in
                                      accordance with applicable law or
                                      regulations has been performed, is
                                      currently being performed or is expected
                                      to be performed either by the borrower or
                                      by the party responsible for the
                                      contamination;

                                 o    an escrow or reserve was established to
                                      cover the estimated cost of remediation,
                                      with each remediation required to be
                                      completed within a reasonable time frame
                                      in accordance with the related loan
                                      documents; or

                                 o    the related borrower or other responsible
                                      party having financial resources
                                      reasonably estimated to be adequate to
                                      address the related condition or
                                      circumstance is required to take (or is
                                      liable for the failure to take) actions,
                                      if any, with respect to those
                                      circumstances or conditions that have been
                                      required by the applicable governmental
                                      regulatory authority or any environmental
                                      law or regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and

                                      S-65

                                 risks, that the related borrowers will
                                 implement all recommended operations and
                                 maintenance plans, that such plans will
                                 adequately remediate the environmental
                                 condition, or that any environmental indemnity,
                                 insurance or escrow will fully cover all
                                 potential environmental conditions and risks.
                                 In addition, the environmental condition of the
                                 underlying real properties could be adversely
                                 affected by tenants or by the condition of land
                                 or operations in the vicinity of the
                                 properties, such as underground storage tanks.

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms and
                                 conditions of such coverage would be met, that
                                 coverage would be sufficient for the claims at
                                 issue or that coverage would not be subject to
                                 certain deductibles.

                                 In addition, some of the related borrowers have
                                 provided an environmental indemnification in
                                 favor of the mortgagee.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust fund
                                 will become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will effectively insulate
                                 the trust fund from potential liability for a
                                 materially adverse environmental condition at
                                 any mortgaged property. See "DESCRIPTION OF THE
                                 POOLING AND SERVICING AGREEMENTS--Realization
                                 Upon Defaulted Mortgage Loans," "RISK
                                 FACTORS--Environmental Liability May Affect the
                                 Lien on a Mortgaged Property and Expose the
                                 Lender to Costs" and "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
   BALLOON LOANS AND
   ANTICIPATED REPAYMENT DATE
   LOANS......................   All of the mortgage loans provide for scheduled
                                 payments of principal and/or interest based on
                                 amortization schedules significantly longer
                                 than their respective remaining terms to
                                 maturity or provide for payments of
                                 interest-only until the respective maturity
                                 date and, in each case, a balloon payment on
                                 their respective maturity dates. Five (5) of
                                 these mortgage loans included in the trust fund
                                 as of the cut-off date, representing 2.4% of
                                 the mortgage pool (2.6% of loan group 1), are
                                 anticipated repayment date loans, which provide
                                 that

                                      S-66

                                 if the principal balance of the loan is not
                                 repaid on a date specified in the related
                                 mortgage note, the loan will accrue interest at
                                 an increased rate.

                                 o    A borrower's ability to make a balloon
                                      payment or repay its anticipated repayment
                                      date loan on the anticipated repayment
                                      date typically will depend upon its
                                      ability either to refinance fully the loan
                                      or to sell the related mortgaged property
                                      at a price sufficient to permit the
                                      borrower to make such payment.

                                 o    Whether or not losses are ultimately
                                      sustained, any delay in the collection of
                                      a balloon payment on the maturity date or
                                      repayment on the anticipated repayment
                                      date that would otherwise be distributable
                                      on your certificates will likely extend
                                      the weighted average life of your
                                      certificates.

                                 o    The ability of a borrower to effect a
                                      refinancing or sale will be affected by a
                                      number of factors, including (but not
                                      limited to) the value of the related
                                      mortgaged property, the level of available
                                      mortgage rates at the time of sale or
                                      refinancing, the borrower's equity in the
                                      mortgaged property, the financial
                                      condition and operating history of the
                                      borrower and the mortgaged property, rent
                                      rolling status, rent control laws with
                                      respect to certain residential properties,
                                      tax laws, prevailing general and regional
                                      economic conditions and the availability
                                      of credit for loans secured by multifamily
                                      or commercial properties, as the case may
                                      be.

                                 We cannot assure you that each borrower under a
                                 balloon loan or an anticipated repayment date
                                 loan will have the ability to repay the
                                 principal balance of such mortgage loan on the
                                 related maturity date or anticipated repayment
                                 date, as applicable. For additional description
                                 of risks associated with balloon loans, see
                                 "RISK FACTORS--Balloon Payments on Mortgage
                                 Loans Result in Heightened Risk of Borrower
                                 Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are in
                                 material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject, however,
                                 to the limitations described under "SERVICING
                                 OF THE MORTGAGE LOANS--Modifications, Waivers
                                 and Amendments" in this prospectus supplement.
                                 We cannot provide assurance, however, that any
                                 such extension or modification will increase
                                 the present value of recoveries in a given
                                 case. Any delay in collection of a balloon
                                 payment that would otherwise be distributable
                                 on your certificates, whether such delay is due
                                 to borrower default or to modification of the
                                 related mortgage loan, will likely extend the
                                 weighted average life of your certificates. See
                                 "YIELD AND MATURITY CONSIDERATIONS" in

                                      S-67

                                 this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES
   ASSOCIATED WITH BORROWER
   CONCENTRATION, BORROWERS
   UNDER COMMON CONTROL AND
   RELATED BORROWERS..........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or becoming subject to a
                                 bankruptcy proceeding may have an adverse
                                 effect on the funds available to make
                                 distributions on the certificates and may lead
                                 to a downgrade, withdrawal or qualification (if
                                 applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers
                                 are likely to:

                                 o    have common management, increasing the
                                      risk that financial or other difficulties
                                      experienced by the property manager could
                                      have a greater impact on the pool of
                                      mortgage loans included in the trust fund;
                                      and

                                 o    have common general partners or managing
                                      members which would increase the risk that
                                      a financial failure or bankruptcy filing
                                      would have a greater impact on the pool of
                                      mortgage loans included in the trust fund.

                                 The Regency and Macquarie concentration (loan
                                 numbers 2, 7, 11, 13, 14, 17, 19, 20, 26, 27,
                                 29, 30, 31 and 36) consists of 14 mortgage
                                 loans which collectively represent 26.5% of the
                                 mortgage pool (28.8% of loan group 1). These
                                 mortgage loans are not cross-collateralized or
                                 cross-defaulted but have common sponsors. The
                                 sponsors of each mortgage loan in the Regency
                                 and Macquarie concentration are Regency Centers
                                 Corporation and Macquarie Country Wide Trust.
                                 See "--Poor Property Management Will Lower
                                 Performance of the

                                      S-68

                                 Related Mortgaged Property" and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans" in this prospectus supplement.

                                 The AmericasMart concentration (loan number 1)
                                 consists of 1 mortgage loan which represents
                                 12.7% of the mortgage pool (13.8% of loan group
                                 1). The sponsor of this mortgage loan is AMC,
                                 Inc. See "--Poor Property Management Will Lower
                                 Performance of the Related Mortgaged Property"
                                 and "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--AmericasMart" in this
                                 prospectus supplement.

                                 The Moinian concentration (loan numbers 4 and
                                 6) consists of 2 mortgage loans which
                                 collectively represent 7.7% of the mortgage
                                 pool (8.4% of loan group 1). These loans are
                                 not cross-collateralized or cross-defaulted but
                                 have a common sponsor. The sponsor of each
                                 mortgage loan is Joseph Moinian. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--50 West 23rd Street"
                                 and "--The Galleria" in this prospectus
                                 supplement.

                                 No group, individual, borrower, or sponsor
                                 concentration or borrower concentration
                                 represents more than 26.5% of the mortgage pool
                                 (14 mortgage loans in loan group 1 or 28.8%).
                                 See "DESCRIPTION OF THE MORTGAGE LOANS--Twenty
                                 Largest Mortgage Loans--Regency Centers Pool"
                                 in this prospectus supplement.

THE GEOGRAPHIC CONCENTRATION
   OF MORTGAGED PROPERTIES
   SUBJECTS THE TRUST FUND TO
   A GREATER EXTENT TO STATE
   AND REGIONAL CONDITIONS....   Except as indicated in the following tables,
                                 less than 5.0% of the mortgage loans, by
                                 cut-off date pool or loan group balance, are
                                 secured by mortgaged properties in any one
                                 state.

                                      MORTGAGED PROPERTIES BY GEOGRAPHIC
                                              CONCENTRATION(1)



                                                      NUMBER OF      AGGREGATE     PERCENTAGE OF
                                                      MORTGAGED    CUT-OFF DATE     CUT-OFF DATE
                                      STATE          PROPERTIES       BALANCE       POOL BALANCE
                                 -----------------   ----------   --------------   -------------

                                 GA...............        6       $  274,583,385        17.0%
                                 NY...............        5          227,588,067        14.1
                                 CA...............        9          148,800,000         9.2
                                    Southern(2)...        5           99,789,000         6.2
                                    Northern(2)...        4           49,011,000         3.0
                                 VA...............       11          144,978,000         9.0
                                 MN...............        3          144,006,000         8.9
                                 WA...............        8          110,641,000         6.9
                                 CO...............        4           84,149,000         5.2
                                 TX...............        4           80,106,000         5.0
                                 Other............       49          399,693,889        24.8
                                                        ---       --------------       -----
                                    TOTAL.........       99       $1,614,545,341       100.0%
                                                        ===       ==============       =====


                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on

                                      S-69

                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                                  LOAN GROUP 1

                                       MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                CONCENTRATION(1)



                                                      NUMBER OF      AGGREGATE      PERCENTAGE OF
                                                      MORTGAGED    CUT-OFF DATE      CUT-OFF DATE
                                       STATE         PROPERTIES       BALANCE      GROUP 1 BALANCE
                                 -----------------   ----------   --------------   ---------------

                                 GA...............         5      $  269,588,319         18.1%
                                 NY...............         5         227,588,067         15.3
                                 MN...............         3         144,006,000          9.7
                                 CA...............         7         134,050,000          9.0
                                    Southern(2)...         4          92,339,000          6.2
                                    Northern(2)...         3          41,711,000          2.8
                                 VA...............         9         123,478,000          8.3
                                 CO...............         4          84,149,000          5.7
                                 TX...............         4          80,106,000          5.4
                                 Other............        49         424,874,187         28.6
                                                         ---      --------------        -----
                                    TOTAL.........        86      $1,487,839,573        100.0%
                                                         ===      ==============        =====


                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                                  LOAN GROUP 2

                                       MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                CONCENTRATION(1)



                                                      NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                      MORTGAGED   CUT-OFF DATE     CUT-OFF DATE
                                       STATE         PROPERTIES      BALANCE     GROUP 2 BALANCE
                                 -----------------   ----------   ------------   ---------------

                                 WA...............         5      $ 67,267,000         53.1%
                                 VA...............         2        21,500,000         17.0
                                 CA...............         2        14,750,000         11.6
                                    Southern(2)...         1         7,450,000          5.9
                                    Northern(2)...         1         7,300,000          5.8
                                 IN...............         1         6,400,000          5.1
                                 Other............         3        16,788,768         13.3
                                                         ---      ------------        -----
                                    TOTAL.........        13      $126,705,768        100.0%
                                                         ===      ============        =====


                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                      S-70

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region where the mortgagors and the mortgaged
                                 properties are located:

                                 o    economic conditions;

                                 o    conditions in the real estate market;

                                 o    changes in governmental rules and fiscal
                                      policies;

                                 o    acts of God or terrorism (which may result
                                      in uninsured losses); and

                                 o    other factors which are beyond the control
                                      of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
   HIGH BALANCE MORTGAGE
   LOANS......................   Several of the mortgage loans included in the
                                 trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe, relative
                                 to the size of the pool, than would be the case
                                 if the aggregate balance of the pool were more
                                 evenly distributed.

                                 o    The largest single mortgage loan included
                                      in the trust fund as of the cut-off date
                                      represents 12.7% of the mortgage pool
                                      (13.8% of loan group 1).

                                 o    The largest group of cross-collateralized
                                      mortgage loans included in the trust fund
                                      as of the cut-off date represents, in the
                                      aggregate, 3.3% of the mortgage pool (3.6%
                                      of loan group 1).

                                 o    The 5 largest mortgage loans or groups of
                                      cross-collateralized mortgage loans
                                      included in the trust fund as of the
                                      cut-off date represent, in the aggregate,
                                      34.7% of the mortgage pool (37.7% of loan
                                      group 1).

                                 o    The 10 largest mortgage loans or groups of
                                      cross-collateralized mortgage loans
                                      included in the trust fund as of the
                                      cut-off date represent, in the aggregate,
                                      49.2% of the mortgage pool (53.3% of loan
                                      group 1).

                                      S-71

CONCENTRATIONS OF MORTGAGED
   PROPERTY TYPES SUBJECT THE
   TRUST FUND TO INCREASED
   RISK OF DECLINE IN A
   PARTICULAR INDUSTRY........   A concentration of mortgaged property types can
                                 increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism, the hotel industry might be
                                 adversely affected, leading to increased losses
                                 on loans secured by hospitality properties as
                                 compared to the mortgage loans secured by other
                                 property types.

                                 In that regard:

                                 o    mortgage loans included in the trust fund
                                      and secured by retail properties represent
                                      as of the cut-off date 43.7% of the
                                      mortgage pool (47.5% of loan group 1);

                                 o    mortgage loans included in the trust fund
                                      and secured by office properties represent
                                      as of the cut-off date 25.9% of the
                                      mortgage pool (28.2% of loan group 1);

                                 o    mortgage loans included in the trust fund
                                      and secured by special purpose properties
                                      represent as of the cut-off date 12.7% of
                                      the mortgage pool (13.8% of loan group 1);

                                 o    mortgage loans included in the trust fund
                                      and secured by multifamily properties
                                      represent as of the cut-off date 11.8% of
                                      the mortgage pool (6 mortgage loans in
                                      loan group 1 or 4.3% and all mortgage
                                      loans in loan group 2);

                                 o    mortgage loans included in the trust fund
                                      and secured by hospitality properties
                                      represent as of the cut-off date 3.8% of
                                      the mortgage pool (4.1% of loan group 1);

                                 o    mortgage loans included in the trust fund
                                      and secured by mobile home park properties
                                      represent as of the cut-off date 0.7% of
                                      the mortgage pool (0.7% of loan group 1);

                                 o    mortgage loans included in the trust fund
                                      and secured by self-storage facilities
                                      represent as of the cut-off date 0.6% of
                                      the mortgage pool (0.7% of loan group 1);
                                      and

                                 o    mortgage loans included in the trust fund
                                      and secured by industrial and mixed use
                                      facilities represent as of the cut-off
                                      date 0.4% of the mortgage pool (0.5% of
                                      loan group 1).

WE HAVE NOT REUNDERWRITTEN ANY
   OF THE MORTGAGE LOANS......   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan seller, and the
                                 mortgage loan seller's obligations to
                                 repurchase, cure or substitute a mortgage loan
                                 in the event that a representation or warranty
                                 was not true when made and such breach
                                 materially and adversely affects the value of
                                 the mortgage loan, the interest of the trust
                                 fund or the interests of any certificateholder.
                                 These representations and warranties do not
                                 cover all of the matters that we would review
                                 in underwriting a mortgage loan and you should
                                 not view them

                                      S-72

                                 as a substitute for reunderwriting the mortgage
                                 loans. If we had reunderwritten the mortgage
                                 loans included in the trust fund, it is
                                 possible that the reunderwriting process may
                                 have revealed problems with a mortgage loan not
                                 covered by representations or warranties given
                                 by the mortgage loan seller. In addition, we
                                 cannot provide assurance that the mortgage loan
                                 seller will be able to repurchase or substitute
                                 a mortgage loan if a representation or warranty
                                 has been breached. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

FORECLOSURE ON MORTGAGED
   PROPERTIES MAY RESULT IN
   ADVERSE TAX CONSEQUENCES...   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and management of a mortgaged property
                                 subsequent to the trust fund's acquisition of a
                                 mortgaged property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax would
                                 substantially reduce net proceeds available for
                                 distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the
                                 accompanying prospectus. In addition, if the
                                 trust fund were to acquire one or more
                                 mortgaged properties pursuant to a foreclosure
                                 or deed in lieu of foreclosure, upon
                                 acquisition of those mortgaged properties, the
                                 trust fund may in certain jurisdictions,
                                 particularly in New York, be required to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such properties. Such state or
                                 local taxes may reduce net proceeds available
                                 for distribution to the certificateholders.

INSURANCE COVERAGE ON
   MORTGAGED PROPERTIES MAY
   NOT COVER SPECIAL HAZARD
   LOSSES.....................   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will
                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or destruction of the improvements on
                                 the related mortgaged property by fire,
                                 lightning, explosion, smoke, windstorm and
                                 hail, and riot, strike and civil commotion,
                                 subject to the conditions and exclusions
                                 specified in each policy. The mortgage loans
                                 generally do not require earthquake insurance.

                                      S-73

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and therefore do not contain identical
                                 terms and conditions, most such policies
                                 typically may not cover any physical damage
                                 resulting from:

                                 o    war;

                                 o    terrorism;

                                 o    revolution;

                                 o    governmental actions;

                                 o    floods, and other water-related causes;

                                 o    earth movement (including earthquakes,
                                      landslides and mud flows);

                                 o    wet or dry rot;

                                 o    vermin;

                                 o    domestic animals;

                                 o    sink holes or similarly occurring soil
                                      conditions; and

                                 o    other kinds of risks not specified in the
                                      preceding paragraph.

                                 In light of the September 11, 2001, terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage. In
                                 order to offset this risk, Congress passed the
                                 Terrorism Risk Insurance Act of 2002, which
                                 established the Terrorism Insurance Program.
                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and was
                                 established to provide financial assistance
                                 from the United States government to insurers
                                 in the event of another terrorist attack that
                                 is the subject of an insurance claim. The
                                 Terrorism Risk Insurance Act of 2002 requires
                                 the Treasury Department to establish procedures
                                 for the Terrorism Insurance Program under which
                                 the federal share of compensation will be equal
                                 to 90% of that portion of insured losses that
                                 exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion. An
                                 insurer that has paid its deductible is not
                                 liable for the payment of any portion of total
                                 annual United States-wide losses that exceed
                                 $100 billion, regardless of the terms of the
                                 individual insurance contracts.

                                      S-74

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 authorizes the exclusion or does not pay the
                                 premium, insurance for acts of terrorism may be
                                 excluded from the policy. All policies for
                                 insurance issued after November 26, 2002, must
                                 make similar disclosure and provide a similar
                                 opportunity for the insured to purchase
                                 coverage. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage nor does it stipulate the pricing of
                                 the coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002, is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses, subject to the
                                 immediately preceding paragraph. Any state
                                 approval of such types of exclusions in force
                                 on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to acts
                                 that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, there can be no assurance that the
                                 Terrorism Insurance Program or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates as described above. There can be no
                                 assurance that such temporary program will
                                 create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, there can be no assurance that
                                 subsequent terrorism insurance legislation will
                                 be passed upon its expiration.

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit of
                                 insurance against terrorist acts. In addition,
                                 no assurance can be given that the coverage for
                                 such acts, if obtained or maintained, will be
                                 broad enough to cover the particular act of
                                 terrorism that may be committed or that the
                                 amount of coverage will be sufficient to repair
                                 and restore the mortgaged property or to repay
                                 the mortgage loan in full. The insufficiency of
                                 insurance coverage in any respect could have a
                                 material and adverse affect on your
                                 certificates.

                                      S-75

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or the
                                 special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar acts, nor will it be required to call a
                                 default under a mortgage loan, if the related
                                 borrower fails to maintain such insurance (even
                                 if required to do so under the related loan
                                 documents) if the special servicer has
                                 determined, in consultation with the
                                 controlling class representative, in accordance
                                 with the servicing standard that either:

                                 o    such insurance is not available at
                                      commercially reasonable rates and that
                                      such hazards are not at the time commonly
                                      insured against for properties similar to
                                      the mortgaged property and located in or
                                      around the region in which such mortgaged
                                      property is located; or

                                 o    such insurance is not available at any
                                      rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which terrorism
                                 insurance is required. For example, with
                                 respect to 2 mortgage loans (loan numbers 3 and
                                 5), representing 9.6% of the mortgage pool
                                 (10.5% of loan group 1), the related borrower
                                 is not required to carry terrorism insurance in
                                 excess of a maximum annual premium amount. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--U.S. Bancorp" and
                                 "--600 Community Drive" in this prospectus
                                 supplement.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME
   MORTGAGE LOANS CREATES
   ADDITIONAL RISKS...........   In general, the borrowers are:

                                 o    required to satisfy any existing
                                      indebtedness encumbering the related
                                      mortgaged property as of the closing of
                                      the related mortgage loan; and

                                 o    prohibited from encumbering the related
                                      mortgaged property with additional secured
                                      debt without the mortgagee's prior
                                      approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that secure
                                 other loans outside the trust fund, and, except
                                 as provided below none of the related entities
                                 with a controlling ownership interest in the
                                 borrower may pledge its interest in that
                                 borrower as security for mezzanine debt.

                                 With respect to 2 mortgage loans (loan numbers
                                 40 and 47), representing 1.1% of the mortgage
                                 pool (1.2% of loan group 1), the related
                                 borrower, under certain circumstances, may
                                 encumber the related mortgaged property with
                                 subordinate

                                      S-76

                                 debt subject to the terms of a subordination
                                 and standstill agreement to be entered into in
                                 favor of the mortgagee and the satisfaction of
                                 certain financial conditions.

                                 With respect to 1 mortgage loan (loan number
                                 5), representing approximately 3.1% of the
                                 mortgage pool (3.4% of loan group 1), the
                                 ownership interests of the direct or indirect
                                 owners of the related borrower have been
                                 pledged as security for mezzanine debt, subject
                                 to the terms of an intercreditor agreement
                                 entered into in favor of the mortgagee.

                                 With respect to 13 mortgage loans (loan numbers
                                 10, 16, 21, 24, 33, 39, 42, 46, 51, 54, 62, 79
                                 and 86), representing approximately 10.6% of
                                 the mortgage pool (12 mortgage loans in loan
                                 group 1 or 11.0% and 1 mortgage loan in loan
                                 group 2 or 5.9%), the related loan documents
                                 provide that, under certain circumstances,
                                 ownership interests in the related borrowers
                                 may be pledged as security for mezzanine debt
                                 in the future, subject to the terms of a
                                 subordination and standstill agreement and/or
                                 an intercreditor agreement to be entered into
                                 in favor of the mortgagee and the satisfaction
                                 of certain financial conditions.

                                 With respect to 2 mortgage loans (loan numbers
                                 32 and 49), representing 1.3% of the mortgage
                                 pool (1.4% of loan group 1), the related
                                 mortgage loan documents do not prohibit the
                                 borrower from incurring additional unsecured
                                 debt or an owner of an interest in the related
                                 borrower from pledging its ownership interest
                                 in the related borrower as security for
                                 mezzanine debt because the related borrower is
                                 not required by either the mortgage loan
                                 documents or related organizational documents
                                 to be a special purpose entity.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder (including
                                 the trust fund) on the mortgaged property could
                                 be delayed. In addition, substantially all of
                                 the mortgage loans permit the related borrower
                                 to incur limited indebtedness in the ordinary
                                 course of business or for capital improvements
                                 that is not secured by the related mortgaged
                                 property which is generally limited to a
                                 specified percentage of the outstanding
                                 principal balance of the related mortgage loan.
                                 Further, certain of the mortgage loans included
                                 in the trust fund do not prohibit limited
                                 partners or other owners of non-controlling
                                 interests in the related borrower from pledging
                                 their interests in the borrower as security for
                                 mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously described
                                 in this risk factor, permit the related
                                 borrower to incur, or do not prohibit the
                                 related borrower from incurring, unsecured debt
                                 to an

                                      S-77

                                 affiliate of, or owner of an interest in, the
                                 borrower or to an affiliate of such an owner,
                                 subject to certain conditions under the related
                                 mortgage loan documents. Further, certain of
                                 the mortgage loans permit additional liens on
                                 the related mortgaged properties for (1)
                                 assessments, taxes or other similar charges or
                                 (2) liens which in the aggregate constitute an
                                 immaterial and insignificant monetary amount
                                 with respect to the net value of the related
                                 borrower's assets. A default by the borrower on
                                 such additional indebtedness could impair the
                                 borrower's financial condition and result in
                                 the bankruptcy or receivership of the borrower
                                 which would cause a delay in the foreclosure by
                                 the trust fund on the mortgaged property. It
                                 may not be evident that a borrower has incurred
                                 any such future subordinate second lien debt
                                 until the related mortgage loan otherwise
                                 defaults. In cases in which one or more
                                 subordinate liens are imposed on a mortgaged
                                 property or the borrower incurs other
                                 indebtedness, the trust fund is subject to
                                 additional risks, including, without
                                 limitation, the following:

                                 o    the risk that the necessary maintenance of
                                      the mortgaged property could be deferred
                                      to allow the borrower to pay the required
                                      debt service on the subordinate financing
                                      and that the value of the mortgaged
                                      property may fall as a result;

                                 o    the risk that the borrower may have a
                                      greater incentive to repay the subordinate
                                      or unsecured indebtedness first;

                                 o    the risk that it may be more difficult for
                                      the borrower to refinance the mortgage
                                      loan or to sell the mortgaged property for
                                      purposes of making any balloon payment
                                      upon the maturity of the mortgage loan;

                                 o    the existence of subordinated debt
                                      encumbering any mortgaged property may
                                      increase the difficulty of refinancing the
                                      related mortgage loan at maturity and the
                                      possibility that reduced cash flow could
                                      result in deferred maintenance; and

                                 o    the risk that, in the event that the
                                      holder of the subordinated debt has filed
                                      for bankruptcy or been placed in
                                      involuntary receivership, foreclosing on
                                      the mortgaged property could be delayed
                                      and the trust fund may be subjected to the
                                      costs and administrative burdens of
                                      involvement in foreclosure or bankruptcy
                                      proceedings or related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Other Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                      S-78

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and is
                                 secured by a pledge of the equity ownership
                                 interests in such borrowers. Because mezzanine
                                 debt is secured by the obligor's equity
                                 interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                 Generally, upon a default under mezzanine debt,
                                 the holder of such mezzanine debt would be
                                 entitled to foreclose upon the equity in the
                                 related mortgagor, which has been pledged to
                                 secure payment of such mezzanine debt. Although
                                 such transfer of equity may not trigger the due
                                 on sale clause under the related mortgage loan,
                                 it could cause the obligor under such mezzanine
                                 debt to file for bankruptcy, which could
                                 negatively affect the operation of the related
                                 mortgaged property and such borrower's ability
                                 to make payments on the related mortgage loan
                                 in a timely manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may give
                                 the holder of the mezzanine debt the right to
                                 cure certain defaults and, upon a default, to
                                 purchase the related mortgage loan for an
                                 amount equal to the then-current outstanding
                                 balance of such loan. Some intercreditor
                                 agreements relating to mezzanine debt may also
                                 limit the special servicer's ability to enter
                                 into certain modifications of the mortgage loan
                                 without the consent of the related mezzanine
                                 lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance"
                                 in the accompanying prospectus and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional obligations. As a result, the trust
                                 fund is subject to additional risks, including:

                                 o    the risk that the necessary maintenance of
                                      the related mortgaged property could be
                                      deferred to allow the borrower to pay the
                                      required debt service on the subordinate
                                      or pari passu obligations and that the
                                      value of the mortgaged property may fall
                                      as a result; and

                                      S-79

                                 o    the risk that it may be more difficult for
                                      the borrower to refinance the mortgage
                                      loan or to sell the mortgaged property for
                                      purposes of making any balloon payment on
                                      the entire balance of both the loans
                                      contained in the loan pair upon the
                                      maturity of the mortgage loans.

                                 In addition, although four (4) of the mortgage
                                 loans have companion loans that are subordinate
                                 to the related mortgage loan, the AmericasMart
                                 mortgage loan, representing 12.7% of the
                                 mortgage pool (13.8% of loan group 1), has a
                                 companion loan that is pari passu with the
                                 mortgage loan. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage
                                 Loans--AmericasMart" and "--Co-Lender Loans" in
                                 this prospectus supplement.

THE BORROWER'S FORM OF ENTITY
   MAY CAUSE SPECIAL RISKS....   Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal
                                 entities may entail risks of loss greater than
                                 those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an
                                 individual, may be more inclined to seek legal
                                 protection from its creditors under the
                                 bankruptcy laws. Unlike individuals involved in
                                 bankruptcies, most of the entities generally do
                                 not have personal assets and creditworthiness
                                 at stake. The bankruptcy of a borrower, or a
                                 general partner or managing member of a
                                 borrower, may impair the ability of the
                                 mortgagee to enforce its rights and remedies
                                 under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility of
                                 becoming insolvent or bankrupt, and therefore
                                 may be more likely to become insolvent or the
                                 subject of a voluntary or involuntary
                                 bankruptcy proceeding because such borrowers
                                 may be:

                                 o    operating entities with businesses
                                      distinct from the operation of the
                                      property with the associated liabilities
                                      and risks of operating an ongoing
                                      business; or

                                 o    individuals that have personal liabilities
                                      unrelated to the property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or that
                                 creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy or
                                 similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make

                                      S-80

                                 distributions on your certificates, and may
                                 lead to a downgrade, withdrawal or
                                 qualification of the ratings of your
                                 certificates. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in
                                 the accompanying prospectus.

                                 In addition, with respect to 6 mortgage loans,
                                 representing 8.7% of the mortgage pool (9.4% of
                                 loan group 1), the borrowers own the related
                                 mortgaged property as tenants-in-common. As a
                                 result, the related mortgage loans may be
                                 subject to prepayment, including during periods
                                 when prepayment might otherwise be prohibited,
                                 as a result of partition. Although some of the
                                 related borrowers have purported to waive any
                                 right of partition, we cannot assure you that
                                 any such waiver would be enforced by a court of
                                 competent jurisdiction. In addition,
                                 enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged if
                                 the tenant-in-common borrowers become insolvent
                                 or bankrupt at different times because each
                                 time a tenant-in-common borrower files for
                                 bankruptcy, the bankruptcy court stay is
                                 reinstated. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--
                                 Centennial Tower" in this prospectus
                                 supplement.

CONDOMINIUM AGREEMENTS ENTAIL
   CERTAIN RISKS..............   One (1) mortgage loan (loan number 6,
                                 representing 3.1% of the mortgage pool (3.4% of
                                 loan group 1)) is subject to the terms of one
                                 or more condominium agreements. Due to the
                                 nature of the condominiums, a default on the
                                 part of the related borrower will not allow the
                                 mortgagee the same flexibility in realizing on
                                 the collateral as is generally available with
                                 respect to commercial properties that are not
                                 condominiums. The rights of other unit owners,
                                 the condominium documents and the state and
                                 local laws applicable to condominium units must
                                 be considered and respected. Consequently,
                                 servicing and realizing upon the collateral
                                 could subject the certificateholders to greater
                                 delay, expense and risk than a loan secured by
                                 a commercial property that is not a
                                 condominium. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--The
                                 Galleria" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL
   CERTAIN RISKS..............   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a
                                 mortgagee from foreclosing on the mortgaged
                                 property (subject to certain protections
                                 available to the mortgagee). As part of a
                                 restructuring plan, a court also may reduce the
                                 amount of

                                      S-81

                                 secured indebtedness to the then-current value
                                 of the mortgaged property, which would make the
                                 mortgagee a general unsecured creditor for the
                                 difference between the then-current value and
                                 the amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may: (1)
                                 grant a debtor a reasonable time to cure a
                                 payment default on a mortgage loan; (2) reduce
                                 periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a
                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's ability
                                 to enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and costly and may
                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the holder
                                 of the mortgage loan will have all rights to
                                 direct all such actions. There can be no
                                 assurance that in the event of the borrower's
                                 bankruptcy, a court will enforce such
                                 restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                      S-82

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans may have a
                                 borrower, a principal or a sponsor of the
                                 related borrower that has previously filed
                                 bankruptcy. In each case, the related entity or
                                 person has emerged from bankruptcy. However, we
                                 cannot assure you that such borrowers,
                                 principals and sponsors will not be more likely
                                 than others, to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

INSPECTIONS AND APPRAISALS MAY
   NOT ACCURATELY REFLECT
   VALUE OR CONDITION OF
   MORTGAGED PROPERTY.........   In general, appraisals represent only the
                                 analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or liquidation sale.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report
                                 is presented under "DESCRIPTION OF THE MORTGAGE
                                 POOL--Additional Mortgage Loan Information" in
                                 this prospectus supplement for illustrative
                                 purposes only. Any engineering reports or site
                                 inspections obtained in connection with this
                                 offering represent only the analysis of the
                                 individual engineers or site inspectors
                                 preparing such reports at the time of such
                                 report, and may not reveal all necessary or
                                 desirable repairs, maintenance or capital
                                 improvement items.

THE MORTGAGED PROPERTIES MAY
   NOT BE IN COMPLIANCE WITH
   CURRENT ZONING LAWS........   The mortgaged properties securing the mortgage
                                 loans included in the trust fund are typically
                                 subject to building and zoning ordinances and
                                 codes affecting the construction and use of
                                 real property. Since the zoning laws applicable
                                 to a mortgaged property (including, without
                                 limitation, density, use, parking and set-back
                                 requirements) are usually subject to change by
                                 the applicable regulatory authority at any
                                 time, the improvements upon the mortgaged
                                 properties may not, currently or in the future,
                                 comply fully with all applicable current and
                                 future zoning laws. Such changes may limit the
                                 ability of the related borrower to
                                 rehabilitate, renovate and update the premises,
                                 and to rebuild or utilize the premises "as is"
                                 in the event of a casualty loss with respect
                                 thereto. Such limitations may adversely affect
                                 the cash flow of the mortgaged property
                                 following such loss. Insurance proceeds may not
                                 be sufficient to pay off such mortgage loan in
                                 full. In addition, if the mortgaged property
                                 were to be repaired or restored in conformity
                                 with then-current law, its value could be less
                                 than the remaining balance on the mortgage loan
                                 and

                                      S-83

                                 it may produce less revenue than before such
                                 repair or restoration.

RESTRICTIONS ON CERTAIN OF THE
   MORTGAGED PROPERTIES MAY
   LIMIT THEIR USE............   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does not
                                 represent the entire condominium building. For
                                 example, 1 mortgage loan (loan number 6)
                                 representing 3.1% of the mortgage pool (3.4% of
                                 loan group 1) is subject to a condominium
                                 declaration where the mortgaged property does
                                 not represent the entire condominium. Such use
                                 restrictions include, for example, limitations
                                 on the character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a prescribed
                                 radius. These limitations could adversely
                                 affect the ability of the related borrower to
                                 lease the mortgaged property on favorable
                                 terms, thus adversely affecting the borrower's
                                 ability to fulfill its obligations under the
                                 related mortgage loan.

COMPLIANCE WITH APPLICABLE
   LAWS AND REGULATIONS MAY
   RESULT IN LOSSES...........   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all
                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could negatively impact the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

                                      S-84

ENFORCEABILITY OF DUE-ON-SALE
   CLAUSES AND ASSIGNMENTS OF
   LEASES AND RENTS IS
   LIMITED....................   The mortgages securing the mortgage loans
                                 included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There also may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's approval. In addition, certain of
                                 the mortgage loans may not restrict the
                                 transfer of limited partnership interests or
                                 non-managing member interests in the related
                                 borrower. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and interest
                                 as landlord under the leases on the related
                                 mortgaged property and the income derived
                                 therefrom to the mortgagee as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents for so long as there
                                 is no default. In the event the borrower
                                 defaults, the license terminates and the
                                 mortgagee is entitled to collect the rents.
                                 Such assignments are typically not perfected as
                                 security interests prior to the mortgagee's
                                 taking possession of the related mortgaged
                                 property and/or appointment of a receiver. Some
                                 state laws may require that the mortgagee take
                                 possession of the mortgaged property and obtain
                                 a judicial appointment of a receiver before
                                 becoming entitled to collect the rents. In
                                 addition, if bankruptcy or similar proceedings
                                 are commenced by or in respect of the borrower,
                                 the mortgagee's ability to collect the rents
                                 may be adversely affected. See "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND LEASES--Leases
                                 and Rents" in the accompanying prospectus.

                                      S-85

LIMITATIONS ON THE BENEFITS OF
   CROSS-COLLATERALIZED AND
   CROSS-DEFAULTED
   PROPERTIES.................   Four (4) groups of mortgage loans, the Vista
                                 Multifamily Portfolio concentration (loan
                                 numbers 46 and 51), representing in the
                                 aggregate 0.9% of the mortgage pool (1 mortgage
                                 loan in loan group 1 or 0.5% and 1 mortgage
                                 loan in loan group 2 or 5.9%), the Ridgeway
                                 Self Storage Portfolio concentration (loan
                                 numbers 59 and 63), representing in the
                                 aggregate 0.6% of the mortgage pool (0.7% of
                                 loan group 1), the IBT Portfolio concentration
                                 (loan numbers 16, 21, and 54), representing in
                                 the aggregate 3.3% of the mortgage pool (3.6%
                                 of loan group 1) and the Kmart Portfolio
                                 concentration (loan numbers 58 and 77),
                                 representing 0.6% of the mortgage pool (0.6% of
                                 loan group 1) are groups of mortgage loans that
                                 are cross-collateralized and cross-defaulted
                                 with each of the other mortgage loans in their
                                 respective groups. In addition, some mortgage
                                 loans are secured by first lien deeds of trust
                                 or mortgages, as applicable, on multiple
                                 properties securing obligations of one borrower
                                 or the joint and several obligations of
                                 multiple borrowers. Such arrangements could be
                                 challenged as fraudulent conveyances by
                                 creditors of any of the related borrowers or by
                                 the representative of the bankruptcy estate of
                                 any related borrower if one or more of such
                                 borrowers becomes a debtor in a bankruptcy
                                 case. Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted
                                 by any such borrower could be voided if a court
                                 determines that:

                                 o    such borrower was insolvent at the time of
                                      granting the lien, was rendered insolvent
                                      by the granting of the lien, was left with
                                      inadequate capital or was not able to pay
                                      its debts as they matured; and

                                 o    such borrower did not, when it allowed its
                                      mortgaged property to be encumbered by the
                                      liens securing the indebtedness
                                      represented by the other
                                      cross-collateralized loans, receive "fair
                                      consideration" or "reasonably equivalent
                                      value" for pledging such mortgaged
                                      property for the equal benefit of the
                                      other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a cross-collateralized
                                 loan to secure the mortgage loan of another
                                 borrower, or any payment thereon, would not be
                                 avoided as a fraudulent conveyance. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans"
                                 in this prospectus supplement and Annex A-5 to
                                 this prospectus supplement for more information
                                 regarding the cross-collateralized loans. No
                                 mortgage loan included in the trust fund (other
                                 than the mortgage loans with companion loans)
                                 is cross-collateralized with a mortgage loan
                                 not included in the trust fund.

                                      S-86

SUBSTITUTION OF MORTGAGED
   PROPERTIES MAY LEAD TO
   INCREASED RISKS............   Six (6) mortgage loans (loan numbers 2, 23, 38,
                                 64, 87 and 88) representing 10.1% of the
                                 mortgage pool (10.9% of loan group 1), permit
                                 the related borrower the right to substitute
                                 mortgaged properties of like kind and quality
                                 for the properties currently securing the
                                 related mortgage loans. As a result, it is
                                 possible that the mortgaged properties that
                                 secure the mortgage loans may not secure such
                                 mortgage loans for their entire term. Any
                                 substitution will require mortgagee consent and
                                 will have to meet certain conditions, including
                                 loan-to-value tests and debt service coverage
                                 tests. In addition, five (5) of such mortgage
                                 loans (loan numbers 23, 38, 64, 87 and 88),
                                 representing 2.4% of the mortgage pool (2.6% of
                                 loan group 1) also provide that the related
                                 borrower will be required to obtain written
                                 confirmation from the rating agencies that any
                                 ratings of the certificates will not, as a
                                 result of the proposed substitution, be
                                 downgraded, qualified or withdrawn, and the
                                 related borrower will provide an opinion of
                                 counsel that the REMIC status of the trust fund
                                 will not be adversely impacted by the proposed
                                 substitution. Nevertheless, the replacement
                                 property may differ from the substituted
                                 property with respect to certain
                                 characteristics.

SINGLE TENANTS AND
   CONCENTRATION OF TENANTS
   SUBJECT THE TRUST FUND TO
   INCREASED RISK.............   Twenty-four (24) of the mortgaged properties
                                 securing mortgage loans included in the trust
                                 fund, representing 9.9% of the mortgage pool
                                 (10.8% of loan group 1), are leased wholly to a
                                 single tenant or are wholly owner occupied.
                                 Certain other of the mortgaged properties are
                                 leased in large part to a single tenant or are
                                 in large part owner occupied. Any default by a
                                 major tenant could adversely affect the related
                                 borrower's ability to make payments on the
                                 related mortgage loan. We cannot provide
                                 assurances that any major tenant will continue
                                 to perform its obligations under its lease (or,
                                 in the case of an owner-occupied mortgaged
                                 property, under the related mortgage loan
                                 documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event a
                                 sale is contemplated or an option to purchase
                                 all or a portion of the mortgaged property and
                                 this provision, if not waived, may impede the
                                 mortgagee's ability to sell the related
                                 mortgaged property at foreclosure or adversely
                                 affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or
                                 a major tenant may have leases that terminate
                                 or grant the tenant early termination rights
                                 prior to the maturity date of the related
                                 mortgage loan. Mortgaged properties leased to a
                                 single tenant, or a small number of tenants,
                                 are more likely to experience interruptions of
                                 cash flow if a tenant fails to renew its lease
                                 because there may be less or no rental income
                                 until new tenants are found and it may be
                                 necessary to expend substantial amounts of
                                 capital to make the space acceptable to new
                                 tenants.

                                      S-87

                                 With respect to 1 mortgage loan (loan number
                                 3), representing 6.5% of the mortgage pool
                                 (7.1% of loan group 1), the largest tenant,
                                 U.S. Bancorp, occupies approximately 715,961
                                 square feet, or approximately 77.0% of the net
                                 rentable area. The U.S. Bancorp lease expires
                                 in May 2014 during the calendar year preceding
                                 the mortgage loan's maturity date. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--U.S. Bancorp".

                                 With respect to 1 mortgage loan (loan number
                                 5), representing 3.1% of the mortgage pool
                                 (3.4% of loan group 1), the sole tenant, CMP
                                 Media LLC, occupies approximately 252,774
                                 square feet of net rentable area. The CMP Media
                                 LLC lease expires in October 2014 during the
                                 calendar year preceding the mortgage loan's
                                 maturity date. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--600
                                 Community Drive".

                                 With respect to 1 mortgage loan (loan number
                                 9), representing 2.6% of the mortgage pool
                                 (2.8% of loan group 1), the largest tenant,
                                 DKNY, occupies approximately 130,600 square
                                 feet, or approximately 80.1% of the net
                                 rentable area. The DKNY lease expires in
                                 December 2008 during the seventh calendar year
                                 preceding the mortgage loan's maturity date.
                                 See "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--240 West 40th Street".

                                 With respect to 1 mortgage loan (loan number
                                 10), representing 2.6% of the mortgage pool
                                 (2.8% of loan group 1), the only two tenants,
                                 the U.S. General Services Administration and
                                 TKC Communications LLC, occupy approximately
                                 144,551 square feet and approximately 112,874
                                 square feet of net rentable area, respectively.
                                 The U.S. General Services Administration lease
                                 expires in December 2013 during the second
                                 calendar year preceding the mortgage loan's
                                 maturity date, and the TKC Communications LLC
                                 lease expires in June 2009 during the sixth
                                 calendar year preceding the mortgage loan's
                                 maturity date. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--Suffolk
                                 Building".

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with respect
                                 to 18 mortgage loans representing 4.1% of the
                                 mortgage pool (4.5% of loan group 1), the
                                 single tenant of each mortgaged property is
                                 Walgreens.

                                 For further information regarding certain
                                 significant tenants at the mortgaged
                                 properties, see Annex A-4 to this prospectus
                                 supplement.

                                      S-88

THE FAILURE OF A TENANT WILL
   HAVE A NEGATIVE IMPACT ON
   SINGLE TENANT AND TENANT
   CONCENTRATION PROPERTIES...   The bankruptcy or insolvency of a major tenant
                                 or sole tenant, or a number of smaller tenants,
                                 in retail, industrial and office properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the Bankruptcy Code,
                                 a tenant has the option of assuming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant (absent
                                 collateral securing the claim) and the amounts
                                 the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
   EFFECT ON BORROWERS........   From time to time, there may be legal
                                 proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or their respective affiliates. In addition,
                                 certain borrowers, managers and their
                                 respective affiliates may be or have been
                                 subject to investigation, civil penalty,
                                 criminal penalty or enforcement. It is possible
                                 that such proceedings may have a material
                                 adverse effect on any borrower's ability to
                                 meet its obligations under the related mortgage
                                 loan and, thus, on distributions on your
                                 certificates.

POOR PROPERTY MANAGEMENT WILL
   LOWER THE PERFORMANCE OF
   THE RELATED MORTGAGED
   PROPERTY...................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term leases,
                                 are generally more management intensive than
                                 properties leased to creditworthy tenants under
                                 long-term leases.

                                 Regency Realty Group Inc. is managing the
                                 mortgaged properties for 9 mortgage loans (loan
                                 numbers 2, 7, 13, 14, 19, 27, 30, 31 and 36),
                                 representing 19.3% of the mortgage pool (21.0%
                                 of loan group 1). AMC, Inc. is managing the
                                 mortgaged properties for 1 mortgage loan (loan
                                 number 1),

                                      S-89

                                 representing 12.7% of the mortgage pool (13.8%
                                 of loan group 1). First Washington Realty, Inc.
                                 is managing the mortgaged properties for 5
                                 mortgage loans (loan numbers 11, 17, 20, 26 and
                                 29), representing 7.2% of the mortgage pool
                                 (7.8% of loan group 1).

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage the related mortgaged
                                 properties or any financial difficulties with
                                 respect to this property manager could have a
                                 significant negative impact on the continued
                                 income generation from these mortgaged
                                 properties and therefore the performance of the
                                 related mortgage loans. See "--Adverse
                                 Consequences Associated with Borrower
                                 Concentration, Borrowers Under Common Control
                                 and Related Borrowers" above.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In addition,
                                 the property managers are usually operating
                                 companies and unlike limited purpose entities,
                                 may not be restricted from incurring debt and
                                 other liabilities in the ordinary course of
                                 business or otherwise.

                                 We make no representation or warranty as to
                                 the skills of any present or future
                                 managers. Additionally, we cannot provide
                                 assurance that the property managers will
                                 be in a financial condition to fulfill
                                 their management responsibilities
                                 throughout the terms of their respective
                                 management agreements.

CONDEMNATIONS OF MORTGAGED
   PROPERTIES MAY RESULT IN
   LOSSES.....................   From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
   MAY BE UNCERTAIN IN A
   BANKRUPTCY PROCEEDING......   Three (3) mortgage loans included in the trust
                                 fund, representing 14.2% of the mortgage pool
                                 (15.4% of loan group 1), are secured in whole
                                 or in part by leasehold interests. Leasehold
                                 mortgage loans are subject to certain risks not
                                 associated with mortgage loans secured by a
                                 lien on the fee estate of the borrower. One of
                                 these risks is that if the related leasehold
                                 interest were to be terminated upon a lease
                                 default,

                                      S-90

                                 the mortgagee would lose its security in the
                                 loan. Generally, but not in all cases, the
                                 related ground lease requires the lessor
                                 thereunder to give the mortgagee notice of the
                                 borrower's defaults under the ground lease and
                                 an opportunity to cure them, permits the
                                 leasehold interest to be assigned to the
                                 mortgagee or a purchaser at a foreclosure sale
                                 (in some cases only upon the consent of the
                                 lessor) and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--AmericasMart" in this prospectus
                                 supplement.

                                 In addition, pursuant to Section 365(h) of the
                                 Bankruptcy Code, ground lessees in possession
                                 under a ground lease that has commenced have
                                 the right to continue in a ground lease even
                                 though the representative of their bankrupt
                                 ground lessor rejects the lease. The leasehold
                                 mortgages generally provide that the borrower
                                 may not elect to treat the ground lease as
                                 terminated on account of any such rejection by
                                 the ground lessor without the prior approval of
                                 the holder of the mortgage note or otherwise
                                 prohibit the borrower from terminating the
                                 ground lease. In a bankruptcy of a ground
                                 lessee/borrower, the ground lessee/borrower
                                 under the protection of the Bankruptcy Code has
                                 the right to assume (continue) or reject
                                 (breach and/or terminate) any or all of its
                                 ground leases. If the ground lessor and the
                                 ground lessee/ borrower are concurrently
                                 involved in bankruptcy proceedings, the trustee
                                 may be unable to enforce the bankrupt ground
                                 lessee/ borrower's right to continue in a
                                 ground lease rejected by a bankrupt ground
                                 lessor. In such circumstances, a ground lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the related mortgage. Further, in a recent
                                 decision by the United States Court of Appeals
                                 for the Seventh Circuit (Precision Indus. v.
                                 Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
                                 Cir. 2003)), the court ruled with respect to an
                                 unrecorded lease of real property that where a
                                 statutory sale of the fee interest in leased
                                 property occurs under Section 363(f) of the
                                 Bankruptcy Code (11 U.S.C. Section 363(f)) upon
                                 the bankruptcy of a landlord, such sale
                                 terminates a lessee's possessory interest in
                                 the property, and the purchaser assumes title
                                 free and clear of any interest, including any
                                 leasehold estates. Pursuant to Section 363(e)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(a)), a lessee may request the bankruptcy
                                 court to prohibit or condition the statutory
                                 sale of the property so as to provide adequate
                                 protection of the leasehold interest; however,
                                 the court ruled that this provision does not
                                 ensure continued possession of the property,
                                 but rather entitles the lessee to compensation
                                 for the value of its leasehold interest,
                                 typically from the sale proceeds. While there
                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding to
                                 accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the

                                      S-91

                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the mortgagee will be able to
                                 recuperate the full value of the leasehold
                                 interest in bankruptcy court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will be
                                 subject to the bankruptcy risks with respect to
                                 the operating lessee.

MORTGAGE LOAN SELLER MAY NOT
   BE ABLE TO MAKE A REQUIRED
   REPURCHASE OR SUBSTITUTION
   OF A DEFECTIVE MORTGAGE
   LOAN.......................   Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Wachovia Bank,
                                 National Association in its capacity as the
                                 mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a breach of any mortgage
                                 loan seller's representations and warranties or
                                 any document defects, if the mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the mortgage
                                 loan seller will have the financial ability to
                                 effect such repurchases or substitutions.

                                 In addition, the mortgage loan seller may have
                                 acquired a portion of the mortgage loans
                                 included in the trust fund in one or more
                                 secondary market purchases. Such purchases may
                                 be challenged as fraudulent conveyances. Such a
                                 challenge if successful, may have a negative
                                 impact on the distributions on your
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and "--
                                 Representations and Warranties; Repurchases and
                                 Substitutions" in this prospectus supplement
                                 and "DESCRIPTION OF THE POOLING AND SERVICING
                                 AGREEMENTS--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
   LIMIT THE ABILITY OF THE
   SPECIAL SERVICER TO
   FORECLOSE ON THE MORTGAGED
   PROPERTY...................   Some states (including California) have laws
                                 that prohibit more than one judicial action to
                                 enforce a mortgage obligation, and some courts
                                 have construed the term judicial action
                                 broadly. Accordingly, the special servicer is
                                 required to obtain advice of counsel prior to
                                 enforcing any of the trust fund's rights under
                                 any of the mortgage loans that include
                                 mortgaged properties where this rule could be
                                 applicable. In the case of either a
                                 cross-collateralized and cross-defaulted

                                      S-92

                                 mortgage loan or a multi-property mortgage loan
                                 which is secured by mortgaged properties
                                 located in multiple states, the special
                                 servicer may be required to foreclose first on
                                 properties located in states where such "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in the states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the special servicer
                                 may incur delay and expense in foreclosing on
                                 mortgaged properties located in states affected
                                 by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in
                                 the accompanying prospectus.

                                      S-93

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans included in the Trust Fund (the "Mortgage Pool")
is expected to consist of 92 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") of
$1,614,545,341. The "Cut-Off Date" for one of the Mortgage Loans is June 4, 2005
and for 91 of the Mortgage Loans is June 11, 2005. The "Cut-Off Date Balance" of
each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties, and (ii) 6 Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 81
Mortgage Loans with an aggregate Cut-Off Date Balance of $1,487,839,573 (the
"Cut-Off Date Group 1 Balance"). Loan Group 2 will consist of 11 Mortgage Loans that are secured by multifamily properties. Loan Group 2 is expected to consist of 11 Mortgage Loans with an aggregate Cut-Off Date Balance of $126,705,768 (the
"Cut-Off Date Group 2 Balance" and, together with the Cut-Off Date Group 1
Balance the "Cut-Off Date Group Balances"). Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage
Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage
Pool range from $1,350,000 to $204,817,319. The Mortgage Loans in the Mortgage
Pool have an average Cut-Off Date Balance of $17,549,406. The Cut-Off Date
Balances of the Mortgage Loans in Loan Group 1 range from $1,350,000 to
$204,817,319. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date
Balance of $18,368,390. The Cut-Off Date Balances of the Mortgage Loans in Loan
Group 2 range from $4,995,066 to $33,000,000. The Mortgage Loans in Loan Group 2
have an average Cut-Off Date Balance of $11,518,706. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool
Balance represented by the aggregate Cut-Off Date Balance of the related
Mortgage Loans and references to percentages of Mortgage Loans in a particular
Loan Group without further description are references to the related Cut-Off
Date Group Balance. The descriptions in this prospectus supplement of the
Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage
Loans as it is expected to be constituted as of the close of business on the
Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the
Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date
Balances, loan balances per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loan; provided that, with respect to the Pari Passu Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios include the Pari Passu Companion Loan (but not any related Subordinate Companion Loan) as well as the Pari Passu Loan itself.

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 3 Mortgage Loans, representing 14.2% of the Cut-Off Date Pool Balance (15.4% of the Cut-Off Date Group 1 Balance), on a
portion or all of a leasehold estate in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                                      S-94

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)



                                  NUMBER OF      AGGREGATE     PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
                                  MORTGAGED    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
         PROPERTY TYPE           PROPERTIES      BALANCE        POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------------   ----------   --------------   -------------   ---------------   ---------------

Retail........................        58      $  706,166,641        43.7%            47.5%              0.0%
   Retail - Anchored..........        54         680,824,641        42.2             45.8               0.0
   Retail - Unanchored........         4          25,342,000         1.6              1.7               0.0
Office........................         9         418,945,000        25.9             28.2               0.0
Special Purpose...............         1         204,817,319        12.7             13.8               0.0
Multifamily...................        19         191,234,388        11.8              4.3             100.0
Hospitality...................         6          61,543,067         3.8              4.1               0.0
Mobile Home Park..............         1          10,700,000         0.7              0.7               0.0
Self Storage..................         2          10,043,039         0.6              0.7               0.0
Mixed Use.....................         2           6,700,000         0.4              0.5               0.0
Land(2).......................         1           4,395,887         0.3              0.3               0.0
                                     ---      --------------       -----            -----             -----
                                      99      $1,614,545,341       100.0%           100.0%            100.0%
                                     ===      ==============       =====            =====             =====


----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Specifically, the fee interest in land which the ground tenant has improved and leased as a retail center. The retail center is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Retail            43.7%
Office            25.9%
Special Purpose   12.7%
Multifamily       11.8%
Hospitality        3.8%
Mobil Home Park    0.7%
Self Storage       0.6%
Mixed Use          0.4%
Land               0.3%

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Seller. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated all of the
Mortgage Loans to be included in the Trust Fund. None of the Mortgage Loans were
30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been
30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below.
Seventy-eight (78) of the Mortgage Loans, representing 96.8% of the Cut-Off Date
Pool Balance (67 Mortgage Loans in Loan Group 1 or 96.5% and all Mortgage Loans
in Loan Group 2), accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Fourteen (14) of the Mortgage
Loans, representing 3.2% of the Cut-Off Date Pool Balance (3.5% of the Cut-Off
Date Group 1 Balance), accrue interest on the basis (a "30/360 basis") of a
360-day year consisting of 12 thirty-day months. Twenty-two

                                      S-95

(22) of the Mortgage Loans, representing 18.6% of the Cut-Off Date Pool Balance
(18 Mortgage Loans in Loan Group 1 or 16.7% of the Cut-Off Date Group 1 Balance
and 4 Mortgage Loans in Loan Group 2 or 41.5% of the Cut-Off Date Group 2
Balance), have periods during which only interest is due and periods in which principal and interest are due. Forty-four (44) of the Mortgage Loans, representing 54.1% of the Cut-Off Date Pool Balance (42 Mortgage Loans in Loan
Group 1 or 56.0% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in
Loan Group 2 or 31.9% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month.
No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month.

     Amortization. All of the Mortgage Loans (the "Balloon Loans") provide for
Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon
Payment"). Forty-four (44) of these Balloon Loans, representing 54.1% of the
Cut-Off Date Pool Balance (42 Mortgage Loans in Loan Group 1 or 56.0% of the
Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 31.9% of
the Cut-off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

     Five (5) of the Balloon Loans (the "ARD Loans"), representing 2.4% of the
Cut-Off Date Pool Balance (2.6% of the Cut-Off Date Group 1 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the
Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. All of the ARD Loans provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date.
Any amount received in respect of Additional Interest will be distributed to the
Class Z Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such
Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment
Date.

     Twenty-two (22) of the Balloon Loans, representing 18.6% of the Cut-Off
Date Pool Balance (18 Mortgage Loans in Loan Group 1 or 16.7% of the Cut-Off
Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 41.5% of the
Cut-Off Date Group 2 Balance), provide for monthly payments of interest-only for the first 12 to 84 months for Loan Group 1 and the first 6 to 60 months for Loan
Group 2 of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates, but not the entire principal balance of the Mortgage Loans. Forty-four (44) of the Balloon Loans and ARD Loans, representing 54.1% of the Cut-Off Date Pool
Balance (42 Mortgage Loans in Loan Group 1 or 56.0% of the Cut-Off Date Group 1
Balance and 2 Mortgage Loans in Loan Group 2 or 31.9% of the Cut-Off Date Group
2 Balance), provide for monthly payments of interest-only until maturity or ARD and do not provide for any amortization of principal.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, all of the
Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (71
Mortgage Loans or 55.4% of the Cut-Off Date Pool Balance, (62 Mortgage Loans in
Loan Group 1 or 53.5% of the Cut-Off

                                      S-96

Date Group 1 Balance and 9 Mortgage Loans in Loan Group 2 or 77.8% of the
Cut-Off Date Group 2 Balance)); (ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a yield maintenance charge for most of the remaining term or permit defeasance for most of the remaining term (15 Mortgage Loans or 29.1% of the Cut-Off Date Pool Balance (31.6% of the Cut-Off Date Group 1 Balance));
(iii) impose a yield maintenance charge until a date specified in the related
Mortgage Note, and thereafter permit defeasance for most of the remaining term
(1 Mortgage Loan or 12.7% of the Cut-Off Date Pool Balance (13.8% of the Cut-Off
Date Group 1 Balance)); or (iv) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a yield maintenance charge for most of the remaining term (5 Mortgage
Loans or 2.8% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1
or 1.1% and 2 Mortgage Loans in Loan Group 2 or 22.2% of the Cut-Off Date Group
2 Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated
Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional
Mortgage Loan Information" in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE
CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of
the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment
Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the
Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment
Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment
Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. In addition, with respect to 2 Mortgage Loans (loan numbers 46 and 51), representing 0.9% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan
Group 1 or 0.5% and 1 Mortgage Loan in Loan Group 2 or 5.9%), the related
Mortgage Loan Documents provide for a holdback of proceeds of the related
Mortgage Loan which will be released to the related borrower upon the satisfaction of certain financial conditions. If such financial conditions are not met within the lockout period for the related Mortgage Loan, the related
Mortgage Loan documents require that the holdback proceeds be applied as an involuntary partial prepayment of the related Mortgage Loan, along with the corresponding payment by the related borrower of a yield maintenance charge. See
"RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     Eighty-seven (87) of the Mortgage Loans, or 97.2% of the Cut-Off Date Pool
Balance (78 Mortgage Loans in Loan Group 1 or 98.9% of the Cut-Off Date Group 1
Balance and 9 Mortgage Loans in Loan Group 2 or 77.8% of the Cut-Off Date Group
2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing
Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge except for 1 mortgage loan (loan number 1) which provides for Yield Maintenance prior to defeasance. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that, among other things, (i)
prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 110% and 125%) of the allocated loan amount

                                      S-97

for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance
Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive
Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided, that in the case of certain Mortgage
Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon
Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The
Pooling and Servicing Agreement requires the Master Servicer or the Special
Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special
Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing
Date). The cash amount a borrower must expend to purchase, or deliver to the
Master Servicer in order for the Master Servicer to purchase, such Defeasance
Collateral may be in excess of the principal balance of the related Mortgage
Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

     With respect to 2 Mortgage Loans (loan numbers 40 and 47), representing approximately 1.1% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date
Group 1 Balance), the borrower, under certain circumstances, may encumber the
Mortgaged Property with subordinate debt subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 1 Mortgage Loan (loan number 5), representing approximately
3.1% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 1
Balance), the ownership interests of the direct or indirect owners of the borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee. See "RISK
FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" in
this prospectus supplement.

     Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement.

     With respect to 13 Mortgage Loans (loan numbers 10, 16, 21, 24, 33, 39, 42,
46, 51, 54, 62, 79 and 86), representing approximately 10.6% of the Cut-Off Date
Pool Balance (12 Mortgage Loans in Loan Group 1 or 11.0% of the Cut-Off Date
Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 5.9% of the Cut-Off Date
Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, ownership interests in the related borrowers may be pledged as security for mezzanine

                                      S-98

debt in the future, subject to the terms of a subordination and standstill agreement and/or an intercreditor agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 2 Mortgage Loans (loan numbers 32 and 49), representing
1.3% of the Cut-Off Date Pool Balance (1.4% of the Cut-Off Date Group 1
Balance), the related Mortgage Loan documents do not prohibit the borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the Mortgage Loan documents or related organizational documents to be a special purpose entity.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers.
As provided in, and subject to, the Pooling and Servicing Agreement, the Special
Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged
Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loan. Four (4) groups of Mortgage Loans (the IBT
Portfolio concentration, the Vista Multifamily Portfolio concentration, the
Ridgeway Self Storage Portfolio concentration and the Kmart Portfolio concentration), representing 5.3% of the Cut-Off Date Pool Balance (8 Mortgage
Loans in Loan Group 1 or 5.3% of the Cut-Off Date Group 1 Balance and 1 Mortgage
Loan in Loan Group 2 or 5.9% of the Cut-Off Date Group 2 Balance) are groups of
Mortgage Loans that are cross-collateralized and cross-defaulted with the other
Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage
Loans within each group of cross-collateralized and cross-defaulted Mortgage
Loans are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. The related Mortgage
Loan documents for each group of Mortgage Loans generally provide that the cross-default and cross-collateralization provisions for each such group of cross-collateralized and/or cross-defaulted Mortgage Loans may be terminated in the event one of the Mortgage Loans is defeased without a simultaneous defeasance of the other Mortgage Loans; provided that the Rating Agencies confirm that such release would not result in a downgrading of any of the current ratings of any Class of Certificates and certain loan-to-value ratio and debt service coverage ratio tests are satisfied.

     As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and
cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans.

                                      S-99

The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to
cross-collateralization or cross-default provisions.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     In addition, the Stephanus Pool Mortgage Loan (loan number 22), representing 1.3% of the Cut-Off Date Pool Balance (16.3% of the Cut-Off Date
Group 2 Balance), is secured by 3 Mortgaged Properties and permits release from the lien of the deed of trust of either one or both of the 2 Mortgaged
Properties with the smallest allocated loan amounts without the payment of a release price, subject to certain conditions, including, without limitation: (i)
certain financial conditions, including loan-to-value and debt service coverage ratio tests and (ii) delivery of rating agency confirmations that the release(s)
will not result in a withdrawal, qualification or downgrade of any ratings assigned to any Class of Certificates.

     Substitutions. Six (6) of the Mortgage Loans (loan numbers 2, 23, 38, 64,
87 and 88) representing 10.1% of the Cut-Off Date Balance (10.9% of the Cut-Off
Date Group 1 Balance) permit the related borrower to substitute Mortgaged
Properties of like kind and quality for the properties securing the related
Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests. In addition, five
(5) of such Mortgage Loans (loan numbers 23, 38, 64, 87 and 88), representing
2.4% of the Cut-Off Date Balance (2.6% of the Cut-Off Date Group 1 Balance) also require the provision of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See "RISK FACTORS--Substitution of Mortgaged Properties" in this prospectus supplement.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act
of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK FACTORS--Environmental Laws May Adversely Affect the
Value of and Cash Flow from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. Except with respect to 1 Mortgage Loan, representing 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date
Group 1 Balance), in connection with the origination of all of the Mortgage
Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical

                                      S-100

and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties.
Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least
100% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, none of the Mortgaged Properties are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

CO-LENDER LOANS

General

     Five (5) Mortgage Loans (loan number 1, the "AmericasMart Loan", loan number 8, the "Centennial Tower Loan", loan number 9, the "240 West 40th Street
Loan", loan number 18, the "Courtyard Marriott--Miami Beach, FL Loan", and loan number 50, the "Merchants Crossing Loan" collectively, the "Co-Lender Loans")
originated by Wachovia Bank, National Association are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See "RISK FACTORS--Additional Debt on Some Mortgage
Loans Creates Additional Risks".

     The AmericasMart Loan is part of a split loan structure, which has 1 companion loan (the "AmericasMart Companion Loan") that is pari passu in right of entitlement to payment with the AmericasMart Loan. The AmericasMart Companion
Loan and the AmericasMart Loan are referred to collectively herein as the
"AmericasMart Whole Loan". The AmericasMart Loan has a Cut-Off Date Balance of
$204,817,319, representing 12.7% of the Cut-Off Date Pool Balance (13.8% of the
Cut-Off Date Group 1 Balance). The AmericasMart Companion Loan will not be included in the Trust Fund.

     The Centennial Tower Loan is part of a split loan structure, which has 1 companion loan (the "Centennial Tower Loan") that is subordinate in its right of entitlement to payment to the Centennial Tower Loan. See "-- Centennial Tower
Loan" below.

     The 240 West 40th Street Loan is part of a split loan structure, which has
1 companion loan (the "240 West 40th Street Companion Loan") that is subordinate in its right of entitlement to payment to the 240 West 40th Street Loan. See
"--240 West 40th Street Loan" below.

     The Courtyard Marriott--Miami Beach, FL Loan is part of a split loan structure, which has 1 companion loan (the "Courtyard Marriott--Miami Beach, FL
Companion Loan") that is subordinate in its right of entitlement to payment to the Courtyard Marriott--Miami Beach Loan. See "--Courtyard Marriott--Miami
Beach, FL Loan" below.

     The Merchants Crossing Loan (the "Mezz Cap Loan") is part of a split loan structure, which has 1 companion loan (the "Mezz Cap Companion Loan") that is subordinate in its right of entitlement to payment to the Mezz Cap Loan. See
"--Mezz Cap Loan" below.

     The AmericasMart Companion Loan, the Centennial Tower Companion Loan, the
240 West 40th Street Companion Loan, the Courtyard Marriott--Miami Beach, FL
Companion Loan and the Mezz Cap Companion Loan, are referred to herein as the
"Companion Loans". None of the Companion Loans are included in the Trust Fund.
The AmericasMart Companion Loan is referred to herein as the "Pari Passu
Companion Loan" and the AmericasMart Loan is referred to as the "Pari Passu
Loan". The Companion Loans, except for the Pari Passu Companion Loans, are collectively referred to herein as the "Subordinate Companion Loans". The Mezz
Cap Loan together with the Mezz Cap Companion Loan is referred to herein as the
"Mezz Cap Whole Loan", the Centennial Tower Loan together with the Centennial
Tower

                                      S-101

Companion Loan is referred to herein as the "Centennial Tower Whole Loan", the
240 West 40th Street Loan together with the 240 West 40th Street Companion Loan is referred to herein as the "240 West 40th Street Whole Loan" and the Courtyard
Marriott--Miami Beach, FL Loan together with the Courtyard Marriott--Miami
Beach, FL Companion Loan is referred to herein as the "Courtyard Marriott--Miami
Beach, FL Whole Loan" (together with the Mezz Cap Whole Loan, the AmericasMart
Whole Loan, the Centennial Tower Loan, and the 240 West 40th Street Whole Loan,
the "Whole Loans").

     Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the AmericasMart Companion Loan, the Centennial Tower
Companion Loan, the 240 West 40th Street Companion Loan and the Courtyard
Marriott--Miami Beach, FL Companion Loan. An entity that is not affiliated with the Mortgage Loan Seller is the holder of the Mezz Cap Companion Loan.

     With respect to the AmericasMart Loan, the terms of the related intercreditor agreement (the "AmericasMart Intercreditor Agreement" or the "Pari
Passu Intercreditor Agreement") provide that the AmericasMart Loan and the
AmericasMart Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

     With respect to the Centennial Tower Loan, the terms of the related intercreditor agreement (the "Centennial Tower Intercreditor Agreement") provide that the Centennial Tower Companion Loan is subordinate in certain respects to the Centennial Tower Loan. With respect to the 240 West 40th Street Loan, the terms of the related intercreditor agreement (the "240 West 40th Street
Intercreditor Agreement") provide that the 240 West 40th Street Companion Loan is subordinate in certain respects to the 240 West 40th Street Loan. With respect to the Courtyard Marriott--Miami Beach, FL Loan, the terms of the related intercreditor agreement (the "Courtyard Marriott--Miami Beach, FL
Intercreditor Agreement") provide that the Courtyard Marriott--Miami Beach, FL
Companion Loan is subordinate in certain respects to the Courtyard
Marriott--Miami Beach, FL Loan.

     With respect to the Mezz Cap Loan, the terms of the intercreditor agreement
(the "Mezz Cap Intercreditor Agreement", and together with the AmericasMart
Intercreditor Agreement, the Centennial Tower Intercreditor Agreement, the 240
West 40th Street Intercreditor Agreement and the Courtyard Marriott--Miami
Beach, FL Intercreditor Agreement, the "Intercreditor Agreements") provide that the Mezz Cap Companion Loan is subordinate in certain respects to the Mezz Cap
Loan.

     The following table presents certain information with respect to the
Co-Lender Loans:



                                                 CUT-OFF DATE   CUT-OFF DATE                   WHOLE
                                  CUT-OFF DATE     PRINCIPAL      PRINCIPAL                     LOAN
                                   PRINCIPAL      BALANCE OF     BALANCE OF     WHOLE LOAN    CUT-OFF
                                   BALANCE OF       SENIOR           WHOLE     UNDERWRITTEN    DATE
        MORTGAGE LOANS           MORTGAGE LOAN    COMPONENTS         LOAN          DSCR         LTV
------------------------------   -------------   ------------   ------------   ------------   -------

AmericasMart .................    $204,817,319   $409,634,637   $409,634,637       2.28x       56.1%
Centennial Tower .............    $ 45,000,000   $ 45,000,000   $ 67,000,000       1.15x       89.0%
240 West 40th Street .........    $ 42,000,000   $ 42,000,000   $ 45,000,000       1.30x       78.9%
Courtyard Marriott--Miami
   Beach, FL .................    $ 23,500,000   $ 23,500,000   $ 34,000,000       1.52x       72.8%
Merchants Crossing ...........    $  6,930,000   $  6,930,000   $  7,360,048       1.12x       84.6%


Pari Passu Loans

     Servicing Provisions of the Pari Passu Loan Intercreditor Agreement. With
respect to the AmericasMart Loan, the Master Servicer and the Special Servicer
will administer the AmericasMart Loan and its related AmericasMart Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
AmericasMart Loan Intercreditor Agreement for so long as the AmericasMart Loan is part of the trust fund. The holder of the AmericasMart Companion Loan or an advisor on its behalf will generally share all of the rights that the
Controlling Class Representative has with respect to directing the Master
Servicer and/or Special Servicer with respect to the servicing of the
AmericasMart Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     Application of Payments. Pursuant to the Pari Passu Loan Intercreditor
Agreement, all payments, proceeds and other recoveries on or in respect of the
Pari Passu Loan and/or the Pari Passu Companion

                                     S-102

Loan (subject in each case to the rights of the applicable master servicer, the applicable special servicer and the applicable trustee to payments and reimbursements as set forth in the applicable pooling and servicing agreement)
will be applied to the Pari Passu Loan and the Pari Passu Companion Loan on a
pro rata basis according to their respective principal balances.

Centennial Tower Loan

     Servicing Provisions of the Centennial Tower Loan Intercreditor Agreement.
With respect to the Centennial Tower Whole Loan, the Master Servicer and the
Special Servicer will service and administer the Centennial Tower Whole Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor
Agreement for so long as the Centennial Tower Loan is part of the Trust Fund.
The holder of the Centennial Tower Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special
Servicer with respect to certain matters, including among things, foreclosure or material modifications of the Centennial Tower Whole Loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the
Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     In the event of any monetary default, or to the extent of Master Servicer's knowledge thereof, a non-monetary default, the holder of the Centennial Tower
Companion Loan will be entitled to cure (i) a monetary default within five (5)
business days of receipt of notice thereof and (ii) a non-monetary default within twenty (20) days of receipt of notice thereof. In addition, the holder of the Centennial Tower Companion Loan has the right, by written notice to the holder of the Centennial Tower Loan delivered within forty-five (45) days of the expiration of any cure period provided to the holder of the Centennial Tower
Companion Loan described in the preceding sentence but prior to a cure of the related default or any waiver in writing by the Master Servicer of the related default, to purchase the Centennial Tower Loan from the Trust Fund subject to the terms and conditions contained in the related Intercreditor Agreement;
provided, however, the Centennial Tower Intercreditor Agreement provides the holder of the Centennial Tower Companion Loan is only permitted to exercise its cure rights a proscribed number of times during the life of the Centennial Tower
Loan. Any cure right executed pursuant to the above is only permitted to last for a proscribed time period. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the Centennial Tower
Loan, together with all unpaid interest on the Centennial Tower Loan at the related mortgage rate (excluding default interest and any prepayment premium)
and any unreimbursed advances, expenses and interest on advances related to the
Centennial Tower Whole Loan and, if such purchase does not occur within 90 days of the Centennial Tower Loan's becoming a Specially Serviced Mortgage Loan, a liquidation fee.

     Application of Payments. Pursuant to the Centennial Tower Intercreditor
Agreement, to the extent described below, the right of the holder of the
Centennial Tower Companion Loan to receive payments with respect to the
Centennial Tower Companion Loan is subordinate to the payment rights of the
Trust Fund to receive payments with respect to the Centennial Tower Loan. Prior to the occurrence and continuance of an uncured monetary default or the
Centennial Tower Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances, all payments and proceeds (of whatever nature) received with respect to the Centennial Tower
Loan (including amounts received by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement but excluding any amounts for required reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property related to the Centennial Tower Loan or released to the borrower in accordance with the terms of the related Mortgage Loan documents) to the extent not otherwise required to be applied under the loan documents will be paid: first, to the holder of the Centennial Tower Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Centennial Tower
Loan through the end of the interest accrual period during which the applicable payment date occurs; second, to the holder of the Centennial Tower Loan, in an aggregate amount equal to its pro rata portion of all payments of principal on the Centennial Tower Loan (based upon the principal balance of the

                                      S-103

Centennial Tower Loan and the Centennial Tower principal balance of the
Companion Loan, respectively) received by the holder of the Centennial Tower
Loan, to be applied in reduction of the principal balance of the Centennial
Tower Loan; third, to the holder of the Centennial Tower Loan in an amount equal to any unreimbursed realized losses previously allocated to the Centennial Tower
Loan; fourth, to the holder of the Centennial Tower Companion Loan any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the Centennial Tower Companion Loan with respect to the Mortgaged Loan pursuant to the Centennial Tower Intercreditor Agreement;
fifth, to the holder of the Centennial Tower Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the Centennial
Tower Companion Loan, through the end of the interest accrual period during which the applicable payment date occurs; sixth, to the holder of the Centennial
Tower Companion Loan, in an aggregate amount equal to its pro rata portion of all payments of principal on the Centennial Tower Companion Loan (based upon the principal balance of the Centennial Tower Loan and the principal balance of the
Centennial Tower Companion Loan, respectively) received by the holder of the
Centennial Tower Loan, to be applied in reduction of the principal balance of the Centennial Tower Companion Loan; seventh, to the holder of the Centennial
Tower Companion Loan, in an amount equal to any unreimbursed realized losses previously allocated to the Centennial Tower Companion Loan; eighth, to the holders the Centennial Tower Loan and the Centennial Tower Companion Loan, pro
rata (based upon the principal balance of the Centennial Tower Loan and the principal balance of the Centennial Tower Companion Loan, respectively), in an amount equal to the prepayment premium, to the extent actually paid; and ninth, any excess, pro rata, to the holders the Centennial Tower Loan and the
Centennial Tower Companion Loan (based upon the principal balance of the
Centennial Tower Loan and the principal balance of the Centennial Tower
Companion Loan, respectively); provided, if the principal balance of the
Centennial Tower Loan and the principal balance of the Centennial Tower
Companion Loan are each equal to zero, then based upon the initial principal balance of the Centennial Tower Loan and the initial principal balance of the
Centennial Tower Companion Loan.

     Following the occurrence and during the continuance of an uncured monetary default with respect to the Centennial Tower Whole Loan or the Centennial Tower
Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Centennial Tower Loan or the Centennial Tower Companion Loan,
all payments and proceeds (of whatever nature) on the Centennial Tower Companion
Loan will be subordinate to all payments due on the Centennial Tower Loan and the amounts with respect to the Centennial Tower Companion Loan will be paid:
first, to the holder of the Centennial Tower Loan, in an amount equal to accrued and unpaid interest on the principal balance of the Centennial Tower Loan through the end of the interest accrual period during which the applicable payment date occurs; second, to the holder of the Centennial Tower Loan, in an amount equal to the principal balance of the Centennial Tower Loan until paid in full; third, to the holder of the Centennial Tower Loan in an amount equal to any unreimbursed realized losses previously allocated to the Centennial Tower
Loan, fourth, to the holder of the Centennial Tower Companion Loan in an amount equal to accrued and unpaid interest on the principal balance of the Centennial
Tower Companion Loan through the end of the interest accrual period during which the applicable payment date occurs; fifth, to the holder of the Centennial Tower
Companion Loan, in an amount equal to the principal balance of the Centennial
Tower Companion Loan until paid in full; sixth, to the holder of the Centennial
Tower Companion Loan in an amount equal to any unreimbursed realized losses previously allocated to the Centennial Tower Companion Loan, seventh, to the holder of the Centennial Tower Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Centennial
Tower Loan (based upon the ratio between (x) the initial principal balance of the Centennial Tower Loan and (y) the sum of the initial principal balance of the Centennial Tower Loan and the principal balance of the Centennial Tower
Companion Loan, in each case on the date of determination); eighth, to the holder of the Centennial Tower Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the
Centennial Tower Companion Loan (based upon the ratio between (x) the initial
Centennial Tower Companion Loan principal balance and (y) the sum of the initial principal balance of the Centennial Tower Loan and the principal balance of the
Centennial Tower Companion Loan, in each case on the date of determination);
ninth, to the holder of the Centennial Tower Loan in an amount equal to any default

                                      S-104

interest (in excess of the interest paid in accordance with Section 2(c)(i) of the Centennial Tower Intercreditor Agreement) on the principal balance of the
Centennial Tower Loan; tenth, to the holder of the Centennial Tower Companion
Loan in an amount equal to any default interest (in excess of the interest paid pursuant to clause fourth above) on the principal balance of the Centennial
Tower Companion Loan calculated at the default rate under the Centennial Tower
Companion Loan; and eleventh, any excess, pro rata, to the holder of the
Centennial Tower Loan and the holder of the Centennial Tower Companion Loan based upon the outstanding principal balance of the Centennial Tower Loan and outstanding principal balance of the Centennial Tower Companion Loan, respectively; provided, if the principal balance of the Centennial Tower Loan and the principal balance of the Centennial Tower Companion Loan are each equal to zero, then based upon the initial principal balance of the Centennial Tower
Loan and the initial principal balance of the Centennial Tower Companion Loan.

240 West 40th Street Loan

     Servicing Provisions of the 240 West 40th Street Intercreditor Agreement.
With respect to the 240 West 40th Street Whole Loan, the Master Servicer and the
Special Servicer will service and administer the 240 West 40th Street Loan and the 240 West 40th Street Companion Loan, in each case pursuant to the Pooling and Servicing Agreement and the 240 West 40th Street Intercreditor Agreement for
so long as the 240 West 40th Street Loan is part of the Trust Fund. If the principal amount of the 240 West 40th Street Companion Loan, less any existing
Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of the 240 West 40th Street Companion Loan, the holder of the 240 West
40th Street Companion Loan or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 240 West 40th Street Whole Loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the
Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS -- The
Controlling Class Representative" in this prospectus supplement.

     In the event of any default under the 240 West 40th Street Loan or the 240
West 40th Street Companion Loan, the holder of the 240 West 40th Street
Companion Loan will be entitled to (i) cure such default within five (5)
business days of receipt of notice from the Master Servicer with respect to monetary defaults and within thirty (30) days of receipt of notice from the
Master Servicer with respect to non-monetary defaults and/or (ii) purchase the
240 West 40th Street Loan from the Trust Fund after the expiration of the cure period subject to the conditions contained in the 240 West 40th Street
Intercreditor Agreement provided, however, the 240 West 40th Street
Intercreditor Agreement provides the holder of the 240 West 40th Street
Companion Loan is only permitted to exercise its cure rights a proscribed number of times during the life of the 240 West 40th Street Loan. Any cure right executed pursuant to the above is only permitted to last for a proscribed time period. The purchase price will generally equal the unpaid principal balance of the 240 West 40th Street Loan, together with all unpaid interest on the 240 West
40th Street Loan (other than default interest) at the Mortgage Rate and any unreimbursed servicing expenses, Advances and interest on Advances for which the borrower under the 240 West 40th Street Loan is responsible, and, if such purchase does not occur within 90 days of the 240 West 40th Street Loan's becoming a Specially Serviced Mortgage Loan, a liquidation fee. No prepayment consideration will be payable in connection with such a purchase of the 240 West
40th Street Loan.

     Application of Payments. Pursuant to the 240 West 40th Street Intercreditor
Agreement, to the extent described below, the right of the holder of the 240
West 40th Street Companion Loan to receive payments with respect to the 240 West
40th Street Companion Loan is subordinate to the payment rights of the Trust
Fund to receive payments with respect to the 240 West 40th Street Loan. Prior to the occurrence of a monetary default with respect to the 240 West 40th Street
Whole Loan or a non-monetary default that results in the 240 West 40th Street
Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to the 240 West 40th Street Loan or the 240 West 40th Street Companion
Loan, all payments and proceeds (of whatever nature) received with respect to the 240 West 40th Street Loan and the 240 West 40th Street Companion Loan will be paid first, to the Trust Fund in an amount equal to interest due with respect to

                                      S-105

the 240 West 40th Street Loan; second, to the Trust Fund in an amount equal to its pro rata share (based upon the outstanding principal balance of the 240 West
40th Street Loan) of principal payments on the 240 West 40th Street Loan; third, to the holder of the 240 West 40th Street Companion Loan in an amount equal to interest due with respect to the 240 West 40th Street Companion Loan; fourth, to the holder of the 240 West 40th Street Companion Loan in an amount equal to its pro rata share (based upon the outstanding principal balance of the 240 West
40th Street Companion Loan) of principal payments on the 240 West 40th Street
Loan; fifth, to the Trust Fund and the holder of the 240 West 40th Street
Companion Loan, pro rata (based upon the outstanding principal balances of the
240 West 40th Street Loan and the 240 West 40th Street Companion Loan), in an
amount equal to any prepayment premium, to the extent actually paid; sixth, to the Trust Fund and the holder of the 240 West 40th Street Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the Trust Fund or the holder of the 240 West 40th Street Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses; and seventh, to the Trust
Fund and the holder of the 240 West 40th Street Companion Loan, pro rata, based upon the default interest respectively accrued under the 240 West 40th Street
Loan and the 240 West 40th Street Companion Loan, to the extent actually paid.
If any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing seven clauses, such amount will be paid to the
Trust Fund and the holder of the 240 West 40th Street Companion Loan on a pro rata basis provided that if the principal balance of the 240 West 40th Street
Loan and the 240 West 40th Street Companion Loan are each equal to zero, then based upon their related initial principal balances.

     Following the occurrence and during the continuance of a monetary default with respect to the 240 West 40th Street Whole Loan or a non-monetary event of default that results in the 240 West 40th Street Loan becoming a Specially
Serviced Mortgage Loan, and subject to the right of the holder of the 240 West
40th Street Companion Loan to purchase the 240 West 40th Street Loan from the
Trust Fund, after payment or reimbursement of any Advances (other than P&I
Advances made by the holder of the 240 West 40th Street Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the 240
West 40th Street Loan or the 240 West 40th Street Companion Loan, all payments and proceeds (of whatever nature) on the 240 West 40th Street Companion Loan will be subordinate to all payments due on the 240 West 40th Street Loan and the amounts with respect to the 240 West 40th Street Loan and the 240 West 40th
Street Companion Loan will be paid first, to the Trust Fund in an amount equal to interest due with respect to the 240 West 40th Street Loan; second, to the
Trust Fund in an amount equal to the principal balance of the 240 West 40th
Street Loan until paid in full; third, to the holder of the 240 West 40th Street
Companion Loan in an amount equal to interest due with respect to the 240 West
40th Street Companion Loan; fourth, to the holder of the 240 West 40th Street
Companion Loan in an amount equal to the principal balance of the 240 West 40th
Street Companion Loan until paid in full; fifth, with respect to the 240 West
40th Street Loan, to the Trust Fund in an amount equal to any prepayment premium, to the extent actually paid and allocable to the 240 West 40th Street
Loan; sixth, with respect to the 240 West 40th Street Loan, to the Trust Fund in
an amount equal to any unpaid default interest accrued on the 240 West 40th
Street Loan; seventh, to the holder of the 240 West 40th Street Companion Loan in an amount equal to any Prepayment Premium, to the extent actually paid and allocable to the 240 West 40th Street Companion Loan; eighth, to the holder of the 240 West 40th Street Companion Loan in an amount equal to any unpaid default interest accrued on the 240 West 40th Street Companion Loan: ninth, to the Trust
Fund and the holder of the 240 West 40th Street Companion Loan, pro rata, based upon the amount of any unreimbursed costs and expenses, respectively, up to the amount of any such unreimbursed costs and expenses; and tenth, any excess, to the Trust Fund and the holder of the 240 West 40th Street Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the 240 West 40th Street Loan and the 240 West 40th Street
Companion Loan are each equal to zero, then based upon their related initial principal balances.

Courtyard Marriott--Miami Beach, FL Loan

     Servicing Provisions of the Courtyard Marriott--Miami Beach, FL Loan
Intercreditor Agreement. With respect to the Courtyard Marriott--Miami Beach, FL
Whole Loan, the Master Servicer and the Special Servicer will service and administer the Courtyard Marriott--Miami Beach, FL Whole Loan pursuant to the
Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Courtyard Marriott--Miami Beach, FL Loan is part of the Trust Fund.
The holder of the Courtyard

                                      S-106

Marriott--Miami Beach, FL Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including among things, foreclosure or material modifications of the Courtyard Marriott--Miami Beach, FL Whole Loan. However, no
advice or direction may require or cause the Master Servicer or the Special
Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE
LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event of any monetary default, or to the extent of Master Servicer's knowledge thereof, a non-monetary default, the holder of the Courtyard
Marriott--Miami Beach, FL Companion Loan will be entitled to cure (i) a monetary default within five (5) business days of receipt of notice thereof and (ii) a non-monetary default within twenty (20) days of receipt of notice thereof. In addition, the holder of the Courtyard Marriott--Miami Beach, FL Companion Loan
has the right, by written notice to the holder of the Courtyard Marriott--Miami
Beach, FL Loan delivered within forty-five (45) days of the expiration of any cure period provided to the holder of the Courtyard Marriott--Miami Beach, FL
Companion Loan described in the preceding sentence but prior to a cure of the related default or any waiver in writing by the Master Servicer of the related default, to purchase the Courtyard Marriott--Miami Beach, FL Loan from the Trust
Fund subject to the terms and conditions contained in the related Intercreditor
Agreement; provided, however, the Courtyard Marriott--Miami Beach, FL
Intercreditor Agreement provides the holder of the Courtyard Marriott--Miami
Beach, FL Companion Loan is only permitted to exercise its cure rights a proscribed number of times during the life of the Courtyard Marriott-Miami
Beach, FL Loan. Any cure right executed pursuant to the above is only permitted to last for a proscribed time period. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the Courtyard
Marriott--Miami Beach, FL Loan, together with all unpaid interest on the
Courtyard Marriott--Miami Beach, FL Loan at the related mortgage rate (excluding default interest and any prepayment premium) and any unreimbursed advances, expenses and interest on advances related to the Courtyard Marriott--Miami
Beach, FL Whole Loan.

     Application of Payments. Pursuant to the Courtyard Marriott--Miami Beach,
FL Intercreditor Agreement, to the extent described below, the right of the holder of the Courtyard Marriott--Miami Beach, FL Companion Loan to receive payments with respect to the Courtyard Marriott--Miami Beach, FL Companion Loan
is subordinate to the payment rights of the Trust Fund to receive payments with respect to the Courtyard Marriott--Miami Beach, FL Loan. Prior to the occurrence and continuance of an uncured monetary default or the Courtyard Marriott--Miami
Beach, FL Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances, all payments and proceeds (of whatever nature) received with respect to the Courtyard
Marriott--Miami Beach, FL Loan (including amounts received by the Master
Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement but excluding any amounts for required reserves or escrows required by the related
Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property related to the Courtyard
Marriott--Miami Beach, FL Loan or released to the borrower in accordance with the terms of the related Mortgage Loan documents) to the extent not otherwise required to be applied under the loan documents will be paid: first, to the holder of the Courtyard Marriott--Miami Beach, FL Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Courtyard
Marriott--Miami Beach, FL Loan through the end of the interest accrual period during which the applicable payment date occurs; second, to the holder of the
Courtyard Marriott--Miami Beach, FL Loan, in an aggregate amount equal to its pro rata portion of all payments of principal on the Courtyard Marriott--Miami
Beach, FL Loan (based upon the principal balance of the Courtyard
Marriott--Miami Beach, FL Loan and the Courtyard Marriott--Miami Beach, FL
principal balance of the Companion Loan, respectively) received by the holder of the Courtyard Marriott--Miami Beach, FL Loan, to be applied in reduction of the principal balance of the Courtyard Marriott--Miami Beach, FL Loan; third, to the holder of the Courtyard Marriott--Miami Beach, FL Loan in an amount equal to any unreimbursed realized losses previously allocated to the Courtyard
Marriott--Miami Beach, FL Loan; fourth, to the holder of the Courtyard
Marriott--Miami Beach, FL Companion Loan any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the
Courtyard Marriott--Miami Beach, FL Companion Loan with respect

                                      S-107

to the Mortgaged Loan pursuant to the Courtyard Marriott--Miami Beach, FL
Intercreditor Agreement; fifth, to the holder of the Courtyard Marriott--Miami
Beach, FL Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the Courtyard Marriott--Miami Beach, FL Companion
Loan, through the end of the interest accrual period during which the applicable payment date occurs; sixth, to the holder of the Courtyard Marriott--Miami
Beach, FL Companion Loan, in an aggregate amount equal to its pro rata portion of all payments of principal on the Courtyard Marriott--Miami Beach, FL
Companion Loan (based upon the principal balance of the Courtyard
Marriott--Miami Beach, FL Loan and the principal balance of the Courtyard
Marriott--Miami Beach, FL Companion Loan, respectively) received by the holder of the Courtyard Marriott--Miami Beach, FL Loan, to be applied in reduction of the principal balance of the Courtyard Marriott--Miami Beach, FL Companion Loan;
seventh, to the holder of the Courtyard Marriott--Miami Beach, FL Companion
Loan, in an amount equal to any unreimbursed realized losses previously allocated to the Courtyard Marriott--Miami Beach, FL Companion Loan; eighth, to the holders the Courtyard Marriott--Miami Beach, FL Loan and the Courtyard
Marriott--Miami Beach, FL Companion Loan, pro rata (based upon the principal balance of the Courtyard Marriott--Miami Beach, FL Loan and the principal balance of the Courtyard Marriott--Miami Beach, FL Companion Loan,
respectively), in an amount equal to the prepayment premium, to the extent actually paid; and ninth, any excess, pro rata, to the holders the Courtyard
Marriott--Miami Beach, FL Loan and the Courtyard Marriott--Miami Beach, FL
Companion Loan (based upon the principal balance of the Courtyard
Marriott--Miami Beach, FL Loan and the principal balance of the Courtyard
Marriott--Miami Beach, FL Companion Loan, respectively); provided, if the principal balance of the Courtyard Marriott--Miami Beach, FL Loan and the
principal balance of the Courtyard Marriott--Miami Beach, FL Companion Loan are
each equal to zero, then based upon the initial principal balance of the
Courtyard Marriott--Miami Beach, FL Loan and the initial principal balance of the Courtyard Marriott--Miami Beach, FL Companion Loan.

     Following the occurrence and during the continuance of an uncured monetary default with respect to the Courtyard Marriott--Miami Beach, FL Whole Loan or
the Courtyard Marriott--Miami Beach, FL Loan becoming a Specially Serviced
Mortgage Loan, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Courtyard
Marriott--Miami Beach, FL Loan or the Courtyard Marriott--Miami Beach, FL
Companion Loan, all payments and proceeds (of whatever nature) on the Courtyard
Marriott--Miami Beach, FL Companion Loan will be subordinate to all payments due on the Courtyard Marriott--Miami Beach, FL Loan and the amounts with respect to the Courtyard Marriott--Miami Beach, FL Companion Loan will be paid: first, to the holder of the Courtyard Marriott--Miami Beach, FL Loan, in an amount equal to accrued and unpaid interest on the principal balance of the Courtyard
Marriott--Miami Beach, FL Loan through the end of the interest accrual period during which the applicable payment date occurs; second, to the holder of the
Courtyard Marriott--Miami Beach, FL Loan, in an amount equal to the principal balance of the Courtyard Marriott--Miami Beach, FL Loan until paid in full;
third, to the holder of the Courtyard Marriott--Miami Beach, FL Loan in an amount equal to any unreimbursed realized losses previously allocated to the
Courtyard Marriott--Miami Beach, FL Loan, fourth, to the holder of the Courtyard
Marriott--Miami Beach, FL Companion Loan in an amount equal to accrued and unpaid interest on the principal balance of the Courtyard Marriott--Miami Beach,
FL Companion Loan through the end of the interest accrual period during which the applicable payment date occurs; fifth, to the holder of the Courtyard
Marriott--Miami Beach, FL Companion Loan, in an amount equal to the principal balance of the Courtyard Marriott--Miami Beach, FL Companion Loan until paid in full; sixth, to the holder of the Courtyard Marriott--Miami Beach, FL Companion
Loan in an amount equal to any unreimbursed realized losses previously allocated to the Courtyard Marriott--Miami Beach, FL Companion Loan, seventh, to the holder of the Courtyard Marriott--Miami Beach, FL Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Courtyard Marriott--Miami Beach, FL Loan (based upon the ratio between (x)
the initial principal balance of the Courtyard Marriott--Miami Beach, FL Loan and (y) the sum of the initial principal balance of the Courtyard
Marriott--Miami Beach, FL Loan and the principal balance of the Courtyard
Marriott--Miami Beach, FL Companion Loan, in each case on the date of determination); eighth, to the holder of the Courtyard Marriott--Miami Beach, FL
Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Courtyard Marriott--Miami Beach, FL
Companion

                                      S-108

Loan (based upon the ratio between (x) the initial Courtyard Marriott--Miami
Beach, FL Companion Loan principal balance and (y) the sum of the initial principal balance of the Courtyard Marriott--Miami Beach, FL Loan and the
principal balance of the Courtyard Marriott--Miami Beach, FL Companion Loan, in
each case on the date of determination); ninth, to the holder of the Courtyard
Marriott--Miami Beach, FL Loan in an amount equal to any default interest (in excess of the interest paid in accordance with Section 2(c)(i) of the Courtyard
Marriott--Miami Beach, FL Intercreditor Agreement) on the principal balance of the Courtyard Marriott--Miami Beach, FL Loan; tenth, to the holder of the
Courtyard Marriott--Miami Beach, FL Companion Loan in an amount equal to any default interest (in excess of the interest paid pursuant to clause fourth above) on the principal balance of the Courtyard Marriott--Miami Beach, FL
Companion Loan calculated at the default rate under the Courtyard
Marriott--Miami Beach, FL Companion Loan; and eleventh, any excess, pro rata, to the holder of the Courtyard Marriott--Miami Beach, FL Loan and the holder of the
Courtyard Marriott--Miami Beach, FL Companion Loan based upon the outstanding principal balance of the Courtyard Marriott--Miami Beach, FL Loan and outstanding principal balance of the Courtyard Marriott--Miami Beach, FL
Companion Loan, respectively; provided, if the principal balance of the
Courtyard Marriott--Miami Beach, FL Loan and the principal balance of the
Courtyard Marriott--Miami Beach, FL Companion Loan are each equal to zero, then based upon the initial principal balance of the Courtyard Marriott--Miami Beach,
FL Loan and the initial principal balance of the Courtyard Marriott--Miami
Beach, FL Companion Loan.

Mezz Cap Loan

     Servicing Provisions of the Mezz Cap Intercreditor Agreement. With respect to the Mezz Cap Loan, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loan and the Mezz Cap Companion Loan pursuant to the
Pooling and Servicing Agreement and the Intercreditor Agreements for so long as the Mezz Cap Loan is part of the Trust Fund. The Master Servicer and/or the
Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Loan or the related loan documents without obtaining the prior written consent of the holder of the Mezz Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Loan or the related loan documents adversely affects the lien priority of the related mortgage or constitutes certain material modifications specified in the Mezz Cap
Intercreditor Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See
"SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on the Mezz Cap
Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent,
(ii) the principal balance of the Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of the Mezz Cap Loan or Mezz Cap
Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or
(v) any other event where the cash flow payment under the Mezz Cap Companion
Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Mezz Cap Companion Loan will be entitled to purchase the Mezz Cap Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Mezz Cap Loan, together with all unpaid interest on the Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the
Mezz Cap Loan is responsible. Unless the borrower or an affiliate is purchasing the Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of the Mezz Cap Loan.

     Application of Payments. Pursuant to the Mezz Cap Intercreditor Agreement
and prior to the occurrence of (i) the acceleration of the Mezz Cap Loan or Mezz
Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Mezz Cap Companion Loan. Any escrow and reserve payments required in respect of the Mezz Cap Loan or Mezz Cap Companion Loan will be paid to the Master Servicer.

                                      S-109

     Following the occurrence and during the continuance of (i) the acceleration of the Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Mezz Cap Companion
Loan to purchase the Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on the Mezz Cap Companion Loan will be subordinated to all payments due on Mezz Cap Loan and the amounts with respect to such Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related loan documents or released to the related borrower) in the following manner:

     first, to the Master Servicer, Special Servicer or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity;

     third, to the holder of the Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to the Mezz Cap Loan;

     fourth, to the holder of the Mezz Cap Loan, in an amount equal to the principal balance of the Mezz Cap Loan until paid in full;

     fifth, to the holder of the Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap Loan;

     sixth, to the holder of the Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Mezz Cap Companion
Loan and then to accrued and unpaid servicing fees with respect to the Mezz Cap
Companion Loan;

     seventh, to the holder of the Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to the Mezz Cap Companion Loan;

     eighth, to the holder of the Mezz Cap Companion Loan, in an amount equal to the principal balance of the Mezz Cap Companion Loan until paid in full;

     ninth, to the holder of the Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap
Companion Loan;

     tenth, to the holder of the Mezz Cap Loan and the holder of the Mezz Cap
Companion Loan, in an amount equal to any unpaid excess default interest accrued on the Mezz Cap Loan and the Mezz Cap Companion Loan, respectively;

     eleventh, any amounts collected or recovered on the Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer in respect of the Mezz Cap Loan or Mezz Cap Companion Loan are payable to the holder of the Mezz Cap Loan and
Mezz Cap Companion Loan on a pro rata basis based on the initial balance of each such loan, respectively; and

     twelfth, any excess, to the holder of the Mezz Cap Loan and the holder of the Mezz Cap Companion Loan, pro rata, based upon the initial principal balances of the related loans.

     Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related charges), (ii) no other event of default exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with regard to the monetary event or default, then the Master Servicer and/or the Special
Servicer, as applicable, may apply the amount paid by borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special
Servicer, as applicable, or Trustee, first to the holder of the Mezz Cap Loan in an amount equal to the accrued and unpaid interest on the Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on the Mezz Cap Loan and second to the holder of the Mezz Cap Companion Loan in an amount equal to the accrued and unpaid interest on the Mezz Cap Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on the Mezz Cap Companion Loan.

                                      S-110

     Application of Amounts Paid to Trust Fund. On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution
Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage
Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such
Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5, unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC
Ratios and LTV Ratios with respect to the AmericasMart Loan, such ratios are calculated based upon the aggregate indebtedness of such Mortgage Loan and the related Pari Passu Companion Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement, and under "DESCRIPTION OF THE
TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the
accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-1A, A-1B, A-2, A-3,
A-4 and A-5 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross
Collateralized and Cross Defaulted Loan Flag" with respect to the other Mortgage
Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5 :

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b)
     required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow"
     produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as

                                      S-111

     applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein with respect to 22 Mortgage Loans, representing 18.6% of the Cut-Off
     Date Pool Balance (18 Mortgage Loans in Loan Group 1 or 16.7% of the
     Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 41.5%
     of the Cut-Off Date Group 2 Balance), where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins. In general, the Mortgage Loan Seller relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six (6) months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan
Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%.
In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Seller generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling
3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other
Rental Properties, the Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates)
of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then-current occupancy rates. Occupancy rates for the private health care facilities were generally within then-current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer

                                      S-112

information was used, (b) property management fees were generally assumed to be
1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0%
of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c)
assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow
Requirements--Replacement Reserves" in this prospectus supplement. In addition, in some instances, the Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Seller determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Seller nor the Depositor verified their accuracy.

          (i) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
     references to the ratio, expressed as a percentage, of the Cut-Off Date
     Balance of a Mortgage Loan to the appraised value of the related Mortgaged
     Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller.

          (ii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
     Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD
     Loan on its Anticipated Repayment Date) (prior to the payment of any
     Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller.

          (iii) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for
     each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other healthcare property, respectively, references to the
     Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms, respectively, that the related Mortgaged
     Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (iv) References to "Year Built" are references to the year that a
     Mortgaged Property was originally constructed or substantially renovated.
     With respect to any Mortgaged Property which was constructed in phases, the
     "Year Built" refers to the year that the first phase was originally constructed.

          (v) References to "weighted averages" or "WA" are references to averages weighted on the basis of the Cut-Off Date Balances of the related
     Mortgage Loans.

          (vi) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Seller in determining Net Cash Flow.

          (vii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
     Loan, and (b) 0.00153%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each
     Mortgage Loan is set forth on Annex A-1 hereto.

          (viii) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the
     Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (ix) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

                                      S-113

          (x) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance
     Charge is assessed and (b) defeasance is no longer required. References to
     "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due
     Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a
     Prepayment Premium or a Yield Maintenance Charge (each such period, an
     "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such
     Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xi) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xii) References to "Occupancy Percentage" are, with respect to any
     Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, (b)
     in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented
     (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiii) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xiv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

          (xv) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvi) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xvii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xviii) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                      S-114

         MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)



                                                                  % OF        AVERAGE                    WTD. AVG.
                                  NUMBER OF      AGGREGATE      CUT-OFF       CUT-OFF        HIGHEST      CUT-OFF
                                  MORTGAGED       CUT-OFF      DATE POOL        DATE         CUT-OFF      DATE LTV
        PROPERTY TYPE            PROPERTIES    DATE BALANCE     BALANCE       BALANCE     DATE BALANCE     RATIO
------------------------------   ----------   --------------   ---------   ------------   ------------   ---------

Retail .......................       58       $  706,166,641      43.7%    $ 12,175,287   $ 45,007,000     73.9%
   Retail -- Anchored ........       54          680,824,641      42.2     $ 12,607,864   $ 45,007,000     74.1%
   Retail -- Unanchored ......        4           25,342,000       1.6     $  6,335,500   $ 12,800,000     70.5%
Office .......................        9          418,945,000      25.9     $ 46,549,444   $105,000,000     66.6%
Special Purpose ..............        1          204,817,319      12.7     $204,817,319   $204,817,319     56.1%
Multifamily ..................       19          191,234,388      11.8     $ 10,064,968   $ 33,000,000     71.0%
Hospitality ..................        6           61,543,067       3.8     $ 10,257,178   $ 23,500,000     60.0%
Mobile Home Park .............        1           10,700,000       0.7     $ 10,700,000   $ 10,700,000     74.9%
Self Storage .................        2           10,043,039       0.6     $  5,021,520   $  5,395,038     71.3%
Mixed Use ....................        2            6,700,000       0.4     $  3,350,000   $  3,700,000     60.6%
Land(4) ......................        1            4,395,887       0.3     $  4,395,887   $  4,395,887     74.2%
                                    ---       --------------     -----
                                     99       $1,614,545,341     100.0%    $ 16,308,539   $204,817,319     68.8%
                                    ===       ==============     =====

                                               WTD. AVG.
                                                STATED
                                  WTD. AVG.    REMAINING    WTD.                                     WTD.
                                     LTV        TERM TO     AVG.   MINIMUM   MAXIMUM   WTD. AVG.     AVG.
                                   RATIO AT     MATURITY    DSC      DSC       DSC     OCCUPANCY   MORTGAGE
         PROPERTY TYPE           MATURITY(2)   (MOS.)(2)   RATIO    RATIO     RATIO     RATE(3)      RATE
------------------------------   -----------   ---------   -----   -------   -------   ---------   --------

Retail .......................      71.6%          88      1.54x    1.20x     2.98x       97.1%     5.209%
   Retail -- Anchored ........      71.8%          88      1.53x    1.20x     2.33x       97.2%     5.200%
   Retail -- Unanchored ......      66.7%         104      1.72x    1.25x     2.98x       92.1%     5.461%
Office .......................      65.0%          99      1.68x    1.22x     3.00x       96.6%     5.452%
Special Purpose ..............      47.2%         119      2.28x    2.28x     2.28x       95.9%     5.720%
Multifamily ..................      64.0%          98      1.36x    1.20x     1.93x       94.3%     5.432%
Hospitality ..................      49.5%         103      1.79x    1.33x     2.21x        N/A      6.300%
Mobile Home Park .............      62.6%         120      1.25x    1.25x     1.25x      100.0%     5.490%
Self Storage .................      55.2%         119      1.31x    1.27x     1.35x       90.7%     5.950%
Mixed Use ....................      60.6%         120      2.21x    2.11x     2.30x       96.5%     5.310%
Land(4) ......................      62.1%         119      1.36x    1.36x     1.36x      100.0%     5.530%

                                    64.8%          97      1.66X    1.20X     3.00X       96.4%     5.413%


----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes
     6 Mortgage Loans secured by hospitality properties, representing 3.8% of the Cut-Off Date Pool Balance.

(4)  Specifically, the fee interest in land which the ground tenant has improved and leased as a retail center. The retail center is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                      S-115

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                                % OF                                   WTD. AVG.
                                                               CUT-OFF      AVERAGE        HIGHEST      CUT-OFF
                                  NUMBER OF      AGGREGATE       DATE       CUT-OFF        CUT-OFF        DATE
                                  MORTGAGED       CUT-OFF      GROUP 1       DATE           DATE          LTV
         PROPERTY TYPE           PROPERTIES    DATE BALANCE    BALANCE      BALANCE        BALANCE       RATIO
------------------------------   ----------   --------------   -------   ------------   ------------   ---------

Retail........................       58       $  706,166,641     47.5%   $ 12,175,287   $ 45,007,000     73.9%
   Retail -- Anchored.........       54          680,824,641     45.8    $ 12,607,864   $ 45,007,000     74.1%
   Retail -- Unanchored.......        4           25,342,000      1.7    $  6,335,500   $ 12,800,000     70.5%
Office........................        9          418,945,000     28.2    $ 46,549,444   $105,000,000     66.6%
Special Purpose...............        1          204,817,319     13.8    $204,817,319   $204,817,319     56.1%
Multifamily...................        6           64,528,620      4.3    $ 10,754,770   $ 17,000,000     69.5%
Hospitality...................        6           61,543,067      4.1    $ 10,257,178   $ 23,500,000     60.0%
Mobile Home Park..............        1           10,700,000      0.7    $ 10,700,000   $ 10,700,000     74.9%
Self Storage..................        2           10,043,039      0.7    $  5,021,520   $  5,395,038     71.3%
Mixed Use.....................        2            6,700,000      0.5    $  3,350,000   $  3,700,000     60.6%
Land(4).......................        1            4,395,887      0.3    $  4,395,887   $  4,395,887     74.2%
                                    ---       --------------    -----
                                     86       $1,487,839,573    100.0%   $ 17,300,460   $204,817,319     68.6%
                                    ===       ==============    =====

                                               WTD. AVG.
                                                 STATED
                                  WTD. AVG.    REMAINING    WTD.
                                     LTV        TERM TO     AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                                   RATIO AT     MATURITY    DSC      DSC       DSC     OCCUPANCY   MORTGAGE
         PROPERTY TYPE           MATURITY(2)   (MOS.)(2)   RATIO    RATIO     RATIO     RATE(3)      RATE
------------------------------   -----------   ---------   -----   -------   -------   ---------   ---------

Retail........................      71.6%          88      1.54x    1.20x     2.98x       97.1%      5.209%
   Retail -- Anchored.........      71.8%          88      1.53x    1.20x     2.33x       97.2%      5.200%
   Retail -- Unanchored.......      66.7%         104      1.72x    1.25x     2.98x       92.1%      5.461%
Office........................      65.0%          99      1.68x    1.22x     3.00x       96.6%      5.452%
Special Purpose...............      47.2%         119      2.28x    2.28x     2.28x       95.9%      5.720%
Multifamily...................      62.3%          94      1.49x    1.30x     1.93x       94.9%      5.324%
Hospitality...................      49.5%         103      1.79x    1.33x     2.21x        N/A       6.300%
Mobile Home Park..............      62.6%         120      1.25x    1.25x     1.25x      100.0%      5.490%
Self Storage..................      55.2%         119      1.31x    1.27x     1.35x       90.7%      5.950%
Mixed Use.....................      60.6%         120      2.21x    2.11x     2.30x       96.5%      5.310%
Land(4).......................      62.1%         119      1.36x    1.36x     1.36x      100.0%      5.530%

                                    64.8%          97      1.69X    1.20X     3.00X       96.6%      5.406%


----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes
     6 Mortgage Loans secured by hospitality properties, representing 4.1% of the Cut-Off Date Group 1 Balance.

(4)  Specifically, the fee interest in land which the ground tenant has improved and leased as a retail center. The retail center is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

                                      S-116

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                              % OF                                WTD. AVG.
                                                             CUT-OFF     AVERAGE      HIGHEST      CUT-OFF
                                  NUMBER OF     AGGREGATE      DATE      CUT-OFF      CUT-OFF        DATE
                                  MORTGAGED      CUT-OFF     GROUP 2      DATE         DATE          LTV
         PROPERTY TYPE           PROPERTIES   DATE BALANCE   BALANCE     BALANCE      BALANCE       RATIO
------------------------------   ----------   ------------   -------   ----------   -----------   ---------

Multifamily...................       13       $126,705,768    100.0%   $9,746,598   $33,000,000     71.7%
                                    ---       ------------    -----
                                     13       $126,705,768    100.0%   $9,746,598   $33,000,000     71.7%
                                    ===       ============    =====

                                               WTD. AVG.
                                                 STATED
                                  WTD. AVG.    REMAINING    WTD.
                                     LTV        TERM TO     AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                                   RATIO AT     MATURITY    DSC      DSC       DSC     OCCUPANCY   MORTGAGE
         PROPERTY TYPE           MATURITY(2)   (MOS.)(2)   RATIO    RATIO     RATIO     RATE(3)      RATE
------------------------------   -----------   ---------   -----   -------   -------   ---------   ---------

Multifamily...................      64.9%         100      1.30x    1.20x     1.48x       93.9%      5.487%

                                    64.9%         100      1.30X    1.20X     1.48X       93.9%      5.487%


----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-117

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS



                                                                 % OF
                                                AGGREGATE      CUT-OFF       AVERAGE        HIGHEST
       RANGE OF CUT-OFF          NUMBER OF       CUT-OFF      DATE POOL      CUT-OFF        CUT-OFF
       DATE BALANCES ($)           LOANS      DATE BALANCE     BALANCE    DATE BALANCE   DATE BALANCE
------------------------------   ---------   --------------   ---------   ------------   ------------

<= 2,000,000 .................        1      $    1,350,000       0.1%    $  1,350,000   $  1,350,000
2,000,001 - 3,000,000 ........        7          20,009,000       1.2     $  2,858,429   $  3,000,000
3,000,001 - 4,000,000 ........       17          60,391,000       3.7     $  3,552,412   $  4,000,000
4,000,001 - 5,000,000 ........        8          36,493,870       2.3     $  4,561,734   $  4,995,066
5,000,001 - 6,000,000 ........        5          28,155,038       1.7     $  5,631,008   $  6,000,000
6,000,001 - 7,000,000 ........        6          39,590,702       2.5     $  6,598,450   $  7,000,000
7,000,001 - 8,000,000 ........        4          30,100,000       1.9     $  7,525,000   $  8,000,000
8,000,001 - 9,000,000 ........        2          16,904,641       1.0     $  8,452,321   $  8,800,000
9,000,001 - 10,000,000 .......        2          19,543,067       1.2     $  9,771,534   $  9,993,067
10,000,001 - 15,000,000 ......       11         141,998,000       8.8     $ 12,908,909   $ 14,660,000
15,000,001 - 20,000,000 ......        7         115,010,704       7.1     $ 16,430,101   $ 17,323,000
20,000,001 - 25,000,000 ......        5         108,010,000       6.7     $ 21,602,000   $ 23,500,000
25,000,001 - 30,000,000 ......        3          80,411,000       5.0     $ 26,803,667   $ 28,680,000
30,000,001 - 35,000,000 ......        3          96,904,000       6.0     $ 32,301,333   $ 33,000,000
35,000,001 - 40,000,000 ......        1          37,100,000       2.3     $ 37,100,000   $ 37,100,000
40,000,001 - 45,000,000 ......        3         129,000,000       8.0     $ 43,000,000   $ 45,000,000
45,000,001 - 50,000,000 ......        2          95,007,000       5.9     $ 47,503,500   $ 50,000,000
50,000,001 - 55,000,000 ......        1          50,595,000       3.1     $ 50,595,000   $ 50,595,000
70,000,001 - 75,000,000 ......        1          75,000,000       4.6     $ 75,000,000   $ 75,000,000
80,000,001 - 204,817,319 .....        3         432,972,319      26.8     $144,324,106   $204,817,319
                                    ---      --------------     -----
                                     92      $1,614,545,341     100.0%    $ 17,549,406   $204,817,319
                                    ===      ==============     =====

                                                         WTD. AVG.
                                                           STATED
                                 WTD. AVG.   WTD. AVG.   REMAINING
                                  CUT-OFF       LTV       TERM TO      WTD.     WTD. AVG.
       RANGE OF CUT-OFF             DATE      RATIO AT    MATURITY   AVG. DSC   MORTGAGE
       DATE BALANCES ($)         LTV RATIO   MATURITY*     (MOS.)*     RATIO      RATE
------------------------------   ---------   ---------   ---------   --------   --------

<= 2,000,000 .................     30.7%       26.8%        120        3.00x     5.330%
2,000,001 - 3,000,000 ........     61.7%       60.6%        109        2.06x     5.293%
3,000,001 - 4,000,000 ........     65.5%       61.6%        107        1.70x     5.435%
4,000,001 - 5,000,000 ........     73.3%       64.4%        115        1.49x     5.378%
5,000,001 - 6,000,000 ........     63.0%       54.7%        112        1.43x     5.432%
6,000,001 - 7,000,000 ........     69.6%       60.7%        109        1.45x     5.465%
7,000,001 - 8,000,000 ........     71.3%       61.5%        102        1.31x     5.508%
8,000,001 - 9,000,000 ........     79.7%       66.9%        119        1.26x     5.600%
9,000,001 - 10,000,000 .......     71.0%       62.6%        119        1.29x     6.108%
10,000,001 - 15,000,000 ......     74.5%       67.9%        105        1.44x     5.314%
15,000,001 - 20,000,000 ......     71.6%       68.3%         88        1.59x     5.152%
20,000,001 - 25,000,000 ......     67.3%       62.8%         95        1.56x     5.653%
25,000,001 - 30,000,000 ......     77.8%       72.6%        108        1.31x     5.372%
30,000,001 - 35,000,000 ......     73.3%       73.3%         68        1.51x     5.307%
35,000,001 - 40,000,000 ......     75.7%       75.7%         84        1.55x     5.160%
40,000,001 - 45,000,000 ......     64.7%       59.9%         99        1.54x     5.579%
45,000,001 - 50,000,000 ......     78.2%       78.2%         78        1.42x     5.273%
50,000,001 - 55,000,000 ......     70.3%       70.3%        120        1.55x     5.642%
70,000,001 - 75,000,000 ......     79.8%       79.8%         65        1.28x     5.390%
80,000,001 - 204,817,319 .....     60.7%       56.5%        102        2.12x     5.419%

                                   68.8%       64.8%         97        1.66X     5.413%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-118

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                  % OF
                                                   AGGREGATE     CUT-OFF     AVERAGE        HIGHEST
                                                    CUT-OFF        DATE      CUT-OFF        CUT-OFF
        RANGE OF CUT-OFF            NUMBER OF        DATE        GROUP 1       DATE           DATE
       DATE BALANCES ($)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE
---------------------------------   ---------   --------------   -------   ------------   ------------

<= 2,000,000.....................        1      $    1,350,000      0.1%   $  1,350,000   $  1,350,000
2,000,001 - 3,000,000............        7          20,009,000      1.3    $  2,858,429   $  3,000,000
3,000,001 - 4,000,000............       17          60,391,000      4.1    $  3,552,412   $  4,000,000
4,000,001 - 5,000,000............        7          31,498,804      2.1    $  4,499,829   $  4,800,000
5,000,001 - 6,000,000............        4          22,555,038      1.5    $  5,638,759   $  6,000,000
6,000,001 - 7,000,000............        4          26,997,000      1.8    $  6,749,250   $  7,000,000
7,000,001 - 8,000,000............        2          15,350,000      1.0    $  7,675,000   $  8,000,000
8,000,001 - 9,000,000............        1           8,104,641      0.5    $  8,104,641   $  8,104,641
9,000,001 - 10,000,000...........        2          19,543,067      1.3    $  9,771,534   $  9,993,067
10,000,001 - 15,000,000..........        9         115,731,000      7.8    $ 12,859,000   $ 14,660,000
15,000,001 - 20,000,000..........        7         115,010,704      7.7    $ 16,430,101   $ 17,323,000
20,000,001 - 25,000,000..........        4          87,310,000      5.9    $ 21,827,500   $ 23,500,000
25,000,001 - 30,000,000..........        3          80,411,000      5.4    $ 26,803,667   $ 28,680,000
30,000,001 - 35,000,000..........        2          63,904,000      4.3    $ 31,952,000   $ 32,054,000
35,000,001 - 40,000,000..........        1          37,100,000      2.5    $ 37,100,000   $ 37,100,000
40,000,001 - 45,000,000..........        3         129,000,000      8.7    $ 43,000,000   $ 45,000,000
45,000,001 - 50,000,000..........        2          95,007,000      6.4    $ 47,503,500   $ 50,000,000
50,000,001 - 55,000,000..........        1          50,595,000      3.4    $ 50,595,000   $ 50,595,000
70,000,001 - 75,000,000..........        1          75,000,000      5.0    $ 75,000,000   $ 75,000,000
80,000,001 - 204,817,319.........        3         432,972,319     29.1    $144,324,106   $204,817,319
                                       ---      --------------    -----
                                        81      $1,487,839,573    100.0%   $ 18,368,390   $204,817,319
                                       ===      ==============    =====

                                                             WTD. AVG.
                                    WTD. AVG.                 STATED
                                     CUT-OFF    WTD. AVG.   REMAINING
                                       DATE        LTV       TERM TO    WTD. AVG.   WTD. AVG.
        RANGE OF CUT-OFF               LTV       RATIO AT    MATURITY     DSC        MORTGAGE
       DATE BALANCES ($)              RATIO     MATURITY*    (MOS.)*     RATIO         RATE
---------------------------------   ---------   ---------   ---------   ---------   ---------

<= 2,000,000.....................     30.7%       26.8%        120        3.00x       5.330%
2,000,001 - 3,000,000............     61.7%       60.6%        109        2.06x       5.293%
3,000,001 - 4,000,000............     65.5%       61.6%        107        1.70x       5.435%
4,000,001 - 5,000,000............     72.3%       64.2%        114        1.52x       5.388%
5,000,001 - 6,000,000............     65.9%       56.5%        111        1.48x       5.472%
6,000,001 - 7,000,000............     67.1%       60.2%        104        1.53x       5.569%
7,000,001 - 8,000,000............     76.8%       62.4%        114        1.34x       5.501%
8,000,001 - 9,000,000............     80.2%       67.9%        118        1.25x       5.850%
9,000,001 - 10,000,000...........     71.0%       62.6%        119        1.29x       6.108%
10,000,001 - 15,000,000..........     75.5%       69.6%        102        1.49x       5.300%
15,000,001 - 20,000,000..........     71.6%       68.3%         88        1.59x       5.152%
20,000,001 - 25,000,000..........     67.5%       63.9%         90        1.64x       5.661%
25,000,001 - 30,000,000..........     77.8%       72.6%        108        1.31x       5.372%
30,000,001 - 35,000,000..........     70.8%       70.8%         72        1.52x       5.120%
35,000,001 - 40,000,000..........     75.7%       75.7%         84        1.55x       5.160%
40,000,001 - 45,000,000..........     64.7%       59.9%         99        1.54x       5.579%
45,000,001 - 50,000,000..........     78.2%       78.2%         78        1.42x       5.273%
50,000,001 - 55,000,000..........     70.3%       70.3%        120        1.55x       5.642%
70,000,001 - 75,000,000..........     79.8%       79.8%         65        1.28x       5.390%
80,000,001 - 204,817,319.........     60.7%       56.5%        102        2.12x       5.419%

                                      68.6%       64.8%         97        1.69X       5.406%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-119

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                 % OF
                                                  AGGREGATE     CUT-OFF     AVERAGE       HIGHEST
                                                   CUT-OFF        DATE      CUT-OFF       CUT-OFF
        RANGE OF CUT-OFF            NUMBER OF       DATE        GROUP 2       DATE          DATE
       DATE BALANCES ($)              LOANS        BALANCE      BALANCE     BALANCE       BALANCE
---------------------------------   ---------   ------------   --------   -----------   -----------

4,000,001 - 5,000,000............        1      $  4,995,066      3.9%    $ 4,995,066   $ 4,995,066
5,000,001 - 6,000,000............        1         5,600,000      4.4     $ 5,600,000   $ 5,600,000
6,000,001 - 7,000,000............        2        12,593,702      9.9     $ 6,296,851   $ 6,400,000
7,000,001 - 8,000,000............        2        14,750,000     11.6     $ 7,375,000   $ 7,450,000
8,000,001 - 9,000,000............        1         8,800,000      6.9     $ 8,800,000   $ 8,800,000
10,000,001 - 15,000,000..........        2        26,267,000     20.7     $13,133,500   $13,567,000
20,000,001 - 25,000,000..........        1        20,700,000     16.3     $20,700,000   $20,700,000
30,000,001 - 33,000,000..........        1        33,000,000     26.0     $33,000,000   $33,000,000
                                       ---      ------------    -----
                                        11      $126,705,768    100.0%    $11,518,706   $33,000,000
                                       ===      ============    =====

                                                            WTD. AVG.
                                    WTD. AVG.                STATED
                                     CUT-OFF    WTD. AVG.   REMAINING
                                       DATE        LTV       TERM TO    WTD. AVG.   WTD. AVG.
        RANGE OF CUT-OFF               LTV       RATIO AT   MATURITY       DSC      MORTGAGE
        DATE BALANCES ($)             RATIO     MATURITY*    (MOS.)*      RATIO        RATE
---------------------------------   ---------   ---------   ---------   ---------   ---------

4,000,001 - 5,000,000............     79.3%       65.9%        119        1.25x       5.310%
5,000,001 - 6,000,000............     51.4%       47.6%        119        1.23x       5.270%
6,000,001 - 7,000,000............     74.8%       62.0%        120        1.26x       5.241%
7,000,001 - 8,000,000............     65.6%       60.7%         89        1.28x       5.515%
8,000,001 - 9,000,000............     79.3%       66.0%        120        1.27x       5.370%
10,000,001 - 15,000,000..........     70.2%       60.3%        120        1.21x       5.376%
20,000,001 - 25,000,000..........     66.1%       58.1%        120        1.21x       5.620%
30,000,001 - 33,000,000..........     78.2%       78.2%         59        1.48x       5.670%

                                      71.7%       64.9%        100        1.30X       5.487%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-120

             MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)



                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        HIGHEST
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
                                  MORTGAGED        DATE          POOL        DATE          DATE
             STATE               PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ----------   --------------   -------   -----------   ------------

GA ...........................        6       $  274,583,385     17.0%   $45,763,897   $204,817,319
NY ...........................        5          227,588,067     14.1    $45,517,613   $ 75,000,000
CA ...........................        9          148,800,000      9.2    $16,533,333   $ 32,054,000
   Southern(3) ...............        5           99,789,000      6.2    $19,957,800   $ 32,054,000
   Northern(3) ...............        4           49,011,000      3.0    $12,252,750   $ 16,351,000
VA ...........................       11          144,978,000      9.0    $13,179,818   $ 42,000,000
MN ...........................        3          144,006,000      8.9    $48,002,000   $105,000,000
WA ...........................        8          110,641,000      6.9    $13,830,125   $ 33,000,000
CO ...........................        4           84,149,000      5.2    $21,037,250   $ 42,000,000
TX ...........................        4           80,106,000      5.0    $20,026,500   $ 45,007,000
FL ...........................        6           64,650,000      4.0    $10,775,000   $ 23,500,000
NC ...........................        6           43,904,641      2.7    $ 7,317,440   $ 17,000,000
CT ...........................        3           43,800,000      2.7    $14,600,000   $ 37,100,000
PA ...........................        4           40,364,591      2.5    $10,091,148   $ 16,484,111
IN ...........................        3           40,020,000      2.5    $13,340,000   $ 20,820,000
MO ...........................        4           38,623,000      2.4    $ 9,655,750   $ 25,988,000
MD ...........................        3           35,786,039      2.2    $11,928,680   $ 25,743,000
IL ...........................        5           28,117,000      1.7    $ 5,623,400   $  9,550,000
KS ...........................        3           11,630,000      0.7    $ 3,876,667   $  4,165,000
MI ...........................        2           11,010,000      0.7    $ 5,505,000   $  6,930,000
OH ...........................        3           10,410,000      0.6    $ 3,470,000   $  3,725,000
NJ ...........................        1            8,000,000      0.5    $ 8,000,000   $  8,000,000
SC ...........................        1            6,193,702      0.4    $ 6,193,702   $  6,193,702
AL ...........................        1            4,784,915      0.3    $ 4,784,915   $  4,784,915
OK ...........................        1            3,800,000      0.2    $ 3,800,000   $  3,800,000
MA ...........................        1            3,000,000      0.2    $ 3,000,000   $  3,000,000
TN ...........................        1            2,950,000      0.2    $ 2,950,000   $  2,950,000
IA ...........................        1            2,650,000      0.2    $ 2,650,000   $  2,650,000
                                    ---       --------------    -----
                                     99       $1,614,545,341    100.0%   $16,308,539   $204,817,319
                                    ===       ==============    =====

                                                           WTD. AVG.
                                 WTD. AVG.                   STATED
                                  CUT-OFF     WTD. AVG.    REMAINING
                                    DATE         LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                    LTV        RATIO AT     MATURITY      DSC       MORTGAGE
             STATE                 RATIO     MATURITY(2)   (MOS.)(2)     RATIO        RATE
------------------------------   ---------   -----------   ---------   ---------   ---------

GA ...........................     58.6%        50.6%         109        2.10x       5.757%
NY ...........................     75.7%        73.9%          94        1.35x       5.530%
CA ...........................     70.9%        69.5%          79        1.47x       5.212%
   Southern(3) ...............     70.3%        70.3%          73        1.49x       5.179%
   Northern(3) ...............     72.2%        68.0%          93        1.43x       5.278%
VA ...........................     71.1%        65.7%         101        1.50x       5.281%
MN ...........................     58.1%        58.1%         103        2.21x       5.220%
WA ...........................     70.1%        67.5%          93        1.54x       5.300%
CO ...........................     76.1%        76.1%          60        1.58x       5.030%
TX ...........................     76.9%        74.3%          91        1.52x       5.226%
FL ...........................     63.3%        54.3%         107        1.74x       5.927%
NC ...........................     65.8%        60.9%          92        1.46x       5.397%
CT ...........................     73.4%        73.4%          90        1.65x       5.183%
PA ...........................     69.3%        57.5%         119        1.41x       5.411%
IN ...........................     77.1%        70.9%         105        1.39x       5.360%
MO ...........................     75.9%        70.4%         112        1.39x       5.445%
MD ...........................     73.7%        69.2%          94        1.47x       5.382%
IL ...........................     73.5%        66.8%         116        1.45x       5.376%
KS ...........................     68.9%        68.9%         108        1.74x       5.371%
MI ...........................     74.9%        69.6%         106        1.49x       5.423%
OH ...........................     68.4%        68.4%         108        1.75x       5.371%
NJ ...........................     78.4%        66.6%         108        1.28x       5.190%
SC ...........................     76.5%        63.3%         119        1.31x       5.190%
AL ...........................     79.7%        66.4%         117        1.30x       5.280%
OK ...........................     78.4%        69.1%         119        1.21x       5.810%
MA ...........................     34.9%        34.9%         119        2.98x       5.750%
TN ...........................     65.0%        65.0%         116        2.03x       4.750%
IA ...........................     66.3%        66.3%          84        1.90x       5.310%

                                   68.8%        64.8%          97        1.66X       5.413%


----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      S-121

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                  NUMBER OF      AGGREGATE           % OF           AVERAGE        HIGHEST
                                  MORTGAGED    CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
             STATE               PROPERTIES       BALANCE      GROUP 1 BALANCE      BALANCE        BALANCE
------------------------------   ----------   --------------   ---------------   ------------   ------------

GA ...........................        5       $  269,588,319         18.1%        $53,917,664   $204,817,319
NY ...........................        5          227,588,067         15.3         $45,517,613   $ 75,000,000
MN ...........................        3          144,006,000          9.7         $48,002,000   $105,000,000
CA ...........................        7          134,050,000          9.0         $19,150,000   $ 32,054,000
   Southern(3) ...............        4           92,339,000          6.2         $23,084,750   $ 32,054,000
   Northern(3) ...............        3           41,711,000          2.8         $13,903,667   $ 16,351,000
VA ...........................        9          123,478,000          8.3         $13,719,778   $ 42,000,000
CO ...........................        4           84,149,000          5.7         $21,037,250   $ 42,000,000
TX ...........................        4           80,106,000          5.4         $20,026,500   $ 45,007,000
FL ...........................        6           64,650,000          4.3         $10,775,000   $ 23,500,000
CT ...........................        3           43,800,000          2.9         $14,600,000   $ 37,100,000
WA ...........................        3           43,374,000          2.9         $14,458,000   $ 17,323,000
PA ...........................        4           40,364,591          2.7         $10,091,148   $ 16,484,111
MO ...........................        4           38,623,000          2.6         $ 9,655,750   $ 25,988,000
NC ...........................        5           38,304,641          2.6         $ 7,660,928   $ 17,000,000
MD ...........................        3           35,786,039          2.4         $11,928,680   $ 25,743,000
IN ...........................        2           33,620,000          2.3         $16,810,000   $ 20,820,000
IL ...........................        5           28,117,000          1.9         $ 5,623,400   $  9,550,000
KS ...........................        3           11,630,000          0.8         $ 3,876,667   $  4,165,000
MI ...........................        2           11,010,000          0.7         $ 5,505,000   $  6,930,000
OH ...........................        3           10,410,000          0.7         $ 3,470,000   $  3,725,000
NJ ...........................        1            8,000,000          0.5         $ 8,000,000   $  8,000,000
AL ...........................        1            4,784,915          0.3         $ 4,784,915   $  4,784,915
OK ...........................        1            3,800,000          0.3         $ 3,800,000   $  3,800,000
MA ...........................        1            3,000,000          0.2         $ 3,000,000   $  3,000,000
TN ...........................        1            2,950,000          0.2         $ 2,950,000   $  2,950,000
IA ...........................        1            2,650,000          0.2         $ 2,650,000   $  2,650,000
                                    ---       --------------        -----
                                     86       $1,487,839,573        100.0%        $17,300,460   $204,817,319
                                    ===       ==============        =====

                                                                 WTD. AVG.
                                                                   STATED
                                                                 REMAINING
                                   WTD. AVG.       WTD. AVG.      TERM TO                WTD. AVG.
                                 CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.    MORTGAGE
             STATE                 LTV RATIO    AT MATURITY(2)   (MOS.)(2)   DSC RATIO      RATE
------------------------------   ------------   --------------   ---------   ---------   ---------

GA........................           58.2%           50.3%          109        2.12x       5.765%
NY........................           75.7%           73.9%           94        1.35x       5.530%
MN........................           58.1%           58.1%          103        2.21x       5.220%
CA........................           71.5%           70.5%           78        1.49x       5.178%
   Southern(3)............           70.3%           70.3%           74        1.50x       5.155%
   Northern(3)............           74.2%           71.0%           89        1.46x       5.229%
VA........................           70.6%           66.4%           98        1.54x       5.253%
CO........................           76.1%           76.1%           60        1.58x       5.030%
TX........................           76.9%           74.3%           91        1.52x       5.226%
FL........................           63.3%           54.3%          107        1.74x       5.927%
CT........................           73.4%           73.4%           90        1.65x       5.183%
WA........................           65.8%           65.8%           97        1.86x       4.874%
PA........................           69.3%           57.5%          119        1.41x       5.411%
MO........................           75.9%           70.4%          112        1.39x       5.445%
NC........................           68.0%           62.8%           88        1.49x       5.415%
MD........................           73.7%           69.2%           94        1.47x       5.382%
IN........................           77.9%           72.9%          102        1.42x       5.374%
IL........................           73.5%           66.8%          116        1.45x       5.376%
KS........................           68.9%           68.9%          108        1.74x       5.371%
MI........................           74.9%           69.6%          106        1.49x       5.423%
OH........................           68.4%           68.4%          108        1.75x       5.371%
NJ........................           78.4%           66.6%          108        1.28x       5.190%
AL........................           79.7%           66.4%          117        1.30x       5.280%
OK........................           78.4%           69.1%          119        1.21x       5.810%
MA........................           34.9%           34.9%          119        2.98x       5.750%
TN........................           65.0%           65.0%          116        2.03x       4.750%
IA........................           66.3%           66.3%           84        1.90x       5.310%

                                     68.6%           64.8%           97        1.69X       5.406%


----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      S-122

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                  NUMBER OF    AGGREGATE           % OF           AVERAGE        HIGHEST
                                  MORTGAGED   CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
             STATE               PROPERTIES     BALANCE      GROUP 2 BALANCE      BALANCE        BALANCE
------------------------------   ----------   ------------   ---------------   ------------   ------------

WA ...........................        5       $ 67,267,000         53.1%        $13,453,400    $33,000,000
VA ...........................        2         21,500,000         17.0         $10,750,000    $12,700,000
CA ...........................        2         14,750,000         11.6         $ 7,375,000    $ 7,450,000
   Southern(3) ...............        1          7,450,000          5.9         $ 7,450,000    $ 7,450,000
   Northern(3) ...............        1          7,300,000          5.8         $ 7,300,000    $ 7,300,000
IN ...........................        1          6,400,000          5.1         $ 6,400,000    $ 6,400,000
SC ...........................        1          6,193,702          4.9         $ 6,193,702    $ 6,193,702
NC ...........................        1          5,600,000          4.4         $ 5,600,000    $ 5,600,000
GA ...........................        1          4,995,066          3.9         $ 4,995,066    $ 4,995,066
                                    ---       ------------        -----
                                     13       $126,705,768        100.0%        $ 9,746,598    $33,000,000
                                    ===       ============        =====

                                                                 WTD. AVG.
                                                                   STATED
                                                                 REMAINING
                                   WTD. AVG.       WTD. AVG.      TERM TO                WTD. AVG.
                                 CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.    MORTGAGE
             STATE                 LTV RATIO    AT MATURITY(2)   (MOS.)(2)   DSC RATIO      RATE
------------------------------   ------------   --------------   ---------   ---------   ---------

WA ...........................       72.9%           68.6%           90       1.34x       5.574%
VA ...........................       73.9%           62.0%          120       1.25x       5.441%
CA ...........................       65.6%           60.7%           89       1.28x       5.515%
   Southern(3) ...............       70.3%           70.3%           59       1.31x       5.470%
   Northern(3) ...............       60.8%           50.9%          120       1.25x       5.560%
IN ...........................       73.1%           60.7%          120       1.22x       5.290%
SC ...........................       76.5%           63.3%          119       1.31x       5.190%
NC ...........................       51.4%           47.6%          119       1.23x       5.270%
GA ...........................       79.3%           65.9%          119       1.25x       5.310%

                                     71.7%           64.9%          100       1.30X       5.487%


----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      S-123

             RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS



                                                                 % OF
                                                AGGREGATE      CUT-OFF       AVERAGE        HIGHEST
     RANGE OF UNDERWRITTEN       NUMBER OF    CUT-OFF DATE    DATE POOL   CUT-OFF DATE   CUT-OFF DATE
        DSC RATIOS (X)             LOANS         BALANCE       BALANCE       BALANCE        BALANCE
------------------------------   ---------   --------------   ---------   ------------   ------------

1.20 - 1.24 ..................       14      $  238,825,000      14.8%    $ 17,058,929   $ 50,000,000
1.25 - 1.29 ..................       12         146,127,709       9.1     $ 12,177,309   $ 75,000,000
1.30 - 1.34 ..................        7          44,688,685       2.8     $  6,384,098   $  9,993,067
1.35 - 1.39 ..................        5          61,370,924       3.8     $ 12,274,185   $ 42,000,000
1.40 - 1.44 ..................        4          36,834,111       2.3     $  9,208,528   $ 16,484,111
1.45 - 1.49 ..................        3          54,484,593       3.4     $ 18,161,531   $ 33,000,000
1.50 - 1.54 ..................        7         184,218,000      11.4     $ 26,316,857   $ 42,000,000
1.55 - 1.59 ..................        6         262,339,000      16.2     $ 43,723,167   $123,155,000
1.60 - 1.64 ..................        4          28,185,000       1.7     $  7,046,250   $ 17,000,000
1.65 - 1.69 ..................        3          52,502,000       3.3     $ 17,500,667   $ 45,007,000
1.70 - 1.74 ..................        5          83,860,000       5.2     $ 16,772,000   $ 45,000,000
1.75 - 1.79 ..................        1          17,323,000       1.1     $ 17,323,000   $ 17,323,000
1.80 - 1.84 ..................        2           6,501,000       0.4     $  3,250,500   $  3,551,000
1.85 - 1.89 ..................        1           4,080,000       0.3     $  4,080,000   $  4,080,000
1.90 - 1.94 ..................        2           6,050,000       0.4     $  3,025,000   $  3,400,000
1.95 - 1.99 ..................        1           3,785,000       0.2     $  3,785,000   $  3,785,000
2.00 - 2.04 ..................        4          13,924,000       0.9     $  3,481,000   $  4,625,000
2.05 - 2.09 ..................        2           6,620,000       0.4     $  3,310,000   $  3,460,000
2.10 - 2.14 ..................        1           3,000,000       0.2     $  3,000,000   $  3,000,000
2.20 - 2.24 ..................        2          30,500,000       1.9     $ 15,250,000   $ 23,500,000
2.25 - 2.29 ..................        1         204,817,319      12.7     $204,817,319   $204,817,319
2.30 - 3.00 ..................        5         124,510,000       7.7     $ 24,902,000   $105,000,000
                                    ---      --------------     -----
                                     92      $1,614,545,341     100.0%    $ 17,549,406   $204,817,319
                                    ===      ==============     =====

                                                                WTD. AVG.
                                 WTD. AVG.                       STATED
                                  CUT-OFF      WTD. AVG.        REMAINING                  WTD. AVG.
     RANGE OF UNDERWRITTEN        DATE LTV   LTV RATIO AT        TERM TO       WTD. AVG.    MORTGAGE
        DSC RATIOS (X)             RATIO       MATURITY*    MATURITY (MOS.)*   DSC RATIO     RATE
------------------------------   ---------   ------------   ----------------   ---------   ---------

1.20 - 1.24 ..................     76.2%         69.5%             112           1.21x       5.463%
1.25 - 1.29 ..................     77.0%         71.0%              92           1.27x       5.458%
1.30 - 1.34 ..................     69.2%         62.6%              95           1.32x       5.705%
1.35 - 1.39 ..................     72.2%         63.3%             120           1.38x       5.544%
1.40 - 1.44 ..................     72.7%         58.4%             120           1.42x       5.645%
1.45 - 1.49 ..................     74.1%         69.1%              83           1.47x       5.553%
1.50 - 1.54 ..................     69.5%         68.9%              87           1.52x       5.129%
1.55 - 1.59 ..................     74.9%         74.9%              76           1.57x       5.177%
1.60 - 1.64 ..................     69.6%         69.6%              84           1.62x       5.255%
1.65 - 1.69 ..................     76.1%         76.1%              79           1.65x       5.144%
1.70 - 1.74 ..................     68.0%         65.6%              69           1.72x       5.660%
1.75 - 1.79 ..................     64.2%         64.2%             115           1.79x       4.800%
1.80 - 1.84 ..................     68.4%         68.4%              84           1.82x       5.310%
1.85 - 1.89 ..................     66.9%         66.9%              84           1.87x       5.310%
1.90 - 1.94 ..................     62.5%         59.4%              77           1.92x       5.181%
1.95 - 1.99 ..................     64.0%         64.0%              84           1.96x       5.310%
2.00 - 2.04 ..................     63.6%         63.6%             109           2.03x       4.957%
2.05 - 2.09 ..................     60.5%         60.5%              84           2.06x       5.310%
2.10 - 2.14 ..................     68.2%         68.2%             120           2.11x       5.310%
2.20 - 2.24 ..................     50.6%         42.8%              92           2.20x       6.512%
2.25 - 2.29 ..................     56.1%         47.2%             119           2.28x       5.720%
2.30 - 3.00 ..................     51.2%         51.2%             119           2.45x       5.252%

                                   68.8%         64.8%              97           1.66X       5.413%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-124

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                 % OF
                                                AGGREGATE        CUT-OFF        AVERAGE        HIGHEST
     RANGE OF UNDERWRITTEN       NUMBER OF    CUT-OFF DATE    DATE GROUP 1   CUT-OFF DATE   CUT-OFF DATE
        DSC RATIOS (X)             LOANS         BALANCE         BALANCE        BALANCE        BALANCE
------------------------------   ---------   --------------   ------------   ------------   ------------

1.20 - 1.24 ..................        9      $  179,858,000       12.1%      $ 19,984,222   $ 50,000,000
1.25 - 1.29 ..................        9         125,032,643        8.4       $ 13,892,516   $ 75,000,000
1.30 - 1.34 ..................        5          31,044,983        2.1       $  6,208,997   $  9,993,067
1.35 - 1.39 ..................        5          61,370,924        4.1       $ 12,274,185   $ 42,000,000
1.40 - 1.44 ..................        4          36,834,111        2.5       $  9,208,528   $ 16,484,111
1.45 - 1.49 ..................        2          21,484,593        1.4       $ 10,742,296   $ 15,984,593
1.50 - 1.54 ..................        7         184,218,000       12.4       $ 26,316,857   $ 42,000,000
1.55 - 1.59 ..................        6         262,339,000       17.6       $ 43,723,167   $123,155,000
1.60 - 1.64 ..................        4          28,185,000        1.9       $  7,046,250   $ 17,000,000
1.65 - 1.69 ..................        3          52,502,000        3.5       $ 17,500,667   $ 45,007,000
1.70 - 1.74 ..................        5          83,860,000        5.6       $ 16,772,000   $ 45,000,000
1.75 - 1.79 ..................        1          17,323,000        1.2       $ 17,323,000   $ 17,323,000
1.80 - 1.84 ..................        2           6,501,000        0.4       $  3,250,500   $  3,551,000
1.85 - 1.89 ..................        1           4,080,000        0.3       $  4,080,000   $  4,080,000
1.90 - 1.94 ..................        2           6,050,000        0.4       $  3,025,000   $  3,400,000
1.95 - 1.99 ..................        1           3,785,000        0.3       $  3,785,000   $  3,785,000
2.00 - 2.04 ..................        4          13,924,000        0.9       $  3,481,000   $  4,625,000
2.05 - 2.09 ..................        2           6,620,000        0.4       $  3,310,000   $  3,460,000
2.10 - 2.14 ..................        1           3,000,000        0.2       $  3,000,000   $  3,000,000
2.20 - 2.24 ..................        2          30,500,000        2.0       $ 15,250,000   $ 23,500,000
2.25 - 2.29 ..................        1         204,817,319       13.8       $204,817,319   $204,817,319
2.30 - 3.00 ..................        5         124,510,000        8.4       $ 24,902,000   $105,000,000
                                    ---      --------------      -----
                                     81      $1,487,839,573      100.0%      $ 18,368,390   $204,817,319
                                    ===      ==============      =====

                                                                WTD. AVG.
                                 WTD. AVG.                       STATED
                                  CUT-OFF      WTD. AVG.        REMAINING                  WTD. AVG.
     RANGE OF UNDERWRITTEN        DATE LTV   LTV RATIO AT        TERM TO       WTD. AVG.    MORTGAGE
        DSC RATIOS (X)             RATIO       MATURITY*    MATURITY (MOS.)*   DSC RATIO     RATE
------------------------------   ---------   ------------   ----------------   ---------   ---------

1.20 - 1.24 ..................     79.1%         73.1%             110           1.21x       5.470%
1.25 - 1.29 ..................     77.7%         72.7%              88           1.27x       5.464%
1.30 - 1.34 ..................     67.5%         60.6%             100           1.32x       5.864%
1.35 - 1.39 ..................     72.2%         63.3%             120           1.38x       5.544%
1.40 - 1.44 ..................     72.7%         58.4%             120           1.42x       5.645%
1.45 - 1.49 ..................     67.8%         55.2%             119           1.46x       5.374%
1.50 - 1.54 ..................     69.5%         68.9%              87           1.52x       5.129%
1.55 - 1.59 ..................     74.9%         74.9%              76           1.57x       5.177%
1.60 - 1.64 ..................     69.6%         69.6%              84           1.62x       5.255%
1.65 - 1.69 ..................     76.1%         76.1%              79           1.65x       5.144%
1.70 - 1.74 ..................     68.0%         65.6%              69           1.72x       5.660%
1.75 - 1.79 ..................     64.2%         64.2%             115           1.79x       4.800%
1.80 - 1.84 ..................     68.4%         68.4%              84           1.82x       5.310%
1.85 - 1.89 ..................     66.9%         66.9%              84           1.87x       5.310%
1.90 - 1.94 ..................     62.5%         59.4%              77           1.92x       5.181%
1.95 - 1.99 ..................     64.0%         64.0%              84           1.96x       5.310%
2.00 - 2.04 ..................     63.6%         63.6%             109           2.03x       4.957%
2.05 - 2.09 ..................     60.5%         60.5%              84           2.06x       5.310%
2.10 - 2.14 ..................     68.2%         68.2%             120           2.11x       5.310%
2.20 - 2.24 ..................     50.6%         42.8%              92           2.20x       6.512%
2.25 - 2.29 ..................     56.1%         47.2%             119           2.28x       5.720%
2.30 - 3.00 ..................     51.2%         51.2%             119           2.45x       5.252%

                                   68.6%         64.8%              97           1.69X       5.406%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-125

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                               % OF
                                              AGGREGATE       CUT-OFF        AVERAGE         HIGHEST
   RANGE OF UNDERWRITTEN         NUMBER OF   CUT-OFF DATE   DATE GROUP 2   CUT-OFF DATE   CUT-OFF DATE
       DSC RATIOS (X)              LOANS        BALANCE        BALANCE        BALANCE        BALANCE
------------------------------   ---------   ------------   ------------   ------------   ------------

1.20 - 1.24...................        5      $ 58,967,000       46.5%       $11,793,400    $20,700,000
1.25 - 1.29...................        3        21,095,066       16.6        $ 7,031,689    $ 8,800,000
1.30 - 1.34...................        2        13,643,702       10.8        $ 6,821,851    $ 7,450,000
1.45 - 1.48...................        1        33,000,000       26.0        $33,000,000    $33,000,000
                                    ---      ------------      -----
                                     11      $126,705,768      100.0%       $11,518,706    $33,000,000
                                    ===      ============      =====

                                                               WTD. AVG.
                                 WTD. AVG.                      STATED
                                  CUT-OFF      WTD. AVG.       REMAINING       WTD. AVG.   WTD. AVG.
   RANGE OF UNDERWRITTEN          DATE LTV   LTV RATIO AT       TERM TO           DSC      MORTGAGE
      DSC RATIOS (X)                RATIO      MATURITY*    MATURITY (MOS.)*     RATIO       RATE
------------------------------   ---------   ------------   ----------------   ---------   ---------

1.20 - 1.24...................      67.3%        58.4%            120            1.21x       5.442%
1.25 - 1.29...................      72.9%        60.7%            120            1.26x       5.422%
1.30 - 1.34...................      73.1%        67.1%             86            1.31x       5.343%
1.45 - 1.48...................      78.2%        78.2%             59            1.48x       5.670%

                                    71.7%        64.9%            100            1.30X       5.487%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                               AGGREGATE          % OF          AVERAGE        HIGHEST
    RANGE OF CUT-OFF DATE        NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
        LTV RATIOS (%)             LOANS         BALANCE      POOL BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   ------------   ------------   ------------

30.01 - 35.00.................        2      $    4,350,000         0.3%      $ 2,175,000   $  3,000,000
50.01 - 55.00.................        7         159,760,000         9.9       $22,822,857   $105,000,000
55.01 - 60.00.................        4         259,217,319        16.1       $64,804,330   $204,817,319
60.01 - 65.00.................       15         116,536,067         7.2       $ 7,769,071   $ 42,000,000
65.01 - 70.00.................       14         142,234,630         8.8       $10,159,616   $ 31,850,000
70.01 - 75.00.................       22         292,590,000        18.1       $13,299,545   $ 50,595,000
75.01 - 80.00.................       26         622,202,684        38.5       $23,930,872   $123,155,000
80.01 - 80.25.................        2          17,654,641         1.1       $ 8,827,321   $  9,550,000
                                    ---      --------------       -----
                                     92      $1,614,545,341       100.0%      $17,549,406   $204,817,319
                                    ===      ==============       =====

                                                              WTD. AVG.
                                                               STATED
                                 WTD. AVG.                    REMAINING
                                  CUT-OFF      WTD. AVG.        TERM TO               WTD. AVG.
    RANGE OF CUT-OFF DATE         DATE LTV   LTV RATIO AT      MATURITY   WTD. AVG.   MORTGAGE
        LTV RATIOS (%)             RATIO       MATURITY*        (MOS.)*   DSC RATIO     RATE
------------------------------   ---------   ------------     ---------   ---------   ---------

30.01 - 35.00.................     33.6%          32.4%          119        2.99x       5.620%
50.01 - 55.00.................     51.6%          49.7%          114        2.32x       5.484%
55.01 - 60.00.................     56.8%          48.9%          108        2.16x       5.766%
60.01 - 65.00.................     62.0%          58.0%          114        1.61x       5.314%
65.01 - 70.00.................     68.1%          65.0%           90        1.52x       5.308%
70.01 - 75.00.................     72.6%          67.3%          107        1.44x       5.427%
75.01 - 80.00.................     77.9%          75.5%           82        1.43x       5.273%
80.01 - 80.25.................     80.2%          70.0%          119        1.24x       5.682%

                                   68.8%          64.8%           97        1.66X       5.413%



----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-126

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                AGGREGATE          % OF            AVERAGE
  RANGE OF CUT-OFF DATE          NUMBER OF    CUT-OFF DATE     CUT-OFF DATE        CUT-OFF     HIGHEST CUT-OFF
      LTV RATIOS (%)               LOANS         BALANCE      GROUP 1 BALANCE   DATE BALANCE     DATE BALANCE
------------------------------   ---------   --------------   ---------------   ------------   ---------------

30.01 - 35.00.................        2      $    4,350,000           0.3%       $ 2,175,000     $  3,000,000
50.01 - 55.00.................        6         154,160,000          10.4        $25,693,333     $105,000,000
55.01 - 60.00.................        4         259,217,319          17.4        $64,804,330     $204,817,319
60.01 - 65.00.................       14         109,236,067           7.3        $ 7,802,576     $ 42,000,000
65.01 - 70.00.................       13         121,534,630           8.2        $ 9,348,818     $ 31,850,000
70.01 - 75.00.................       18         252,473,000          17.0        $14,026,278     $ 50,595,000
75.01 - 80.00.................       22         569,213,915          38.3        $25,873,360     $123,155,000
80.01 - 80.25.................        2          17,654,641           1.2        $ 8,827,321     $  9,550,000
                                    ---      --------------         -----
                                     81      $1,487,839,573        100.0%        $18,368,390     $204,817,319
                                    ===      ==============        ======

                                                                WTD. AVG.
                                                                  STATED
                                                                REMAINING
                                   WTD. AVG.       WTD. AVG.     TERM TO
  RANGE OF CUT-OFF DATE          CUT-OFF DATE     LTV RATIO      MATURITY    WTD. AVG.   MORTGAGE
      LTV RATIOS (%)               LTV RATIO     AT MATURITY*    (MOS.)*     DSC RATIO     RATE
------------------------------   ------------    ------------   ---------    ---------   --------

30.01 - 35.00.................       33.6%           32.4%          119        2.99x      5.620%
50.01 - 55.00.................       51.6%           49.8%          114        2.36x      5.492%
55.01 - 60.00.................       56.8%           48.9%          108        2.16x      5.766%
60.01 - 65.00.................       62.1%           58.4%          114        1.63x      5.298%
65.01 - 70.00.................       68.4%           66.2%           85        1.57x      5.255%
70.01 - 75.00.................       72.9%           68.2%          106        1.48x      5.435%
75.01 - 80.00.................       77.8%           75.7%           82        1.43x      5.249%
80.01 - 80.25.................       80.2%           70.0%          119        1.24x      5.682%

                                     68.6%           64.8%           97        1.69X      5.406%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF
                                               AGGREGATE      CUT-OFF        AVERAGE        HIGHEST
    RANGE OF CUT-OFF DATE        NUMBER OF   CUT-OFF DATE   DATE GROUP 2   CUT-OFF DATE  CUT-OFF DATE
        LTV RATIOS (%)             LOANS        BALANCE       BALANCE        BALANCE        BALANCE
------------------------------   ---------   ------------   ------------   -----------   ------------

50.01 - 55.00.................       1       $  5,600,000        4.4%      $ 5,600,000    $ 5,600,000
60.01 - 65.00.................       1          7,300,000        5.8       $ 7,300,000    $ 7,300,000
65.01 - 70.00.................       1         20,700,000       16.3       $20,700,000    $20,700,000
70.01 - 75.00.................       4         40,117,000       31.7       $10,029,250    $13,567,000
75.01 - 79.29.................       4         52,988,768       41.8       $13,247,192    $33,000,000
                                   ---       ------------      -----
                                    11       $126,705,768      100.0%      $11,518,706    $33,000,000
                                   ===       ============      =====

                                                            WTD. AVG.
                                                             STATED
                                 WTD. AVG.                  REMAINING
                                  CUT-OFF      WTD. AVG.     TERM TO                 WTD. AVG.
    RANGE OF CUT-OFF DATE         DATE LTV   LTV RATIO AT    MATURITY    WTD. AVG.   MORTGAGE
        LTV RATIOS (%)             RATIO       MATURITY*     (MOS.)*    DSC RATIO      RATE
------------------------------   ---------   ------------   ---------   ----------   ---------

50.01 - 55.00.................     51.4%          47.6%        119         1.23x       5.270%
60.01 - 65.00.................     60.8%          50.9%        120         1.25x       5.560%
65.01 - 70.00.................     66.1%          58.1%        120         1.21x       5.620%
70.01 - 75.00.................     70.7%          62.2%        109         1.23x       5.380%
75.01 - 79.29.................     78.3%          73.3%         82         1.40x       5.530%

                                   71.7%          64.9%        100         1.30X       5.487%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-127

      RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE



   RANGE OF MATURITY DATE OR                   AGGREGATE         % OF          AVERAGE        HIGHEST
     ANTICIPATED REPAYMENT        NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
   DATE LTV RATIOS (____%)       OF LOANS       BALANCE      POOL BALANCE      BALANCE        BALANCE
------------------------------   --------   --------------   ------------   ------------   ------------

20.01 - 30.00.................       1      $    1,350,000        0.1%       $ 1,350,000   $  1,350,000
30.01 - 40.00.................       3          13,500,000        0.8        $ 4,500,000   $  7,000,000
40.01 - 50.00.................       5         242,767,319       15.0        $48,553,464   $204,817,319
50.01 - 55.00.................       9         155,448,105        9.6        $17,272,012   $105,000,000
55.01 - 60.00.................      11         181,866,706       11.3        $16,533,337   $ 45,000,000
60.01 - 65.00.................      14          90,941,589        5.6        $ 6,495,828   $ 17,323,000
65.01 - 70.00.................      20         215,459,623       13.3        $10,772,981   $ 42,000,000
70.01 - 75.00.................      17         254,601,000       15.8        $14,976,529   $ 50,595,000
75.01 - 80.00.................      12         458,611,000       28.4        $38,217,583   $123,155,000
                                   ---      --------------      -----
                                    92      $1,614,545,341      100.0%       $17,549,406   $204,817,319
                                   ===      ==============      =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
   RANGE OF MATURITY DATE OR       WTD. AVG.      WTD. AVG.     TERM TO                WTD. AVG.
     ANTICIPATED REPAYMENT       CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.    MORTGAGE
   DATE LTV RATIOS (____%)         LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

20.01 - 30.00.................       30.7%          26.8%         120        3.00x       5.330%
30.01 - 40.00.................       47.7%          38.3%         120        2.14x       5.641%
40.01 - 50.00.................       55.7%          46.9%         116        2.22x       5.806%
50.01 - 55.00.................       54.1%          52.1%         117        2.20x       5.383%
55.01 - 60.00.................       65.4%          57.7%         105        1.48x       5.594%
60.01 - 65.00.................       69.0%          62.7%         113        1.54x       5.207%
65.01 - 70.00.................       72.8%          67.5%         100        1.44x       5.353%
70.01 - 75.00.................       75.1%          72.0%         105        1.41x       5.399%
75.01 - 80.00.................       77.5%          77.5%          69        1.50x       5.212%

                                     68.8%          64.8%          97        1.66X       5.413%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE



                                                                 % OF
   RANGE OF MATURITY DATE OR                   AGGREGATE     CUT-OFF DATE      AVERAGE        HIGHEST
     ANTICIPATED REPAYMENT        NUMBER     CUT-OFF DATE       GROUP 1     CUT-OFF DATE   CUT-OFF DATE
   DATE LTV RATIOS (____%)       OF LOANS       BALANCE         BALANCE        BALANCE        BALANCE
------------------------------   --------   --------------   ------------   ------------   ------------

20.01 - 30.00.................       1      $    1,350,000        0.1%       $ 1,350,000   $  1,350,000
30.01 - 40.00.................       3          13,500,000        0.9        $ 4,500,000   $  7,000,000
40.01 - 50.00.................       4         237,167,319       15.9        $59,291,830   $204,817,319
50.01 - 55.00.................       8         148,148,105       10.0        $18,518,513   $105,000,000
55.01 - 60.00.................       9         148,466,706       10.0        $16,496,301   $ 45,000,000
60.01 - 65.00.................      11          64,780,887        4.4        $ 5,889,172   $ 17,323,000
65.01 - 70.00.................      18         201,664,556       13.6        $11,203,586   $ 42,000,000
70.01 - 75.00.................      16         247,151,000       16.6        $15,446,938   $ 50,595,000
75.01 - 80.00.................      11         425,611,000       28.6        $38,691,909   $123,155,000
                                   ---      --------------      -----
                                    81      $1,487,839,573      100.0%       $18,368,390   $204,817,319
                                   ===      ==============      =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
   RANGE OF MATURITY DATE OR       WTD. AVG.      WTD. AVG.     TERM TO                WTD. AVG.
     ANTICIPATED REPAYMENT       CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.    MORTGAGE
   DATE LTV RATIOS (____%)         LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

20.01 - 30.00.................       30.7%          26.8%         120        3.00x       5.330%
30.01 - 40.00.................       47.7%          38.3%         120        2.14x       5.641%
40.01 - 50.00.................       55.8%          46.9%         116        2.24x       5.819%
50.01 - 55.00.................       53.8%          52.1%         116        2.24x       5.374%
55.01 - 60.00.................       64.9%          57.5%         101        1.54x       5.600%
60.01 - 65.00.................       67.6%          63.1%         111        1.67x       5.188%
65.01 - 70.00.................       72.4%          67.7%          98        1.45x       5.353%
70.01 - 75.00.................       75.3%          72.0%         106        1.42x       5.397%
75.01 - 80.00.................       77.5%          77.5%          69        1.50x       5.176%

                                     68.6%          64.8%          97        1.69X       5.406%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-128

 RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE



                                                               % OF
   RANGE OF MATURITY DATE OR                  AGGREGATE    CUT-OFF DATE      AVERAGE        HIGHEST
     ANTICIPATED REPAYMENT        NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE   CUT-OFF DATE
   DATE LTV RATIOS (____%)       OF LOANS      BALANCE        BALANCE        BALANCE        BALANCE
------------------------------   --------   ------------   ------------   ------------   ------------

40.01 - 50.00.................       1      $  5,600,000         4.4%      $ 5,600,000    $ 5,600,000
50.01 - 55.00.................       1         7,300,000         5.8       $ 7,300,000    $ 7,300,000
55.01 - 60.00.................       2        33,400,000        26.4       $16,700,000    $20,700,000
60.01 - 65.00.................       3        26,160,702        20.6       $ 8,720,234    $13,567,000
65.01 - 70.00.................       2        13,795,066        10.9       $ 6,897,533    $ 8,800,000
70.01 - 75.00.................       1         7,450,000         5.9       $ 7,450,000    $ 7,450,000
75.01 - 78.20.................       1        33,000,000        26.0       $33,000,000    $33,000,000
                                   ---      ------------       -----
                                    11      $126,705,768       100.0%      $11,518,706    $33,000,000
                                   ===      ============       =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
   RANGE OF MATURITY DATE OR       WTD. AVG.      WTD. AVG.     TERM TO                WTD. AVG.
     ANTICIPATED REPAYMENT       CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.    MORTGAGE
   DATE LTV RATIOS (____%)         LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

40.01 - 50.00.................       51.4%          47.6%         119        1.23x       5.270%
50.01 - 55.00.................       60.8%          50.9%         120        1.25x       5.560%
55.01 - 60.00.................       67.7%          58.6%         120        1.22x       5.571%
60.01 - 65.00.................       72.5%          61.6%         120        1.23x       5.256%
65.01 - 70.00.................       79.3%          65.9%         120        1.26x       5.348%
70.01 - 75.00.................       70.3%          70.3%          59        1.31x       5.470%
75.01 - 78.20.................       78.2%          78.2%          59        1.48x       5.670%

                                     71.7%          64.9%         100        1.30X       5.487%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS



                                               AGGREGATE         % OF          AVERAGE        HIGHEST
    RANGE OF MORTGAGE RATES       NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
          (____%)                OF LOANS       BALANCE      POOL BALANCE      BALANCE        BALANCE
------------------------------   --------   --------------   ------------   ------------   ------------

4.750 - 5.249.................      25      $  547,894,702       33.9%       $21,915,788   $123,155,000
5.250 - 5.499.................      40         486,651,686       30.1        $12,166,292   $105,000,000
5.500 - 5.749.................      13         442,658,205       27.4        $34,050,631   $204,817,319
5.750 - 5.999.................      10          55,497,680        3.4        $ 5,549,768   $ 10,500,000
6.000 - 6.249.................       1          45,000,000        2.8        $45,000,000   $ 45,000,000
6.250 - 6.499.................       1           3,350,000        0.2        $ 3,350,000   $  3,350,000
6.500 - 6.730.................       2          33,493,067        2.1        $16,746,534   $ 23,500,000
                                   ---      --------------      -----
                                    92      $1,614,545,341      100.0%       $17,549,406   $204,817,319
                                   ===      ==============      =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
                                   WTD. AVG.      WTD. AVG.     TERM TO                WTD. AVG.
    RANGE OF MORTGAGE RATES      CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.    MORTGAGE
          (____%)                  LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

4.750 - 5.249.................       72.7%          72.2%          79        1.60x       5.082%
5.250 - 5.499.................       69.2%          65.3%         103        1.60x       5.367%
5.500 - 5.749.................       65.7%          58.7%         115        1.79x       5.644%
5.750 - 5.999.................       68.9%          55.8%         116        1.54x       5.842%
6.000 - 6.249.................       59.8%          56.0%          60        1.71x       6.080%
6.250 - 6.499.................       63.2%          48.6%         180        1.25x       6.380%
6.500 - 6.730.................       53.8%          46.7%          94        1.94x       6.706%

                                     68.8%          64.8%          97        1.66X       5.413%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-129

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS



                                               AGGREGATE           % OF           AVERAGE        HIGHEST
                                  NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)    OF LOANS       BALANCE      GROUP 1 BALANCE      BALANCE        BALANCE
------------------------------   --------   --------------   ---------------   ------------   ------------

4.750 - 5.249 ................      24      $  541,701,000         36.4%        $22,570,875   $123,155,000
5.250 - 5.499 ................      33         427,139,620         28.7         $12,943,625   $105,000,000
5.500 - 5.749 ................      10         381,658,205         25.7         $38,165,821   $204,817,319
5.750 - 5.999 ................      10          55,497,680          3.7         $ 5,549,768   $ 10,500,000
6.000 - 6.249 ................       1          45,000,000          3.0         $45,000,000   $ 45,000,000
6.250 - 6.499 ................       1           3,350,000          0.2         $ 3,350,000   $  3,350,000
6.500 - 6.730 ................       2          33,493,067          2.3         $16,746,534   $ 23,500,000
                                   ---      --------------        -----
                                    81      $1,487,839,573        100.0%        $18,368,390   $204,817,319
                                   ===      ==============        =====

                                                               WTD. AVG.
                                                                STATED
                                                               REMAINING
                                   WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                                 CUT-OFF DATE     LTV RATIO     MATURITY      DSC       MORTGAGE
  RANGE OF MORTGAGE RATES (%)      LTV RATIO    AT MATURITY*    (MOS.)*      RATIO        RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

4.750 - 5.249 ................       72.7%          72.3%          78        1.60x       5.081%
5.250 - 5.499 ................       69.0%          65.8%         102        1.65x       5.368%
5.500 - 5.749 ................       64.7%          57.2%         119        1.85x       5.645%
5.750 - 5.999 ................       68.9%          55.8%         116        1.54x       5.842%
6.000 - 6.249 ................       59.8%          56.0%          60        1.71x       6.080%
6.250 - 6.499 ................       63.2%          48.6%         180        1.25x       6.380%
6.500 - 6.730 ................       53.8%          46.7%          94        1.94x       6.706%

                                     68.6%          64.8%          97        1.69X       5.406%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS



                                              AGGREGATE          % OF           AVERAGE        HIGHEST
                                  NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)    OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE        BALANCE
------------------------------   --------   ------------   ---------------   ------------   ------------

5.140 - 5.249 ................       1      $  6,193,702          4.9%        $ 6,193,702    $ 6,193,702
5.250 - 5.499 ................       7        59,512,066         47.0         $ 8,501,724    $13,567,000
5.500 - 5.670 ................       3        61,000,000         48.1         $20,333,333    $33,000,000
                                   ---      ------------        -----
                                    11      $126,705,768        100.0%        $11,518,706    $33,000,000
                                   ===      ============        =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
                                   WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                                 CUT-OFF DATE     LTV RATIO     MATURITY      DSC       MORTGAGE
  RANGE OF MORTGAGE RATES (%)      LTV RATIO    AT MATURITY*    (MOS.)*      RATIO        RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

5.140 - 5.249 ................       76.5%          63.3%         119        1.31x       5.190%
5.250 - 5.499 ................       70.9%          61.7%         112        1.24x       5.362%
5.500 - 5.670 ................       72.0%          68.1%          87        1.36x       5.640%

                                     71.7%          64.9%         100        1.30X       5.487%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-130

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                             FOR ALL MORTGAGE LOANS



   RANGE OF ORIGINAL TERM TO                   AGGREGATE         % OF          AVERAGE        HIGHEST
    MATURITY OR ANTICIPATED       NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE      POOL BALANCE      BALANCE        BALANCE
------------------------------   --------   --------------   ------------   ------------   ------------

0 - 60 .......................       9      $  265,739,000       16.5%       $29,526,556   $123,155,000
61 - 84 ......................      24         459,541,000       28.5        $19,147,542   $ 75,000,000
85 - 108 .....................       1           8,000,000        0.5        $ 8,000,000   $  8,000,000
109 - 120 ....................      57         877,915,341       54.4        $15,402,024   $204,817,319
169 - 180 ....................       1           3,350,000        0.2        $ 3,350,000   $  3,350,000
                                   ---      --------------      -----
                                    92      $1,614,545,341      100.0%       $17,549,406   $204,817,319
                                   ===      ==============      =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
   RANGE OF ORIGINAL TERM TO       WTD. AVG.      WTD. AVG.     TERM TO                WTD. AVG.
    MATURITY OR ANTICIPATED      CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.    MORTGAGE
    REPAYMENT DATE (MONTHS)        LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

0 - 60 .......................       72.5%          71.8%          60        1.57x       5.332%
61 - 84 ......................       73.9%          73.6%          76        1.55x       5.300%
85 - 108 .....................       78.4%          66.6%         108        1.28x       5.190%
109 - 120 ....................       65.0%          58.2%         119        1.75x       5.494%
169 - 180 ....................       63.2%          48.6%         180        1.25x       6.380%

                                     68.8%          64.8%          97        1.66X       5.413%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 1 MORTGAGE LOANS



   RANGE OF ORIGINAL TERM TO                   AGGREGATE           % OF          AVERAGE         MAXIMUM
    MATURITY OR ANTICIPATED       NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE      GROUP 1 BALANCE      BALANCE        BALANCE
------------------------------   --------   --------------   ---------------   ------------   ------------

0 - 60 .......................       7      $  225,289,000         15.1%        $32,184,143   $123,155,000
61 - 84 ......................      24         459,541,000         30.9         $19,147,542   $ 75,000,000
85 - 108 .....................       1           8,000,000          0.5         $ 8,000,000   $  8,000,000
109 - 120 ....................      48         791,659,573         53.2         $16,492,908   $204,817,319
169 - 180 ....................       1           3,350,000          0.2         $ 3,350,000   $  3,350,000
                                   ---      --------------        -----
                                    81      $1,487,839,573        100.0%        $18,368,390   $204,817,319
                                   ===      ==============        =====

                                                               WTD. AVG.
                                                                STATED     WTD. AVG.
                                                               REMAINING    CUT-OFF
   RANGE OF ORIGINAL TERM TO       WTD. AVG.      WTD. AVG.     TERM TO       DATE     WTD. AVG.
    MATURITY OR ANTICIPATED      CUT-OFF DATE     LTV RATIO    MATURITY       DSC      MORTGAGE
    REPAYMENT DATE (MONTHS)        LTV RATIO    AT MATURITY*    (MOS.)*      RATIO       RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

0 - 60 .......................       71.8%          70.9%          60        1.59x       5.278%
61 - 84 ......................       73.9%          73.6%          76        1.55x       5.300%
85 - 108 .....................       78.4%          66.6%         108        1.28x       5.190%
109 - 120 ....................       64.5%          58.1%         119        1.80x       5.503%
169 - 180 ....................       63.2%          48.6%         180        1.25x       6.380%

                                     68.6%          64.8%          97        1.69X       5.406%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-131

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 2 MORTGAGE LOANS



  RANGE OF ORIGINAL TERM TO                   AGGREGATE          % OF           AVERAGE        HIGHEST
    MATURITY OR ANTICIPATED       NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE       BALANCE
------------------------------   --------   ------------   ---------------   ------------   ------------

0 - 60 .......................        2     $ 40,450,000         31.9%        $20,225,000    $33,000,000
109 - 120 ....................        9       86,255,768         68.1         $ 9,583,974    $20,700,000
                                    ---     ------------        -----
                                     11     $126,705,768        100.0%        $11,518,706    $33,000,000
                                    ===     ============        =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
  RANGE OF ORIGINAL TERM TO         WTD. AVG.     WTD. AVG.     TERM TO                WTD. AVG.
    MATURITY OR ANTICIPATED      CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.   MORTGAGE
    REPAYMENT DATE (MONTHS)        LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

0 - 60 .......................       76.7%          76.7%          59        1.45x       5.633%
109 - 120 ....................       69.3%          59.3%         120        1.23x       5.419%

                                     71.7%          64.9%         100        1.30X       5.487%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE



  RANGE OF ORIGINAL TERM TO                    AGGREGATE         % OF          AVERAGE        HIGHEST
    MATURITY OR ANTICIPATED       NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE      POOL BALANCE      BALANCE       BALANCE
------------------------------   --------   --------------   ------------   ------------   ------------

0 - 60 .......................       9      $  265,739,000       16.5%       $29,526,556   $123,155,000
61 - 84 ......................      24         459,541,000       28.5        $19,147,542   $ 75,000,000
85 - 108 .....................       1           8,000,000        0.5        $ 8,000,000   $  8,000,000
109 - 120 ....................      57         877,915,341       54.4        $15,402,024   $204,817,319
169 - 180 ....................       1           3,350,000        0.2        $ 3,350,000   $  3,350,000
                                   ---      --------------      -----
                                    92      $1,614,545,341      100.0%       $17,549,406   $204,817,319
                                   ===      ==============      =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
  RANGE OF ORIGINAL TERM TO         WTD. AVG.     WTD. AVG.     TERM TO                WTD. AVG.
    MATURITY OR ANTICIPATED      CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.    MORTGAGE
    REPAYMENT DATE (MONTHS)        LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

0 - 60 .......................       72.5%          71.8%          60        1.57x       5.332%
61 - 84 ......................       73.9%          73.6%          76        1.55x       5.300%
85 - 108 .....................       78.4%          66.6%         108        1.28x       5.190%
109 - 120 ....................       65.0%          58.2%         119        1.75x       5.494%
169 - 180 ....................       63.2%          48.6%         180        1.25x       6.380%

                                     68.8%          64.8%          97        1.66X       5.413%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-132

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



  RANGE OF ORIGINAL TERM TO                    AGGREGATE           % OF           AVERAGE        HIGHEST
    MATURITY OR ANTICIPATED       NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE      GROUP 1 BALANCE      BALANCE       BALANCE
------------------------------   --------   --------------   ---------------   ------------   ------------

0 - 60 .......................        7     $  225,289,000         15.1%        $32,184,143   $123,155,000
61 - 84 ......................       24        459,541,000         30.9         $19,147,542   $ 75,000,000
85 - 108 .....................        1          8,000,000          0.5         $ 8,000,000   $  8,000,000
109 - 120 ....................       48        791,659,573         53.2         $16,492,908   $204,817,319
169 - 180 ....................        1          3,350,000          0.2         $ 3,350,000   $  3,350,000
                                    ---     ==============        =====
                                     81     $1,487,839,573        100.0%        $18,368,390   $204,817,319
                                    ===     ==============        =====

                                                               WTD. AVG.
                                                                 STATED
                                                               REMAINING
  RANGE OF ORIGINAL TERM TO        WTD. AVG.     WTD. AVG.      TERM TO                WTD. AVG.
    MATURITY OR ANTICIPATED      CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.    MORTGAGE
    REPAYMENT DATE (MONTHS)        LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

0 - 60 .......................       71.8%          70.9%          60        1.59x       5.278%
61 - 84 ......................       73.9%          73.6%          76        1.55x       5.300%
85 - 108 .....................       78.4%          66.6%         108        1.28x       5.190%
109 - 120 ....................       64.5%          58.1%         119        1.80x       5.503%
169 - 180 ....................       63.2%          48.6%         180        1.25x       6.380%

                                     68.6%          64.8%          97        1.69X       5.406%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



  RANGE OF ORIGINAL TERM TO                   AGGREGATE          % OF           AVERAGE        HIGHEST
    MATURITY OR ANTICIPATED       NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE        BALANCE
------------------------------   --------   ------------   ---------------   ------------   ------------

0 - 60 .......................        2     $ 40,450,000        31.9%         $20,225,000    $33,000,000
109 - 120 ....................        9       86,255,768        68.1          $ 9,583,974    $20,700,000
                                    ---     ------------       -----
                                     11     $126,705,768       100.0%         $11,518,706    $33,000,000
                                    ===     ============       =====

                                                               WTD. AVG.
                                                                STATED
                                                               REMAINING
  RANGE OF ORIGINAL TERM TO        WTD. AVG.     WTD. AVG.      TERM TO                WTD. AVG.
    MATURITY OR ANTICIPATED      CUT-OFF DATE     LTV RATIO     MATURITY   WTD. AVG.    MORTGAGE
    REPAYMENT DATE (MONTHS)        LTV RATIO    AT MATURITY*    (MOS.)*    DSC RATIO      RATE
------------------------------   ------------   ------------   ---------   ---------   ---------

0 - 60 .......................       76.7%          76.7%          59        1.45x       5.633%
109 - 120 ....................       69.3%          59.3%         120        1.23x       5.419%
                                     71.7%          64.9%         100        1.30X       5.487%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-133

                      RANGE OF REMAINING AMORTIZATION TERMS
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE



      RANGE OF REMAINING                       AGGREGATE         % OF          AVERAGE        HIGHEST
         AMORTIZATION             NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
       TERMS (MONTHS)(1)         OF LOANS       BALANCE      POOL BALANCE      BALANCE        BALANCE
------------------------------   --------   --------------   ------------   ------------   ------------

265 - 300 ....................       9      $   70,593,039        4.4%       $ 7,843,671   $ 23,500,000
349 - 360 ....................      39         670,480,302       41.5        $17,191,803   $204,817,319
Non-amortizing ...............      44         873,472,000       54.1        $19,851,636   $123,155,000
                                   ---      --------------      -----
                                    92      $1,614,545,341      100.0%       $17,549,406   $204,817,319
                                   ===      ==============      =====

                                                                 WTD. AVG.
                                                                   STATED
                                                                 REMAINING
      RANGE OF REMAINING            WTD. AVG.      WTD. AVG.      TERM TO                WTD. AVG.
         AMORTIZATION            CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.    MORTGAGE
       TERMS (MONTHS)(1)           LTV RATIO    AT MATURITY(2)   (MOS.)(2)   DSC RATIO      RATE
------------------------------   ------------   --------------   ---------   ---------   ---------

265 - 300 ....................       61.0%           49.0%          105        1.74x       6.069%
349 - 360 ....................       66.6%           58.2%          115        1.64x       5.583%
Non-amortizing ...............       71.2%           71.2%           83        1.67x       5.229%

                                     68.8%           64.8%           97        1.66X       5.413%


----------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans) is 354 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                      RANGE OF REMAINING AMORTIZATION TERMS
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



      RANGE OF REMAINING                       AGGREGATE           % OF           AVERAGE        HIGHEST
         AMORTIZATION             NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
       TERMS (MONTHS)(1)         OF LOANS       BALANCE      GROUP 1 BALANCE      BALANCE       BALANCE
------------------------------   --------   --------------   ---------------   ------------   ------------

265 - 300 ....................       9      $   70,593,039        4.7%          $ 7,843,671   $ 23,500,000
349 - 360 ....................      30         584,224,534       39.3           $19,474,151   $204,817,319
Non-amortizing ...............      42         833,022,000       56.0           $19,833,857   $123,155,000
                                   ---      --------------      -----
                                    81      $1,487,839,573      100.0%          $18,368,390   $204,817,319
                                   ===      ==============      =====

                                                                 WTD. AVG.
                                                                  STATED
                                                                 REMAINING
      RANGE OF REMAINING           WTD. AVG.       WTD. AVG.      TERM TO                WTD. AVG.
         AMORTIZATION            CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.    MORTGAGE
       TERMS (MONTHS)(1)           LTV RATIO    AT MATURITY(2)   (MOS.)(2)   DSC RATIO      RATE
------------------------------   ------------   --------------   ---------   ---------   ---------

265 - 300 ....................       61.0%           49.0%          105        1.74x       6.069%
349 - 360 ....................       66.2%           58.0%          115        1.69x       5.607%
Non-amortizing ...............       70.9%           70.9%           84        1.68x       5.209%

                                     68.6%           64.8%           97        1.69X       5.406%


----------
The weighted average remaining amortization term for all Loan Group 1 Mortgage
Loans (excluding non-amortizing loans) is 353 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-134

                      RANGE OF REMAINING AMORTIZATION TERMS
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                               % OF
           RANGE OF                           AGGREGATE    CUT-OFF DATE      AVERAGE        HIGHEST
    REMAINING AMORTIZATION        NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE   CUT-OFF DATE
       TERMS (MONTHS)(1)         OF LOANS      BALANCE        BALANCE        BALANCE       BALANCE
------------------------------   --------   ------------   ------------   ------------   ------------

349 - 360 ....................       9      $ 86,255,768       68.1%       $ 9,583,974    $20,700,000
Non-amortizing ...............       2        40,450,000       31.9        $20,225,000    $33,000,000
                                   ---      ------------      -----
                                    11      $126,705,768      100.0%       $11,518,706    $33,000,000
                                   ===      ============      =====

                                                                 WTD. AVG.
                                                                   STATED
                                                                 REMAINING
           RANGE OF                WTD. AVG.       WTD. AVG.      TERM TO                WTD. AVG.
    REMAINING AMORTIZATION       CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.    MORTGAGE
       TERMS (MONTHS)(1)           LTV RATIO    AT MATURITY(2)   (MOS.)(2)   DSC RATIO      RATE
------------------------------   ------------   --------------   ---------   ---------   ---------

349 - 360 ....................       69.3%           59.3%          120        1.23x       5.419%
Non-amortizing ...............       76.7%           76.7%           59        1.45x       5.633%

                                     71.7%           64.9%          100        1.30X       5.487%


----------
The weighted average remaining amortization term for all Loan Group 2 Mortgage
Loans (excluding non-amortizing loans) is 360 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS



                                               AGGREGATE         % OF          AVERAGE        HIGHEST
                                  NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
      AMORTIZATION TYPES         OF LOANS       BALANCE      POOL BALANCE      BALANCE       BALANCE
------------------------------   --------   --------------   ------------   ------------   ------------

Interest-only, Balloon .......      39      $  834,155,000       51.7%       $21,388,590   $123,155,000
Amortizing Balloon ...........      26         440,746,341       27.3        $16,951,782   $204,817,319
Interest-only, Amortizing
   Balloon(2) ................      22         300,327,000       18.6        $13,651,227   $ 42,000,000
Interest-only, ARD ...........       5          39,317,000        2.4        $ 7,863,400   $ 17,323,000
                                   ---      --------------      -----
                                    92      $1,614,545,341      100.0%       $17,549,406   $204,817,319
                                   ===      ==============      =====

                                                                 WTD. AVG.
                                                                   STATED
                                                                 REMAINING
                                    WTD. AVG.      WTD. AVG.      TERM TO                WTD. AVG.
                                 CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.    MORTGAGE
      AMORTIZATION TYPES           LTV RATIO    AT MATURITY(1)   (MOS.)(1)   DSC RATIO      RATE
------------------------------   ------------   --------------   ---------   ---------   ---------

Interest-only, Balloon .......       71.7%           71.7%           81        1.65x       5.249%
Amortizing Balloon ...........       61.8%           52.2%          110        1.88x       5.754%
Interest-only, Amortizing
   Balloon(2) ................       72.3%           64.8%          120        1.30x       5.445%
Interest-only, ARD ...........       61.4%           61.4%          116        2.01x       4.797%

                                     68.8%           64.8%           97        1.66X       5.413%


----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

                                      S-135

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                 % OF
                                               AGGREGATE     CUT-OFF DATE      AVERAGE        HIGHEST
                                  NUMBER     CUT-OFF DATE       GROUP 1     CUT-OFF DATE   CUT-OFF DATE
      AMORTIZATION TYPES         OF LOANS       BALANCE         BALANCE        BALANCE        BALANCE
------------------------------   --------   --------------   ------------   ------------   ------------

Interest-only, Balloon .......      37      $  793,705,000       53.3%       $21,451,486   $123,155,000
Amortizing Balloon ...........      21         407,057,573       27.4        $19,383,694   $204,817,319
Interest-only, Amortizing
   Balloon(2) ................      18         247,760,000       16.7        $13,764,444   $ 42,000,000
Interest-only, ARD ...........       5          39,317,000        2.6        $ 7,863,400   $ 17,323,000
                                   ---      --------------      -----
                                    81      $1,487,839,573      100.0%       $18,368,390   $204,817,319
                                   ===      ==============      =====

                                                                 WTD. AVG.
                                                                   STATED
                                                                 REMAINING
                                   WTD. AVG.       WTD. AVG.      TERM TO                WTD. AVG.
                                 CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.    MORTGAGE
      AMORTIZATION TYPES           LTV RATIO    AT MATURITY(1)   (MOS.)(1)   DSC RATIO      RATE
------------------------------   ------------   --------------   ---------   ---------   ---------

Interest-only, Balloon .......       71.4%           71.4%           82        1.66x       5.230%
Amortizing Balloon ...........       60.8%           51.4%          109        1.93x       5.788%
Interest-only, Amortizing
   Balloon(2) ................       73.5%           66.2%          120        1.32x       5.442%
Interest-only, ARD ...........       61.4%           61.4%          116        2.01x       4.797%

                                     68.6%           64.8%           97        1.69X       5.406%


----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                               % OF
                                              AGGREGATE    CUT-OFF DATE      AVERAGE        HIGHEST
                                  NUMBER    CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE
      AMORTIZATION TYPES         OF LOANS      BALANCE        BALANCE        BALANCE        BALANCE
------------------------------   --------   ------------   ------------   ------------   ------------

Interest-only, Amortizing
   Balloon(2) ................       4      $ 52,567,000       41.5%       $13,141,750    $20,700,000
Interest-only, Balloon .......       2        40,450,000       31.9        $20,225,000    $33,000,000
Amortizing Balloon ...........       5        33,688,768       26.6        $ 6,737,754    $ 8,800,000
                                   ---      ------------      -----
                                    11      $126,705,768      100.0%       $11,518,706    $33,000,000
                                   ===      ============      =====

                                                                 WTD. AVG.
                                                                   STATED
                                                                 REMAINING
                                   WTD. AVG.       WTD. AVG.      TERM TO                WTD. AVG.
                                 CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.    MORTGAGE
      AMORTIZATION TYPES           LTV RATIO    AT MATURITY(1)   (MOS.)(1)   DSC RATIO      RATE
------------------------------   ------------   --------------   ---------   ---------   ---------

Interest-only, Amortizing
   Balloon(2) ................       66.6%           58.1%          120        1.21x       5.461%
Interest-only, Balloon .......       76.7%           76.7%           59        1.45x       5.633%
Amortizing Balloon ...........       73.6%           61.2%          120        1.26x       5.354%

                                     71.7%           64.9%          100        1.30X       5.487%


----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 6 to
     60 months from origination prior to the commencement of payments of principal and interest.

                                      S-136

                 RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS



                                                AGGREGATE         % OF          AVERAGE        HIGHEST
      RANGE OF OCCUPANCY         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
          RATES(%)(1)              LOANS         BALANCE      POOL BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   ------------   ------------   ------------

70.00 - 74.99.................        2      $   51,000,000        3.2%       $25,500,000   $ 45,000,000
75.00 - 79.99.................        3          13,142,000        0.8        $ 4,380,667   $  6,192,000
80.00 - 84.99.................        2          11,048,002        0.7        $ 5,524,001   $  6,400,000
85.00 - 89.99.................        2          36,845,066        2.3        $18,422,533   $ 31,850,000
90.00 - 94.99.................        9         123,455,702        7.6        $13,717,300   $ 37,100,000
95.00 - 99.99.................       23         760,424,024       47.1        $33,061,914   $204,817,319
100.00 - 100.00 ..............       45         557,087,480       34.5        $12,379,722   $ 75,000,000
                                    ---      --------------       ----
                                     86      $1,553,002,274       96.2%       $18,058,166   $204,817,319
                                    ===      ==============       ====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING
                                  CUT-OFF      WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
      RANGE OF OCCUPANCY          DATE LTV     LTV RATIO      MATURITY      DSC       MORTGAGE
          RATES(%)(1)              RATIO     AT MATURITY(2)  (MOS.)(2)     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

70.00 - 74.99.................     59.6%          55.4%          67        1.67x       5.998%
75.00 - 79.99.................     59.0%          53.4%         120        1.45x       5.399%
80.00 - 84.99.................     73.4%          59.2%         120        1.24x       5.568%
85.00 - 89.99.................     69.3%          67.5%          78        1.47x       5.146%
90.00 - 94.99.................     71.9%          67.1%          97        1.43x       5.297%
95.00 - 99.99.................     67.0%          63.0%          97        1.82x       5.407%
100.00 - 100.00 ..............     72.6%          69.6%         100        1.50x       5.309%

                                   69.2%          65.4%          97        1.65X       5.377%


----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement, but excludes 6 Mortgage Loans secured by hospitality properties, representing
     3.8% of the Cut-off Date Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                AGGREGATE           % OF          AVERAGE        HIGHEST
      RANGE OF OCCUPANCY         NUMBER OF    CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
          RATES(%)(1)              LOANS         BALANCE      GROUP 1 BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   ---------------   ------------   ------------

70.00 - 74.99.................        2      $   51,000,000         3.4%         $25,500,000   $ 45,000,000
75.00 - 79.99.................        2           7,542,000         0.5          $ 3,771,000   $  6,192,000
80.00 - 84.99.................        1           4,648,002         0.3          $ 4,648,002   $  4,648,002
85.00 - 89.99.................        1          31,850,000         2.1          $31,850,000   $ 31,850,000
90.00 - 94.99.................        6          90,995,000         6.1          $15,165,833   $ 37,100,000
95.00 - 99.99.................       18         683,174,024        45.9          $37,954,112   $204,817,319
100.00 - 100.00 ..............       45         557,087,480        37.4          $12,379,722   $ 75,000,000
                                    ---      --------------        ----
                                     75      $1,426,296,505        95.9%         $19,017,287   $204,817,319
                                    ===      ==============        ====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING
                                  CUT-OFF      WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
      RANGE OF OCCUPANCY          DATE LTV     LTV RATIO      MATURITY      DSC       MORTGAGE
          RATES(%)(1)              RATIO     AT MATURITY(2)  (MOS.)(2)     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

70.00 - 74.99.................     59.6%          55.4%          67        1.67x       5.998%
75.00 - 79.99.................     64.6%          57.7%         120        1.62x       5.494%
80.00 - 84.99.................     73.8%          57.1%         119        1.27x       5.950%
85.00 - 89.99.................     67.8%          67.8%          72        1.50x       5.120%
90.00 - 94.99.................     72.0%          69.3%          90        1.49x       5.281%
95.00 - 99.99.................     66.4%          62.4%          98        1.87x       5.386%
100.00 - 100.00 ..............     72.6%          69.6%         100        1.50x       5.309%

                                   69.0%          65.5%          97        1.68X       5.368%


----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 6 Mortgage Loans secured by hospitality properties representing
     4.1% of the Cut-Off Date Group 1 Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-137

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                AGGREGATE           % OF          AVERAGE        HIGHEST
      RANGE OF OCCUPANCY         NUMBER OF    CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
          RATES(%)(1)              LOANS         BALANCE      GROUP 2 BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   ---------------   ------------   ------------

75.00 - 79.99 ................        1       $  5,600,000           4.4%        $ 5,600,000    $ 5,600,000
80.00 - 84.99 ................        1       $  6,400,000           5.1         $ 6,400,000    $ 6,400,000
85.00 - 89.99 ................        1          4,995,066           3.9         $ 4,995,066    $ 4,995,066
90.00 - 94.99 ................        3         32,460,702          25.6         $10,820,234    $13,567,000
95.00 - 97.84 ................        5         77,250,000          61.0         $15,450,000    $33,000,000
                                    ---       ------------         -----
                                     11       $126,705,768         100.0%        $11,518,706    $33,000,000
                                    ===       ============         =====

                                                              WTD. AVG.
                                                                STATED
                                  WTD. AVG.                   REMAINING
                                   CUT-OFF      WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
      RANGE OF OCCUPANCY           DATE LTV     LTV RATIO      MATURITY      DSC       MORTGAGE
          RATES(%)(1)               RATIO      AT MATURITY*    (MOS.)*     RATIO        RATE
------------------------------   -----------   ------------   ---------   ---------   ---------

75.00 - 79.99.................      51.4%          47.6%         119        1.23x       5.270%
80.00 - 84.99.................      73.1%          60.7%         120        1.22x       5.290%
85.00 - 89.99.................      79.3%          65.9%         119        1.25x       5.310%
90.00 - 94.99.................      71.4%          60.9%         120        1.23x       5.341%
95.00 - 97.84.................      72.7%          68.1%          88        1.35x       5.593%
                                    71.7%          64.9%         100        1.30X       5.487%


----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)



    PREPAYMENT RESTRICTION         JUN-05      JUN-06      JUN-07      JUN-08      JUN-09      JUN-10
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out....................       87.31%      86.53%       8.86%       6.98%       0.00%       0.00%
Defeasance....................        0.00        0.00       59.61       61.17       67.57       73.62
Yield Maintenance.............       12.69       13.47       31.53       31.85       32.43       26.38
Prepayment Premium............        0.00        0.00        0.00        0.00        0.00        0.00
Open..........................        0.00        0.00        0.00        0.00        0.00        0.00
                                 ---------   ---------   ---------   ---------   ---------   ---------
Total.........................      100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Cut-Off Date Pool Balance
   Outstanding (in millions)..   $1,614.55   $1,608.76   $1,602.28   $1,594.80   $1,585.24   $1,312.00
                                 ---------   ---------   ---------   ---------   ---------   ---------
% of Cut-Off Date Pool
   Balance....................      100.00%      99.64%      99.24%      98.78%      98.18%      81.26%
                                 ---------   ---------   ---------   ---------   ---------   ---------

    PREPAYMENT RESTRICTION         JUN-11     JUN-12    JUN-13    JUN-14   JUN-15
------------------------------   ---------   -------   -------   -------   ------

Locked Out....................        0.00%     0.00%     0.00%     0.00%    0.00%
Defeasance....................       83.79     91.58     91.60     90.77    18.73
Yield Maintenance.............       16.21      8.42      8.40      8.39     0.00
Prepayment Premium............        0.00      0.00      0.00      0.00     0.00
Open..........................        0.00      0.00      0.00      0.84    81.27
                                 ---------   -------   -------   -------   ------
Total.........................      100.00%   100.00%   100.00%   100.00%  100.00%
                                 ---------   -------   -------   -------   ------
Cut-Off Date Pool Balance
   Outstanding (in millions)..   $1,047.41   $834.08   $822.24   $809.72   $15.67
                                 ---------   -------   -------   -------   ------
% of Cut-Off Date Pool
   Balance ...................       64.87%    51.66%    50.93%    50.15%    0.97%
                                 ---------   -------   -------   -------   ------


----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based upon the assumptions set forth in footnote (1) above, after June
     2015, the outstanding loan balances represent less than 0.97% of the
     Cut-Off Date Pool Balance.

(3)  Assumes yield maintenance with respect to the Mortgage Loans which allow the borrower to choose yield maintenance or defeasance.

                                      S-138

         PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)(3)



    PREPAYMENT RESTRICTION         JUN-05      JUN-06      JUN-07      JUN-08      JUN-09      JUN-10
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out ...................       86.23%      85.89%       8.36%       6.33%       0.00%       0.00%
Defeasance ...................        0.00        0.00       59.33       61.02       66.72       73.48
Yield Maintenance ............       13.77       14.11       32.30       32.65       33.28       26.52
Prepayment Premium ...........        0.00        0.00        0.00        0.00        0.00        0.00
Open .........................        0.00        0.00        0.00        0.00        0.00        0.00
                                 ---------   ---------   ---------   ---------   ---------   ---------
Total ........................      100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Cut-Off Date Group 1 Balance
   Outstanding (in
   millions) .................   $1,487.84   $1,482.57   $1,476.72   $1,470.33   $1,461.93   $1,230.38
                                 ---------   ---------   ---------   ---------   ---------   ---------
% of Cut-Off Date Group 1
   Balance ...................      100.00%      99.65%      99.25%      98.82%      98.26%      82.70%

    PREPAYMENT RESTRICTION        JUN-11    JUN-12    JUN-13    JUN-14    JUN-15
------------------------------   -------   -------   -------   -------   -------

Locked Out ...................      0.00%     0.00%     0.00%     0.00%     0.00%
Defeasance ...................     84.47     93.26     93.26     92.35     35.22
Yield Maintenance ............     15.53      6.74      6.74      6.73      0.00
Prepayment Premium ...........      0.00      0.00      0.00      0.00      0.00
Open .........................      0.00      0.00      0.00      0.93     64.78
                                 -------   -------   -------   -------   -------
Total ........................    100.00%   100.00%   100.00%   100.00%   100.00%
                                 -------   -------   -------   -------   -------
Cut-Off Date Group 1 Balance
   Outstanding (in
   millions) .................   $967.17   $755.28   $744.97   $734.07   $  8.33
                                 -------   -------   -------   -------   -------
% of Cut-Off Date Group 1
   Balance ...................     65.00%    50.76%    50.07%    49.34%     0.56%


----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based upon the assumptions set forth in footnote (1) above, after June
     2015, the outstanding loan balances represent less than 0.56% of the
     Cut-Off Date Group 1 Balance.

(3)  Assumes yield maintenance with respect to the Mortgage Loans which allow the borrower to choose yield maintenance or defeasance.

           PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION(1)(2)



    PREPAYMENT RESTRICTION        JUN-05    JUN-06    JUN-07    JUN-08    JUN-09    JUN-10
------------------------------   -------   -------   -------   -------   -------   -------

Locked Out ...................    100.00%    94.10%    14.71%    14.63%     0.00%     0.00%
Defeasance ...................      0.00      0.00     62.87     62.96     77.60     75.63
Yield Maintenance ............      0.00      5.90     22.42     22.41     22.40     24.37
Prepayment Premium ...........      0.00      0.00      0.00      0.00      0.00      0.00
Open .........................      0.00      0.00      0.00      0.00      0.00      0.00
                                 -------   -------   -------   -------   -------   -------
Total ........................    100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                 -------   -------   -------   -------   -------   -------
Cut-Off Date Group 2 Balance
   Outstanding
   (in millions) .............   $126.71   $126.19   $125.56   $124.47   $123.31   $ 81.62
                                 -------   -------   -------   -------   -------   -------
% of Cut-Off Date Group 2
   Balance ...................    100.00%    99.60%    99.10%    98.24%    97.32%    64.42%
                                 -------   -------   -------   -------   -------   -------

    PREPAYMENT RESTRICTION        JUN-11    JUN-12    JUN-13    JUN-14    JUN-15
------------------------------   -------   -------   -------   -------   -------

Locked Out ...................      0.00%     0.00%     0.00%     0.00%     0.00%
Defeasance ...................     75.59     75.55     75.51     75.46      0.00
Yield Maintenance ............     24.41     24.45     24.49     24.54      0.00
Prepayment Premium ...........      0.00      0.00      0.00      0.00      0.00
Open .........................      0.00      0.00      0.00      0.00    100.00
                                 -------   -------   -------   -------   -------
Total ........................    100.00%   100.00%   100.00%   100.00%   100.00%
                                 -------   -------   -------   -------   -------
Cut-Off Date Group 2 Balance
  Outstanding (in millions) ..   $ 80.25   $ 78.81   $ 77.27   $ 75.65   $  7.34
                                 -------   -------   -------   -------   -------
% of Cut-Off Date Group 2
   Balance ...................     63.33%    62.20%    60.99%    59.71%     5.79%
                                 -------   -------   -------   -------   -------


----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based upon the assumptions set forth in footnote (1) above, after June
     2015, the outstanding loan balances represent less than 5.79% of the
     Cut-off Date Group 2 Balance.

                                      S-139

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans in the Mortgage Pool by Cut-Off Date Balance:



                                                                                                   % OF
                                                NUMBER OF                                       APPLICABLE
                                                MORTGAGE                               % OF       CUT-OFF
                                                 LOANS/                               CUT-OFF      DATE
                                                NUMBER OF               CUT-OFF        DATE        LOAN
                                   MORTGAGE     MORTGAGED    LOAN        DATE          POOL        GROUP
           LOAN NAME             LOAN SELLER   PROPERTIES   GROUP       BALANCE       BALANCE     BALANCE
------------------------------   -----------   ----------   -----   --------------   --------   ----------

AmericasMart..................     Wachovia         1/1       1     $  204,817,319     12.7%       13.8%

Regency Centers Pool..........     Wachovia         1/6       1        123,155,000      7.6         8.3%
U.S. Bancorp..................     Wachovia         1/1       1        105,000,000      6.5         7.1%
50 West 23rd Street...........     Wachovia         1/1       1         75,000,000      4.6         5.0%
600 Community Drive...........     Wachovia         1/1       1         50,595,000      3.1         3.4%
The Galleria..................     Wachovia         1/1       1         50,000,000      3.1         3.4%
Weslayan Plaza................     Wachovia         1/1       1         45,007,000      2.8         3.0%
Centennial Tower..............     Wachovia         1/1       1         45,000,000      2.8         3.0%
240 West 40th Street..........     Wachovia         1/1       1         42,000,000      2.6         2.8%
The Suffolk Building..........     Wachovia         1/1       1         42,000,000      2.6         2.8%
                                                  -----             --------------     ----
                                                  10/15             $  782,574,319     48.5%
                                                  =====             ==============     ====

Corbin Corners................     Wachovia         1/1       1     $   37,100,000      2.3%        2.5%
Glen Park Apartments..........     Wachovia         1/1       2         33,000,000      2.0        26.0%
Five Points Shopping Center...     Wachovia         1/1       1         32,054,000      2.0         2.2%
Point Loma Plaza..............     Wachovia         1/1       1         31,850,000      2.0         2.1%
Plaza Volente.................     Wachovia         1/1       1         28,680,000      1.8         1.9%
O'Fallon Walk.................     Wachovia         1/1       1         25,988,000      1.6         1.7%
Cloppers Mill Village
   Center.....................     Wachovia         1/1       1         25,743,000      1.6         1.7%
Courtyard Marriott - Miami
   Beach, FL..................     Wachovia         1/1       1         23,500,000      1.5         1.6%
Rancho San Diego Village......     Wachovia         1/1       1         21,560,000      1.3         1.4%
Fox Mill Shopping Center......     Wachovia         1/1       1         21,430,000      1.3         1.4%
                                                  -----             --------------     ----
                                                  10/10             $  280,905,000     17.4%
                                                  -----             --------------     ----
                                                  20/25             $1,063,479,319     65.9%
                                                  =====             ==============     ====

                                                               LOAN
                                                              BALANCE           CUT-OFF      LTV
                                                              PER SF/             DATE    RATIO AT
                                                               UNIT/              LTV     MATURITY   MORTGAGE
           LOAN NAME                    PROPERTY TYPE          ROOM*    DSCR*    RATIO*    OR ARD*     RATE
------------------------------   --------------------------   -------   -----   -------   --------   --------

AmericasMart..................   Special Purpose -            $   101   2.28x    56.1%      47.2%     5.720%
                                 Merchandise Mart
Regency Centers Pool..........   Retail - Anchored            $   123   1.58x    76.1%      76.1%     5.030%
U.S. Bancorp..................   Office - CBD                 $   113   2.45x    51.5%      51.5%     5.290%
50 West 23rd Street...........   Office - CBD                 $   225   1.28x    79.8%      79.8%     5.390%
600 Community Drive...........   Office - Suburban            $   200   1.55x    70.3%      70.3%     5.642%
The Galleria..................   Office - CBD                 $   329   1.22x    79.4%      79.4%     5.410%
Weslayan Plaza................   Retail - Anchored            $   126   1.65x    76.9%      76.9%     5.120%
Centennial Tower..............   Office - CBD                 $    70   1.71x    59.8%      56.0%     6.080%
240 West 40th Street..........   Office - CBD                 $   257   1.39x    73.7%      65.9%     5.520%
The Suffolk Building..........   Office - Suburban            $   163   1.51x    60.9%      58.2%     5.100%
                                                                        1.82X    65.9%      62.8%     5.439%

Corbin Corners................   Retail - Anchored            $   209   1.55x    75.7%      75.7%     5.160%
Glen Park Apartments..........   Multifamily - Conventional   $71,121   1.48x    78.2%      78.2%     5.670%
Five Points Shopping Center...   Retail - Anchored            $   222   1.54x    73.9%      73.9%     5.120%
Point Loma Plaza..............   Retail - Anchored            $   149   1.50x    67.8%      67.8%     5.120%
Plaza Volente.................   Retail - Anchored            $   179   1.20x    80.0%      72.9%     5.420%
O'Fallon Walk.................   Retail - Anchored            $   165   1.20x    78.5%      70.3%     5.530%
Cloppers Mill Village
   Center.....................   Retail - Anchored            $   188   1.53x    74.6%      74.6%     5.160%
Courtyard Marriott - Miami
   Beach, FL..................   Hospitality - Full Service   $89,695   2.20x    50.3%      43.8%     6.730%
Rancho San Diego Village......   Retail - Anchored            $   141   1.52x    70.0%      70.0%     5.160%
Fox Mill Shopping Center......   Retail - Anchored            $   208   1.56x    75.2%      75.2%     5.120%

                                                                        1.52X    72.9%      70.9%     5.400%

                                                                        1.74X    67.8%      64.9%     5.429%


----------
*    The AmericasMart Loan (loan number 1), representing 12.7% of the Cut-Off
     Date Pool Balance (13.8% of the Cut-Off Date Group 1 Balance), is part of a split loan structure with a Pari Passu Companion Loan which is not included in the Trust Fund. With respect to this Mortgage Loan, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot are based on the aggregate indebtedness of this Mortgage Loan and its Pari Passu Companion Loan.

                                      S-140

AmericasMart

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                $204,817,319

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    12.7%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                           Refinance

SPONSOR                                                                AMC, Inc.

TYPE OF SECURITY                                                            Both

MORTGAGE RATE                                                             5.720%

MATURITY DATE                                                       May 11, 2015

AMORTIZATION TYPE                                                        Balloon

INTEREST ONLY PERIOD                                                        None

ORIGINAL TERM / AMORTIZATION                                           120 / 360

REMAINING TERM / AMORTIZATION                                          119 / 359

LOCKBOX                                                                      Yes

SHADOW RATING (S&P/FITCH)(1)                                             AA+/AA-

UP-FRONT RESERVES

   TAX/INSURANCE           Yes

   ENGINEERING             $1,838,854

   ENVIRONMENTAL(2)        $300,000

   GROUND RENT(3)          $1,117,136

ONGOING MONTHLY RESERVES

   TAX/INSURANCE           Yes

   REPLACEMENT(4)          $68,333

   TI/LC(5)                $39,697

ADDITIONAL FINANCING       Pari Passu Debt                          $204,817,319

                                                             PARI PASSU NOTES(6)
                                                             -------------------
CUT-OFF DATE BALANCE                                                $409,634,637

CUT-OFF DATE BALANCE/SF                                                     $101

CUT-OFF DATE LTV                                                           56.1%

MATURITY DATE LTV                                                          47.2%

UW DSCR ON NCF                                                             2.28x
--------------------------------------------------------------------------------

(1)  S&P and Fitch have confirmed that the AmericasMart Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)  An environmental reserve was taken to remove a 500 gallon UST that did not pass a tightness test, and remediate any affect soil. The Borrower has since removed the tank. The estimated removal cost was $160,000.

(3)  The Mortgaged Property is subject to multiple ground leases. For leases that do provide standard lender protections, via the ground lease or the ground lease estoppel, one year of ground rent has been reserved upfront.
     In instances where this is not addressed in the ground lease or in the ground lease estoppel, 5 years of ground rent has been reserved upfront.

(4)  Capped at $785,000.

(5)  Capped at $476,364.

(6)  LTV ratios, DSC ratios and Cut-Off Date Balances/SF were derived based on the aggregate indebtedness of the AmericasMart Loan and the AmericasMart
     Pari Passu Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                             Atlanta, GA

PROPERTY TYPE                                 Special Purpose - Merchandise Mart

SIZE (SF)                                                              4,070,908

OCCUPANCY AS OF APRIL 1, 2005*                                             95.9%

YEAR BUILT / YEAR RENOVATED                                          1961 / 1992

APPRAISED VALUE                                                     $730,000,000

PROPERTY MANAGEMENT                                                    AMC, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                         $125,501,967

UW TOTAL EXPENSES                                                    $58,744,329

UW NET OPERATING INCOME (NOI)                                        $66,757,637

UW NET CASH FLOW (NCF)                                               $65,208,833
--------------------------------------------------------------------------------

*    Calculated excluding Exhibition Tenant Space.

                                      S-141

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                              % OF          DATE OF
                                     RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                   ACTUAL          LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF    ACTUAL RENT    RENT        EXPIRATION
------------------------------   -----------------   ---------   --------   --------   ------------   ------   ------------------

225 Unlimited, Inc............        NR/NR/NR          27,277      0.7%     $31.13    $    849,120     0.7%   Multiple Spaces(2)
Christian Mosso Group, LLC....        NR/NR/NR          20,374      0.5      $30.06         612,396     0.5        September 2009
Atlanta Napp Deady, Inc.......        NR/NR/NR          20,285      0.5      $32.46         658,392     0.6                   MTM
Syratech Corporation..........        NR/NR/NR          18,707      0.5      $40.65         760,500     0.6    Multiple Spaces(3)
Nourison Rug Corp.............        NR/NR/NR          18,586      0.5      $12.50         232,284     0.2         November 2009
Non-major permanent tenants...                       2,941,067     72.2      $29.90      87,944,624    73.8
Exhibition Tenant Space.......                         895,145     22.0      $31.35      28,059,307    23.6
Vacant Permanent Space........                         129,467      3.2                           0     0.0
                                                     ---------    -----                ------------   -----
TOTAL.........................                       4,070,908    100.0%               $119,116,623   100.0%
                                                     =========    =====                ============   =====


(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 13,848 square feet expire in March
     2007, 3,904 square feet expire in October 2007 and 9,525 square feet expire in September 2009.

(3)  Under the terms of multiple leases, 3,426 square feet expire in October
     2005, 7,659 square feet expire in May 2006 and 7,622 square feet expire in
     October 2007.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
----------   -------   -------   --------   -----------   ----------   -----------   --------------

   2005        468      $29.29    703,815      22.2%         22.2%        22.6%           22.6%
   2006        440      $30.31    674,250      21.2%         43.4%        22.4%           45.1%
   2007        449      $31.00    783,127      24.7%         68.1%        26.7%           71.7%
   2008        167      $29.93    383,431      12.1%         80.1%        12.6%           84.4%
   2009        131      $28.69    420,358      13.2%         93.4%        13.2%           97.6%
   2010         15      $28.28     57,257       1.8%         95.2%         1.8%           99.4%
   2011          2      $34.66      7,422       0.2%         95.4%         0.3%           99.7%
   2012          2      $19.93     15,788       0.5%         95.9%         0.3%          100.0%
   2013          0      $ 0.00          0       0.0%         95.9%         0.0%          100.0%
   2014          0      $ 0.00          0       0.0%         95.9%         0.0%          100.0%
   2015          1      $ 0.00        848       0.0%         95.9%         0.0%          100.0%
Thereafter       0      $ 0.00          0       0.0%         95.9%         0.0%          100.0%
  Vacant         0          NA    129,467       4.1%        100.0%         0.0%          100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-142

     THE LOAN. The AmericasMart Loan (the "AmericasMart Loan") represents the
A-1 interest in a $410,000,000 mortgage loan (the "AmericasMart Whole Loan"), which AmericasMart Whole Loan is evidenced by two notes, an A-1 note (the
"AmericasMart Note"), in the original principal amount of the AmericasMart Loan and an A-2 note (the "AmericasMart Pari Passu Note") in the original principal amount of $205,000,000, which AmericasMart Subordinate Note evidences a loan
(the "AmericasMart Companion Loan") which is pari passu in payment priority to the AmericasMart Loan. The AmericasMart Loan will be an asset of the Trust Fund.
The AmericasMart Loan and the AmericasMart Companion Loan will be governed by an intercreditor and servicing agreement, and will serviced pursuant to the terms of the pooling and servicing agreement as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans."

     The Mortgage Loan is secured by a first deed to secure debt encumbering both fee and leasehold interests in a merchandise mart located in Atlanta,
Georgia. The AmericasMart Loan represents approximately 12.7% of the Cut-Off
Date Pool Balance. The AmericasMart Loan was originated on May 2, 2005, and has a principal balance as of the Cut-Off Date of $204,817,319.

     The AmericasMart Loan has a remaining term of 119 months and matures on May
11, 2015. The AmericasMart Loan may be prepaid with the payment of a yield maintenance charge prior to July 11, 2007, permits defeasance with United States government obligations from July 11, 2007 until February 10, 2015, and may be prepaid without payment of a yield maintenance charge on or after February 11,
2015.

     THE BORROWER. The borrower under the AmericasMart Loan is AmericasMart Real
Estate, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AmericasMart
Loan. The sponsor of the borrower is AMC, Inc., whose controlling principal is
John Portman. Mr. Portman designed and built the Mortgaged Property and is internationally recognized both as an architect and developer, with over 50 years of expertise in designing hotels, universities, offices, trade marts and mixed-use urban complexes all over the world.

     THE PROPERTY. The Mortgaged Property is an approximately 4,070,908 square foot merchandise mart, consisting of three integrated, interconnected buildings known as the Merchandise Mart, the Gift Mart and the Apparel Mart, situated on approximately 7.8 acres. The Mortgaged Property was constructed in 1961 and renovated in 1992. The Mortgaged Property is located in Atlanta, Georgia. As of
April 1, 2005, the occupancy rate for the Mortgaged Property securing the
AmericasMart Loan was approximately 95.9% (excluding Exhibition Tenant Space).

     The Mortgaged Property consists of approximately 3,175,763 square feet of permanent space tenanted by approximately 1,700 manufacturers and their representatives, with the remaining 895,145 square feet currently designed as exhibition space that is leased to exhibitors during numerous trade shows held throughout the year. The largest tenant only represents approximately 0.7% of the net rentable area, and the average tenant occupies approximately 1,800 square feet. The Mortgaged Property is one of the largest wholesale market centers in the nation and has been positioned as a department store for retailers. The Mortgaged Property is designed specifically to showcase such consumer goods and to bring together manufacturers and wholesale representatives with retailers to conduct wholesale trade.

     GROUND LEASES. In addition to the fee interest in the Mortgaged Property, the AmericasMart Loan is secured by multiple leasehold interests in the
Mortgaged Property. With respect to all but 1 of such ground leases: (x) each ground lease is freely assignable by the mortgagee and (y) the term of each ground lease extends more than 20 years beyond the maturity date of the
AmericasMart Loan. With respect to each of such ground lease: (1) the ground lease is duly recorded, (2) the mortgagee will receive notice of any default by the respective ground lessee; provided the mortgagee does not have the opportunity to cure such default and (3) the ground lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable.
With respect to casualty or condemnation proceeds or awards, the mortgagee does not have the right to control or supervise such funds. Further, the mortgagee does not have the right to receive a new lease upon termination of the ground lease(s).

     On the date of closing the AmericasMart Loan, the borrower established a reserve in connection with the ground leases in the amount of approximately
$1,117,136. The mortgagee has the right to apply such funds in payment of ground lease rent; provided, however, that if funds in the reserve exceed certain thresholds set forth in the related Mortgage Loan documents, such excess funds are required to be distributed to the borrower, subject to conditions set forth in the related Mortgage Loan documents.

                                      S-143

     INSURANCE. The borrower, at its sole cost and expense, is required to keep the Mortgaged Property and all personal property located at the Mortgaged
Property insured against loss or damage by fire and other risks under a comprehensive all risk insurance policy (the "AmericasMart Casualty Insurance
Policy"): (1) in an amount equal to at least 100% of the then "full replacement cost" of the Mortgaged Property, with a waiver of depreciation, (2) containing an agreed-upon amount endorsement waiving all co-insurance provisions; (3)
providing for no deductible in excess of $100,000 for all such insurance coverage; and (4) providing that the policy will contain an "Ordinance or Law
Coverage" or "Enforcement" endorsement if any of the improvements or the use of such Mortgaged Property will at any time constitute legal nonconforming structures or uses.

     All insurance policies are required to be issued by one or more financially sound and responsible insurance companies meeting the Rating Agency and/or financial requirements set forth in the loan documents.

     CASUALTY AND CONDEMNATION. The related Mortgage Loan documents provide that if the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty, or if any portion of a Mortgaged Property is taken by any governmental authority through eminent domain or otherwise, the borrower may, subject to the conditions set forth below, proceed with the repair or rebuilding of the improvements as nearly as possible substantially to the condition the
Mortgaged Property was in immediately prior to any fire, other casualty or taking (a "AmericasMart Restoration").

     To the extent that the applicable proceeds or award are in an amount less than $1,000,000 and provided no default has occurred and is continuing under the related Mortgage Loan documents, the mortgagee shall disburse the applicable proceeds or award to the applicable borrower to be used for such AmericasMart
Restoration.

     To the extent that (x) less than 25% of the improvements on the Mortgaged
Property have been damaged by casualty or (y) less than 10% of the land constituting the Mortgaged Property has been taken and no portion of the improvements on the Mortgaged Property has been taken and that the borrower elects to proceed with any AmericasMart Restoration, the mortgagee is required to disburse the applicable proceeds or award to the borrower to be used for any
AmericasMart Restoration upon the satisfaction of certain conditions, including that: (i) no default has occurred and is continuing under the related Mortgage
Loan documents; (ii) the applicable Mortgaged Property can, in the judgment of the mortgagee, be returned to its condition immediately prior to the casualty or condemnation within the earlier to occur of (A) the earliest date required for such completion under the terms of any lease with respect to the Mortgaged
Property, (B) 6 months prior to the stated maturity date of the note, (C) such time as may be required under any applicable law, ordinance, rule or regulation, or (D) the expiration of the business interruption insurance required to be carried under the related Mortgage Loan documents; (iii) all necessary government approvals in connection with any AmericasMart Restoration have been received; (iv) there are sufficient sums available to both complete the
AmericasMart Restoration and continue regular debt service payments on the note;
(v) the borrower is required to commence any AmericasMart Restoration as soon as is reasonably practical, but in no event more than 60 days from the occurrence of such casualty or condemnation, (vi) leases amounting to 80% of the aggregate operating income for the Mortgaged Property for the immediately preceding year must remain in full force and effect without abatement of rent beyond the period of time necessary for any AmericasMart Restoration and (vii) such casualty or condemnation does not result in a loss of access of the Mortgaged Property.

     To the extent that (x) less than 25% of the improvements on the Mortgaged
Property have been damaged by casualty or (y) less than 10% of the land constituting the Mortgaged Property has been taken or that the borrower elects not to proceed with a AmericasMart Restoration, the mortgagee may elect to accelerate the note and apply such proceeds or award in repayment of the note.

     TRANSFER OF THE PROPERTY AND INTERESTS IN THE BORROWER. The related
Mortgage Loan documents provide that the borrower will not permit any sale, assignment, conveyance, transfer or other disposition of, or any mortgage, lien or other encumbrance on, all or any part of the Mortgaged Property or any interest in the Mortgaged Property or any interest in the borrower, without the consent of the mortgagee. The borrower is, however, permitted to sell the
Mortgaged Property provided the borrower satisfies certain conditions, including: (i) no default has occurred and is continuing under the related
Mortgage Loan documents; (ii) the transferee is (x) a corporation, partnership or limited liability company acceptable to mortgagee in its sole discretion and
(y) a special purpose, bankruptcy remote entity that

                                      S-144

satisfies the requirements of the related Mortgage Loan documents; (iii) counsel to the proposed transferee delivers to the mortgagee a non-consolidation opinion acceptable to the mortgagee in its sole discretion; (iv) the proposed transferee and its property manager have no less than 5 years experience in owning and operating properties similar to the Mortgaged Property in the mortgagee's opinion, based on reasonable evidence thereof; (v) the borrower delivers a rating agency confirmation that the applicable transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Certificates; (vi) the borrower pays a transfer fee equal to 1% of the then-outstanding principal balance of the note; and (vii) the transferee assumes the obligations under the note.

     In addition, a transfer or sale (but not a pledge, hypothecation, security interest or other encumbrance) of any direct or indirect interest in the borrower is permitted upon mortgagee's consent, provided certain conditions are satisfied, including: (i) the borrower delivers a rating agency confirmation that the applicable transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Certificates; and (ii)
if more than 49% of the direct or indirect interests in the borrower have been transferred to a person or entity not owning at least 49% of the direct or indirect interests in the borrower on the date of closing of the AmericasMart
Loan, the borrower is required to deliver to the mortgagee a nonconsolidation opinion with respect to the proposed transfer or sale.

     In addition, a transfer or sale of any direct or indirect interest in the borrower is permitted without mortgagee's consent provided certain conditions are satisfied, including: (i) no default has occurred and is continuing under the related Mortgage Loan documents; (ii) after such transfer, no less than 51%
of all of the ownership interests of the managing member of the borrower are held by (x) John Portman, (y) any direct or indirect wholly-owned subsidiary of
AMC, Inc., or (z) any trust, corporation or other entity that is wholly-owned by either John Portman or AMC, Inc. (each, an "AMC, Inc. Affiliate"); (iii) after any such transfer, no less than 51% of all of the direct and indirect ownership interests in the borrower are held by an AMC, Inc. Affiliate; and (iv) the transfer does not result in any person or entity, together with its affiliates and related parties, owning more than 49% of the direct or indirect interests in the borrower that did not own at least 49% of the direct or indirect interests in the borrower on the date of closing of the AmericasMart Loan.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lockbox account (the "AmericasMart Lockbox")
maintained with Wachovia Bank, National Association (the "AmericasMart Lockbox
Bank") in the name of the borrower for the benefit of the mortgagee. All funds on deposit in the AmericasMart Lockbox will be transferred on every business day into a collection account (the "AmericasMart Collection Account") maintained by the AmericasMart Lockbox Bank for the benefit of the mortgagee. On each monthly payment date, the AmericasMart Lockbox Bank is required to apply any funds from the AmericasMart Collection Account in the following amounts: a reserve for taxes and insurance, monthly debt service, a reserve for capital expenditures, a reserve for tenant improvements and leasing commissions, a reserve for default interest, a reserve for operating expenses during the two consecutive calendar quarters after the debt service coverage ratio is less than 1.45x (an
"AmericasMart O&M Operative Period") and any excess (x) into a financial covenant reserve during an AmericasMart O&M Operative Period for future application or (y) to the borrower if no AmericasMart O&M Operative Period is then in effect.

     ESCROWS. The related Mortgage Loan documents provide that the borrower is required to make monthly deposits of real estate taxes and insurance premiums to a taxes and insurance reserve. In addition, the borrower is required to make monthly deposits into a reserve for capital expenditures and into a reserve for tenant improvements and leasing commissions.

     MANAGEMENT. AMC, Inc., the sponsor of the borrower, is the property manager for the Mortgaged Property securing the AmericasMart Loan.

     INTERCREDITOR AGREEMENT. The holders of the (A) AmericasMart Note and the
(B) AmericasMart Pari Passu Note are parties to an intercreditor and servicing agreement dated as of May 2, 2005 which sets forth the priority of payments and rights of such holders. See "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender
Loans".

                                      S-145

Regency Centers Pool

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                $123,155,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     7.6%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                          Regency Centers Corporation and
                                                    Macquarie Country Wide Trust

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.030%

MATURITY DATE                                                      June 11, 2010

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          60

ORIGINAL TERM / AMORTIZATION                                             60 / IO

REMAINING TERM / AMORTIZATION                                            60 / IO

LOCKBOX                                                                     None

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $123,155,000

CUT-OFF DATE BALANCE/SF                                                     $123

CUT-OFF DATE LTV                                                           76.1%

MATURITY DATE LTV                                                          76.1%

UW DSCR ON NCF                                                             1.58x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 6

LOCATION                                                                 Various

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                              1,004,867

OCCUPANCY AS OF MARCH 15, 2005 AND MARCH 31, 2005                          96.6%

YEAR BUILT / YEAR RENOVATED                                              Various

APPRAISED VALUE                                                     $161,900,000

PROPERTY MANAGEMENT                                   Regency Realty Group, Inc.

UW ECONOMIC OCCUPANCY                                                      93.3%

UW REVENUES                                                          $15,818,322

UW TOTAL EXPENSES                                                     $5,186,671

UW NET OPERATING INCOME (NOI)                                        $10,631,650

UW NET CASH FLOW (NCF)                                                $9,780,534
--------------------------------------------------------------------------------

                                      S-146

--------------------------------------------------------------------------------
                                     SUMMARY
--------------------------------------------------------------------------------



                                                                       NET
                                                             YEAR    RENTABLE
PROPERTY                                  CITY      STATE   BUILT      AREA     OCCUPANCY*      LARGEST TENANT
--------                              -----------   -----   -----   ---------   ----------   -------------------

Applewood Village Shopping Center     Wheat Ridge     CO     1956     375,622      96.6%     Walmart Stores Inc.
Arapahoe Village Shopping Center      Boulder         CO     1980     159,237      93.6%           Safeway
Rockford Road Plaza Shopping Center   Plymouth        MN     1991     207,897      96.1%        Rainbow Foods
Colonial Square Shopping Center       Wayzata         MN     1959      93,200     100.0%            Lund's
Cherrywood Square Shopping Center     Centennial      CO     1978      86,161      98.7%         King Soopers
Ralston Square Shopping Center        Arvada          CO     1977      82,750      98.0%         King Soopers
                                                                    ---------
                                                                    1,004,867      96.6%
                                                                    =========

                                         CUT-OFF     CUT-OFF
                                          DATE         DATE
                                        ALLOCATED      LOAN                   CUT-OFF   UNDERWRITTEN
                                          LOAN        AMOUNT     APPRAISED      DATE      NET CASH     UW NCF   RELEASE
PROPERTY                                 AMOUNT       PER SF       VALUE        LTV         FLOW        DSCR     PRICE
--------                              ------------   -------   ------------   -------   ------------   ------   -------

Applewood Village Shopping Center     $ 42,000,000     $112    $ 52,500,000    80.0%     $3,310,258     1.57x     115%
Arapahoe Village Shopping Center        26,454,000     $166      36,100,000    73.3%      2,089,892     1.57x     115%
Rockford Road Plaza Shopping Center     23,884,000     $115      30,500,000    78.3%      1,920,516     1.60x     115%
Colonial Square Shopping Center         15,122,000     $162      20,800,000    72.7%      1,194,663     1.57x     115%
Cherrywood Square Shopping Center        8,720,000     $101      12,000,000    72.7%        703,381     1.60x     115%
Ralston Square Shopping Center           6,975,000     $ 84      10,000,000    69.8%        561,824     1.60x     115%
                                      ------------             ------------              ----------
                                      $123,155,000     $123    $161,900,000    76.1%     $9,780,534     1.58X
                                      ============             ============              ==========


*    As of March 15, 2005, for Applewood Village Shopping Center and as of March
     31, 2005, for the other Mortgaged Properties.

                                      S-147

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                     RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                  ACTUAL      DATE OF LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT        EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   ------------------

TOP 10 TENANTS
King Soopers .................      Baa2/BBB/BBB       178,025     17.7%     $ 5.46    $   971,175     8.7%   Multiple Leases(2)
Walmart Stores Inc. ..........        Aa2/AA/AA        137,869     13.7      $ 6.39        880,983     7.9          January 2008
Rainbow Foods ................        NR/NR/NR          65,608      6.5      $ 8.65        567,509     5.1        September 2011
Petsmart .....................        NR/BB-/NR         51,965      5.2      $ 9.49        493,039     4.4    Multiple Leases(3)
Lund's .......................        NR/NR/NR          43,978      4.4      $ 8.24        362,379     3.3         December 2013
Safeway ......................      Baa2/BBB/BBB        43,500      4.3      $ 6.28        273,180     2.5         November 2006
Applejack Liquors ............        NR/NR/NR          37,315      3.7      $ 8.69        324,184     2.9             June 2018
Home Goods ...................        NR/NR/NR          25,855      2.6      $10.00        258,550     2.3         November 2014
TJ Maxx ......................         A3/A/NR          25,200      2.5      $ 7.50        189,000     1.7          January 2007
Famous Footwear ..............        B1/BB/BB+         20,515      2.0      $15.64        320,946     2.9    Multiple Leases(4)
Non-major tenants ............                         341,057     33.9      $19.00      6,481,223     58.3
Vacant .......................                          33,980      3.4                          0     0.0
                                                     ---------    -----                -----------   -----
TOTAL ........................                       1,004,867    100.0%               $11,122,167   100.0%
                                                     =========    =====                ===========   =====


Notes:

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 55,311 square feet expire in January
     2007, 51,640 square feet expire in June 2008, and 71,074 square feet expire in October 2022.

(3)  Under the terms of multiple leases, 25,050 square feet expire in April 2010 and 26,915 square feet expire in January 2011.

(4)  Under the terms of multiple leases, 7,900 square feet expire in December
     2006, 4,893 square feet expire in October 2007, and 7,722 square feet expire in December 2011.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



                           WA BASE                            CUMULATIVE                    CUMULATIVE %
             # OF LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
   YEAR        ROLLING     ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
----------   -----------   -------   --------   -----------   ----------   -------------   --------------

   2005           19        $18.92     32,071       3.2%          3.2%          5.5%           5.5%
   2006           26        $13.73     96,086       9.6%         12.8%         11.9%          17.3%
   2007           29        $12.02    175,795      17.5%         30.2%         19.0%          36.3%
   2008           10        $ 7.21    212,425      21.1%         51.4%         13.8%          50.1%
   2009           12        $20.13     32,545       3.2%         54.6%          5.9%          56.0%
   2010           13        $14.97     64,224       6.4%         61.0%          8.6%          64.6%
   2011            9        $11.83    123,879      12.3%         73.3%         13.2%          77.8%
   2012            3        $22.36     16,903       1.7%         75.0%          3.4%          81.2%
   2013            4        $ 7.09     65,058       6.5%         81.5%          4.1%          85.3%
   2014            2        $10.68     26,955       2.7%         84.2%          2.6%          87.9%
   2015            2        $26.28     16,557       1.6%         85.8%          3.9%          91.8%
Thereafter         3        $ 8.37    108,389      10.8%         96.6%          8.2%         100.0%
  Vacant           0            NA     33,980       3.4%        100.0%          0.0%         100.0%


*    Calculated based on approximate square footage occupied by each tenant.

                                      S-148

o    THE LOAN. The Mortgage Loan (the "Regency Centers Pool Loan") is secured by first deeds of trust or mortgages encumbering 6 retail properties located in Colorado (4 Mortgaged Properties) and Minnesota (2 Mortgaged
     Properties). The Regency Centers Pool Loan represents approximately 7.6% of the Cut-Off Date Pool Balance. The Regency Centers Pool Loan was originated on June 1, 2005, and has an aggregate principal balance as of the Cut-Off
     Date of $123,155,000. The Regency Centers Pool Loan provides for interest-only payments for the entire loan term.

     The Regency Centers Pool Loan has a remaining term of 60 months and matures on June 11, 2010. The Regency Centers Pool Loan may be prepaid on or after
     March 11, 2010, and permits defeasance with United States government obligations or prepayment with a yield maintenance charge beginning two years after the Closing Date.

o    THE BORROWER. The borrower is US Retail Properties, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Regency Centers Pool Loan. The sponsors of the borrower are Regency Centers Corporation and Macquarie
     Country Wide Trust. Regency Centers Corporation is an owner, operator and developer of grocery-anchored neighborhood and community shopping centers with a portfolio of approximately 29.9 million square feet. Macquarie
     Country Wide Trust is based in Australia and invests worldwide in grocery-anchored shopping centers with 75% of its portfolio in the United
     States.

o    THE PROPERTIES. The Mortgaged Properties consist of 6 retail centers containing, in the aggregate, 1,004,867 square feet of retail space. Each
     Mortgaged Property is a grocery-anchored retail center. As of March 31,
     2005 (or March 15, 2005 for Applewood Village Shopping Center), the average occupancy rate for the Mortgaged Properties securing the Retail Centers
     Pool Loan was approximately 96.6%.

o    SUBSTITUTION. The borrower may substitute one or more of the Mortgaged
     Properties with properties of like kind and quality upon mortgagee consent and satisfaction of certain conditions set forth under the loan documents, including without limitation: (i) the satisfaction of certain loan-to-value and debt service coverage tests and (ii) the borrower provides an opinion of counsel that the proposed substitution will not adversely affect the
     REMIC status of the Trust Fund.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MANAGEMENT. Regency Realty Group, Inc. is the property manager for the
     Mortgaged Properties securing the Regency Centers Pool Loan. Regency Realty
     Group, Inc. is a real estate investment, advisory and management company with approximately 15 million square feet under management.

                                      S-149

U.S. Bancorp

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                $105,000,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.5%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                           Refinance

SPONSOR                                                        Wells Real Estate
                                                          Investment Trust, Inc.

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.290%

MATURITY DATE                                                       May 11, 2015

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                         120

ORIGINAL TERM / AMORTIZATION                                            120 / IO

REMAINING TERM / AMORTIZATION                                           119 / IO

LOCKBOX                                                                     None

SHADOW RATING (S&P/FITCH)*                                             BBB-/BBB-

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $105,000,000

CUT-OFF DATE BALANCE/SF                                                     $113

CUT-OFF DATE LTV                                                           51.5%

MATURITY DATE LTV                                                          51.5%

UW DSCR ON NCF                                                             2.45x
--------------------------------------------------------------------------------

*    S&P and Fitch have confirmed that the U.S. Bancorp Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                         Minneapolis, MN

PROPERTY TYPE                                                       Office - CBD

SIZE (SF)                                                                929,694

OCCUPANCY AS OF MARCH 30, 2005                                             98.2%

YEAR BUILT / YEAR RENOVATED                                            2000 / NA

APPRAISED VALUE                                                     $204,000,000

PROPERTY MANAGEMENT                               Wells Management Company, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                          $25,758,823

UW TOTAL EXPENSES                                                    $10,936,877

UW NET OPERATING INCOME (NOI)                                        $14,821,946

UW NET CASH FLOW (NCF)                                               $13,635,641
--------------------------------------------------------------------------------

                                     S-150

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL    DATE OF LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   --------------

U.S. Bancorp..................       Aa2/A+/AA-       715,961       77.0%    $16.69    $11,950,981    75.6%         May 2014
Northern States Power.........      Baa1/BBB/BBB       55,363        6.0     $18.50      1,024,216     6.5         June 2006
Robert Half International
   Inc........................        NR/NR/NR         19,419        2.1     $20.04        389,157     2.5        March 2010
McGrain Shea Franzen..........        NR/NR/NR         16,251        1.7     $20.36        330,870     2.1        April 2008
Red Sky Partners..............        NR/NR/NR         12,709        1.4     $16.14        205,123     1.3    September 2006
Non-major tenants.............                         93,576       10.1     $20.30      1,899,732    12.0
Vacant........................                         16,415        1.8                         0     0.0
                                                      -------      -----               -----------   -----
TOTAL.........................                        929,694      100.0%              $15,800,078   100.0%
                                                      =======      =====               ===========   =====


*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                            CUMULATIVE %                    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL       OF SF       % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*     ROLLING*     RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ------------   -------------   --------------

   2005          5     $ 30.63        901       0.1%           0.1%           0.2%             0.2%
   2006          6     $ 18.17     81,063       8.7%           8.8%           9.3%             9.5%
   2007          8     $ 17.28     21,530       2.3%          11.1%           2.4%            11.8%
   2008          4     $ 19.51     26,291       2.8%          14.0%           3.2%            15.1%
   2009          1     $240.00         15       0.0%          14.0%           0.0%            15.1%
   2010          6     $ 19.88     42,151       4.5%          18.5%           5.3%            20.4%
   2011          1     $ 18.50      5,566       0.6%          19.1%           0.7%            21.1%
   2012          2     $ 22.13     10,058       1.1%          20.2%           1.4%            22.5%
   2013          0     $  0.00          0       0.0%          20.2%           0.0%            22.5%
   2014         33     $ 16.69    715,961      77.0%          97.2%          75.6%            98.1%
   2015          1     $ 28.07      9,743       1.0%          98.2%           1.7%            99.9%
Thereafter       4     $  0.00          0       0.0%          98.2%           0.1%           100.0%
  Vacant         0          NA     16,415       1.8%         100.0%           0.0%           100.0%


*    Calculated based on approximate square footage occupied by each tenant.

                                      S-151

o    THE LOAN. The Mortgage Loan (the "U.S. Bancorp Loan") is secured by a first mortgage encumbering an office building located in Minneapolis, Minnesota.
     The U.S. Bancorp Loan represents approximately 6.5% of the Cut-Off Date
     Pool Balance. The U.S. Bancorp Loan was originated on May 5, 2005, and has a principal balance as of the Cut-Off Date of $105,000,000. The U.S.
     Bancorp Loan provides for interest-only payments for the entire loan term.

     The U.S. Bancorp Loan has a remaining term of 119 months and matures on May
     11, 2015. The U.S. Bancorp Loan may be prepaid on or after March 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Wells REIT-800 Nicollett Avenue Owner, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the U.S.
     Bancorp Loan. The sponsor is Wells Real Estate Investment Trust, Inc.
     ("Wells REIT"), a public real estate investment trust based in Atlanta,
     Georgia, which focuses on acquiring and operating high-grade commercial office, industrial, government and education buildings under long-term leases to high net worth companies, government agencies and institutions.
     As of year end 2004, Wells REIT owned 112 properties totaling 25 million square feet located in 26 states and the District of Columbia.

o    THE PROPERTY. The Mortgaged Property is an approximately 929,694 square foot office building situated on approximately 1.2 acres. The Mortgaged
     Property was constructed in 2000, and is located in Minneapolis, Minnesota.
     As of March 30, 2005, the occupancy rate for the Mortgaged Property securing the U.S. Bancorp Loan was approximately 98.2%.

     The largest tenant is U.S. Bancorp occupying approximately 715,961 square feet, or approximately 77.0% of the net rentable area. U.S. Bancorp, headquartered in the Mortgaged Property, is a financial holding company which provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions. Major lines of business provided by U.S. Bancorp through U.S. Bank and other subsidiaries include wholesale banking; payment services; private client, trust and asset management, and consumer banking services. The U.S. Bancorp lease expires in May 2014. As of May 16, 2005, U.S. Bancorp was rated "Aa2" (Moody's), "A+" (S&P) and
     "AA-" (Fitch). The second largest tenant is Northern States Power occupying approximately 55,363 square feet, or approximately 6.0% of the net rentable area. Northern States Power's principal activity is the generation, transmission and distribution of electricity. The Northern States Power lease expires in June 2006. As of May 16, 2005, Northern States Power was
     rated "Baa1" (Moody's), "BBB" (S&P) and "BBB" (Fitch). The third largest tenant is Robert Half International Inc. ("Robert Half"), occupying approximately 19,419 square feet, or approximately 2.1% of the net rentable area. Robert Half provides specialized staffing and risk consulting services through such divisions as Accountemps, Robert Half Finance and
     Accounting, and OfficeTeam. The Robert Half lease expires in March 2010.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MANAGEMENT. Wells Management Company, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the U.S. Bancorp
     Loan.

                                      S-152

50 West 23rd Street

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $75,000,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.6%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                           Refinance

SPONSOR                                                           Joseph Moinian

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.390%

MATURITY DATE                                                  November 11, 2010

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          66

ORIGINAL TERM / AMORTIZATION                                             66 / IO

REMAINING TERM / AMORTIZATION                                            65 / IO

LOCKBOX                                                                      Yes

UP-FRONT RESERVES

TAX/INSURANCE              Yes

ENGINEERING                $5,250

MASTER LEASE*              $10,000,000

ONGOING MONTHLY RESERVES

TAX/INSURANCE              Yes

REPLACEMENT                $5,566

TI/LC                      $12,523

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $75,000,000

CUT-OFF DATE BALANCE/SF                                                     $225

CUT-OFF DATE LTV                                                           79.8%

MATURITY DATE LTV                                                          79.8%

UW DSCR ON NCF                                                             1.28x
--------------------------------------------------------------------------------

*    Serves as collateral for the Master Lease, and equals the annual rent due under the Master Lease. Funds will be released as the master leased space is leased to third party tenants, who are in occupancy and paying rent.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                            New York, NY

PROPERTY TYPE                                                       Office - CBD

SIZE (SF)                                                                333,959

OCCUPANCY AS OF APRIL 19, 2005                                            100.0%

YEAR BUILT / YEAR RENOVATED                                          1923 / 1990

APPRAISED VALUE                                                      $94,000,000

PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $8,993,729

UW TOTAL EXPENSES                                                     $3,369,132

UW NET OPERATING INCOME (NOI)                                         $5,624,597

UW NET CASH FLOW (NCF)                                                $5,173,426
--------------------------------------------------------------------------------

                                      S-153

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                     RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                  ACTUAL      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT        EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   ------------------

JAM 23RD STREET LLC(2)........        NR/NR/NR         69,782      20.9%
Board of Education of the                                                    $30.19     $2,106,900    24.6%             May 2015
   City.......................        NR/NR/NR         64,000      19.2      $13.50        864,000    10.1             July 2010
Vollmer Associates............        NR/NR/NR         50,443      15.1      $32.83      1,656,064    19.3    Multiple Spaces(3)
Peter Kump SCA Enterprises....        NR/NR/NR         43,473      13.0      $24.11      1,048,242    12.2    Multiple Spaces(4)
Playmate Toys.................        NR/NR/NR         21,230       6.4      $16.00        339,680     4.0          October 2006
Non-major tenants.............                         85,031      25.5      $30.19      2,567,021    29.9
Vacant........................                              0       0.0                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL.........................                        333,959     100.0%                $8,581,907   100.0%
                                                      =======     =====                 ==========   =====


(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  This tenant is a master lease guaranteed by the sponsor, Joseph Moinian.
     The master lease consists of 58,600 square feet of office space, currently occupied by Gibbs and Cox who will vacate in August 2005, as well as 11,182 square feet of ground floor retail and basement space.

(3)  Under the terms of multiple leases, 6,326 square feet expire in June 2005 and 44,117 square feet expire in July 2017.

(4)  Under the terms of multiple leases, 19,510 square feet expire in May 2010, and 23,963 square feet expire in May 2014.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
----------   -------   -------   --------   -----------   ----------   -----------   --------------

   2005         4       $23.74     6,326        1.9%          1.9%         1.7%            1.7%
   2006         2       $17.73    24,230        7.3%          9.1%         5.0%            6.8%
   2007         2       $24.18    10,145        3.0%         12.2%         2.9%            9.6%
   2008         1       $67.64     3,300        1.0%         13.2%         2.6%           12.2%
   2009         2       $25.87    13,838        4.1%         17.3%         4.2%           16.4%
   2010         4       $15.63    83,510       25.0%         42.3%        15.2%           31.6%
   2011         0       $ 0.00         0        0.0%         42.3%         0.0%           31.6%
   2012         1       $29.11    21,200        6.3%         48.7%         7.2%           38.8%
   2013         0       $ 0.00         0        0.0%         48.7%         0.0%           38.8%
   2014         6       $26.62    55,960       16.8%         65.4%        17.4%           56.1%
   2015         3       $30.19    69,782       20.9%         86.3%        24.6%           80.7%
Thereafter      2       $36.28    45,668       13.7%        100.0%        19.3%          100.0%
  Vacant        0           NA         0        0.0%        100.0%         0.0%          100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-154

o    THE LOAN. The Mortgage Loan (the "50 West 23rd Street Loan") is secured by a first mortgage encumbering an office building located in New York, New
     York. The 50 West 23rd Street Loan represents approximately 4.6% of the
     Cut-Off Date Pool Balance. The 50 West 23rd Street Loan was originated on
     May 9, 2005, and has a principal balance as of the Cut-Off Date of
     $75,000,000. The 50 West 23rd Street Loan provides for interest-only payments for the entire loan term.

     The 50 West 23rd Street Loan has a remaining term of 65 months and matures on November 11, 2010. The 50 West 23rd Street Loan may be prepaid on or after September 11, 2010, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Matana LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 50 West 23rd Street Loan. The sponsor is Joseph
     Moinian, founder of The Moinian Group. Mr. Moinian has been actively involved in New York City commercial real estate for over 15 years and currently controls a portfolio of properties, which includes over 6 million square feet of office space and approximately 1,200 apartment units.

o    THE PROPERTY. The Mortgaged Property is an approximately 333,959 square foot office building situated on approximately 0.6 acres. The Mortgaged
     Property was constructed in 1923 and renovated in 1990. The Mortgaged
     Property is located in New York, New York. As of April 19, 2005, the occupancy rate for the Mortgaged Property securing the 50 West 23rd Street
     Loan was approximately 100.0%.

     The largest tenant is JAM 23rd Street LLC, under a master lease (the
     "Master Lease"), occupying approximately 69,782 square feet, or approximately 20.9% of the net rentable area. The Master Lease is guaranteed by Joseph Moinian and encompasses the space currently occupied by Gibbs & Cox, who is vacating the premises in August 2005. This space includes the 9th and 10th floors, as well as approximately 11,182 square feet of ground floor retail and basement level space. The Master Lease expires in May 2015; however, the Master Lease obligation will be reduced dollar for dollar by any new lease entered into at the Mortgaged Property in accordance with the criteria set forth in the related Mortgage Loan documents. The second largest tenant is the Board of Education of the City
     ("Board of Education"), occupying approximately 64,000 square feet, or approximately 19.2% of the net rentable area. The Board of Education operates a high school on the 2nd and 3rd floors of the Mortgaged Property.
     The Board of Education lease expires in July 2010. The third largest tenant is Vollmer Associates ("Vollmer"), occupying approximately 50,443 square feet, or approximately 15.1% of the net rentable area. Vollmer is a leading engineering and landscape architectural firm. The Vollmer leases expire in
     June 2005 (approximately 6,326 square feet) and July 2017 (approximately
     44,117 square feet).

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

o    MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 50 West 23rd Street Loan.
     Newmark is headquartered in Manhattan and provides comprehensive real estate services to many of the world's largest corporations, property owners, investors and developers. Newmark manages and/or leases approximately 50 million square feet of commercial space nationally.

                                      S-155

600 Community Drive

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $50,595,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.1%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                                      SpirosPelecanos and
                                                                HowardMichaels

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                           5.64183%

MATURITY DATE                                                      June 11, 2015

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                         120

ORIGINAL TERM / AMORTIZATION                                            120 / IO

REMAINING TERM / AMORTIZATION                                           120 / IO

LOCKBOX                                                                      Yes

ONGOING MONTHLY RESERVES

   REPLACEMENT                             $ 3,160

   TI/LC*                                  $21,065

ADDITIONAL FINANCING                       Mezzanine Debt             $9,000,000

CUT-OFF DATE BALANCE                                                 $50,595,000

CUT-OFF DATE BALANCE/SF                                                     $200

CUT-OFF DATE LTV                                                           70.3%

MATURITY DATE LTV                                                          70.3%

UW DSCR ON NCF                                                             1.55x
--------------------------------------------------------------------------------

*    Monthly TI/LC reserve will increase to $63,194 beginning in July 2010.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                           Manhasset, NY

PROPERTY TYPE                                                  Office - Suburban

SIZE (SF)                                                                252,774

OCCUPANCY AS OF JANUARY 7, 2005                                           100.0%

YEAR BUILT / YEAR RENOVATED                                            1983 / NA

APPRAISED VALUE                                                      $72,000,000

PROPERTY MANAGEMENT                                     JDS Property Manager LLC

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $7,771,989

UW TOTAL EXPENSES                                                     $3,011,174

UW NET OPERATING INCOME (NOI)                                         $4,760,815

UW NET CASH FLOW (NCF)                                                $4,421,491
--------------------------------------------------------------------------------

                                      S-156

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                    RATINGS        NET      % OF NET                             % OF       DATE OF
                                   MOODY'S/      RENTABLE   RENTABLE    ACTUAL                  ACTUAL       LEASE
            TENANT                S&P/FITCH*    AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT     EXPIRATION
------------------------------   ------------   --------    --------   --------   -----------   ------   ------------

CMP Media LLC.................   Baa2/BBB-/NR    252,774     100.0%     $21.37     $5,402,356   100.0%   October 2014
Vacant........................                         0       0.0                          0     0.0
                                                 -------     -----                 ----------   -----
TOTAL.........................                   252,774     100.0%                $5,402,356   100.0%
                                                 =======     =====                 ==========   =====


*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                           CUMULATIVE                   CUMULATIVE
              LEASES   RENT/SF   TOTAL SF   % OF TOTAL     % OF SF     % OF ACTUAL    % OF ACTUAL
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING     ROLLING    RENT ROLLING   RENT ROLLING
----------   -------   -------   --------   ----------   ----------   ------------   ------------

   2014         1       $21.37    252,774     100.0%       100.0%        100.0%         100.0%
Thereafter      0       $ 0.00          0       0.0%       100.0%          0.0%         100.0%
  Vacant        0           NA          0       0.0%       100.0%          0.0%         100.0%


                                      S-157

o    THE LOAN. The Mortgage Loan (the "600 Community Drive Loan") is secured by a first mortgage encumbering an office building located in Manhasset, New
     York. The 600 Community Drive Loan represents approximately 3.1% of the
     Cut-Off Date Pool Balance. The 600 Community Drive Loan was originated on
     June 3, 2005, and has a principal balance as of the Cut-Off Date of
     $50,595,000. The 600 Community loan provides for interest-only payments for the entire loan term.

     The 600 Community Drive Loan has a remaining term of 120 months and matures on June 11, 2015. The 600 Community Drive Loan may be prepaid on or after
     December 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is 600 Community LLC, a special purpose entity.
     Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 600 Community Drive Loan. The sponsor is Howard Michaels and Spiros Pelecanos.

o    THE PROPERTY. The Mortgaged Property is an approximately 252,774 square foot office building situated on approximately 8.9 acres. The Mortgaged
     Property was constructed in 1983 and is located in Manhasset, New York, within the Nassau-Suffolk, New York metropolitan statistical area. As of
     January 7, 2005, the occupancy rate for the Mortgaged Property securing the
     600 Community Drive Loan was 100.0%.

     The sole tenant at the Mortgaged Property is CMP Media LLC, a subsidiary of
     United Business Media plc ("UBM"). CMP Media LLC leases approximately
     252,774 square feet, or 100% of the net rentable area, and has been in occupancy since 1990. UBM is a market information company that provides professional media and market information solutions to customers. It operates in three business areas: professional media (through CMP Media
     LLC), news distribution and market research. The CMP Media LLC lease expires in October 2014.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

o    MEZZANINE DEBT. There is an existing mezzanine loan in the amount of
     $9,000,000. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower.

o    MANAGEMENT. JDS Property Manager LLC is the property manager for the
     Mortgaged Property securing the 600 Community Drive Loan.

                                      S-158

The Galleria

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $50,000,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.1%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                           Refinance

SPONSOR                                                           Joseph Moinian

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.410%

MATURITY DATE                                                      June 11, 2012

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          84

ORIGINAL TERM / AMORTIZATION                                             84 / IO

REMAINING TERM / AMORTIZATION                                            84 / IO

LOCKBOX                                                                      Yes

UP-FRONT RESERVES

   TAX                                           Yes

   FACADE WORK                                   $441,192

ONGOING MONTHLY RESERVES

   TAX/INSURANCE                                 Yes

   REPLACEMENT                                   $2,532

   TI/LC                                         $12,659

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $50,000,000

CUT-OFF DATE BALANCE/SF                                                     $329

CUT-OFF DATE LTV                                                           79.4%

MATURITY DATE LTV                                                          79.4%

UW DSCR ON NCF                                                             1.22x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                            New York, NY

PROPERTY TYPE                                                       Office - CBD

SIZE (SF)                                                                151,911

OCCUPANCY AS OF FEBRUARY 23, 2005                                          99.8%

YEAR BUILT / YEAR RENOVATED                                          1974 / 1994

APPRAISED VALUE                                                      $63,000,000

PROPERTY MANAGEMENT                                  Cushman and Wakefield, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $6,532,497

UW TOTAL EXPENSES                                                     $2,987,630

UW NET OPERATING INCOME (NOI)                                         $3,544,867

UW NET CASH FLOW (NCF)                                                $3,288,879
--------------------------------------------------------------------------------

                                      S-159

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                     RATINGS*         RENTABLE   RENTABLE    ACTUAL                  ACTUAL    DATE OF LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   --------------

Whitehall Dev. Corp. .........        NR/NR/NR         26,976      17.8%     $20.39     $  550,041     9.7%    February 2016
Hair Club for Men Ltd. .......        NR/NR/NR         18,586      12.2      $42.96        798,387    14.1    September 2012
KickstartUSA .................        NR/NR/NR         16,979      11.2      $54.24        920,941    16.2     December 2012
Honors LLC ...................        NR/NR/NR         10,542       6.9      $28.00        295,176     5.2      January 2007
US Legal Support .............        NR/NR/NR          9,099       6.0      $40.00        363,960     6.4          May 2007
Non-major tenants ............                         69,429      45.7      $39.48      2,741,023    48.3
Vacant .......................                            300       0.2                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL ........................                        151,911     100.0%                $5,669,527   100.0%
                                                      =======     =====                 ==========   =====


*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                                                                CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL      CUMULATIVE       % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*   % OF SF ROLLING*   RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ----------------   -------------   --------------

   2005         1       $28.50     8,481        5.6%             5.6%             4.3%             4.3%
   2006         1       $29.00     1,655        1.1%             6.7%             0.8%             5.1%
   2007         8       $34.81    28,488       18.8%            25.4%            17.5%            22.6%
   2008         4       $41.12    11,207        7.4%            32.8%             8.1%            30.7%
   2009         2       $50.01     3,473        2.3%            35.1%             3.1%            33.8%
   2010         0       $ 0.00         0        0.0%            35.1%             0.0%            33.8%
   2011         1       $50.00     1,569        1.0%            36.1%             1.4%            35.2%
   2012         6       $45.07    44,733       29.4%            65.6%            35.6%            70.7%
   2013         1       $35.57     2,731        1.8%            67.4%             1.7%            72.5%
   2014         3       $45.28    15,831       10.4%            77.8%            12.6%            85.1%
   2015         1       $51.00     2,410        1.6%            79.4%             2.2%            87.3%
Thereafter      3       $23.26    31,033       20.4%            99.8%            12.7%           100.0%
  Vacant        0           NA       300        0.2%           100.0%             0.0%           100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-160

o    THE LOAN. The Mortgage Loan ("The Galleria Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The
     Galleria Loan represents approximately 3.1% of the Cut-Off Date Pool
     Balance. The Galleria Loan was originated on June 9, 2005, and has a principal balance as of the Cut-Off Date of $50,000,000. The Galleria Loan
     provides for interest-only payments for the entire loan term.

     The Galleria Loan has a remaining term of 84 months and matures on June 11,
     2012. The Galleria Loan may be prepaid on or after April 11, 2012, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Eldad Prime LLC, a special purpose entity.
     Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Galleria Loan. The sponsor is Joseph
     Moinian, founder of The Moinian Group. Mr. Moinian has been actively involved in New York City commercial real estate for over 15 years and currently controls a portfolio of properties, which includes over 6 million square feet of office space and approximately 1,200 apartment units.

o    THE PROPERTY. The Mortgaged Property is an approximately 151,911 square foot office building situated on approximately 0.4 acres. The Mortgaged
     Property was constructed in 1974 and renovated in 1994. The Mortgaged
     Property is located in New York, New York. As of February 23, 2005, the occupancy rate for the Mortgaged Property securing The Galleria Loan was approximately 99.8%.

     The largest tenant is Whitehall Dev. Corp. ("Whitehall Developments"), occupying approximately 26,976 square feet, or approximately 17.8% of the net rentable area. Whitehall Developments operates a New York Health and
     Racquet Club ("NYHRC") in the Mortgaged Property. NYHRC provides health and fitness related services. The Whitehall Developments lease expires in
     February 2016. The second largest tenant is Hair Club for Men Ltd. ("Hair
     Club"), occupying approximately 18,586 square feet, or approximately 12.2%
     of the net rentable area. Hair Club is a leading provider of hair loss solutions, including non-surgical hair replacement; hair transplantation;
     and hair therapy programs that incorporate hair re-growth agents. The Hair
     Club lease expires in September 2012. The third largest tenant is
     KickstartUSA ("Kickstart"), occupying approximately 16,979 square feet, or approximately 11.2% of the net rentable area. Kickstart is an executive suites business co-owned by Mr. Moinian, the sponsor of the Mortgage Loan.
     The Kickstart lease expires in December 2012.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

o    MANAGEMENT. Cushman and Wakefield, Inc. is the property manager for the
     Mortgaged Property securing The Galleria Loan. Cushman and Wakefield, Inc.
     provides comprehensive property management services to a wide portfolio of quality office, industrial, and retail properties. Cushman and Wakefield,
     Inc. manages approximately 300 million square feet of commercial space nationally.

                                      S-161

Weslayan Plaza

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $45,007,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.8%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                          Regency Centers Corporation and
                                                    Macquarie Country Wide Trust

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.120%

MATURITY DATE                                                      June 11, 2011

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          72

ORIGINAL TERM / AMORTIZATION                                             72 / IO

REMAINING TERM / AMORTIZATION                                            72 / IO

LOCKBOX                                                                     None

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $45,007,000

CUT-OFF DATE BALANCE/SF                                                     $126

CUT-OFF DATE LTV                                                           76.9%

MATURITY DATE LTV                                                          76.9%

UW DSCR ON NCF                                                             1.65x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                             Houston, TX

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                                357,250

OCCUPANCY AS OF MARCH 31, 2005                                             95.3%

YEAR BUILT / YEAR RENOVATED                                          1969 / 2000

APPRAISED VALUE                                                      $58,500,000

PROPERTY MANAGEMENT                                   Regency Realty Group, Inc.

UW ECONOMIC OCCUPANCY                                                      93.9%

UW REVENUES                                                           $6,097,407

UW TOTAL EXPENSES                                                     $1,896,682

UW NET OPERATING INCOME (NOI)                                         $4,200,724

UW NET CASH FLOW (NCF)                                                $3,813,505
--------------------------------------------------------------------------------

                                      S-162

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                     RATINGS*         RENTABLE   RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   -------------

Randalls......................      Baa2/BBB/BBB       51,960      14.5%     $ 7.31     $  379,828     8.4%       June 2008
Berings.......................        NR/NR/NR         29,484       8.3      $ 9.22        271,746     6.0     October 2008
Ross Stores Texas, LP.........       NR/BBB/NR         28,556       8.0      $13.25        378,367     8.4     January 2013
Michaels......................       Ba1/BB+/NR        27,168       7.6      $ 9.50        258,096     5.7    February 2009
Linens N Things...............        NR/NR/NR         24,722       6.9      $11.50        284,303     6.3     January 2013
Non-major tenants.............                        178,572      50.0      $16.37      2,922,887    65.0
Vacant........................                         16,788       4.7                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL.........................                        357,250     100.0%                $4,495,227   100.0%
                                                      =======     =====                 ==========   =====


*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                            CUMULATIVE                    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ----------   -------------   --------------

   2005         14      $19.91    40,822       11.4%         11.4%         18.1%            18.1%
   2006          6      $14.08    36,368       10.2%         21.6%         11.4%            29.5%
   2007          9      $15.69    41,784       11.7%         33.3%         14.6%            44.1%
   2008          5      $ 7.78    93,976       26.3%         59.6%         16.3%            60.3%
   2009         10      $14.62    55,879       15.6%         75.2%         18.2%            78.5%
   2010          0      $ 0.00         0        0.0%         75.2%          0.0%            78.5%
   2011          0      $ 0.00         0        0.0%         75.2%          0.0%            78.5%
   2012          0      $ 0.00         0        0.0%         75.2%          0.0%            78.5%
   2013          2      $12.44    53,278       14.9%         90.2%         14.7%            93.2%
   2014          2      $17.34     4,620        1.3%         91.5%          1.8%            95.0%
   2015          1      $23.00     2,185        0.6%         92.1%          1.1%            96.1%
Thereafter       1      $15.00    11,550        3.2%         95.3%          3.9%           100.0%
  Vacant         0          NA    16,788        4.7%        100.0%          0.0%           100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-163

o    THE LOAN. The Mortgage Loan (the "Weslayan Plaza Loan") is secured by a first mortgage encumbering a retail center located in Houston, Texas. The
     Weslayan Plaza Loan represents approximately 2.8% of the Cut-Off Date Pool
     Balance. The Weslayan Plaza Loan was originated on June 1, 2005, and has a principal balance as of the Cut-Off Date of $45,007,000. The Weslayan Plaza
     Loan provides for interest-only payments for the entire loan term.

     The Weslayan Plaza Loan has a remaining term of 72 months and matures on
     June 11, 2011. The Weslayan Plaza Loan may be prepaid on or after March 11,
     2011, and permits defeasance with United States government obligations or prepayment with a yield maintenance charge beginning two years after the
     Closing Date.

o    THE BORROWER. The borrower is FW TX-Weslayan Plaza, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Weslayan Plaza Loan. The sponsors of the borrower are Regency Centers Corporation and Macquarie Country Wide
     Trust. Regency Centers Corporation is an owner, operator and developer of grocery-anchored neighborhood and community shopping centers with a portfolio of approximately 29.9 million square feet. Macquarie Country Wide
     Trust is based in Australia and invests worldwide in grocery-anchored shopping centers with approximately 75% of its portfolio in the United
     States.

o    THE PROPERTY. The Mortgaged Property is an approximately 357,250 square foot anchored retail center situated on approximately 24.6 acres. The
     Mortgaged Property was constructed in 1969 and was renovated in 2000. The
     Mortgaged Property is located in Houston, Texas. As of March 31, 2005, the occupancy rate for the Mortgaged Property securing the Weslayan Plaza Loan was approximately 95.3%.

     The largest tenant is Randalls, occupying approximately 51,960 square feet, or approximately 14.5% of the net rentable area. Randalls, a subsidiary of
     Safeway, Inc. ("Safeway"), is a food and drug retailer which offers food and general merchandise, as well as various specialty departments, such as a bakery, delicatessen, floral shop and pharmacy. The Randalls lease expires in June 2008. As of May 25, 2005, Safeway was rated "Baa2"
     (Moody's), "BBB" (S&P) and "BBB" (Fitch). The second largest tenant is
     Berings, occupying approximately 29,484 square feet, or approximately 8.3%
     of the net rentable area. Berings is a Houston-based specialty shop offering a mixture of products, including hardware, gifts, items for the kitchen and the yard, gourmet coffee and customized stationery. The Berings lease expires in October 2008. The third largest tenant is Ross Stores
     Texas, LP ("Ross"), occupying approximately 28,556 square feet, or approximately 8.0% of the net rentable area. Ross operates a Ross Dress for
     Less store, which offers brand name and designer merchandise at discount prices. The Ross lease expires in January 2013. As of May 25, 2005, Ross was rated "BBB" (S&P).

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MANAGEMENT. Regency Realty Group, Inc., an affiliate of one of the sponsors, is the property manager for the Mortgaged Property securing the
     Weslayan Plaza Loan.

                                      S-164

Centennial Tower

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $45,000,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.8%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                           Scott Jackson, Scott Kagan and
                                                                 Craig Bernstein

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             6.080%

MATURITY DATE                                                      June 11, 2010

AMORTIZATION TYPE                                                        Balloon

INTEREST ONLY PERIOD                                                        None

ORIGINAL TERM / AMORTIZATION                                            60 / 360

REMAINING TERM / AMORTIZATION                                           60 / 360

LOCKBOX                                                                      Yes

SHADOW RATING (S&P/FITCH)(*)                                            BBB/BBB-

UP-FRONT RESERVES

   TAX/INSURANCE           Yes

   ENGINEERING             $265,625

   TI/LC                   $2,000,000

   OCCUPANCY LOC           $1,000,000

ONGOING MONTHLY RESERVES

   TAX/INSURANCE           Yes

   REPLACEMENT             $14,895

   TI/LC                   $26,705

ADDITIONAL FINANCING       Secured Subordinate Debt                  $22,000,000

                                                                       WHOLE
                                                                      MORTGAGE
                                                      TRUST ASSET       LOAN
                                                      -----------   -----------
CUT-OFF DATE BALANCE                                  $45,000,000   $67,000,000

CUT-OFF DATE BALANCE/SF                               $        70   $       105

CUT-OFF DATE LTV                                             59.8%         89.0%

MATURITY DATE LTV                                            56.0%         83.3%

UW DSCR ON NCF                                               1.71x         1.15x
--------------------------------------------------------------------------------

*    S&P and Fitch have confirmed that the Centennial Tower Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                             Atlanta, GA

PROPERTY TYPE                                                       Office - CBD

SIZE (SF)                                                                638,363

OCCUPANCY AS OF MAY 17, 2005                                               73.2%

YEAR BUILT / YEAR RENOVATED                                          1973 / 1999

APPRAISED VALUE                                                      $75,300,000

PROPERTY MANAGEMENT                                  Jackson Oats Shaw Corporate
                                                         Property Management LLC

UW ECONOMIC OCCUPANCY                                                      74.2%

UW REVENUES                                                          $11,159,359

UW TOTAL EXPENSES                                                     $5,030,779

UW NET OPERATING INCOME (NOI)                                         $6,128,580

UW NET CASH FLOW (NCF)                                                $5,569,337
--------------------------------------------------------------------------------

                                    S-165

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   -------------

Turner Broadcasting System....     Baa1/BBB+/BBB+      91,150      14.3%     $20.54     $1,871,895    19.1%     August 2009
Interland, Inc................        NR/NR/NR         71,317      11.2      $17.77      1,266,954    13.0        July 2009
EZGOV.COM.....................        NR/NR/NR         37,600       5.9      $25.72        967,072     9.9        June 2006
Connecture....................        NR/NR/NR         35,880       5.6      $19.57        702,172     7.2    November 2010
GSA Census Bureau.............      Aaa/AAA/AAA        23,431       3.7      $22.90        536,570     5.5      August 2007
Non-major tenants.............                        208,029      32.6      $21.31      4,432,973    45.3
Vacant........................                        170,956      26.8                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL.........................                        638,363     100.0%                $9,777,635   100.0%
                                                      =======     =====                 ==========   =====


*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                            CUMULATIVE                    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ----------   -------------   --------------

   2005          6      $20.59     28,448       4.5%          4.5%           6.0%            6.0%
   2006          4      $25.23     41,790       6.5%         11.0%          10.8%           16.8%
   2007          4      $24.76     42,906       6.7%         17.7%          10.9%           27.6%
   2008          4      $22.82     13,001       2.0%         19.8%           3.0%           30.7%
   2009         16      $19.97    191,531      30.0%         49.8%          39.1%           69.8%
   2010          7      $20.82     76,296      12.0%         61.7%          16.2%           86.0%
   2011          2      $22.72     18,118       2.8%         64.6%           4.2%           90.3%
   2012          1      $ 0.00          0       0.0%         64.6%           0.1%           90.4%
   2013          0      $ 0.00          0       0.0%         64.6%           0.0%           90.4%
   2014          2      $19.52     18,084       2.8%         67.4%           3.6%           94.0%
   2015          0      $ 0.00          0       0.0%         67.4%           0.0%           94.0%
Thereafter       8      $15.73     37,233       5.8%         73.2%           6.0%          100.0%
  Vacant         0          NA    170,956      26.8%        100.0%           0.0%          100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-166

o    THE LOAN. The Mortgage Loan (the "Centennial Tower Loan") is secured by a first deed to secure debt encumbering an office building located in
     Atlanta, Georgia. The Centennial Tower Loan represents approximately 2.8%
     of the Cut-Off Date Pool Balance. The Centennial Tower Loan was originated on May 27, 2005, and has a principal balance as of the Cut-Off Date of
     $45,000,000. The Centennial Tower Loan is a portion of a whole loan with an original principal balance of $67,000,000. The subordinate loan also secured by the Mortgaged Property securing the Centennial Tower Loan is evidenced by a separate note dated May 27, 2005 (the "Centennial Tower
     Subordinate Loan"), and has an original principal balance of $22,000,000.
     The Centennial Tower Subordinate Loan will not be an asset of the Trust
     Fund. The Centennial Tower Loan and the Centennial Tower Subordinate Loan
     will be governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE
     POOL -- Co-Lender Loans."

     The Centennial Tower Loan has a remaining term of 60 months and matures on
     June 11, 2010. The Centennial Tower Loan may be prepaid on or after April
     11, 2010, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrowers are MHC Centennial, LLC, SK Centennial, LLC and
     SJ Centennial, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Centennial Tower Loan. The sponsors are Craig Bernstein,
     Scott Kagan and Scott Jackson. The Bernstein family recently sold a real estate portfolio that had accumulated to approximately 1,500 multifamily units and approximately 400,000 square feet of commercial space. Mr. Kagan is an Atlanta-based commercial real estate professional, and Mr. Jackson is the managing principal of Jackson Oats Shaw Corporate Real Estate, which is based in Atlanta.

o    THE PROPERTY. The Mortgaged Property is an approximately 638,363 square foot office building situated on approximately 1.1 acres. The Mortgaged
     Property was constructed in 1973 and renovated in 1999. The Mortgaged
     Property is located in Atlanta, Georgia. As of May 17, 2005, the occupancy rate for the Mortgaged Property securing the Centennial Tower Loan was approximately 73.2%.

     The largest tenant is Turner Broadcasting System, Inc. ("TBS"), occupying approximately 91,150 square feet, or approximately 14.3% of the net rentable area. TBS is a subsidiary of Time Warner, Inc. ("Time Warner"), a leading global media and entertainment company with businesses including filmed entertainment, interactive services, television networks, cable systems and publishing. The TBS lease expires in August 2009. As of May 23,
     2005, Time Warner was rated "Baa1" (Moody's), "BBB+" (S&P) and
     "BBB+"(Fitch). The second largest tenant is Interland, Inc. ("Interland"), occupying approximately 71,317 square feet, or approximately 11.2% of the net rentable area. Interland is a provider of online solutions for small and medium-sized enterprises which enable them to design, sustain and modify a website to facilitate the acquisition, maintenance and servicing of their customers. The Interland lease expires in July 2009. The third largest tenant is EZGOV.com, occupying approximately 37,600 square feet, or approximately 5.9% of the net rentable area. EZGOV.com provides a variety of technology and professional services to government agencies, including online systems for such functions as license renewal and tax filings. The
     EZGOV.com lease expires in June 2006.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

o    MANAGEMENT. Jackson Oats Shaw Corporate Property Management LLC, an
     affiliate of one of the sponsors, is the property manager for the Mortgaged
     Property securing the Centennial Tower Loan.

                                      S-167

240 West 40th Street

--------------------------------------------------------------------------------
                                    LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $42,000,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.6%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                           Refinance
                                            Saul Tawill, Marilyn Sitt and Sharon

SPONSOR                                                                   Sutton

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.520%

MATURITY DATE                                                      June 11, 2015

AMORTIZATION TYPE                                                        Balloon

INTEREST ONLY PERIOD                                                          36

ORIGINAL TERM / AMORTIZATION                                           120 / 360

REMAINING TERM / AMORTIZATION                                          120 / 360

LOCKBOX                                                                      Yes

UP-FRONT RESERVES

   TAX/INSURANCE           Yes

   ENGINEERING             $55,375

   TI/LC                   $4,000,000

ONGOING MONTHLY RESERVES

   TAX/INSURANCE           Yes

   TI/LC*                  $21,000

   REPLACEMENT             $2,719

ADDITIONAL FINANCING       Secured Subordinate Debt                   $3,000,000

                                                                       WHOLE
                                                                      MORTGAGE
                                                      TRUST ASSET       LOAN
                                                      -----------   -----------
CUT-OFF DATE BALANCE                                  $42,000,000   $45,000,000

CUT-OFF DATE BALANCE/SF                               $       257   $       276

CUT-OFF DATE LTV                                             73.7%         78.9%

MATURITY DATE LTV                                            65.9%         70.7%

UW DSCR ON NCF                                               1.39x         1.30x
--------------------------------------------------------------------------------

*    Escrowed monthly up to an aggregate of $5,000,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                            New York, NY

PROPERTY TYPE                                                       Office - CBD

SIZE (SF)                                                                163,115

OCCUPANCY AS OF APRIL 1, 2005                                             100.0%

YEAR BUILT / YEAR RENOVATED                                          1923 / 1992

APPRAISED VALUE                                                      $57,000,000

PROPERTY MANAGEMENT                                    Sitt Asset Management LLC

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $6,920,942

UW TOTAL EXPENSES                                                     $2,888,376

UW NET OPERATING INCOME (NOI)                                         $4,032,566

UW NET CASH FLOW (NCF)                                                $3,999,943
--------------------------------------------------------------------------------

                                      S-168

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL    DATE OF LEASE
             TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT     EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   --------------

DKNY..........................      NR/BBB+/BBB       130,600      80.1%     $25.70     $3,355,985    79.3%    December 2008
Play Knits Incorporated.......        NR/NR/NR         11,800       7.2      $12.00        141,600     3.3     December 2010
Times Gourmet Deli............        NR/NR/NR         10,427       6.4      $21.35        222,581     5.3    September 2014
Rosen and Chadick.............        NR/NR/NR         10,288       6.3      $49.71        511,440    12.1     December 2005
Vacant........................                              0       0.0                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL.........................                        163,115     100.0%                $4,231,605   100.0%
                                                      =======     =====                 ==========   =====


*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                                                                CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL      CUMULATIVE       % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*   % OF SF ROLLING*   RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ----------------   -------------   --------------

   2005         2       $49.71     10,288       6.3%             6.3%            12.1%            12.1%
   2006         0       $ 0.00          0       0.0%             6.3%             0.0%            12.1%
   2007         0       $ 0.00          0       0.0%             6.3%             0.0%            12.1%
   2008         9       $25.70    130,600      80.1%            86.4%            79.3%            91.4%
   2009         0       $ 0.00          0       0.0%            86.4%             0.0%            91.4%
   2010         1       $12.00     11,800       7.2%            93.6%             3.3%            94.7%
   2011         0       $ 0.00          0       0.0%            93.6%             0.0%            94.7%
   2012         0       $ 0.00          0       0.0%            93.6%             0.0%            94.7%
   2013         0       $ 0.00          0       0.0%            93.6%             0.0%            94.7%
   2014         3       $21.35     10,427       6.4%           100.0%             5.3%           100.0%
   2015         0       $ 0.00          0       0.0%           100.0%             0.0%           100.0%
Thereafter      0       $ 0.00          0       0.0%           100.0%             0.0%           100.0%
  Vacant        0           NA          0       0.0%           100.0%             0.0%           100.0%


(1)  Calculated based on the approximate square footage occupied by each tenant.

                                      S-169

o    THE LOAN. The Mortgage Loan (the "240 West 40th Street Loan") is secured by a first mortgage encumbering an office building located in New York, New
     York. The 240 West 40th Street Loan represents approximately 2.6% of the
     Cut-Off Date Pool Balance. The 240 West 40th Street Loan was originated on
     June 8, 2005, and has a principal balance as of the Cut-Off Date of
     $42,000,000. The 240 West 40th Street Loan is a portion of a whole loan with an original principal balance of $45,000,000. The subordinate loan also secured by the Mortgaged Property securing the 240 West 40th Street
     Loan is evidenced by a separate note dated June 8, 2005 (the "240 West 40th
     Street Subordinate Loan"), and has an original principal balance of
     $3,000,000. The 240 West 40th Street Subordinate Loan will not be an asset of the Trust Fund. The 240 West 40th Street Loan and the 240 West 40th
     Street Subordinate Loan will be governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described in this prospectus supplement under
     "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans." The 240 West 40th
     Street Loan provides for interest-only payments during the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 240 West 40th Street Loan has a remaining term of 120 months and matures on June 11, 2015. The 240 West 40th Street Loan may be prepaid on or after April 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is 240 West 40th LLC, a special purpose entity.
     Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 240 West 40th Street Loan. The sponsors are Marilyn Sitt, Sharon Sutton and Saul Tawill, members of the
     Sitt Family, which owns and manages approximately 1.5 million square feet of commercial space throughout the United States. The Sitt Family owns a number of other buildings in the Garment District of New York City.

o    THE PROPERTY. The Mortgaged Property is an approximately 163,115 square foot office building situated on approximately 0.3 acres. The Mortgaged
     Property was constructed in 1923 and renovated in 1992. The Mortgaged
     Property is located in New York, New York. As of April 1, 2005, the occupancy rate for the Mortgaged Property securing the 240 West 40th Street
     Loan was approximately 100.0%.

     The largest tenant is Donna Karen New York ("DKNY"), a subsidiary of LVMH
     Moet Hennesy Louis Vuitton ("LVMH"), occupying approximately 130,600 square feet, or approximately 80.1% of the net rentable area. DKNY is headquartered at the Mortgaged Property. As of June 1, 2005, LVMH was rated
     "BBB+" (S&P) and "BBB" (Fitch). The DKNY lease expires in December 2008.
     The second largest tenant is Play Knits Incorporated, occupying approximately 11,800 square feet, or approximately 7.2% of the net rentable area. The Play Knits Incorporated lease expires in December 2010. The third largest tenant is Times Gourmet Deli, occupying approximately 10,427 square feet, or approximately 6.4% of the net rentable area. The Times Gourmet
     Deli lease expires in September 2014.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

o    MANAGEMENT. Sitt Asset Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 240 West 40th
     Street Loan.

                                      S-170

The Suffolk Building

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $42,000,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.6%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                         Carr Capital Corporation and JPM
                                                         I&G Domestic REIT, Inc.

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.100%

MATURITY DATE                                                        May 4, 2015

AMORTIZATION TYPE                                                        Balloon

INTEREST ONLY PERIOD                                                          84

ORIGINAL TERM / AMORTIZATION                                           120 / 360

REMAINING TERM / AMORTIZATION                                          119 / 360

LOCKBOX                                                                      Yes

ONGOING MONTHLY RESERVES

   REPLACEMENT             Springing

   TI/LC(1)                Springing

ADDITIONAL FINANCING(2)                                                     None

CUT-OFF DATE BALANCE                                                 $42,000,000

CUT-OFF DATE BALANCE/SF                                                     $163

CUT-OFF DATE LTV                                                           60.9%

MATURITY DATE LTV                                                          58.2%

UW DSCR ON NCF                                                             1.51x
--------------------------------------------------------------------------------

(1)  Borrower will be required to fully fund a reserve for tenant improvements and leasing commissions in the amount of $2,750,000 no later than June 4,
     2009. Such reserve may be established in the form of (i) a cash flow sweep beginning April 4, 2008, or (ii) a letter of credit in the amount of
     $2,750,000 satisfactory to Lender posted no later than October 2005.

(2)  Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                        Falls Church, VA

PROPERTY TYPE                                                  Office - Suburban

SIZE (SF)                                                                257,425

OCCUPANCY AS OF APRIL 5, 2005                                             100.0%

YEAR BUILT / YEAR RENOVATED                                          1964 / 2003

APPRAISED VALUE                                                      $69,000,000

PROPERTY MANAGEMENT                                 Trammell Crow Services, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $6,590,549

UW TOTAL EXPENSES                                                     $2,000,637

UW NET OPERATING INCOME (NOI)                                         $4,589,912

UW NET CASH FLOW (NCF)                                                $4,136,879
--------------------------------------------------------------------------------

                                      S-171

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                               NET      % OF NET                             % OF        DATE OF
                                             RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL       LEASE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
-------------------------------------   -----------------   ---------   --------   --------   -----------   ------   -------------

US General Services Administration...      Aaa/AAA/AAA       144,551      56.2%     $22.12     $3,197,468    51.2%   December 2013
TKC Communications LLC...............        NR/NR/NR        112,874      43.8      $27.00      3,047,598    48.8      June 2009
Vacant...............................                              0       0.0                          0     0.0
                                                             -------     -----                 ----------   -----
TOTAL................................                        257,425     100.0%                $6,245,066   100.0%
                                                             =======     =====                 ==========   =====


*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                                                                CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL      CUMULATIVE       % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*   % OF SF ROLLING*   RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ----------------   -------------   --------------

   2005         0       $ 0.00          0       0.0%             0.0%             0.0%             0.0%
   2006         0       $ 0.00          0       0.0%             0.0%             0.0%             0.0%
   2007         0       $ 0.00          0       0.0%             0.0%             0.0%             0.0%
   2008         0       $ 0.00          0       0.0%             0.0%             0.0%             0.0%
   2009         1       $27.00    112,874      43.8%            43.8%            48.8%            48.8%
   2010         0       $ 0.00          0       0.0%            43.8%             0.0%            48.8%
   2011         0       $ 0.00          0       0.0%            43.8%             0.0%            48.8%
   2012         0       $ 0.00          0       0.0%            43.8%             0.0%            48.8%
   2013         1       $22.12    144,551      56.2%           100.0%            51.2%           100.0%
   2014         0       $ 0.00          0       0.0%           100.0%             0.0%           100.0%
   2015         0       $ 0.00          0       0.0%           100.0%             0.0%           100.0%
Thereafter      0       $ 0.00          0       0.0%           100.0%             0.0%           100.0%
  Vacant        0           NA          0       0.0%           100.0%             0.0%           100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-172

o    THE LOAN. The Mortgage Loan (the "Suffolk Building Loan") is secured by a first mortgage encumbering an office building located in Falls Church,
     Virginia. The Suffolk Building Loan represents approximately 2.6% of the
     Cut-Off Date Pool Balance. The Suffolk Building Loan was originated on May
     4, 2005, and has a principal balance as of the Cut-Off Date of $42,000,000.
     The Suffolk Building Loan provides for interest-only payments for the first
     84 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Suffolk Building Loan has a remaining term of 119 months and matures on
     May 4, 2015. The Suffolk Building Loan may be prepaid on or after February
     4, 2015, and permits either (i) defeasance with United States government obligations or (ii) prepayment with the payment of a yield maintenance charge beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Suffolk Building LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Suffolk Building Loan. The sponsors are JPM I&G Domestic REIT, Inc. and Carr Capital Corporation. Carr
     Capital Corporation is a real estate finance and investment corporation headquartered in Washington, DC. Carr Capital Corporation partnered with
     J.P. Morgan Asset Management to acquire the Mortgaged Property.

o    THE PROPERTY. The Mortgaged Property is an approximately 257,425 square foot office building situated on approximately 6.2 acres. The Mortgaged
     Property was constructed in 1964 and renovated in 2003. The Mortgaged
     Property is located in Falls Church, Virginia, within the
     Washington-Baltimore, DC-MD-VA metropolitan statistical area. As of April
     5, 2005, the occupancy rate for the Mortgaged Property securing the Suffolk
     Building Loan was approximately 100.0%.

     The largest tenant is US General Services Administration ("GSA"), occupying approximately 144,551 square feet, or approximately 56.2% of the net rentable area. The GSA secures the buildings, products, services, technology and other workplace essentials for federal agencies. The GSA lease expires in December 2013. As of May 25, 2005, the United States
     government was rated "Aaa" (Moody's), "AAA" (S&P) and "AAA" (Fitch). The other tenant is TKC Communications LLC, occupying approximately 112,874 square feet, or approximately 43.8% of the net rentable area. TKC
     Communications LLC provides information technology and telecommunication services to federal and private corporations. The TKC Communications LLC lease expires in June 2009.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lockbox account.

o    MANAGEMENT. Trammell Crow Services, Inc. is the property manager for the
     Mortgaged Property securing the Suffolk Building Loan.

                                     S-173

Corbin Corners

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $37,100,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.3%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                          Regency Centers Corporation and
                                                    Macquarie Country Wide Trust

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.160%

MATURITY DATE                                                      June 11, 2012

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          84

ORIGINAL TERM / AMORTIZATION                                             84 / IO

REMAINING TERM / AMORTIZATION                                            84 / IO

LOCKBOX                                                                     None

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $37,100,000

CUT-OFF DATE BALANCE/SF                                                     $209

CUT-OFF DATE LTV                                                           75.7%

MATURITY DATE LTV                                                          75.7%

UW DSCR ON NCF                                                             1.55x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                       West Hartford, CT

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                                177,207

OCCUPANCY AS OF MARCH 31, 2005                                             94.8%

YEAR BUILT / YEAR RENOVATED                                          1962 / 1989

APPRAISED VALUE                                                      $49,000,000

PROPERTY MANAGEMENT                                First Washington Realty, Inc.

UW ECONOMIC OCCUPANCY                                                      93.0%

UW REVENUES                                                           $4,653,173

UW TOTAL EXPENSES                                                     $1,523,595

UW NET OPERATING INCOME (NOI)                                         $3,129,578

UW NET CASH FLOW (NCF)                                                $2,966,633

--------------------------------------------------------------------------------

                                      S-174

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF       DATE OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL       LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   -------------

Toys R Us ....................       Ba2/BB/BB         36,950      20.9%     $ 2.17     $   80,182     2.3%    January 2007
Best Buy .....................       NR/BBB/BBB        31,443      17.7      $21.20        666,624    19.4     January 2017
Old Navy .....................     Baa3/BBB-/BBB-      17,535       9.9      $22.81        399,973    11.7              MTM
Office Depot, Inc. ...........       NR/BBB-/NR        15,598       8.8      $26.97        420,678    12.3     January 2017
Trader Joe's .................        NR/NR/NR         10,150       5.7      $24.00        243,600     7.1    February 2015
Non-major tenants ............                         56,278      31.8      $28.74      1,617,358    47.2
Vacant .......................                          9,253       5.2                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL ........................                        177,207     100.0%                $3,428,414   100.0%
                                                      =======     =====                 ==========   =====


*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
----------   -------   -------   --------   -----------   ----------   -----------   --------------

   2005         5       $24.86    24,326       13.7%         13.7%        17.6%           17.6%
   2006         0       $ 0.00         0        0.0%         13.7%         0.0%           17.6%
   2007         6       $12.97    57,680       32.5%         46.3%        21.8%           39.5%
   2008         3       $27.32     9,700        5.5%         51.8%         7.7%           47.2%
   2009         0       $ 0.00         0        0.0%         51.8%         0.0%           47.2%
   2010         1       $24.00     7,500        4.2%         56.0%         5.3%           52.4%
   2011         0       $ 0.00         0        0.0%         56.0%         0.0%           52.4%
   2012         2       $25.93    11,557        6.5%         62.5%         8.7%           61.2%
   2013         0       $ 0.00         0        0.0%         62.5%         0.0%           61.2%
   2014         0       $ 0.00         0        0.0%         62.5%         0.0%           61.2%
   2015         1       $24.00    10,150        5.7%         68.2%         7.1%           68.3%
Thereafter      4       $23.11    47,041       26.5%         94.8%        31.7%          100.0%
  Vacant        0           NA     9,253        5.2%        100.0%         0.0%          100.0%


*    Calculated based on the approximate square footage occupied by each tenant

                                      S-175

Glen Park Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $33,000,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                                       Stanley R. Fimberg

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.670%

MATURITY DATE                                                       May 11, 2010

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          60

ORIGINAL TERM / AMORTIZATION                                             60 / IO

REMAINING TERM / AMORTIZATION                                            59 / IO

LOCKBOX                                                                     None

UP-FRONT RESERVES

   TAX/INSURANCE                               Yes

   ENGINEERING                                 $254,219

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                               Yes

   REPLACEMENT                                 $9,667

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $33,000,000

CUT-OFF DATE BALANCE/UNIT                                                $71,121

CUT-OFF DATE LTV                                                           78.2%

MATURITY DATE LTV                                                          78.2%

UW DSCR ON NCF                                                             1.48x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                         Federal Way, WA

PROPERTY TYPE                                        Multifamily -- Conventional

SIZE (UNITS)                                                                 464

OCCUPANCY AS OF MARCH 30, 2005                                             97.8%

YEAR BUILT / YEAR RENOVATED                                            1989 / NA

APPRAISED VALUE                                                      $42,200,000

PROPERTY MANAGEMENT                                      Taylor Land Two Company

UW ECONOMIC OCCUPANCY                                                      90.3%

UW REVENUES                                                           $4,808,442

UW TOTAL EXPENSES                                                     $1,930,269

UW NET OPERATING INCOME (NOI)                                         $2,878,173

UW NET CASH FLOW (NCF)                                                $2,762,173

--------------------------------------------------------------------------------

                                      S-176

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------



                                          APPROXIMATE
                                 NO. OF    UNIT SIZE    APPROXIMATE    % OF
UNIT MIX                          UNITS       (SF)        NRA (SF)     NRA     MARKET RENT
------------------------------   ------   -----------   -----------   -----   -------------

1 BR/1 BA ....................     118         820         96,754      19.0%  $         695
2 BR/1.5 BA ..................      50       1,063         53,150      10.4   $         808
2 BR/2 BA ....................     174       1,089        189,460      37.2   $         849
2 BR/2.5 BA ..................      28       1,319         36,932       7.3   $         982
3 BR/2.5 BA ..................      74       1,382        102,278      20.1   $       1,114
3 BR/3 BA ....................      20       1,538         30,760       6.0   $       1,196
                                   ---                    -------     -----
TOTAL ........................     464       1,098        509,334     100.0%  $870/$0.79/SF
                                   ===                    =======     =====


                                     S-177

Five Points Shopping Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $32,054,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                          Regency Centers Corporation and
                                                    Macquarie Country Wide Trust

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.120%

MATURITY DATE                                                      June 11, 2011

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          72

ORIGINAL TERM / AMORTIZATION                                             72 / IO

REMAINING TERM / AMORTIZATION                                            72 / IO

LOCKBOX                                                                     None

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $32,054,000

CUT-OFF DATE BALANCE/SF                                                     $222

CUT-OFF DATE LTV                                                           73.9%

MATURITY DATE LTV                                                          73.9%

UW DSCR ON NCF                                                             1.54x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                       Santa Barbara, CA

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                                144,553

OCCUPANCY AS OF MARCH 31, 2005                                            100.0%

YEAR BUILT / YEAR RENOVATED                                            1960 / NA

APPRAISED VALUE                                                      $43,400,000

PROPERTY MANAGEMENT                                   Regency Realty Group, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $3,766,966

UW TOTAL EXPENSES                                                     $1,111,260

UW NET OPERATING INCOME (NOI)                                         $2,655,706

UW NET CASH FLOW (NCF)                                                $2,532,270

--------------------------------------------------------------------------------

                                      S-178

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF       DATE OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL       LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   -------------

Albertson's...................      Baa2/BBB/BBB       35,305      24.4%     $ 8.00     $  282,440     9.8%        May 2019
Ross Dress for Less...........       NR/BBB/NR         33,253      23.0      $17.16        570,621    19.7     January 2009
Longs Drug Store..............        NR/NR/NR         18,700      12.9      $17.00        317,900    11.0    February 2014
Big Five Sporting Goods.......        NR/NR/NR         10,000       6.9      $13.50        135,000     4.7     January 2007
Petco.........................        NR/BB/NR          9,947       6.9      $33.00        328,251    11.3     January 2013
Non-major tenants.............                         37,348      25.8      $33.72      1,259,406    43.5
Vacant........................                              0       0.0                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL.........................                        144,553     100.0%                $2,893,618   100.0%
                                                      =======     =====                 ==========   =====


*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



                                                                                          CUMULATIVE
                           WA BASE                            CUMULATIVE       % OF      % OF ACTUAL
             # OF LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF    ACTUAL RENT       RENT
   YEAR        ROLLING     ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*      ROLLING*
----------   -----------   -------   --------   -----------   ----------   -----------   -----------

   2005           1         $ 0.00     4,000        2.8%          2.8%         0.0%           0.0%
   2006           4         $44.85     4,900        3.4%          6.2%         7.6%           7.6%
   2007           5         $26.14    18,947       13.1%         19.3%        17.1%          24.7%
   2008           2         $27.15     2,753        1.9%         21.2%         2.6%          27.3%
   2009           4         $19.36    38,053       26.3%         47.5%        25.5%          52.8%
   2010           1         $36.00     4,008        2.8%         50.3%         5.0%          57.7%
   2011           0         $ 0.00         0        0.0%         50.3%         0.0%          57.7%
   2012           0         $ 0.00         0        0.0%         50.3%         0.0%          57.7%
   2013           2         $32.35    12,677        8.8%         59.0%        14.2%          71.9%
   2014           3         $22.18    23,910       16.5%         75.6%        18.3%          90.2%
   2015           0         $ 0.00         0        0.0%         75.6%         0.0%          90.2%
Thereafter        1         $ 8.00    35,305       24.4%        100.0%         9.8%         100.0%
  Vacant          0             NA         0        0.0%        100.0%         0.0%         100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-179

Point Loma Plaza

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $31,850,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                          Regency Centers Corporation and
                                                    Macquarie Country Wide Trust

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.120%

MATURITY DATE                                                      June 11, 2011

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          72

ORIGINAL TERM / AMORTIZATION                                             72 / IO

REMAINING TERM / AMORTIZATION                                            72 / IO

LOCKBOX                                                                     None

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $31,850,000

CUT-OFF DATE BALANCE/SF                                                     $149

CUT-OFF DATE LTV                                                           67.8%

MATURITY DATE LTV                                                          67.8%

UW DSCR ON NCF                                                             1.50x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                           San Diego, CA

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                                213,105

OCCUPANCY AS OF MARCH 31, 2005                                             88.1%

YEAR BUILT / YEAR RENOVATED                                            1987 / NA

APPRAISED VALUE                                                      $47,000,000

PROPERTY MANAGEMENT                                   Regency Realty Group, Inc.

UW ECONOMIC OCCUPANCY                                                      88.0%

UW REVENUES                                                           $4,041,170

UW TOTAL EXPENSES                                                     $1,344,128

UW NET OPERATING INCOME (NOI)                                         $2,697,042

UW NET CASH FLOW (NCF)                                                $2,442,075

--------------------------------------------------------------------------------

                                      S-180

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   -------------

Vons..........................      Baa2/BBB/BBB       50,000      23.5%     $10.50     $  525,000    17.7%   December 2008
Sport Chalet..................        NR/NR/NR         34,588      16.2      $11.52        398,454    13.5    November 2007
24 Hour Nautilus Fitness......        NR/NR/NR         29,438      13.8      $16.23        477,779    16.1         May 2014
Joann Stores Inc..............        NR/NR/NR         14,950       7.0      $ 8.06        120,497     4.1     January 2010
Washington Mutual.............        A3/A-/A           6,380       3.0      $30.83        196,695     6.6     October 2007
Non-major tenants.............                         52,412      24.6      $23.69      1,241,522    41.9
Vacant........................                         25,337      11.9                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL.........................                        213,105     100.0%                $2,959,947   100.0%
                                                      =======     =====                 ==========   =====


*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
----------   -------   -------   --------   -----------   ----------   -----------   --------------

   2005         8       $18.60    13,860        6.5%          6.5%         8.7%            8.7%
   2006         7       $21.92     8,618        4.0%         10.5%         6.4%           15.1%
   2007         8       $16.19    48,663       22.8%         33.4%        26.6%           41.7%
   2008         8       $12.79    56,451       26.5%         59.9%        24.4%           66.1%
   2009         6       $25.83    13,573        6.4%         66.2%        11.8%           78.0%
   2010         2       $ 9.09    16,470        7.7%         74.0%         5.1%           83.0%
   2011         0       $ 0.00         0        0.0%         74.0%         0.0%           83.0%
   2012         0       $ 0.00         0        0.0%         74.0%         0.0%           83.0%
   2013         0       $ 0.00         0        0.0%         74.0%         0.0%           83.0%
   2014         2       $16.69    30,133       14.1%         88.1%        17.0%          100.0%
   2015         0       $ 0.00         0        0.0%         88.1%         0.0%          100.0%
Thereafter      0       $ 0.00         0        0.0%         88.1%         0.0%          100.0%
  Vacant        0           NA    25,337       11.9%        100.0%         0.0%          100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-181

Plaza Volente

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $28,680,000

PERCENTAGE OF CUT-OFF DATE POOL                                             1.8%

BALANCE

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                                  Kite Realty Group, L.P.

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.420%

MATURITY DATE                                                      June 11, 2015

AMORTIZATION TYPE                                                        Balloon

INTEREST ONLY PERIOD                                                          48

ORIGINAL TERM / AMORTIZATION                                           120 / 360

REMAINING TERM / AMORTIZATION                                          120 / 360

LOCKBOX                                                                     None

UP-FRONT RESERVES

   TAX/INSURANCE           Yes

ONGOING MONTHLY RESERVES

   TAX/INSURANCE           Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $28,680,000

CUT-OFF DATE BALANCE/SF                                                     $179

CUT-OFF DATE LTV                                                           80.0%

MATURITY DATE LTV                                                          72.9%

UW DSCR ON NCF                                                             1.20x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                              Austin, TX

PROPERTY TYPE                                                 Retail -- Anchored

SIZE (SF)                                                                160,533

OCCUPANCY AS OF MAY 12, 2005                                              100.0%

YEAR BUILT / YEAR RENOVATED                                            2004 / NA

APPRAISED VALUE                                                      $35,850,000

PROPERTY MANAGEMENT                                          KRG Management, LLC

UW ECONOMIC OCCUPANCY                                                      97.7%

UW REVENUES                                                           $3,387,421

UW TOTAL EXPENSES                                                     $1,011,718

UW NET OPERATING INCOME (NOI)                                         $2,375,704

UW NET CASH FLOW (NCF)                                                $2,316,860

--------------------------------------------------------------------------------

                                      S-182

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF        DATE OF
                                     RATINGS(1)      RENTABLE    RENTABLE    ACTUAL                  ACTUAL        LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   --------------

H-E-B Grocery Store ..........        NR/NR/NR        105,000      65.4%
Trammell Crow Master                                                         $11.00    $1,155,000     45.3%   September 2024
   Lease(2) ..................        NR/NR/NR          9,992       6.2      $24.00       239,808      9.4     December 2009
Hollywood Video ..............        NR/B+/NR          5,800       3.6      $26.00       150,800      5.9    September 2014
Chase Bank Ground Lease ......        Aa3/A+/A+         4,225       2.6      $23.67       100,000      3.9    September 2024
Washington Mutual ............        A3/A-/A           3,950       2.5      $28.00       110,600      4.3    September 2011
Non-major tenants ............                         31,566      19.7      $25.08       791,668     31.1
Vacant .......................                              0       0.0                         0      0.0
                                                      -------     -----                ----------    -----
TOTAL ........................                        160,533     100.0%               $2,547,876    100.0%
                                                      =======     =====                ==========    =====


(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Trammell Crow (the original developer of the Mortgaged Property) has a master lease in place for a 5-year term at $24/SF. The master lease is cancellable upon all the space being occupied by a third party tenant.
     Currently 1,586 square feet of the Master Lease square footage is under lease to a tenant, "Hey Baby", who is scheduled to open for business and commence payment of rent on June 29, 2005 at a rate of $24/SF for the first
     2 years of the lease, increasing to $25.50/SF in year 3.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



                           WA BASE                                                              CUMULATIVE %
             # OF LEASES   RENT/SF   TOTAL SF    % OF TOTAL    CUMULATIVE %     % OF ACTUAL    OF ACTUAL RENT
   YEAR        ROLLING     ROLLING    ROLLING   SF ROLLING*   OF SF ROLLING*   RENT ROLLING*      ROLLING*
----------   -----------   -------   --------   -----------   --------------   -------------   --------------

   2005           0         $ 0.00          0       0.0%            0.0%            0.0%             0.0%
   2006           0         $ 0.00          0       0.0%            0.0%            0.0%             0.0%
   2007           0         $ 0.00          0       0.0%            0.0%            0.0%             0.0%
   2008           0         $ 0.00          0       0.0%            0.0%            0.0%             0.0%
   2009          12         $24.37     25,311      15.8%           15.8%           24.2%            24.2%
   2010           0         $ 0.00          0       0.0%           15.8%            0.0%            24.2%
   2011           2         $27.87      5,325       3.3%           19.1%            5.8%            30.0%
   2012           0         $ 0.00          0       0.0%           19.1%            0.0%            30.0%
   2013           0         $ 0.00          0       0.0%           19.1%            0.0%            30.0%
   2014           8         $25.52     20,672      12.9%           32.0%           20.7%            50.7%
   2015           0         $ 0.00          0       0.0%           32.0%            0.0%            50.7%
Thereafter        2         $11.49    109,225      68.0%          100.0%           49.3%           100.0%
  Vacant          0             NA          0       0.0%          100.0%            0.0%           100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-183

O'Fallon Walk

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $25,988,000

PERCENTAGE OF CUT-OFF DATE
   POOL BALANCE                                                             1.6%

NUMBER OF MORTGAGE LOANS(1)                                                    1

LOAN PURPOSE                                                           Refinance

SPONSOR                                       Gerald L. Nudo, Laurence H. Weiner
                                                            and Gary A. Pachucki
TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.530%

MATURITY DATE                                                      June 11, 2015

AMORTIZATION TYPE                                                        Balloon

INTEREST ONLY PERIOD                                                          36

ORIGINAL TERM / AMORTIZATION                                             120/360

REMAINING TERM / AMORTIZATION                                            120/360

LOCKBOX                                                                Springing

UP-FRONT RESERVES

   TAX/INSURANCE                    Yes

   OCCUPANCY(2)                     $1,000,000

ONGOING MONTHLY RESERVES

   TAX/INSURANCE                    Yes

   REPLACEMENT                      $1,315

ADDITIONAL FINANCING(3)                                                     None

CUT-OFF DATE BALANCE                                                 $25,988,000

CUT-OFF DATE BALANCE/SF                                                     $165

CUT-OFF DATE LTV                                                           78.5%

MATURITY DATE LTV                                                          70.3%

UW DSCR ON NCF                                                             1.20x
--------------------------------------------------------------------------------

(1)  The Mortgage Loan is cross-collateralized and cross-defaulted with two other Mortgage Loans in the trust fund. Valparaiso Walk and Valley Walk.
     The cross collateralization mechanism is in place until each of the
     Mortgaged Properties achieves a Gross Annualized Base Rental Income specified in the related Mortgage Loan documents and a 95% economic occupancy from tenants in-place and paying rent.

(2)  Escrow will be released when the Mortgaged Property, as well as the
     Valparaiso Walk Mortgaged Property and the Valley Walk Mortgage Property
     each achieve a 1.20x DSCR and a 95% economic occupancy from tenants in-place and paying rent.

(3)  Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                            O'Fallon, MO

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                                157,779

OCCUPANCY AS OF MAY 20, 2005                                               96.1%

YEAR BUILT / YEAR RENOVATED                                              2005/NA

APPRAISED VALUE                                                      $33,100,000

PROPERTY MANAGEMENT                                     IBT Asset Management LLC

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $2,818,194

UW TOTAL EXPENSES                                                       $596,730

UW NET OPERATING INCOME (NOI)                                         $2,221,465

UW NET CASH FLOW (NCF)                                                $2,133,066
--------------------------------------------------------------------------------

                                      S-184

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET   ACTUAL                  % OF      DATE OF
                                      RATINGS*       RENTABLE    RENTABLE    RENT                  ACTUAL      LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA       PSF    ACTUAL RENT    RENT     EXPIRATION
------------------------------   -----------------   ---------   --------   ------   -----------   ------   ------------

Goodmans, Inc.................        NR/NR/NR         60,964      38.6%    $12.75    $  777,291     34.3%    April 2015
Linens 'N Things..............        NR/NR/NR         28,305      17.9     $12.50       353,813     15.6   January 2016
Old Navy, LLC.................     Baa3/BBB-/BBB-      18,825      11.9     $14.00       263,550     11.6     March 2010
Factory Card Outlet of
   America, Ltd.                      NR/NR/NR         11,725       7.4     $15.50       181,738      8.0      June 2015
Shoe Carnival.................        NR/NR/NR          8,240       5.2     $17.00       140,080      6.2      July 2015
Non-major tenants.............                         23,560      14.9     $23.46       552,713     24.4
Vacant........................                          6,160       3.9                        0      0.0
                                                      -------     -----               ----------    -----
TOTAL.........................                        157,779     100.0%              $2,269,184    100.0%
                                                      =======     =====               ==========    =====


*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



                                                                          % OF        CUMULATIVE
                           WA BASE              % OF TOTAL   CUMULATIVE    ACTUAL    % OF ACTUAL
             # OF LEASES   RENT/SF   TOTAL SF      SF          % OF SF     RENT          RENT
   YEAR        ROLLING     ROLLING    ROLLING    ROLLING*     ROLLING*    ROLLING*    ROLLING*
----------   -----------   -------   --------   ----------   ----------   --------   -----------

  2005            0         $ 0.00         0        0.0%         0.0%        0.0%         0.0%
  2006            0         $ 0.00         0        0.0%         0.0%        0.0%         0.0%
  2007            0         $ 0.00         0        0.0%         0.0%        0.0%         0.0%
  2008            0         $ 0.00         0        0.0%         0.0%        0.0%         0.0%
  2009            0         $ 0.00         0        0.0%         0.0%        0.0%         0.0%
  2010            6         $17.86    29,385       18.6%        18.6%       23.1%        23.1%
  2011            1         $20.50     6,600        4.2%        22.8%        6.0%        29.1%
  2012            0         $ 0.00         0        0.0%        22.8%        0.0%        29.1%
  2013            0         $ 0.00         0        0.0%        22.8%        0.0%        29.1%
  2014            0         $ 0.00         0        0.0%        22.8%        0.0%        29.1%
  2015            4         $13.98    83,329       52.8%        75.6%       51.3%        80.4%
Thereafter        2         $13.74    32,305       20.5%        96.1%       19.6%       100.0%
  Vacant          0             NA     6,160        3.9%       100.0%        0.0%       100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-185

Cloppers Mill Village Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $25,743,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.6%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                             Regency Centers Corporation
                                                      and Macquarie Country Wide
                                                                           Trust

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.160%

MATURITY DATE                                                      June 11, 2012

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          84

ORIGINAL TERM / AMORTIZATION                                               84/IO

REMAINING TERM / AMORTIZATION                                              84/IO

LOCKBOX                                                                     None

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $25,743,000

CUT-OFF DATE BALANCE/SF                                                     $188

CUT-OFF DATE LTV                                                           74.6%

MATURITY DATE LTV                                                          74.6%

UW DSCR ON NCF                                                             1.53x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                          Germantown, MD

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                                137,035

OCCUPANCY AS OF MARCH 31, 2005                                            100.0%

YEAR BUILT / YEAR RENOVATED                                            1995 / NA

APPRAISED VALUE                                                      $34,500,000

PROPERTY MANAGEMENT                                First Washington Realty, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $2,889,207

UW TOTAL EXPENSES                                                       $747,678

UW NET OPERATING INCOME (NOI)                                         $2,141,529

UW NET CASH FLOW (NCF)                                                $2,033,686
--------------------------------------------------------------------------------

                                      S-186

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                    NET      % OF NET                             % OF
                                  RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
          TENANT             MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
--------------------------   -----------------   ---------   --------   --------   -----------   ------   -------------

Shoppers Food Warehouse...      Baa3/BBB/BBB      70,057       51.1%     $11.13     $  779,734    33.6%   November 2015
CVS.......................        A3/A-/A-         9,720        7.1      $14.50        140,940     6.1     January 2006
Paper Warehouse...........        NR/NR/NR         8,625        6.3      $16.96        146,280     6.3     October 2012
Hollywood Video...........        NR/B+/NR         8,000        5.8      $23.00        184,000     7.9    November 2005
Glory Days Grill..........        NR/NR/NR         5,561        4.1      $16.10         89,532     3.9       April 2009
Non-major tenants.........                        35,072       25.6      $27.99        981,584    42.3
Vacant....................                             0        0.0                          0     0.0
                                                 -------      -----                 ----------   -----
TOTAL.....................                       137,035      100.0%                $2,322,071   100.0%
                                                 ========     =====                 ==========   =====


*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



                           WA BASE                                                              CUMULATIVE %
             # OF LEASES   RENT/SF   TOTAL SF    % OF TOTAL    CUMULATIVE %     % OF ACTUAL      OF ACTUAL
   YEAR        ROLLING     ROLLING    ROLLING   SF ROLLING*   OF SF ROLLING*   RENT ROLLING*   RENT ROLLING*
----------   -----------   -------   --------   -----------   --------------   -------------   -------------

   2005           4         $25.15    16,339       11.9%           11.9%           17.7%            17.7%
   2006           6         $20.12    17,727       12.9%           24.9%           15.4%            33.1%
   2007           1         $23.34     2,250        1.6%           26.5%            2.3%            35.3%
   2008           1         $20.50     2,500        1.8%           28.3%            2.2%            37.5%
   2009           3         $20.80     9,746        7.1%           35.4%            8.7%            46.3%
   2010           0         $ 0.00         0        0.0%           35.4%            0.0%            46.3%
   2011           1         $26.23     1,875        1.4%           36.8%            2.1%            48.4%
   2012           3         $19.47    11,250        8.2%           45.0%            9.4%            57.8%
   2013           0         $ 0.00         0        0.0%           45.0%            0.0%            57.8%
   2014           1         $47.70     2,411        1.8%           46.8%            5.0%            62.8%
   2015           2         $11.86    72,937       53.2%          100.0%           37.2%           100.0%
Thereafter        0         $ 0.00         0        0.0%          100.0%            0.0%           100.0%
  Vacant          0             NA         0        0.0%          100.0%            0.0%           100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-187

Courtyard Marriott--Miami Beach, FL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $23,500,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                           Refinance

SPONSOR                                                        Nicholas Economos

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             6.730%

MATURITY DATE                                                      June 11, 2012

AMORTIZATION TYPE                                                        Balloon

INTEREST ONLY PERIOD                                                        None

ORIGINAL TERM / AMORTIZATION                                            84 / 300

REMAINING TERM / AMORTIZATION                                           84 / 300

LOCKBOX                                                                      Yes

SHADOW RATING (S&P/FITCH)(1)                                           BBB+/BBB-

UP-FRONT RESERVES

   TAX/INSURANCE           Yes

ONGOING MONTHLY RESERVES

   TAX/INSURANCE           Yes

   REPLACEMENT(2)          $20,058

   CASH FLOW RESERVE(3)    Springing

ADDITIONAL FINANCING       Secured Subordinate Debt $10,500,000

                                                                       WHOLE
                                                                      MORTGAGE
                                                      TRUST ASSET       LOAN
                                                      -----------   -----------
CUT-OFF DATE BALANCE                                  $23,500,000   $34,000,000

CUT-OFF DATE BALANCE/ROOM                             $    89,695   $   129,771

CUT-OFF DATE LTV                                             50.3%         72.8%

MATURITY DATE LTV                                            43.8%         63.4%

UW DSCR ON NCF                                               2.20x         1.52x
--------------------------------------------------------------------------------

(1)  S&P and Fitch have confirmed that the Courtyard Marriott--Miami Beach, FL
     Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)  Monthly Replacement reserve adjusts annually each April starting in 2006.

(3)  If the cash flow from the property does not support specific DSCR tests as outlined in the loan documents, then the borrower shall be required to escrow with lender the quarter of a specific dollar amount defined in the loan documents or the net cash flow from the prior month's operations, until such time as the DSCR for the property provides a DSCR higher than required for two consecutive quarters as well as for the trailing 12 month period.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                         Miami Beach, FL

PROPERTY TYPE                                         Hospitality - Full Service

SIZE (ROOMS)                                                                 262

OCCUPANCY AS OF APRIL 1, 2005                                              68.0%

YEAR BUILT / YEAR RENOVATED                                          1940 / 2004

APPRAISED VALUE                                                      $46,700,000

PROPERTY MANAGEMENT                                    Economos Management, Inc.

UW ECONOMIC OCCUPANCY                                                      76.5%

UW REVENUES                                                          $12,034,723

UW TOTAL EXPENSES                                                    $ 7,389,967

UW NET OPERATING INCOME (NOI)                                        $ 4,644,756

UW NET CASH FLOW (NCF)                                               $ 4,283,714
--------------------------------------------------------------------------------

                                      S-188

--------------------------------------------------------------------------------
                         COURTYARD MARRIOTT MIAMI BEACH
--------------------------------------------------------------------------------

TYPES OF ROOMS                                                          NO ROOMS
--------------------------------------------------------------------------------
Double/Double .......................................................       80
Kings ...............................................................      172
Suites ..............................................................       10
                                                                           ---
TOTAL ...............................................................      262
                                                                           ===

--------------------------------------------------------------------------------
MEETING ROOMS                                                        SQUARE FEET
--------------------------------------------------------------------------------
                                                                        2,200
                                                                        -----
TOTAL ............................................................      2,200
                                                                        =====
--------------------------------------------------------------------------------
FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
TOTAL ................................................................     NAV

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
Year .............................................................   2004 - 2005
Latest Period ....................................................    T6-3/31/05
Occupancy ........................................................         68.0%
ADR ..............................................................        $153.1
REVPAR ...........................................................        $104.1
UW Occupancy .....................................................         76.5%
UW ADR ...........................................................       $149.00
UW REVPAR ........................................................       $113.98

                                      S-189

Rancho San Diego Village

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $21,560,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                          Regency Centers Corporation and
                                                    Macquarie Country Wide Trust

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.160%

MATURITY DATE                                                      June 11, 2012

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          84

ORIGINAL TERM / AMORTIZATION                                             84 / IO

REMAINING TERM / AMORTIZATION                                            84 / IO

LOCKBOX                                                                     None

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $21,560,000

CUT-OFF DATE BALANCE/SF                                                     $141

CUT-OFF DATE LTV                                                           70.0%

MATURITY DATE LTV                                                          70.0%

UW DSCR ON NCF                                                             1.52x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                             La Mesa, CA

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                                152,895

OCCUPANCY AS OF MARCH 31, 2005                                             96.7%

YEAR BUILT / YEAR RENOVATED                                            1981 / NA

APPRAISED VALUE                                                      $30,800,000

PROPERTY MANAGEMENT                                   Regency Realty Group, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $2,749,234

UW TOTAL EXPENSES                                                       $902,723

UW NET OPERATING INCOME (NOI)                                         $1,846,511

UW NET CASH FLOW (NCF)                                                $1,689,787
--------------------------------------------------------------------------------

                                      S-190

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                      NET      % OF NET                             % OF
                                    RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL    DATE OF LEASE
           TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
----------------------------   -----------------   ---------   --------   --------   -----------   ------   --------------

Vons .......................      Baa2/BBB/BBB       39,777      26.0%     $ 5.13     $  204,056    10.4%     October 2010
24 Hr Fitness ..............         NR/B/NR         25,000      16.4      $16.04        401,000    20.4     November 2022
Blockbuster Video ..........        NR/BB-/NR         7,556       4.9      $18.63        140,768     7.2         July 2007
Tuesday Morning ............        NR/NR/NR          6,028       3.9      $12.11         72,999     3.7      January 2006
California Bank and Trust           A3/BBB/A-         4,946       3.2      $11.12         55,000     2.8    September 2010
Non-major tenants ..........                         64,516      42.2      $16.94      1,092,819    55.6
Vacant .....................                          5,072       3.3                          0     0.0
                                                    -------     -----                 ----------   -----
TOTAL ......................                        152,895     100.0%                $1,966,642   100.0%
                                                    =======     =====                 ==========   =====


*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                                                                CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL      CUMULATIVE       % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*   % OF SF ROLLING*   RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ----------------   -------------   --------------

   2005         8       $16.70    11,686        7.6%             7.6%             9.9%             9.9%
   2006         5       $15.51    10,835        7.1%            14.7%             8.5%            18.5%
   2007         7       $18.99    14,149        9.3%            24.0%            13.7%            32.1%
   2008         7       $15.92    14,832        9.7%            33.7%            12.0%            44.1%
   2009         7       $14.99    16,440       10.8%            44.4%            12.5%            56.7%
   2010         3       $ 6.32    46,303       30.3%            74.7%            14.9%            71.6%
   2011         1       $18.60     3,872        2.5%            77.3%             3.7%            75.2%
   2012         0       $ 0.00         0        0.0%            77.3%             0.0%            75.2%
   2013         0       $ 0.00         0        0.0%            77.3%             0.0%            75.2%
   2014         3       $18.34     4,706        3.1%            80.3%             4.4%            79.6%
   2015         0       $ 0.00         0        0.0%            80.3%             0.0%            79.6%
Thereafter      1       $16.04    25,000       16.4%            96.7%            20.4%           100.0%
  Vacant        0           NA     5,072        3.3%           100.0%             0.0%           100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-191

Fox Mill Shopping Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                 $21,430,000

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                         Acquisition

SPONSOR                                          Regency Centers Corporation and
                                                    Macquarie Country Wide Trust

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.120%

MATURITY DATE                                                      June 11, 2011

AMORTIZATION TYPE                                                  Interest Only

INTEREST ONLY PERIOD                                                          72

ORIGINAL TERM / AMORTIZATION                                             72 / IO

REMAINING TERM / AMORTIZATION                                            72 / IO

LOCKBOX                                                                     None

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $21,430,000

CUT-OFF DATE BALANCE/SF                                                     $208

CUT-OFF DATE LTV                                                           75.2%

MATURITY DATE LTV                                                          75.2%

UW DSCR ON NCF                                                             1.56x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                             Herndon, VA

PROPERTY TYPE                                                  Retail - Anchored

SIZE (SF)                                                                103,269

OCCUPANCY AS OF MARCH 31, 2005                                            100.0%

YEAR BUILT / YEAR RENOVATED                                            1978 / NA

APPRAISED VALUE                                                      $28,500,000

PROPERTY MANAGEMENT                                First Washington Realty, Inc.

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                           $2,307,020

UW TOTAL EXPENSES                                                       $474,401

UW NET OPERATING INCOME (NOI)                                         $1,832,619

UW NET CASH FLOW (NCF)                                                $1,717,072
--------------------------------------------------------------------------------

                                      S-192

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------



                                                        NET      % OF NET                             % OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   ------   -------------

Giant Food....................       Ba2/BB/BB         49,837      48.3%     $ 6.64     $  330,918    18.7%   February 2018
Blockbuster Video.............       NR/BB-/NR          4,522       4.4      $28.52        128,967     7.3    November 2006
Glory Days Grill..............        NR/NR/NR          4,500       4.4      $19.71         88,695     5.0       April 2010
Lucia's Italian Ristorante....        NR/NR/NR          3,422       3.3      $23.62         80,828     4.6      August 2012
Hunan East Restaurant.........        NR/NR/NR          3,000       2.9      $26.77         80,310     4.5    February 2012
Non-major tenants.............                         37,988      36.8      $27.89      1,059,338    59.9
Vacant........................                              0       0.0                          0     0.0
                                                      -------     -----                 ----------   -----
TOTAL.........................                        103,269     100.0%                $1,769,056   100.0%
                                                      =======     =====                 ==========   =====


*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------



               # OF    WA BASE                            CUMULATIVE                    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ----------   -------------   --------------

   2005         0       $ 0.00          0       0.0%          0.0%          0.0%             0.0%
   2006         4       $28.43     10,004       9.7%          9.7%         16.1%            16.1%
   2007         3       $26.04      5,950       5.8%         15.4%          8.8%            24.8%
   2008         7       $27.72     15,078      14.6%         30.0%         23.6%            48.5%
   2009         1       $25.31      2,500       2.4%         32.5%          3.6%            52.0%
   2010         4       $25.22     10,000       9.7%         42.2%         14.3%            66.3%
   2011         0       $ 0.00          0       0.0%         42.2%          0.0%            66.3%
   2012         3       $25.76      7,900       7.6%         49.8%         11.5%            77.8%
   2013         1       $30.90      2,000       1.9%         51.7%          3.5%            81.3%
   2014         0       $ 0.00          0       0.0%         51.7%          0.0%            81.3%
   2015         0       $ 0.00          0       0.0%         51.7%          0.0%            81.3%
Thereafter      1       $ 6.64     49,837      48.3%        100.0%         18.7%           100.0%
  Vacant        0           NA          0       0.0%        100.0%          0.0%           100.0%


*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-193

THE MORTGAGE LOAN SELLER

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller on or prior to the Closing Date pursuant to a mortgage loan purchase agreement
(the "Mortgage Loan Purchase Agreement"). The Mortgage Loan Seller originated the Mortgage Loans as described above under "--Mortgage Loan History."

     All of the Mortgage Loans (the "Mortgage Loans") were originated by
Wachovia Bank, National Association ("Wachovia"). Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina.
Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of
Wachovia Corporation. As of March 31, 2005, Wachovia had total assets of approximately $455 billion. Wachovia is acting as the Master Servicer and is also the Swap Counterparty. Wachovia Capital Markets, LLC is acting as an
Underwriter for this transaction and is an affiliate of Wachovia.

     All information concerning the Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia.

UNDERWRITING STANDARDS

     General. The Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. The Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals.
The Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, the Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. The Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. The Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the Mortgage Loan Seller where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. The Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, the Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest-only periods, a maximum amortization

                                      S-194

period of 30 years following the interest-only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by the Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Generally, the Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by the Mortgage Loan Seller are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. The Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Insurance--If the property is insured under an individual policy (for example, the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage
          Loan Seller with sufficient funds to pay all insurance premiums. The
          Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. An originator of a
          Mortgage Loan may waive this escrow requirement under certain circumstances.

     o    Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     o    Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require the Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the Mortgage Loan Seller (the
"Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the
Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form;
(vi) the original assignment of all unrecorded documents relating to the
Mortgage Loan, if not already assigned pursuant

                                      S-195

to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies
(bearing evidence of filing) or other evidence of filing satisfactory to the
Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such
Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt
(including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage
Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the Mortgage
Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following the Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase
Price") generally equal to the sum of (i) the unpaid principal balance of such
Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan
(calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain
Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related
P&I Advances or (2) other than with respect to the AmericasMart Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master
Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the
"Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section
860G(a)(3) of the Code, the Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter, and comfort letter transfer document (the "Core Material Documents") will be considered to materially and adversely affect the interests of the
Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such

                                      S-196

need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted
Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve
30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; (xi) not have a maturity date after the date two years prior to the Rated
Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating
Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of
Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution;
(xiv) have been approved by the Controlling Class Representative; (xv) not be
substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the
REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage
Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay
Certificates then outstanding bearing a fixed rate. When a Qualified Substitute
Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan
Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the
Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the AmericasMart Loan included in the Trust Fund.

                                      S-197

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has
represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement), as of the Closing
Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan;

          (iii) immediately prior to the sale, transfer and assignment to the
     Depositor, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage
     Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such
     Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage
     Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage
     Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such
     Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from the Mortgage Loan
     Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of

                                      S-198

     which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d)
     other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases)
     and (f) if such Mortgage Loan is cross-collateralized with any other
     Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged
     Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

          (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

          (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the
     Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the Mortgage Loan Seller, having made no independent inquiry other than to review the report(s)
     prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

          (xiii) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of
     Professional Appraisal Practice" as adopted by the Appraisal Standards
     Board of the Appraisal Professional Appraisal Practice" as adopted by the
     Appraisal Standards Board of the Appraisal Foundation, or (B) the
     guidelines in Title XI of the Financial Institutions Reform, Recovery and
     Enforcement Act of 1989, in either case as in effect on the date such
     Mortgage Loan was originated.

     In the case of a breach of any of the representations and warranties in the
Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the

                                      S-199

Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage
Loan and pay any Substitution Shortfall Amount (other than with respect to the
AmericasMart Loan, for which no substitution is permitted) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase
Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the
Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. The Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. There can be no assurance that the Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. The Mortgage Loan Seller is the sole warranting party in respect of the
Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to
Wachovia Bank, National Association in its capacity as the Mortgage Loan Seller)
will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties; Repurchases
and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan"
and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Mortgage Loan
Seller will be required to repurchase or substitute for such other Crossed
Loan(s) in the related Crossed Group as provided above in "--Assignment of the
Mortgage Loans; Repurchases and Substitutions" or "--Representations and
Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related
Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the Mortgage Loan
Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary
Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary
Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary
Collateral securing the Crossed Loans held by such party, then both parties have agreed in the Mortgage

                                      S-200

Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan
Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the
Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within four business days after the initial issuance of the Offered Certificates.

                                      S-201

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, and the Companion Loans for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related
Intercreditor Agreement, if applicable, and the terms of the respective Mortgage
Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan
and its related Companion Loan (a "Loan Pair") are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the Pari Passu Companion Loans are pari passu in right of entitlement to payment to the related Mortgage Loan, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage
Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special
Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master
Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master
Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as the Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special
Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing
Standard").

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master
Servicer and the Special Servicer will remain obligated under the Pooling and
Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master
Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master
Servicer or the Special Servicer would be reimbursed under the Pooling and
Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans and the Companion Loans. Reference is also made to the prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and
Servicing Agreement as they relate to the rights and obligations of the Master
Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and
Servicing Agreement relating to actions taken at the direction of the

                                      S-202

Controlling Class Representative (and, in certain circumstances, the holder of a
Subordinate Companion Loan), and the Special Servicer rather than the Master
Servicer will perform the servicing duties described in the prospectus with respect to Specially Serviced Mortgage Loans and the REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the
Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii)
each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding
the Master Servicer and the Depositor" in the accompanying prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master
Servicer"), will be responsible for servicing the Mortgage Loans, Specially
Serviced Mortgage Loans and the REO Properties). Although the Master Servicer
will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing
Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, is our affiliate, the Mortgage Loan Seller, an affiliate of one of the Underwriters and the Swap Counterparty. Wachovia Bank, National
Association or one of its affiliates is the holder of the AmericasMart Companion
Loan, the Centennial Tower Companion Loan, the 240 West 40th Street Companion
Loan and the Courtyard Marriot--Miami Beach, FL Companion Loan. In addition,
Wachovia Bank, National Association is an affiliate of Wachovia Development
Corporation, the controlling equity owner of the borrower with respect to 14 mortgage loans (loan numbers 56, 66, 67, 69, 71, 72, 74, 76, 78, 80, 82, 84, 89 and 90), representing 3.2% of the mortgage pool (3.5% of loan group 1). The
Master Servicer's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

     As of March 31, 2005, Wachovia Bank, National Association and its
affiliates were responsible for master or primary servicing approximately 15,825 commercial and multifamily loans, totaling approximately $146 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National
Association (apart from its obligations as the Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and
Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     Clarion Partners, LLC, a New York limited liability company ("Clarion")
will initially be appointed as special servicer of the Mortgage Loans (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The following information has been provided by the Special Servicer. None of the Depositor, the Trustee, the
Underwriters, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy of completeness of the information.

     The principal executive offices of Clarion are located at 230 Park Avenue,
12th Floor, New York, New York 10169 and its telephone number is (212) 883-2500.
As of March 31, 2005, Clarion is projected to be actively servicing, as special servicer, 7 commercial and multifamily loans and REO properties with a principal balance of approximately $140.6 million and named as special servicer on 14 commercial mortgage-backed securitization transactions totalling approximately
$14.5 billion in aggregate outstanding principal amount representing approximately 1,622 assets.

                                      S-203

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by Clarion and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     With respect to the Mortgage Loans (other than the Centennial Tower Loan and the Courtyard Marriott--Miami Beach, FL Loan), the Pooling and Servicing
Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. Each advisor referred to above is referred to herein as the
"Controlling Class Representative". Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in "--The Controlling Class Representative" below including
(i) with respect to the Centennial Tower Loan, the right to replace the Special
Servicer solely with respect to the Centennial Tower Loan, and (ii) with respect to the Courtyard Marriott--Miami Beach, FL Loan, the right to replace the
Special Servicer solely with respect to the Courtyard Marriott--Miami Beach, FL
Loan. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the
Certificate Balance of the Controlling Class. See "--The Controlling Class
Representative" below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay
Certificates, (i) which bears the latest payment priority and (ii) the
Certificate Balance of which is greater than 25% of its original Certificate
Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding
Class of Certificates (other than the Class Z Certificates, the REMIC Residual
Certificates or the Class X Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
A-PB, Class A-6 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan or Companion Loan as to which (a) the related mortgagor has (i)
failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the 60th day following such default, received a written commitment, which is reasonably acceptable to the Special Servicer and for which the
Controlling Class Representative has provided its consent, to refinance such
Mortgage Loan or Companion Loan within 120 days after the due date of such
Balloon Payment or if Borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, within 60 days after such default, or (ii)
failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days unless, with respect to any
Co-Lender Loan, the related holder of the Companion Loan effects a cure in accordance with the related Intercreditor Agreement; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic
Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days or any other default under the applicable
Mortgage Loan documents that would (with respect to such other default)
materially impair the value of the Mortgaged Property as security for the
Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders (and, if applicable, the holders of the related Companion Loans) and is likely to continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (c) there shall have occurred a default (other than as described in clause (a) above and, in certain

                                      S-204

circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the
Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing
Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a)
through (g) above, a "Servicing Transfer Event").

     In general, as long as a Co-Lender Loan is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and
Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage
Loan. If a Co-Lender Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or a related Subordinate
Companion Loan are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Co-Lender Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan or a related Companion Loan, the Master Servicer is, in general, required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion
Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan
(including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage Loans"
and, together with any REO Properties, constitute "Specially Serviced Trust Fund
Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan or Companion Loan will cease to be a Specially Serviced
Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the
Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such
     Mortgage Loan and, if applicable, Companion Loan (as such terms

                                      S-205

     may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the
     Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee"
is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the
Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate equal to 0.04%. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to "Mortgage Loans" will include the Companion Loans.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage
Loans during such Collection Period will exceed (such excess, a "Prepayment
Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest
Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master
Servicer is required to deposit into the Certificate Account (such deposit, a
"Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage
Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i)
the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of
0.04% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection
Period, and (ii) the amount of the related Prepayment Interest Shortfall;
provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing
Fee on the applicable Mortgage Loan for such Collection Period. Compensating
Interest

                                      S-206

Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the
Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The
"Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate")
equal to the greater of (i) 0.35% per annum as computed on the basis of the same principal amount respecting which any related interest payment due on such
Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be or
(ii) $4,000.00 per month. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate
Account. The Special Servicing Fee with respect to any Specially Serviced
Mortgage Loan (or REO Mortgage Loan), will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage
Loan. The Special Servicer is entitled to a "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such
Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Liquidation
Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust
Fund Asset (i) by the Mortgage Loan Seller (as described under "DESCRIPTION OF
THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase Agreement, (ii) by the Master Servicer, the Special Servicer, the Majority Subordinate
Certificateholder or the purchasing Certificateholder as described under
"DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or
(iii) in certain other limited circumstances, including in connection with the purchase of certain Co-Lender Loans as described under "DESCRIPTION OF THE
MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. The Special
Servicer also is entitled to a "Workout Fee" with respect to each Corrected
Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan or Companion Loan for so long as it remains a Corrected Mortgage Loan payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage
Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a
Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances,
Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the
Pooling and Servicing Agreement and to the extent not otherwise allocated to the
Companion Loan in accordance with the related Intercreditor Agreement) and
Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing
Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition,

                                      S-207

each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer
each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage
Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred.
See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in the
prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the
Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury
Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount
(including Prepayment Premiums and Yield Maintenance Charges) payable under the
Mortgage Loan, (ii) affect the obligation of the related borrower to pay a
Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then-aggregate current principal balances of all Mortgage
Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated
Principal Balance as of such date, permit the transfer of (A) the related
Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any

                                      S-208

additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then-aggregate current principal balances of the
Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by
Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating
Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (vi)
in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of any related
Companion Loan, the Special Servicer may (i) reduce the amounts owing under any
Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially
Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced
Mortgage Loan (and the Master Servicer may extend the maturity of Mortgage Loans
(other than Specially Serviced Mortgage Loans) with Controlling Class approval for up to two one year extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the
Special Servicer, such modification, would increase the recovery to
Certificateholders (and the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any
REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special
Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original
Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any
Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage
Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is
20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal
Balance of such Mortgage Loan or defer the collection of interest on any
Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under
"--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including,

                                      S-209

without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable mortgage loan documents and (v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust
Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion
Loans gain a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage
     Loan Documents of a Mortgage Loan that relates to the Maturity Date,
     Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
     Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
     "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
     "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

          (ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

          (x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

          (xi) any determination to allow a borrower not to maintain terrorism insurance; and

          (xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

                                      S-210

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, or (ii)
expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders and, if applicable, the holders of each Companion Loan, taken as a collective whole. Clarion Capital LLC, which is an affiliate of the Special Servicer, will be the initial Controlling Class Representative with respect to each Mortgage
Loan.

     Notwithstanding the foregoing, the holders of the Courtyard Marriott--Miami
Beach, FL Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the
Courtyard Marriott--Miami Beach, FL Whole Loan and the Controlling Class, and
the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the Courtyard
Marriott--Miami Beach, FL Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of such Courtyard Marriott--Miami Beach, FL
Companion Loan or its designee (A) in connection with any adoption or implementation of a business plan (including without limitation, any operating expense budget or capital expense budget) submitted by the related borrower with respect to the Mortgaged Property, (B) in connection with the execution or renewal of any lease (if a lender approval is provided for in the applicable
Mortgage Loan documents), (C) in connection with the release of any escrow held in conjunction with the Loan to the Borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, (D) in connection with alterations on the Property if approval by the lender is required by the
Mortgage Loan documents, (E) in connection with material change in any ancillary
Mortgage Loan documents, (F) in connection with the waiver of any notice provisions related to prepayment, (G) upon the occurrence of any event of default under the Courtyard Marriott--Miami Beach, FL Whole Loan and to consider alternative actions recommended by the holder of such Courtyard Marriott--Miami
Beach, FL Companion Loan or its designee, and (H) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the Courtyard Marriott--Miami Beach, FL Whole Loan or the
Mortgaged Property and to consider alternative actions recommended by the holder of Courtyard Marriott--Miami Beach, FL Companion Loan or its designee; and (ii)
the holder of the Courtyard Marriott--Miami Beach, FL Companion Loan or its
designee will be entitled to exercise rights and powers with respect to the
Courtyard Marriott--Miami Beach, FL Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification or waiver of a monetary term of the loan or any material non-monetary term of the loan, (B) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged
Property or any acquisition of the Mortgaged Property by deed in lieu of foreclosure or otherwise, (C) any action (other than requiring the borrower to perform its obligations under the mortgage loan documents) to bring the
Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (D) any substitution or release of collateral for the loan
(other than in accordance with the terms of or, with respect to release of collateral, upon satisfaction of, the loan), (E) any release or substitution of the borrower or any guarantor from liability with respect to the loan, (F) any determination (x) not to enforce a "due on sale" or "due on encumbrance" clause
(unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y)
to permit an assumption of the loan, (G) any material modifications to, amendments of or waivers of any of the insurance requirements or any renewal or replacement of the then existing insurance policies with respect to the loans to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents to the extent any holder's approval is required under the mortgage loan documents, (H) any incurrence of additional debt by the borrower or

                                      S-211

any mezzanine financing by any beneficial owner of the borrower (other than in accordance with the loan documents), (I) voting on any plan in the bankruptcy of the borrower, (J) any modification of, or waiver with respect to the Courtyard
Marriott--Miami Beach, FL Whole Loan that would result in a discounted pay-off of the Courtyard Marriott--Miami Beach, FL Whole Loan, or (K) any sale of the
Mortgaged Property or, except as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the related borrower or any sale of the Courtyard Marriott--Miami Beach, FL Whole Loan.

     Further, notwithstanding the foregoing, the holders of the Centennial Tower
Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the
Centennial Tower Whole Loan and the Controlling Class, and the Controlling Class
Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the Centennial Tower Companion
Loan will be entitled to such rights. These rights include that (i) the Special
Servicer and/or the Master Servicer will be required to consult with the holder of such Centennial Tower Companion Loan or its designee (A) in connection with any adoption or implementation of a business plan (including without limitation, any operating expense budget or capital expense budget) submitted by the related borrower with respect to the Mortgaged Property, (B) in connection with the execution or renewal of any lease (if a lender approval is provided for in the applicable Mortgage Loan documents), (C) in connection with the release of any escrow held in conjunction with the Loan to the Borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, (D) in connection with alterations on the Property if approval by the lender is required by the Mortgage Loan documents, (E) in connection with material change in any ancillary Mortgage Loan documents, (F) in connection with the waiver of any notice provisions related to prepayment, (G) upon the occurrence of any event of default under the Centennial Tower Whole Loan and to consider alternative actions recommended by the holder of such Centennial Tower Companion
Loan or its designee, and (H) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the Centennial Tower Whole Loan or the Mortgaged Property and to
consider alternative actions recommended by the holder of Centennial Tower
Companion Loan or its designee; and (ii) the holder of the Centennial Tower
Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Centennial Tower Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification or waiver of a monetary term of the loan or any material non-monetary term of the loan, (B) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged
Property or any acquisition of the Mortgaged Property by deed in lieu of foreclosure or otherwise, (C) any action (other than requiring the borrower to perform its obligations under the mortgage loan documents) to bring the
Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (D) any substitution or release of collateral for the loan
(other than in accordance with the terms of or, with respect to release of collateral, upon satisfaction of, the loan), (E) any release or substitution of the borrower or any guarantor from liability with respect to the loan, (F) any determination (x) not to enforce a "due on sale" or "due on encumbrance" clause
(unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y)
to permit an assumption of the loan, (G) any material modifications to, amendments of or waivers of any of the insurance requirements or any renewal or replacement of the then existing insurance policies with respect to the loans to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents to the extent any holder's approval is required under the mortgage loan documents, (H) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (other than in accordance with the loan documents), (I) voting on any plan in the bankruptcy of the borrower, (J) any modification of, or waiver with respect to the Centennial Tower Whole Loan that would result in a discounted pay-off of the Centennial Tower Whole Loan, or (K) any sale of the Mortgaged
Property or, except as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the related borrower or any sale of the Centennial Tower Whole Loan.

                                      S-212

     Pursuant to the Pooling and Servicing Agreement and the AmericasMart Loan
Intercreditor Agreement, with respect to the AmericasMart Loan and notwithstanding the rights of the Controlling Class Representative detailed above, the holder of the AmericasMart Companion Loan will generally share with the Controlling Class Representative the rights given to the Controlling Class
Representative under the Pooling and Servicing Agreement to direct the Master
Servicer and/or Special Servicer with respect to the servicing of the
AmericasMart Loan and the AmericasMart Companion Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the AmericasMart Loan, the
Controlling Class Representative will generally be required to confer with the holder of the AmericasMart Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the
AmericasMart Companion Loan disagree with respect to such advice, consent or action, the AmericasMart Loan Intercreditor Agreement and the Pooling and
Servicing Agreement provide that the Controlling Class Representative and the holder of the AmericasMart Companion Loan will contract with a third party designated under the AmericasMart Loan Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the
Controlling Class Representative and the holder of the AmericasMart Companion
Loan in accordance with the AmericasMart Loan Intercreditor Agreement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of a Mezz Cap Companion Loan may exercise certain approval rights relating to a modification of the related Mezz Cap Loan or such Mezz Cap
Companion Loan that materially and adversely affects the holder of such Mezz Cap
Companion Loan prior to the expiration of the related repurchase period. See
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Mezz Cap Loan--Servicing
Provisions of the Mezz Cap Intercreditor Agreement" in this prospectus supplement.

     Further, notwithstanding any of the control rights of the holders of the
Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or
Special Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Master
Servicer's or Special Servicer's obligation to act in accordance with the
Servicing Standard.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class
Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special
Servicer to determine the fair value of the Mortgage Loan in accordance with the
Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon
Payment unless the Master Servicer has, on or prior to the due date of such
Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified

                                      S-213

in the commitment, the related Mortgage Loan will immediately become a Defaulted
Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and
Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a
Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority
Subordinate Certificateholder or any assignee thereof within 60 days of a
Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate
Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed-in-lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Trustee will be required to determine if the Option
Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the

                                      S-214

calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust
Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special
Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard; provided, however, that the Master Servicer, Special
Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i)
the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO
Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, the Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the
Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced
Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the
case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a Mortgage
Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a
Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each
Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each
Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided

                                      S-215

that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special
Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer with respect to Specially Serviced Mortgage Loans and
REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders;
Available Information" in this prospectus supplement.

                                      S-216

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C19 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the
"Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO
Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution
Account, the Floating Rate Account, the REO accounts, the Additional Interest
Account, the Gain on Sale Reserve Account and the Interest Reserve Account (see
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in
the prospectus); (iv) certain rights of the Depositor under the Mortgage Loan
Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the
Mortgage Loans; and (v) certain rights under the Swap Contract.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-PB, Class A-6 and Class A-1A Certificates (collectively, the "Class A
Certificates"); (ii) the Class A-FL, Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates (collectively, the "Subordinate
Certificates"); and, together with the Class A Certificates, the "Sequential Pay
Certificates"); (iii) the Class X-C and Class X-P Certificates (collectively, the "Class X Certificates" and collectively with the Sequential Pay
Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class
R-II Certificates (collectively, the "REMIC Residual Certificates"); and (v) the
Class Z Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB,
Class A-6, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D
Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. The Class A-1A, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-C and Class X-P
Certificates (collectively, the "Non-Offered Certificates"), the Class Z
Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered by this prospectus supplement. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the
Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered
Certificate.

     On the Closing Date, the "Class A-FL Regular Interest" will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs.
The Class A-FL Regular Interest is not offered by this prospectus supplement.
The Depositor will transfer the Class A-FL Regular Interest to the Trust Fund in
exchange for the Class A-FL Certificates. The Class A-FL Certificates are
offered by this prospectus supplement. The Class A-FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust
Fund that consists of the Class A-FL Regular Interest, the Floating Rate Account
and the Swap Contract.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Offered
Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream Banking, societe anonyme ("Clearstream")
or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the
Euroclear System (the "Euroclear System") (in Europe) if they are

                                      S-217

participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear
Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in the name of Clearstream and Euroclear Operator on the books of the respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the
New York Banking Law, a "banking organization" within the meaning of the New
York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a
"clearing agency" registered pursuant to Section 17A of the Securities Exchange
Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly
("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or
Clearstream, as the case may be, will then deliver instructions to the
Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date, due to time zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing
Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to
Indirect Participants, Clearstream, the Euroclear Operator or holders of Offered
Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the

                                      S-218

holders of Offered Certificates have accounts with respect to the Offered
Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered
Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which
Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

                                      S-219

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the Certificate
Balances representing the approximate percentage of the Cut-Off Date Pool
Balance as set forth in the following table:

                                                    CLOSING DATE   PERCENTAGE OF
                                                     CERTIFICATE    CUT-OFF DATE
CLASS OF CERTIFICATES                                  BALANCE      POOL BALANCE
---------------------                               ------------   ------------
Class A-1 Certificates...........................   $ 33,891,000       2.099%
Class A-2 Certificates...........................   $223,570,000      13.847%
Class A-3 Certificates...........................   $ 75,000,000       4.645%
Class A-4 Certificates...........................   $178,971,000      11.085%
Class A-5 Certificates...........................   $202,208,000      12.524%
Class A-PB Certificates..........................   $ 52,557,000       3.255%
Class A-6 Certificates...........................   $237,279,000      14.696%
Class A-1A Certificates..........................   $126,705,000       7.848%
Class A-FL Certificates..........................   $ 80,727,000       5.000%
Class A-M Certificates...........................   $ 80,727,000       5.000%
Class A-J Certificates...........................   $100,909,000       6.250%
Class B Certificates.............................   $ 40,363,000       2.500%
Class C Certificates.............................   $ 20,182,000       1.250%
Class D Certificates.............................   $ 32,291,000       2.000%
Non-Offered Certificates (other than the
   Class X and Class A-1A Certificates)..........   $129,165,341       8.000%

     The "Certificate Balance" of any Class of Sequential Pay Certificates
(other than the Class A-FL Certificates) and the Class A-FL Regular Interest
(and, correspondingly, the Class A-FL Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of
Sequential Pay Certificates (other than the Class A-FL Certificates) and the
Class A-FL Regular Interest (and, correspondingly, the Class A-FL Certificates), in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date. The
Certificate Balance of the Class A-FL Certificates will be reduced on each
Distribution Date by an amount corresponding to any such reduction in the
Certificate Balance of the Class A-FL Regular Interest.

     The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class X-C and Class X-P
Certificates. On each Distribution Date, the Notional Amount of the Class X-C
Certificates generally will be equal to the aggregate outstanding Certificate
Balances of the Sequential Pay Certificates (other than the Class A-FL
Certificates) and the Class A-FL Regular Interest (and, correspondingly, the
Class A-FL Certificates) on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $1,614,545,341 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

          (i) until the Distribution Date in December 2005, the sum of (a) the
     lesser of $31,808,000 and the Certificate Balance of the Class A-1
     Certificates, (b) the lesser of $126,538,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6,
     Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
     and Class H Certificates and the Class A-FL Regular Interest;

          (ii) after the Distribution Date in December 2005 through and including the Distribution Date in June 2006, the sum of (a) the lesser of
     $29,046,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $126,240,000 and the Certificate Balance of the Class A-1A
     Certificates

                                      S-220

     and (c) the aggregate Certificate Balances of the Class A-2, Class A-3,
     Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G and Class H Certificates and
     the Class A-FL Regular Interest;

          (iii) after the Distribution Date in June 2006 through and including the Distribution Date in December 2006, the sum of (a) the lesser of
     $1,906,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $123,891,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-2,
     Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class
     A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
     Certificates and the Class A-FL Regular Interest;

          (iv) after the Distribution Date in December 2006 through and including the Distribution Date in June 2007, the sum of (a) the lesser of
     $194,073,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $121,154,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-3,
     Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G and Class H Certificates and
     the Class A-FL Regular Interest;

          (v) after the Distribution Date in June 2007 through and including the
     Distribution Date in December 2007, the sum of (a) the lesser of
     $163,696,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $118,357,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-3,
     Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G and Class H Certificates and
     the Class A-FL Regular Interest;

          (vi) after the Distribution Date in December 2007 through and including the Distribution Date in June 2008, the sum of (a) the lesser of
     $134,087,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $115,594,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class A-J, Class B,
     Class C, Class D, Class E, Class F and Class G Certificates and the Class
     A-FL Regular Interest and (d) the lesser of $13,741,000 and the Certificate
     Balance of the Class H Certificates;

          (vii) after the Distribution Date in June 2008 through and including the Distribution Date in December 2008, the sum of (a) the lesser of
     $104,908,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $112,933,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class A-J, Class B,
     Class C, Class D, Class E and Class F Certificates and the Class A-FL
     Regular Interest and (d) the lesser of $14,720,000 and the Certificate
     Balance of the Class G Certificates;

          (viii) after the Distribution Date in December 2008 through and including the Distribution Date in June 2009, the sum of (a) the lesser of
     $76,298,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $110,320,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class A-J, Class B,
     Class C, Class D, Class E and Class F Certificates and the Class A-FL
     Regular Interest and (d) the lesser of $50,000 and the Certificate Balance of the Class G Certificates;

          (ix) after the Distribution Date in June 2009 through and including the Distribution Date in December 2009, the sum of (a) the lesser of
     $48,573,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $107,813,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class A-J, Class B,
     Class C, Class D and Class E Certificates and the Class A-FL Regular
     Interest and (d) the lesser of $6,045,000 and the Certificate Balance of the Class F Certificates;

          (x) after the Distribution Date in December 2009 through and including the Distribution Date in June 2010, the sum of (a) the lesser of
     $101,898,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $73,606,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-5,
     Class A-PB, Class A-6, Class A-M, Class A-J,

                                      S-221

     Class B, Class C and Class D Certificates and the Class A-FL Regular
     Interest and (d) the lesser of $8,475,000 and the Certificate Balance of the Class E Certificates;

          (xi) after the Distribution Date in June 2010 through and including the Distribution Date in December 2010, the sum of (a) the lesser of
     $25,551,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $48,846,000 and the Certificate Balance of the Class A-PB
     Certificates, (c) the lesser of $71,844,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balances of the
     Class A-5, Class A-6, Class A-M, Class A-J, Class B and Class C
     Certificates and the Class A-FL Regular Interest and (e) the lesser of
     $29,408,000 and the Certificate Balance of the Class D Certificates;

          (xii) after the Distribution Date in December 2010 through and including the Distribution Date in June 2011, the sum of (a) the lesser of
     $80,368,000 and the Certificate Balance of the Class A-5 Certificates, (b)
     the lesser of $44,060,000 and the Certificate Balance of the Class A-PB
     Certificates, (c) the lesser of $70,105,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balances of the
     Class A-6, Class A-M, Class A-J, Class B and Class C Certificates and the
     Class A-FL Regular Interest and (e) the lesser of $19,341,000 and the
     Certificate Balance of the Class D Certificates;

          (xiii) after the Distribution Date in June 2011 through and including the Distribution Date in December 2011, the sum of (a) the lesser of
     $67,172,000 and the Certificate Balance of the Class A-5 Certificates, (b)
     the lesser of $39,409,000 and the Certificate Balance of the Class A-PB
     Certificates, (c) the lesser of $68,441,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balances of the
     Class A-6, Class A-M, Class A-J, Class B and Class C Certificates and the
     Class A-FL Regular Interest and (e) the lesser of $10,790,000 and the
     Certificate Balance of the Class D Certificates;

          (xiv) after the Distribution Date in December 2011 through and including the Distribution Date in June 2012, the sum of (a) the lesser of
     $187,316,000 and the Certificate Balance of the Class A-6 Certificates, (b)
     the lesser of $66,809,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-M,
     Class A-J, Class B and Class C Certificates and the Class A-FL Regular
     Interest and (d) the lesser of $2,771,000 and the Certificate Balance of the Class D Certificates;

          (xv) after the Distribution Date in June 2012, $0.

     The initial Notional Amount of the Class X-P Certificates will be
$1,555,784,000.

     The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage
Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates (other than the Class A-FL Certificates) and the
Class A-FL Regular Interest will be reduced by the amount of Mortgage Deferred
Interest allocable to such Class (any such amount, "Certificate Deferred
Interest"). With respect to the Sequential Pay Certificates (other than the
Class A-FL Certificates) and the Class A-FL Regular Interest, Certificate
Deferred Interest will be allocated from lowest payment priority to highest
(except with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-PB, Class A-6 and Class A-1A Certificates. which amounts shall be applied pro rata (based on remaining Class Certificate Balances). The
Certificate Balance of each Class of Sequential Pay Certificates (other than the
Class A-FL Certificates) or the Class A-FL Regular Interest to which Certificate
Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any such increase in the
Certificate Balance of the Class A-FL Regular Interest will result in a corresponding increase in the Certificate Balance of the Class A-FL
Certificates. Any increase in the Certificate Balance of a Class of Sequential
Pay Certificates (other than

                                      S-222

the Class A-FL Certificates) or the Class A-FL Regular Interest will result in an increase in the Notional Amount of the Class X-C Certificates, and to the
extent there is an increase in the Certificate Balance of the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class
A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G or Class H
Certificates or the Class A-FL Regular Interest and subject to the limits described in the description of the Notional Amount of the Class X-P
Certificates above, the Class X-P Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular
Certificates and the Class A-FL Regular Interest. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5, Class A-PB, Class A-6, Class A-M, Class A-J, Class B,
Class C and Class D Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

     The Pass-Through Rate on the Class A-FL Regular Interest for each
Distribution Date is a per annum rate equal to 4.697%.

     The Pass-Through Rate on the Class A-FL Certificates is a per annum rate equal to LIBOR plus 0.26%; provided, however, under certain circumstances described under "DESCRIPTION OF THE SWAP CONTRACT--THE SWAP CONTRACT" in this prospectus supplement, the Pass-Through Rate on the Class A-FL Certificates may
convert to a per annum rate equal to the Pass-Through Rate on the Class A-FL
Regular Interest.

     The term "LIBOR" means, with respect to the Class A-FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major referenced banks in the London interbank market selected by the
Trustee to provide such bank's offered quotation of such rates at approximately
11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the
Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR
Determination Date with respect to such Interest Accrual Period for loans in the
U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual
Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Trustee will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with

                                      S-223

respect to each Interest Accrual Period thereafter, the date that is two LIBOR
Business Days prior to the related Interest Accrual Period. A "LIBOR Business
Day" is any day on which commercial banks are open for international business
(including dealings in U.S. Dollar deposits) in London, England

     The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.040% per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C Certificates
outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date); provided that if, on the Distribution Date in June 2015, the Class A-FL Certificates remain outstanding and the Swap Contract is in effect, the Pass-Through Rate applicable to the Class X-C Certificates shall be reduced by an amount up to 0.10% (the "Class X-C Pass-Through Rate Reduction
Percentage") for each subsequent Distribution Date until such time as (i) the
Class A-FL Certificates are no longer outstanding or (ii) the Pass-Through Rate applicable to the Class A-FL Certificates converts to a fixed rate. Each Class
X-C Component will be comprised of all or a designated portion of the
Certificate Balance of one of the Classes of Sequential Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest. In
general, the Certificate Balance of each Class of Sequential Pay Certificates
(other than the Class A-FL Certificates) and the Class A-FL Regular Interest
will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay
Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular
Interest is identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate
Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and
the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through
Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in June 2012, "Class X-C Strip Rate" for each
Class X-C Component will be calculated as follows:

     (1)  if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-FL
          Certificates) or the Class A-FL Regular Interest, and if the
          Certificate Balance does not, in whole or in part, also constitute a
          Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for the Distribution Date,
          over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the
          Class A-FL Certificates) or the Class A-FL Regular Interest;

     (2)  if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
          Certificates (other than the Class A-FL Certificates) or the Class
          A-FL Regular Interest, and if the designated portion of the
          Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class
          X-C Strip Rate will equal the excess, if any, of (a) the Weighted
          Average Net Mortgage Rate for the Distribution Date, over (b) the
          Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class
          A-FL Certificates) or the Class A-FL Regular Interest;

     (3)  if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
          Certificates (other than the Class A-FL Certificates) or the Class
          A-FL Regular Interest, and if the designated portion of the
          Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip
          Rate will equal the excess, if any, of (a) the Weighted Average Net

                                      S-224

          Mortgage Rate for the Distribution Date, over (b) the sum of (i) the
          Class X-P Strip Rate for the applicable Class X-P Component, and (ii)
          the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class
          A-FL Certificates) or the Class A-FL Regular Interest; and

     (4)  if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-FL
          Certificates) or the Class A-FL Regular Interest, and if the
          Certificate Balance also constitutes, in its entirety, a Class X-P
          Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for the Distribution Date, over
          (b) the sum of (i) the Class X-P Strip Rate for the applicable Class
          X-P Component, and (ii) the Pass-Through Rate in effect for the
          Distribution Date for the applicable Class of Sequential Pay
          Certificates (other than the Class A-FL Certificates) or the Class
          A-FL Regular Interest.

     For each Distribution Date after the Distribution Date in June 2012, the entire Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest will constitute one or more separate Class X-C Components, and the applicable Class
X-C Strip Rate with respect to each such Class X-C Component for each
Distribution Date will equal the excess, if any, of (a) the Weighted Average Net
Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay
Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular
Interest.

     The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 0.579% per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P Certificates
outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the
Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential
Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL
Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-FL
Certificates) or the Class A-FL Regular Interest is identified under
"--Certificate Balances and Notional Amounts" above as being part of the
Notional Amount of the Class X-P Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion thereof)
will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each
Distribution Date through and including the Distribution Date in June 2012, the
"Class X-P Strip Rate" for each Class X-P Component included in the Notional
Amount of the Class X-P Certificates will equal (x) the lesser of (1) the
Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such
Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in June 2012, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates and the Class A-FL
Regular Interest, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual
Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates or the Class A-FL
Regular Interest immediately following the Distribution Date in such Interest
Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates and the Class A-FL Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class A-FL Certificates will accrue interest on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period; provided that if the Pass-Through Rate on the
Class A-FL Certificates, converts to a fixed rate, the Class A-FL Certificates will accrue interest on the same basis as the Class A-FL Regular Interest. With respect to any Class of

                                      S-225

REMIC Regular Certificates and the Class A-FL Regular Interest and any
Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days. The "Interest Accrual Period"
with respect to the Class A-FL Certificates will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution
Date, the Closing Date) to, but excluding, the related Distribution Date, calculated on the basis of the actual number of days in such Interest Accrual
Period and assuming each year has 360 days; provided that if the Pass-Through
Rate on the Class A-FL Certificates converts to a fixed rate, such accrual period shall be on the same basis as the Class A-FL Regular Interest. See
"DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the
commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date; provided that, for the purpose of determining the Weighted
Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such
Mortgage Loan will be calculated without regard to such event. The "Net Mortgage
Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 14 Mortgage Loans (loan numbers 56, 66, 67, 69, 71, 72, 74, 76, 78,
80, 82, 84, 89 and 90), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than 14 Mortgage Loans, representing 3.2% of the Cut-Off Date Pool Balance (3.5% of Loan Group 1), which accrue interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related
Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated
Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a)
reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such
Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b)
increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The
Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout Delayed Reimbursement
Amounts, and such amount has not been included as part of the Principal
Distribution Amount, such amount shall not reduce the Stated Principal Balance
(other than for purposes of computing the Weighted Average Net Mortgage Rate).
Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first
Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal
Balance shall equal the unpaid principal balance of such Companion Loan.

                                      S-226

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection
Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection
Period. The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in July 2005.

DISTRIBUTIONS

     General. Except as described below with respect to the Class Z
Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first
Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in July 2005.

     The amount allocated to the Class A-FL Regular Interest on each
Distribution Date will be deposited into the Floating Rate Account, less the portion of such amount, if any, due to the Swap Counterparty under the Swap
Contract with respect to such Distribution Date. In addition, amounts payable to the Trust Fund by the Swap Counterparty under the Swap Contract with respect to the Distribution Date will be deposited into the Floating Rate Account. See
"DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the
Class A-FL, Class R-I, Class R-II and Class Z Certificateholders) and the Class
A-FL Regular Interest (and therefore to the Class A-FL Certificateholders) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the
     Mortgage Loans and any REO Properties by the Master Servicer (without regard to any payments made to or received by the Swap Counterparty) as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or
          Companion Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates);

                                      S-227

               (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest
          Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

               (vii) any amounts distributable to the Companion Loan holders.

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date other than, in the case of the Master
     Servicer and any P&I Advances allocable to the Pari Passu Companion Loan;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in
     February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve
     Account in respect of each Mortgage Loan.

     The aggregate amount available for distributions to the holders of the
Class A-FL Certificates on each Distribution Date (the "Class A-FL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-FL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from
Swap Counterparty pursuant to the Swap Contract, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such
Distribution Date. See "DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Distributions--Allocation of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement.

     All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in
February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an
Actual/360 basis an amount equal to one day's interest at the related Mortgage
Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest
Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution
Date occurring in March, or in the event the final Distribution Date occurs in
February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such
Distribution Date.

     Certificate Account. The Master Servicer will establish and will maintain a
"Certificate Account" on behalf of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution
Amount will be used to make distributions on the Certificates (other than the
Class A-FL Certificates) and the Class A-FL Regular Interest. See "DESCRIPTION
OF THE TRUST FUNDS--Certificate Accounts" in the prospectus.

                                      S-228

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution
Amount will be used to make distributions on the Certificates (other than the
Class A-FL Certificates) and the Class A-FL Regular Interest.

     Gain on Sale Reserve Account. The Trustee will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future
Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution
Date, an amount equal to the Additional Interest received in respect of the
Mortgage Loans during the related Collection Period will be deposited into the
Additional Interest Account.

     Floating Rate Account. On or before the Closing Date, the Trustee will establish and maintain a "Floating Rate Account" in trust for the benefit of the holders of the Class A-FL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may be a
subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-FL Regular Interest or the Swap
Contract, the Trustee will deposit the same into the Floating Rate Account. See
"DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     (1)  concurrently, to distributions of interest (i) from the portion of the
          Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1
          Certificates, Class A-2 Certificates, Class A-3, Class A-4, Class A-5
          Certificates, Class A-PB Certificates and Class A-6 Certificates, pro
          rata, in accordance with the amounts of Distributable Certificate
          Interest in respect of such classes of Certificates on such
          Distribution Date, in an amount equal to all Distributable Certificate
          Interest in respect of such Classes of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available
          Distribution Amount for such Distribution Date attributable to
          Mortgage Loans in Loan Group 2, to the holders of the Class A-1A
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates on such Distribution
          Date and, to the extent not previously paid, for all prior
          Distribution Dates, and (iii) from the entire Available Distribution
          Amount for such Distribution Date relating to the entire Mortgage
          Pool, to the holders of the Class X-C Certificates and the Class X-P
          Certificates, pro rata, in accordance with the amounts of
          Distributable Certificate Interest in respect of such Classes of
          Certificates on such Distribution Date, in an amount equal to all
          Distributable Certificate Interest in respect of such Classes of
          Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the
          Available Distribution Amount will be allocated among the above
          Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate
          Interest in respect of such Classes of Certificates on such
          Distribution Date, in an amount equal to all Distributable Certificate
          Interest in respect of each such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                      S-229

     (2)  to distributions of principal to the holders of the Class A-PB
          Certificates, in an amount equal to the Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, until the
          Certificate Balance of the Class A-PB Certificates is reduced to the
          Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

     (3)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates as set
          forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

     (4)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates and the
          Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-2 Certificates) equal to the remaining Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates and/or the Class A-1 Certificates on such Distribution
          Date;

     (5)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, the
          Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates
          and/or the Class A-2 Certificates on such Distribution Date;

     (6)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, the
          Class A-1 Certificates, the Class A-2 Certificates and the Class A-3
          Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-4
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          Class A-2 Certificates and/or the Class A-3 Certificates on such
          Distribution Date;

     (7)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, the
          Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
          Certificates and the Class A-4 Certificates as set forth in clauses
          (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-5 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-5 Certificates)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal

                                      S-230

          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates, the Class A-1 Certificates, the Class A-2 Certificates,
          the Class A-3 Certificates and/or the Class A-4 Certificates on such
          Distribution Date;

     (8)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-1 Certificates, Class A-2
          Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
          A-5 Certificates and Class A-PB Certificates as set forth in clauses
          (2), (3), (4), (5), (6) and (7) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB
          Certificates) equal to the remaining Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates, the Class A-1 Certificates, the Class A-2 Certificates,
          the Class A-3 Certificates, the Class A-4 Certificates and/or the
          Class A-5 Certificates on such Distribution Date;

     (9)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-1 Certificates, Class A-2
          Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
          A-5 Certificates and Class A-PB Certificates as set forth in clauses
          (2), (3), (4), (5), (6), (7) and (8) above, to distributions of principal to the holders of the Class A-6 Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-6 Certificates) equal to the remaining Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates, the Class A-1 Certificates, the Class A-2 Certificates,
          the Class A-3 Certificates, the Class A-4 Certificates and/or the
          Class A-5 Certificates on such Distribution Date;

     (10) to distributions of principal to the holders of the Class A-1A
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-1A Certificates) equal to the Loan
          Group 2 Principal Distribution Amount for such Distribution and, after the Class A-1 Certificates, Class A-2 Certificates, Class A-3
          Certificates, Class A-4 Certificates, Class A-5 Certificates, Class
          A-PB Certificates and Class A-6 Certificates have been retired, the
          Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, Class A-2
          Certificates, the Class A-3 Certificates, the Class A-4 Certificates,
          the Class A-5 Certificates and/or the Class A-6 Certificates have been made on such Distribution Date;

     (11) to distributions to the holders of the Class A-1 Certificates, Class
          A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates,
          Class A-5 Certificates, Class A-PB Certificates, Class A-6
          Certificates and Class A-1A Certificates pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund
          Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional
          Trust Fund Expenses, if any;

     (12) to distributions of interest to the holders of the Class A-FL Regular
          Interest in amounts equal to all Distributable Certificate Interest in respect of such Class A-FL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution
          Dates;

                                      S-231

     (13) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class A-FL Regular Interest in amounts
          (not to exceed the outstanding Certificate Balance of the Class A-FL
          Regular Interest) equal to the Principal Distribution Amount in respect of such Class A-FL Regular Interest for such Distribution
          Date, less any portion distributed in respect of the Class A-1
          Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
          A-4 Certificates, Class A-5 Certificates, Class A-PB Certificates,
          Class A-6 Certificates and/or the Class A-1A Certificates on such
          Distribution Date;

     (14) to distributions to the holders of the Class A-FL Regular Interest to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class A-FL Regular
          Interest and for which no reimbursement has yet been previously received;

     (15) to distributions of interest to the holders of the Class A-M
          Certificates in amounts equal to all Distributable Certificate
          Interest in respect of such Class A-M Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (16) after the Class A Certificates and the Class A-FL Regular Interest
          have been retired, to distributions of principal to the holders of the
          Class A-M Certificates in amounts (not to exceed the outstanding
          Certificate Balance of the Class A-M Certificates) equal to the
          Principal Distribution Amount in respect of such Class A-M
          Certificates for such Distribution Date, less any portion distributed in respect of the Class A-1 Certificates, Class A-2 Certificates,
          Class A-3 Certificates, Class A-4 Certificates, Class A-5
          Certificates, Class A-PB Certificates, Class A-6 Certificates, Class
          A-1A Certificates and/or the Class A-FL Regular Interest on such
          Distribution Date;

     (17) to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class A-M
          Certificates and for which no reimbursement has yet been previously received;

     (18) to distributions of interest to the holders of the Class A-J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (19) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-J Certificates) equal to the
          Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-FL Regular Interest with an earlier priority of payment;

     (20) to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (21) to distributions of interest to the holders of the Class B
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (22) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (23) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

                                      S-232

     (24) to distributions of interest to the holders of the Class C
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (25) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (26) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (27) to distributions of interest to the holders of the Class D
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (28) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (29) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (30) to distributions of interest to the holders of the Class E
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (31) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL with an earlier alphabetical and numerical designation on such
          Distribution Date;

     (32) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (33) to distributions of interest to the holders of the Class F
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (34) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (35) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

                                      S-233

     (36) to distributions of interest to the holders of the Class G
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (37) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (38) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (39) to distributions of interest to the holders of the Class H
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (40) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (41) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (42) to distributions of interest to the holders of the Class J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (43) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (44) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (45) to distributions of interest to the holders of the Class K
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (46) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates, the Class A-FL
          Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (47) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

                                      S-234

     (48) to distributions of interest to the holders of the Class L
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (49) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (50) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (51) to distributions of interest to the holders of the Class M
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (52) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (53) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (54) to distributions of interest to the holders of the Class N
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (55) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (56) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (57) to distributions of interest to the holders of the Class O
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (58) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

                                      S-235

     (59) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (60) to distributions of interest to the holders of the Class P
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (61) after all Classes of Certificates and the Class A-FL Regular Interest
          with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution
          Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class
          A-FL Regular Interest with an earlier alphabetical and numerical designation on such Distribution Date;

     (62) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received; and

     (63) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
          Amount remaining after the distributions to be made on such
          Distribution Date as described in clauses (1) through (62) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund
Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7), (8),
(9) and (10) above with respect to the Class A-1 Certificates, the Class A-2
Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class
A-5 Certificates, the Class A-PB Certificates, the Class A-6 Certificates and
the Class A-1A Certificates will be so made to the holders of the respective
Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then-outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributions on the Class A-FL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-FL Certificates has not
been reduced to zero, the Trustee is required to apply amounts on deposit in the
Floating Rate Account to the extent of the Class A-FL Available Funds, in the following order of priority;

     First, to the holders of the Class A-FL Certificates, in respect of interest, up to an amount equal to the Class A-FL Interest Distribution Amount;

     Second, to the holders of the Class A-FL Certificates, in respect of principal, up to an amount equal to the Class A-FL Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero;

     Third, to the holders of the Class A-FL Certificates, until all Realized
Losses and Additional Trust Fund Expenses previously allocated to the Class A-FL
Certificates (as a result of the allocation Realized Losses and Additional Trust
Fund Expenses to the Class A-FL Regular Interest) but not previously reimbursed, have been reimbursed in full;

     Fourth, to pay any termination payments, if any, to the Swap Counterparty;
and

     Fifth, any remaining amount to the holders of the Class A-FL Certificates.

     See "DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" equals with respect to each Class of REMIC Regular Certificates and the Class A-FL Regular Interest for each Distribution

                                      S-236

Date, the Accrued Certificate Interest in respect of such Class of Certificates
(other than the Class A-FL Certificates) and the Class A-FL Regular Interest for
such Distribution Date, reduced (other than in the case of the Class X
Certificates) (to not less than zero) by (i) such Class's allocable share
(calculated as described below) of the aggregate of any Prepayment Interest
Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master
Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular
Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular
Interest.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL
Regular Interest for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates (other than the
Class A-FL Certificates) or the Class A-FL Regular Interest for such
Distribution Date accrued for the related Interest Accrual Period on the related
Certificate Balance outstanding immediately prior to such Distribution Date. The
"Accrued Certificate Interest" in respect of the Class X-C and Class X-P
Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class
X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a
30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class A-FL Certificates and the Class X Certificates or the
Class A-FL Regular Interest will equal the product of (a) such Net Aggregate
Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of
Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular
Interest for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC
Regular Certificates (other than the Class A-FL Certificates and the Class X
Certificates or the Class A-FL Regular Interest for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates or the Class A-FL Regular Interest, to the extent not covered by the Master
Servicer's related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion
Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. So long as both the Class A-6 and Class A-1A
Certificates remain outstanding, the Principal Distribution Amount for each
Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the "Loan Group 1 Principal Distribution Amount" and
with respect to Loan Group 2, the "Loan Group 2 Principal Distribution Amount").
On each Distribution Date after the Certificate Balances of either the Class A-5 or Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both Loan Groups.
The "Principal Distribution Amount" for each Distribution Date with respect to a
Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the
Trustee, as applicable:

          (ii) the aggregate of the principal portions of all Scheduled Payments
     (other than Balloon Payments) and of any Assumed Scheduled Payments due or
     deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and excluding amounts on any Companion
     Loan for their respective Due Dates occurring during the related Collection
     Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee as applicable, prior to such
     Collection Period;

                                      S-237

          (iii) the aggregate of all principal prepayments received on the
     Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (iv) with respect to any Mortgage Loan in such Loan Group or the
     Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related
     Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any
     Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and not previously recovered;

          (v) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and Substitution Shortfall Amounts with respect to Mortgage
     Loans in such Loan Group or the Mortgage Pool, as applicable, and, to the extent not otherwise included in clause (i), (ii) or (iii) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable during the related
     Collection Period and that were identified and applied by the Master
     Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any
     Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related
     Collection Period and not previously recovered; and

          (vi) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Loan Group 1 Principal
     Distribution Amount, the Loan Group 2 Principal Distribution Amount and the
     Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on
each Distribution Date would be reduced to the balance indicated for that
Distribution Date on the table. There is no assurance, however, that the
Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan
Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution
Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

                                      S-238

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of
Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon
Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing
Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each
Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a
Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be
"applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or
"Mortgage Loans" in the definitions of "Principal Distribution Amount" and
"Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO
Mortgage Loan"). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans or a related Companion Loan, if applicable.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates (excluding the Class A-FL Certificates), the Class A-FL
Regular Interest and the Class A-1A Certificates, Class E Certificates, Class F
Certificates, Class G Certificates and Class H Certificates as set forth below.
"Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context

                                      S-239

requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates (excluding the Class A-FL
Certificates), the Class A-FL Regular Interest and the Class A-1A Certificates,
Class E Certificates, Class F Certificates, Class G Certificates and Class H
Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of
Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction
(which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates
(other than the Class A-FL Certificates) or the Class A-FL Regular Interest over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates
(other than the Class A-FL Certificates) or the Class A-FL Regular Interest, on
such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such
Class of Certificates (other than the Class A-FL Certificates) or the Class A-FL
Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates (other than the Class A-FL Certificates)
and the Class A-FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or
Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in June 2012,
55% to the holders of the Class X-P Certificates and 45% to the holders of the
Class X-C Certificates and (b) thereafter, 100% to the holders of the Class X-C
Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect and there is no continuing payment default under the Swap Contract, Yield
Maintenance Charges and Prepayment Premiums distributable in respect of the
Class A-FL Regular Interest will be payable to the Swap Counterparty, and on any
Distribution Date on which the Swap Contract is not in effect or a continuing payment default by the Swap Counterparty exists, Yield Maintenance Charges and
Prepayment Premiums distributable in respect of the Class A-FL Regular Interest will be distributable to the holders of the Class A-FL Certificates. See
"DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

     The "Discount Rate" applicable to any Class of Offered Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest, the Class
A-1A Certificates, Class E Certificates, Class F Certificates, Class G
Certificates and Class H Certificates will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such US Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield
Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain
Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                      S-240

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender
Loan, payable on the related Mortgage Loan pursuant to the terms of the related
Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, Class X-C Certificates and Class
X-P Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate
Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of
Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-FL Regular Interest and the Class A-M Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates and Class D
Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance.
The protection afforded (a) to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates (other than the Class A-1A
Certificates and the Class X Certificates), (b) to the holders of the Class C
Certificates by means of the subordination of the Class D Certificates and the
Non-Offered Certificates (other than the Class A-1A Certificates and the Class X
Certificates), (c) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates and the
Non-Offered Certificates (other than the Class A-1A Certificates and the Class X
Certificates), (d) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D
Certificates and the Non-Offered Certificates (other than the Class A-1A
Certificates and the Class X Certificates), (e) to the holders of the A-M
Certificates by means of the subordination of the Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates and the Non-Offered
Certificates (other than the Class A-1A Certificates and the Class X
Certificates), (f) to the holders of the Class A-FL Regular Interest by means of the subordination of the Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and the Non-Offered
Certificates (other than the Class A-1A Certificates and the Class X
Certificates) and (g) to the holders of the Class A Certificates and Class X
Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under
"--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as
described below. Until the first Distribution Date after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-6 Certificates will receive principal payments only after the
Certificate Balance of each of the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates and Class A-PB Certificates have been reduced to zero, the Class
A-5 Certificates will receive principal payments only after the Certificate
Balance of each of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates and Class A-4 Certificates have been reduced to zero, and the
Certificate Balance of the Class A-PB Certificates has been reduced to the Class
A-PB Planned Principal Balance, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1
Certificates, Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, and the Certificate Balance of the Class A-PB Certificates has
been reduced to the Class A-PB Planned Principal Balance, the Class A-3
Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates and the Class A-2 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal

                                      S-241

payments only after the Certificate Balance of the Class A-1 Certificates has
been reduced to the zero, and the Certificate Balance of the Class A-PB
Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the
Certificate Balance of the Class A-PB Certificates has been reduced to the Class
A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-PB
Certificates, Class A-6 Certificates and Class A-1A Certificates to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-PB Certificates, Class A-6 Certificates, Class A-1A
Certificates, Class X-C Certificates and Class X-P Certificates to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates or the
Class A-FL Regular Interest.

     Allocation to the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-PB
Certificates, Class A-6 Certificates and Class A-1A Certificates for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under "--Distributions--Application of the Available
Distribution Amount" above will have the effect of reducing the aggregate
Certificate Balance of the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates Class A-PB
Certificates, Class A-6 Certificates and Class A-1A Certificates at a
proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-PB Certificates, Class A-6 Certificates and Class A-1A
Certificates the percentage interest in the Trust Fund evidenced by such Class
A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-5 Certificates, Class A-PB Certificates, Class A-6
Certificates and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the
Subordinate Certificates), thereby increasing, relative to their respective
Certificate Balances, the subordination afforded such Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
A-5 Certificates, Class A-PB Certificates, Class A-6 Certificates and Class A-1A
Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates
(other than the Class A-FL Certificates) and the Class A-FL Regular Interest to
be made on such date, the aggregate of all Realized Losses and Additional Trust
Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related
Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates
(other than the Class A-FL Certificates) and the Class A-FL Regular Interest (in
each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates (other than the
Class A-FL Certificates) and the Class A-FL Regular Interest, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of
Sequential Pay Certificates (other than the Class A-FL Certificates) and the
Class A-FL Regular Interest remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal
Balance of the Mortgage Pool that will be outstanding immediately following such
Distribution Date: first, to the Class P Certificates, until the remaining
Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; fifth, to the Class L
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H
Certificates, until the remaining

                                      S-242

Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; twelfth, to the Class
D Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; fifteenth, to the
Class A-J Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; sixteenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeeth, to the Class A-FL Regular Interest until the remaining
Certificate Balance of such Class A-FL Regular Interest is reduced to zero;
eighteenth, and, last, to the Class A-1 Certificates, the Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, the Class A-PB Certificates, the Class A-6 Certificates and the
Class A-1A Certificates, pro rata, in proportion to their respective outstanding
Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Generally, any losses and expenses that are associated with the Co-Lender
Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate
Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses associated with respect to the AmericasMart Whole Loan will be allocated in accordance with the terms of the related Intercreditor Agreement pro rata to the AmericasMart Loan and the AmericasMart Companion Loan. See
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized
Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i)
all accrued and unpaid interest thereon to but not including the Due Date in the
Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment
Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over
(b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a
Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The
Realized Loss in respect of a Mortgage Loan for which a Final Recovery
Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance thereon) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special
Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the
Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certain Matters Regarding the Trustee" in the

                                      S-243

prospectus, certain indemnities and reimbursements to the Master Servicer, the
Special Servicer and the Depositor of the type described under "DESCRIPTION OF
THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master
Servicer and the Depositor" in the prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of
REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the
prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO
Properties; Purchase Option" in this prospectus supplement. Additional Trust
Fund expenses shall not include costs or fees incurred with respect to the Swap
Contract, which shall not be payable by the Trust Fund or from the Floating Rate
Account. Additional Trust Fund Expenses will reduce amounts payable to
Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the second succeeding paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing
Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than
Balloon Payments) and any Assumed Scheduled Payments, net of related Master
Servicing Fees, in respect of the Mortgage Loans (and the Pari Passu Companion
Loan that is being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I
Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the
Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related
Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any
Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, the Master Servicer or the Trustee, as applicable, will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction
Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such
Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions"
below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I
Advance required to be made, the Trustee will then be required to make such P&I
Advance, except any P&I Advance with respect to the Pari Passu Companion Loan, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     Neither the Master Servicer nor the Trustee will be required to make any
P&I Advances with respect to any Subordinate Companion Loan. In addition, the
Trustee will not be required to make any P&I

                                      S-244

Advances with respect to any Pari Passu Companion Loan. If the Master Servicer
fails to make the required P&I Advance, the Trustee is required to make such P&I
Advance, except any P&I Advance with respect to the Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master Servicer.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage
Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage
Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the
Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master
Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee, would, if made, not be recoverable from Related Proceeds (a
"Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is
entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, each of the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage
Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any
Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master
Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the
Trustee) that such Workout-Delayed Reimbursement Amount, along with any other
Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate
Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the
Master Servicer, the Trustee. Any requirement of the Master Servicer and the
Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See "DESCRIPTION OF THE
CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus.

     With respect to any recovery of any P&I Advance made by the Master Servicer on a Pari Passu Companion Loan, the Master Servicer may recover such amounts and any interest thereon from the holder of the Pari Passu Companion Loan and at no time, from the Trust Fund. In addition, with respect to any nonrecoverable property protection advances made on the Pari Passu Loan and the Pari Passu
Companion Loan, the Master Servicer and the Trustee may recover such amounts pro rata from the Trust Fund and the holder of the Pari Passu Companion Loan provided that, in the event the pro rata shares, together with amounts available for reimbursement to the Master Servicer from general collections under the
Pooling and Servicing Agreement, are not sufficient to reimburse the Master
Servicer or Trustee, the advancing party may collect the full amount thereof from the holder of the Pari Passu Companion Loan.

                                      S-245

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders)
incurred by it (each such P&I Advance or expense, an "Advance"), the Master
Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related
Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related
Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on
Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust
Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street
Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master
Servicer and the Controlling Class Representative, each in its sole discretion)
and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the
Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer, the
Trustee, as applicable, elects not to recover such nonrecoverable Advances over time, the Master Servicer, the Trustee, as applicable, will be required to give
S&P and Fitch at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to the interest on the Mortgage Loans, unless the Master Servicer, the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

     If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement
Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution
Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the
Principal Distribution Amount as described above and the item for which the
Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related
Mortgage Loan, then the Principal

                                      S-246

Distribution Amount for the Distribution Date corresponding to the Collection
Period in which this item was recovered will be increased by the lesser of (a)
the amount of the item and (b) any previous reduction in the Principal
Distribution Amount for a prior Distribution Date pursuant to this paragraph.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date")
that (1) any Mortgage Loan (including the Pari Passu Companion Loans) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage
Loan has been modified by the Special Servicer to reduce the amount of any
Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any
Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any
Mortgage Loan (including the Pari Passu Companion Loans) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan (including the Pari Passu Companion
Loans) within 120 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Pari Passu Companion Loans) will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is
outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a
"Required Appraisal Loan"), the Special Servicer is required to obtain (within
60 days of the applicable Required Appraisal Date) an appraisal of the related
Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a
Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the
Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master
Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate
Account. As a result of any such appraisal, it may be determined that an
"Appraisal Reduction Amount" exists with respect to the related Required
Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan
will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated
Principal Balance of such Required Appraisal Loan, and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required
Appraisal Loan and any related Companion Loans to the extent the Master Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage
Rate (exclusive of any portion thereof that constitutes Additional Interest),
(iii) all accrued but unpaid Servicing Fees and all accrued but unpaid
Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion
Loan, similar fees and expenses to the extent the Master Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances
(plus accrued interest thereon) made by or on behalf of the Master Servicer, the
Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the

                                      S-247

purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged
Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal
25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate
Certificates in reverse order of entitlement to distribution with respect to such Classes. See "--P&I Advances" above. For the purpose of calculating P&I
Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse payment priorities (except with respect to the Class A Certificates, to which such Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-FL Certificates in
          reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-FL Certificates
          allocable to Distributable Certificate Interest, the Class A-FL
          Interest Distribution Amount, and, with respect to the Class A-FL
          Certificates, notification that the amount of interest being distributed with respect to the Class A-FL Regular Interest, is being paid as a result of a Swap Default;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-FL Certificates
          allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-FL Certificates in
          reimbursement of previously allocated Realized Losses and Additional
          Trust Fund Expenses;

               (v) the Available Distribution Amount and the Class A-FL
          Available Funds;

               (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan
          Group and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage
          Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

                                      S-248

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage
          Pool and each Loan Group as of the close of business on the related
          Determination Date;

               (x) the number and aggregate Stated Principal Balance
          (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b)
          delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal
          Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust
          Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final
          Recovery Determination") was made during the related Collection
          Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the
          Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery
          Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-FL Certificates for such
          Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-FL
          Certificates after giving effect to the distributions made on such
          Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular
          Certificates and the Class A-FL Certificates for such Distribution
          Date;

               (xvii) the Principal Distribution Amount;

               (xviii) the Principal Distribution Amount the Loan Group 1
          Principal Distribution Amount and the Loan Group 2 Principal
          Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
          incurred during the related Collection Period;

               (xx) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated to each Class of Certificates and the Class A-FL Regular Interest on such Distribution Date;

               (xxi) the Certificate Balance of each Class of REMIC Regular
          Certificates (other than the Class X Certificates) and the Class A-FL
          Certificates and the Notional Amount of the Class X-C Certificates and
          Class X-P Certificates immediately before and immediately after such
          Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses
          on such Distribution Date;

               (xxii) the certificate factor for each Class of REMIC Regular
          Certificates and the Class A-FL Certificates immediately following such Distribution Date;

                                      S-249

               (xxiii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related
          Collection Period;

               (xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
          applicable, during the related Collection Period;

               (xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
          Date;

               (xxvii) the original and then current credit support levels for each Class of REMIC Regular Certificates and the Class A-FL
          Certificates;

               (xxviii) the original and then current ratings for each Class of
          REMIC Regular Certificates and the Class A-FL Certificates;

               (xxix) the aggregate amount of Prepayment Premiums and Yield
          Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxx) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z
          Certificates on such Distribution Date;

               (xxxi) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation;

               (xxxii) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

               (xxxiii) the amounts received and paid in respect of the Swap
          Contract;

               (xxxiv) identification of any payment default under the Swap
          Contract as of 11:00 AM Eastern time on the applicable Distribution
          Date and identification of any Rating Agency Trigger Event or other
          Swap Default of which Trustee has knowledge as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

               (xxxv) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payments in connection with the acquisition of a replacement interest rate swap contract and (C) collateral posted in connection with any Rating Agency Trigger Event; and

               (xxxvi) the amount of, and identification of, any payments on the
          Class A-FL Certificates in addition to the amount of principal and interest due thereon (including without limitation, any termination payment received in connection with the Swap Contract).

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
     electronic form and substance as provided by the Master Servicer and/or the
     Special Servicer) setting forth certain information (with respect to CMSA
     Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
     Certificates, respectively.

          (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date, and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the
Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

                                      S-250

     (a)  CMSA Delinquent Loan Status Report;

     (b)  CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

     (c)  CMSA Historical Liquidation Report;

     (d)  CMSA REO Status Report;

     (e)  CMSA Servicer Watch List/Portfolio Review Guidelines;

     (f)  CMSA Operating Statement Analysis Report;

     (g)  CMSA NOI Adjustment Worksheet;

     (h)  CMSA Comparative Financial Status Report;

     (i)  CMSA Loan Level Reserve/LOC Report; and

     (j)  CMSA Advance Recovery Report.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior to the related
Distribution Date. Absent manifest error, none of the Master Servicer, the
Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as
applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its
Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the
Trustee. The manner in which notices and other communications are conveyed by
DTC to its Participants, and by its Participants to the holders of the
Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The Master Servicer, the Special Servicer or the Trustee and the Depositor are
required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate
Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs", (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities

                                      S-251

laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the
Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the
Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA
Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the
Restricted Servicer Reports and the CMSA Property File. For assistance with the
Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the
Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the
Mortgage Loan Seller, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the
Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or
Special Servicer, as the case may be, as a prospective transferee of an Offered
Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS-- Evidence
as to Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance"
in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage
Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds.
Copies of any and all of the foregoing items will be available from the Master
Servicer or Special Servicer, as the case may be, upon request; however, the
Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information

                                      S-252

to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date
(except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table
Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted
Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                      ASSUMED FINAL
CLASS DESIGNATION   DISTRIBUTION DATE
-----------------   -----------------
Class A-1........      May 15, 2010
Class A-2........     June 15, 2010
Class A-3........   November 15, 2010
Class A-4........     June 15, 2011
Class A-5........     June 15, 2012
Class A-PB.......   January 15, 2015
Class A-6........      May 15, 2015
Class A-FL.......      May 15, 2015
Class A-M........      May 15, 2015
Class A-J........     June 15, 2015
Class B..........     June 15, 2015
Class C..........     June 15, 2015
Class D..........     June 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final
Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY
CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in
the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in May 2044, the first Distribution Date that follows the second anniversary of the end of the amortization term for the
Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

                                      S-253

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of such Class of Certificates (as adjusted by treating any
Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate
Certificate Balances of all Classes of Sequential Pay Certificates together with the Certificate Balances of the Class A-FL Certificates, determined as of the
Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the
Controlling Class, the Controlling Class Representative or the Majority
Subordinate Certificateholder. The holders of the Class R-I Certificates, Class
R-II Certificates and Class Z Certificates will not be entitled to any Voting
Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-5 Certificates Class A-PB Certificates, Class A-6
Certificates, and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE
CERTIFICATES--Voting Rights" in the prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO
Properties, if any, remaining in the Trust Fund by the Master Servicer, the
Special Servicer or any single Certificateholder (so long as such
Certificateholder is not an affiliate of the Depositor or a Mortgage Loan
Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the
Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate
Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and
Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Trustee or other registrar for the
Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then-outstanding Offered Certificates, but the right of the Master
Servicer, the Special Servicer or the Majority Subordinate Certificateholder to
effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other

                                      S-254

than the Certificateholders, will constitute part of the Available Distribution
Amount for the final Distribution Date. The Available Distribution Amount for
the final Distribution Date will be distributed by the Trustee generally as described under "--Distributions--Application of the Available Distribution
Amount," in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates and the Class A-FL Regular
Interest described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire
Certificate Balance of such Class of Certificates or the Class A-FL Regular
Interest remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then-outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-PB Certificates, Class A-6 Certificates, Class A-1A
Certificates, Class A-FL Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates and Class D
Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such
Certificateholder elects to exchange its Certificates for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar, the REMIC
Administrator and their respective agents under the Pooling and Servicing
Agreement.

THE TRUSTEE

     Wells Fargo Bank, N.A. (the "Trustee") is acting as trustee pursuant to the
Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution
Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal
Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC Administrator").
See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC
Residual Certificates--Reporting and Other Administrative Matters" in the
prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the
Pooling and Servicing Agreement.

                                      S-255

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-FL Regular
Interest to the Trust Fund in exchange for the Class A-FL Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-FL Regular Interest, the Swap Contract and the
Floating Rate Account.

     The Trustee, on behalf of the Trust Fund, will enter into an interest rate swap contract (the "Swap Contract") related to the Class A-FL Regular Interest, with Wachovia Bank, National Association (the "Swap Counterparty") The Swap
Contract will have a maturity date of the Distribution Date in June 2044 (the same date as the Rated Final Distribution Date of the Class A-FL Certificates)
or earlier if the Certificate Balance of the Class A-FL Regular Interest is
reduced to zero prior to such date. The Trustee will make available to the Swap
Counterparty the Distribution Date Statement, which statement will include LIBOR applicable to the related Interest Accrual Period and the fixed rate amount payable by the Trust Fund (including any shortfall in the regular fixed rate payment attributable to the Class A-FL Regular Interest), as well as any Yield
Maintenance Charges payable to the Swap Counterparty. See "DESCRIPTION OF THE
CERTIFICATES--Distributions" in this prospectus supplement. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

     The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-FL
Certificates the Class A-FL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any regularly scheduled payments required to be paid to the Swap Counterparty under the Swap Contract in accordance with the Pooling and Servicing Agreement; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing
Agreement.

     For purposes hereof, "Class A-FL Available Funds" will equal the sum of (i)
the total amount of all principal and/or interest distributions on or in respect of the Class A-FL Regular Interest with respect to such Distribution Date and
(ii) the amounts, if any, received from the Swap Counterparty pursuant to the
Swap Contract, less, (iii) with respect to interest distributions, the regularly scheduled interest payment required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date.

     The "Class A-FL Interest Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received on the Class A-FL Regular Interest for such Distribution Date and (ii) the amount required to be paid to the Trust Fund by the Swap
Counterparty under the Swap Contract, less (iii) the regularly scheduled interest payment required to be paid to the Swap Counterparty by the Trust Fund under the Swap Contract. The "Class A-FL Principal Distribution Amount" means, with respect to any Distribution Date, the amount of principal allocated to the
Class A-FL Regular Interest as described under "DESCRIPTION OF THE
CERTIFICATES--Distributions".

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect and there is no continuing payment default by the Swap Counterparty, (a)
on each Distribution Date, commencing in July 2005, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in
respect of the Class A-FL Regular Interest for the related Distribution Date and
(ii) one month's interest at the Pass-Through Rate applicable to the Class A-FL
Regular Interest accrued for the related Interest Accrual Period on the
Certificate Balance of the Class A-FL Certificates and (b) on the Business Day
prior to each Distribution Date, commencing in July 2005, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-FL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-FL
Certificates accrued for the related Interest Accrual Period on the Certificate
Balance of the Class A-FL Certificates. Such payments will be made on a net

                                      S-256

basis. In addition, the Swap Contract and the Pooling and Servicing Agreement
will each provide that if, on the Distribution Date in June 2015, the Class A-FL
Certificates remain outstanding and the Swap Contract is in effect, then on each subsequent Distribution Date until such time as (i) the Class A-FL Certificates are no longer outstanding or (ii) the Pass-Through Rate applicable to the Class
A-FL Certificates converts to a fixed rate, the Trustee will pay or cause to be paid to the Swap Counterparty an amount up to the amount equal to the product of
(x) the Class X-C Pass-Through Rate Reduction Percentage and (y) the
then-Notional Amount of the Class X-C Certificates (the "Additional Swap
Contract Payments").

     On any Distribution Date for which the funds allocated to payment of amounts in respect of interest received on the Class A-FL Regular Interest are insufficient to pay all amounts (other than any Additional Swap Contract
Payments) due to the Swap Counterparty under the Swap Contract for such
Distribution Date, the amounts payable by the Swap Counterparty to the Trust
Fund under the Swap Contract will be reduced, on a dollar for dollar basis, by the amount of such shortfall, and holders of the Class A-FL Certificates, will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long term rating is not at least equal to the required ratings levels set forth in the Swap Contract (a "Rating Agency Trigger
Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency Trigger
Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a
Rating Agency Trigger Event, fails to make a payment to the Trust Fund required under the Swap Contract or an early termination date is designated under the
Swap Contract with respect to which the Swap Counterparty is the defaulting party or the sole affected party in accordance with its terms (each such event, a "Swap Default"), then the Trustee will be required to take such actions
(following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class
A-FL Certificates to enforce the rights of the Trust Fund under the Swap
Contract as may be permitted by the terms of the Swap Contract and use any termination payments, if any, received from the Swap Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-FL Certificates. To the extent not otherwise set forth in the Pooling and Servicing Agreement, any termination payment payable by the Trust Fund to the Swap Counterparty will be limited (i) to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract), and (ii) to amounts designated therefore out of the Floating Rate Account in accordance with the Pooling and Serving Agreement.

     The Swap Contract provides the Swap Counterparty with the ability to terminate the Swap Contract upon various events of default and termination events specified in the Swap Contract, including any failure by the trustee to perform or comply with any provisions under the Pooling and Servicing Agreement
(beyond any applicable grace periods therein).

     Any conversion to distributions equal to distributions on the Class A-FL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Trustee or the holders of 25% of the applicable
Class of Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the such
Class of Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on such Class A-FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-FL Regular
Interest, might result in a temporary delay of payment of the distributions to the holders of the Class A-FL Certificates if notice of the resulting change in payment terms of the Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any

                                      S-257

Distribution Date unless and until the related interest payment on the Class
A-FL Regular Interest, for such Distribution Date is actually received by the
Trustee.

THE SWAP COUNTERPARTY

     Wachovia Bank, National Association (the "Bank") is the Swap Counterparty
under the Swap Contract. The Bank is also the Mortgage Loan Seller and the
Master Servicer, is an affiliate of Wachovia Commercial Mortgage Securities,
Inc., which is the Depositor, and is an affiliate of Wachovia Capital Markets,
LLC, which is an Underwriter.

     The Bank is a subsidiary of Wachovia Corporation, whose principal office is located in Charlotte, North Carolina. Wachovia Corporation is the fourth largest bank holding company in the United States based on approximately $507 billion in total assets as of March 31, 2005.

     The Bank is a national banking association with its principal office in
Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank
is a commercial bank offering a wide range of banking, trust and other services to its customers. As of March 31, 2005, the Bank had total assets of approximately $455 billion, total net loans of approximately $239 billion, total deposits of approximately $307 billion and equity capital of approximately $47 billion.

     The Bank submits quarterly to the Federal Deposit Insurance Corporation
(the "FDIC") a "Consolidated Report of Condition and Income for a Bank With
Domestic and Foreign Offices" (each, a "Call Report", and collectively, the
"Call Reports"). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC,
Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434,
(877) 275-3342, at prescribed rates. In addition, such portions of the Call
Reports are available to the public free of charge at the FDIC's web site at
http://www.fdic.gov.

     Wachovia Corporation is subject to the information requirements of the
Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be read and copied at the Commission's public reference room in Washington,
D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the SEC's web site at http://www.sec.gov. Reports, documents and other information about Wachovia Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

     The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained herein is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

     The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of the Bank since the date of this prospectus supplement, or that the information contained in this section is correct as of any time subsequent to its date.

     THE SWAP CONTRACT IS AN OBLIGATION OF THE BANK AND IS NOT AN OBLIGATION OF
WACHOVIA CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY WACHOVIA
CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP
CONTRACT.

                                      S-258

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments)
and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii)
the rate, timing and severity of Realized Losses and Additional Trust Fund
Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any
Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class. In addition, the yield to investors in the Class
A-FL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See "RISK FACTORS--The Offered
Certificates--Sensitivity to LIBOR and Yield Considerations" and "DESCRIPTION OF
THE SWAP CONTRACT" in this prospectus supplement.

     Rate and Timing of Principal Payment. The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any
Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class
A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, the, to reduce the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balances thereof are reduced to zero, then, to the Class A-5 Certificates until the Certificate
Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof has been reduced to zero and then, to the Class
A-6 Certificates until the Certificate Balance thereof is reduced to zero. The
Loan Group 2 Principal Distribution Amount (and, after the Class A-6
Certificates have been retired, any remaining Loan Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining
Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-FL Regular Interest, Class
A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates and Class D Certificates and then of the Non-Offered Certificates
(other than the Class X and the Class A-1A Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates or Class A-FL
Regular Interest is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the
Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the
Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
A-5 Certificates, Class A-PB Certificates, Class A-6 Certificates and Class A-1A
Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1
Certificates, Class A-2 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-PB Certificates and Class A-6 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB
Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments

                                      S-259

on the Mortgage Loans will depend in part on the period of time during which the
Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1
Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount,
as applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.
Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-5 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the
ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the
Pooling and Servicing Agreement, neither the Master Servicer nor the Special
Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the
Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal
Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization
Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-5 Certificates, Class A-PB Certificates, Class A-6
Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the
Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the
Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate

                                      S-260

purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower)
than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate
Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (and, correspondingly, the
Class A-FL Regular Interest) (other than the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-PB Certificates, Class A-6 Certificates and Class A-1A
Certificates, which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (and, correspondingly, the Class A-FL Regular Interest) other than the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-5 Certificates, Class A-PB Certificates, Class A-6
Certificates and Class A-1A Certificates (in reduction of the Certificate
Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-5 Certificates, Class A-PB Certificates, Class A-6
Certificates and Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates
(other than the Class X Certificates) on a pro rata basis. In addition, although losses will not be directly allocated to the Class A-FL Certificates, losses allocated to the Class A-FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-FL Certificates.

     Pass-Through Rate. The yield on the Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates, Class L Certificates, Class M
Certificates, Class N Certificates, Class O Certificates and Class P
Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these
Classes bear interest at a rate limited by, based upon, or equal to, the
Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance
Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage
Loans," "--Prepayments Will Affect Your Yield" and "DESCRIPTION OF THE MORTGAGE
POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest

                                      S-261

rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the
Mortgage Loans may be prepaid at any time after the expiration of any applicable
Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell
Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection
Period, the effective yield to the holders of the Offered Certificates (other than the Class A-FL Certificates) will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices
(assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of Offered
Certificates or the Class A-FL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of
Certificates or the Class A-FL Regular Interest, as applicable, the shortfall will be distributable to holders of such Class of Certificates or the Class A-FL
Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class
A-FL Regular Interest, will be distributed to the holders of the Class A-FL
Certificates, to the extent such shortfall is not otherwise payable to the Swap
Counterparty pursuant to the Swap Contract.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-PB Certificates, Class A-6 Certificates, Class A-FL
Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered
Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal
Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB

                                      S-262

Planned Principal Balance, then to the Class A-1 Certificates until the
Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-5 Certificates until the Certificate
Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof has been reduced to zero and then, to the Class
A-6 Certificates until the Certificate Balance thereof is reduced to zero. The
Loan Group 2 Principal Distribution Amount (and, after the Class A-6
Certificates have been retired, any remaining Loan Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining
Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-FL Regular Interest, the
Class A-M Certificates, the Class A-J Certificates, the Class B Certificates,
the Class C Certificates and the Class D Certificates in that order, in each case until the Certificate Balance of such Class of Certificates or the Class
A-FL Regular Interest, as applicable, is reduced to zero. A reduction in the
Certificate Balance of the Class A-FL Regular Interest will result in a corresponding reduction of the Class A-FL Certificates.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the
Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3 Certificates, Class A-4
Certificates, Class A-5 Certificates, Class A-PB, Class A-6 Certificates, Class
A-FL Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB
Certificates, although based on the Table Assumptions (as defined below), the
Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Amount for such
Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date
will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A
Certificates, Class A-1 Certificates, Class A-2, Class A-3 Certificates, Class
A-4 Certificates and Class A-5 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.
Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the
Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage
Loans is prepaid in whole or in part before maturity or the Anticipated
Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR",
"75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

                                      S-263

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of
CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial
Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional
Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage
Loans or the Trust Fund, (v) scheduled interest and principal payments on the
Mortgage Loans are timely received, (vi) ARD Loans pay in full on their
Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (for example, a 30/360 basis or an Actual/360 basis),
(viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage
Loan Seller's representations and warranties regarding its Mortgage Loans, (x)
all applicable Prepayment Premiums and Yield Maintenance Charges are collected,
(xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in July 2005, (xiv) the Closing Date for the sale of the Offered
Certificates is June 30, 2005, and (xv) the Swap Contract is not subject to a
Swap Default.

     The tables set forth below (except for the last table which is labeled
"Discount Margins for the Class A-FL Certificates") indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered
Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. The last table, which is labeled
"Discount Margins for the Class A-FL Certificates" shows the discount margins for the Class A-FL Certificates. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date,
(ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                   0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                      MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date..................     100       100       100       100       100
06/15/06......................      84        84        84        84        84
06/15/07......................      67        67        67        67        67
06/15/08......................      48        48        48        48        48
06/15/09......................      24        24        24        24        24
06/15/10......................       0         0         0         0         0
Weighted average life
   (in years).................    2.73      2.72      2.72      2.72      2.72

                                      S-264

                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                      BALANCE OF THE CLASS A-2 CERTIFICATES



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date .................         100       100       100       100       100
06/15/06 .....................         100       100       100       100       100
06/15/07 .....................         100       100       100       100       100
06/15/08 .....................         100       100       100       100       100
06/15/09 .....................         100       100       100       100       100
06/15/10 .....................           0         0         0         0         0
Weighted average life (in
   years) ....................        4.96      4.95      4.93      4.91      4.73


                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                      BALANCE OF THE CLASS A-3 CERTIFICATES



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date..................         100       100       100       100       100
06/15/06......................         100       100       100       100       100
06/15/07......................         100       100       100       100       100
06/15/08......................         100       100       100       100       100
06/15/09......................         100       100       100       100       100
06/15/10......................         100       100       100       100       100
06/15/11......................           0         0         0         0         0
Weighted average life (in
   years).....................        5.38      5.37      5.36      5.35      5.21


                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                      BALANCE OF THE CLASS A-4 CERTIFICATES



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date..................         100       100       100       100       100
06/15/06......................         100       100       100       100       100
06/15/07......................         100       100       100       100       100
06/15/08......................         100       100       100       100       100
06/15/09......................         100       100       100       100       100
06/15/10......................         100       100       100       100       100
06/15/11......................           0         0         0         0         0
Weighted average life (in
   years).....................        5.96      5.95      5.93      5.91      5.70


                                      S-265

                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                      BALANCE OF THE CLASS A-5 CERTIFICATES



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date..................         100       100       100       100       100
06/15/06......................         100       100       100       100       100
06/15/07......................         100       100       100       100       100
06/15/08......................         100       100       100       100       100
06/15/09......................         100       100       100       100       100
06/15/10......................         100       100       100       100       100
06/15/11......................         100       100       100       100       100
06/15/12......................           0         0         0         0         0
Weighted average life (in
   years).....................        6.96      6.95      6.94      6.92      6.74


                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                     BALANCE OF THE CLASS A-PB CERTIFICATES



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date..................         100       100       100       100       100
06/15/06......................         100       100       100       100       100
06/15/07......................         100       100       100       100       100
06/15/08......................         100       100       100       100       100
06/15/09......................         100       100       100       100       100
06/15/10......................         100       100       100       100       100
06/15/11......................          82        82        82        82        82
06/15/12......................          64        64        64        64        64
06/15/13......................          44        44        44        44        44
06/15/14......................          24        23        22        21        11
06/15/15......................           0         0         0         0         0
Weighted average life (in
   years).....................        7.56      7.56      7.56      7.56      7.53


                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                      BALANCE OF THE CLASS A-6 CERTIFICATES



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date..................         100       100       100       100       100
06/15/06......................         100       100       100       100       100
06/15/07......................         100       100       100       100       100
06/15/08......................         100       100       100       100       100
06/15/09......................         100       100       100       100       100
06/15/10......................         100       100       100       100       100
06/15/11......................         100       100       100       100       100
06/15/12......................         100       100       100       100       100
06/15/13......................         100       100       100       100       100
06/15/14......................         100       100       100       100       100
06/15/15......................           0         0         0         0         0
Weighted average life (in
   years).....................        9.82      9.80      9.76      9.70      9.54


                                      S-266

                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                   BALANCE OF THE CLASS A-FL REGULAR INTEREST



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date..................         100       100       100       100       100
06/15/06......................         100       100       100       100       100
06/15/07......................         100       100       100       100       100
06/15/08......................         100       100       100       100       100
06/15/09......................         100       100       100       100       100
06/15/10......................         100       100       100       100       100
06/15/11......................         100       100       100       100       100
06/15/12......................         100       100       100       100       100
06/15/13......................         100       100       100       100       100
06/15/14......................         100       100       100       100       100
06/15/15......................           0         0         0         0         0
Weighted average life (in
   years).....................        9.88      9.88      9.88      9.88      9.67


                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                      BALANCE OF THE CLASS A-M CERTIFICATES



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date..................         100       100       100       100       100
06/15/06......................         100       100       100       100       100
06/15/07......................         100       100       100       100       100
06/15/08......................         100       100       100       100       100
06/15/09......................         100       100       100       100       100
06/15/10......................         100       100       100       100       100
06/15/11......................         100       100       100       100       100
06/15/12......................         100       100       100       100       100
06/15/13......................         100       100       100       100       100
06/15/14......................         100       100       100       100       100
06/15/15......................           0         0         0         0         0
Weighted average life (in
   years).....................        9.88      9.88      9.88      9.88      9.71


                   PERCENTAGES OF THE CLOSING DATE CERTIFICATE
                      BALANCE OF THE CLASS A-J CERTIFICATES



                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------
       DISTRIBUTION DATE             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------       ------   -------   -------   -------   --------

Initial Date..................         100       100       100       100       100
06/15/06......................         100       100       100       100       100
06/15/07......................         100       100       100       100       100
06/15/08......................         100       100       100       100       100
06/15/09......................         100       100       100       100       100
06/15/10......................         100       100       100       100       100
06/15/11......................         100       100       100       100       100
06/15/12......................         100       100       100       100       100
06/15/13......................         100       100       100       100       100
06/15/14......................         100       100       100       100       100
06/15/15......................           0         0         0         0         0
Weighted average life (in
   years).....................        9.95      9.93      9.91      9.88      9.71


                                      S-267

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                   0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                     MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date..................     100       100       100       100       100
06/15/06......................     100       100       100       100       100
06/15/07......................     100       100       100       100       100
06/15/08......................     100       100       100       100       100
06/15/09......................     100       100       100       100       100
06/15/10......................     100       100       100       100       100
06/15/11......................     100       100       100       100       100
06/15/12......................     100       100       100       100       100
06/15/13......................     100       100       100       100       100
06/15/14......................     100       100       100       100       100
06/15/15......................       0         0         0         0         0
Weighted average life
   (in years).................    9.96      9.96      9.96      9.96      9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                   0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                     MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date..................     100       100       100       100       100
06/15/06......................     100       100       100       100       100
06/15/07......................     100       100       100       100       100
06/15/08......................     100       100       100       100       100
06/15/09......................     100       100       100       100       100
06/15/10......................     100       100       100       100       100
06/15/11......................     100       100       100       100       100
06/15/12......................     100       100       100       100       100
06/15/13......................     100       100       100       100       100
06/15/14......................     100       100       100       100       100
06/15/15......................       0         0         0         0         0
Weighted average life
   (in years).................    9.96      9.96      9.96      9.96      9.76

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                   0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                     MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date..................     100      100       100       100        100
06/15/06......................     100      100       100       100        100
06/15/07......................     100      100       100       100        100
06/15/08......................     100      100       100       100        100
06/15/09......................     100      100       100       100        100
06/15/10......................     100      100       100       100        100
06/15/11......................     100      100       100       100        100
06/15/12......................     100      100       100       100        100
06/15/13......................     100      100       100       100        100
06/15/14......................     100      100       100       100        100
06/15/15......................       0        0         0         0          0
Weighted average life
   (in years).................     9.96     9.96      9.96      9.96      9.79

                                      S-268

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-FL Certificates would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-FL
Certificates. The table below assumes that the Class A-FL Certificates are purchased without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                DISCOUNT MARGINS FOR THE CLASS A-FL CERTIFICATES



                                  SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5
                                 -----------   -----------   -----------   -----------   -----------
                                 DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN
         PRICE (32NDS)              (BPS)         (BPS)         (BPS)         (BPS)         (BPS)
------------------------------   -----------   -----------   -----------   -----------   -----------

99-24.........................         29            29            29            29            29
99-26.........................         28            28            28            28            28
99-28.........................         27            27            27            27            28
99-30.........................         27            27            27            27            27
100-00........................         26            26            26            26            26
100-02........................         25            25            25            25            25
100-04........................         25            25            25            25            24
100-06........................         24            24            24            24            24
100-08........................         23            23            23            23            23
Weighted Average Life
   (in years).................       9.88          9.88          9.88          9.88          9.67
                                     ----          ----          ----          ----          ----


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                                      S-269

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Dechert LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the
Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered
Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates and the Class A-FL Regular Interest,
Dechert LLP will deliver its opinion generally to the effect that, assuming (1)
the making of appropriate elections, (2) compliance with all provisions of the
Pooling and Servicing Agreement, and (3) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a
REMIC under the Code. For federal income tax purposes, the REMIC Regular
Certificates (except for the Class A-FL Certificates) and the Class A-FL Regular
Interest will represent ownership of the "regular interests" in one of such
REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the
accompanying prospectus. The portion of the Trust Fund consisting of Additional
Interest and the Additional Interest Account will be treated as a grantor trust fund for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in such grantor trust. Another grantor trust will hold the Class A-FL Regular Interest, the Swap Contract and the
Floating Rate Account and the Class A-FL Certificates will represent undivided beneficial interests in the grantor trust. See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-PB Cerificates, Class A-6 Certificates, Class A-M
Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates
and Class D Certificates will be treated as having been issued at a premium, that the Class A-1 Certificates will be treated as having been issued with a de minimis amount of original issue discount and the Class A-FL Certificates will be issued at par but may be treated as having been issued with a de minimis amount of original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a
CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment
Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in
the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section
1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID
Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs

                                      S-270

from that used by the issuer. Accordingly, it is possible that the holder of an
Offered Certificate if such Offered Certificate were treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered
Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.
Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust"
("REIT"). In addition, interest (including original issue discount) on the
Offered Certificates will be interest described in Section 856(c)(3)(B) of the
Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties (approximately 12.5% of the
Cut-Off Date Pool Balance) and, accordingly, investment in the Offered
Certificates may not be suitable for certain thrift institutions. The Offered
Certificates will not qualify under the foregoing sections to the extent of any
Mortgage Loan that has been defeased with US government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or
Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a
Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of
Yield Maintenance Charges and Prepayment Premiums in general. Any Prepayment
Premium or Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-FL Regular Interest will be treated as received by the holders of the Class A-FL Certificates and paid as a periodic payment by the holders of the
Class A-FL Certificates under the Swap Contract. See "--Taxation of the Swap
Contract" below.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding and information reporting rules. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--REMICs" in the accompanying prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-FL Certificates must allocate the price they pay for their Certificates between their interest in the
Class A-FL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class
A-FL Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-FL Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-FL Regular Interest. If the Swap Contract is "on
market," no amount of the purchase price will be allocable

                                      S-271

to it. Based on the anticipated issue prices of the Class A-FL Certificates and the Class A-FL Regular Interest, it is anticipated that the Class A-FL Regular
Interest may be deemed to have been issued with a de minimis amount of original issue discount and that a Swap Premium will be deemed to be paid to the holders of the Class A-FL Certificates. The holder of a Class A-FL Certificate will be required to amortize any Swap Premium under a level payment method as if the
Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap
Premium.

     Regulations promulgated by the Treasury Department treat a non periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisor prior to investing in the Class A-FL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-FL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to such Certificate under
Treasury regulations. A holder of a Class A-FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap
Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-FL Certificates, representing a beneficial ownership in the
Class A-FL Regular Interest and in the Swap Contract may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a
Class A-FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

                                      S-272

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a Plan
(as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary acting directly or indirectly for, on behalf of or with any assets of any employee benefit plan or other plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered
Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans not subject to the foregoing provisions of ERISA or the
Code may be subject to substantively similar provisions of applicable federal, state, local non-U.S. or other law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 April 3, 1996
to Wachovia Corporation, and its subsidiaries and its affiliates, which include
Wachovia Capital Markets, LLC ("Wachovia Securities"), PTE 89-89 (October 17,
1989) to Citigroup Global Markets Inc. ("Citigroup"), and PTE 89-90 (October 17,
1989) to Credit Suisse First Boston, LLC ("Credit Suisse First Boston") (each, as amended, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Securities, (b)
Citigroup, (c) Credit Suisse First Boston, (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Citigroup, Credit Suisse First
Boston, and (e) any member of the underwriting syndicate or selling group of which Wachovia Securities, Citigroup, Credit Suisse First Boston, or a person described in (f) is a manager or co-manager with respect to the Offered
Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"),
Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any
successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The
"Restricted Group" consists of each of the Underwriters, the Depositor, the
Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates.
Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such

                                      S-273

Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special
Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing
Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission
under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-FL Certificates, which benefit from the Swap Contract;

     (a)  Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2002-41);

     (b)  If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

     (c)  The fiduciary of a Plan purchasing any class of certificates subject to a swap contract must be either:

          o    a "qualified professional asset manager" (as defined in PTE
               84-14);

          o    an "in house asset manager" (as defined in PTE 96-23); or

          o    a Plan fiduciary with total assets under management of at least
               $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing Date.
However, any Plan contemplating purchase of the Class A-FL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-FL Certificates.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

                                      S-274

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements (i)
such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing
Agreement is a pooling and servicing agreement as defined in the Exemptions. The
Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that either (a) each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under the Securities Act and satisfies all of the requirements of the Exemptions as in effect at the time of acquisition or (b) such Plan is an insurance company general account that is eligible for, and satisfies all of the requirements for exemptive relief under Sections I and III of Prohibited
Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT
TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS
WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                      S-275

                                LEGAL INVESTMENT

     The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class A-5 Certificates, Class A-PB Certificates, Class
A-6 Certificates, Class A-FL Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates and Class C Certificates (the "SMMEA
Certificates") will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories of Fitch, S&P or another nationally recognized statistical rating organization. The other Classes of
Certificates will not constitute "mortgage related securities" for purposes of
SMMEA and as a result, the appropriate characterization of those Classes of
Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those Classes of
Offered Certificates, are subject to significant interpretive uncertainties.
Except as to the status of certain Classes of the Offered Certificates as
"mortgage related securities", no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement") among the Depositor and Wachovia Securities,
Citigroup and Credit Suisse First Boston (collectively, the "Underwriters"), the
Depositor has agreed to sell to each of Wachovia Securities, Citigroup and
Credit Suisse First Boston and each of Wachovia Securities, Citigroup and Credit
Suisse First Boston has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered
Certificates as set forth below, subject in each case to a variance of 5%:

                                                   CREDIT SUISSE
    CLASS       WACHOVIA SECURITIES    CITIGROUP    FIRST BOSTON
-------------   -------------------    ---------   -------------
Class A-1....       $ 33,891,000
Class A-2....       $223,570,000
Class A-3....       $ 75,000,000
Class A-4....       $178,971,000
Class A-5....       $202,208,000
Class A-PB...       $ 52,557,000
Class A-6....       $235,279,000      $1,000,000     $1,000,000
Class A-FL...       $ 80,727,000
Class A-M....       $ 80,727,000
Class A-J....       $100,909,000
Class B......       $ 40,363,000
Class C......       $ 20,182,000
Class D......       $ 32,291,000

     Wachovia Securities is acting as sole lead manager for this offering and
Citigroup and Credit Suisse First Boston are acting as co-managers for this offering. Wachovia Securities is acting as sole bookrunner with respect to the
Offered Certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$1,369,955,931 which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates,

                                      S-276

purchase certain Offered Certificates for its own account or sell certain
Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities,
Citigroup and Credit Suisse First Boston may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each
Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the
Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates May
Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or
any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the
Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the
Depositor and Wachovia Bank, National Association, which is the Mortgage Loan
Seller and the Master Servicer.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Dechert LLP,
Charlotte, North Carolina. Certain legal matters will be passed upon for the
Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                                      S-277

                                     RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Fitch (collectively, the
"Rating Agencies"):

                                                                      EXPECTED
                                                                    RATINGS FROM
                              CLASS                                   S&P/FITCH
-----------------------------------------------------------------   ------------
Class A-1 .......................................................      AAA/AAA
Class A-2 .......................................................      AAA/AAA
Class A-3 .......................................................      AAA/AAA
Class A-4 .......................................................      AAA/AAA
Class A-5 .......................................................      AAA/AAA
Class A-PB ......................................................      AAA/AAA
Class A-6 .......................................................      AAA/AAA
Class A-FL ......................................................      AAA/AAA
Class A-M .......................................................      AAA/AAA
Class A-J .......................................................      AAA/AAA
Class B .........................................................       AA/AA
Class C .........................................................      AA-/AA-
Class D .........................................................        A/A

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider.
A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv)
whether and to what extent payments of Prepayment Premiums or Yield Maintenance
Charges will be received or the corresponding effect on yield to investors or
(v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     The rating on the Class A-FL Certificates only addresses receipt of the fixed rate coupon and does not address whether investors will receive a floating rate coupon. Additionally, the rating of the Class A-FL Certificates does not address any costs associated with a floating rate swap. S&P's ratings do not address any shortfalls or delays in payment that investors in the Class A-FL
Certificates may experience as a result of the conversion of the Pass-Through
Rate on the Class A-FL Certificates from a rate based on LIBOR to a fixed rate.

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                      S-278

                             INDEX OF DEFINED TERMS

                                                                        PAGE
                                                                    ------------
1%( ) .....................................................................S-114
2%( ) .....................................................................S-114
240 West 40th Street Companion Loan .......................................S-101
240 West 40th Street Intercreditor Agreement ..............................S-102
240 West 40th Street Loan ..........................................S-101, S-170
240 West 40th Street Subordinate Loan .....................................S-170
240 West 40th Street Whole Loan ...........................................S-102
3%( ) .....................................................................S-114
30/360 basis ...............................................................S-95
50 West 23rd Street Loan ..................................................S-155
600 Community Drive Loan ..................................................S-158
Accrued Certificate Interest ..............................................S-237
Actual/360 basis ...........................................................S-95
Additional Interest ........................................................S-96
Additional Interest Account ...............................................S-229
Additional Swap Contract Payments .........................................S-257
Additional Trust Fund Expenses ............................................S-243
Administrative Cost Rate ..................................................S-113
Advance ...................................................................S-246
AMC, Inc. Affiliate .......................................................S-145
AmericasMart Casualty Insurance Policy ....................................S-144
AmericasMart Collection Account ...........................................S-145
AmericasMart Companion Loan ........................................S-101, S-143
AmericasMart Intercreditor Agreement ......................................S-102
AmericasMart Loan ..................................................S-101, S-143
AmericasMart Lockbox ......................................................S-145
AmericasMart Lockbox Bank .................................................S-145
AmericasMart Note .........................................................S-143
AmericasMart O&M Operative Period .........................................S-145
AmericasMart Pari Passu Note ..............................................S-143
AmericasMart Restoration ..................................................S-144
AmericasMart Whole Loan ............................................S-101, S-143
Anticipated Repayment Date .................................................S-96
Appraisal Reduction Amount ................................................S-247
ARD Loans ..................................................................S-96
Assumed Final Distribution Date ...........................................S-253
Assumed Scheduled Payment .................................................S-239
Available Distribution Amount .............................................S-227
Balloon Loans ..............................................................S-96
Balloon Payment ............................................................S-96
Bank ......................................................................S-258
Board of Education ........................................................S-155
Breach ....................................................................S-200
Capital Imp. Reserve ......................................................S-114
Centennial Tower Intercreditor Agreement ..................................S-102
Centennial Tower Loan ..............................................S-101, S-167
Centennial Tower Subordinate Loan .........................................S-167
Centennial Tower Whole Loan ...............................................S-102
Certificate Account .......................................................S-228
Certificate Balance .......................................................S-220
Certificate Deferred Interest .............................................S-222
Certificateholders ........................................................S-227
Certificates ..............................................................S-217
Citigroup .................................................................S-273
Clarion ...................................................................S-203
Class .....................................................................S-217
Class A Certificates ......................................................S-217
Class A-FL Available Funds ................................................S-228
Class A-FL Regular Interest ...............................................S-217
Class A-PB Planned Principal Balance ......................................S-238
Class X Certificates ......................................................S-217
Class X-C Components ......................................................S-224
Class X-C Pass-Through Rate Reduction Percentage ..........................S-224
Class X-C Strip Rate ......................................................S-224
Class X-P Components ......................................................S-225
Class X-P Strip Rate ......................................................S-225
Clearstream ...............................................................S-217
Clearstream Participants ..................................................S-219
CMSA ......................................................................S-251
CMSA Bond File ............................................................S-250
CMSA Collateral Summary File ..............................................S-250
CMSA Loan Periodic Update File ............................................S-250
CMSA Property File ........................................................S-250
CMSA Reconciliation of Funds Report .......................................S-250
Co-Lender Loans ...........................................................S-101
Collection Period .........................................................S-227
Commission ................................................................S-258
Companion Loans ...........................................................S-101
Compensating Interest Payment .............................................S-206
Constant Prepayment Rate ..................................................S-263
Controlling Class .........................................................S-204
Controlling Class Representative ..........................................S-204
Core Material Documents ...................................................S-196
Corrected Mortgage Loan ...................................................S-205
Courtyard Marriott--Miami Beach, FL Companion Loan ........................S-101
Courtyard Marriott--Miami Beach, FL Intercreditor Agreement ...............S-102
Courtyard Marriott--Miami Beach, FL Loan ..................................S-101
Courtyard Marriott--Miami Beach, FL Whole Loan ............................S-102
CPR .......................................................................S-263
Credit Suisse First Boston ................................................S-273
Crossed Group .............................................................S-200

                                      S-279

                                                                     PAGE
                                                              ------------------
Crossed Loan ..............................................................S-200
Custodian .................................................................S-195
Cut-Off Date ...............................................................S-94
Cut-Off Date Balance .......................................................S-94
Cut-Off Date Group 1 Balance ...............................................S-94
Cut-Off Date Group 2 Balance ...............................................S-94
Cut-Off Date Group Balances ................................................S-94
Cut-Off Date LTV ..........................................................S-113
Cut-Off Date LTV Ratio ....................................................S-113
Cut-Off Date Pool Balance ..................................................S-94
D ( ) .....................................................................S-114
Defaulted Mortgage Loan ...................................................S-213
Defeasance Collateral ......................................................S-98
Defect ....................................................................S-200
Depositaries ..............................................................S-218
Determination Date ........................................................S-227
Discount Rate .............................................................S-240
Distributable Certificate Interest ........................................S-236
Distribution Account ......................................................S-229
Distribution Date .........................................................S-227
Distribution Date Statement ...............................................S-248
DKNY ......................................................................S-170
DSC Ratio .................................................................S-111
DSCR ......................................................................S-111
DTC .......................................................................S-217
Due Date ...................................................................S-96
ERISA .....................................................................S-273
Euroclear Operator ........................................................S-217
Euroclear Participants ....................................................S-219
Euroclear System ..........................................................S-217
Excess Cash Flow ...........................................................S-96
Excluded Plan .............................................................S-274
Exemption .................................................................S-273
Exemptions ................................................................S-273
expense ...................................................................S-112
Final Recovery Determination ..............................................S-249
Fitch .....................................................................S-273
Floating Rate Account .....................................................S-229
Form 8-K ..................................................................S-201
Gain on Sale Reserve Account ..............................................S-229
GSA .......................................................................S-173
Hair Club .................................................................S-161
Indirect Participants .....................................................S-218
Intercreditor Agreements ..................................................S-102
Interest Accrual Period ...................................................S-226
Interest Reserve Account ..................................................S-228
Interest Reserve Amount ...................................................S-228
Interest Reserve Loans ....................................................S-228
Interland .................................................................S-167
IRS .......................................................................S-270
Kickstart .................................................................S-161
L ( ) .....................................................................S-114
LIBOR .....................................................................S-223
LIBOR Business Day ........................................................S-224
LIBOR Determination Date ..................................................S-223
Liquidation Fee ...........................................................S-207
Loan Group 1 ...............................................................S-94
Loan Group 1 Principal Distribution Amount ................................S-237
Loan Group 2 ...............................................................S-94
Loan Group 2 Principal Distribution Amount ................................S-237
Loan Groups ................................................................S-94
Loan Pair .................................................................S-202
Loan per Sq. Ft., Unit, Pad or Room .......................................S-113
Lockout ...................................................................S-114
Lockout Period ............................................................S-114
LTV at ARD or Maturity ....................................................S-113
LVMH ......................................................................S-170
Majority Subordinate Certificateholder ....................................S-254
Master Lease ..............................................................S-155
Master Servicer ...........................................................S-203
Master Servicing Fee ......................................................S-206
Master Servicing Fee Rate .................................................S-206
Maturity Date LTV Ratio ...................................................S-113
Merchants Crossing Loan ...................................................S-101
Mezz Cap Companion Loan ...................................................S-101
Mezz Cap Intercreditor Agreement ..........................................S-102
Mezz Cap Loan .............................................................S-101
Mezz Cap Whole Loan .......................................................S-101
Money Rates ...............................................................S-246
Moody's ...................................................................S-273
Mortgage ...................................................................S-94
Mortgage Deferred Interest ................................................S-222
Mortgage File .............................................................S-195
Mortgage Loan Purchase Agreement ..........................................S-194
Mortgage Loans ...............................................S-94, S-194, S-206
Mortgage Note ..............................................................S-94
Mortgage Pool ..............................................................S-94
Mortgage Rate ..............................................................S-95
Mortgaged Property .........................................................S-94
NA ........................................................................S-114
NAV .......................................................................S-114
Net Aggregate Prepayment Interest Shortfall ...............................S-237
Net Cash Flow .............................................................S-111
net cash flow ......................................................S-112, S-113
Net Mortgage Rate .........................................................S-226
Newmark ...................................................................S-155
Non-Offered Certificates ..................................................S-217

                                      S-280

                                                                         PAGE
                                                                     -----------
Nonrecoverable P&I Advance ................................................S-245
Notional Amount ...........................................................S-220
NRSRO .....................................................................S-273
NYHRC .....................................................................S-161
O ( ) .....................................................................S-114
Occupancy Percentage ......................................................S-114
Offered Certificates ......................................................S-217
OID Regulations ...........................................................S-270
Open Period ...............................................................S-114
Option Price ..............................................................S-214
Original Term to Maturity .................................................S-114
Pari Passu Companion Loan .................................................S-101
Pari Passu Intercreditor Agreement ........................................S-102
Pari Passu Loan ...........................................................S-101
Participants ..............................................................S-218
Party in Interest .........................................................S-274
Periodic Payments ..........................................................S-96
Plan ......................................................................S-273
Pooling and Servicing Agreement ...........................................S-217
Prepayment Interest Excess ................................................S-206
Prepayment Interest Shortfall .............................................S-206
Prepayment Premiums .......................................................S-240
Primary Collateral ........................................................S-201
Principal Distribution Amount .............................................S-237
Privileged Person .........................................................S-252
PTE .......................................................................S-273
Purchase Option ...........................................................S-214
Purchase Price ............................................................S-196
P&I Advance ...............................................................S-244
Qualified Appraiser .......................................................S-247
Qualified Substitute Mortgage Loan ........................................S-197
Rated Final Distribution Date .............................................S-253
Rating Agencies ...........................................................S-278
Rating Agency Trigger Event ...............................................S-257
Realized Losses ...........................................................S-243
Regency Centers Pool Loan .................................................S-149
Reimbursement Rate ........................................................S-246
REIT ......................................................................S-271
Related Proceeds ..........................................................S-245
Remaining Amortization Term ...............................................S-113
remaining term .............................................................S-97
Remaining Term to Maturity ................................................S-113
REMIC Administrator .......................................................S-255
REMIC I .............................................................S-27, S-270
REMIC II ............................................................S-27, S-270
REMIC Regular Certificates ................................................S-217
REMIC Regulations .........................................................S-270
REMIC Residual Certificates ...............................................S-217
Rental Property ...........................................................S-112
REO Extension .............................................................S-214
REO Mortgage Loan .........................................................S-239
REO Property ..............................................................S-205
Replacement Reserve .......................................................S-114
Required Appraisal Date ...................................................S-247
Required Appraisal Loan ...................................................S-247
Restricted Group ..........................................................S-273
Restricted Servicer Reports ...............................................S-251
revenue ...................................................................S-112
Robert Half ...............................................................S-152
Ross ......................................................................S-164
Rules .....................................................................S-218
Safeway ...................................................................S-164
Scenario ..................................................................S-263
Scheduled Payment .........................................................S-239
Securities Act ............................................................S-217
Servicing Fees ............................................................S-207
Servicing Standard ........................................................S-202
Servicing Transfer Event ..................................................S-205
Similar Law ...............................................................S-273
SMMEA ......................................................................S-29
SMMEA Certificates ........................................................S-276
Special Servicer ..........................................................S-203
Special Servicing Fee .....................................................S-207
Special Servicing Fee Rate ................................................S-207
Specially Serviced Mortgage Loans .........................................S-205
Specially Serviced Trust Fund Assets ......................................S-205
Stated Principal Balance ..................................................S-226
Subordinate Certificates ..................................................S-217
Subordinate Companion Loans ...............................................S-101
Substitution Shortfall Amount .............................................S-196
Suffolk Building Loan .....................................................S-173
Swap Contract .............................................................S-256
Swap Counterparty .........................................................S-256
Swap Default ..............................................................S-257
Swap Premium ..............................................................S-271
S&P .......................................................................S-273
Table Assumptions .........................................................S-264
TBS .......................................................................S-167
Terms and Conditions ......................................................S-219
The Galleria Loan .........................................................S-161
TI/LC Reserve .............................................................S-114
Time Warner ...............................................................S-167
Trust Fund ................................................................S-217
Trustee ...................................................................S-255
UBM .......................................................................S-158
Underwriter ...............................................................S-273
Underwriters ..............................................................S-276
Underwriting Agreement ....................................................S-276
Underwritten Replacement Reserves .........................................S-113
Unrestricted Servicer Reports .............................................S-251

                                      S-281

                                                                         PAGE
                                                                     -----------
U.S. Bancorp Loan .........................................................S-152
Vollmer ...................................................................S-155
Voting Rights .............................................................S-254
WA ........................................................................S-113
Wachovia ............................................................S-95, S-194
Wachovia Securities .......................................................S-273
Weighted Average Net Mortgage Rate ........................................S-226
weighted averages .........................................................S-113
Wells REIT ................................................................S-152
Weslayan Plaza Loan .......................................................S-164
Whitehall Developments ....................................................S-161
Whole Loans ...............................................................S-102
Workout Fee ...............................................................S-207
Workout-Delayed Reimbursement Amount ......................................S-245
Year Built ................................................................S-113
Yield Maintenance Charges .................................................S-239
YM ( ) ....................................................................S-114

                                      S-282

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]



WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C19

          ANNEX A-1           CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE    LOAN
  LOAN     GROUP
 NUMBER    NUMBER                            PROPERTY NAME                                            ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1         1      AmericasMart (1) (2)                                   240 Peachtree Street, 230 & 250 Spring Street
   2         1      Regency Centers Pool                                   Various
  2.1               Applewood Village Shopping Center                      3230-3600 Youngfield Street
  2.2               Arapahoe Village Shopping Center                       2798 Arapahoe Avenue
  2.3               Rockford Road Plaza Shopping Center                    4100-4190 Vinewood Lane North
  2.4               Colonial Square Shopping Center                        1125 Wayzata Boulevard East
  2.5               Cherrywood Square Shopping Center                      7575 South University Boulevard
  2.6               Ralston Square Shopping Center                         12350 West 64th Street
   3         1      U.S. Bancorp                                           800 Nicollet Mall
   4         1      50 West 23rd Street                                    50 West 23rd Street
   5         1      600 Community Drive                                    600 Community Drive
   6         1      The Galleria                                           115 East 57th Street
   7         1      Weslayan Plaza                                         5586 Weslayan Street
   8         1      Centennial Tower                                       101 Marietta Street
   9         1      240 West 40th Street                                   240 West 40th Street
   10        1      The Suffolk Building                                   5611 Columbia Pike
   11        1      Corbin Corners                                         1459 New Britain Avenue
   12        2      Glen Park Apartments                                   952 Southwest Campus Drive
   13        1      Five Points Shopping Center                            3943 State Street
   14        1      Point Loma Plaza                                       3645 Midway Drive
   15        1      Plaza Volente                                          11521 Ranch Road North
   16        1      O'Fallon Walk                                          2235 Highway K
   17        1      Cloppers Mill Village Center                           18000-18080 Matney Road
   18        1      Courtyard Marriott - Miami Beach, FL                   3925 Collins Avenue
   19        1      Rancho San Diego Village                               3605-3787 Avocado Boulevard
   20        1      Fox Mill Shopping Center                               2551 John Milton Drive
   21        1      Valparaiso Walk                                        SEC Silhavy Road and LaPort Road
   22        2      Stephanus Pool                                         Various
  22.1              Camelot Apartments                                     11030 Evergreen Way
  22.2              Charbern Apartments                                    1705 Belmont Avenue
  22.3              Carolina Court Apartments                              527 Eastlake Avenue
   23        1      Home Depot - Tacoma, WA                                4602 Center Street
   24        1      Waterford Village Apartments                           4405 Waterford Valley Drive
   25        1      The Meadows at Indian Creek Apartments                 100 Eagle Drive
   26        1      Centre Ridge Market Place                              6317-6365 Multiplex Drive
   27        1      Snell & Branham Plaza                                  179 Branham Lane
   28        1      Point North Apartments                                 4445 Harriet Lane
   29        1      Saratoga Shopping Center                                8070 Rolling Road
   30        1      Stanford Ranch Village                                 2321, 2341, 2345, 2351 Sunset Boulevard
   31        1      Eastgate Plaza                                         3470 150th Avenue SE
   32        1      Eustis Village Shopping Center                         2864 David Walker Drive
   33        1      Dunwoody Place Shopping Center                         8725 Roswell Road
   34        2      Berkeley Heights Apartments                            22804 91st Way South
   35        1      Indian River Square                                    5880 20th Street
   36        1      Willow Lake Shopping Center                            2550 Lake Circle Lane
   37        2      The Glen at White Pines Apartments                     8245 White Pine Drive
   38        1      Home Depot - Spokane, WA                               9116 North Newport Highway
   39        1      Sierra Lakes Mobile Home Park                          4300 Rocklin Road
   40        1      Homewood Suites - Chester, VA                          12810 Old Stage Road
   41        1      Holiday Inn - Saratoga Springs, NY                     232 Broadway
   42        1      Lakeside Plaza                                         501 Belt Line Road
   43        2      Maple Ridge Townhome Apartments                        344 Red Maple Drive
   44        1      Freeway Crossing Shopping Center                       1537 Freeway Drive
   45        1      60 State Street                                        60 State Street
   46        2      Bonair Townhome Apartments                             1466 Bonair Road
   47        1      Holiday Inn Express - Midlothian, VA                   5030 West Village Green Drive
   48        2      Alderwood Apartments                                   37057 Magnolia Street
   49        1      Holiday Inn - Bradenton, FL                            100 Riverfront Drive
   50        1      Merchants Crossing                                     1100 West Argyle Street
   51        1      Oak Terrace Apartments                                 1440 Oak Drive
   52        2      Franklin Park Apartments                               2407 Neil Armstrong Drive
   53        2      Regency Park Apartments                                120 Edinborough Circle
   54        1      Valley Walk                                            4430 Fox Valley Center Drive
   55        1      Main Street Station                                    1003 East Broad Street
   56        1      Walgreens - Kansas City, MO                            3845 Broadway
   57        2      Kensington Park Apartments                             2716 Brigadoon Drive
   58        1      Kmart Center                                           500-580 Atlantic Boulevard
   59        1      Ridgeway Self Storage - Ellicott City, MD              3470 Ellicott Center Drive
   60        2      Edgewater Trace Apartments                             10714 Abbercorn Street
   61        1      Walgreens - Glen Ellyn, IL                             840 North Main Street
   62        1      The Mark Apartments                                    5701 East Shirley Lane
   63        1      Ridgeway Self Storage - Eldersburg, MD                 501 Liberty Road
   64        1      Walgreens - Chicago (West Foster Place), IL            7155 West Foster Place
   65        1      Audubon Square Shopping Center - Pad Sites 1, 4 and 5  705, 711, and 717 South Trooper Road
   66        1      Walgreens - Kansas City, KS                            7739 State avenue
   67        1      Walgreens - Livonia, MI                                33330 Plymouth Road
   68        1      Cobbs Corner II                                        NWC of Benvenue Road and Jeffreys Road
   69        1      Walgreens - Sedalia, MO                                801 S. Limit Avenue
   70        1      CVS - Choctaw, OK                                      2351 Harper Street
   71        1      Walgreens - Merriam, KS                                8701 Johnson Drive
   72        1      Walgreens - Massillion, OH                             1950 Wales Road NE
   73        1      Sconset Commons                                        365 Westport Avenue
   74        1      Walgreens - Overlandpark, KS                           8681 West 135th Street
   75        1      Oak Ridge Shopping Center                              1524 Holland Road
   76        1      Walgreens - Decatur, GA                                2065 South Hairston Road
   77        1      Kmart Plaza                                            1133 York Road
   78        1      Walgreens - Wylie, TX                                  720 West FM 544
   79        1      Terrace View - Phase VI                                5200 Progress Street
   80        1      Walgreens - Medina, OH                                 805 North Court Street
   81        1      Reston International Convenience Center                11842-11844 Sunrise Valley Drive
   82        1      Walgreens - Findlay, OH                                15031 US 224 East
   83        1      Springhill Suites - Pinehurst, NC                      10024 US Highway 15/501
   84        1      Walgreens - Independence, MO                           17811 U.S. Highway 24
   85        1      128 East Avenue                                        128 East Avenue and One Daskam Lane
   86        1      Hamilton Plaza                                         74 South Main Street & 680, 686, 700 Worcester Road
   87        1      Walgreens - Wichita Falls, TX                          1701 Ninth Street
   88        1      Walgreens - Bartlett, TN                               8097 US Highway 70
   89        1      Walgreens - Chicago (West 79th Street), IL             1213  West 79th Street
   90        1      Walgreens - Muscatine, IA                              1703 Park Avenue
   91        1      CVS - Columbus, GA                                     625 Manchester Expressway
   92        1      Point 100 Building                                     100 East Sybelia Avenue




MORTGAGE
  LOAN                                                        CROSS COLLATERALIZED AND            LOAN            GENERAL PROPERTY
 NUMBER   CITY                        STATE    ZIP CODE       CROSS DEFAULTED LOAN FLAG        ORIGINATOR               TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1      Atlanta                      GA        30303                                          Wachovia          Special Purpose
   2      Various                    Various    Various                                         Wachovia               Retail
  2.1     Wheat Ridge                  CO        80033                                                                 Retail
  2.2     Boulder                      CO        80302                                                                 Retail
  2.3     Plymouth                     MN        55442                                                                 Retail
  2.4     Wayzata                      MN        55391                                                                 Retail
  2.5     Centennial                   CO        80111                                                                 Retail
  2.6     Arvada                       CO        80004                                                                 Retail
   3      Minneapolis                  MN        55402                                          Wachovia               Office
   4      New York                     NY        10010                                          Wachovia               Office
   5      Manhasset                    NY        11030                                          Wachovia               Office
   6      New York                     NY        10022                                          Wachovia               Office
   7      Houston                      TX        77005                                          Wachovia               Retail
   8      Atlanta                      GA        30303                                          Wachovia               Office
   9      New York                     NY        10018                                          Wachovia               Office
   10     Falls Church                 VA        22041                                          Wachovia               Office
   11     West Hartford                CT        06107                                          Wachovia               Retail
   12     Federal Way                  WA        98023                                          Wachovia            Multifamily
   13     Santa Barbara                CA        93105                                          Wachovia               Retail
   14     San Diego                    CA        92110                                          Wachovia               Retail
   15     Austin                       TX        78726                                          Wachovia               Retail
   16     O' Fallon                    MO        63366              IBT Portfolio               Wachovia               Retail
   17     Germantown                   MD        20874                                          Wachovia               Retail
   18     Miami Beach                  FL        33140                                          Wachovia            Hospitality
   19     La Mesa                      CA        91941                                          Wachovia               Retail
   20     Herndon                      VA        20171                                          Wachovia               Retail
   21     Valparaiso                   IN        46383              IBT Portfolio               Wachovia               Retail
   22     Various                      WA       Various                                         Wachovia            Multifamily
  22.1    Everett                      WA        98204                                                              Multifamily
  22.2    Seattle                      WA        98122                                                              Multifamily
  22.3    Seattle                      WA        98109                                                              Multifamily
   23     Tacoma                       WA        98409                                          Wachovia               Retail
   24     Durham                       NC        27713                                          Wachovia            Multifamily
   25     Emmaus                       PA        18049                                          Wachovia            Multifamily
   26     Centreville                  VA        22020                                          Wachovia               Retail
   27     San Jose                     CA        95136                                          Wachovia               Retail
   28     Bethlehem                    PA        18017                                          Wachovia            Multifamily
   29     Springfield                  VA        22153                                          Wachovia               Retail
   30     Rocklin                      CA        95765                                          Wachovia               Retail
   31     Bellevue                     WA        98006                                          Wachovia               Retail
   32     Eustis                       FL        32726                                          Wachovia               Retail
   33     Atlanta                      GA        30350                                          Wachovia               Retail
   34     Kent                         WA        98031                                          Wachovia            Multifamily
   35     Vero Beach                   FL        32966                                          Wachovia               Retail
   36     Indianapolis                 IN        46268                                          Wachovia               Retail
   37     Manassas Park                VA        20111                                          Wachovia            Multifamily
   38     Spokane                      WA        99218                                          Wachovia               Retail
   39     Rocklin                      CA        95677                                          Wachovia          Mobile Home Park
   40     Chester                      VA        23836                                          Wachovia            Hospitality
   41     Saratoga Springs             NY        12866                                          Wachovia            Hospitality
   42     Collinsville                 IL        62234                                          Wachovia               Retail
   43     Blacksburg                   VA        24060                                          Wachovia            Multifamily
   44     Reidsville                   NC        27320                                          Wachovia               Retail
   45     Hackensack                   NJ        07601                                          Wachovia               Office
   46     Vista                        CA        92084       Vista Multifamily Portfolio        Wachovia            Multifamily
   47     Midlothian                   VA        23113                                          Wachovia            Hospitality
   48     Newark                       CA        94560                                          Wachovia            Multifamily
   49     Bradenton                    FL        34205                                          Wachovia            Hospitality
   50     Jackson                      MI        49202                                          Wachovia               Retail
   51     Vista                        CA        92084       Vista Multifamily Portfolio        Wachovia            Multifamily
   52     West Lafayette               IN        47906                                          Wachovia            Multifamily
   53     Greenwood                    SC        29649                                          Wachovia            Multifamily
   54     Aurora                       IL        60504              IBT Portfolio               Wachovia               Retail
   55     Fuquay-Varina                NC        27526                                          Wachovia               Retail
   56     Kansas City                  MO        64111                                          Wachovia               Retail
   57     Raleigh                      NC        27606                                          Wachovia            Multifamily
   58     Neptune Beach                FL        32266             Kmart Portfolio              Wachovia               Retail
   59     Ellicott City                MD        21043           Ridgeway Portfolio             Wachovia            Self Storage
   60     Savannah                     GA        31419                                          Wachovia            Multifamily
   61     Glen Ellyn                   IL        60137                                          Wachovia               Retail
   62     Montgomery                   AL        36117                                          Wachovia            Multifamily
   63     Eldersburg                   MD        21784           Ridgeway Portfolio             Wachovia            Self Storage
   64     Chicago                      IL        60656                                          Wachovia               Retail
   65     Norristown                   PA        19403                                          Wachovia                Land
   66     Kansas City                  KS        66112                                          Wachovia               Retail
   67     Livonia                      MI        48150                                          Wachovia               Retail
   68     Rocky Mount                  NC        27804                                          Wachovia               Retail
   69     Sedalia                      MO        65301                                          Wachovia               Retail
   70     Choctaw                      OK        73020                                          Wachovia               Retail
   71     Merriam                      KS        66202                                          Wachovia               Retail
   72     Massillon                    OH        44646                                          Wachovia               Retail
   73     Norwalk                      CT        06851                                          Wachovia             Mixed Use
   74     Overland Park                KS        66223                                          Wachovia               Retail
   75     Suffolk                      VA        23434                                          Wachovia               Retail
   76     Decatur                      GA        30035                                          Wachovia               Retail
   77     Warminster                   PA        18974             Kmart Portfolio              Wachovia               Retail
   78     Wylie                        TX        75098                                          Wachovia               Retail
   79     Blacksburg                   VA        24060                                          Wachovia            Multifamily
   80     Medina                       OH        44256                                          Wachovia               Retail
   81     Reston                       VA        20191                                          Wachovia               Retail
   82     Findlay                      OH        45840                                          Wachovia               Retail
   83     Pinehurst                    NC        28374                                          Wachovia            Hospitality
   84     Independence                 MO        64056                                          Wachovia               Retail
   85     Norwalk                      CT        06851                                          Wachovia             Mixed Use
   86     Framingham                   MA        01701                                          Wachovia               Retail
   87     Wichita Falls                TX        76301                                          Wachovia               Retail
   88     Bartlett                     TN        38134                                          Wachovia               Retail
   89     Chicago                      IL        60620                                          Wachovia               Retail
   90     Muscatine                    IA        52761                                          Wachovia               Retail
   91     Columbus                     GA        31904                                          Wachovia               Retail
   92     Maitland                     FL        32751                                          Wachovia               Office




MORTGAGE                                             CUT-OFF DATE   % OF AGGREGATE   % OF AGGREGATE    % OF AGGREGATE
  LOAN     SPECIFIC PROPERTY      ORIGINAL LOAN          LOAN        CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     ORIGINATION
 NUMBER          TYPE              BALANCE ($)       BALANCE ($)        BALANCE      GROUP 1 BALANCE   GROUP 2 BALANCE      DATE
-----------------------------------------------------------------------------------------------------------------------------------

   1       Merchandise Mart       205,000,000.00    204,817,318.54      12.69%           13.77%                           05/02/05
   2           Anchored           123,155,000.00    123,155,000.00       7.63%            8.28%                           06/01/05
  2.1          Anchored           42,000,000.00
  2.2          Anchored           26,454,000.00
  2.3          Anchored           23,884,000.00
  2.4          Anchored           15,122,000.00
  2.5          Anchored            8,720,000.00
  2.6          Anchored            6,975,000.00
   3              CBD             105,000,000.00    105,000,000.00       6.50%            7.06%                           05/05/05
   4              CBD             75,000,000.00     75,000,000.00        4.65%            5.04%                           05/09/05
   5           Suburban           50,595,000.00     50,595,000.00        3.13%            3.40%                           06/03/05
   6              CBD             50,000,000.00     50,000,000.00        3.10%            3.36%                           06/09/05
   7           Anchored           45,007,000.00     45,007,000.00        2.79%            3.02%                           06/01/05
   8              CBD             45,000,000.00     45,000,000.00        2.79%            3.02%                           05/27/05
   9              CBD             42,000,000.00     42,000,000.00        2.60%            2.82%                           06/08/05
   10          Suburban           42,000,000.00     42,000,000.00        2.60%            2.82%                           05/04/05
   11          Anchored           37,100,000.00     37,100,000.00        2.30%            2.49%                           06/01/05
   12        Conventional         33,000,000.00     33,000,000.00        2.04%                             26.04%         04/29/05
   13          Anchored           32,054,000.00     32,054,000.00        1.99%            2.15%                           06/01/05
   14          Anchored           31,850,000.00     31,850,000.00        1.97%            2.14%                           06/01/05
   15          Anchored           28,680,000.00     28,680,000.00        1.78%            1.93%                           05/16/05
   16          Anchored           25,988,000.00     25,988,000.00        1.61%            1.75%                           06/07/05
   17          Anchored           25,743,000.00     25,743,000.00        1.59%            1.73%                           06/01/05
   18        Full Service         23,500,000.00     23,500,000.00        1.46%            1.58%                           06/03/05
   19          Anchored           21,560,000.00     21,560,000.00        1.34%            1.45%                           06/01/05
   20          Anchored           21,430,000.00     21,430,000.00        1.33%            1.44%                           06/01/05
   21          Anchored           20,820,000.00     20,820,000.00        1.29%            1.40%                           06/07/05
   22        Conventional         20,700,000.00     20,700,000.00        1.28%                             16.34%         06/02/05
  22.1       Conventional
  22.2       Conventional
  22.3       Conventional
   23          Anchored           17,323,000.00     17,323,000.00        1.07%            1.16%                           01/11/05
   24        Conventional         17,000,000.00     17,000,000.00        1.05%            1.14%                           05/12/05
   25        Conventional         16,500,000.00     16,484,111.48        1.02%            1.11%                           04/15/05
   26          Anchored           16,400,000.00     16,400,000.00        1.02%            1.10%                           06/01/05
   27          Anchored           16,351,000.00     16,351,000.00        1.01%            1.10%                           06/01/05
   28        Conventional         16,000,000.00     15,984,592.95        0.99%            1.07%                           04/15/05
   29          Anchored           15,468,000.00     15,468,000.00        0.96%            1.04%                           06/01/05
   30          Anchored           14,660,000.00     14,660,000.00        0.91%            0.99%                           06/01/05
   31          Anchored           14,591,000.00     14,591,000.00        0.90%            0.98%                           06/01/05
   32          Anchored           14,000,000.00     14,000,000.00        0.87%            0.94%                           05/10/05
   33          Anchored           13,720,000.00     13,720,000.00        0.85%            0.92%                           05/10/05
   34        Conventional         13,567,000.00     13,567,000.00        0.84%                             10.71%         05/24/05
   35          Anchored           13,300,000.00     13,300,000.00        0.82%            0.89%                           05/16/05
   36         Unanchored          12,800,000.00     12,800,000.00        0.79%            0.86%                           06/01/05
   37        Conventional         12,700,000.00     12,700,000.00        0.79%                             10.02%         05/31/05
   38          Anchored           11,460,000.00     11,460,000.00        0.71%            0.77%                           01/25/05
   39      Mobile Home Park       10,700,000.00     10,700,000.00        0.66%            0.72%                           05/17/05
   40        Extended Stay        10,500,000.00     10,500,000.00        0.65%            0.71%                           06/01/05
   41        Full Service         10,000,000.00      9,993,067.40        0.62%            0.67%                           04/29/05
   42          Anchored            9,550,000.00      9,550,000.00        0.59%            0.64%                           04/27/05
   43       Student Housing        8,800,000.00      8,800,000.00        0.55%                              6.95%         06/16/05
   44          Anchored            8,120,000.00      8,104,641.20        0.50%            0.54%                           03/24/05
   45          Suburban            8,000,000.00      8,000,000.00        0.50%            0.54%                           06/21/05
   46        Conventional          7,450,000.00      7,450,000.00        0.46%                              5.88%         04/27/05
   47       Limited Service        7,350,000.00      7,350,000.00        0.46%            0.49%                           06/01/05
   48        Conventional          7,300,000.00      7,300,000.00        0.45%                              5.76%         05/31/05
   49        Full Service          7,000,000.00      7,000,000.00        0.43%            0.47%                           06/15/05
   50          Anchored            6,930,000.00      6,930,000.00        0.43%            0.47%                           04/18/05
   51        Conventional          6,875,000.00      6,875,000.00        0.43%            0.46%                           04/27/05
   52        Conventional          6,400,000.00      6,400,000.00        0.40%                              5.05%         06/08/05
   53        Conventional          6,200,000.00      6,193,702.25        0.38%                              4.89%         04/29/05
   54         Unanchored           6,192,000.00      6,192,000.00        0.38%            0.42%                           06/07/05
   55          Anchored            6,000,000.00      6,000,000.00        0.37%            0.40%                           05/12/05
   56          Anchored            5,660,000.00      5,660,000.00        0.35%            0.38%                           06/01/05
   57        Conventional          5,600,000.00      5,600,000.00        0.35%                              4.42%         05/05/05
   58          Anchored            5,500,000.00      5,500,000.00        0.34%            0.37%                           05/20/05
   59        Self Storage          5,402,000.00      5,395,037.51        0.33%            0.36%                           05/05/05
   60        Conventional          5,000,000.00      4,995,066.21        0.31%                              3.94%         05/02/05
   61          Anchored            4,800,000.00      4,800,000.00        0.30%            0.32%                           05/27/05
   62        Conventional          4,800,000.00      4,784,915.21        0.30%            0.32%                           03/01/05
   63        Self Storage          4,654,000.00      4,648,001.59        0.29%            0.31%                           05/05/05
   64          Anchored            4,625,000.00      4,625,000.00        0.29%            0.31%                           03/18/05
   65           Retail             4,400,000.00      4,395,886.96        0.27%            0.30%                           04/13/05
   66          Anchored            4,165,000.00      4,165,000.00        0.26%            0.28%                           06/01/05
   67          Anchored            4,080,000.00      4,080,000.00        0.25%            0.27%                           06/01/05
   68          Anchored            4,000,000.00      4,000,000.00        0.25%            0.27%                           05/12/05
   69          Anchored            3,815,000.00      3,815,000.00        0.24%            0.26%                           06/01/05
   70          Anchored            3,800,000.00      3,800,000.00        0.24%            0.26%                           05/03/05
   71          Anchored            3,785,000.00      3,785,000.00        0.23%            0.25%                           06/01/05
   72          Anchored            3,725,000.00      3,725,000.00        0.23%            0.25%                           06/01/05
   73     Multifamily/Retail       3,700,000.00      3,700,000.00        0.23%            0.25%                           05/26/05
   74          Anchored            3,680,000.00      3,680,000.00        0.23%            0.25%                           06/01/05
   75          Anchored            3,580,000.00      3,580,000.00        0.22%            0.24%                           05/05/05
   76          Anchored            3,551,000.00      3,551,000.00        0.22%            0.24%                           06/01/05
   77          Anchored            3,500,000.00      3,500,000.00        0.22%            0.24%                           05/20/05
   78          Anchored            3,460,000.00      3,460,000.00        0.21%            0.23%                           06/01/05
   79       Student Housing        3,400,000.00      3,400,000.00        0.21%            0.23%                           06/01/05
   80          Anchored            3,390,000.00      3,390,000.00        0.21%            0.23%                           06/01/05
   81         Unanchored           3,350,000.00      3,350,000.00        0.21%            0.23%                           05/16/05
   82          Anchored            3,295,000.00      3,295,000.00        0.20%            0.22%                           06/01/05
   83        Extended Stay         3,200,000.00      3,200,000.00        0.20%            0.22%                           05/17/05
   84          Anchored            3,160,000.00      3,160,000.00        0.20%            0.21%                           06/01/05
   85     Multifamily/Office       3,000,000.00      3,000,000.00        0.19%            0.20%                           05/26/05
   86         Unanchored           3,000,000.00      3,000,000.00        0.19%            0.20%                           05/11/05
   87          Anchored            2,959,000.00      2,959,000.00        0.18%            0.20%                           02/24/05
   88          Anchored            2,950,000.00      2,950,000.00        0.18%            0.20%                           01/21/05
   89          Anchored            2,950,000.00      2,950,000.00        0.18%            0.20%                           06/01/05
   90          Anchored            2,650,000.00      2,650,000.00        0.16%            0.18%                           06/01/05
   91          Anchored            2,500,000.00      2,500,000.00        0.15%            0.17%                           06/07/05
   92          Suburban            1,350,000.00      1,350,000.00        0.08%            0.09%                           05/12/05




                                                                                           INTEREST       ORIGINAL       REMAINING
MORTGAGE                                                     LOAN          INTEREST        ACCURAL        TERM TO         TERM TO
  LOAN     FIRST PAY     MATURITY DATE     MORTGAGE     ADMINISTRATIVE      ACCRUAL         METHOD      MATURITY OR     MATURITY OR
 NUMBER       DATE          OR ARD           RATE         COST RATE         METHOD        DURING IO      ARD (MOS.)     ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1        06/11/05       05/11/15        5.7200%         0.04153%       Actual/360                        120             119
   2        07/11/05       06/11/10        5.0300%         0.04153%       Actual/360      Actual/360         60             60
  2.1
  2.2
  2.3
  2.4
  2.5
  2.6
   3        06/11/05       05/11/15        5.2900%         0.04153%       Actual/360      Actual/360        120             119
   4        06/11/05       11/11/10        5.3900%         0.04153%       Actual/360      Actual/360         66             65
   5        07/11/05       06/11/15        5.6418%         0.04153%       Actual/360      Actual/360        120             120
   6        07/11/05       06/11/12        5.4100%         0.04153%       Actual/360      Actual/360         84             84
   7        07/11/05       06/11/11        5.1200%         0.04153%       Actual/360      Actual/360         72             72
   8        07/11/05       06/11/10        6.0800%         0.04153%       Actual/360                         60             60
   9        07/11/05       06/11/15        5.5200%         0.04153%       Actual/360      Actual/360        120             120
   10       06/04/05       05/04/15        5.1000%         0.04153%       Actual/360      Actual/360        120             119
   11       07/11/05       06/11/12        5.1600%         0.04153%       Actual/360      Actual/360         84             84
   12       06/11/05       05/11/10        5.6700%         0.04153%       Actual/360      Actual/360         60             59
   13       07/11/05       06/11/11        5.1200%         0.04153%       Actual/360      Actual/360         72             72
   14       07/11/05       06/11/11        5.1200%         0.04153%       Actual/360      Actual/360         72             72
   15       07/11/05       06/11/15        5.4200%         0.04153%       Actual/360      Actual/360        120             120
   16       07/11/05       06/11/15        5.5300%         0.04153%       Actual/360      Actual/360        120             120
   17       07/11/05       06/11/12        5.1600%         0.04153%       Actual/360      Actual/360         84             84
   18       07/11/05       06/11/12        6.7300%         0.04153%       Actual/360                         84             84
   19       07/11/05       06/11/12        5.1600%         0.04153%       Actual/360      Actual/360         84             84
   20       07/11/05       06/11/11        5.1200%         0.04153%       Actual/360      Actual/360         72             72
   21       07/11/05       06/11/15        5.5300%         0.04153%       Actual/360      Actual/360        120             120
   22       07/11/05       06/11/15        5.6200%         0.04153%       Actual/360      Actual/360        120             120
  22.1
  22.2
  22.3
   23       02/11/05       01/11/15        4.8000%         0.04153%       Actual/360      Actual/360        120             115
   24       07/11/05       06/11/10        5.1600%         0.04153%       Actual/360      Actual/360         60             60
   25       06/11/05       05/11/15        5.4100%         0.04153%       Actual/360                        120             119
   26       07/11/05       06/11/11        5.1200%         0.04153%       Actual/360      Actual/360         72             72
   27       07/11/05       06/11/11        5.1200%         0.04153%       Actual/360      Actual/360         72             72
   28       06/11/05       05/11/15        5.4100%         0.04153%       Actual/360                        120             119
   29       07/11/05       06/11/10        5.0600%         0.04153%       Actual/360      Actual/360         60             60
   30       07/11/05       06/11/12        5.1600%         0.04153%       Actual/360      Actual/360         84             84
   31       07/11/05       06/11/10        5.0600%         0.04153%       Actual/360      Actual/360         60             60
   32       06/11/05       05/11/15        5.4500%         0.04153%       Actual/360      Actual/360        120             119
   33       06/11/05       05/11/15        5.5100%         0.04153%       Actual/360      Actual/360        120             119
   34       07/11/05       06/11/15        5.2700%         0.04153%       Actual/360      Actual/360        120             120
   35       07/11/05       06/11/15        5.4200%         0.04153%       Actual/360      Actual/360        120             120
   36       07/11/05       06/11/11        5.1200%         0.04153%       Actual/360      Actual/360         72             72
   37       07/11/05       06/11/15        5.4900%         0.04153%       Actual/360      Actual/360        120             120
   38       03/11/05       02/11/15        4.7500%         0.04153%       Actual/360      Actual/360        120             116
   39       07/11/05       06/11/15        5.4900%         0.04153%       Actual/360                        120             120
   40       07/11/05       06/11/15        5.8300%         0.04153%       Actual/360                        120             120
   41       06/11/05       05/11/15        6.6500%         0.04153%       Actual/360                        120             119
   42       06/11/05       05/11/15        5.5400%         0.04153%       Actual/360      Actual/360        120             119
   43       08/11/05       07/11/15        5.3700%         0.04153%       Actual/360                        120             120
   44       05/11/05       04/11/15        5.8500%         0.04153%       Actual/360                        120             118
   45       08/11/05       07/11/14        5.1900%         0.04153%       Actual/360                        108             108
   46       06/11/05       05/11/10        5.4700%         0.04153%       Actual/360      Actual/360         60             59
   47       07/11/05       06/11/15        5.8400%         0.04153%       Actual/360                        120             120
   48       07/11/05       06/11/15        5.5600%         0.04153%       Actual/360                        120             120
   49       08/11/05       07/11/15        5.7800%         0.04153%       Actual/360                        120             120
   50       06/11/05       05/11/15        5.4900%         0.04153%       Actual/360      Actual/360        120             119
   51       06/11/05       05/11/10        5.4700%         0.04153%       Actual/360      Actual/360         60             59
   52       07/11/05       06/11/15        5.2900%         0.04153%       Actual/360                        120             120
   53       06/11/05       05/11/15        5.1900%         0.04153%       Actual/360                        120             119
   54       07/11/05       06/11/15        5.5300%         0.04153%       Actual/360      Actual/360        120             120
   55       07/11/05       06/11/15        5.3800%         0.04153%       Actual/360      Actual/360        120             120
   56       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   57       06/11/05       05/11/15        5.2700%         0.04153%       Actual/360      Actual/360        120             119
   58       07/11/05       06/11/15        5.2700%         0.04153%       Actual/360                        120             120
   59       06/11/05       05/11/15        5.9500%         0.04153%       Actual/360                        120             119
   60       06/11/05       05/11/15        5.3100%         0.04153%       Actual/360                        120             119
   61       07/11/05       06/11/15        5.3500%         0.04153%       Actual/360                        120             120
   62       04/11/05       03/11/15        5.2800%         0.04153%       Actual/360                        120             117
   63       06/11/05       05/11/15        5.9500%         0.04153%       Actual/360                        120             119
   64       05/11/05       04/11/15        4.9000%         0.04153%       Actual/360      Actual/360        120             118
   65       06/11/05       05/11/15        5.5300%         0.04153%       Actual/360                        120             119
   66       07/11/05       06/11/15        5.4000%         0.04153%         30/360          30/360          120             120
   67       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   68       07/11/05       06/11/15        5.3800%         0.04153%       Actual/360      Actual/360        120             120
   69       07/11/05       06/11/15        5.1800%         0.04153%         30/360          30/360          120             120
   70       06/11/05       05/11/15        5.8100%         0.04153%       Actual/360      Actual/360        120             119
   71       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   72       07/11/05       06/11/15        5.4000%         0.04153%         30/360          30/360          120             120
   73       07/11/05       06/11/15        5.3100%         0.04153%       Actual/360      Actual/360        120             120
   74       07/11/05       06/11/15        5.4000%         0.04153%         30/360          30/360          120             120
   75       06/11/05       05/11/15        5.5100%         0.04153%       Actual/360      Actual/360        120             119
   76       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   77       07/11/05       06/11/15        5.2700%         0.04153%       Actual/360                        120             120
   78       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   79       07/11/05       06/11/11        5.0800%         0.04153%       Actual/360                         72             72
   80       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   81       07/11/05       06/11/20        6.3800%         0.04153%       Actual/360      Actual/360        180             180
   82       07/11/05       06/11/15        5.4000%         0.04153%         30/360          30/360          120             120
   83       07/11/05       06/11/10        5.7800%         0.04153%       Actual/360                         60             60
   84       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   85       07/11/05       06/11/15        5.3100%         0.04153%       Actual/360      Actual/360        120             120
   86       06/11/05       05/11/15        5.7500%         0.04153%       Actual/360      Actual/360        120             119
   87       04/11/05       03/11/15        4.8500%         0.04153%       Actual/360      Actual/360        120             117
   88       03/11/05       02/11/15        4.7500%         0.04153%       Actual/360      Actual/360        120             116
   89       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   90       07/11/05       06/11/12        5.3100%         0.04153%         30/360          30/360           84             84
   91       07/11/05       06/11/15        5.8500%         0.04153%       Actual/360      Actual/360        120             120
   92       07/11/05       06/11/15        5.3300%         0.04153%       Actual/360      Actual/360        120             120




MORTGAGE                           ORIGINAL     REMAINING                 MATURITY DATE OR
  LOAN         REMAINING          AMORT TERM   AMORT TERM   MONTHLY P&I     ARD BALLOON
 NUMBER     IO PERIOD (MOS.)        (MOS.)       (MOS.)     PAYMENTS ($)    BALANCE ($)        ARD LOAN   PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------

   1                                 360           359      1,192,420.36   172,415,194.76          N      YM1%(25),D(91),O(4)
   2               60                 IO           IO            IO        123,155,000.00          N      L(24),YM1% or D(32),O(4)
  2.1
  2.2
  2.3
  2.4
  2.5
  2.6
   3              119                 IO           IO            IO        105,000,000.00          N      L(25),D(92),O(3)
   4               65                 IO           IO            IO        75,000,000.00           N      L(25),D(38),O(3)
   5              120                 IO           IO            IO        50,595,000.00           N      L(24),D(89),O(7)
   6               84                 IO           IO            IO        50,000,000.00           N      L(24),D(57),O(3)
   7               72                 IO           IO            IO        45,007,000.00           N      L(24),YM1% or D(44),O(4)
   8                                 360           360       272,116.59    42,140,180.89           N      L(24),D(33),O(3)
   9               36                360           360       238,998.68    37,587,258.57           N      L(24),D(93),O(3)
   10              83                360           360       228,038.90    40,172,712.78           N      L(25),YM1% or D(91),O(4)
   11              84                 IO           IO            IO        37,100,000.00           N      L(24),YM1% or D(56),O(4)
   12              59                 IO           IO            IO        33,000,000.00           N      L(25),D(31),O(4)
   13              72                 IO           IO            IO        32,054,000.00           N      L(24),YM1% or D(44),O(4)
   14              72                 IO           IO            IO        31,850,000.00           N      L(24),YM1% or D(44),O(4)
   15              48                360           360       161,405.27    26,127,937.79           N      L(24),D(93),O(3)
   16              36                360           360       148,046.53    23,262,335.61           N      L(24),D(92),O(4)
   17              84                 IO           IO            IO        25,743,000.00           N      L(24),YM1% or D(56),O(4)
   18                                300           300       162,067.54    20,458,934.82           N      L(48),D(32),O(4)
   19              84                 IO           IO            IO        21,560,000.00           N      L(24),YM1% or D(56),O(4)
   20              72                 IO           IO            IO        21,430,000.00           N      L(24),YM1% or D(44),O(4)
   21              36                360           360       118,605.85    18,636,363.69           N      L(24),D(92),O(4)
   22              24                360           360       119,095.54    18,186,348.65           N      L(24),YM1%(92),O(4)
  22.1
  22.2
  22.3
   23             115                 IO           IO            IO        17,323,000.00           Y      L(48),D(68),O(4)
   24              60                 IO           IO            IO        17,000,000.00           N      L(36),D(21),O(3)
   25                                360           359       92,755.60     13,745,257.39           N      L(25),D(92),O(3)
   26              72                 IO           IO            IO        16,400,000.00           N      L(24),YM1% or D(44),O(4)
   27              72                 IO           IO            IO        16,351,000.00           N      L(24),YM1% or D(44),O(4)
   28                                360           359       89,944.83     13,328,733.52           N      L(25),D(92),O(3)
   29              60                 IO           IO            IO        15,468,000.00           N      L(24),YM1% or D(32),O(4)
   30              84                 IO           IO            IO        14,660,000.00           N      L(24),YM1% or D(56),O(4)
   31              60                 IO           IO            IO        14,591,000.00           N      L(24),YM1% or D(32),O(4)
   32              11                360           360       79,051.83     11,971,980.00           N      L(48),D(68),O(4)
   33              35                360           360       77,986.75     12,276,677.96           N      L(25),D(91),O(4)
   34              24                360           360       75,085.63     11,819,292.81           N      L(24),D(93),O(3)
   35              48                360           360       74,849.72     12,116,512.66           N      L(24),D(93),O(3)
   36              72                 IO           IO            IO        12,800,000.00           N      L(24),YM1% or D(44),O(4)
   37              6                 360           360       72,029.54     10,738,483.52           N      L(48),D(69),O(3)
   38             116                 IO           IO            IO        11,460,000.00           Y      L(48),D(68),O(4)
   39                                360           360       60,686.31      8,935,043.01           N      L(24),D(93),O(3)
   40                                300           300       66,564.73      8,083,893.98           N      L(24),D(93),O(3)
   41                                360           359       64,196.49      8,639,797.31           N      L(25),D(92),O(3)
   42              35                360           360       54,463.76      8,550,620.43           N      L(36),D(81),O(3)
   43                                360           360       49,250.04      7,321,450.38           N      L(23),D(94),O(3)
   44                                360           358       47,903.20      6,855,588.42           N      L(26),D(91),O(3)
   45                                360           360       43,879.46      6,791,202.24           N      L(23),D(82),O(3)
   46              59                 IO           IO            IO         7,450,000.00           N      L(12),YM1%(45),O(3)
   47                                300           300       46,639.90      5,660,660.08           N      L(24),D(93),O(3)
   48                                360           360       41,723.82      6,109,089.06           N      L(24),D(92),O(4)
   49                                300           300       44,164.44      5,380,543.20           N      L(47),YM1%(69),O(4)
   50              35                360           360       39,304.31      6,198,421.59           N      L(25),D(91),O(4)
   51              59                 IO           IO            IO         6,875,000.00           N      L(12),YM1%(45),O(3)
   52                                360           360       35,499.76      5,310,889.75           N      L(24),D(93),O(3)
   53                                360           359       34,006.58      5,128,988.02           N      L(48),D(69),O(3)
   54              36                360           360       35,274.13      5,542,572.90           N      L(24),D(92),O(4)
   55              24                360           360       33,616.98      5,241,156.43           N      L(24),D(92),O(4)
   56              84                 IO           IO            IO         5,660,000.00           N      L(24),D(57),O(3)
   57              59                360           360       30,992.81      5,185,614.17           N      L(25),D(92),O(3)
   58                                300           300       33,023.55      4,152,372.78           N      L(24),D(92),O(4)
   59                                300           299       34,640.24      4,176,514.65           N      L(25),D(92),O(3)
   60                                360           359       27,796.29      4,152,127.12           N      L(25),D(92),O(3)
   61                                360           360       26,803.86      3,990,727.55           N      L(24),D(93),O(3)
   62                                360           357       26,595.04      3,982,329.13           N      L(48),D(65),O(7)
   63                                300           299       29,843.70      3,598,204.51           N      L(25),D(92),O(3)
   64             118                 IO           IO            IO         4,625,000.00           Y      L(48),D(68),O(4)
   65                                360           359       25,065.60      3,679,128.21           N      L(25),D(92),O(3)
   66             120                 IO           IO            IO         4,165,000.00           N      L(24),D(93),O(3)
   67              84                 IO           IO            IO         4,080,000.00           N      L(24),D(57),O(3)
   68              24                360           360       22,411.32      3,494,104.28           N      L(24),D(92),O(4)
   69             120                 IO           IO            IO         3,815,000.00           N      L(24),D(93),O(3)
   70              23                360           360       22,320.82      3,353,680.55           N      L(25),D(92),O(3)
   71              84                 IO           IO            IO         3,785,000.00           N      L(24),D(57),O(3)
   72             120                 IO           IO            IO         3,725,000.00           N      L(24),D(93),O(3)
   73             120                 IO           IO            IO         3,700,000.00           N      L(24),D(93),O(3)
   74             120                 IO           IO            IO         3,680,000.00           N      L(24),D(93),O(3)
   75              23                360           360       20,349.31      3,137,257.05           N      L(25),D(92),O(3)
   76              84                 IO           IO            IO         3,551,000.00           N      L(24),D(57),O(3)
   77                                300           300       21,014.99      2,642,418.46           N      L(24),D(92),O(4)
   78              84                 IO           IO            IO         3,460,000.00           N      L(24),D(57),O(3)
   79                                360           360       18,418.53      3,078,687.30           N      L(48),D(17),O(7)
   80              84                 IO           IO            IO         3,390,000.00           N      L(24),D(57),O(3)
   81              12                360           360       20,910.60      2,577,168.86           N      L(48),D(129),O(3)
   82             120                 IO           IO            IO         3,295,000.00           N      L(24),D(93),O(3)
   83                                300           300       20,189.46      2,883,467.02           N      L(24),D(33),O(3)
   84              84                 IO           IO            IO         3,160,000.00           N      L(24),D(57),O(3)
   85             120                 IO           IO            IO         3,000,000.00           N      L(24),D(93),O(3)
   86             119                 IO           IO            IO         3,000,000.00           N      L(36),YM1%(77),O(7)
   87             117                 IO           IO            IO         2,959,000.00           Y      L(48),D(68),O(4)
   88             116                 IO           IO            IO         2,950,000.00           Y      L(48),D(68),O(4)
   89              84                 IO           IO            IO         2,950,000.00           N      L(24),D(57),O(3)
   90              84                 IO           IO            IO         2,650,000.00           N      L(24),D(57),O(3)
   91              12                360           360       14,748.52      2,160,897.44           N      L(24),D(93),O(3)
   92              24                360           360        7,521.78      1,177,824.44           N      L(24),D(92),O(4)




MORTGAGE                                                                                LTV RATIO AT
  LOAN                                 APPRAISAL                      CUT-OFF DATE       MATURITY OR         YEAR          YEAR
 NUMBER      APPRAISED VALUE ($)         DATE           DSCR (X)       LTV RATIO             ARD            BUILT       RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

   1             730,000,000            04/01/05          2.28           56.11%            47.24%            1961          1992
   2             161,900,000             Various          1.58           76.07%            76.07%          Various       Various
  2.1             52,500,000            03/10/05                                                             1956          2003
  2.2             36,100,000            03/10/05                                                             1980
  2.3             30,500,000            03/11/05                                                             1991
  2.4             20,800,000            03/11/05                                                             1959
  2.5             12,000,000            03/12/05                                                             1978
  2.6             10,000,000            03/15/05                                                             1977
   3             204,000,000            03/18/05          2.45           51.47%            51.47%            2000
   4              94,000,000            09/01/05          1.28           79.79%            79.79%            1923          1990
   5              72,000,000            02/16/05          1.55           70.27%            70.27%            1983
   6              63,000,000            04/01/05          1.22           79.37%            79.37%            1974          1994
   7              58,500,000            03/16/05          1.65           76.94%            76.94%            1969          2000
   8              75,300,000            04/21/05          1.71           59.76%            55.96%            1973          1999
   9              57,000,000            05/01/05          1.39           73.68%            65.94%            1923          1992
   10             69,000,000            11/29/04          1.51           60.87%            58.22%            1964          2003
   11             49,000,000            03/15/05          1.55           75.71%            75.71%            1962          1989
   12             42,200,000            04/04/05          1.48           78.20%            78.20%            1989
   13             43,400,000            03/18/05          1.54           73.86%            73.86%            1960
   14             47,000,000            04/01/05          1.50           67.77%            67.77%            1987
   15             35,850,000            04/13/05          1.20           80.00%            72.88%            2004
   16             33,100,000            08/01/05          1.20           78.51%            70.28%            2005
   17             34,500,000            03/14/05          1.53           74.62%            74.62%            1995
   18             46,700,000            05/01/07          2.20           50.32%            43.81%            1940          2004
   19             30,800,000            03/04/05          1.52           70.00%            70.00%            1981
   20             28,500,000            03/04/05          1.56           75.19%            75.19%            1978
   21             27,200,000            09/01/05          1.22           76.54%            68.52%            2005
   22             31,300,000             Various          1.21           66.13%            58.10%          Various       Various
  22.1            19,000,000            04/06/05                                                             2001
  22.2            6,600,000             04/07/05                                                             1925          2001
  22.3            5,700,000             04/07/05                                                             1916          2001
   23             27,000,000            11/07/04          1.79           64.16%            64.16%            2000
   24             25,000,000            04/08/05          1.62           68.00%            68.00%            1996
   25             23,100,000            03/31/05          1.41           71.36%            59.50%            1992
   26             20,500,000            03/04/05          1.74           80.00%            80.00%            1994
   27             22,800,000            03/07/05          1.54           71.71%            71.71%            1988
   28             22,900,000            03/31/05          1.46           69.80%            58.20%            1995
   29             20,000,000            03/03/05          1.57           77.34%            77.34%            1977          2002
   30             19,200,000            03/05/05          1.53           76.35%            76.35%            1991
   31             19,100,000            03/10/05          1.56           76.39%            76.39%            1972
   32             17,500,000            03/17/05          1.22           80.00%            68.41%            2002
   33             17,150,000            03/10/05          1.21           80.00%            71.58%            1995
   34             19,300,000            04/18/05          1.20           70.30%            61.24%            1991
   35             16,900,000            04/28/05          1.20           78.70%            71.70%            1996          2004
   36             16,000,000            02/25/05          1.74           80.00%            80.00%            1987
   37             18,100,000            03/24/05          1.23           70.17%            59.33%            1975
   38             20,950,000            09/22/04          2.33           54.70%            54.70%            1998
   39             14,280,000            04/05/05          1.25           74.93%            62.57%            1973
   40             14,000,000            04/01/05          1.43           75.00%            57.74%            2002
   41             16,100,000            03/08/05          1.34           62.07%            53.66%            1964          2005
   42             11,900,000            03/11/05          1.23           80.25%            71.85%            1979
   43             11,100,000            03/24/05          1.27           79.28%            65.96%            2002
   44             10,100,000            12/28/04          1.25           80.24%            67.88%            1995
   45             10,200,000            04/05/05          1.28           78.43%            66.58%            1985
   46             10,600,000            03/18/05          1.31           70.28%            70.28%            1977
   47             9,800,000             03/31/05          1.41           75.00%            57.76%            2003
   48             12,000,000            02/23/05          1.25           60.83%            50.91%            1988
   49             13,600,000            05/01/05          2.21           51.47%            39.56%            1985
   50             8,700,000             03/23/05          1.26           79.66%            71.25%            1972          2004
   51             10,400,000            03/18/05          1.30           66.11%            66.11%            1982
   52             8,750,000             03/18/05          1.22           73.14%            60.70%            1981
   53             8,100,000             12/22/04          1.31           76.47%            63.32%            2001
   54             8,600,000             07/01/05          1.32           72.00%            64.45%            2005
   55             10,300,000            04/11/05          1.39           58.25%            50.89%            2003
   56             7,560,000             04/13/05          1.72           74.87%            74.87%            2000
   57             10,900,000            03/08/05          1.23           51.38%            47.57%            1966
   58             8,900,000             03/17/05          1.47           61.80%            46.66%            1977
   59             7,800,000             02/02/05          1.35           69.17%            53.55%            1983
   60             6,300,000             03/09/05          1.25           79.29%            65.91%            1971          1995
   61             6,400,000             03/15/05          1.29           75.00%            62.36%            2004
   62             6,000,000             01/10/05          1.30           79.75%            66.37%            1986
   63             6,300,000             02/02/05          1.27           73.78%            57.11%            1983
   64             7,320,000             01/09/05          2.03           63.18%            63.18%            2004
   65             5,925,000             03/01/05          1.36           74.19%            62.09%          NA-Land
   66             5,750,000             04/13/05          1.61           72.43%            72.43%            2003
   67             6,100,000             04/07/05          1.87           66.89%            66.89%            2003
   68             6,300,000             04/14/05          1.71           63.49%            55.46%            2004
   69             5,270,000             04/13/05          1.68           72.39%            72.39%            2003
   70             4,850,000             03/31/05          1.21           78.35%            69.15%            2004
   71             5,910,000             04/14/05          1.96           64.04%            64.04%            2001
   72             5,200,000             04/11/05          1.61           71.63%            71.63%            2004
   73             6,800,000             03/29/05          2.30           54.41%            54.41%            2002
   74             5,260,000             04/14/05          1.65           69.96%            69.96%            2002
   75             4,480,000             04/13/05          1.37           79.91%            70.03%            1999
   76             5,200,000             04/12/05          1.82           68.29%            68.29%            2001
   77             6,850,000             03/22/05          1.28           51.09%            38.58%            1971
   78             5,750,000             04/10/05          2.06           60.17%            60.17%            2001
   79             5,700,000             01/19/05          1.93           59.65%            54.01%            1973
   80             5,500,000             04/11/05          2.03           61.64%            61.64%            2001
   81             5,300,000             02/20/05          1.25           63.21%            48.63%            1973          1988
   82             4,600,000             04/11/05          1.61           71.63%            71.63%            2003
   83             5,300,000             05/02/05          1.33           60.38%            54.41%            1999
   84             5,200,000             04/13/05          2.06           60.77%            60.77%            2001
   85             4,400,000             03/29/05          2.11           68.18%            68.18%            2000
   86             8,600,000             04/05/05          2.98           34.88%            34.88%            1976
   87             4,550,000             01/01/05          2.02           65.03%            65.03%            2004
   88             4,540,000             11/17/04          2.03           64.98%            64.98%            2004
   89             4,300,000             04/15/05          1.82           68.60%            68.60%            2002
   90             4,000,000             04/14/05          1.90           66.25%            66.25%            2000
   91             3,850,000             04/12/05          1.42           64.94%            56.13%            2004
   92             4,400,000             04/17/05          3.00           30.68%            26.77%            1982




MORTGAGE                                 CUT-OFF DATE
  LOAN      NUMBER OF       UNIT OF       LOAN AMOUNT      OCCUPANCY       OCCUPANCY                                 MOST RECENT
 NUMBER       UNITS         MEASURE     PER (UNIT) ($)        RATE       "AS OF" DATE      MOST RECENT PERIOD       REVENUES ($)
------------------------------------------------------------------------------------------------------------------------------------

   1        4,070,908       Sq. Ft.           101            95.92%        04/01/05       T 12 Through 2/28/05       122,955,529
   2        1,004,867       Sq. Ft.           123            96.62%         Various               2004               15,700,253
  2.1        375,622        Sq. Ft.                          96.59%        03/15/05               2004                4,927,610
  2.2        159,237        Sq. Ft.                          93.57%        03/31/05               2004                3,323,372
  2.3        207,897        Sq. Ft.                          96.07%        03/31/05               2004                3,079,779
  2.4        93,200         Sq. Ft.                         100.00%        03/31/05               2004                2,165,047
  2.5        86,161         Sq. Ft.                          98.68%        03/31/05               2004                1,185,951
  2.6        82,750         Sq. Ft.                          98.04%        03/31/05               2004                1,018,494
   3         929,694        Sq. Ft.           113            98.23%        03/30/05               2004               27,539,326
   4         333,959        Sq. Ft.           225           100.00%        04/19/05               2004                8,790,692
   5         252,774        Sq. Ft.           200           100.00%        01/07/05
   6         151,911        Sq. Ft.           329            99.80%        02/23/05               2004                5,703,571
   7         357,250        Sq. Ft.           126            95.30%        03/31/05               2004                6,103,726
   8         638,363        Sq. Ft.           70             73.22%        05/17/05               2004               11,664,844
   9         163,115        Sq. Ft.           257           100.00%        04/01/05               2004                6,622,437
   10        257,425        Sq. Ft.           163           100.00%        04/05/05               2004                4,376,963
   11        177,207        Sq. Ft.           209            94.78%        03/31/05               2004                4,904,030
   12          464           Units          71,121           97.84%        03/30/05               2004                4,810,754
   13        144,553        Sq. Ft.           222           100.00%        03/31/05               2004                3,662,751
   14        213,105        Sq. Ft.           149            88.11%        03/31/05               2004                4,028,899
   15        160,533        Sq. Ft.           179           100.00%        05/12/05
   16        157,779        Sq. Ft.           165            96.10%        05/20/05
   17        137,035        Sq. Ft.           188           100.00%        03/31/05               2004                2,928,174
   18          262           Rooms          89,695           68.00%        04/01/05                T6                11,802,535
   19        152,895        Sq. Ft.           141            96.68%        03/31/05               2004                2,601,511
   20        103,269        Sq. Ft.           208           100.00%        03/31/05               2004                2,368,777
   21        143,143        Sq. Ft.           145            91.13%        05/01/05
   22          427           Units          48,478           97.43%         Various             T-3 04/05             3,308,168
  22.1         289           Units                           98.62%        04/25/05             T-3 04/05             2,158,372
  22.2         66            Units                           98.48%        04/21/05             T-3 04/05              626,864
  22.3         72            Units                           91.67%        04/20/05             T-3 04/05              522,932
   23        137,024        Sq. Ft.           126           100.00%        12/16/04
   24          360           Units          47,222           90.56%        05/11/05          T-12 Thru 2/05           2,471,703
   25          232           Units          71,052           95.24%        04/30/05             T-12 3/05             2,657,270
   26        104,154        Sq. Ft.           157           100.00%        03/31/05               2004                2,038,864
   27        99,349         Sq. Ft.           165           100.00%        03/31/05               2004                1,815,664
   28          200           Units          79,923          100.00%        04/30/05             T-12 3/05             2,542,304
   29        101,588        Sq. Ft.           152            97.05%        03/31/05               2004                1,720,155
   30        89,874         Sq. Ft.           163            97.77%        03/31/05               2004                1,741,496
   31        78,230         Sq. Ft.           187           100.00%        03/31/05               2004                1,592,043
   32        136,927        Sq. Ft.           102            99.05%        04/30/05               2004                1,699,065
   33        102,367        Sq. Ft.           134           100.00%        04/01/05               2004                1,567,085
   34          218           Units          62,234           90.37%        05/05/05               2004                2,060,434
   35        144,134        Sq. Ft.           92            100.00%        05/12/05               2004                1,496,628
   36        85,923         Sq. Ft.           149            96.02%        03/31/05               2004                1,578,046
   37          166           Units          76,506           91.57%        03/31/05       3/05 YTD (Annualized)       2,088,776
   38        130,624        Sq. Ft.           88            100.00%        06/03/98
   39          228           Pads           46,930          100.00%        04/04/05               2004                1,854,191
   40          118           Rooms          88,983           74.12%        04/30/05                T-12               2,882,465
   41          168           Rooms          59,483           69.31%        12/31/04               2004                7,311,468
   42        127,701        Sq. Ft.           75             98.73%        04/19/05               2004                1,273,880
   43          118           Units          74,576           97.20%        04/20/05               2004                1,185,679
   44        88,475         Sq. Ft.           92             98.93%        11/19/04               2004                 957,026
   45        58,512         Sq. Ft.           137           100.00%        04/06/05
   46          82            Units          90,854           96.34%        03/21/05               2004                 915,828
   47          96            Rooms          76,563           66.26%        04/30/05               T-12                1,868,024
   48          96            Units          76,042           96.88%        03/31/05             T-12 4/05             1,095,009
   49          153           Rooms          45,752           72.36%        03/31/05                T12                4,928,987
   50        110,070        Sq. Ft.           63            100.00%        02/28/05           TTM 4/30/2004            565,753
   51          82            Units          83,841           91.46%        03/21/05               2004                 935,880
   52          168           Units          38,095           84.52%        04/30/05            T-12 04/05              952,590
   53          132           Units          46,922           94.70%        01/31/05                T-3                1,159,272
   54        15,450         Sq. Ft.           401            77.93%        05/01/05
   55        55,000         Sq. Ft.           109            74.36%        04/09/05               2004                 541,105
   56        15,120         Sq. Ft.           374           100.00%        05/09/00
   57          336           Units          16,667           77.08%        04/27/05               2004                1,822,047
   58        150,484        Sq. Ft.           37             93.22%        05/01/05               2004                 480,014
   59        70,490         Sq. Ft.           77             96.05%        01/27/05               2004                 902,748
   60          159           Units          31,416           85.53%        03/28/05               2004                1,092,180
   61        14,490         Sq. Ft.           331           100.00%        02/20/04
   62          144           Units          33,229           97.22%        03/28/05               2004                 894,888
   63        86,930         Sq. Ft.           53             84.44%        01/27/05               2004                 700,284
   64        15,330         Sq. Ft.           302           100.00%        03/16/05
   65        15,086         Sq. Ft.           291           100.00%        04/06/05
   66        14,560         Sq. Ft.           286           100.00%        01/27/03
   67        14,490         Sq. Ft.           282           100.00%        05/16/05
   68        53,325         Sq. Ft.           75            100.00%        05/10/05
   69        13,650         Sq. Ft.           279           100.00%        06/13/02
   70        13,824         Sq. Ft.           275           100.00%        04/29/05
   71        15,120         Sq. Ft.           250           100.00%        09/26/00
   72        14,490         Sq. Ft.           257           100.00%        06/30/03
   73        26,990         Sq. Ft.           137            93.72%        03/01/05               2004                 521,147
   74        14,490         Sq. Ft.           254           100.00%        11/21/01
   75        38,700         Sq. Ft.           93            100.00%        03/04/05               2004                 435,330
   76        14,440         Sq. Ft.           246           100.00%        12/13/00
   77        108,960        Sq. Ft.           32            100.00%        04/01/05               2004                 441,533
   78        15,120         Sq. Ft.           229           100.00%        12/27/00
   79          104           Units          32,692           95.19%        01/25/05               2004                 859,777
   80        14,490         Sq. Ft.           234           100.00%        08/04/00
   81         9,289         Sq. Ft.           361           100.00%        01/31/05               2004                 432,841
   82        14,560         Sq. Ft.           226           100.00%        07/22/03
   83          107           Rooms          29,907           59.50%        12/31/05          T12 Ending 3/05          1,748,383
   84        15,120         Sq. Ft.           209           100.00%        10/10/00
   85        20,485         Sq. Ft.           146           100.00%        03/01/05               2004                 458,163
   86        60,042         Sq. Ft.           50             95.84%        03/22/05               2004                1,047,273
   87        14,553         Sq. Ft.           203           100.00%        02/24/04
   88        14,490         Sq. Ft.           204           100.00%        10/10/01
   89        11,228         Sq. Ft.           263           100.00%        07/25/00
   90        15,120         Sq. Ft.           175           100.00%        05/16/05
   91        11,970         Sq. Ft.           209           100.00%        05/05/05
   92        40,726         Sq. Ft.           33             76.89%        04/09/05               2004                 668,480




MORTGAGE                                                                                             UW NET
  LOAN       MOST RECENT        MOST RECENT      MOST RECENT           UW              UW           OPERATING        UW NET CASH
 NUMBER     EXPENSES ($)          NOI ($)          NCF ($)        REVENUES ($)    EXPENSES ($)      INCOME ($)         FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

   1         62,770,749         60,184,780        59,405,780      125,501,967      58,744,329       66,757,637        65,208,833
   2          4,824,866         10,875,387        10,669,914       15,818,322       5,186,672       10,631,650        9,780,534
  2.1         1,127,595          3,800,015        3,732,403        4,965,736        1,436,738        3,528,998        3,310,258
  2.2          959,914           2,363,458        2,336,388        3,228,845         970,157         2,258,688        2,089,892
  2.3         1,212,932          1,866,847        1,806,557        3,365,010        1,224,683        2,140,326        1,920,516
  2.4          744,509           1,420,538        1,395,374        2,039,618         737,734         1,301,885        1,194,663
  2.5          423,772            762,179          749,255         1,211,129         447,617          763,512          703,381
  2.6          356,143            662,351          649,939         1,007,984         369,742          638,242          561,824
   3         11,484,443         16,054,883        15,868,944       25,758,823      10,936,877       14,821,946        13,635,641
   4          3,199,289          5,591,403        5,524,611        8,993,729        3,369,132        5,624,597        5,173,426
   5                                                               7,771,989        3,011,174        4,760,815        4,421,491
   6          2,793,499          2,910,072        2,879,690        6,532,497        2,987,630        3,544,867        3,288,879
   7          1,894,507          4,209,219        4,155,632        6,097,407        1,896,682        4,200,724        3,813,505
   8          4,670,331          6,994,513        6,770,744        11,159,359       5,030,779        6,128,580        5,569,337
   9          2,874,819          3,747,618        3,714,995        6,920,942        2,888,376        4,032,566        3,999,943
   10         1,692,444          2,684,519        2,536,005        6,590,549        2,000,637        4,589,912        4,136,879
   11         1,466,790          3,437,240        3,410,659        4,653,173        1,523,595        3,129,578        2,966,633
   12         1,810,543          3,000,211        2,884,211        4,808,442        1,930,269        2,878,173        2,762,173
   13         1,007,250          2,655,501        2,626,591        3,766,966        1,111,260        2,655,706        2,532,270
   14         1,170,846          2,858,053        2,811,170        4,041,170        1,344,128        2,697,042        2,442,075
   15                                                              3,387,421        1,011,718        2,375,704        2,316,860
   16                                                              2,818,194         596,730         2,221,465        2,133,066
   17          680,027           2,248,147        2,222,110        2,889,207         747,678         2,141,529        2,033,686
   18         7,490,519          4,312,016        4,312,016        12,034,723       7,389,967        4,644,756        4,283,714
   19          848,288           1,753,223        1,701,238        2,749,234         902,723         1,846,511        1,689,787
   20          464,967           1,903,810        1,860,437        2,307,020         474,401         1,832,619        1,717,072
   21                                                              2,340,194         501,099         1,839,095        1,734,130
   22         1,515,767          1,792,401        1,685,651        3,354,304        1,525,026        1,829,278        1,722,528
  22.1         990,503           1,167,869        1,095,619        2,174,144         994,841         1,179,303        1,107,053
  22.2         281,791            345,073          328,573          630,960          281,618          349,342          332,842
  22.3         243,473            279,459          261,459          549,200          248,567          300,633          282,633
   23                                                              1,566,000         63,948          1,502,052        1,488,350
   24         1,175,819          1,295,884        1,241,884        2,694,830        1,219,685        1,475,144        1,421,144
   25          921,306           1,735,964        1,677,964        2,558,387         931,969         1,626,418        1,568,418
   26          422,778           1,616,086        1,600,463        1,970,765         432,136         1,538,629        1,464,143
   27          405,576           1,410,088        1,388,232        1,987,948         617,956         1,369,992        1,291,732
   28          768,931           1,773,373        1,723,373        2,418,016         789,297         1,628,719        1,578,719
   29          368,094           1,352,061        1,336,823        1,732,127         400,306         1,331,821        1,231,238
   30          499,964           1,241,532        1,194,798        1,787,559         529,995         1,257,564        1,158,119
   31          322,145           1,269,898        1,245,647        1,562,809         326,295         1,236,514        1,152,652
   32          527,409           1,171,656        1,157,963        1,832,817         633,607         1,199,210        1,157,636
   33          354,489           1,212,596        1,201,336        1,567,051         382,158         1,184,893        1,130,051
   34          960,853           1,099,581        1,045,081        2,018,550         879,192         1,139,358        1,084,858
   35          608,742            887,886          873,472         1,730,343         570,033         1,160,310        1,074,106
   36          323,207           1,254,839        1,241,951        1,620,945         370,259         1,250,687        1,141,182
   37          893,445           1,195,331        1,153,831        2,046,814         938,611         1,108,203        1,066,703
   38                                                              1,320,000         39,600          1,280,400        1,267,338
   39          864,122            990,069          983,685         1,846,477         927,311          919,166          912,782
   40         1,654,335          1,228,130        1,228,130        2,866,640        1,612,565        1,254,075        1,139,410
   41         5,995,474          1,315,994        1,023,536        7,173,537        5,810,940        1,362,597        1,032,614
   42          324,575            949,305          923,765         1,268,478         392,260          876,218          801,600
   43          442,251            743,428          713,928         1,212,581         434,136          778,445          748,945
   44          201,118            755,908          747,061          934,996          200,031          734,965          719,521
   45                                                               945,076          221,002          724,074          675,102
   46          324,916            590,912          564,836          963,468          405,281          558,187          532,111
   47          961,882            906,142          835,088         1,851,858         989,099          862,758          788,684
   48          485,522            609,487          585,487         1,142,896         495,526          647,370          623,370
   49         3,399,263          1,529,724        1,332,565        4,746,685        3,383,163        1,363,521        1,173,654
   50          192,573            373,180          362,173          857,629          231,490          626,138          593,004
   51          332,878            603,002          584,552          929,744          421,772          507,972          489,522
   52          343,252            609,338          567,338          952,590          390,155          562,435          520,435
   53          486,335            672,937          639,937         1,052,552         485,158          567,394          534,394
   54                                                               662,034          85,309           576,725          560,010
   55          112,294            428,811          420,561          781,438          184,621          596,818          559,005
   56                                                               536,004          16,080           519,924          518,412
   57         1,241,183           580,864          480,736         1,786,268        1,228,329         557,939          457,811
   58          217,972            262,042          239,769          845,387          227,588          617,798          583,264
   59          355,238            547,510          532,670          884,263          309,386          574,878          561,258
   60          593,024            499,156          451,456         1,066,740         601,124          465,616          417,916
   61                                                               420,065           5,251           414,814          413,365
   62          419,790            475,098          439,098          876,143          425,856          450,287          414,287
   63          286,444            413,840          399,880          762,062          295,382          466,680          454,340
   64                                                               475,000          14,250           460,750          459,217
   65                                                               416,021           8,320           407,701          407,701
   66                                                               375,066          11,252           363,814          362,358
   67                                                               419,775          12,593           407,182          405,733
   68                                                               692,302          197,902          494,399          459,659
   69                                                               343,571          10,307           333,263          331,898
   70                                                               330,117           5,001           325,116          323,733
   71                                                               407,635          12,229           395,406          393,894
   72                                                               335,009          10,050           324,959          323,510
   73          129,654            391,493          387,166          593,687          135,905          457,781          451,723
   74                                                               339,935          10,198           329,737          328,288
   75          90,740             344,590          340,720          428,257          88,222           340,035          333,580
   76                                                               355,080          10,652           344,427          342,983
   77          307,823            133,710          118,095          674,833          265,859          408,974          322,717
   78                                                               391,003          11,730           379,273          377,761
   79          405,577            454,200          423,000          858,397          399,608          458,789          427,589
   80                                                               378,044          11,341           366,703          365,254
   81          60,418             372,423          371,494          426,626          59,950           366,676          313,624
   82                                                               296,878           8,906           287,972          286,516
   83         1,475,084           273,299          273,299         1,854,335        1,458,782         395,553          321,380
   84                                                               357,286          10,719           346,567          345,055
   85          96,170             361,993          361,989          443,939          102,159          341,781          336,865
   86          413,007            634,266          617,454          999,051          402,069          596,982          513,812
   87                                                               300,000           9,000           291,000          289,545
   88                                                               295,000           8,850           286,150          284,701
   89                                                               294,960           8,849           286,111          284,988
   90                                                               275,033           5,501           269,532          268,020
   91                                                               257,420           5,148           252,271          251,074
   92          269,640            398,840          385,400          622,812          268,838          353,973          270,549




MORTGAGE                                                                  LARGEST             LARGEST                 LARGEST
  LOAN                                                                     TENANT             TENANT                   TENANT
 NUMBER      LARGEST TENANT NAME                                          SQ. FT.            % OF NRA                EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   1         225 Unlimited, Inc.                                           27,277              0.67%              Multiple Spaces
   2         Various                                                      Various             Various                 Various
  2.1        Walmart Stores Inc                                           137,869             36.70%                  01/31/08
  2.2        Safeway                                                       43,500             27.32%                  11/29/06
  2.3        Rainbow Foods                                                 65,608             31.56%                  09/30/11
  2.4        Lund's                                                        43,978             47.19%                  12/31/13
  2.5        King Soopers                                                  51,640             59.93%                  06/24/08
  2.6        King Soopers                                                  55,311             66.84%                  01/01/07
   3         U.S. Bancorp                                                 715,961             77.01%                  05/31/14
   4         JAM 23RD STREET LLC                                           69,782             20.90%                  05/09/15
   5         CMP Media LLC                                                252,774             100.00%                 10/31/14
   6         Whitehall Dev. Corp.                                          26,976             17.76%                  02/29/16
   7         Randalls                                                      51,960             14.54%                  06/23/08
   8         Turner Broadcasting System                                    91,150             14.28%                  08/31/09
   9         DKNY                                                         130,600             80.07%                  12/01/08
   10        US General Services Administration                           144,551             56.15%                  12/15/13
   11        Toys R Us                                                     36,950             20.85%                  01/31/07
   12
   13        Albertsons                                                    35,305             24.42%                  05/31/19
   14        Vons                                                          50,000             23.46%                  12/31/08
   15        H-E-B                                                        105,000             65.41%                  09/30/24
   16        Gordmans, Inc.                                                60,964             38.64%                  04/13/15
   17        Shoppers Food Warehouse                                       70,057             51.12%                  11/30/15
   18
   19        Vons                                                          39,777             26.02%                  10/14/10
   20        Giant Food                                                    49,837             48.26%                  02/28/18
   21        Best Buy                                                      30,000             20.96%                  01/31/16
   22
  22.1
  22.2
  22.3
   23        Home Depot                                                   137,024             100.00%                 01/31/21
   24
   25
   26        Shoppers Food Warehouse                                       55,138             52.94%                  05/31/16
   27        Safeway                                                       52,550             52.89%                  09/30/23
   28
   29        Giant of Virginia                                             39,187             38.57%                  05/31/12
   30        Bel Air Mart                                                  45,540             50.67%                  07/31/16
   31        Albertson's                                                   28,775             36.78%                  10/31/18
   32        Bealls Department Store                                       55,000             40.17%                  04/30/17
   33        Publix                                                        56,077             54.78%                  05/01/15
   34
   35        Bealls Department Store                                       69,888             48.49%                  04/30/15
   36        Factory Card Outlet                                           10,660             12.41%                  11/30/08
   37
   38        Home Depot                                                   130,624             100.00%                 01/31/19
   39
   40
   41
   42        Shnucks                                                       58,076             45.48%                  04/01/16
   43
   44        Lowes                                                         39,708             44.88%                  09/24/16
   45        State of New Jersey                                           58,512             100.00%                 06/30/14
   46
   47
   48
   49
   50        Kroger                                                        63,024             57.26%                  05/31/21
   51
   52
   53
   54        BeautyFirst, Inc.                                             3,000              19.42%                  01/31/11
   55        Staples                                                       14,500             26.36%                  11/30/18
   56        Walgreens                                                     15,120             100.00%                 09/30/60
   57
   58        Kmart                                                         88,572             58.86%                  11/30/17
   59
   60
   61        Walgreens                                                     14,490             100.00%                 07/31/62
   62
   63
   64        Walgreens                                                     15,330             100.00%                 12/31/79
   65        Bertucci's (GROUND LEASE)                                     5,956              39.48%                  01/31/20
   66        Walgreens                                                     14,560             100.00%                 07/31/78
   67        Walgreens                                                     14,490             100.00%                 12/31/63
   68        Circuit City                                                  20,275             38.02%                  01/31/20
   69        Walgreens                                                     13,650             100.00%                 03/31/78
   70        CVS                                                           13,824             100.00%                 04/29/24
   71        Walgreens                                                     15,120             100.00%                 04/30/61
   72        Walgreens                                                     14,490             100.00%                 07/31/79
   73        Wells Fargo Home Mortgage                                     2,500               9.26%                  06/30/08
   74        Walgreens                                                     14,490             100.00%                 07/31/77
   75        Food Lion                                                     33,000             85.27%                  05/31/19
   76        Walgreens                                                     14,440             100.00%                 03/31/61
   77        Kmart                                                         99,360             91.19%                  03/31/08
   78        Walgreens                                                     15,120             100.00%                 08/31/61
   79
   80        Walgreens                                                     14,490             100.00%                 09/30/61
   81        Wachovia Bank Pad                                             3,600              38.76%                  03/31/08
   82        Walgreens                                                     14,560             100.00%                 02/28/79
   83
   84        Walgreens                                                     15,120             100.00%                 02/28/61
   85        Alliance MD LLC                                               2,800              13.67%                  10/01/07
   86        The Ski Market LTD, Inc.                                      10,000             16.66%                  03/31/06
   87        Walgreens                                                     14,553             100.00%                 09/30/79
   88        Walgreens                                                     14,490             100.00%                 09/30/78
   89        Walgreens                                                     11,228             100.00%                 12/31/61
   90        Walgreens                                                     15,120             100.00%                 11/30/61
   91        CVS                                                           11,970             100.00%                 01/31/25
   92        Software Assurance                                            5,861              14.39%                  11/30/05




                                                     2ND            2ND             2ND
MORTGAGE                                           LARGEST        LARGEST         LARGEST
  LOAN                                              TENANT        TENANT          TENANT
 NUMBER   2ND LARGEST TENANT NAME                  SQ. FT.       % OF NRA        EXP. DATE   3RD LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

   1      Christian Mosso Group, LLC                20,374         0.50%         09/30/09    Atlanta Napp Deady, Inc.
   2      Various                                  Various        Various         Various    Various
  2.1     King Soopers                              71,074        18.92%         10/31/22    Applejack Liquors
  2.2     Jo Ann Fabrics and Crafts                 17,258        10.84%         10/31/07    PETCO Store
  2.3     Petsmart                                  26,915        12.95%         01/31/11    Home Goods
  2.4     Sports Hut                                9,200          9.87%         01/31/11    Juut Salonspa
  2.5     Piccolos                                  4,370          5.07%         11/30/10    Chipotle Mexican Grill
  2.6     Ralston Square Liquors                    6,227          7.53%         05/31/07    Randis Pizza and Italian
   3      Northern States Power                     55,363         5.95%         06/30/06    Robert Half International
   4      Board of Education of the City            64,000        19.16%         07/04/10    Vollmer Associates
   5
   6      Hair Club for Men Ltd.                    18,586        12.23%         09/30/12    KickstartUSA
   7      Berings                                   29,484         8.25%         10/31/08    Ross Stores Texas, LP
   8      Interland, Inc.                           71,317        11.17%         07/31/09    EZGOV.COM
   9      Play Knits Incorporated                   11,800         7.23%         12/01/10    Times Gourmet Deli
   10     TKC Communications LLC                   112,874        43.85%         06/30/09
   11     Best Buy                                  31,443        17.74%         01/31/17    Old Navy
   12
   13     Ross Dress For Less                       33,253        23.00%         01/31/09    Longs Drug Store
   14     Sport Chalet                              34,588        16.23%         11/20/07    24 Hour Nautilus Fitness
   15     Trammell Crow Master Lease                9,992          6.22%         12/31/09    Hollywood Video
   16     Linens N Things                           28,305        17.94%         01/31/16    Old Navy
   17     CVS                                       9,720          7.09%         01/31/06    Paper Warehouse
   18
   19     24 Hr Fitness                             25,000        16.35%         11/30/22    Blockbuster Video
   20     Blockbuster Video                         4,522          4.38%         11/30/06    Glory Days Grill
   21     Marshalls of MA, Inc.                     28,000        19.56%         09/30/14    Michaels Stores, Inc.
   22
  22.1
  22.2
  22.3
   23
   24
   25
   26     Sears Paint & Hardware                    24,500        23.52%         01/02/07    Hollywood Video
   27     Union Oil                                 7,000          7.05%         06/15/08    McDonalds
   28
   29     Advance Stores/Trak Auto                  8,000          7.87%         06/30/05    Blockbuster Video
   30     Plum Pharmacy                             9,600         10.68%         09/30/13    Blockbuster Video
   31     Rite Aid                                  20,800        26.59%         01/31/08    Outback Steakhouse
   32     Publix                                    44,271        32.33%         10/31/22    Crispers
   33     GRT Enterprises, Inc.                     4,200          4.10%         07/31/08    Willy's Mexican Grill
   34
   35     Office Depot                              31,342        21.75%         11/30/11    The Ragshop
   36     Dress Barn                                7,980          9.29%         06/30/06    Buffalo Wild Wings Grill & Bar
   37
   38
   39
   40
   41
   42     Sears Hardware                            21,000        16.44%         12/16/06    Fashion Bug
   43
   44     Dollar Tree                               9,600         10.85%         07/31/10    Dollar General
   45
   46
   47
   48
   49
   50     Big Lots                                  26,022        23.64%         01/31/07    Family Dollar
   51
   52
   53
   54     Qdoba Mexican Grill                       2,000         12.94%         01/31/16    T-Mobile
   55     Cici's Pizza                              4,000          7.27%         12/21/13    King China Chinese Buffet
   56
   57
   58     Proctor Ace Hardware                      36,112        24.00%         05/31/15    Beall's Outlet # 318
   59
   60
   61
   62
   63
   64
   65     Wawa (GROUND LEASE)                       5,740         38.05%         02/28/13    Qdoba (GROUND LEASE)
   66
   67
   68     Office Depot                              18,000        33.76%         12/31/19    Dollar Tree
   69
   70
   71
   72
   73     Quizno's Sub                              1,651          6.12%         08/31/09    Snappy Auctions-E-Bay
   74
   75     House of Video                            3,000          7.75%         06/30/07    Subway
   76
   77     Willow Grove Bank                         2,750          2.52%         06/30/09    Perfect Nails Salon
   78
   79
   80
   81     7-Eleven                                  3,489         37.56%         12/31/10    Reston Kabob
   82
   83
   84
   85     Cornerstone Bancorp, Inc.                 2,800         13.67%         06/01/06    Kahn & Stark, LLC/Financial Wings, LLC
   86     N.W. Buffet, Inc                          8,608         14.34%         11/30/07    The Solar System, Inc.
   87
   88
   89
   90
   91
   92     Jay M. Fisher, P.A. and Bailey & Myers    3,400          8.35%         03/31/08    Gastroenterology Group




              3RD            3RD               3RD
MORTGAGE    LARGEST        LARGEST           LARGEST
  LOAN       TENANT         TENANT           TENANT                                 LARGEST AFFILIATED SPONSOR FLAG
 NUMBER      SQ. FT        % OF NRA         EXP. DATE       LOCKBOX                       (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   1         20,285         0.50%              MTM           Day 1                               AMC, Inc.
   2        Various        Various           Various                   Regency Centers Corporation and Macquarie Country Wide Trust
  2.1        37,315         9.93%           06/30/18
  2.2        16,556         10.40%          01/31/15
  2.3        25,855         12.44%          11/30/14
  2.4        8,968          9.62%           09/20/12
  2.5        3,600          4.18%           11/30/10
  2.6        3,750          4.53%           04/30/06
   3         19,419         2.09%           03/31/10                             Wells Real Estate Investment Trust, Inc.
   4         50,443         15.10%       Multiple Spaces     Day 1                            Joseph Moinian
   5                                                         Day 1
   6         16,979         11.18%          12/31/12         Day 1
   7         28,556         7.99%           01/31/13
   8         37,600         5.89%           06/30/06         Day 1
   9         10,427         6.39%           09/30/14         Day 1
   10                                                        Day 1
   11        17,535         9.90%              MTM
   12
   13        18,700         12.94%          02/28/14
   14        29,438         13.81%          05/31/14
   15        5,800          3.61%           09/01/14
   16        18,825         11.93%          03/31/10       Springing
   17        8,625          6.29%           10/31/12
   18                                                        Day 1
   19        7,556          4.94%           07/31/07
   20        4,500          4.36%           04/30/10
   21        23,659         16.53%          02/28/14       Springing
   22
  22.1
  22.2
  22.3
   23                                                      Springing
   24
   25
   26        8,366          8.03%           01/31/10
   27        5,000          5.03%           04/16/10
   28
   29        6,000          5.91%           10/31/05
   30        4,324          4.81%           02/28/07
   31        6,561          8.39%           11/14/05
   32        5,230          3.82%           06/01/13
   33        3,120          3.05%           08/31/07
   34
   35        15,000         10.41%          01/31/07
   36        7,580          8.82%           05/31/12
   37
   38                                                        Day 1
   39
   40
   41
   42        14,400         11.28%          01/31/10
   43
   44        7,500          8.48%           08/22/06
   45                                                        Day 1
   46
   47
   48
   49
   50        8,000          7.27%           06/30/11       Springing
   51
   52
   53
   54        2,000          12.94%          03/31/15       Springing
   55        4,000          7.27%           02/19/09
   56                                                        Day 1
   57
   58        10,800         7.18%           04/30/10
   59
   60
   61
   62
   63
   64                                                      Springing
   65        3,390          22.47%          11/30/14
   66                                                        Day 1
   67                                                        Day 1
   68        15,050         28.22%          04/05/09
   69                                                        Day 1
   70
   71                                                        Day 1
   72                                                        Day 1
   73        1,250          4.63%           12/31/09
   74                                                        Day 1
   75        1,500          3.88%           08/31/09
   76                                                        Day 1
   77        2,400          2.20%           06/30/08
   78                                                        Day 1
   79
   80                                                        Day 1
   81        1,550          16.69%          03/31/12
   82                                                        Day 1
   83
   84                                                        Day 1
   85        1,500          7.32%           08/01/08
   86        5,028          8.37%           08/31/09       Springing
   87                                                      Springing
   88                                                      Springing
   89                                                        Day 1
   90                                                        Day 1
   91
   92        2,802          6.88%           01/31/06

(1) The AmericasMart Loan, representing 12.7% of the Cut-Off Date Pool Balance, is part of a split loan structure and the related pari passu companion loan is not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loan and the related pari passu companion loan.

(2) Occupancy percentage calculated excluding Exhibition Tenant Space.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.




WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C19

          ANNEX A-1A                    CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE   LOAN
  LOAN    GROUP
 NUMBER   NUMBER                             PROPERTY NAME                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1        1      AmericasMart (1) (2)                                       240 Peachtree Street, 230 & 250 Spring Street
   2        1      Regency Centers Pool                                       Various
  2.1              Applewood Village Shopping Center                          3230-3600 Youngfield Street
  2.2              Arapahoe Village Shopping Center                           2798 Arapahoe Avenue
  2.3              Rockford Road Plaza Shopping Center                        4100-4190 Vinewood Lane North
  2.4              Colonial Square Shopping Center                            1125 Wayzata Boulevard East
  2.5              Cherrywood Square Shopping Center                          7575 South University Boulevard
  2.6              Ralston Square Shopping Center                             12350 West 64th Street
   3        1      U.S. Bancorp                                               800 Nicollet Mall
   4        1      50 West 23rd Street                                        50 West 23rd Street
   5        1      600 Community Drive                                        600 Community Drive
   6        1      The Galleria                                               115 East 57th Street
   7        1      Weslayan Plaza                                             5586 Weslayan Street
   8        1      Centennial Tower                                           101 Marietta Street
   9        1      240 West 40th Street                                       240 West 40th Street
   10       1      The Suffolk Building                                       5611 Columbia Pike
   11       1      Corbin Corners                                             1459 New Britain Avenue
   13       1      Five Points Shopping Center                                3943 State Street
   14       1      Point Loma Plaza                                           3645 Midway Drive
   15       1      Plaza Volente                                              11521 Ranch Road North
   16       1      O'Fallon Walk                                              2235 Highway K
   17       1      Cloppers Mill Village Center                               18000-18080 Matney Road
   18       1      Courtyard Marriott - Miami Beach, FL                       3925 Collins Avenue
   19       1      Rancho San Diego Village                                   3605-3787 Avocado Boulevard
   20       1      Fox Mill Shopping Center                                   2551 John Milton Drive
   21       1      Valparaiso Walk                                            SEC Silhavy Road and LaPort Road
   23       1      Home Depot - Tacoma, WA                                    4602 Center Street
   24       1      Waterford Village Apartments                               4405 Waterford Valley Drive
   25       1      The Meadows at Indian Creek Apartments                     100 Eagle Drive
   26       1      Centre Ridge Market Place                                  6317-6365 Multiplex Drive
   27       1      Snell & Branham Plaza                                      179 Branham Lane
   28       1      Point North Apartments                                     4445 Harriet Lane
   29       1      Saratoga Shopping Center                                    8070 Rolling Road
   30       1      Stanford Ranch Village                                     2321, 2341, 2345, 2351 Sunset Boulevard
   31       1      Eastgate Plaza                                             3470 150th Avenue SE
   32       1      Eustis Village Shopping Center                             2864 David Walker Drive
   33       1      Dunwoody Place Shopping Center                             8725 Roswell Road
   35       1      Indian River Square                                        5880 20th Street
   36       1      Willow Lake Shopping Center                                2550 Lake Circle Lane
   38       1      Home Depot - Spokane, WA                                   9116 North Newport Highway
   39       1      Sierra Lakes Mobile Home Park                              4300 Rocklin Road
   40       1      Homewood Suites - Chester, VA                              12810 Old Stage Road
   41       1      Holiday Inn - Saratoga Springs, NY                         232 Broadway
   42       1      Lakeside Plaza                                             501 Belt Line Road
   44       1      Freeway Crossing Shopping Center                           1537 Freeway Drive
   45       1      60 State Street                                            60 State Street
   47       1      Holiday Inn Express - Midlothian, VA                       5030 West Village Green Drive
   49       1      Holiday Inn - Bradenton, FL                                100 Riverfront Drive
   50       1      Merchants Crossing                                         1100 West Argyle Street
   51       1      Oak Terrace Apartments                                     1440 Oak Drive
   54       1      Valley Walk                                                4430 Fox Valley Center Drive
   55       1      Main Street Station                                        1003 East Broad Street
   56       1      Walgreens - Kansas City, MO                                3845 Broadway
   58       1      Kmart Center                                               500-580 Atlantic Boulevard
   59       1      Ridgeway Self Storage - Ellicott City, MD                  3470 Ellicott Center Drive
   61       1      Walgreens - Glen Ellyn, IL                                 840 North Main Street
   62       1      The Mark Apartments                                        5701 East Shirley Lane
   63       1      Ridgeway Self Storage - Eldersburg, MD                     501 Liberty Road
   64       1      Walgreens - Chicago (West Foster Place), IL                7155 West Foster Place
   65       1      Audubon Square Shopping Center - Pad Sites 1, 4 and 5      705, 711, and 717 South Trooper Road
   66       1      Walgreens - Kansas City, KS                                7739 State avenue
   67       1      Walgreens - Livonia, MI                                    33330 Plymouth Road
   68       1      Cobbs Corner II                                            NWC of Benvenue Road and Jeffreys Road
   69       1      Walgreens - Sedalia, MO                                    801 S. Limit Avenue
   70       1      CVS - Choctaw, OK                                          2351 Harper Street
   71       1      Walgreens - Merriam, KS                                    8701 Johnson Drive
   72       1      Walgreens - Massillion, OH                                 1950 Wales Road NE
   73       1      Sconset Commons                                            365 Westport Avenue
   74       1      Walgreens - Overlandpark, KS                               8681 West 135th Street
   75       1      Oak Ridge Shopping Center                                  1524 Holland Road
   76       1      Walgreens - Decatur, GA                                    2065 South Hairston Road
   77       1      Kmart Plaza                                                1133 York Road
   78       1      Walgreens - Wylie, TX                                      720 West FM 544
   79       1      Terrace View - Phase VI                                    5200 Progress Street
   80       1      Walgreens - Medina, OH                                     805 North Court Street
   81       1      Reston International Convenience Center                    11842-11844 Sunrise Valley Drive
   82       1      Walgreens - Findlay, OH                                    15031 US 224 East
   83       1      Springhill Suites - Pinehurst, NC                          10024 US Highway 15/501
   84       1      Walgreens - Independence, MO                               17811 U.S. Highway 24
   85       1      128 East Avenue                                            128 East Avenue and One Daskam Lane
   86       1      Hamilton Plaza                                             74 South Main Street & 680, 686, 700 Worcester Road
   87       1      Walgreens - Wichita Falls, TX                              1701 Ninth Street
   88       1      Walgreens - Bartlett, TN                                   8097 US Highway 70
   89       1      Walgreens - Chicago (West 79th Street), IL                 1213  West 79th Street
   90       1      Walgreens - Muscatine, IA                                  1703 Park Avenue
   91       1      CVS - Columbus, GA                                         625 Manchester Expressway
   92       1      Point 100 Building                                         100 East Sybelia Avenue




MORTGAGE
  LOAN                                                   CROSS COLLATERALIZED AND     LOAN     GENERAL PROPERTY    SPECIFIC PROPERTY
 NUMBER           CITY              STATE    ZIP CODE   CROSS DEFAULTED LOAN FLAG  ORIGINATOR        TYPE                TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1    Atlanta                      GA        30303                                Wachovia    Special Purpose    Merchandise Mart
   2    Various                    Various    Various                               Wachovia        Retail             Anchored
  2.1   Wheat Ridge                  CO        80033                                                Retail             Anchored
  2.2   Boulder                      CO        80302                                                Retail             Anchored
  2.3   Plymouth                     MN        55442                                                Retail             Anchored
  2.4   Wayzata                      MN        55391                                                Retail             Anchored
  2.5   Centennial                   CO        80111                                                Retail             Anchored
  2.6   Arvada                       CO        80004                                                Retail             Anchored
   3    Minneapolis                  MN        55402                                Wachovia        Office                CBD
   4    New York                     NY        10010                                Wachovia        Office                CBD
   5    Manhasset                    NY        11030                                Wachovia        Office             Suburban
   6    New York                     NY        10022                                Wachovia        Office                CBD
   7    Houston                      TX        77005                                Wachovia        Retail             Anchored
   8    Atlanta                      GA        30303                                Wachovia        Office                CBD
   9    New York                     NY        10018                                Wachovia        Office                CBD
   10   Falls Church                 VA        22041                                Wachovia        Office             Suburban
   11   West Hartford                CT        06107                                Wachovia        Retail             Anchored
   13   Santa Barbara                CA        93105                                Wachovia        Retail             Anchored
   14   San Diego                    CA        92110                                Wachovia        Retail             Anchored
   15   Austin                       TX        78726                                Wachovia        Retail             Anchored
   16   O' Fallon                    MO        63366          IBT Portfolio         Wachovia        Retail             Anchored
   17   Germantown                   MD        20874                                Wachovia        Retail             Anchored
   18   Miami Beach                  FL        33140                                Wachovia      Hospitality        Full Service
   19   La Mesa                      CA        91941                                Wachovia        Retail             Anchored
   20   Herndon                      VA        20171                                Wachovia        Retail             Anchored
   21   Valparaiso                   IN        46383          IBT Portfolio         Wachovia        Retail             Anchored
   23   Tacoma                       WA        98409                                Wachovia        Retail             Anchored
   24   Durham                       NC        27713                                Wachovia      Multifamily        Conventional
   25   Emmaus                       PA        18049                                Wachovia      Multifamily        Conventional
   26   Centreville                  VA        22020                                Wachovia        Retail             Anchored
   27   San Jose                     CA        95136                                Wachovia        Retail             Anchored
   28   Bethlehem                    PA        18017                                Wachovia      Multifamily        Conventional
   29   Springfield                  VA        22153                                Wachovia        Retail             Anchored
   30   Rocklin                      CA        95765                                Wachovia        Retail             Anchored
   31   Bellevue                     WA        98006                                Wachovia        Retail             Anchored
   32   Eustis                       FL        32726                                Wachovia        Retail             Anchored
   33   Atlanta                      GA        30350                                Wachovia        Retail             Anchored
   35   Vero Beach                   FL        32966                                Wachovia        Retail             Anchored
   36   Indianapolis                 IN        46268                                Wachovia        Retail            Unanchored
   38   Spokane                      WA        99218                                Wachovia        Retail             Anchored
   39   Rocklin                      CA        95677                                Wachovia   Mobile Home Park    Mobile Home Park
   40   Chester                      VA        23836                                Wachovia      Hospitality        Extended Stay
   41   Saratoga Springs             NY        12866                                Wachovia      Hospitality        Full Service
   42   Collinsville                 IL        62234                                Wachovia        Retail             Anchored
   44   Reidsville                   NC        27320                                Wachovia        Retail             Anchored
   45   Hackensack                   NJ        07601                                Wachovia        Office             Suburban
   47   Midlothian                   VA        23113                                Wachovia      Hospitality       Limited Service
   49   Bradenton                    FL        34205                                Wachovia      Hospitality        Full Service
   50   Jackson                      MI        49202                                Wachovia        Retail             Anchored
   51   Vista                        CA        92084   Vista Multifamily Portfolio  Wachovia      Multifamily        Conventional
   54   Aurora                       IL        60504          IBT Portfolio         Wachovia        Retail            Unanchored
   55   Fuquay-Varina                NC        27526                                Wachovia        Retail             Anchored
   56   Kansas City                  MO        64111                                Wachovia        Retail             Anchored
   58   Neptune Beach                FL        32266         Kmart Portfolio        Wachovia        Retail             Anchored
   59   Ellicott City                MD        21043        Ridgeway Portfolio      Wachovia     Self Storage        Self Storage
   61   Glen Ellyn                   IL        60137                                Wachovia        Retail             Anchored
   62   Montgomery                   AL        36117                                Wachovia      Multifamily        Conventional
   63   Eldersburg                   MD        21784        Ridgeway Portfolio      Wachovia     Self Storage        Self Storage
   64   Chicago                      IL        60656                                Wachovia        Retail             Anchored
   65   Norristown                   PA        19403                                Wachovia         Land               Retail
   66   Kansas City                  KS        66112                                Wachovia        Retail             Anchored
   67   Livonia                      MI        48150                                Wachovia        Retail             Anchored
   68   Rocky Mount                  NC        27804                                Wachovia        Retail             Anchored
   69   Sedalia                      MO        65301                                Wachovia        Retail             Anchored
   70   Choctaw                      OK        73020                                Wachovia        Retail             Anchored
   71   Merriam                      KS        66202                                Wachovia        Retail             Anchored
   72   Massillon                    OH        44646                                Wachovia        Retail             Anchored
   73   Norwalk                      CT        06851                                Wachovia       Mixed Use      Multifamily/Retail
   74   Overland Park                KS        66223                                Wachovia        Retail             Anchored
   75   Suffolk                      VA        23434                                Wachovia        Retail             Anchored
   76   Decatur                      GA        30035                                Wachovia        Retail             Anchored
   77   Warminster                   PA        18974         Kmart Portfolio        Wachovia        Retail             Anchored
   78   Wylie                        TX        75098                                Wachovia        Retail             Anchored
   79   Blacksburg                   VA        24060                                Wachovia      Multifamily       Student Housing
   80   Medina                       OH        44256                                Wachovia        Retail             Anchored
   81   Reston                       VA        20191                                Wachovia        Retail            Unanchored
   82   Findlay                      OH        45840                                Wachovia        Retail             Anchored
   83   Pinehurst                    NC        28374                                Wachovia      Hospitality        Extended Stay
   84   Independence                 MO        64056                                Wachovia        Retail             Anchored
   85   Norwalk                      CT        06851                                Wachovia       Mixed Use      Multifamily/Office
   86   Framingham                   MA        01701                                Wachovia        Retail            Unanchored
   87   Wichita Falls                TX        76301                                Wachovia        Retail             Anchored
   88   Bartlett                     TN        38134                                Wachovia        Retail             Anchored
   89   Chicago                      IL        60620                                Wachovia        Retail             Anchored
   90   Muscatine                    IA        52761                                Wachovia        Retail             Anchored
   91   Columbus                     GA        31904                                Wachovia        Retail             Anchored
   92   Maitland                     FL        32751                                Wachovia        Office             Suburban




MORTGAGE                         CUT-OFF DATE   % OF AGGREGATE  % OF AGGREGATE
  LOAN      ORIGINAL LOAN            LOAN        CUT-OFF DATE    CUT-OFF DATE    ORIGINATION   FIRST PAY   MATURITY DATE   MORTGAGE
 NUMBER      BALANCE ($)          BALANCE ($)       BALANCE     GROUP 1 BALANCE      DATE         DATE        OR ARD         RATE
------------------------------------------------------------------------------------------------------------------------------------

   1        205,000,000.00      204,817,318.54      12.69%          13.77%         05/02/05     06/11/05     05/11/15      5.7200%
   2        123,155,000.00      123,155,000.00       7.63%           8.28%         06/01/05     07/11/05     06/11/10      5.0300%
  2.1       42,000,000.00
  2.2       26,454,000.00
  2.3       23,884,000.00
  2.4       15,122,000.00
  2.5        8,720,000.00
  2.6        6,975,000.00
   3        105,000,000.00      105,000,000.00       6.50%           7.06%         05/05/05     06/11/05     05/11/15      5.2900%
   4        75,000,000.00        75,000,000.00       4.65%           5.04%         05/09/05     06/11/05     11/11/10      5.3900%
   5        50,595,000.00        50,595,000.00       3.13%           3.40%         06/03/05     07/11/05     06/11/15      5.6418%
   6        50,000,000.00        50,000,000.00       3.10%           3.36%         06/09/05     07/11/05     06/11/12      5.4100%
   7        45,007,000.00        45,007,000.00       2.79%           3.02%         06/01/05     07/11/05     06/11/11      5.1200%
   8        45,000,000.00        45,000,000.00       2.79%           3.02%         05/27/05     07/11/05     06/11/10      6.0800%
   9        42,000,000.00        42,000,000.00       2.60%           2.82%         06/08/05     07/11/05     06/11/15      5.5200%
   10       42,000,000.00        42,000,000.00       2.60%           2.82%         05/04/05     06/04/05     05/04/15      5.1000%
   11       37,100,000.00        37,100,000.00       2.30%           2.49%         06/01/05     07/11/05     06/11/12      5.1600%
   13       32,054,000.00        32,054,000.00       1.99%           2.15%         06/01/05     07/11/05     06/11/11      5.1200%
   14       31,850,000.00        31,850,000.00       1.97%           2.14%         06/01/05     07/11/05     06/11/11      5.1200%
   15       28,680,000.00        28,680,000.00       1.78%           1.93%         05/16/05     07/11/05     06/11/15      5.4200%
   16       25,988,000.00        25,988,000.00       1.61%           1.75%         06/07/05     07/11/05     06/11/15      5.5300%
   17       25,743,000.00        25,743,000.00       1.59%           1.73%         06/01/05     07/11/05     06/11/12      5.1600%
   18       23,500,000.00        23,500,000.00       1.46%           1.58%         06/03/05     07/11/05     06/11/12      6.7300%
   19       21,560,000.00        21,560,000.00       1.34%           1.45%         06/01/05     07/11/05     06/11/12      5.1600%
   20       21,430,000.00        21,430,000.00       1.33%           1.44%         06/01/05     07/11/05     06/11/11      5.1200%
   21       20,820,000.00        20,820,000.00       1.29%           1.40%         06/07/05     07/11/05     06/11/15      5.5300%
   23       17,323,000.00        17,323,000.00       1.07%           1.16%         01/11/05     02/11/05     01/11/15      4.8000%
   24       17,000,000.00        17,000,000.00       1.05%           1.14%         05/12/05     07/11/05     06/11/10      5.1600%
   25       16,500,000.00        16,484,111.48       1.02%           1.11%         04/15/05     06/11/05     05/11/15      5.4100%
   26       16,400,000.00        16,400,000.00       1.02%           1.10%         06/01/05     07/11/05     06/11/11      5.1200%
   27       16,351,000.00        16,351,000.00       1.01%           1.10%         06/01/05     07/11/05     06/11/11      5.1200%
   28       16,000,000.00        15,984,592.95       0.99%           1.07%         04/15/05     06/11/05     05/11/15      5.4100%
   29       15,468,000.00        15,468,000.00       0.96%           1.04%         06/01/05     07/11/05     06/11/10      5.0600%
   30       14,660,000.00        14,660,000.00       0.91%           0.99%         06/01/05     07/11/05     06/11/12      5.1600%
   31       14,591,000.00        14,591,000.00       0.90%           0.98%         06/01/05     07/11/05     06/11/10      5.0600%
   32       14,000,000.00        14,000,000.00       0.87%           0.94%         05/10/05     06/11/05     05/11/15      5.4500%
   33       13,720,000.00        13,720,000.00       0.85%           0.92%         05/10/05     06/11/05     05/11/15      5.5100%
   35       13,300,000.00        13,300,000.00       0.82%           0.89%         05/16/05     07/11/05     06/11/15      5.4200%
   36       12,800,000.00        12,800,000.00       0.79%           0.86%         06/01/05     07/11/05     06/11/11      5.1200%
   38       11,460,000.00        11,460,000.00       0.71%           0.77%         01/25/05     03/11/05     02/11/15      4.7500%
   39       10,700,000.00        10,700,000.00       0.66%           0.72%         05/17/05     07/11/05     06/11/15      5.4900%
   40       10,500,000.00        10,500,000.00       0.65%           0.71%         06/01/05     07/11/05     06/11/15      5.8300%
   41       10,000,000.00        9,993,067.40        0.62%           0.67%         04/29/05     06/11/05     05/11/15      6.6500%
   42        9,550,000.00        9,550,000.00        0.59%           0.64%         04/27/05     06/11/05     05/11/15      5.5400%
   44        8,120,000.00        8,104,641.20        0.50%           0.54%         03/24/05     05/11/05     04/11/15      5.8500%
   45        8,000,000.00        8,000,000.00        0.50%           0.54%         06/21/05     08/11/05     07/11/14      5.1900%
   47        7,350,000.00        7,350,000.00        0.46%           0.49%         06/01/05     07/11/05     06/11/15      5.8400%
   49        7,000,000.00        7,000,000.00        0.43%           0.47%         06/15/05     08/11/05     07/11/15      5.7800%
   50        6,930,000.00        6,930,000.00        0.43%           0.47%         04/18/05     06/11/05     05/11/15      5.4900%
   51        6,875,000.00        6,875,000.00        0.43%           0.46%         04/27/05     06/11/05     05/11/10      5.4700%
   54        6,192,000.00        6,192,000.00        0.38%           0.42%         06/07/05     07/11/05     06/11/15      5.5300%
   55        6,000,000.00        6,000,000.00        0.37%           0.40%         05/12/05     07/11/05     06/11/15      5.3800%
   56        5,660,000.00        5,660,000.00        0.35%           0.38%         06/01/05     07/11/05     06/11/12      5.3100%
   58        5,500,000.00        5,500,000.00        0.34%           0.37%         05/20/05     07/11/05     06/11/15      5.2700%
   59        5,402,000.00        5,395,037.51        0.33%           0.36%         05/05/05     06/11/05     05/11/15      5.9500%
   61        4,800,000.00        4,800,000.00        0.30%           0.32%         05/27/05     07/11/05     06/11/15      5.3500%
   62        4,800,000.00        4,784,915.21        0.30%           0.32%         03/01/05     04/11/05     03/11/15      5.2800%
   63        4,654,000.00        4,648,001.59        0.29%           0.31%         05/05/05     06/11/05     05/11/15      5.9500%
   64        4,625,000.00        4,625,000.00        0.29%           0.31%         03/18/05     05/11/05     04/11/15      4.9000%
   65        4,400,000.00        4,395,886.96        0.27%           0.30%         04/13/05     06/11/05     05/11/15      5.5300%
   66        4,165,000.00        4,165,000.00        0.26%           0.28%         06/01/05     07/11/05     06/11/15      5.4000%
   67        4,080,000.00        4,080,000.00        0.25%           0.27%         06/01/05     07/11/05     06/11/12      5.3100%
   68        4,000,000.00        4,000,000.00        0.25%           0.27%         05/12/05     07/11/05     06/11/15      5.3800%
   69        3,815,000.00        3,815,000.00        0.24%           0.26%         06/01/05     07/11/05     06/11/15      5.1800%
   70        3,800,000.00        3,800,000.00        0.24%           0.26%         05/03/05     06/11/05     05/11/15      5.8100%
   71        3,785,000.00        3,785,000.00        0.23%           0.25%         06/01/05     07/11/05     06/11/12      5.3100%
   72        3,725,000.00        3,725,000.00        0.23%           0.25%         06/01/05     07/11/05     06/11/15      5.4000%
   73        3,700,000.00        3,700,000.00        0.23%           0.25%         05/26/05     07/11/05     06/11/15      5.3100%
   74        3,680,000.00        3,680,000.00        0.23%           0.25%         06/01/05     07/11/05     06/11/15      5.4000%
   75        3,580,000.00        3,580,000.00        0.22%           0.24%         05/05/05     06/11/05     05/11/15      5.5100%
   76        3,551,000.00        3,551,000.00        0.22%           0.24%         06/01/05     07/11/05     06/11/12      5.3100%
   77        3,500,000.00        3,500,000.00        0.22%           0.24%         05/20/05     07/11/05     06/11/15      5.2700%
   78        3,460,000.00        3,460,000.00        0.21%           0.23%         06/01/05     07/11/05     06/11/12      5.3100%
   79        3,400,000.00        3,400,000.00        0.21%           0.23%         06/01/05     07/11/05     06/11/11      5.0800%
   80        3,390,000.00        3,390,000.00        0.21%           0.23%         06/01/05     07/11/05     06/11/12      5.3100%
   81        3,350,000.00        3,350,000.00        0.21%           0.23%         05/16/05     07/11/05     06/11/20      6.3800%
   82        3,295,000.00        3,295,000.00        0.20%           0.22%         06/01/05     07/11/05     06/11/15      5.4000%
   83        3,200,000.00        3,200,000.00        0.20%           0.22%         05/17/05     07/11/05     06/11/10      5.7800%
   84        3,160,000.00        3,160,000.00        0.20%           0.21%         06/01/05     07/11/05     06/11/12      5.3100%
   85        3,000,000.00        3,000,000.00        0.19%           0.20%         05/26/05     07/11/05     06/11/15      5.3100%
   86        3,000,000.00        3,000,000.00        0.19%           0.20%         05/11/05     06/11/05     05/11/15      5.7500%
   87        2,959,000.00        2,959,000.00        0.18%           0.20%         02/24/05     04/11/05     03/11/15      4.8500%
   88        2,950,000.00        2,950,000.00        0.18%           0.20%         01/21/05     03/11/05     02/11/15      4.7500%
   89        2,950,000.00        2,950,000.00        0.18%           0.20%         06/01/05     07/11/05     06/11/12      5.3100%
   90        2,650,000.00        2,650,000.00        0.16%           0.18%         06/01/05     07/11/05     06/11/12      5.3100%
   91        2,500,000.00        2,500,000.00        0.15%           0.17%         06/07/05     07/11/05     06/11/15      5.8500%
   92        1,350,000.00        1,350,000.00        0.08%           0.09%         05/12/05     07/11/05     06/11/15      5.3300%




                                                  INTEREST     ORIGINAL     REMAINING
MORTGAGE        LOAN              INTEREST        ACCURAL      TERM TO       TERM TO                       ORIGINAL     REMAINING
  LOAN     ADMINISTRATIVE         ACCRUAL          METHOD    MATURITY OR   MATURITY OR     REMAINING      AMORT TERM   AMORT TERM
 NUMBER      COST RATE             METHOD        DURING IO    ARD (MOS.)   ARD (MOS.)   IO PERIOD (MOS.)    (MOS.)       (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1          0.04153%           Actual/360                      120           119                            360          359
   2          0.04153%           Actual/360      Actual/360       60           60              60             IO           IO
  2.1
  2.2
  2.3
  2.4
  2.5
  2.6
   3          0.04153%           Actual/360      Actual/360      120           119            119             IO           IO
   4          0.04153%           Actual/360      Actual/360       66           65              65             IO           IO
   5          0.04153%           Actual/360      Actual/360      120           120            120             IO           IO
   6          0.04153%           Actual/360      Actual/360       84           84              84             IO           IO
   7          0.04153%           Actual/360      Actual/360       72           72              72             IO           IO
   8          0.04153%           Actual/360                       60           60                             360          360
   9          0.04153%           Actual/360      Actual/360      120           120             36             360          360
   10         0.04153%           Actual/360      Actual/360      120           119             83             360          360
   11         0.04153%           Actual/360      Actual/360       84           84              84             IO           IO
   13         0.04153%           Actual/360      Actual/360       72           72              72             IO           IO
   14         0.04153%           Actual/360      Actual/360       72           72              72             IO           IO
   15         0.04153%           Actual/360      Actual/360      120           120             48             360          360
   16         0.04153%           Actual/360      Actual/360      120           120             36             360          360
   17         0.04153%           Actual/360      Actual/360       84           84              84             IO           IO
   18         0.04153%           Actual/360                       84           84                             300          300
   19         0.04153%           Actual/360      Actual/360       84           84              84             IO           IO
   20         0.04153%           Actual/360      Actual/360       72           72              72             IO           IO
   21         0.04153%           Actual/360      Actual/360      120           120             36             360          360
   23         0.04153%           Actual/360      Actual/360      120           115            115             IO           IO
   24         0.04153%           Actual/360      Actual/360       60           60              60             IO           IO
   25         0.04153%           Actual/360                      120           119                            360          359
   26         0.04153%           Actual/360      Actual/360       72           72              72             IO           IO
   27         0.04153%           Actual/360      Actual/360       72           72              72             IO           IO
   28         0.04153%           Actual/360                      120           119                            360          359
   29         0.04153%           Actual/360      Actual/360       60           60              60             IO           IO
   30         0.04153%           Actual/360      Actual/360       84           84              84             IO           IO
   31         0.04153%           Actual/360      Actual/360       60           60              60             IO           IO
   32         0.04153%           Actual/360      Actual/360      120           119             11             360          360
   33         0.04153%           Actual/360      Actual/360      120           119             35             360          360
   35         0.04153%           Actual/360      Actual/360      120           120             48             360          360
   36         0.04153%           Actual/360      Actual/360       72           72              72             IO           IO
   38         0.04153%           Actual/360      Actual/360      120           116            116             IO           IO
   39         0.04153%           Actual/360                      120           120                            360          360
   40         0.04153%           Actual/360                      120           120                            300          300
   41         0.04153%           Actual/360                      120           119                            360          359
   42         0.04153%           Actual/360      Actual/360      120           119             35             360          360
   44         0.04153%           Actual/360                      120           118                            360          358
   45         0.04153%           Actual/360                      108           108                            360          360
   47         0.04153%           Actual/360                      120           120                            300          300
   49         0.04153%           Actual/360                      120           120                            300          300
   50         0.04153%           Actual/360      Actual/360      120           119             35             360          360
   51         0.04153%           Actual/360      Actual/360       60           59              59             IO           IO
   54         0.04153%           Actual/360      Actual/360      120           120             36             360          360
   55         0.04153%           Actual/360      Actual/360      120           120             24             360          360
   56         0.04153%             30/360          30/360         84           84              84             IO           IO
   58         0.04153%           Actual/360                      120           120                            300          300
   59         0.04153%           Actual/360                      120           119                            300          299
   61         0.04153%           Actual/360                      120           120                            360          360
   62         0.04153%           Actual/360                      120           117                            360          357
   63         0.04153%           Actual/360                      120           119                            300          299
   64         0.04153%           Actual/360      Actual/360      120           118            118             IO           IO
   65         0.04153%           Actual/360                      120           119                            360          359
   66         0.04153%             30/360          30/360        120           120            120             IO           IO
   67         0.04153%             30/360          30/360         84           84              84             IO           IO
   68         0.04153%           Actual/360      Actual/360      120           120             24             360          360
   69         0.04153%             30/360          30/360        120           120            120             IO           IO
   70         0.04153%           Actual/360      Actual/360      120           119             23             360          360
   71         0.04153%             30/360          30/360         84           84              84             IO           IO
   72         0.04153%             30/360          30/360        120           120            120             IO           IO
   73         0.04153%           Actual/360      Actual/360      120           120            120             IO           IO
   74         0.04153%             30/360          30/360        120           120            120             IO           IO
   75         0.04153%           Actual/360      Actual/360      120           119             23             360          360
   76         0.04153%             30/360          30/360         84           84              84             IO           IO
   77         0.04153%           Actual/360                      120           120                            300          300
   78         0.04153%             30/360          30/360         84           84              84             IO           IO
   79         0.04153%           Actual/360                       72           72                             360          360
   80         0.04153%             30/360          30/360         84           84              84             IO           IO
   81         0.04153%           Actual/360      Actual/360      180           180             12             360          360
   82         0.04153%             30/360          30/360        120           120            120             IO           IO
   83         0.04153%           Actual/360                       60           60                             300          300
   84         0.04153%             30/360          30/360         84           84              84             IO           IO
   85         0.04153%           Actual/360      Actual/360      120           120            120             IO           IO
   86         0.04153%           Actual/360      Actual/360      120           119            119             IO           IO
   87         0.04153%           Actual/360      Actual/360      120           117            117             IO           IO
   88         0.04153%           Actual/360      Actual/360      120           116            116             IO           IO
   89         0.04153%             30/360          30/360         84           84              84             IO           IO
   90         0.04153%             30/360          30/360         84           84              84             IO           IO
   91         0.04153%           Actual/360      Actual/360      120           120             12             360          360
   92         0.04153%           Actual/360      Actual/360      120           120             24             360          360




MORTGAGE                      MATURITY DATE OR
  LOAN      MONTHLY P&I          ARD BALLOON                                                                             APPRAISAL
 NUMBER    PAYMENTS ($)          BALANCE ($)         ARD LOAN    PREPAYMENT PROVISIONS           APPRAISED VALUE ($)        DATE
------------------------------------------------------------------------------------------------------------------------------------

   1       1,192,420.36        172,415,194.76            N       YM1%(25),D(91),O(4)                 730,000,000          04/01/05
   2            IO             123,155,000.00            N       L(24),YM1% or D(32),O(4)            161,900,000          Various
  2.1                                                                                                52,500,000           03/10/05
  2.2                                                                                                36,100,000           03/10/05
  2.3                                                                                                30,500,000           03/11/05
  2.4                                                                                                20,800,000           03/11/05
  2.5                                                                                                12,000,000           03/12/05
  2.6                                                                                                10,000,000           03/15/05
   3            IO             105,000,000.00            N       L(25),D(92),O(3)                    204,000,000          03/18/05
   4            IO              75,000,000.00            N       L(25),D(38),O(3)                    94,000,000           09/01/05
   5            IO              50,595,000.00            N       L(24),D(89),O(7)                    72,000,000           02/16/05
   6            IO              50,000,000.00            N       L(24),D(57),O(3)                    63,000,000           04/01/05
   7            IO              45,007,000.00            N       L(24),YM1% or D(44),O(4)            58,500,000           03/16/05
   8        272,116.59          42,140,180.89            N       L(24),D(33),O(3)                    75,300,000           04/21/05
   9        238,998.68          37,587,258.57            N       L(24),D(93),O(3)                    57,000,000           05/01/05
   10       228,038.90          40,172,712.78            N       L(25),YM1% or D(91),O(4)            69,000,000           11/29/04
   11           IO              37,100,000.00            N       L(24),YM1% or D(56),O(4)            49,000,000           03/15/05
   13           IO              32,054,000.00            N       L(24),YM1% or D(44),O(4)            43,400,000           03/18/05
   14           IO              31,850,000.00            N       L(24),YM1% or D(44),O(4)            47,000,000           04/01/05
   15       161,405.27          26,127,937.79            N       L(24),D(93),O(3)                    35,850,000           04/13/05
   16       148,046.53          23,262,335.61            N       L(24),D(92),O(4)                    33,100,000           08/01/05
   17           IO              25,743,000.00            N       L(24),YM1% or D(56),O(4)            34,500,000           03/14/05
   18       162,067.54          20,458,934.82            N       L(48),D(32),O(4)                    46,700,000           05/01/07
   19           IO              21,560,000.00            N       L(24),YM1% or D(56),O(4)            30,800,000           03/04/05
   20           IO              21,430,000.00            N       L(24),YM1% or D(44),O(4)            28,500,000           03/04/05
   21       118,605.85          18,636,363.69            N       L(24),D(92),O(4)                    27,200,000           09/01/05
   23           IO              17,323,000.00            Y       L(48),D(68),O(4)                    27,000,000           11/07/04
   24           IO              17,000,000.00            N       L(36),D(21),O(3)                    25,000,000           04/08/05
   25        92,755.60          13,745,257.39            N       L(25),D(92),O(3)                    23,100,000           03/31/05
   26           IO              16,400,000.00            N       L(24),YM1% or D(44),O(4)            20,500,000           03/04/05
   27           IO              16,351,000.00            N       L(24),YM1% or D(44),O(4)            22,800,000           03/07/05
   28        89,944.83          13,328,733.52            N       L(25),D(92),O(3)                    22,900,000           03/31/05
   29           IO              15,468,000.00            N       L(24),YM1% or D(32),O(4)            20,000,000           03/03/05
   30           IO              14,660,000.00            N       L(24),YM1% or D(56),O(4)            19,200,000           03/05/05
   31           IO              14,591,000.00            N       L(24),YM1% or D(32),O(4)            19,100,000           03/10/05
   32        79,051.83          11,971,980.00            N       L(48),D(68),O(4)                    17,500,000           03/17/05
   33        77,986.75          12,276,677.96            N       L(25),D(91),O(4)                    17,150,000           03/10/05
   35        74,849.72          12,116,512.66            N       L(24),D(93),O(3)                    16,900,000           04/28/05
   36           IO              12,800,000.00            N       L(24),YM1% or D(44),O(4)            16,000,000           02/25/05
   38           IO              11,460,000.00            Y       L(48),D(68),O(4)                    20,950,000           09/22/04
   39        60,686.31          8,935,043.01             N       L(24),D(93),O(3)                    14,280,000           04/05/05
   40        66,564.73          8,083,893.98             N       L(24),D(93),O(3)                    14,000,000           04/01/05
   41        64,196.49          8,639,797.31             N       L(25),D(92),O(3)                    16,100,000           03/08/05
   42        54,463.76          8,550,620.43             N       L(36),D(81),O(3)                    11,900,000           03/11/05
   44        47,903.20          6,855,588.42             N       L(26),D(91),O(3)                    10,100,000           12/28/04
   45        43,879.46          6,791,202.24             N       L(23),D(82),O(3)                    10,200,000           04/05/05
   47        46,639.90          5,660,660.08             N       L(24),D(93),O(3)                     9,800,000           03/31/05
   49        44,164.44          5,380,543.20             N       L(47),YM1%(69),O(4)                 13,600,000           05/01/05
   50        39,304.31          6,198,421.59             N       L(25),D(91),O(4)                     8,700,000           03/23/05
   51           IO              6,875,000.00             N       L(12),YM1%(45),O(3)                 10,400,000           03/18/05
   54        35,274.13          5,542,572.90             N       L(24),D(92),O(4)                     8,600,000           07/01/05
   55        33,616.98          5,241,156.43             N       L(24),D(92),O(4)                    10,300,000           04/11/05
   56           IO              5,660,000.00             N       L(24),D(57),O(3)                     7,560,000           04/13/05
   58        33,023.55          4,152,372.78             N       L(24),D(92),O(4)                     8,900,000           03/17/05
   59        34,640.24          4,176,514.65             N       L(25),D(92),O(3)                     7,800,000           02/02/05
   61        26,803.86          3,990,727.55             N       L(24),D(93),O(3)                     6,400,000           03/15/05
   62        26,595.04          3,982,329.13             N       L(48),D(65),O(7)                     6,000,000           01/10/05
   63        29,843.70          3,598,204.51             N       L(25),D(92),O(3)                     6,300,000           02/02/05
   64           IO              4,625,000.00             Y       L(48),D(68),O(4)                     7,320,000           01/09/05
   65        25,065.60          3,679,128.21             N       L(25),D(92),O(3)                     5,925,000           03/01/05
   66           IO              4,165,000.00             N       L(24),D(93),O(3)                     5,750,000           04/13/05
   67           IO              4,080,000.00             N       L(24),D(57),O(3)                     6,100,000           04/07/05
   68        22,411.32          3,494,104.28             N       L(24),D(92),O(4)                     6,300,000           04/14/05
   69           IO              3,815,000.00             N       L(24),D(93),O(3)                     5,270,000           04/13/05
   70        22,320.82          3,353,680.55             N       L(25),D(92),O(3)                     4,850,000           03/31/05
   71           IO              3,785,000.00             N       L(24),D(57),O(3)                     5,910,000           04/14/05
   72           IO              3,725,000.00             N       L(24),D(93),O(3)                     5,200,000           04/11/05
   73           IO              3,700,000.00             N       L(24),D(93),O(3)                     6,800,000           03/29/05
   74           IO              3,680,000.00             N       L(24),D(93),O(3)                     5,260,000           04/14/05
   75        20,349.31          3,137,257.05             N       L(25),D(92),O(3)                     4,480,000           04/13/05
   76           IO              3,551,000.00             N       L(24),D(57),O(3)                     5,200,000           04/12/05
   77        21,014.99          2,642,418.46             N       L(24),D(92),O(4)                     6,850,000           03/22/05
   78           IO              3,460,000.00             N       L(24),D(57),O(3)                     5,750,000           04/10/05
   79        18,418.53          3,078,687.30             N       L(48),D(17),O(7)                     5,700,000           01/19/05
   80           IO              3,390,000.00             N       L(24),D(57),O(3)                     5,500,000           04/11/05
   81        20,910.60          2,577,168.86             N       L(48),D(129),O(3)                    5,300,000           02/20/05
   82           IO              3,295,000.00             N       L(24),D(93),O(3)                     4,600,000           04/11/05
   83        20,189.46          2,883,467.02             N       L(24),D(33),O(3)                     5,300,000           05/02/05
   84           IO              3,160,000.00             N       L(24),D(57),O(3)                     5,200,000           04/13/05
   85           IO              3,000,000.00             N       L(24),D(93),O(3)                     4,400,000           03/29/05
   86           IO              3,000,000.00             N       L(36),YM1%(77),O(7)                  8,600,000           04/05/05
   87           IO              2,959,000.00             Y       L(48),D(68),O(4)                     4,550,000           01/01/05
   88           IO              2,950,000.00             Y       L(48),D(68),O(4)                     4,540,000           11/17/04
   89           IO              2,950,000.00             N       L(24),D(57),O(3)                     4,300,000           04/15/05
   90           IO              2,650,000.00             N       L(24),D(57),O(3)                     4,000,000           04/14/05
   91        14,748.52          2,160,897.44             N       L(24),D(93),O(3)                     3,850,000           04/12/05
   92        7,521.78           1,177,824.44             N       L(24),D(92),O(4)                     4,400,000           04/17/05




MORTGAGE                               LTV RATIO AT                                                        CUT-OFF DATE
  LOAN                 CUT-OFF DATE     MATURITY OR      YEAR         YEAR        NUMBER OF     UNIT OF     LOAN AMOUNT    OCCUPANCY
 NUMBER   DSCR (X)       LTV RATIO          ARD         BUILT      RENOVATED        UNITS       MEASURE    PER (UNIT) ($)     RATE
------------------------------------------------------------------------------------------------------------------------------------

   1        2.28          56.11%          47.24%         1961         1992        4,070,908     Sq. Ft.         101          95.92%
   2        1.58          76.07%          76.07%       Various      Various       1,004,867     Sq. Ft.         123          96.62%
  2.1                                                    1956         2003         375,622      Sq. Ft.                      96.59%
  2.2                                                    1980                      159,237      Sq. Ft.                      93.57%
  2.3                                                    1991                      207,897      Sq. Ft.                      96.07%
  2.4                                                    1959                      93,200       Sq. Ft.                     100.00%
  2.5                                                    1978                      86,161       Sq. Ft.                      98.68%
  2.6                                                    1977                      82,750       Sq. Ft.                      98.04%
   3        2.45          51.47%          51.47%         2000                      929,694      Sq. Ft.         113          98.23%
   4        1.28          79.79%          79.79%         1923         1990         333,959      Sq. Ft.         225         100.00%
   5        1.55          70.27%          70.27%         1983                      252,774      Sq. Ft.         200         100.00%
   6        1.22          79.37%          79.37%         1974         1994         151,911      Sq. Ft.         329          99.80%
   7        1.65          76.94%          76.94%         1969         2000         357,250      Sq. Ft.         126          95.30%
   8        1.71          59.76%          55.96%         1973         1999         638,363      Sq. Ft.         70           73.22%
   9        1.39          73.68%          65.94%         1923         1992         163,115      Sq. Ft.         257         100.00%
   10       1.51          60.87%          58.22%         1964         2003         257,425      Sq. Ft.         163         100.00%
   11       1.55          75.71%          75.71%         1962         1989         177,207      Sq. Ft.         209          94.78%
   13       1.54          73.86%          73.86%         1960                      144,553      Sq. Ft.         222         100.00%
   14       1.50          67.77%          67.77%         1987                      213,105      Sq. Ft.         149          88.11%
   15       1.20          80.00%          72.88%         2004                      160,533      Sq. Ft.         179         100.00%
   16       1.20          78.51%          70.28%         2005                      157,779      Sq. Ft.         165          96.10%
   17       1.53          74.62%          74.62%         1995                      137,035      Sq. Ft.         188         100.00%
   18       2.20          50.32%          43.81%         1940         2004           262         Rooms        89,695         68.00%
   19       1.52          70.00%          70.00%         1981                      152,895      Sq. Ft.         141          96.68%
   20       1.56          75.19%          75.19%         1978                      103,269      Sq. Ft.         208         100.00%
   21       1.22          76.54%          68.52%         2005                      143,143      Sq. Ft.         145          91.13%
   23       1.79          64.16%          64.16%         2000                      137,024      Sq. Ft.         126         100.00%
   24       1.62          68.00%          68.00%         1996                        360         Units        47,222         90.56%
   25       1.41          71.36%          59.50%         1992                        232         Units        71,052         95.24%
   26       1.74          80.00%          80.00%         1994                      104,154      Sq. Ft.         157         100.00%
   27       1.54          71.71%          71.71%         1988                      99,349       Sq. Ft.         165         100.00%
   28       1.46          69.80%          58.20%         1995                        200         Units        79,923        100.00%
   29       1.57          77.34%          77.34%         1977         2002         101,588      Sq. Ft.         152          97.05%
   30       1.53          76.35%          76.35%         1991                      89,874       Sq. Ft.         163          97.77%
   31       1.56          76.39%          76.39%         1972                      78,230       Sq. Ft.         187         100.00%
   32       1.22          80.00%          68.41%         2002                      136,927      Sq. Ft.         102          99.05%
   33       1.21          80.00%          71.58%         1995                      102,367      Sq. Ft.         134         100.00%
   35       1.20          78.70%          71.70%         1996         2004         144,134      Sq. Ft.         92          100.00%
   36       1.74          80.00%          80.00%         1987                      85,923       Sq. Ft.         149          96.02%
   38       2.33          54.70%          54.70%         1998                      130,624      Sq. Ft.         88          100.00%
   39       1.25          74.93%          62.57%         1973                        228         Pads         46,930        100.00%
   40       1.43          75.00%          57.74%         2002                        118         Rooms        88,983         74.12%
   41       1.34          62.07%          53.66%         1964         2005           168         Rooms        59,483         69.31%
   42       1.23          80.25%          71.85%         1979                      127,701      Sq. Ft.         75           98.73%
   44       1.25          80.24%          67.88%         1995                      88,475       Sq. Ft.         92           98.93%
   45       1.28          78.43%          66.58%         1985                      58,512       Sq. Ft.         137         100.00%
   47       1.41          75.00%          57.76%         2003                        96          Rooms        76,563         66.26%
   49       2.21          51.47%          39.56%         1985                        153         Rooms        45,752         72.36%
   50       1.26          79.66%          71.25%         1972         2004         110,070      Sq. Ft.         63          100.00%
   51       1.30          66.11%          66.11%         1982                        82          Units        83,841         91.46%
   54       1.32          72.00%          64.45%         2005                      15,450       Sq. Ft.         401          77.93%
   55       1.39          58.25%          50.89%         2003                      55,000       Sq. Ft.         109          74.36%
   56       1.72          74.87%          74.87%         2000                      15,120       Sq. Ft.         374         100.00%
   58       1.47          61.80%          46.66%         1977                      150,484      Sq. Ft.         37           93.22%
   59       1.35          69.17%          53.55%         1983                      70,490       Sq. Ft.         77           96.05%
   61       1.29          75.00%          62.36%         2004                      14,490       Sq. Ft.         331         100.00%
   62       1.30          79.75%          66.37%         1986                        144         Units        33,229         97.22%
   63       1.27          73.78%          57.11%         1983                      86,930       Sq. Ft.         53           84.44%
   64       2.03          63.18%          63.18%         2004                      15,330       Sq. Ft.         302         100.00%
   65       1.36          74.19%          62.09%       NA-Land                     15,086       Sq. Ft.         291         100.00%
   66       1.61          72.43%          72.43%         2003                      14,560       Sq. Ft.         286         100.00%
   67       1.87          66.89%          66.89%         2003                      14,490       Sq. Ft.         282         100.00%
   68       1.71          63.49%          55.46%         2004                      53,325       Sq. Ft.         75          100.00%
   69       1.68          72.39%          72.39%         2003                      13,650       Sq. Ft.         279         100.00%
   70       1.21          78.35%          69.15%         2004                      13,824       Sq. Ft.         275         100.00%
   71       1.96          64.04%          64.04%         2001                      15,120       Sq. Ft.         250         100.00%
   72       1.61          71.63%          71.63%         2004                      14,490       Sq. Ft.         257         100.00%
   73       2.30          54.41%          54.41%         2002                      26,990       Sq. Ft.         137          93.72%
   74       1.65          69.96%          69.96%         2002                      14,490       Sq. Ft.         254         100.00%
   75       1.37          79.91%          70.03%         1999                      38,700       Sq. Ft.         93          100.00%
   76       1.82          68.29%          68.29%         2001                      14,440       Sq. Ft.         246         100.00%
   77       1.28          51.09%          38.58%         1971                      108,960      Sq. Ft.         32          100.00%
   78       2.06          60.17%          60.17%         2001                      15,120       Sq. Ft.         229         100.00%
   79       1.93          59.65%          54.01%         1973                        104         Units        32,692         95.19%
   80       2.03          61.64%          61.64%         2001                      14,490       Sq. Ft.         234         100.00%
   81       1.25          63.21%          48.63%         1973         1988          9,289       Sq. Ft.         361         100.00%
   82       1.61          71.63%          71.63%         2003                      14,560       Sq. Ft.         226         100.00%
   83       1.33          60.38%          54.41%         1999                        107         Rooms        29,907         59.50%
   84       2.06          60.77%          60.77%         2001                      15,120       Sq. Ft.         209         100.00%
   85       2.11          68.18%          68.18%         2000                      20,485       Sq. Ft.         146         100.00%
   86       2.98          34.88%          34.88%         1976                      60,042       Sq. Ft.         50           95.84%
   87       2.02          65.03%          65.03%         2004                      14,553       Sq. Ft.         203         100.00%
   88       2.03          64.98%          64.98%         2004                      14,490       Sq. Ft.         204         100.00%
   89       1.82          68.60%          68.60%         2002                      11,228       Sq. Ft.         263         100.00%
   90       1.90          66.25%          66.25%         2000                      15,120       Sq. Ft.         175         100.00%
   91       1.42          64.94%          56.13%         2004                      11,970       Sq. Ft.         209         100.00%
   92       3.00          30.68%          26.77%         1982                      40,726       Sq. Ft.         33           76.89%




MORTGAGE
  LOAN     OCCUPANCY                          MOST RECENT    MOST RECENT    MOST RECENT   MOST RECENT        UW             UW
 NUMBER   "AS OF" DATE   MOST RECENT PERIOD   REVENUES ($)   EXPENSES ($)     NOI ($)       NCF ($)     REVENUES ($)   EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

   1        04/01/05    T 12 Through 2/28/05  122,955,529     62,770,749    60,184,780    59,405,780    125,501,967     58,744,329
   2        Various             2004           15,700,253     4,824,866     10,875,387    10,669,914     15,818,322      5,186,672
  2.1       03/15/05            2004           4,927,610      1,127,595      3,800,015     3,732,403     4,965,736       1,436,738
  2.2       03/31/05            2004           3,323,372       959,914       2,363,458     2,336,388     3,228,845        970,157
  2.3       03/31/05            2004           3,079,779      1,212,932      1,866,847     1,806,557     3,365,010       1,224,683
  2.4       03/31/05            2004           2,165,047       744,509       1,420,538     1,395,374     2,039,618        737,734
  2.5       03/31/05            2004           1,185,951       423,772        762,179       749,255      1,211,129        447,617
  2.6       03/31/05            2004           1,018,494       356,143        662,351       649,939      1,007,984        369,742
   3        03/30/05            2004           27,539,326     11,484,443    16,054,883    15,868,944     25,758,823     10,936,877
   4        04/19/05            2004           8,790,692      3,199,289      5,591,403     5,524,611     8,993,729       3,369,132
   5        01/07/05                                                                                     7,771,989       3,011,174
   6        02/23/05            2004           5,703,571      2,793,499      2,910,072     2,879,690     6,532,497       2,987,630
   7        03/31/05            2004           6,103,726      1,894,507      4,209,219     4,155,632     6,097,407       1,896,682
   8        05/17/05            2004           11,664,844     4,670,331      6,994,513     6,770,744     11,159,359      5,030,779
   9        04/01/05            2004           6,622,437      2,874,819      3,747,618     3,714,995     6,920,942       2,888,376
   10       04/05/05            2004           4,376,963      1,692,444      2,684,519     2,536,005     6,590,549       2,000,637
   11       03/31/05            2004           4,904,030      1,466,790      3,437,240     3,410,659     4,653,173       1,523,595
   13       03/31/05            2004           3,662,751      1,007,250      2,655,501     2,626,591     3,766,966       1,111,260
   14       03/31/05            2004           4,028,899      1,170,846      2,858,053     2,811,170     4,041,170       1,344,128
   15       05/12/05                                                                                     3,387,421       1,011,718
   16       05/20/05                                                                                     2,818,194        596,730
   17       03/31/05            2004           2,928,174       680,027       2,248,147     2,222,110     2,889,207        747,678
   18       04/01/05             T6            11,802,535     7,490,519      4,312,016     4,312,016     12,034,723      7,389,967
   19       03/31/05            2004           2,601,511       848,288       1,753,223     1,701,238     2,749,234        902,723
   20       03/31/05            2004           2,368,777       464,967       1,903,810     1,860,437     2,307,020        474,401
   21       05/01/05                                                                                     2,340,194        501,099
   23       12/16/04                                                                                     1,566,000        63,948
   24       05/11/05       T-12 Thru 2/05      2,471,703      1,175,819      1,295,884     1,241,884     2,694,830       1,219,685
   25       04/30/05         T-12 3/05         2,657,270       921,306       1,735,964     1,677,964     2,558,387        931,969
   26       03/31/05            2004           2,038,864       422,778       1,616,086     1,600,463     1,970,765        432,136
   27       03/31/05            2004           1,815,664       405,576       1,410,088     1,388,232     1,987,948        617,956
   28       04/30/05         T-12 3/05         2,542,304       768,931       1,773,373     1,723,373     2,418,016        789,297
   29       03/31/05            2004           1,720,155       368,094       1,352,061     1,336,823     1,732,127        400,306
   30       03/31/05            2004           1,741,496       499,964       1,241,532     1,194,798     1,787,559        529,995
   31       03/31/05            2004           1,592,043       322,145       1,269,898     1,245,647     1,562,809        326,295
   32       04/30/05            2004           1,699,065       527,409       1,171,656     1,157,963     1,832,817        633,607
   33       04/01/05            2004           1,567,085       354,489       1,212,596     1,201,336     1,567,051        382,158
   35       05/12/05            2004           1,496,628       608,742        887,886       873,472      1,730,343        570,033
   36       03/31/05            2004           1,578,046       323,207       1,254,839     1,241,951     1,620,945        370,259
   38       06/03/98                                                                                     1,320,000        39,600
   39       04/04/05            2004           1,854,191       864,122        990,069       983,685      1,846,477        927,311
   40       04/30/05            T-12           2,882,465      1,654,335      1,228,130     1,228,130     2,866,640       1,612,565
   41       12/31/04            2004           7,311,468      5,995,474      1,315,994     1,023,536     7,173,537       5,810,940
   42       04/19/05            2004           1,273,880       324,575        949,305       923,765      1,268,478        392,260
   44       11/19/04            2004            957,026        201,118        755,908       747,061       934,996         200,031
   45       04/06/05                                                                                      945,076         221,002
   47       04/30/05            T-12           1,868,024       961,882        906,142       835,088      1,851,858        989,099
   49       03/31/05            T12            4,928,987      3,399,263      1,529,724     1,332,565     4,746,685       3,383,163
   50       02/28/05       TTM 4/30/2004        565,753        192,573        373,180       362,173       857,629         231,490
   51       03/21/05            2004            935,880        332,878        603,002       584,552       929,744         421,772
   54       05/01/05                                                                                      662,034         85,309
   55       04/09/05            2004            541,105        112,294        428,811       420,561       781,438         184,621
   56       05/09/00                                                                                      536,004         16,080
   58       05/01/05            2004            480,014        217,972        262,042       239,769       845,387         227,588
   59       01/27/05            2004            902,748        355,238        547,510       532,670       884,263         309,386
   61       02/20/04                                                                                      420,065          5,251
   62       03/28/05            2004            894,888        419,790        475,098       439,098       876,143         425,856
   63       01/27/05            2004            700,284        286,444        413,840       399,880       762,062         295,382
   64       03/16/05                                                                                      475,000         14,250
   65       04/06/05                                                                                      416,021          8,320
   66       01/27/03                                                                                      375,066         11,252
   67       05/16/05                                                                                      419,775         12,593
   68       05/10/05                                                                                      692,302         197,902
   69       06/13/02                                                                                      343,571         10,307
   70       04/29/05                                                                                      330,117          5,001
   71       09/26/00                                                                                      407,635         12,229
   72       06/30/03                                                                                      335,009         10,050
   73       03/01/05            2004            521,147        129,654        391,493       387,166       593,687         135,905
   74       11/21/01                                                                                      339,935         10,198
   75       03/04/05            2004            435,330         90,740        344,590       340,720       428,257         88,222
   76       12/13/00                                                                                      355,080         10,652
   77       04/01/05            2004            441,533        307,823        133,710       118,095       674,833         265,859
   78       12/27/00                                                                                      391,003         11,730
   79       01/25/05            2004            859,777        405,577        454,200       423,000       858,397         399,608
   80       08/04/00                                                                                      378,044         11,341
   81       01/31/05            2004            432,841         60,418        372,423       371,494       426,626         59,950
   82       07/22/03                                                                                      296,878          8,906
   83       12/31/05      T12 Ending 3/05      1,748,383      1,475,084       273,299       273,299      1,854,335       1,458,782
   84       10/10/00                                                                                      357,286         10,719
   85       03/01/05            2004            458,163         96,170        361,993       361,989       443,939         102,159
   86       03/22/05            2004           1,047,273       413,007        634,266       617,454       999,051         402,069
   87       02/24/04                                                                                      300,000          9,000
   88       10/10/01                                                                                      295,000          8,850
   89       07/25/00                                                                                      294,960          8,849
   90       05/16/05                                                                                      275,033          5,501
   91       05/05/05                                                                                      257,420          5,148
   92       04/09/05            2004            668,480        269,640        398,840       385,400       622,812         268,838




MORTGAGE      UW NET                                                                      LARGEST    LARGEST         LARGEST
  LOAN       OPERATING      UW NET CASH                                                   TENANT      TENANT          TENANT
 NUMBER     INCOME ($)        FLOW ($)     LARGEST TENANT NAME                            SQ. FT.    % OF NRA       EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   1        66,757,637       65,208,833    225 Unlimited, Inc.                            27,277      0.67%      Multiple Spaces
   2        10,631,650       9,780,534     Various                                        Various    Various         Various
  2.1        3,528,998       3,310,258     Walmart Stores Inc                             137,869     36.70%         01/31/08
  2.2        2,258,688       2,089,892     Safeway                                        43,500      27.32%         11/29/06
  2.3        2,140,326       1,920,516     Rainbow Foods                                  65,608      31.56%         09/30/11
  2.4        1,301,885       1,194,663     Lund's                                         43,978      47.19%         12/31/13
  2.5         763,512         703,381      King Soopers                                   51,640      59.93%         06/24/08
  2.6         638,242         561,824      King Soopers                                   55,311      66.84%         01/01/07
   3        14,821,946       13,635,641    U.S. Bancorp                                   715,961     77.01%         05/31/14
   4         5,624,597       5,173,426     JAM 23RD STREET LLC                            69,782      20.90%         05/09/15
   5         4,760,815       4,421,491     CMP Media LLC                                  252,774    100.00%         10/31/14
   6         3,544,867       3,288,879     Whitehall Dev. Corp.                           26,976      17.76%         02/29/16
   7         4,200,724       3,813,505     Randalls                                       51,960      14.54%         06/23/08
   8         6,128,580       5,569,337     Turner Broadcasting System                     91,150      14.28%         08/31/09
   9         4,032,566       3,999,943     DKNY                                           130,600     80.07%         12/01/08
   10        4,589,912       4,136,879     US General Services Administration             144,551     56.15%         12/15/13
   11        3,129,578       2,966,633     Toys R Us                                      36,950      20.85%         01/31/07
   13        2,655,706       2,532,270     Albertsons                                     35,305      24.42%         05/31/19
   14        2,697,042       2,442,075     Vons                                           50,000      23.46%         12/31/08
   15        2,375,704       2,316,860     H-E-B                                          105,000     65.41%         09/30/24
   16        2,221,465       2,133,066     Gordmans, Inc.                                 60,964      38.64%         04/13/15
   17        2,141,529       2,033,686     Shoppers Food Warehouse                        70,057      51.12%         11/30/15
   18        4,644,756       4,283,714
   19        1,846,511       1,689,787     Vons                                           39,777      26.02%         10/14/10
   20        1,832,619       1,717,072     Giant Food                                     49,837      48.26%         02/28/18
   21        1,839,095       1,734,130     Best Buy                                       30,000      20.96%         01/31/16
   23        1,502,052       1,488,350     Home Depot                                     137,024    100.00%         01/31/21
   24        1,475,144       1,421,144
   25        1,626,418       1,568,418
   26        1,538,629       1,464,143     Shoppers Food Warehouse                        55,138      52.94%         05/31/16
   27        1,369,992       1,291,732     Safeway                                        52,550      52.89%         09/30/23
   28        1,628,719       1,578,719
   29        1,331,821       1,231,238     Giant of Virginia                              39,187      38.57%         05/31/12
   30        1,257,564       1,158,119     Bel Air Mart                                   45,540      50.67%         07/31/16
   31        1,236,514       1,152,652     Albertson's                                    28,775      36.78%         10/31/18
   32        1,199,210       1,157,636     Bealls Department Store                        55,000      40.17%         04/30/17
   33        1,184,893       1,130,051     Publix                                         56,077      54.78%         05/01/15
   35        1,160,310       1,074,106     Bealls Department Store                        69,888      48.49%         04/30/15
   36        1,250,687       1,141,182     Factory Card Outlet                            10,660      12.41%         11/30/08
   38        1,280,400       1,267,338     Home Depot                                     130,624    100.00%         01/31/19
   39         919,166         912,782
   40        1,254,075       1,139,410
   41        1,362,597       1,032,614
   42         876,218         801,600      Shnucks                                        58,076      45.48%         04/01/16
   44         734,965         719,521      Lowes                                          39,708      44.88%         09/24/16
   45         724,074         675,102      State of New Jersey                            58,512     100.00%         06/30/14
   47         862,758         788,684
   49        1,363,521       1,173,654
   50         626,138         593,004      Kroger                                         63,024      57.26%         05/31/21
   51         507,972         489,522
   54         576,725         560,010      BeautyFirst, Inc.                               3,000      19.42%         01/31/11
   55         596,818         559,005      Staples                                        14,500      26.36%         11/30/18
   56         519,924         518,412      Walgreens                                      15,120     100.00%         09/30/60
   58         617,798         583,264      Kmart                                          88,572      58.86%         11/30/17
   59         574,878         561,258
   61         414,814         413,365      Walgreens                                      14,490     100.00%         07/31/62
   62         450,287         414,287
   63         466,680         454,340
   64         460,750         459,217      Walgreens                                      15,330     100.00%         12/31/79
   65         407,701         407,701      Bertucci's (GROUND LEASE)                       5,956      39.48%         01/31/20
   66         363,814         362,358      Walgreens                                      14,560     100.00%         07/31/78
   67         407,182         405,733      Walgreens                                      14,490     100.00%         12/31/63
   68         494,399         459,659      Circuit City                                   20,275      38.02%         01/31/20
   69         333,263         331,898      Walgreens                                      13,650     100.00%         03/31/78
   70         325,116         323,733      CVS                                            13,824     100.00%         04/29/24
   71         395,406         393,894      Walgreens                                      15,120     100.00%         04/30/61
   72         324,959         323,510      Walgreens                                      14,490     100.00%         07/31/79
   73         457,781         451,723      Wells Fargo Home Mortgage                       2,500      9.26%          06/30/08
   74         329,737         328,288      Walgreens                                      14,490     100.00%         07/31/77
   75         340,035         333,580      Food Lion                                      33,000      85.27%         05/31/19
   76         344,427         342,983      Walgreens                                      14,440     100.00%         03/31/61
   77         408,974         322,717      Kmart                                          99,360      91.19%         03/31/08
   78         379,273         377,761      Walgreens                                      15,120     100.00%         08/31/61
   79         458,789         427,589
   80         366,703         365,254      Walgreens                                      14,490     100.00%         09/30/61
   81         366,676         313,624      Wachovia Bank Pad                               3,600      38.76%         03/31/08
   82         287,972         286,516      Walgreens                                      14,560     100.00%         02/28/79
   83         395,553         321,380
   84         346,567         345,055      Walgreens                                      15,120     100.00%         02/28/61
   85         341,781         336,865      Alliance MD LLC                                 2,800      13.67%         10/01/07
   86         596,982         513,812      The Ski Market LTD, Inc.                       10,000      16.66%         03/31/06
   87         291,000         289,545      Walgreens                                      14,553     100.00%         09/30/79
   88         286,150         284,701      Walgreens                                      14,490     100.00%         09/30/78
   89         286,111         284,988      Walgreens                                      11,228     100.00%         12/31/61
   90         269,532         268,020      Walgreens                                      15,120     100.00%         11/30/61
   91         252,271         251,074      CVS                                            11,970     100.00%         01/31/25
   92         353,973         270,549      Software Assurance                              5,861      14.39%         11/30/05




                                                        2ND         2ND          2ND
MORTGAGE                                              LARGEST     LARGEST      LARGEST
  LOAN                                                 TENANT     TENANT       TENANT
 NUMBER    2ND LARGEST TENANT NAME                    SQ. FT.    % OF NRA     EXP. DATE     3RD LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

   1       Christian Mosso Group, LLC                   20,374      0.50%      09/30/09     Atlanta Napp Deady, Inc.
   2       Various                                     Various     Various      Various     Various
  2.1      King Soopers                                 71,074     18.92%      10/31/22     Applejack Liquors
  2.2      Jo Ann Fabrics and Crafts                    17,258     10.84%      10/31/07     PETCO Store
  2.3      Petsmart                                     26,915     12.95%      01/31/11     Home Goods
  2.4      Sports Hut                                   9,200       9.87%      01/31/11     Juut Salonspa
  2.5      Piccolos                                     4,370       5.07%      11/30/10     Chipotle Mexican Grill
  2.6      Ralston Square Liquors                       6,227       7.53%      05/31/07     Randis Pizza and Italian
   3       Northern States Power                        55,363      5.95%      06/30/06     Robert Half International
   4       Board of Education of the City               64,000     19.16%      07/04/10     Vollmer Associates
   5
   6       Hair Club for Men Ltd.                       18,586     12.23%      09/30/12     KickstartUSA
   7       Berings                                      29,484      8.25%      10/31/08     Ross Stores Texas, LP
   8       Interland, Inc.                              71,317     11.17%      07/31/09     EZGOV.COM
   9       Play Knits Incorporated                      11,800      7.23%      12/01/10     Times Gourmet Deli
   10      TKC Communications LLC                      112,874     43.85%      06/30/09
   11      Best Buy                                     31,443     17.74%      01/31/17     Old Navy
   13      Ross Dress For Less                          33,253     23.00%      01/31/09     Longs Drug Store
   14      Sport Chalet                                 34,588     16.23%      11/20/07     24 Hour Nautilus Fitness
   15      Trammell Crow Master Lease                   9,992       6.22%      12/31/09     Hollywood Video
   16      Linens N Things                              28,305     17.94%      01/31/16     Old Navy
   17      CVS                                          9,720       7.09%      01/31/06     Paper Warehouse
   18
   19      24 Hr Fitness                                25,000     16.35%      11/30/22     Blockbuster Video
   20      Blockbuster Video                            4,522       4.38%      11/30/06     Glory Days Grill
   21      Marshalls of MA, Inc.                        28,000     19.56%      09/30/14     Michaels Stores, Inc.
   23
   24
   25
   26      Sears Paint & Hardware                       24,500     23.52%      01/02/07     Hollywood Video
   27      Union Oil                                    7,000       7.05%      06/15/08     McDonalds
   28
   29      Advance Stores/Trak Auto                     8,000       7.87%      06/30/05     Blockbuster Video
   30      Plum Pharmacy                                9,600      10.68%      09/30/13     Blockbuster Video
   31      Rite Aid                                     20,800     26.59%      01/31/08     Outback Steakhouse
   32      Publix                                       44,271     32.33%      10/31/22     Crispers
   33      GRT Enterprises, Inc.                        4,200       4.10%      07/31/08     Willy's Mexican Grill
   35      Office Depot                                 31,342     21.75%      11/30/11     The Ragshop
   36      Dress Barn                                   7,980       9.29%      06/30/06     Buffalo Wild Wings Grill & Bar
   38
   39
   40
   41
   42      Sears Hardware                               21,000     16.44%      12/16/06     Fashion Bug
   44      Dollar Tree                                  9,600      10.85%      07/31/10     Dollar General
   45
   47
   49
   50      Big Lots                                     26,022     23.64%      01/31/07     Family Dollar
   51
   54      Qdoba Mexican Grill                          2,000      12.94%      01/31/16     T-Mobile
   55      Cici's Pizza                                 4,000       7.27%      12/21/13     King China Chinese Buffet
   56
   58      Proctor Ace Hardware                         36,112     24.00%      05/31/15     Beall's Outlet # 318
   59
   61
   62
   63
   64
   65      Wawa (GROUND LEASE)                          5,740      38.05%      02/28/13     Qdoba (GROUND LEASE)
   66
   67
   68      Office Depot                                 18,000     33.76%      12/31/19     Dollar Tree
   69
   70
   71
   72
   73      Quizno's Sub                                 1,651       6.12%      08/31/09     Snappy Auctions-E-Bay
   74
   75      House of Video                               3,000       7.75%      06/30/07     Subway
   76
   77      Willow Grove Bank                            2,750       2.52%      06/30/09     Perfect Nails Salon
   78
   79
   80
   81      7-Eleven                                     3,489      37.56%      12/31/10     Reston Kabob
   82
   83
   84
   85      Cornerstone Bancorp, Inc.                    2,800      13.67%      06/01/06     Kahn & Stark, LLC/Financial Wings, LLC
   86      N.W. Buffet, Inc                             8,608      14.34%      11/30/07     The Solar System, Inc.
   87
   88
   89
   90
   91
   92      Jay M. Fisher, P.A. and Bailey & Myers       3,400       8.35%      03/31/08     Gastroenterology Group




             3RD         3RD             3RD
MORTGAGE   LARGEST     LARGEST         LARGEST
  LOAN     TENANT      TENANT          TENANT                                         LARGEST AFFILIATED SPONSOR FLAG
 NUMBER    SQ. FT     % OF NRA        EXP. DATE        LOCKBOX                              (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   1       20,285       0.50%            MTM            Day 1                                    AMC, Inc.
   2       Various     Various         Various                          Regency Centers Corporation and Macquarie Country Wide Trust
  2.1      37,315       9.93%         06/30/18
  2.2      16,556      10.40%         01/31/15
  2.3      25,855      12.44%         11/30/14
  2.4       8,968       9.62%         09/20/12
  2.5       3,600       4.18%         11/30/10
  2.6       3,750       4.53%         04/30/06
   3       19,419       2.09%         03/31/10                                    Wells Real Estate Investment Trust, Inc.
   4       50,443      15.10%      Multiple Spaces      Day 1                                  Joseph Moinian
   5                                                    Day 1
   6       16,979      11.18%         12/31/12          Day 1
   7       28,556       7.99%         01/31/13
   8       37,600       5.89%         06/30/06          Day 1
   9       10,427       6.39%         09/30/14          Day 1
   10                                                   Day 1
   11      17,535       9.90%            MTM
   13      18,700      12.94%         02/28/14
   14      29,438      13.81%         05/31/14
   15       5,800       3.61%         09/01/14
   16      18,825      11.93%         03/31/10        Springing
   17       8,625       6.29%         10/31/12
   18                                                   Day 1
   19       7,556       4.94%         07/31/07
   20       4,500       4.36%         04/30/10
   21      23,659      16.53%         02/28/14        Springing
   23                                                 Springing
   24
   25
   26       8,366       8.03%         01/31/10
   27       5,000       5.03%         04/16/10
   28
   29       6,000       5.91%         10/31/05
   30       4,324       4.81%         02/28/07
   31       6,561       8.39%         11/14/05
   32       5,230       3.82%         06/01/13
   33       3,120       3.05%         08/31/07
   35      15,000      10.41%         01/31/07
   36       7,580       8.82%         05/31/12
   38                                                   Day 1
   39
   40
   41
   42      14,400      11.28%         01/31/10
   44       7,500       8.48%         08/22/06
   45                                                   Day 1
   47
   49
   50       8,000       7.27%         06/30/11        Springing
   51
   54       2,000      12.94%         03/31/15        Springing
   55       4,000       7.27%         02/19/09
   56                                                   Day 1
   58      10,800       7.18%         04/30/10
   59
   61
   62
   63
   64                                                 Springing
   65       3,390      22.47%         11/30/14
   66                                                   Day 1
   67                                                   Day 1
   68      15,050      28.22%         04/05/09
   69                                                   Day 1
   70
   71                                                   Day 1
   72                                                   Day 1
   73       1,250       4.63%         12/31/09
   74                                                   Day 1
   75       1,500       3.88%         08/31/09
   76                                                   Day 1
   77       2,400       2.20%         06/30/08
   78                                                   Day 1
   79
   80                                                   Day 1
   81       1,550      16.69%         03/31/12
   82                                                   Day 1
   83
   84                                                   Day 1
   85       1,500       7.32%         08/01/08
   86       5,028       8.37%         08/31/09        Springing
   87                                                 Springing
   88                                                 Springing
   89                                                   Day 1
   90                                                   Day 1
   91
   92       2,802       6.88%         01/31/06

(1) The AmericasMart Loan, representing 12.7% of the Cut-Off Date Pool Balance, is part of a split loan structure and the related pari passu companion loan is not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loan and the related pari passu companion loan.

(2) Occupancy percentage calculated excluding Exhibition Tenant Space.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.




WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C19

          ANNEX A-1B               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE         LOAN
  LOAN           GROUP
 NUMBER         NUMBER                  PROPERTY NAME                        ADDRESS                      CITY              STATE
------------------------------------------------------------------------------------------------------------------------------------

   12              2      Glen Park Apartments                    952 Southwest Campus Drive         Federal Way             WA
   22              2      Stephanus Pool                          Various                            Various                 WA
  22.1                    Camelot Apartments                      11030 Evergreen Way                Everett                 WA
  22.2                    Charbern Apartments                     1705 Belmont Avenue                Seattle                 WA
  22.3                    Carolina Court Apartments               527 Eastlake Avenue                Seattle                 WA
   34              2      Berkeley Heights Apartments             22804 91st Way South               Kent                    WA
   37              2      The Glen at White Pines Apartments      8245 White Pine Drive              Manassas Park           VA
   43              2      Maple Ridge Townhome Apartments         344 Red Maple Drive                Blacksburg              VA
   46              2      Bonair Townhome Apartments              1466 Bonair Road                   Vista                   CA
   48              2      Alderwood Apartments                    37057 Magnolia Street              Newark                  CA
   52              2      Franklin Park Apartments                2407 Neil Armstrong Drive          West Lafayette          IN
   53              2      Regency Park Apartments                 120 Edinborough Circle             Greenwood               SC
   57              2      Kensington Park Apartments              2716 Brigadoon Drive               Raleigh                 NC
   60              2      Edgewater Trace Apartments              10714 Abbercorn Street             Savannah                GA




MORTGAGE                                                                                                               CUT-OFF DATE
  LOAN               CROSS COLLATERALIZED AND       LOAN     GENERAL PROPERTY   SPECIFIC PROPERTY    ORIGINAL LOAN         LOAN
 NUMBER  ZIP CODE   CROSS DEFAULTED LOAN FLAG    ORIGINATOR        TYPE               TYPE            BALANCE ($)       BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

   12      98023                                  Wachovia      Multifamily       Conventional       33,000,000.00     33,000,000.00
   22     Various                                 Wachovia      Multifamily       Conventional       20,700,000.00     20,700,000.00
  22.1     98204                                                Multifamily       Conventional
  22.2     98122                                                Multifamily       Conventional
  22.3     98109                                                Multifamily       Conventional
   34      98031                                  Wachovia      Multifamily       Conventional       13,567,000.00     13,567,000.00
   37      20111                                  Wachovia      Multifamily       Conventional       12,700,000.00     12,700,000.00
   43      24060                                  Wachovia      Multifamily      Student Housing     8,800,000.00      8,800,000.00
   46      92084   Vista Multifamily Portfolio    Wachovia      Multifamily       Conventional       7,450,000.00      7,450,000.00
   48      94560                                  Wachovia      Multifamily       Conventional       7,300,000.00      7,300,000.00
   52      47906                                  Wachovia      Multifamily       Conventional       6,400,000.00      6,400,000.00
   53      29649                                  Wachovia      Multifamily       Conventional       6,200,000.00      6,193,702.25
   57      27606                                  Wachovia      Multifamily       Conventional       5,600,000.00      5,600,000.00
   60      31419                                  Wachovia      Multifamily       Conventional       5,000,000.00      4,995,066.21




MORTGAGE  % OF AGGREGATE     % OF AGGREGATE                                                                 LOAN          INTEREST
  LOAN     CUT-OFF DATE       CUT-OFF DATE     ORIGINATION   FIRST PAY    MATURITY DATE    MORTGAGE    ADMINISTRATIVE      ACCRUAL
 NUMBER       BALANCE        GROUP 2 BALANCE       DATE        DATE           OR ARD         RATE         COST RATE        METHOD
------------------------------------------------------------------------------------------------------------------------------------

   12          2.04%             26.04%          04/29/05    06/11/05        05/11/10       5.6700%        0.04153%      Actual/360
   22          1.28%             16.34%          06/02/05    07/11/05        06/11/15       5.6200%        0.04153%      Actual/360
  22.1
  22.2
  22.3
   34          0.84%             10.71%          05/24/05    07/11/05        06/11/15       5.2700%        0.04153%      Actual/360
   37          0.79%             10.02%          05/31/05    07/11/05        06/11/15       5.4900%        0.04153%      Actual/360
   43          0.55%              6.95%          06/16/05    08/11/05        07/11/15       5.3700%        0.04153%      Actual/360
   46          0.46%              5.88%          04/27/05    06/11/05        05/11/10       5.4700%        0.04153%      Actual/360
   48          0.45%              5.76%          05/31/05    07/11/05        06/11/15       5.5600%        0.04153%      Actual/360
   52          0.40%              5.05%          06/08/05    07/11/05        06/11/15       5.2900%        0.04153%      Actual/360
   53          0.38%              4.89%          04/29/05    06/11/05        05/11/15       5.1900%        0.04153%      Actual/360
   57          0.35%              4.42%          05/05/05    06/11/05        05/11/15       5.2700%        0.04153%      Actual/360
   60          0.31%              3.94%          05/02/05    06/11/05        05/11/15       5.3100%        0.04153%      Actual/360




            INTEREST      ORIGINAL     REMAINING
MORTGAGE     ACCURAL      TERM TO       TERM TO                       ORIGINAL    REMAINING
  LOAN       METHOD     MATURITY OR   MATURITY OR     REMAINING      AMORT TERM  AMORT TERM   MONTHLY P&I  MATURITY DATE OR
 NUMBER     DURING IO    ARD (MOS.)   ARD (MOS.)   IO PERIOD (MOS.)    (MOS.)      (MOS.)    PAYMENTS ($)    ARD BALLOON    ARD LOAN
------------------------------------------------------------------------------------------------------------------------------------

   12      Actual/360        60           59              59             IO          IO           IO        33,000,000.00       N
   22      Actual/360       120           120             24             360         360      119,095.54    18,186,348.65       N
  22.1
  22.2
  22.3
   34      Actual/360       120           120             24             360         360       75,085.63    11,819,292.81       N
   37      Actual/360       120           120             6              360         360       72,029.54    10,738,483.52       N
   43                       120           120                            360         360       49,250.04     7,321,450.38       N
   46      Actual/360        60           59              59             IO          IO           IO         7,450,000.00       N
   48                       120           120                            360         360       41,723.82     6,109,089.06       N
   52                       120           120                            360         360       35,499.76     5,310,889.75       N
   53                       120           119                            360         359       34,006.58     5,128,988.02       N
   57      Actual/360       120           119             59             360         360       30,992.81     5,185,614.17       N
   60                       120           119                            360         359       27,796.29     4,152,127.12       N




MORTGAGE                                                                                LTV RATIO AT
  LOAN                                                APPRAISAL           CUT-OFF DATE   MATURITY OR    YEAR      YEAR     NUMBER OF
 NUMBER  PREPAYMENT PROVISIONS   APPRAISED VALUE ($)     DATE    DSCR (X)   LTV RATIO        ARD        BUILT   RENOVATED    UNITS
------------------------------------------------------------------------------------------------------------------------------------

   12    L(25),D(31),O(4)            42,200,000        04/04/05    1.48       78.20%        78.20%      1989                  464
   22    L(24),YM1%(92),O(4)         31,300,000        Various     1.21       66.13%        58.10%     Various   Various      427
  22.1                               19,000,000        04/06/05                                         2001                  289
  22.2                                6,600,000        04/07/05                                         1925      2001        66
  22.3                                5,700,000        04/07/05                                         1916      2001        72
   34    L(24),D(93),O(3)            19,300,000        04/18/05    1.20       70.30%        61.24%      1991                  218
   37    L(48),D(69),O(3)            18,100,000        03/24/05    1.23       70.17%        59.33%      1975                  166
   43    L(23),D(94),O(3)            11,100,000        03/24/05    1.27       79.28%        65.96%      2002                  118
   46    L(12),YM1%(45),O(3)         10,600,000        03/18/05    1.31       70.28%        70.28%      1977                  82
   48    L(24),D(92),O(4)            12,000,000        02/23/05    1.25       60.83%        50.91%      1988                  96
   52    L(24),D(93),O(3)             8,750,000        03/18/05    1.22       73.14%        60.70%      1981                  168
   53    L(48),D(69),O(3)             8,100,000        12/22/04    1.31       76.47%        63.32%      2001                  132
   57    L(25),D(92),O(3)            10,900,000        03/08/05    1.23       51.38%        47.57%      1966                  336
   60    L(25),D(92),O(3)             6,300,000        03/09/05    1.25       79.29%        65.91%      1971      1995        159




MORTGAGE                 CUT-OFF DATE
  LOAN     UNIT OF       LOAN AMOUNT        OCCUPANCY       OCCUPANCY                                MOST RECENT     MOST RECENT
 NUMBER    MEASURE      PER (UNIT) ($)         RATE       "AS OF" DATE      MOST RECENT PERIOD       REVENUES ($)    EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

   12       Units           71,121            97.84%        03/30/05              2004                4,810,754       1,810,543
   22       Units           48,478            97.43%         Various            T-3 04/05             3,308,168       1,515,767
  22.1      Units                             98.62%        04/25/05            T-3 04/05             2,158,372        990,503
  22.2      Units                             98.48%        04/21/05            T-3 04/05              626,864         281,791
  22.3      Units                             91.67%        04/20/05            T-3 04/05              522,932         243,473
   34       Units           62,234            90.37%        05/05/05              2004                2,060,434        960,853
   37       Units           76,506            91.57%        03/31/05      3/05 YTD (Annualized)       2,088,776        893,445
   43       Units           74,576            97.20%        04/20/05              2004                1,185,679        442,251
   46       Units           90,854            96.34%        03/21/05              2004                 915,828         324,916
   48       Units           76,042            96.88%        03/31/05            T-12 4/05             1,095,009        485,522
   52       Units           38,095            84.52%        04/30/05           T-12 04/05              952,590         343,252
   53       Units           46,922            94.70%        01/31/05               T-3                1,159,272        486,335
   57       Units           16,667            77.08%        04/27/05              2004                1,822,047       1,241,183
   60       Units           31,416            85.53%        03/28/05              2004                1,092,180        593,024




MORTGAGE                                                                                   UW NET
  LOAN          MOST RECENT       MOST RECENT            UW                 UW            OPERATING       UW NET CASH
 NUMBER           NOI ($)           NCF ($)         REVENUES ($)       EXPENSES ($)      INCOME ($)         FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

   12            3,000,211         2,884,211          4,808,442         1,930,269         2,878,173        2,762,173
   22            1,792,401         1,685,651          3,354,304         1,525,026         1,829,278        1,722,528
  22.1           1,167,869         1,095,619          2,174,144          994,841          1,179,303        1,107,053
  22.2            345,073           328,573            630,960           281,618           349,342          332,842
  22.3            279,459           261,459            549,200           248,567           300,633          282,633
   34            1,099,581         1,045,081          2,018,550          879,192          1,139,358        1,084,858
   37            1,195,331         1,153,831          2,046,814          938,611          1,108,203        1,066,703
   43             743,428           713,928           1,212,581          434,136           778,445          748,945
   46             590,912           564,836            963,468           405,281           558,187          532,111
   48             609,487           585,487           1,142,896          495,526           647,370          623,370
   52             609,338           567,338            952,590           390,155           562,435          520,435
   53             672,937           639,937           1,052,552          485,158           567,394          534,394
   57             580,864           480,736           1,786,268         1,228,329          557,939          457,811
   60             499,156           451,456           1,066,740          601,124           465,616          417,916




                                                                                                                 2ND         2ND
MORTGAGE                          LARGEST    LARGEST     LARGEST                                    2ND        LARGEST     LARGES
  LOAN                            TENANT      TENANT     TENANT                                LARGEST TENANT   TENANT     TENANT
 NUMBER   LARGEST TENANT NAME     SQ. FT.    % OF NRA   EXP. DATE    2ND LARGEST TENANT NAME      SQ. FT.      % OF NRA   EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   12
   22
  22.1
  22.2
  22.3
   34
   37
   43
   46
   48
   52
   53
   57
   60




                                            3RD                           3RD
MORTGAGE                                  LARGEST         3RD           LARGEST
  LOAN                                    TENANT     LARGEST TENANT     TENANT                    LARGEST AFFILIATED SPONSOR FLAG
 NUMBER      3RD LARGEST TENANT NAME      SQ. FT        % OF NRA       EXP. DATE     LOCKBOX            (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   12
   22
  22.1
  22.2
  22.3
   34
   37
   43
   46
   48
   52
   53
   57
   60

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.



            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C19



              ANNEX A-2                             CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE    LOAN    PROPERTY NAME                              PROPERTY ADDRESS                PROPERTY CITY     PROPERTY   PROPERTY
  LOAN     GROUP                                                                                                   STATE    ZIP CODE
 NUMBER    NUMBER
------------------------------------------------------------------------------------------------------------------------------------

   12        2      Glen Park Apartments                       952 Southwest Campus Drive      Federal Way          WA        98023
   22        2      Stephanus Pool                             Various                         Various              WA       Various
  22.1              Camelot Apartments                         11030 Evergreen Way             Everett              WA        98204
  22.2              Charbern Apartments                        1705 Belmont Avenue             Seattle              WA        98122
  22.3              Carolina Court Apartments                  527 Eastlake Avenue             Seattle              WA        98109
   24        1      Waterford Village Apartments               4405 Waterford Valley Drive     Durham               NC        27713
   25        1      The Meadows at Indian Creek Apartments     100 Eagle Drive                 Emmaus               PA        18049
   28        1      Point North Apartments                     4445 Harriet Lane               Bethlehem            PA        18017
   34        2      Berkeley Heights Apartments                22804 91st Way South            Kent                 WA        98031
   37        2      The Glen at White Pines Apartments         8245 White Pine Drive           Manassas Park        VA        20111
   43        2      Maple Ridge Townhome Apartments            344 Red Maple Drive             Blacksburg           VA        24060
   46        2      Bonair Townhome Apartments                 1466 Bonair Road                Vista                CA        92084
   48        2      Alderwood Apartments                       37057 Magnolia Street           Newark               CA        94560
   51        1      Oak Terrace Apartments                     1440 Oak Drive                  Vista                CA        92084
   52        2      Franklin Park Apartments                   2407 Neil Armstrong Drive       West Lafayette       IN        47906
   53        2      Regency Park Apartments                    120 Edinborough Circle          Greenwood            SC        29649
   57        2      Kensington Park Apartments                 2716 Brigadoon Drive            Raleigh              NC        27606
   60        2      Edgewater Trace Apartments                 10714 Abbercorn Street          Savannah             GA        31419
   62        1      The Mark Apartments                        5701 East Shirley Lane          Montgomery           AL        36117
   79        1      Terrace View - Phase VI                    5200 Progress Street            Blacksburg           VA        24060

MORTGAGE      COUNTY         GENERAL        SPECIFIC        ELEVATOR   UTILITIES   NUMBER     NUMBER     NUMBER    NUMBER    NUMBER
  LOAN                      PROPERTY      PROPERTY TYPE    BUILDINGS     TENANT   OF STUDIO   OF 1 BR   OF 2 BR    OF 3 BR  OF 4+ BR
 NUMBER                       TYPE                                        PAYS      UNITS      UNITS     UNITS      UNITS     UNITS
------------------------------------------------------------------------------------------------------------------------------------

   12          King        Multifamily    Conventional         N        E,W,S,T                 118       252        94
   22         Various      Multifamily    Conventional         Y        E,W,S,T    Various    Various   Various
  22.1       Snohomish     Multifamily    Conventional         Y        E,W,S,T      48         183        58
  22.2         King        Multifamily    Conventional         Y        E,W,S,T      51          7         8
  22.3         King        Multifamily    Conventional         Y        E,W,S,T      40         32
   24         Durham       Multifamily    Conventional         N          E,W                   144       216
   25         Lehigh       Multifamily    Conventional         N        E,G,W,S                 124       108
   28       Northampton    Multifamily    Conventional         N        E,G,W,S                 120        80
   34          King        Multifamily    Conventional         N        E,W,S,T                 84         96        38
   37     Prince William   Multifamily    Conventional         N           E                               84        66        16
   43       Montgomery     Multifamily   Student Housing       N          E,W                              84        34
   46        San Diego     Multifamily    Conventional         N          E,G                              82
   48         Alameda      Multifamily    Conventional         N          None                  48         48
   51        San Diego     Multifamily    Conventional         N          E,G                    3         79
   52       Tippecanoe     Multifamily    Conventional         N          E,G                   72         96
   53        Greenwood     Multifamily    Conventional         N          E,W                   18         66        48
   57          Wake        Multifamily    Conventional         N          E,G                   129       163        43         1
   60         Chatham      Multifamily    Conventional         N         E,W,S                  40         80        39
   62       Montgomery     Multifamily    Conventional         N           E                    40        104
   79       Montgomery     Multifamily   Student Housing       N           E                    35         21        42         6

MORTGAGE         AVERAGE RENT;      AVERAGE RENT;       AVERAGE RENT;        AVERAGE RENT;         AVERAGE RENT;        MORTGAGE
  LOAN           RENT RANGES -     RENT RANGES - 1     RENT RANGES - 2      RENT RANGES - 3      RENT RANGES - 4+         LOAN
 NUMBER          STUDIO UNITS         BR UNITS            BR UNITS             BR UNITS              BR UNITS            NUMBER
------------------------------------------------------------------------------------------------------------------------------------

   12                                695;675-780        855;735-1059         1131;995-1275                                  12
   22               Various            Various             Various                                                          22
  22.1            497;497-497        563;563-563         770;770-770                                                       22.1
  22.2            653;653-653        864;864-864       1104;1104-1104                                                      22.2
  22.3            574;574-574        701;701-701                                                                           22.3
   24                                730;720-745         860;845-875                                                        24
   25                               885;780-1040        958;780-1000                                                        25
   28                               979;785-1160        1038;900-1095                                                       28
   34                                676;620-700         797;765-835         941;895-1030                                   34
   37                                                   1013;963-1077       1152;1113-1199        1315;1235-1341            37
   43                                                    781;750-810        1163;1125-1200                                  43
   46                                                  1025;1025-1025                                                       46
   48                                921;921-921       1136;1090-1228                                                       48
   51                                925;925-925        1023;995-1045                                                       51
   52                                526;510-550         639;600-730                                                        52
   53                                570;550-590         670;650-690          770;750-790                                   53
   57                                519;500-545         638;600-685          808;735-835           850;850-850             57
   60                                542;542-542         585;585-585          675;675-675                                   60
   62                                535;535-535         620;620-620                                                        62
   79                                610;595-625         741;700-795          839;825-970         1325;1325-1325            79


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C19



                ANNEX A-3          RESERVE ACCOUNT INFORMATION

MORTGAGE   LOAN                                                                                                     MONTHLY
  LOAN    GROUP                                                      GENERAL PROPERTY       SPECIFIC PROPERTY         TAX
 NUMBER   NUMBER    PROPERTY NAME                                          TYPE                    TYPE              ESCROW
----------------------------------------------------------------------------------------------------------------------------------

    1       1       AmericasMart                                      Special Purpose        Merchandise Mart        330,607
    2       1       Regency Centers Pool                                  Retail                 Anchored
   2.1              Applewood Village Shopping Center                     Retail                 Anchored
   2.2              Arapahoe Village Shopping Center                      Retail                 Anchored
   2.3              Rockford Road Plaza Shopping Center                   Retail                 Anchored
   2.4              Colonial Square Shopping Center                       Retail                 Anchored
   2.5              Cherrywood Square Shopping Center                     Retail                 Anchored
   2.6              Ralston Square Shopping Center                        Retail                 Anchored
    3       1       U.S. Bancorp                                          Office                   CBD
    4       1       50 West 23rd Street                                   Office                   CBD               141,635
    5       1       600 Community Drive                                   Office                 Suburban
    6       1       The Galleria                                          Office                   CBD               61,344
    7       1       Weslayan Plaza                                        Retail                 Anchored
    8       1       Centennial Tower                                      Office                   CBD               68,556
    9       1       240 West 40th Street                                  Office                   CBD               134,273
   10       1       The Suffolk Building                                  Office                 Suburban
   11       1       Corbin Corners                                        Retail                 Anchored
   12       2       Glen Park Apartments                                Multifamily            Conventional          33,375
   13       1       Five Points Shopping Center                           Retail                 Anchored
   14       1       Point Loma Plaza                                      Retail                 Anchored
   15       1       Plaza Volente                                         Retail                 Anchored             7,918
   16       1       O'Fallon Walk                                         Retail                 Anchored              327
   17       1       Cloppers Mill Village Center                          Retail                 Anchored
   18       1       Courtyard Marriott - Miami Beach, FL (2)            Hospitality            Full Service          18,917
   19       1       Rancho San Diego Village                              Retail                 Anchored
   20       1       Fox Mill Shopping Center                              Retail                 Anchored
   21       1       Valparaiso Walk                                       Retail                 Anchored              687
   22       2       Stephanus Pool                                      Multifamily            Conventional          23,312
  22.1              Camelot Apartments                                  Multifamily            Conventional
  22.2              Charbern Apartments                                 Multifamily            Conventional
  22.3              Carolina Court Apartments                           Multifamily            Conventional
   23       1       Home Depot - Tacoma, WA                               Retail                 Anchored
   24       1       Waterford Village Apartments                        Multifamily            Conventional          24,695
   25       1       The Meadows at Indian Creek Apartments              Multifamily            Conventional          23,958
   26       1       Centre Ridge Market Place                             Retail                 Anchored
   27       1       Snell & Branham Plaza                                 Retail                 Anchored
   28       1       Point North Apartments                              Multifamily            Conventional          12,816
   29       1       Saratoga Shopping Center                              Retail                 Anchored
   30       1       Stanford Ranch Village                                Retail                 Anchored
   31       1       Eastgate Plaza                                        Retail                 Anchored
   32       1       Eustis Village Shopping Center                        Retail                 Anchored            15,411
   33       1       Dunwoody Place Shopping Center                        Retail                 Anchored             8,878
   34       2       Berkeley Heights Apartments                         Multifamily            Conventional          15,525
   35       1       Indian River Square                                   Retail                 Anchored            14,062
   36       1       Willow Lake Shopping Center                           Retail                Unanchored
   37       2       The Glen at White Pines Apartments                  Multifamily            Conventional          21,734
   38       1       Home Depot - Spokane, WA                              Retail                 Anchored
   39       1       Sierra Lakes Mobile Home Park                    Mobile Home Park        Mobile Home Park        12,145
   40       1       Homewood Suites - Chester, VA                       Hospitality           Extended Stay           5,738
   41       1       Holiday Inn - Saratoga Springs, NY                  Hospitality            Full Service          17,646
   42       1       Lakeside Plaza                                        Retail                 Anchored            12,021
   43       2       Maple Ridge Townhome Apartments                     Multifamily          Student Housing          5,411
   44       1       Freeway Crossing Shopping Center                      Retail                 Anchored             5,933
   45       1       60 State Street                                       Office                 Suburban            17,363
   46       2       Bonair Townhome Apartments                          Multifamily            Conventional           7,240
   47       1       Holiday Inn Express - Midlothian, VA                Hospitality          Limited Service          4,135
   48       2       Alderwood Apartments                                Multifamily            Conventional           9,465
   49       1       Holiday Inn - Bradenton, FL (3)                     Hospitality            Full Service          12,114

                                 ANNUAL             INITIAL DEPOSIT
MORTGAGE    MONTHLY            DEPOSIT TO              TO CAPITAL            INITIAL           ONGOING         MORTGAGE
  LOAN     INSURANCE           REPLACEMENT            IMPROVEMENTS            TI/LC             TI/LC            LOAN
 NUMBER      ESCROW             RESERVES                RESERVE               ESCROW          FOOTNOTE          NUMBER
------------------------------------------------------------------------------------------------------------------------

    1        89,401              820,000               1,838,854                                 (1)               1
    2                                                                                                              2
   2.1                                                                                                            2.1
   2.2                                                                                                            2.2
   2.3                                                                                                            2.3
   2.4                                                                                                            2.4
   2.5                                                                                                            2.5
   2.6                                                                                                            2.6
    3                                                                                                              3
    4        15,853              66,792                  5,250                                   (1)               4
    5                            37,916                                                          (1)               5
    6        8,294               30,382                                                          (1)               6
    7                                                                                                              7
    8        10,459              178,742                265,625             2,000,000            (1)               8
    9        5,755               32,623                  55,375             4,000,000            (1)               9
   10                                                                                            (1)               10
   11                                                                                                              11
   12        8,623               116,000                254,219                                                    12
   13                                                                                                              13
   14                                                                                                              14
   15        4,212                                                                                                 15
   16        2,305               15,778                                                                            16
   17                                                                                                              17
   18        22,180              240,696                                                                           18
   19                                                                                                              19
   20                                                                                                              20
   21        2,027               14,314                                                                            21
   22        4,435               106,750                 67,281                                                    22
  22.1                           72,250                                                                           22.1
  22.2                           16,500                  14,000                                                   22.2
  22.3                           18,000                  53,281                                                   22.3
   23                                                                                                              23
   24        4,831               54,000                                                                            24
   25                                                                                                              25
   26                                                                                                              26
   27                                                                                                              27
   28                                                                                                              28
   29                                                                                                              29
   30                                                                                                              30
   31                                                                                                              31
   32                                                                                                              32
   33        4,051               11,260                  5,000                                                     33
   34        3,147               54,500                  19,250                                                    34
   35        7,491               14,425                                                          (1)               35
   36                                                                                                              36
   37        4,247               41,500                 235,000                                                    37
   38                                                                                                              38
   39        2,343                                                                                                 39
   40        1,953               114,666                                                                           40
   41        7,197                                       99,610                                                    41
   42        2,059               15,876                  16,875              150,000                               42
   43        3,392               29,500                  6,250                                                     43
   44         924                 8,847                                                                            44
   45        1,881               14,043                  47,500                                  (1)               45
   46        2,097               26,076                                                                            46
   47        1,183               74,074                                                                            47
   48        1,285               24,000                  46,713                                                    48
   49                            189,864                 45,000                                                    49




WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C19

                ANNEX A-3          RESERVE ACCOUNT INFORMATION

MORTGAGE    LOAN                                                                                                           MONTHLY
  LOAN     GROUP                                                             GENERAL PROPERTY     SPECIFIC PROPERTY          TAX
 NUMBER    NUMBER    PROPERTY NAME                                                 TYPE                  TYPE               ESCROW
------------------------------------------------------------------------------------------------------------------------------------

   50        1       Merchants Crossing (4)                                       Retail               Anchored             9,156
   51        1       Oak Terrace Apartments                                     Multifamily          Conventional           6,991
   52        2       Franklin Park Apartments                                   Multifamily          Conventional          12,542
   53        2       Regency Park Apartments                                    Multifamily          Conventional           9,260
   54        1       Valley Walk                                                  Retail              Unanchored            3,740
   55        1       Main Street Station                                          Retail               Anchored             3,887
   56        1       Walgreens - Kansas City, MO                                  Retail               Anchored
   57        2       Kensington Park Apartments                                 Multifamily          Conventional          11,835
   58        1       Kmart Center                                                 Retail               Anchored
   59        1       Ridgeway Self Storage - Ellicott City, MD                 Self Storage          Self Storage           5,477
   60        2       Edgewater Trace Apartments                                 Multifamily          Conventional           7,114
   61        1       Walgreens - Glen Ellyn, IL                                   Retail               Anchored
   62        1       The Mark Apartments                                        Multifamily          Conventional           3,111
   63        1       Ridgeway Self Storage - Eldersburg, MD                    Self Storage          Self Storage           3,477
   64        1       Walgreens - Chicago (West Foster Place), IL                  Retail               Anchored
   65        1       Audubon Square Shopping Center - Pad Sites 1, 4 and 5         Land                 Retail
   66        1       Walgreens - Kansas City, KS                                  Retail               Anchored
   67        1       Walgreens - Livonia, MI                                      Retail               Anchored
   68        1       Cobbs Corner II                                              Retail               Anchored              387
   69        1       Walgreens - Sedalia, MO                                      Retail               Anchored
   70        1       CVS - Choctaw, OK                                            Retail               Anchored
   71        1       Walgreens - Merriam, KS                                      Retail               Anchored
   72        1       Walgreens - Massillion, OH                                   Retail               Anchored
   73        1       Sconset Commons                                             Mixed Use        Multifamily/Retail
   74        1       Walgreens - Overlandpark, KS                                 Retail               Anchored
   75        1       Oak Ridge Shopping Center                                    Retail               Anchored             3,070
   76        1       Walgreens - Decatur, GA                                      Retail               Anchored
   77        1       Kmart Plaza                                                  Retail               Anchored
   78        1       Walgreens - Wylie, TX                                        Retail               Anchored
   79        1       Terrace View - Phase VI                                    Multifamily        Student Housing          3,240
   80        1       Walgreens - Medina, OH                                       Retail               Anchored
   81        1       Reston International Convenience Center                      Retail              Unanchored            2,244
   82        1       Walgreens - Findlay, OH                                      Retail               Anchored
   83        1       Springhill Suites - Pinehurst, NC                          Hospitality         Extended Stay           2,933

   84        1       Walgreens - Independence, MO                                 Retail               Anchored
   85        1       128 East Avenue                                             Mixed Use        Multifamily/Office
   86        1       Hamilton Plaza                                               Retail              Unanchored           15,235
   87        1       Walgreens - Wichita Falls, TX                                Retail               Anchored
   88        1       Walgreens - Bartlett, TN                                     Retail               Anchored
   89        1       Walgreens - Chicago (West 79th Street), IL                   Retail               Anchored
   90        1       Walgreens - Muscatine, IA                                    Retail               Anchored
   91        1       CVS - Columbus, GA                                           Retail               Anchored              716
   92        1       Point 100 Building                                           Office               Suburban             4,880

                                   ANNUAL             INITIAL DEPOSIT
MORTGAGE      MONTHLY            DEPOSIT TO              TO CAPITAL            INITIAL           ONGOING                 MORTGAGE
  LOAN       INSURANCE           REPLACEMENT            IMPROVEMENTS            TI/LC             TI/LC                    LOAN
 NUMBER       ESCROW              RESERVES                RESERVE               ESCROW          FOOTNOTE                  NUMBER
---------------------------------------------------------------------------------------------------------------------------------

   50                              20,913                  10,000                                                    50
   51          1,906                9,432                                                                            51
   52          1,864               42,000                                                                            52
   53                              33,000                                                                            53
   54           349                 1,545                                                                            54
   55           617                                                                                                  55
   56                               1,512                                                                            56
   57                              100,800                400,000                                                    57
   58          3,169               22,573                  85,000                                                    58
   59           322                 8,444                  48,813                                                    59
   60          3,077               47,700                                                                            60
   61                                                                                                                61
   62          3,209               36,000                  25,625                                                    62
   63           244                 8,934                                                                            63
   64                                                                                                                64
   65                                                                                                                65
   66                                                                                                                66
   67                               1,449                                                                            67
   68           455                                                                                                  68
   69                                                                                                                69
   70                                                                                                                70
   71                               1,512                                                                            71
   72                                                                                                                72
   73                                                                                                                73
   74                                                                                                                74
   75           438                 3,870                                                                            75
   76                               1,444                                                                            76
   77          3,259               15,615                  70,156                                                    77
   78                               1,512                                                                            78
   79          2,455               31,200                                                                            79
   80                               1,449                                                                            80
   81           583                  929                   26,750                                                    81
   82                                                                                                                82
   83          1,763             4% of prior                                                                         83
                                month's Gross
                                  Revenues
   84                               1,512                                                                            84
   85                                                                                                                85
   86          1,941                                      260,000                                                    86
   87                                                                                                                87
   88                                                                                                                88
   89                               1,123                                                                            89
   90                               1,512                                                                            90
   91           366                                                                                                  91
   92           790                                                                                                  92


(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) The annual replacement reserve collected on a monthly basis will be $240,696 through the March 11, 2006 payment. Beginning with the April 11, 2006 payment, the annual replacement reserve escrowed monthly will equal a percentage of the prior year's gross revenue. This percentage will equal 2.5% from April 11, 2006 through March 11, 2007, then step to 3% from April 11, 2007 through March 11,
2008, and then step to 4% beginning April 11, 2008 for all subsequent payment dates.

(3) The annual replacement reserve collected on a monthly basis will be $189,864 through the March 11, 2006 payment. Beginning with the April 11, 2006 payment, the annual replacement reserve escrowed monthly will equal 4% of the prior year's gross revenue.

(4) The annual replacement reserve is only collected for the first 48 payments.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C19

                  ANNEX A-4                                                                   COMMERCIAL TENANT SCHEDULE



MORTGAGE          LOAN
LOAN              GROUP                                                           GENERAL PROPERTY        SPECIFIC PROPERTY
NUMBER            NUMBER                 PROPERTY NAME                                  TYPE                     TYPE
----------------------------------------------------------------------------------------------------------------------------------

       1            1      AmericasMart                                            Special Purpose          Merchandise Mart
       2            1      Regency Centers Pool                                         Retail                  Anchored
      2.1                  Applewood Village Shopping Center                            Retail                  Anchored
      2.2                  Arapahoe Village Shopping Center                             Retail                  Anchored
      2.3                  Rockford Road Plaza Shopping Center                          Retail                  Anchored
      2.4                  Colonial Square Shopping Center                              Retail                  Anchored
      2.5                  Cherrywood Square Shopping Center                            Retail                  Anchored
      2.6                  Ralston Square Shopping Center                               Retail                  Anchored
       3            1      U.S. Bancorp                                                 Office                    CBD
       4            1      50 West 23rd Street                                          Office                    CBD
       5            1      600 Community Drive                                          Office                  Suburban
       6            1      The Galleria                                                 Office                    CBD
       7            1      Weslayan Plaza                                               Retail                  Anchored
       8            1      Centennial Tower                                             Office                    CBD
       9            1      240 West 40th Street                                         Office                    CBD
      10            1      The Suffolk Building                                         Office                  Suburban
      11            1      Corbin Corners                                               Retail                  Anchored
      13            1      Five Points Shopping Center                                  Retail                  Anchored
      14            1      Point Loma Plaza                                             Retail                  Anchored
      15            1      Plaza Volente                                                Retail                  Anchored
      16            1      O'Fallon Walk                                                Retail                  Anchored
      17            1      Cloppers Mill Village Center                                 Retail                  Anchored
      19            1      Rancho San Diego Village                                     Retail                  Anchored
      20            1      Fox Mill Shopping Center                                     Retail                  Anchored
      21            1      Valparaiso Walk                                              Retail                  Anchored
      23            1      Home Depot - Tacoma, WA                                      Retail                  Anchored
      26            1      Centre Ridge Market Place                                    Retail                  Anchored
      27            1      Snell & Branham Plaza                                        Retail                  Anchored
      29            1      Saratoga Shopping Center                                     Retail                  Anchored
      30            1      Stanford Ranch Village                                       Retail                  Anchored
      31            1      Eastgate Plaza                                               Retail                  Anchored
      32            1      Eustis Village Shopping Center                               Retail                  Anchored
      33            1      Dunwoody Place Shopping Center                               Retail                  Anchored
      35            1      Indian River Square                                          Retail                  Anchored
      36            1      Willow Lake Shopping Center                                  Retail                 Unanchored
      38            1      Home Depot - Spokane, WA                                     Retail                  Anchored
      42            1      Lakeside Plaza                                               Retail                  Anchored
      44            1      Freeway Crossing Shopping Center                             Retail                  Anchored
      45            1      60 State Street                                              Office                  Suburban
      50            1      Merchants Crossing                                           Retail                  Anchored
      54            1      Valley Walk                                                  Retail                 Unanchored
      55            1      Main Street Station                                          Retail                  Anchored
      56            1      Walgreens - Kansas City, MO                                  Retail                  Anchored
      58            1      Kmart Center                                                 Retail                  Anchored
      61            1      Walgreens - Glen Ellyn, IL                                   Retail                  Anchored
      64            1      Walgreens - Chicago (West Foster Place), IL                  Retail                  Anchored
      66            1      Walgreens - Kansas City, KS                                  Retail                  Anchored
      67            1      Walgreens - Livonia, MI                                      Retail                  Anchored
      68            1      Cobbs Corner II                                              Retail                  Anchored
      69            1      Walgreens - Sedalia, MO                                      Retail                  Anchored
      70            1      CVS - Choctaw, OK                                            Retail                  Anchored
      71            1      Walgreens - Merriam, KS                                      Retail                  Anchored
      72            1      Walgreens - Massillion, OH                                   Retail                  Anchored
      73            1      Sconset Commons                                            Mixed Use            Multifamily/Retail
      74            1      Walgreens - Overlandpark, KS                                 Retail                  Anchored
      75            1      Oak Ridge Shopping Center                                    Retail                  Anchored
      76            1      Walgreens - Decatur, GA                                      Retail                  Anchored
      77            1      Kmart Plaza                                                  Retail                  Anchored
      78            1      Walgreens - Wylie, TX                                        Retail                  Anchored
      80            1      Walgreens - Medina, OH                                       Retail                  Anchored
      81            1      Reston International Convenience Center                      Retail                 Unanchored
      82            1      Walgreens - Findlay, OH                                      Retail                  Anchored
      84            1      Walgreens - Independence, MO                                 Retail                  Anchored
      85            1      128 East Avenue                                            Mixed Use            Multifamily/Office
      86            1      Hamilton Plaza                                               Retail                 Unanchored
      87            1      Walgreens - Wichita Falls, TX                                Retail                  Anchored
      88            1      Walgreens - Bartlett, TN                                     Retail                  Anchored
      89            1      Walgreens - Chicago (West 79th Street), IL                   Retail                  Anchored
      90            1      Walgreens - Muscatine, IA                                    Retail                  Anchored
      91            1      CVS - Columbus, GA                                           Retail                  Anchored
      92            1      Point 100 Building                                           Office                  Suburban




MORTGAGE          CUT-OFF DATE         NUMBER                                                                      LARGEST
LOAN                  LOAN            OF UNITS        UNIT OF                                                       TENANT
NUMBER             BALANCE ($)         (UNITS)        MEASURE     LARGEST TENANT                                   % OF NRA
-------------------------------------------------------------------------------------------------------------------------------

       1          204,817,318.54       4,070,908       Sq. Ft.   225 Unlimited, Inc.                                 0.67%
       2          123,155,000.00       1,004,867       Sq. Ft.   Various                                            Various
      2.1                               375,622        Sq. Ft.   Walmart Stores Inc                                 36.70%
      2.2                               159,237        Sq. Ft.   Safeway                                            27.32%
      2.3                               207,897        Sq. Ft.   Rainbow Foods                                      31.56%
      2.4                               93,200         Sq. Ft.   Lund's                                             47.19%
      2.5                               86,161         Sq. Ft.   King Soopers                                       59.93%
      2.6                               82,750         Sq. Ft.   King Soopers                                       66.84%
       3          105,000,000.00        929,694        Sq. Ft.   U.S. Bancorp                                       77.01%
       4          75,000,000.00         333,959        Sq. Ft.   JAM 23RD STREET LLC                                20.90%
       5          50,595,000.00         252,774        Sq. Ft.   CMP Media LLC                                      100.00%
       6          50,000,000.00         151,911        Sq. Ft.   Whitehall Dev. Corp.                               17.76%
       7          45,007,000.00         357,250        Sq. Ft.   Randalls                                           14.54%
       8          45,000,000.00         638,363        Sq. Ft.   Turner Broadcasting System                         14.28%
       9          42,000,000.00         163,115        Sq. Ft.   DKNY                                               80.07%
      10          42,000,000.00         257,425        Sq. Ft.   US General Services Administration                 56.15%
      11          37,100,000.00         177,207        Sq. Ft.   Toys R Us                                          20.85%
      13          32,054,000.00         144,553        Sq. Ft.   Albertsons                                         24.42%
      14          31,850,000.00         213,105        Sq. Ft.   Vons                                               23.46%
      15          28,680,000.00         160,533        Sq. Ft.   H-E-B                                              65.41%
      16          25,988,000.00         157,779        Sq. Ft.   Gordmans, Inc.                                     38.64%
      17          25,743,000.00         137,035        Sq. Ft.   Shoppers Food Warehouse                            51.12%
      19          21,560,000.00         152,895        Sq. Ft.   Vons                                               26.02%
      20          21,430,000.00         103,269        Sq. Ft.   Giant Food                                         48.26%
      21          20,820,000.00         143,143        Sq. Ft.   Best Buy                                           20.96%
      23          17,323,000.00         137,024        Sq. Ft.   Home Depot                                         100.00%
      26          16,400,000.00         104,154        Sq. Ft.   Shoppers Food Warehouse                            52.94%
      27          16,351,000.00         99,349         Sq. Ft.   Safeway                                            52.89%
      29          15,468,000.00         101,588        Sq. Ft.   Giant of Virginia                                  38.57%
      30          14,660,000.00         89,874         Sq. Ft.   Bel Air Mart                                       50.67%
      31          14,591,000.00         78,230         Sq. Ft.   Albertson's                                        36.78%
      32          14,000,000.00         136,927        Sq. Ft.   Bealls Department Store                            40.17%
      33          13,720,000.00         102,367        Sq. Ft.   Publix                                             54.78%
      35          13,300,000.00         144,134        Sq. Ft.   Bealls Department Store                            48.49%
      36          12,800,000.00         85,923         Sq. Ft.   Factory Card Outlet                                12.41%
      38          11,460,000.00         130,624        Sq. Ft.   Home Depot                                         100.00%
      42           9,550,000.00         127,701        Sq. Ft.   Shnucks                                            45.48%
      44           8,104,641.20         88,475         Sq. Ft.   Lowes                                              44.88%
      45           8,000,000.00         58,512         Sq. Ft.   State of New Jersey                                100.00%
      50           6,930,000.00         110,070        Sq. Ft.   Kroger                                             57.26%
      54           6,192,000.00         15,450         Sq. Ft.   BeautyFirst, Inc.                                  19.42%
      55           6,000,000.00         55,000         Sq. Ft.   Staples                                            26.36%
      56           5,660,000.00         15,120         Sq. Ft.   Walgreens                                          100.00%
      58           5,500,000.00         150,484        Sq. Ft.   Kmart                                              58.86%
      61           4,800,000.00         14,490         Sq. Ft.   Walgreens                                          100.00%
      64           4,625,000.00         15,330         Sq. Ft.   Walgreens                                          100.00%
      66           4,165,000.00         14,560         Sq. Ft.   Walgreens                                          100.00%
      67           4,080,000.00         14,490         Sq. Ft.   Walgreens                                          100.00%
      68           4,000,000.00         53,325         Sq. Ft.   Circuit City                                       38.02%
      69           3,815,000.00         13,650         Sq. Ft.   Walgreens                                          100.00%
      70           3,800,000.00         13,824         Sq. Ft.   CVS                                                100.00%
      71           3,785,000.00         15,120         Sq. Ft.   Walgreens                                          100.00%
      72           3,725,000.00         14,490         Sq. Ft.   Walgreens                                          100.00%
      73           3,700,000.00         26,990         Sq. Ft.   Wells Fargo Home Mortgage                           9.26%
      74           3,680,000.00         14,490         Sq. Ft.   Walgreens                                          100.00%
      75           3,580,000.00         38,700         Sq. Ft.   Food Lion                                          85.27%
      76           3,551,000.00         14,440         Sq. Ft.   Walgreens                                          100.00%
      77           3,500,000.00         108,960        Sq. Ft.   Kmart                                              91.19%
      78           3,460,000.00         15,120         Sq. Ft.   Walgreens                                          100.00%
      80           3,390,000.00         14,490         Sq. Ft.   Walgreens                                          100.00%
      81           3,350,000.00          9,289         Sq. Ft.   Wachovia Bank Pad                                  38.76%
      82           3,295,000.00         14,560         Sq. Ft.   Walgreens                                          100.00%
      84           3,160,000.00         15,120         Sq. Ft.   Walgreens                                          100.00%
      85           3,000,000.00         20,485         Sq. Ft.   Alliance MD LLC                                    13.67%
      86           3,000,000.00         60,042         Sq. Ft.   The Ski Market LTD, Inc.                           16.66%
      87           2,959,000.00         14,553         Sq. Ft.   Walgreens                                          100.00%
      88           2,950,000.00         14,490         Sq. Ft.   Walgreens                                          100.00%
      89           2,950,000.00         11,228         Sq. Ft.   Walgreens                                          100.00%
      90           2,650,000.00         15,120         Sq. Ft.   Walgreens                                          100.00%
      91           2,500,000.00         11,970         Sq. Ft.   CVS                                                100.00%
      92           1,350,000.00         40,726         Sq. Ft.   Software Assurance                                 14.39%




                                                                                   2ND          2ND
MORTGAGE         LARGEST                                                         LARGEST      LARGEST
LOAN              TENANT                                                         TENANT       TENANT
NUMBER           EXP. DATE      2ND LARGEST TENANT NAME                          % OF NRA    EXP. DATE
--------------------------------------------------------------------------------------------------------
       1      Multiple Spaces   Christian Mosso Group, LLC                        0.50%       09/30/09
       2          Various       Various                                          Various      Various
      2.1        01/31/08       King Soopers                                      18.92%      10/31/22
      2.2        11/29/06       Jo Ann Fabrics and Crafts                         10.84%      10/31/07
      2.3        09/30/11       Petsmart                                          12.95%      01/31/11
      2.4        12/31/13       Sports Hut                                        9.87%       01/31/11
      2.5        06/24/08       Piccolos                                          5.07%       11/30/10
      2.6        01/01/07       Ralston Square Liquors                            7.53%       05/31/07
       3         05/31/14       Northern States Power                             5.95%       06/30/06
       4         05/09/15       Board of Education of the City                    19.16%      07/04/10
       5         10/31/14
       6         02/29/16       Hair Club for Men Ltd.                            12.23%      09/30/12
       7         06/23/08       Berings                                           8.25%       10/31/08
       8         08/31/09       Interland, Inc.                                   11.17%      07/31/09
       9         12/01/08       Play Knits Incorporated                           7.23%       12/01/10
      10         12/15/13       TKC Communications LLC                            43.85%      06/30/09
      11         01/31/07       Best Buy                                          17.74%      01/31/17
      13         05/31/19       Ross Dress For Less                               23.00%      01/31/09
      14         12/31/08       Sport Chalet                                      16.23%      11/20/07
      15         09/30/24       Trammell Crow Master Lease                        6.22%       12/31/09
      16         04/13/15       Linens N Things                                   17.94%      01/31/16
      17         11/30/15       CVS                                               7.09%       01/31/06
      19         10/14/10       24 Hr Fitness                                     16.35%      11/30/22
      20         02/28/18       Blockbuster Video                                 4.38%       11/30/06
      21         01/31/16       Marshalls of MA, Inc.                             19.56%      09/30/14
      23         01/31/21
      26         05/31/16       Sears Paint & Hardware                            23.52%      01/02/07
      27         09/30/23       Union Oil                                         7.05%       06/15/08
      29         05/31/12       Advance Stores/Trak Auto                          7.87%       06/30/05
      30         07/31/16       Plum Pharmacy                                     10.68%      09/30/13
      31         10/31/18       Rite Aid                                          26.59%      01/31/08
      32         04/30/17       Publix                                            32.33%      10/31/22
      33         05/01/15       GRT Enterprises, Inc.                             4.10%       07/31/08
      35         04/30/15       Office Depot                                      21.75%      11/30/11
      36         11/30/08       Dress Barn                                        9.29%       06/30/06
      38         01/31/19
      42         04/01/16       Sears Hardware                                    16.44%      12/16/06
      44         09/24/16       Dollar Tree                                       10.85%      07/31/10
      45         06/30/14
      50         05/31/21       Big Lots                                          23.64%      01/31/07
      54         01/31/11       Qdoba Mexican Grill                               12.94%      01/31/16
      55         11/30/18       Cici's Pizza                                      7.27%       12/21/13
      56         09/30/60
      58         11/30/17       Proctor Ace Hardware                              24.00%      05/31/15
      61         07/31/62
      64         12/31/79
      66         07/31/78
      67         12/31/63
      68         01/31/20       Office Depot                                      33.76%      12/31/19
      69         03/31/78
      70         04/29/24
      71         04/30/61
      72         07/31/79
      73         06/30/08       Quizno's Sub                                      6.12%       08/31/09
      74         07/31/77
      75         05/31/19       House of Video                                    7.75%       06/30/07
      76         03/31/61
      77         03/31/08       Willow Grove Bank                                 2.52%       06/30/09
      78         08/31/61
      80         09/30/61
      81         03/31/08       7-Eleven                                          37.56%      12/31/10
      82         02/28/79
      84         02/28/61
      85         10/01/07       Cornerstone Bancorp, Inc.                         13.67%      06/01/06
      86         03/31/06       N.W. Buffet, Inc                                  14.34%      11/30/07
      87         09/30/79
      88         09/30/78
      89         12/31/61
      90         11/30/61
      91         01/31/25
      92         11/30/05       Jay M. Fisher, P.A. and Bailey & Myers            8.35%       03/31/08




                                                                    3RD             3RD
MORTGAGE                                                          LARGEST         LARGEST       MORTGAGE
LOAN                                                              TENANT          TENANT          LOAN
NUMBER         3RD LARGEST TENANT NAME                           % OF NRA        EXP. DATE        NUMBER
--------------------------------------------------------------------------------------------------------------

       1       Atlanta Napp Deady, Inc.                             0.50%            MTM              1
       2       Various                                             Various         Various            2
      2.1      Applejack Liquors                                    9.93%         06/30/18           2.1
      2.2      PETCO Store                                         10.40%         01/31/15           2.2
      2.3      Home Goods                                          12.44%         11/30/14           2.3
      2.4      Juut Salonspa                                        9.62%         09/20/12           2.4
      2.5      Chipotle Mexican Grill                               4.18%         11/30/10           2.5
      2.6      Randis Pizza and Italian                             4.53%         04/30/06           2.6
       3       Robert Half International                            2.09%         03/31/10            3
       4       Vollmer Associates                                  15.10%      Multiple Spaces        4
       5                                                                                              5
       6       KickstartUSA                                        11.18%         12/31/12            6
       7       Ross Stores Texas, LP                                7.99%         01/31/13            7
       8       EZGOV.COM                                            5.89%         06/30/06            8
       9       Times Gourmet Deli                                   6.39%         09/30/14            9
      10                                                                                              10
      11       Old Navy                                             9.90%            MTM              11
      13       Longs Drug Store                                    12.94%         02/28/14            13
      14       24 Hour Nautilus Fitness                            13.81%         05/31/14            14
      15       Hollywood Video                                      3.61%         09/01/14            15
      16       Old Navy                                            11.93%         03/31/10            16
      17       Paper Warehouse                                      6.29%         10/31/12            17
      19       Blockbuster Video                                    4.94%         07/31/07            19
      20       Glory Days Grill                                     4.36%         04/30/10            20
      21       Michaels Stores, Inc.                               16.53%         02/28/14            21
      23                                                                                              23
      26       Hollywood Video                                      8.03%         01/31/10            26
      27       McDonalds                                            5.03%         04/16/10            27
      29       Blockbuster Video                                    5.91%         10/31/05            29
      30       Blockbuster Video                                    4.81%         02/28/07            30
      31       Outback Steakhouse                                   8.39%         11/14/05            31
      32       Crispers                                             3.82%         06/01/13            32
      33       Willy's Mexican Grill                                3.05%         08/31/07            33
      35       The Ragshop                                         10.41%         01/31/07            35
      36       Buffalo Wild Wings Grill & Bar                       8.82%         05/31/12            36
      38                                                                                              38
      42       Fashion Bug                                         11.28%         01/31/10            42
      44       Dollar General                                       8.48%         08/22/06            44
      45                                                                                              45
      50       Family Dollar                                        7.27%         06/30/11            50
      54       T-Mobile                                            12.94%         03/31/15            54
      55       King China Chinese Buffet                            7.27%         02/19/09            55
      56                                                                                              56
      58       Beall's Outlet # 318                                 7.18%         04/30/10            58
      61                                                                                              61
      64                                                                                              64
      66                                                                                              66
      67                                                                                              67
      68       Dollar Tree                                         28.22%         04/05/09            68
      69                                                                                              69
      70                                                                                              70
      71                                                                                              71
      72                                                                                              72
      73       Snappy Auctions-E-Bay                                4.63%         12/31/09            73
      74                                                                                              74
      75       Subway                                               3.88%         08/31/09            75
      76                                                                                              76
      77       Perfect Nails Salon                                  2.20%         06/30/08            77
      78                                                                                              78
      80                                                                                              80
      81       Reston Kabob                                        16.69%         03/31/12            81
      82                                                                                              82
      84                                                                                              84
      85       Kahn & Stark, LLC/Financial Wings, LLC               7.32%         08/01/08            85
      86       The Solar System, Inc.                               8.37%         08/31/09            86
      87                                                                                              87
      88                                                                                              88
      89                                                                                              89
      90                                                                                              90
      91                                                                                              91
      92       Gastroenterology Group                               6.88%         01/31/06            92


                  [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C19



                ANNEX A-5       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

MORTGAGE       LOAN
  LOAN        GROUP                                                                                        CROSS COLLATERALIZED AND
 NUMBER       NUMBER                PROPERTY NAME                            CITY            STATE         CROSS DEFAULTED LOAN FLAG
------------------------------------------------------------------------------------------------------------------------------------

   2            1         Regency Centers Pool                               Various                         Various
------------------------------------------------------------------------------------------------------------------------------------
  2.1                     Applewood Village Shopping Center                Wheat Ridge         CO
  2.2                     Arapahoe Village Shopping Center                   Boulder           CO
  2.3                     Rockford Road Plaza Shopping Center               Plymouth           MN
  2.4                     Colonial Square Shopping Center                    Wayzata           MN
  2.5                     Cherrywood Square Shopping Center                Centennial          CO
  2.6                     Ralston Square Shopping Center                     Arvada            CO

Various         1         IBT Portfolio                                      Various         Various            IBT Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   16           1         O'Fallon Walk                                     O' Fallon          MO               IBT Portfolio
   21           1         Valparaiso Walk                                  Valparaiso          IN               IBT Portfolio
   54           1         Valley Walk                                        Aurora            IL               IBT Portfolio

   22           2         Stephanus Pool                                     Various           WA
------------------------------------------------------------------------------------------------------------------------------------
  22.1                    Camelot Apartments                                 Everett           WA
  22.2                    Charbern Apartments                                Seattle           WA
  22.3                    Carolina Court Apartments                          Seattle           WA

Various      Various      Vista Multifamily Portfolio                         Vista            CA        Vista Multifamily Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   46           2         Bonair Townhome Apartments                          Vista            CA        Vista Multifamily Portfolio
   51           1         Oak Terrace Apartments                              Vista            CA        Vista Multifamily Portfolio

Various         1         Ridgeway Portfolio                                 Various           MD             Ridgeway Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   59           1         Ridgeway Self Storage - Ellicott City, MD       Ellicott City        MD             Ridgeway Portfolio
   63           1         Ridgeway Self Storage - Eldersburg, MD           Eldersburg          MD             Ridgeway Portfolio

Various         1         Kmart Portfolio                                    Various         Various           Kmart Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   58           1         Kmart Center                                    Neptune Beach        FL              Kmart Portfolio
   77           1         Kmart Plaza                                      Warminster          PA              Kmart Portfolio

                                                                         ORIGINAL      REMAINING
MORTGAGE                           CUT-OFF DATE       % OF AGGREGATE     TERM TO         TERM TO                      ORIGINAL
  LOAN       ORIGINAL LOAN             LOAN            CUT-OFF DATE    MATURITY OR     MATURITY OR    REMAINING IO    AMORT TERM
 NUMBER        BALANCE ($)           BALANCE ($)           BALANCE       ARD (MOS.)      ARD (MOS.)   PERIOD (MOS.)     (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   2         123,155,000.00        123,155,000.00           7.63%           60              60              60             IO
------------------------------------------------------------------------------------------------------------------------------------
  2.1        42,000,000.00
  2.2        26,454,000.00
  2.3        23,884,000.00
  2.4        15,122,000.00
  2.5         8,720,000.00
  2.6         6,975,000.00

Various      53,000,000.00          53,000,000.00           3.28%           120             120             36             360
------------------------------------------------------------------------------------------------------------------------------------
   16        25,988,000.00          25,988,000.00           1.61%           120             120             36             360
   21        20,820,000.00          20,820,000.00           1.29%           120             120             36             360
   54         6,192,000.00          6,192,000.00            0.38%           120             120             36             360

   22        20,700,000.00          20,700,000.00           1.28%           120             120             24             360
------------------------------------------------------------------------------------------------------------------------------------
  22.1
  22.2
  22.3

Various      14,325,000.00          14,325,000.00           0.89%           60              59              59             IO
------------------------------------------------------------------------------------------------------------------------------------
   46         7,450,000.00          7,450,000.00            0.46%           60              59              59             IO
   51         6,875,000.00          6,875,000.00            0.43%           60              59              59             IO

Various      10,056,000.00          10,043,039.10           0.62%           120             119                            300
------------------------------------------------------------------------------------------------------------------------------------
   59         5,402,000.00          5,395,037.51            0.33%           120             119                            300
   63         4,654,000.00          4,648,001.59            0.29%           120             119                            300

Various       9,000,000.00          9,000,000.00            0.56%           120             120                            300
------------------------------------------------------------------------------------------------------------------------------------
   58         5,500,000.00          5,500,000.00            0.34%           120             120                            300
   77         3,500,000.00          3,500,000.00            0.22%           120             120                            300

MORTGAGE            REMAINING                         MATURITY DATE OR                                                 LTV RATIO AT
  LOAN             AMORT TERM        MONTHLY P&I        ARD BALLOON       APPRAISED                    CUT-OFF DATE    MATURITY OR
 NUMBER              (MOS.)         PAYMENTS ($)        BALANCE ($)        VALUE ($)       DSCR (X)      LTV RATIO         ARD
------------------------------------------------------------------------------------------------------------------------------------

     2                 IO                  IO           123,155,000.00     161,900,000.00       1.58         76.07%         76.07%
------------------------------------------------------------------------------------------------------------------------------------
    2.1                                                                    52,500,000.00
    2.2                                                                    36,100,000.00
    2.3                                                                    30,500,000.00
    2.4                                                                    20,800,000.00
    2.5                                                                    12,000,000.00
    2.6                                                                    10,000,000.00

  Various             360                301927          47,441,272.20     68,900,000.00        1.22         76.92%         68.86%
------------------------------------------------------------------------------------------------------------------------------------
     16               360                148047          23,262,335.61     33,100,000.00        1.20         78.51%         70.28%
     21               360                118606          18,636,363.69     27,200,000.00        1.22         76.54%         68.52%
     54               360                 35274          5,542,572.90       8,600,000.00        1.32         72.00%         64.45%

     22               360              119,095.54        18,186,348.65     31,300,000.00        1.21         66.13%         58.10%
------------------------------------------------------------------------------------------------------------------------------------
    22.1                                                                   19,000,000.00
    22.2                                                                    6,600,000.00
    22.3                                                                    5,700,000.00

  Various              IO                  IO            14,325,000.00     21,000,000.00        1.31         68.21%         68.21%
------------------------------------------------------------------------------------------------------------------------------------
     46                IO                  IO            7,450,000.00      10,600,000.00        1.31         70.28%         70.28%
     51                IO                  IO            6,875,000.00      10,400,000.00        1.30         66.11%         66.11%

  Various             299                 64484          7,774,719.16      14,100,000.00        1.31         71.23%         55.14%
------------------------------------------------------------------------------------------------------------------------------------
     59               299                 34640          4,176,514.65       7,800,000.00        1.35         69.17%         53.55%
     63               299                 29844          3,598,204.51       6,300,000.00        1.27         73.78%         57.11%

  Various             300                 54039          6,794,791.24      15,750,000.00        1.40         57.14%         43.14%
------------------------------------------------------------------------------------------------------------------------------------
     58               300                 33024          4,152,372.78       8,900,000.00        1.47         61.80%         46.66%
     77               300                 21015          2,642,418.46       6,850,000.00        1.28         51.09%         38.58%

MORTGAGE                                                         CUT-OFF DATE                                 MORTGAGE
  LOAN              NUMBER OF              UNIT OF                LOAN AMOUNT            UW NET CASH            LOAN
 NUMBER           UNITS (UNITS)            MEASURE              PER (UNIT) ($)           FLOW ($)              NUMBER
------------------------------------------------------------------------------------------------------------------------------

      2            1,004,867               Sq. Ft.                 122.56                 9,780,534               2
------------------------------------------------------------------------------------------------------------------------------
    2.1              375,622               Sq. Ft.                                      3,310,257.97             2.1
    2.2              159,237               Sq. Ft.                                      2,089,892.01             2.2
    2.3              207,897               Sq. Ft.                                      1,920,516.07             2.3
    2.4               93,200               Sq. Ft.                                      1,194,663.08             2.4
    2.5               86,161               Sq. Ft.                                       703,381.37              2.5
    2.6               82,750               Sq. Ft.                                       561,823.92              2.6

  Various            316,372               Sq. Ft.                 167.52               4,427,206.37           Various
-------------------------------------------------------------------------------------------------------------------------
     16              157,779               Sq. Ft.                 164.71               2,133,066.25              16
     21              143,143               Sq. Ft.                 145.45               1,734,130.04              21
     54               15,450               Sq. Ft.                 400.78                560,010.08               54

     22                427                  Units                 48,477.75             1,722,527.56              22
-------------------------------------------------------------------------------------------------------------------------
    22.1               289                  Units                                       1,107,052.96             22.1
    22.2                66                  Units                                        332,841.60              22.2
    22.3                72                  Units                                        282,633.00              22.3

  Various              164                  Units                 87,347.56             1,021,632.64           Various
-------------------------------------------------------------------------------------------------------------------------
     46                 82                  Units                 90,853.66              532,110.96               46
     51                 82                  Units                 83,841.46              489,521.68               51

  Various            157,420               Sq. Ft.                  63.80               1,015,597.19           Various
-------------------------------------------------------------------------------------------------------------------------
     59               70,490               Sq. Ft.                  76.54                561,257.67               59
     63               86,930               Sq. Ft.                  53.47                454,339.52               63

  Various            259,444               Sq. Ft.                  34.69                905,980.32            Various
-------------------------------------------------------------------------------------------------------------------------
     58              150,484               Sq. Ft.                  36.55                583,263.66               58
     77              108,960               Sq. Ft.                  32.12                322,716.66               77


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(S)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation Detail                                    6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables     8-16
                                 Mortgage Loan Detail                                          17
                                 Principal Prepayment Detail                                   18
                                 Historical Detail                                             19
                                 Delinquency Loan Detail                                       20
                                 Specially Serviced Loan Detail                               21-22
                                 Modified Loan Detail                                          23
                                 Liquidated Loan Detail                                        24
                                 Bond / Collateral Realized Loss Reconciliation                25
                                 ===================================================================

                 DEPOSITOR                                        MASTER SERVICER                         SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association        Clarion Partners, LLC
301 South College Street                          8739 Research Drive                        335 Madison Avenue, 7th Floor
Charlotte, NC 28288-1016                          URP 4, NC1075                              New York, NY 10017
                                                  Charlotte, NC 28262

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Bruce G. Morrison
Phone Number  (704) 593-7822                      Phone Number  (704) 593-7878               Phone Number  (212) 883-2500
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 25


                                      B-1



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-2                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-5                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-PB                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-6                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-1A                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-FL                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-M                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-J                    0.000000%          0.00         0.00          0.00            0.00           0.00
B                      0.000000%          0.00         0.00          0.00            0.00           0.00
C                      0.000000%          0.00         0.00          0.00            0.00           0.00
D                      0.000000%          0.00         0.00          0.00            0.00           0.00
E                      0.000000%          0.00         0.00          0.00            0.00           0.00
F                      0.000000%          0.00         0.00          0.00            0.00           0.00
G                      0.000000%          0.00         0.00          0.00            0.00           0.00
H                      0.000000%          0.00         0.00          0.00            0.00           0.00
J                      0.000000%          0.00         0.00          0.00            0.00           0.00
K                      0.000000%          0.00         0.00          0.00            0.00           0.00
L                      0.000000%          0.00         0.00          0.00            0.00           0.00
M                      0.000000%          0.00         0.00          0.00            0.00           0.00
N                      0.000000%          0.00         0.00          0.00            0.00           0.00
O                      0.000000%          0.00         0.00          0.00            0.00           0.00
P                      0.000000%          0.00         0.00          0.00            0.00           0.00
R-I                    0.000000%          0.00         0.00          0.00            0.00           0.00
R-II                   0.000000%          0.00         0.00          0.00            0.00           0.00
Z                      0.000000%          0.00         0.00          0.00            0.00           0.00
==============================================================================================================
Totals
==============================================================================================================

==================================================================
         Realized Loss/                                 Current
        Additional Trust      Total        Ending    Subordination
Class    Fund Expenses     Distribution    Balance      Level(1)
==================================================================
A-1           0.00             0.00         0.00          0.00
A-2           0.00             0.00         0.00          0.00
A-3           0.00             0.00         0.00          0.00
A-4           0.00             0.00         0.00          0.00
A-5           0.00             0.00         0.00          0.00
A-PB          0.00             0.00         0.00          0.00
A-6           0.00             0.00         0.00          0.00
A-1A          0.00             0.00         0.00          0.00
A-MFL         0.00             0.00         0.00          0.00
A-MFX         0.00             0.00         0.00          0.00
A-J           0.00             0.00         0.00          0.00
B             0.00             0.00         0.00          0.00
C             0.00             0.00         0.00          0.00
D             0.00             0.00         0.00          0.00
E             0.00             0.00         0.00          0.00
F             0.00             0.00         0.00          0.00
G             0.00             0.00         0.00          0.00
H             0.00             0.00         0.00          0.00
J             0.00             0.00         0.00          0.00
K             0.00             0.00         0.00          0.00
L             0.00             0.00         0.00          0.00
M             0.00             0.00         0.00          0.00
N             0.00             0.00         0.00          0.00
O             0.00             0.00         0.00          0.00
P             0.00             0.00         0.00          0.00
R-I           0.00             0.00         0.00          0.00
R-II          0.00             0.00         0.00          0.00
Z             0.00             0.00         0.00          0.00
==================================================================
Totals
==================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================
X-C                     0.000000%        0.00        0.00             0.00           0.00         0.00        0.00
X-P                     0.000000%        0.00        0.00             0.00           0.00         0.00        0.00
=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 25


                                      B-2



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                   Realized Loss/
                  Beginning       Principal        Interest        Prepayment     Additional Trust     Ending
Class   CUSIP      Balance      Distribution     Distribution       Premium        Fund Expenses       Balance
=================================================================================================================
A-1               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-5               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-PB              0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-6               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1A              0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-FL              0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-M               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-J               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-I               0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-II              0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Z                 0.000000%      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional        Interest     Prepayment      Notional
Class    CUSIP       Amount       Distribution     Premium        Amount
============================================================================
X-C                0.00000000      0.00000000    0.00000000     0.00000000
X-P                0.00000000      0.00000000    0.00000000     0.00000000
============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 25


                                      B-3



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                 SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Servicing Fees on Delinquent Payments              0.00
Reimbursement for Interest on P & I            0.00            Less Reductions to Servicing Fees                       0.00
Advances paid from general collections                         Plus Servicing Fees on Delinquent Payments Received     0.00
Reimbursement for Interest on Servicing        0.00            Plus Adjustments for Prior Servicing Calculation        0.00
Advances paid from general collections                         Total Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
         Accrued       Uncovered                          Certificate         Unpaid       Optimal Interest  Interest
       Certificate     Prepayment     Indemnification   Deferred Interest    Interest        Distribution    Shortfall    Interest
Class    Interest  Interest Shortfall     Expenses           Amount       Shortfall Amount      Amount        Amount    Distribution
====================================================================================================================================
A-1
A-2
A-3
A-4
A-5
A-PB
A-6
A-1A
X-C
X-P
A-FL
A-M
A-J
B
C
D
E
F
G
H
J
K
L
M
N
O
P
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 25


                                      B-4



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                                     0.00          Additional Trust Fund Expenses/(Gains)          0.00
                                                                                     Fees Paid to Special Servicer              0.00
                                                                                     Interest on Advances                       0.00
                                                                                     Other Expenses of Trust                    0.00
Aggregate Number of Outstanding Loans                                0
Aggregate Unpaid Principal Balance of Loans                       0.00          Appraisal Reduction Amount
Aggregate Stated Principal Balance of Loans                       0.00          ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                 Loan     Reduction        ASER         App. Red.
Aggregate Amount of Servicing Fee                                 0.00          Number     Effected       Amount           Date
Aggregate Amount of Special Servicing Fee                         0.00          ====================================================
Aggregate Amount of Trustee Fee                                   0.00
Aggregate Stand-by Fee                                            0.00
Aggregate Paying Agent Fee                                        0.00
Aggregate Trust Fund Expenses

Current 1 Month LIBOR Rate                                        0.000000%
Next 1 Month LIBOR Rate                                           0.000000%     ====================================================
                                                                                  Total
                                                                                ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 25


                                      B-5



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 25


                                      B-6



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2
                           A-3
                           A-4
                           A-5
                           A-PB
                           A-6
                           A-1A
                           X-C
                           X-P
                           A-FL
                           A-M
                           A-J
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           ===============================================================================
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 25


                                      B-7



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                                % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State        Props   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 25


                                      B-8



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                                PROPERTY TYPE (3)
================================================================    ================================================================
                                    % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

                            NOTE RATE                                                           SEASONING
================================================================    ================================================================
                                    % of                                                                % of
Note            # of    Scheduled   Agg.  WAM        Weighted                       # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning       loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 25


                                      B-9



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                        % of               Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                           % of                  Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 25


                                      B-10



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                      % of                  Weighted                                     % of               Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 25


                                      B-11



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                          % of                  Weighted                                     % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                      % of                  Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 25


                                      B-12



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                        % of               Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                            % of                  Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 25


                                      B-13



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                      % of                  Weighted                                     % of               Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 25


                                      B-14



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                          % of                  Weighted                                     % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                      % of                  Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 25


                                      B-15



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                        % of               Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                            % of                  Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 25


                                      B-16



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                   (2) Resolution Strategy Code                                  (3) Modification Code
       ----------------------                   ----------------------------                                  ---------------------

- Multi-Family      OF - Office         1 - Modification   6 - DPO                 10 - Deed in Lieu Of      1 - Maturity Date
- Retail            MU - Mixed Use      2 - Foreclosure      - REO                      Foreclosure              Extension
- Health Care       LO - Lodging        3 - Bankruptcy       - Resolved            11 - Full Payoff          2 - Amortization Change
- Industrial        SS - Self Storage   4 - Extension        - Pending Return      12 - Reps and Warranties  3 - Principal Write-Off
- Warehouse         OT - Other          5 - Note Sale          to Master Servicer  13 - Other or TBD         4 - Combination
- Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 25


                                      B-17



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalities
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 25


                                      B-18



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 25


                                      B-19



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Adances         Advances           Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure      - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy       - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension        - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 20 of 25


                                      B-20



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PARTI 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of            - Multi-Family                - Office
2 - Foreclosure      - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy       - Resolved            11 - Full Payoff                - Health Care              LO - Lodging
4 - Extension        - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD               - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 21 of 25


                                      B-21



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PARTI 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure      - REO                      Foreclosure
3 - Bankruptcy       - Resolved            11 - Full Payoff
4 - Extension        - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 22 of 25


                                      B-22



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     MODIFIED LOAN DETAIL

===================================================================================================
              Offering
 Loan         Document          Pre-Modification     Modification
Number     Cross-Reference           Balance             Date              Modification Description
===================================================================================================

===================================================================================================
Totals
===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 23 of 25


                                      B-23



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 24 of 25


                                      B-24



                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C19                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   07/15/2005
                                                                                          RECORD DATE:                    06/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized     Over-collateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments /        (Recoveries) /          Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 25 of 25


                                      B-25

                                                                         ANNEX C

                        CLASS X-P REFERENCE RATE SCHEDULE

   INTEREST                             CLASS X-P
ACCRUAL PERIOD   DISTRIBUTION DATE   REFERENCE RATE
--------------   -----------------   --------------
       1              7/15/2005         5.29159%
       2              8/15/2005         5.54569%
       3              9/15/2005         5.54559%
       4             10/15/2005         5.37075%
       5             11/15/2005         5.54539%
       6             12/15/2005         5.37055%
       7              1/15/2006         5.37044%
       8              2/15/2006         5.37035%
       9              3/15/2006         5.37042%
      10              4/15/2006         5.54484%
      11              5/15/2006         5.37002%
      12              6/15/2006         5.54463%
      13              7/15/2006         5.36982%
      14              8/15/2006         5.54441%
      15              9/15/2006         5.54431%
      16             10/15/2006         5.36951%
      17             11/15/2006         5.54408%
      18             12/15/2006         5.36929%
      19              1/15/2007         5.36917%
      20              2/15/2007         5.36907%
      21              3/15/2007         5.36915%
      22              4/15/2007         5.54348%
      23              5/15/2007         5.36871%
      24              6/15/2007         5.54324%
      25              7/15/2007         5.36849%
      26              8/15/2007         5.54300%
      27              9/15/2007         5.54288%
      28             10/15/2007         5.36814%
      29             11/15/2007         5.54264%
      30             12/15/2007         5.36791%
      31              1/15/2008         5.54238%
      32              2/15/2008         5.36767%
      33              3/15/2008         5.36762%
      34              4/15/2008         5.54199%
      35              5/15/2008         5.36729%
      36              6/15/2008         5.54173%
      37              7/15/2008         5.36704%
      38              8/15/2008         5.54146%
      39              9/15/2008         5.54133%
      40             10/15/2008         5.36665%
      41             11/15/2008         5.54104%
      42             12/15/2008         5.36637%
      43              1/15/2009         5.36623%
      44              2/15/2009         5.36610%
      45              3/15/2009         5.36623%
      46              4/15/2009         5.54028%
      47              5/15/2009         5.36565%
      48              6/15/2009         5.53998%
      49              7/15/2009         5.36536%
      50              8/15/2009         5.53968%
      51              9/15/2009         5.53953%
      52             10/15/2009         5.36493%
      53             11/15/2009         5.53922%
      54             12/15/2009         5.36464%
      55              1/15/2010         5.36448%
      56              2/15/2010         5.36434%
      57              3/15/2010         5.36450%
      58              4/15/2010         5.53840%
      59              5/15/2010         5.36386%
      60              6/15/2010         5.53136%
      61              7/15/2010         5.37996%
      62              8/15/2010         5.55356%
      63              9/15/2010         5.55342%
      64             10/15/2010         5.37953%
      65             11/15/2010         5.55310%
      66             12/15/2010         5.38110%
      67              1/15/2011         5.38094%
      68              2/15/2011         5.38078%
      69              3/15/2011         5.38102%
      70              4/15/2011         5.55374%
      71              5/15/2011         5.38027%
      72              6/15/2011         5.55339%
      73              7/15/2011         5.43157%
      74              8/15/2011         5.60513%
      75              9/15/2011         5.60497%
      76             10/15/2011         5.43112%
      77             11/15/2011         5.60464%
      78             12/15/2011         5.43081%
      79              1/15/2012         5.60430%
      80              2/15/2012         5.43050%
      81              3/15/2012         5.43050%
      82              4/15/2012         5.60377%
      83              5/15/2012         5.43001%
      84              6/15/2012         5.60342%

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

                                   CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

PERIOD     DATE     BALANCE ($)
------   --------   -----------
    0    06/30/05    52,557,000
    1    07/15/05    52,557,000
    2    08/15/05    52,557,000
    3    09/15/05    52,557,000
    4    10/15/05    52,557,000
    5    11/15/05    52,557,000
    6    12/15/05    52,557,000
    7    01/15/06    52,557,000
    8    02/15/06    52,557,000
    9    03/15/06    52,557,000
   10    04/15/06    52,557,000
   11    05/15/06    52,557,000
   12    06/15/06    52,557,000
   13    07/15/06    52,557,000
   14    08/15/06    52,557,000
   15    09/15/06    52,557,000
   16    10/15/06    52,557,000
   17    11/15/06    52,557,000
   18    12/15/06    52,557,000
   19    01/15/07    52,557,000
   20    02/15/07    52,557,000
   21    03/15/07    52,557,000
   22    04/15/07    52,557,000
   23    05/15/07    52,557,000
   24    06/15/07    52,557,000
   25    07/15/07    52,557,000
   26    08/15/07    52,557,000
   27    09/15/07    52,557,000
   28    10/15/07    52,557,000
   29    11/15/07    52,557,000
   30    12/15/07    52,557,000
   31    01/15/08    52,557,000
   32    02/15/08    52,557,000
   33    03/15/08    52,557,000
   34    04/15/08    52,557,000
   35    05/15/08    52,557,000
   36    06/15/08    52,557,000
   37    07/15/08    52,557,000
   38    08/15/08    52,557,000
   39    09/15/08    52,557,000
   40    10/15/08    52,557,000
   41    11/15/08    52,557,000
   42    12/15/08    52,557,000
   43    01/15/09    52,557,000
   44    02/15/09    52,557,000
   45    03/15/09    52,557,000
   46    04/15/09    52,557,000
   47    05/15/09    52,557,000
   48    06/15/09    52,557,000
   49    07/15/09    52,557,000
   50    08/15/09    52,557,000
   51    09/15/09    52,557,000
   52    10/15/09    52,557,000
   53    11/15/09    52,557,000
   54    12/15/09    52,557,000
   55    01/15/10    52,557,000
   56    02/15/10    52,557,000
   57    03/15/10    52,557,000
   58    04/15/10    52,557,000
   59    05/15/10    52,557,000
   60    06/15/10    52,556,025
   61    07/15/10    51,771,216
   62    08/15/10    51,066,292
   63    09/15/10    50,357,920
   64    10/15/10    49,562,707
   65    11/15/10    48,846,980
   66    12/15/10    48,044,615
   67    01/15/11    47,321,463
   68    02/15/11    46,594,773
   69    03/15/11    45,616,181
   70    04/15/11    44,881,150
   71    05/15/11    44,060,010
   72    06/15/11    43,317,679
   73    07/15/11    42,494,522
   74    08/15/11    41,749,166
   75    09/15/11    41,000,161
   76    10/15/11    40,166,024
   77    11/15/11    39,409,269
   78    12/15/11    38,567,594
   79    01/15/12    37,803,013
   80    02/15/12    37,034,687
   81    03/15/12    36,100,924
   82    04/15/12    35,324,265
   83    05/15/12    34,463,236
   84    06/15/12    33,635,035
   85    07/15/12    32,763,810
   86    08/15/12    31,970,814
   87    09/15/12    31,173,997
   88    10/15/12    30,291,295
   89    11/15/12    29,486,384
   90    12/15/12    28,595,812
   91    01/15/13    27,782,730
   92    02/15/13    26,965,730
   93    03/15/13    25,900,621
   94    04/15/13    25,074,551
   95    05/15/13    24,163,404
   96    06/15/13    23,328,962
   97    07/15/13    22,409,674
   98    08/15/13    21,566,780
   99    09/15/13    20,719,824
  100    10/15/13    19,788,366
  101    11/15/13    18,932,839
  102    12/15/13    17,993,046
  103    01/15/14    17,128,866
  104    02/15/14    16,260,521
  105    03/15/14    15,148,811
  106    04/15/14    14,270,923
  107    05/15/14    13,309,387
  108    06/15/14    12,422,633
  109    07/15/14     4,661,274
  110    08/15/14     3,779,099
  111    09/15/14     2,892,666
  112    10/15/14     1,924,232
  113    11/15/14     1,028,849
  114    12/15/14        51,711
  115    01/15/15             0

                                      D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN THE
PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                   June 22, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND

  Distributions on the Certificates in Respect of Prepayment Premiums

                                       2

                                        3

                                        4

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 117 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to
Wachovia Commercial Mortgage Securities, Inc.

                              ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                                       5

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the
Registration Statement may be obtained from the Public Reference Room of the
Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and
Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange
Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North
Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                                       6

                              SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust
                                 fund consisting primarily of any of the
                                 following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the
                                 following:

                                 o  multifamily and commercial mortgage loans,
                                    including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o  direct obligations of the United States or
                                    other government agencies; and

                                 o  a combination of the assets described above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless otherwise provided in the prospectus
                                 supplement, by any governmental agency or
                                 instrumentality or other person. The mortgage
                                 loans will be primarily secured by first or
                                 junior liens on, or security interests in fee
                                 simple, leasehold or a similar interest in, any
                                 of the following types of properties:

                                 o  residential properties consisting of five or
                                    more rental or cooperatively owned dwelling
                                    units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o  warehouse, mini-warehouse or self-storage
                                    facilities;

                                 o  mobile home parks;

                                       7

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be
                                 secured by an assignment of one or more leases
                                 of all or a portion of the related mortgaged
                                 properties. A significant or the sole source of
                                 payments on certain mortgage loans will be the
                                 rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that
                                 has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o  is floating based on one or more formulae or
                                    indices;

                                 o  may be converted from a floating to a fixed
                                    interest rate;

                                 o  may be converted from a fixed to a floating
                                    interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                 following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o  releases or substitutions of collateral,
                                    including defeasance thereof with direct
                                    obligations of the United States; and

                                 o  payment of a premium or a yield maintenance
                                    penalty in connection with a principal
                                    prepayment.

                                 Unless otherwise described in the prospectus
                                 supplement for a series of certificates:

                                 o  the mortgaged properties may be located in
                                    any one of the 50 states, the District of
                                    Columbia or the Commonwealth of Puerto Rico;

                                 o  all mortgage loans will have original terms
                                    to maturity of not more than 40 years;

                                 o  all mortgage loans will have individual
                                    principal balances at origination of not
                                    less than $100,000;

                                       8

                                 o  all mortgage loans will have been originated
                                    by persons other than the depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly, by
                                    the depositor on or before the date of
                                    initial issuance of the related series of
                                    certificates.

                                 Any commercial mortgage-backed securities
                                 included in a trust fund will evidence
                                 ownership interests in or be secured by
                                 mortgage loans similar to those described above
                                 and other mortgage-backed securities. Some
                                 commercial mortgage-backed securities included
                                 in a trust fund may be guaranteed or insured by
                                 an affiliate of the depositor, Freddie Mac,
                                 Fannie Mae, Ginnie Mae, Farmer Mac or any other
                                 person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. All payments and
                                 collections received or advanced with respect
                                 to the mortgage assets and other assets in the
                                 trust fund will be deposited into those
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and funds may be
                                 held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions
                                 on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  issurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o  other types of credit support described in
                                    the prospectus supplement and a combination
                                    of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange
                                 rate fluctuations on the underlying mortgage
                                 assets or on one or more classes of
                                 certificates and increase the likelihood of
                                 timely distributions on the certificates or
                                 such classes of certificates, as the case may
                                 be. The trust fund may include any of the
                                 following types of cash flow agreements:

                                 o  guaranteed investment contracts;

                                 o  interest rate swap or exchange contracts;

                                 o  interest rate cap or floor agreements;

                                 o  currency exchange agreements;

                                 o  yield supplement agreements; or

                                       9

                                 o  other types of similar agreements described
                                    in the prospectus supplement.

Pre-Funding Account;
  Capitalized Interest
  Account.....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional
                                 mortgage assets following a closing date for
                                 the related series of certificates. The amount
                                 on deposit in a pre-funding account will not
                                 exceed 25% of the pool balance of the trust
                                 fund as of the cut-off date on which the
                                 ownership of the mortgage loans and rights to
                                 payment thereon are deemed transferred to the
                                 trust fund, as specified in the related
                                 prospectus supplement. The depositor will
                                 select any additional mortgage assets using
                                 criteria that is substantially similar to the
                                 criteria used to select the mortgage assets
                                 included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit
                                 in a separate capitalized interest account. The
                                 depositor may use amounts on deposit in a
                                 capitalized interest account to supplement
                                 investment earnings, if any, of amounts on
                                 deposit in the pre-funding account, supplement
                                 interest collections of the trust fund, or such
                                 other purpose as specified in the prospectus
                                 supplement.

                                 Amounts on deposit in any pre-funding account
                                 or any capitalized interest account will be
                                 held in cash or invested in short-term
                                 investment grade obligations. Amounts remaining
                                 on deposit in any pre-funding account and any
                                 capitalized interest account after the end of
                                 the related pre-funding period will be
                                 distributed to certificateholders as described
                                 in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund. The offered certificates are the
                                 classes of certificates being offered to you
                                 pursuant to the prospectus supplement. The
                                 non-offered certificates are the classes of
                                 certificates not being offered to you pursuant
                                 to the prospectus supplement. Information on
                                 the non-offered certificates is being provided
                                 solely to assist you in your understanding of
                                 the offered certificates.

Distributions on
  Certificates................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 o  provide for the accrual of interest thereon
                                    based on fixed, variable or floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect
                                    to interest or principal distribution and
                                    the allocation of losses on the assets of
                                    the trust fund;

                                       10

                                 o  be entitled to principal distributions, with
                                    disproportionately low, nominal or no
                                    interest distributions;

                                 o  be entitled to interest distributions, with
                                    disproportionately low, nominal or no
                                    principal distributions;

                                 o  provide for distributions of principal or
                                    accrued interest only after the occurrence
                                    of certain events, such as the retirement of
                                    one or more other classes of certificates;

                                 o  provide for distributions of principal to be
                                    made at a rate that is faster or slower than
                                    the rate at which payments are received on
                                    the mortgage assets in the related trust
                                    fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment
                                    schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates
                                 of each series will accrue at the applicable
                                 pass-through rate on the outstanding
                                 certificate balance or notional amount.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and the prospectus supplement.

                                 The certificate balance of a certificate
                                 outstanding from time to time represents the
                                 maximum amount that the holder thereof is then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. Unless otherwise specified
                                 in the prospectus supplement, distributions of
                                 principal will be made on each distribution
                                 date to the class or classes of certificates
                                 entitled thereto until the certificate balance
                                 of such certificates is reduced to zero.
                                 Distributions of principal to any class of
                                 certificates will be made on a pro rata basis
                                 among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain
                                 advances with respect to delinquent scheduled
                                 payments and property related expenses which it
                                 deems recoverable. The trust fund may be
                                 charged interest for any advance. We will not
                                 have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only
                                 if that affiliate is acting as a servicer or
                                 master servicer for the related series of
                                 certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the
                                 related trust fund.

                                       11

Registration of Certificates..   One or more classes of the offered certificates
                                 may be initially represented by one or more
                                 certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so
                                 registered, you will not be entitled to receive
                                 a definitive certificate representing your
                                 interest except in the event that physical
                                 certificates are issued under the limited
                                 circumstances described in this prospectus and
                                 the prospectus supplement.

Tax Status of the
  Certificates................   The certificates of each series will constitute
                                 either:

                                 o  "regular interests" or "residual interests"
                                    in a trust fund treated as a "real estate
                                    mortgage investment conduit" under the
                                    Internal Revenue Code of 1986, as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions of
                                    the Internal Revenue Code of 1986, as
                                    amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement
                                 that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar
                                 federal, state or local law, or any person who
                                 proposes to use "plan assets" of any of these
                                 plans to acquire any offered certificates, you
                                 should carefully review with your legal counsel
                                 whether the purchase or holding of any offered
                                 certificates could give rise to transactions
                                 not permitted under these laws. The prospectus
                                 supplement will specify if investment in some
                                 certificates may require a representation that
                                 the investor is not (or is not investing on
                                 behalf of) a plan or similar arrangement or if
                                 other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" herein.

                                       12

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be
                                 rated lower than investment grade by one or
                                 more nationally recognized statistical rating
                                 agencies. A security rating is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to qualification, revision
                                 or withdrawal at any time by the assigning
                                 rating organization.

                                       13

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
  Certificates May Be
  Limited Because of Their
  Characteristics.............   You may not be able to resell your certificates
                                 and the value of your certificates may be less
                                 than you anticipated for a variety of reasons
                                 including:

                                 o  a secondary market for your certificates may
                                    not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o  the limited sources of information about the
                                    certificates other than that provided in
                                    this prospectus, the prospectus supplement
                                    and the monthly report to
                                    certificateholders.

The Assets of the Trust Fund
  May Not Be Sufficient to
  Pay Your Certificates.......   Unless otherwise specified in the prospectus
                                 supplement, neither the offered certificates of
                                 any series nor the mortgage assets in the
                                 related trust fund will be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. No offered certificate of any
                                 series will represent a claim against or
                                 security interest in the trust fund for any
                                 other series. Accordingly, if the related trust
                                 fund has insufficient assets to make payments
                                 on the certificates, there will be no other
                                 assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer,
                                 special servicer or other specified person may
                                 under certain circumstances withdraw some
                                 amounts on deposit in certain funds or accounts
                                 constituting part of a trust fund, including
                                 the certificate account and any accounts
                                 maintained as credit support, as described in
                                 the prospectus supplement. The trustee, master
                                 servicer, special servicer or other specified
                                 person may have the authority to make these
                                 withdrawals for purposes other than the payment
                                 of principal of or interest on the related
                                 series of certificates.

                                 The prospectus supplement for a series of
                                 certificates may provide for one or more
                                 classes of certificates that are subordinate to
                                 one or more other classes of certificates in
                                 entitlement to certain distributions on the
                                 certificates. On any distribution date in which
                                 the related trust fund has incurred losses or
                                 shortfalls in collections on the mortgage
                                 assets, the subordinate certificates initially
                                 will bear the amount of such losses or
                                 shortfalls and, thereafter, the remaining
                                 classes of certificates will bear the remaining
                                 amount of such losses or shortfalls. The
                                 priority, manner and limitations on the
                                 allocation of losses and shortfalls will be
                                 specified in the prospectus supplement.

                                       14

Prepayments and Repurchases
  of the Mortgage Assets Will
  Affect the Timing of Your
  Cash Flow and May Affect
  Your Yield..................   Prepayments (including those caused by defaults
                                 on the mortgage loans and repurchases for
                                 breach of representation or warranty) on the
                                 mortgage loans in a trust fund generally will
                                 result in a faster rate of principal payments
                                 on one or more classes of the related
                                 certificates than if payments on such mortgage
                                 assets were made as scheduled. Thus, the
                                 prepayment experience on the mortgage assets
                                 may affect the average life of each class of
                                 related certificates. The rate of principal
                                 payments on mortgage loans varies between pools
                                 and from time to time is influenced by a
                                 variety of economic, demographic, geographic,
                                 social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate
                                 of prepayments on the mortgage loans in any
                                 trust fund or that such rate will conform to
                                 any model described in this prospectus or in
                                 any prospectus supplement. As a result,
                                 depending on the anticipated rate of prepayment
                                 for the mortgage loans in any trust fund, the
                                 retirement of any class of certificates could
                                 occur significantly earlier or later than you
                                 expected.

                                 The rate of voluntary prepayments will also be
                                 affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment lock-out
                                    periods and prepayment premiums;

                                 o  then-current interest rates being charged on
                                    similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or
                                 more classes of certificates with entitlements
                                 to payments prior to other classes of
                                 certificates. As a result, yields on classes of
                                 certificates with a lower priority of payment,
                                 including classes of offered certificates, of
                                 such series may be more sensitive to
                                 prepayments on mortgage assets. A series of
                                 certificates may include one or more classes
                                 offered at a significant premium or discount.
                                 Yields on such classes of certificates will be
                                 sensitive, and in some cases extremely
                                 sensitive, to prepayments on mortgage assets
                                 and, where the amount of interest payable with
                                 respect to a class is disproportionately high,
                                 as compared to the amount of principal, a
                                 holder might, in some prepayment scenarios,
                                 fail to recoup its original investment.

                                 If a mortgage loan is in default, it may not be
                                 possible to collect a prepayment premium. No
                                 person will be required to pay any premium if a
                                 mortgage loan is repurchased for a breach of
                                 representation or warranty.

                                       15

                                 The yield on your certificates may be less than
                                 anticipated because:

                                 o  the prepayment premium or yield maintenance
                                    required under certain prepayment scenarios
                                    may not be enforceable in some states or
                                    under federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.

Optional Early Termination of
  the Trust Fund May Result
  in an Adverse Impact on
  Your Yield or May Result
  in a Loss...................   A series of certificates may be subject to
                                 optional early termination by means of the
                                 repurchase of the mortgage assets in the
                                 related trust fund. We cannot assure you that
                                 the proceeds from a sale of the mortgage assets
                                 will be sufficient to distribute the
                                 outstanding certificate balance plus accrued
                                 interest and any undistributed shortfalls in
                                 interest accrued on the certificates that are
                                 subject to the termination. Accordingly, the
                                 holders of such certificates may suffer an
                                 adverse impact on the overall yield on their
                                 certificates, may experience repayment of their
                                 investment at an unpredictable and inopportune
                                 time or may even incur a loss on their
                                 investment.

Ratings Do Not Guarantee
  Payment and Do Not Address
  Prepayment Risks............   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only
                                 its assessment of the likelihood that holders
                                 of certificates of such class will receive
                                 payments to which such certificateholders are
                                 entitled under the related pooling and
                                 servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on the
                                    related mortgage loans will be made;

                                 o  the degree to which the rate of prepayments
                                    on the related mortgage loans might differ
                                    from that originally anticipated;

                                 o  the likelihood of early optional termination
                                    of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or lower
                                    rate than anticipated by an investor may
                                    cause such investor to experience a lower
                                    than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup its
                                    initial investment under certain prepayment
                                    scenarios.

                                 The amount, type and nature of credit support,
                                 if any, provided with respect to a series of
                                 certificates will be determined on the basis of
                                 criteria established by each rating

                                       16

                                 agency rating classes of certificates of such
                                 series. Those criteria are sometimes based upon
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group. However, we
                                 cannot provide assurance that the historical
                                 data supporting any such actuarial analysis
                                 will accurately reflect future experience, or
                                 that the data derived from a large pool of
                                 mortgage loans will accurately predict the
                                 delinquency, foreclosure or loss experience of
                                 any particular pool of mortgage loans. In other
                                 cases, a rating agency may base their criteria
                                 upon determinations of the values of the
                                 mortgaged properties that provide security for
                                 the mortgage loans. However, we cannot provide
                                 assurance that those values will not decline in
                                 the future.

Unused Amounts in Pre-Funding
  Accounts May Be Returned to
  You as a Prepayment.........   The prospectus supplement will disclose when we
                                 are using a pre-funding account to purchase
                                 additional mortgage assets in connection with
                                 the issuance of certificates. Amounts on
                                 deposit in a pre-funding account that are not
                                 used to acquire additional mortgage assets by
                                 the end of the pre-funding period for a series
                                 of certificates may be distributed to holders
                                 of those certificates as a prepayment of
                                 principal, which may materially and adversely
                                 affect the yield on those certificates.

Additional Mortgage Assets
  Acquired in Connection with
  the Use of a Pre-Funding
  Account May Change the
  Aggregate Characteristics
  of a Trust Fund.............   Any additional mortgage assets acquired by a
                                 trust fund with funds in a pre-funding account
                                 may possess substantially different
                                 characteristics than the mortgage assets in the
                                 trust fund on the closing date for a series of
                                 certificates. Therefore, the aggregate
                                 characteristics of a trust fund following the
                                 pre-funding period may be substantially
                                 different than the characteristics of a trust
                                 fund on the closing date for that series of
                                 certificates.

Net Operating Income Produced
  by a Mortgaged Property May
  Be Inadequate to Repay the
  Mortgage Loans..............   The value of a mortgage loan secured by a
                                 multifamily or commercial property is directly
                                 related to the net operating income derived
                                 from that property because the ability of a
                                 borrower to repay a loan secured by an
                                 income-producing property typically depends
                                 primarily upon the successful operation of that
                                 property rather than upon the existence of
                                 independent income or assets of the borrower.
                                 The reduction in the net operating income of
                                 the property may impair the borrower's ability
                                 to repay the loan.

                                 Many of the mortgage loans included in a trust
                                 fund may be secured by liens on owner-occupied
                                 mortgaged properties or

                                       17

                                 on mortgaged properties leased to a single
                                 tenant. Accordingly, a decline in the financial
                                 condition of the borrower or single tenant may
                                 have a disproportionately greater affect on the
                                 net operating income from such mortgaged
                                 properties than would be the case with respect
                                 to mortgaged properties with multiple tenants.

Future Value of a Mortgaged
  Property and its Net
  Operating Income and Cash
  Flow Is Not Predictable.....   Commercial and multifamily property values and
                                 cash flows and net operating income from such
                                 mortgaged properties are volatile and may be
                                 insufficient to cover debt service on the
                                 related mortgage loan at any given time.
                                 Property value, cash flow and net operating
                                 income depend upon a number of factors,
                                 including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o  an oversupply of commercial or multifamily
                                    properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o  increases in interest rates, real estate tax
                                    rates and other operating expenses;

                                 o  changes in governmental rules, regulations
                                    and fiscal policies, including environmental
                                    legislation;

                                 o  perceptions by prospective tenants and, if
                                    applicable, their customers, of the safety,
                                    convenience, services and attractiveness of
                                    the property;

                                 o  the age, construction quality and design of
                                    a particular property;

                                 o  whether the mortgaged properties are readily
                                    convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
  Remedies Available
  Following a Mortgagor
  Default.....................   The mortgage loans will not be an obligation
                                 of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage
                                 insurer, or by the depositor, the originators,
                                 the master servicer, the special servicer, the
                                 trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund
                                 generally will be a nonrecourse loan. If there
                                 is a default (other than a default resulting
                                 from voluntary bankruptcy, fraud or willful
                                 misconduct) there will generally only be
                                 recourse against the specific mortgaged
                                 properties and other assets that have been
                                 pledged

                                       18

                                 to secure such mortgage loan. Even if a
                                 mortgage loan provides for recourse to a
                                 mortgagor or its affiliates, it is unlikely the
                                 trust fund ultimately could recover any amounts
                                 not covered by the mortgaged property.

Special Risks of Mortgage
  Loans Secured by
  Multifamily Properties......   Mortgage loans secured by multifamily
                                 properties may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Adverse economic conditions, either
                                 local, regional or national, may limit the
                                 amount of rent that a borrower may charge for
                                 rental units, and may result in a reduction in
                                 timely rent payments or a reduction in
                                 occupancy levels. Occupancy and rent levels may
                                 also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily rental
                                    properties, current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  the level of mortgage interest rates, which
                                    may encourage tenants in multifamily rental
                                    properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose rent limitations and may
                                    adversely affect the ability of the
                                    applicable borrowers to increase rents to
                                    maintain the mortgaged properties in proper
                                    condition during periods of rapid inflation
                                    or declining market value of the mortgaged
                                    properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose income restrictions on tenants
                                    and which may reduce the number of eligible
                                    tenants in such mortgaged properties and
                                    result in a reduction in occupancy rates
                                    applicable thereto; and

                                 o  the possibility that some eligible tenants
                                    may not find any differences in rents
                                    between subsidized or supported properties
                                    and other multifamily rental properties in
                                    the same area to be a sufficient economic
                                    incentive to reside at a subsidized or
                                    supported property, which may have fewer
                                    amenities or otherwise be less attractive as
                                    a residence.

                                 All of these conditions and events may increase
                                 the possibility that a borrower may be unable
                                 to meet its obligations under its mortgage
                                 loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to
                                 entry. Thus, a particular apartment market with
                                 historically low vacancies could experience
                                 substantial new construction, and a resultant
                                 oversupply of units, in a

                                       19

                                 relatively short period of time. Because
                                 multifamily apartment units are typically
                                 leased on a short-term basis, the tenants who
                                 reside in a particular project within such a
                                 market may easily move to alternative projects
                                 with more desirable amenities or locations.

Special Risks of Mortgage
  Loans Secured by Retail
  Properties..................   Mortgage loans secured by retail properties may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of retail
                                 properties are:

                                 o  the quality of the tenants; and

                                 o  the fundamental aspects of real estate such
                                    as location and market demographics.

                                 The correlation between the success of tenant
                                 businesses and property value is more direct
                                 with respect to retail properties than other
                                 types of commercial property because a
                                 significant component of the total rent paid by
                                 retail tenants is often tied to a percentage of
                                 gross sales. Significant tenants at a retail
                                 property play an important part in generating
                                 customer traffic and making a retail property a
                                 desirable location for other tenants at that
                                 property. Accordingly, retail properties may be
                                 adversely affected if a significant tenant
                                 ceases operations at those locations, which may
                                 occur on account of a voluntary decision not to
                                 renew a lease, bankruptcy or insolvency of the
                                 tenant, the tenant's general cessation of
                                 business activities or for other reasons. In
                                 addition, some tenants at retail properties may
                                 be entitled to terminate their leases or pay
                                 reduced rent if an anchor tenant ceases
                                 operations at the property. In those cases, we
                                 cannot provide assurance that any anchor
                                 tenants will continue to occupy space in the
                                 related shopping centers.

                                 Shopping centers, in general, are affected by
                                 the health of the retail industry. In addition,
                                 a shopping center may be adversely affected by
                                 the bankruptcy or decline in drawing power of
                                 an anchor tenant, the risk that an anchor
                                 tenant may vacate notwithstanding that tenant's
                                 continuing obligation to pay rent, a shift in
                                 consumer demand due to demographic changes (for
                                 example, population decreases or changes in
                                 average age or income) and/or changes in
                                 consumer preference (for example, to discount
                                 retailers).

                                 Unlike other income producing properties,
                                 retail properties also face competition from
                                 sources outside a given real estate market,
                                 such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                       20

                                 Continued growth of these alternative retail
                                 outlets (which are often characterized by lower
                                 operating costs) could adversely affect the
                                 rents collectible at the retail properties
                                 which secure mortgage loans in a trust fund.

Special Risks of Mortgage
  Loans Secured by
  Hospitality Properties......   Mortgage loans secured by hospitality
                                 properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Various factors
                                 affect the economic viability of a hospitality
                                 property, including:

                                 o  location, quality and franchise affiliation
                                    (or lack thereof);

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that a consumer is willing to pay for
                                    a room and may result in a reduction in
                                    occupancy levels;

                                 o  the construction of competing hospitality
                                    properties, which may result in a reduction
                                    in occupancy levels;

                                 o  the increased sensitivity of hospitality
                                    properties (relative to other commercial
                                    properties) to adverse economic conditions
                                    and competition, as hotel rooms generally
                                    are rented for short periods of time;

                                 o  the financial strength and capabilities of
                                    the owner and operator of a hospitality
                                    property, which may have a substantial
                                    impact on the property's quality of service
                                    and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be expected
                                    to cause periodic fluctuations in room and
                                    other revenues, occupancy levels, room rates
                                    and operating expenses.

                                 In addition, the successful operation of a
                                 hospitality property with a franchise
                                 affiliation may depend in part upon the
                                 strength of the franchisor, the public
                                 perception of the franchise service mark and
                                 the continued existence of any franchise
                                 license agreement. The transferability of a
                                 franchise license agreement may be restricted,
                                 and a lender or other person that acquires
                                 title to a hospitality property as a result of
                                 foreclosure may be unable to succeed to the
                                 borrower's rights under the franchise license
                                 agreement. Moreover, the transferability of a
                                 hospitality property's operating, liquor and
                                 other licenses upon a transfer of the
                                 hospitality property, whether through purchase
                                 or foreclosure, is subject to local law
                                 requirements and may not be transferable.

Special Risks of Mortgage
  Loans Secured by Office
  Buildings...................   Mortgage loans secured by office buildings may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of office
                                 buildings include:

                                 o  the quality of the tenants in the building;

                                       21

                                 o  the physical attributes of the building in
                                    relation to competing buildings; and

                                 o  the strength and stability of the market
                                    area as a desirable business location.

                                 An economic decline in the business operated by
                                 the tenants may adversely affect an office
                                 building. That risk is increased if revenue is
                                 dependent on a single tenant or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in the
                                 same market. Competition is affected by a
                                 property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite communications
                                    or other base building technological
                                    features).

                                 The success of an office building also depends
                                 on the local economy. A company's decision to
                                 locate office headquarters in a given area, for
                                 example, may be affected by such factors as
                                 labor cost and quality, tax environment and
                                 quality of life issues such as schools and
                                 cultural amenities. A central business district
                                 may have an economy which is markedly different
                                 from that of a suburb. The local economy and
                                 the financial condition of the owner will
                                 impact on an office building's ability to
                                 attract stable tenants on a consistent basis.
                                 In addition, the cost of refitting office space
                                 for a new tenant is often more costly than for
                                 other property types.

Special Risks of Mortgage
  Loans Secured by Warehouse
  and Self Storage
  Facilities..................   Mortgage loans secured by warehouse and storage
                                 facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. The storage facilities market contains
                                 low barriers to entry.

                                 Increased competition among self storage
                                 facilities may reduce income available to repay
                                 mortgage loans secured by a self storage
                                 facility. Furthermore, the inability of a
                                 borrower to police what is stored in a self
                                 storage facility due to privacy considerations
                                 may increase environmental risks.

                                       22

Special Risks of Mortgage
  Loans Secured by
  Healthcare-Related
  Properties..................   The mortgaged properties may include health
                                 care-related facilities, including senior
                                 housing, assisted living facilities, skilled
                                 nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own
                                    affairs and typically are couples whose
                                    children have left the home and at which the
                                    accommodations are usually apartment style;

                                 o  Assisted living facilities are typically
                                    single or double room occupancy,
                                    dormitory-style housing facilities which
                                    provide food service, cleaning and some
                                    personal care and with respect to which the
                                    tenants are able to medicate themselves but
                                    may require assistance with certain daily
                                    routines;

                                 o  Skilled nursing facilities provide services
                                    to post trauma and frail residents with
                                    limited mobility who require extensive
                                    medical treatment; and

                                 o  Acute care facilities generally consist of
                                    hospital and other facilities providing
                                    short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care facilities,
                                 skilled nursing facilities and some assisted
                                 living facilities, typically receive a
                                 substantial portion of their revenues from
                                 government reimbursement programs, primarily
                                 Medicaid and Medicare. Medicaid and Medicare
                                 are subject to statutory and regulatory
                                 changes, retroactive rate adjustments,
                                 administrative rulings, policy interpretations,
                                 delays by fiscal intermediaries and government
                                 funding restrictions. Moreover, governmental
                                 payors have employed cost-containment measures
                                 that limit payments to health care providers,
                                 and there exist various proposals for national
                                 health care reform that could further limit
                                 those payments. Accordingly, we cannot provide
                                 assurance that payments under government
                                 reimbursement programs will, in the future, be
                                 sufficient to fully reimburse the cost of
                                 caring for program beneficiaries. If those
                                 payments are insufficient, net operating income
                                 of health care-related facilities that receive
                                 revenues from those sources may decline, which
                                 consequently could have an adverse affect on
                                 the ability of the related borrowers to meet
                                 their obligations under any mortgage loans
                                 secured by health care-related facilities.

                                 Moreover, health care-related facilities are
                                 generally subject to federal and state laws
                                 that relate to the adequacy of medical care,
                                 distribution of pharmaceuticals, rate setting,
                                 equipment, personnel, operating policies and
                                 additions to facilities and services. In
                                 addition, facilities where such care or other
                                 medical services are provided are subject to
                                 periodic

                                       23

                                 inspection by governmental authorities to
                                 determine compliance with various standards
                                 necessary to continued licensing under state
                                 law and continued participation in the Medicaid
                                 and Medicare reimbursement programs.
                                 Furthermore, under applicable federal and state
                                 laws and regulations, Medicare and Medicaid
                                 reimbursements are generally not permitted to
                                 be made to any person other than the provider
                                 who actually furnished the related medical
                                 goods and services. Accordingly, in the event
                                 of foreclosure, the trustee, the master
                                 servicer, the special servicer or a subsequent
                                 lessee or operator of any health care-related
                                 facility securing a defaulted mortgage loan
                                 generally would not be entitled to obtain from
                                 federal or state governments any outstanding
                                 reimbursement payments relating to services
                                 furnished at such property prior to
                                 foreclosure. Any of the aforementioned events
                                 may adversely affect the ability of the related
                                 borrowers to meet their mortgage loan
                                 obligations.

                                 Providers of assisted living services are also
                                 subject to state licensing requirements in
                                 certain states. The failure of an operator to
                                 maintain or renew any required license or
                                 regulatory approval could prevent it from
                                 continuing operations at a health care-related
                                 facility or, if applicable, bar it from
                                 participation in government reimbursement
                                 programs. In the event of foreclosure, we
                                 cannot provide assurance that the trustee or
                                 any other purchaser at a foreclosure sale would
                                 be entitled to the rights under the licenses,
                                 and the trustee or other purchaser may have to
                                 apply in its own right for the applicable
                                 license. We cannot provide assurance that the
                                 trustee or other purchaser could obtain the
                                 applicable license or that the related
                                 mortgaged property would be adaptable to other
                                 uses.

                                 Government regulation applying specifically to
                                 acute care facilities, skilled nursing
                                 facilities and certain types of assisted living
                                 facilities includes health planning
                                 legislation, enacted by most states, intended,
                                 at least in part, to regulate the supply of
                                 nursing beds. The most common method of control
                                 is the requirement that a state authority first
                                 make a determination of need, evidenced by its
                                 issuance of a certificate of need, before a
                                 long-term care provider can establish a new
                                 facility, add beds to an existing facility or,
                                 in some states, take certain other actions (for
                                 example, acquire major medical equipment, make
                                 major capital expenditures, add services,
                                 refinance long-term debt, or transfer ownership
                                 of a facility). States also regulate nursing
                                 bed supply in other ways. For example, some
                                 states have imposed moratoria on the licensing
                                 of new beds, or on the certification of new
                                 Medicaid beds, or have discouraged the
                                 construction of new nursing facilities by
                                 limiting Medicaid reimbursements allocable to
                                 the cost of new construction and equipment. In
                                 general, a certificate of need is site specific
                                 and operator specific; it cannot be transferred
                                 from one site to another, or to another
                                 operator, without the approval of the
                                 appropriate state agency. Accordingly, in the
                                 case of foreclosure upon a mortgage loan

                                       24

                                 secured by a lien on a health care-related
                                 mortgaged property, the purchaser at
                                 foreclosure might be required to obtain a new
                                 certificate of need or an appropriate
                                 exemption. In addition, compliance by a
                                 purchaser with applicable regulations may in
                                 any case require the engagement of a new
                                 operator and the issuance of a new operating
                                 license. Upon a foreclosure, a state regulatory
                                 agency may be willing to expedite any necessary
                                 review and approval process to avoid
                                 interruption of care to a facility's residents,
                                 but we cannot provide assurance that any state
                                 regulatory agency will do so or that the state
                                 regulatory agency will issue any necessary
                                 licenses or approvals.

                                 Federal and state government "fraud and abuse"
                                 laws also apply to health care-related
                                 facilities. "Fraud and abuse" laws generally
                                 prohibit payment or fee-splitting arrangements
                                 between health care providers that are designed
                                 to induce or encourage the referral of patients
                                 to, or the recommendation of, a particular
                                 provider for medical products or services.
                                 Violation of these restrictions can result in
                                 license revocation, civil and criminal
                                 penalties, and exclusion from participation in
                                 Medicare or Medicaid programs. The state law
                                 restrictions in this area vary considerably
                                 from state to state. Moreover, the federal
                                 anti-kickback law includes broad language that
                                 potentially could be applied to a wide range of
                                 referral arrangements, and regulations designed
                                 to create "safe harbors" under the law provide
                                 only limited guidance. Accordingly, we cannot
                                 provide assurance that such laws will be
                                 interpreted in a manner consistent with the
                                 practices of the owners or operators of the
                                 health care-related mortgaged properties that
                                 are subject to those laws.

                                 The operators of health care-related facilities
                                 are likely to compete on a local and regional
                                 basis with others that operate similar
                                 facilities, some of which competitors may be
                                 better capitalized, may offer services not
                                 offered by such operators, or may be owned by
                                 non-profit organizations or government agencies
                                 supported by endowments, charitable
                                 contributions, tax revenues and other sources
                                 not available to such operators. The successful
                                 operation of a health care-related facility
                                 will generally depend upon:

                                 o  the number of competing facilities in the
                                    local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o  the types of services the facility provides;
                                    and

                                 o  where applicable, the quality of care and
                                    the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a competitive
                                 market may increase the likelihood of
                                 foreclosure on the related mortgage loan,
                                 possibly affecting the yield on one or more
                                 classes of the related series of offered
                                 certificates.

                                       25

Special Risks of Mortgage
  Loans Secured by Industrial
  and Mixed-Use Facilities....   Mortgage loans secured by industrial and
                                 mixed-use facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Significant factors determining the value
                                 of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both
                                 office properties and industrial properties,
                                 although industrial properties are more
                                 frequently dependent on a single tenant. In
                                 addition, properties used for many industrial
                                 purposes are more prone to environmental
                                 concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. Location is
                                 also important because an industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways and
                                 other distribution channels.

                                 Industrial properties may be adversely affected
                                 by reduced demand for industrial space
                                 occasioned by a decline in a particular
                                 industry segment (e.g. a decline in defense
                                 spending), and a particular industrial property
                                 that suited the needs of its original tenant
                                 may be difficult to relet to another tenant or
                                 may become functionally obsolete relative to
                                 newer properties.

Poor Property Management Will
  Adversely Affect the
  Performance of the Related
  Mortgaged Property..........   Each mortgaged property securing a mortgage
                                 loan which has been sold into a trust fund is
                                 managed by a property manager (which generally
                                 is an affiliate of the borrower) or by the
                                 borrower itself. The successful operation of a
                                 real estate project is largely dependent on the
                                 performance and viability of the management of
                                 such project. The property manager is
                                 responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels of
                                    rent payments and advising the borrowers so
                                    that maintenance and capital improvements
                                    can be carried out in a timely fashion.

                                       26

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In addition,
                                 the property managers are usually operating
                                 companies and unlike limited purpose entities,
                                 may not be restricted from incurring debt and
                                 other liabilities in the ordinary course of
                                 business or otherwise. There can be no
                                 assurance that the property managers will at
                                 all times be in a financial condition to
                                 continue to fulfill their management
                                 responsibilities under the related management
                                 agreements throughout the terms of those
                                 agreements.

Balloon Payments on Mortgage
  Loans Result in Heightened
  Risk of Borrower Default....   Some of the mortgage loans included in a trust
                                 fund may not be fully amortizing (or may not
                                 amortize at all) over their terms to maturity
                                 and, thus, will require substantial principal
                                 payments (that is, balloon payments) at their
                                 stated maturity. Mortgage loans of this type
                                 involve a greater degree of risk than
                                 self-amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 will depend upon either:

                                 o  its ability to fully refinance the loan; or

                                 o  its ability to sell the related mortgaged
                                    property at a price sufficient to permit the
                                    borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                 o  the value of the related mortgaged property;

                                 o  the level of available mortgage interest
                                    rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o  rent control laws (with respect to certain
                                    residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions; and

                                 o  the availability of credit for loans secured
                                    by commercial or multifamily, as the case
                                    may be, real properties generally.

                                       27

The Servicer Will Have
  Discretion to Handle or
  Avoid Obligor Defaults in a
  Manner Which May Be Adverse
  to Your Interests...........   If and to the extent specified in the
                                 prospectus supplement defaulted mortgage loans
                                 exist or are imminent, in order to maximize
                                 recoveries on defaulted mortgage loans, the
                                 related pooling and servicing agreement will
                                 permit (within prescribed limits) the master
                                 servicer or a special servicer to extend and
                                 modify mortgage loans that are in default or as
                                 to which a payment default is imminent. While
                                 the related pooling and servicing agreement
                                 generally will require a master servicer to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, we cannot provide assurance that
                                 any such extension or modification will in fact
                                 increase the present value of receipts from or
                                 proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from or proceeds of such mortgage
                                 loans that would otherwise be payable to the
                                 certificateholders.

Proceeds Received upon
  Foreclosure of Mortgage
  Loans Secured Primarily by
  Junior Mortgages May Result
  in Losses...................   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included
                                 in a trust fund may be secured primarily by
                                 junior mortgages. When liquidated, mortgage
                                 loans secured by junior mortgages are entitled
                                 to satisfaction from proceeds that remain from
                                 the sale of the related mortgaged property
                                 after the mortgage loans senior to such
                                 mortgage loans have been satisfied. If there
                                 are insufficient funds to satisfy both the
                                 junior mortgage loans and senior mortgage
                                 loans, the junior mortgage loans would suffer a
                                 loss and, accordingly, one or more classes of
                                 certificates would bear such loss. Therefore,
                                 any risks of deficiencies associated with first
                                 mortgage loans will be greater with respect to
                                 junior mortgage loans.

Credit Support May Not Cover
  Losses or Risks Which Could
  Adversely Affect Payment on
  Your Certificates...........   The prospectus supplement for the offered
                                 certificates of each series will describe any
                                 credit support provided with respect to those
                                 certificates. Use of credit support will be
                                 subject to the conditions and limitations
                                 described in this prospectus and in the related
                                 prospectus supplement. Moreover, credit support
                                 may not cover all potential losses or risks;
                                 for example, credit support may or may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates (which
                                 may include offered certificates), if so
                                 provided in the prospectus supplement. Although
                                 subordination is intended to reduce the risk to
                                 holders of

                                       28

                                 senior certificates of delinquent distributions
                                 or ultimate losses, the amount of subordination
                                 will be limited and may decline under certain
                                 circumstances. In addition, if principal
                                 payments on one or more classes of certificates
                                 of a series are made in a specified order of
                                 priority, any limits with respect to the
                                 aggregate amount of claims under any related
                                 credit support may be exhausted before the
                                 principal of the lower priority classes of
                                 certificates of such series has been fully
                                 repaid. As a result, the impact of losses and
                                 shortfalls experienced with respect to the
                                 mortgage assets may fall primarily upon those
                                 classes of certificates having a lower priority
                                 of payment. Moreover, if a form of credit
                                 support covers more than one series of
                                 certificates, holders of certificates of one
                                 series will be subject to the risk that such
                                 credit support will be exhausted by the claims
                                 of the holders of certificates of one or more
                                 other series.

                                 Regardless of the form of credit enhancement
                                 provided, the amount of coverage will be
                                 limited in amount and in most cases will be
                                 subject to periodic reduction in accordance
                                 with a schedule or formula. The master servicer
                                 will generally be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates if the applicable rating agency
                                 indicates that the then-current rating of those
                                 certificates will not be adversely affected.
                                 The rating of any series of certificates by any
                                 applicable rating agency may be lowered
                                 following the initial issuance of those
                                 certificates as a result of the downgrading of
                                 the obligations of any applicable credit
                                 support provider, or as a result of losses on
                                 the related mortgage assets substantially in
                                 excess of the levels contemplated by that
                                 rating agency at the time of its initial rating
                                 analysis. None of the depositor, the master
                                 servicer or any of our or the master servicer's
                                 affiliates will have any obligation to replace
                                 or supplement any credit enhancement, or to
                                 take any other action to maintain any rating of
                                 any series of certificates.

Mortgagors of Commercial
  Mortgage Loans Are
  Sophisticated and May Take
  Actions Adverse to Your
  Interests...................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks
                                 of loss from delinquency and foreclosure that
                                 are greater than those of mortgage loans made
                                 to individuals. The mortgagor's sophistication
                                 and form of organization may increase the
                                 likelihood of protracted litigation or
                                 bankruptcy in default situations.

Some Actions Allowed by the
  Mortgage May Be Limited
  by Law......................   Mortgages securing mortgage loans included in a
                                 trust fund may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages securing mortgage
                                 loans included in a trust fund may also include
                                 a

                                       29

                                 debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are not always enforceable. The courts
                                 of all states will enforce clauses providing
                                 for acceleration in the event of a material
                                 payment default. The equity courts of any
                                 state, however, may refuse the foreclosure of a
                                 mortgage or deed of trust when an acceleration
                                 of the indebtedness would be inequitable or
                                 unjust or the circumstances would render the
                                 acceleration unconscionable.

Assignment of Leases and
  Rents to Provide Further
  Security for Mortgage Loans
  Poses Special Risks.........   The mortgage loans included in any trust fund
                                 typically will be secured by an assignment of
                                 leases and rents pursuant to which the borrower
                                 assigns to the lender its right, title and
                                 interest as landlord under the leases of the
                                 related mortgaged property, and the income
                                 derived therefrom, as further security for the
                                 related mortgage loan, while retaining a
                                 license to collect rents for so long as there
                                 is no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. Some state laws may require
                                 that the lender take possession of the
                                 mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition,
                                 bankruptcy or the commencement of similar
                                 proceedings by or in respect of the borrower
                                 may adversely affect the lender's ability to
                                 collect the rents.

Inclusion in a Trust Fund of
  Delinquent Mortgage Loans
  May Adversely  Affect the
  Rate of Defaults and
  Prepayments on the Mortgage
  Loans.......................   If so provided in the prospectus supplement,
                                 the trust fund for a series of certificates may
                                 include mortgage loans that are delinquent as
                                 of the date they are deposited in the trust
                                 fund. A mortgage loan will be considered
                                 "delinquent" if it is 30 days or more past its
                                 most recently contractual scheduled payment
                                 date in payment of all amounts due according to
                                 its terms. In any event, at the time of its
                                 creation, the trust fund will not include
                                 delinquent loans which by principal amount are
                                 more than 20% of the aggregate principal amount
                                 of all mortgage loans in the trust fund. If so
                                 specified in the prospectus supplement, the
                                 servicing of such mortgage loans will be
                                 performed by a special servicer.

                                 Credit support provided with respect to a
                                 series of certificates may not cover all losses
                                 related to delinquent mortgage loans, and
                                 investors should consider the risk that the
                                 inclusion of such mortgage loans in the trust
                                 fund may adversely affect the rate of defaults
                                 and prepayments on the mortgage loans in the
                                 trust fund and the yield on the offered
                                 certificates of such series.

                                       30

Environmental Liability May
  Affect the Lien on a
  Mortgaged Property and
  Expose the Lender to Costs..   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, that lien has priority over an
                                 existing mortgage lien on a property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or
                                 "operator," for costs of addressing releases or
                                 threatened releases of hazardous substances at
                                 a property, if agents or employees of the
                                 lender have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by the borrower. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. In addition, liabilities imposed upon
                                 a borrower by CERCLA or other environmental
                                 laws may adversely affect a borrower's ability
                                 to repay a loan. If a trust fund includes
                                 mortgage loans and the prospectus supplement
                                 does not otherwise specify, the related pooling
                                 and servicing agreement will contain provisions
                                 generally to the effect that the master
                                 servicer, acting on behalf of the trust fund,
                                 may not acquire title to a mortgaged property
                                 or assume control of its operation unless the
                                 master servicer, based upon a report prepared
                                 by a person who regularly conducts
                                 environmental site assessments, has made the
                                 determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs
                                 associated with remediation of hazardous
                                 substances, but we cannot provide assurance in
                                 a given case that those risks can be eliminated
                                 entirely. In addition, it is likely that any
                                 recourse against the person preparing the
                                 environmental report, and such person's ability
                                 to satisfy a judgment, will be limited.

One Action Jurisdiction May
  Limit the Ability of the
  Special Servicer to
  Foreclose on a Mortgaged
  Property....................   Several states (including California) have laws
                                 that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. The special servicer may need
                                 to obtain advice of counsel prior to enforcing
                                 any of the trust fund's rights under any of the
                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the special servicer may be required to
                                 foreclose first on properties located in states
                                 where "one action" rules apply (and where
                                 non-judicial foreclosure is permitted) before
                                 foreclosing on properties located in states
                                 where judicial foreclosure is the only
                                 permitted method of foreclosure.

                                       31

Rights Against Tenants May Be
  Limited if Leases Are Not
  Subordinate to the Mortgage
  or Do Not Contain
  Attornment Provisions.......   Some of the tenant leases contain provisions
                                 that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a
                                 successor owner of the property following
                                 foreclosure. Some of the leases may be either
                                 subordinate to the liens created by the
                                 mortgage loans or else contain a provision that
                                 requires the tenant to subordinate the lease if
                                 the mortgagee agrees to enter into a
                                 non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain
                                 attornment provisions, such leases may
                                 terminate upon the transfer of the property to
                                 a foreclosing lender or purchaser at
                                 foreclosure. Accordingly, in the case of the
                                 foreclosure of a mortgaged property located in
                                 such a state and leased to one or more
                                 desirable tenants under leases that do not
                                 contain attornment provisions, such mortgaged
                                 property could experience a further decline in
                                 value if such tenants' leases were terminated
                                 (e.g., if such tenants were paying above-market
                                 rents).

                                 If a lease is senior to a mortgage, the lender
                                 will not (unless it has otherwise agreed with
                                 the tenant) possess the right to dispossess the
                                 tenant upon foreclosure of the property, and if
                                 the lease contains provisions inconsistent with
                                 the mortgage (e.g., provisions relating to
                                 application of insurance proceeds or
                                 condemnation awards), the provisions of the
                                 lease will take precedence over the provisions
                                 of the mortgage.

If Mortgaged Properties Are
  Not in Compliance With
  Current Zoning Laws, You
  May Not Be Able to Restore
  Compliance Following a
  Casualty Loss...............   Due to changes in applicable building and
                                 zoning ordinances and codes which have come
                                 into effect after the construction of
                                 improvements on certain of the mortgaged
                                 properties, some improvements may not comply
                                 fully with current zoning laws (including
                                 density, use, parking and set-back
                                 requirements) but may qualify as permitted
                                 non-confirming uses. Such changes may limit the
                                 ability of the related mortgagor to rebuild the
                                 premises "as is" in the event of a substantial
                                 casualty loss. Such limitations may adversely
                                 affect the ability of the mortgagor to meet its
                                 mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay
                                 off such mortgage loan in full. In addition, if
                                 the mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

                                       32

Inspections of the Mortgaged
  Properties Were Limited.....   The mortgaged properties were inspected by
                                 licensed engineers in connection with the
                                 origination of the mortgage loans to assess the
                                 structure, exterior walls, roofing interior
                                 construction, mechanical and electrical systems
                                 and general condition of the site, buildings
                                 and other improvements located on the mortgaged
                                 properties. We cannot provide assurance that
                                 all conditions requiring repair or replacement
                                 have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the
                                 mortgagors or their affiliates relating to the
                                 business, or arising out of the ordinary course
                                 of business, of the mortgagors and their
                                 affiliates. We cannot provide assurance that
                                 such litigation will not have a material
                                 adverse effect on the distributions to you on
                                 your certificates.

                                       33

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See
"Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents."
Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata

                                       34

share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A
"credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases
(other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt
Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i)
the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net
Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover

                                       35

debt service on the mortgage loan at any given time. An insufficiency of Net
Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method
(recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from

                                       36

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income
Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans"
and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower
Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv)
may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated
maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off
Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date)
of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii)
the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants

                                       37

of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the
United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii)
certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or
Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the CMBS will be made by the CMBS servicer or the
CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated
maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the
CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage
Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities
Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the
Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

                                       38

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable)
and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not
Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates"
and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the
Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk
Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a
Prepayment."

                                       39

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and
Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and
May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees)
may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.
See "Description of the Pooling and Servicing Agreements--Servicing Compensation
and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal

                                       40

balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of
Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies
(e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest
Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of
Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal
Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped
Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any

                                       41

trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the

                                       42

sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.
Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their

                                       43

terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect

                                       44

of the certificates of any series on any distribution date that represent (i)
interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                  THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North
Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte,
North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia
Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte,
North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       45

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as
Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a
Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of
Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics," and "--The Assets of the Trust Fund
May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided

                                       46

in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class
(other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the
Available Distribution Amount allocable to such class on such distribution date.
Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates),
Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period
(generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the certificate balance of)
one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield
Considerations--Shortfalls in Collections of Interest Resulting from
Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will
Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield
Considerations."

                                       47

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual
Certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in

                                       48

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the
Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

                                       49

          (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

          (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

          (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

          (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

          (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund
     (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

          (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B)
     the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

          (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby)
     immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

          (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

          (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

          (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the

                                       50

calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See
"Description of the Pooling and Servicing Agreements--Events of Default,"
"--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i)
the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or

                                       51

certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and
the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction.
Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited.
The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in
"street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC,

                                       52

and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the
DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement.
In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.
However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term
"certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans

                                       53

to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;
the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt
Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof)
with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the

                                       54

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.
However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

                                       55

          (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

          (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

          (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
     (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

          (v) any advances made as described under "Description of the
     Certificate--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under
     "--Assignment of Mortgage Assets; Repurchases" and "--Representations and
     Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization
     Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the
     Certificates--Termination;"

          (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

          (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

          (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

          (i) to make distributions to the certificateholders on each distribution date;

          (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified

                                       56

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

          (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

          (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity
     (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization
     Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

          (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under
     "--Certain Matters Regarding the Trustee;"

          (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
     Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited
     Transactions Tax and Other Taxes;"

                                       57

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

          (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

          (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

          (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of
Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.
A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.
See "--Certificate Account" and "--Servicing Compensation and Payment of
Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or

                                       58

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and
Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless

                                       59

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and
     Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.
Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy
(except for amounts to be applied to the restoration or repair of the

                                       60

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of
Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of

                                       61

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting
from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for
Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,

                                       62

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.
However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than
25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less

                                       63

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment
(other than an amendment for the purpose specified in clause (iv) above) may not
(as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51%
(or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

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LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.
As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and

                                       65

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk
Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely
Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

                                       67

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and
Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.
However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the

                                       68

types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any
CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans--Leases." For purposes of the following discussion,
"mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.
The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.
However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At

                                       69

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See
"--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform
Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such

                                       70

tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii)
arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.
The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See
"--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state

                                       71

law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.
Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all

                                       72

parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.
In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real

                                       74

property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will

                                       75

recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

                                       76

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%
of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise

                                       77

accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"

                                       78

of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.
However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender
Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA,
(2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or
(4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

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     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

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material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such

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as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the
OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

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     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the
Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are
advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i)
REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the
"REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a
REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all
"regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham &
Taft LLP, counsel to the depositor, that upon the issuance of each series of
REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for

                                       84

federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of
"regular interests" ("REMIC Regular Certificates") or "residual interests"
("REMIC Residual Certificates") under the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a
REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95%
or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the
REMIC Regular Certificates and income allocated to the class of REMIC Residual
Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC
Regular Certificates will be "qualified mortgages" within the meaning of section
860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.
The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered
REMICs, respectively, will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under

                                       85

section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6)
of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the
OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than
"qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a
"qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC
Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated
interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular
Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated
interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

                                       86

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption)
by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID
Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC
Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" for a description of such election under the OID
Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the
REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular
Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular
Certificate in prior accrual periods of amounts included in the stated
redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such

                                       87

cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular
Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID
Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee

                                       88

report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o    in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o    in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC
Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market
Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular
Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and

                                       89

that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section
1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the
REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular
Certificate is held as a capital asset within the meaning of section 1221 of the
Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular
          Certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Foreign Investors in REMIC Regular Certificates. A REMIC Regular
Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect

                                       90

connection to the United States in addition to its ownership of a REMIC Regular
Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements
(including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder). For these purposes,
"U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes)
          created or organized in, or under the laws of, the United States, any
          State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o    an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular
Certificate that is held by:

     o    a REMIC Residual Certificateholder that owns directly or indirectly a
          10% or greater interest in the REMIC Residual Certificates; or

     o    to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United
          States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a
REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.
However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual
Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention

                                       91

unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual
Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the
REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual
Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions,"
residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return.

     On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and
863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

     Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section
1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the
General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual
Certificates constitutes a method of accounting for purposes of Internal Revenue
Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual
Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

                                       92

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The
Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee
Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC
Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." If one or more classes of REMIC
Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September
27, 1985. Instead, premium on such

                                       93

a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular
Certificates equal to the deductions that would be allowed if the REMIC Regular
Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular
Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC
Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual
Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such

                                       94

distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC
Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Residual Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     o    the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o    the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
          Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased
(but not below zero) by any distributions made with respect to such REMIC
Residual Certificate before the beginning of such quarter. The issue price of a
REMIC Residual Certificate is the initial offering price to the public
(excluding bond houses and brokers) at which a substantial amount of the REMIC
Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o    will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign
          Investors in REMIC Residual Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual
Certificateholder. First, alternative minimum taxable income for a REMIC
Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions.
Second, a REMIC Residual

                                       95

Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable
Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person.
Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a
"safe harbor" against ignoring the transfer. Either:

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee;
or

          (b) the following requirements are satisfied:

               (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                                       96

               (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual
Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations;
provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a
REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess of the individual's adjusted gross income over such amount; and

     o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a
REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sale of REMIC Residual Certificates. If a REMIC Residual Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the

                                       97

sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under
"--Basis Rules, Net Losses and Distributions. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC
Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a
"conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

     In addition, gain or loss recognized from the sale of a REMIC Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a
"taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the
"wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan;

     o    the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o    gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

                                       98

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o    the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC
          Residual Certificate for periods after the transfer; and

     o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available.
Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual
Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as
          instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the
          Code);

     o    any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code.

                                       99

In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular
Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC
Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual
Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual
Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the
REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No
REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

                                      100

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30% after 2010)
if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC Residual Certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

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     o    assets described in section 7701(a)(19)(C) of the Code;

     o    "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the
          Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the
Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets"
within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through
of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the
"stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain
"safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation.
The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of

                                      102

section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued
(based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated
interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted

                                      103

for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a
"qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

                                      104

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust
Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that

                                      105

has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates-- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular
Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply."
Further, under the rules described in "--Taxation of Owners of REMIC Regular
Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See

                                      106

"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."
It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6)
applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption.
However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

                                      107

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced
(but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction"
within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of
Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC
Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular
Certificates in "--Taxation of Owners of REMIC Regular Certificates--Foreign
Investors in REMIC Regular Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise

                                      108

disclosed in the related prospectus supplement, be eligible for exemption from
United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after
July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to
non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of such certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      109

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not
"significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA
Considerations,"

                                      110

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of
Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard
& Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc.
("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the
Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s)
in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities and Exchange Commission under the
Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii)
the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.
Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of
Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

                                      111

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii)
the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for
the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i)
such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than
25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the
"Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from
Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class
Exemption, relief may be available to certain insurance company general accounts, which support

                                      112

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor"
as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited
Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of
Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA
Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds)
created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to

                                      113

Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as
"mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and
"residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities" and
Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or

                                      114

prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia
Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital
Markets, LLC elects to purchase offered certificates as principal, Wachovia
Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

                                      115

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by
Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest
Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

                                      116

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped
Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans
(including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                      117

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                      118

     The file "WBCMT 2005-C19 Prospectus Annexes A1-5.xls", which is a Microsoft
Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available
Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2005-C19
Prospectus Annexes A1-5.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file
"WBCMT 2005-C19 Prospectus Annexes A1-5.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C19 Prospectus Annexes A1-5.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule"
or "A-1A Loan and Property Schedule" or "A-1B Loan and Property Schedule" or
"A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant
Schedule" or "A-5 Crossed Collateralized Pool", respectively.

*    Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     UNTIL SEPTEMBER 30, 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

                                   ----------

                                                                            PAGE
                                                                           -----
                              PROSPECTUS SUPPLEMENT

ANNEX A-1A..............................................................    A-1A
ANNEX A-1B..............................................................    A-1B

                                   PROSPECTUS

                                 $1,358,675,000
                                  (APPROXIMATE)

                               WACHOVIA COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2005-C19

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                               WACHOVIA SECURITIES

                                    CITIGROUP

                           CREDIT SUISSE FIRST BOSTON

                                  JUNE 22, 2005

================================================================================